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DFB HEALTHCARE ACQUISITIONS CORP. INDEX TO FINANCIAL STATEMENTS

VERUS HEALTHCARE, INC. AND SUBSIDIARIES Table of Contents
PPS HME HOLDINGS LLC AND SUBSIDIARIES Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

DFB Healthcare Acquisitions Corp.
(Name of Registrant as Specified In Its Charter)
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PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF THE 2019 ANNUAL MEETING OF
STOCKHOLDERS OF DFB HEALTHCARE ACQUISITIONS CORP.

Dear Stockholders of DFB Healthcare Acquisitions Corp.:

        You are cordially invited to attend a special meeting in lieu of the 2019 annual meeting (the "special meeting") of stockholders of DFB Healthcare Acquisitions Corp. ("DFB," "we," "our" or "us"). At the special meeting, DFB stockholders will be asked to consider and vote on:

  1.
  a proposal (the "Business Combination Proposal") to approve and adopt the Merger Agreement, dated as of July 8, 2019 (as amended on October 15, 2019 and as may be further amended from time to time, the "Merger Agreement"), by and among DFB, DFB Merger Sub LLC ("Merger Sub"), AdaptHealth Holdings LLC ("AdaptHealth Holdings"), certain owners of equity interests in AdaptHealth Holdings (the "Blocker Companies") and, solely for the purposes specified therein, AdaptHealth Holdings Unitholders' Representative named therein, and the transactions contemplated thereby, pursuant to which DFB will acquire a majority, expected to be approximately 65%, of the economic and voting interests of AdaptHealth Holdings through a series of transactions (collectively, the "Business Combination") including:

  •
  the merger of each of the Blocker Companies with and into DFB, with DFB surviving (the "Blocker Mergers");

  •
  the merger of Merger Sub with and into AdaptHealth Holdings, with AdaptHealth Holdings surviving (the "AdaptHealth Merger"); and

  •
  the contribution by DFB (the "DFB Contribution") to AdaptHealth Holdings of all of its available funds (other than cash used to pay certain transaction expenses of DFB) in exchange for equity interests in AdaptHealth Holdings;

  2.
  a proposal (the "Charter Proposal") to approve the amendment of DFB's Amended and Restated Certificate of Incorporation (the "Charter"), including five sub-proposals to:

  •
  change DFB's name to "AdaptHealth Corp.";

  •
  create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB;

  •
  increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB's preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000;

  •
  change DFB's classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and

  •
  make certain other changes to the Charter, including the elimination of certain provisions related to our Initial Business Combination (as defined in this proxy statement) that will no longer be relevant following the closing of the Business Combination (the "Closing");

  3.
  a proposal (the "Nasdaq Proposal") to approve, in connection with the Business Combination, for purposes of complying with applicable listing rules of The Nasdaq Capital Market ("Nasdaq"):

  •
  the issuance, pursuant to the Merger Agreement, of (i) shares of Class A Common Stock to the Blocker Sellers (as defined in this proxy statement) in the Blocker Mergers, (ii) shares of Class B Common Stock to the Non-Blocker AdaptHealth Members (as defined in this proxy statement) in the AdaptHealth Merger, with the combined number of such shares of Class A Common Stock and Class B Common Stock being up to 51,500,000 and (iii) up to 3,000,000 shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members as Contingent Consideration (as defined in this proxy statement);

    •
    the issuance, in a private placement to be consummated concurrently with the Closing, of up to 12,500,000 shares of Class A Common Stock pursuant to the terms of the Amended and Restated Subscription Agreement, dated as of October 15, 2019, among DFB, Deerfield Private Design Fund IV, L.P. ("Deerfield") and RAB Ventures (DFB) LLC; and

    •
    the issuance of a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock issued in connection with the Business Combination pursuant to the Merger Agreement, which shares of Class A Common Stock will be issuable to the holders of such shares of Class B Common Stock in connection with the future exchange of their New AdaptHealth Units and shares of Class B Common Stock in accordance with the Exchange Agreement to be entered into in connection with the Closing;

  4.
  a proposal (the "2019 Plan Proposal") to approve and adopt the AdaptHealth Corp. 2019 Stock Incentive Plan (the "2019 Plan") and the material terms thereunder;

  5.
  a proposal (the "2019 ESPP Proposal") to approve and adopt the AdaptHealth Corp. 2019 Employee Stock Purchase Plan (the "2019 ESPP") and the material terms thereunder;

  6.
  a proposal (the "Director Election Proposal") to elect, effective at the Closing, seven directors to serve staggered terms on our board of directors until the 2020, 2021 and 2022 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified; and

  7.
  a proposal (the "Adjournment Proposal" and, together with the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Director Election Proposal, the "Proposals") to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and/or the Director Election Proposal.

        Each of the Proposals is more fully described in this proxy statement, which each DFB stockholder is encouraged to review carefully.

        DFB's equity securities trade on Nasdaq. Each of DFB's units consists of one share of Common Stock and one-third of one redeemable warrant and trades under the symbol "DFBHU." DFB's Common Stock and public warrants trade under the symbols "DFBH" and "DFBHW," respectively. Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The units that have not previously been separated at the election of holders will automatically separate into the component securities upon the Closing and, as a result, will no longer trade as a separate security. In connection with the Closing, our name will be changed from "DFB Healthcare Acquisitions Corp." to "AdaptHealth Corp." We have applied to continue the listing of our Class A Common Stock and public warrants on Nasdaq under the symbols "AHCO" and "AHCOW," respectively.

        Pursuant to our Charter, we are providing the holders of shares of Common Stock originally sold as part of the units issued in our initial public offering, which closed on February 21, 2018 (the "IPO" and such holders, the "public stockholders"), with the opportunity to redeem, upon the Closing, shares of Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the "Trust Account") that holds the proceeds (including interest not previously released to us to pay our franchise and income taxes and up to $250,000 annually to fund working capital requirements) from the IPO and a concurrent private placement of warrants to Deerfield/RAB Ventures, LLC (our "Sponsor"). For illustrative purposes, based on the fair value of marketable securities and cash held in the Trust Account as of June 30, 2019 of approximately $254.9 million, the estimated per share redemption price would have been approximately $10.19.

        Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. Notwithstanding the foregoing, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to more than 15% of the shares of Common Stock included in the units sold in our IPO, which we refer to as the "15% threshold." Accordingly, all such shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Holders of DFB's outstanding public warrants sold in the IPO do not have redemption rights in connection with the Business Combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the Closing with respect to any shares of Common Stock they may hold, including the shares of Common Stock initially purchased by our Sponsor in a private placement prior to our IPO (the "founder shares"), and Deerfield has agreed not to redeem any public shares owned by it in connection with the Closing. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price. As of the date of this proxy statement, our Sponsor, officers and directors and Deerfield collectively own 8,780,000 shares of Common Stock, representing approximately 28% of the outstanding shares of Common Stock. Our Sponsor, officers and directors have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. In addition, Deerfield has agreed to vote the 2,500,000 shares of Common Stock owned by it in favor of each of the Proposals.

        DFB is providing this proxy statement and the accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the special meeting and any adjournments or postponements thereof, if applicable. Your vote is very important. Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay.

        We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption "Risk Factors" beginning on page 44 of this proxy statement.

        Our board of directors recommends that DFB stockholders vote FOR each of the Proposals. When you consider the recommendation of DFB's board of directors in favor of each of the Proposals, you should keep in mind that DFB's directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled "Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination."

        Approval of each of the Business Combination Proposal and the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting. Approval of each of the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting. Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the Proposals presented at the special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal, the Director Election Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Business Combination Proposal and the Charter Proposal. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE DFB REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO DFB'S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY'S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Thank you for your consideration of these matters.

Sincerely,
Richard A. Barasch Chief Executive Officer and Chairman DFB Healthcare Acquisitions Corp.

        Whether or not you plan to attend the special meeting, please submit your proxy by signing, dating and mailing the enclosed proxy card in the pre-addressed postage-paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person, you must obtain a proxy from your broker or bank.

        Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

        This proxy statement is dated October 23, 2019 and is first being mailed to DFB stockholders on or about October 25, 2019.

DFB HEALTHCARE ACQUISITIONS CORP.
780 Third Avenue
New York, NY 10017

NOTICE OF SPECIAL MEETING IN LIEU OF 2019 ANNUAL MEETING OF STOCKHOLDERS
OF DFB HEALTHCARE ACQUISITIONS CORP.

To Be Held On November 7, 2019

        To the Stockholders of DFB Healthcare Acquisitions Corp.:

        NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2019 annual meeting (the "special meeting") of stockholders of DFB Healthcare Acquisitions Corp. ("DFB," "we," "our" or "us") will be held at 11 a.m., local time, on November 7, 2019, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166, for the following purposes:

  1.
  The "Business Combination Proposal"—to approve and adopt the Merger Agreement, dated as of July 8, 2019 (as amended on October 15, 2019 and as may be further amended from time to time, the "Merger Agreement"), by and among DFB, DFB Merger Sub LLC ("Merger Sub"), AdaptHealth Holdings LLC ("AdaptHealth Holdings"), certain owners of equity interests in AdaptHealth Holdings (the "Blocker Companies") and, solely for the purposes specified therein, AdaptHealth Holdings Unitholders' Representative named therein, and the transactions contemplated thereby, pursuant to which DFB will acquire a majority, expected to be approximately 65%, of the economic and voting interests of AdaptHealth Holdings through a series of transactions (collectively, the "Business Combination") including:

  •
  the merger of each of the Blocker Companies with and into DFB, with DFB surviving (the "Blocker Mergers");

  •
  the merger of Merger Sub with and into AdaptHealth Holdings, with AdaptHealth Holdings surviving (the "AdaptHealth Merger"); and

  •
  the contribution by DFB (the "DFB Contribution") to AdaptHealth Holdings of all of its available funds (other than cash used to pay certain transaction expenses of DFB) in exchange for equity interests in AdaptHealth Holdings.

  2.
  The "Charter Proposal"—to approve the amendment by virtue of the AdaptHealth Merger, of DFB's amended and restated certificate of incorporation (the "Charter"), including five sub-proposals to:

  •
  change DFB's name to "AdaptHealth Corp.";

  •
  create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB;

  •
  increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB's preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000;

  •
  change DFB's classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and

  •
  make certain other changes to the Charter, including the elimination of certain provisions related to our Initial Business Combination (as defined in this proxy statement) that will no longer be relevant following the Closing.

  3.
  The "Nasdaq Proposal"—to approve, in connection with the Business Combination, for purposes of complying with applicable listing rules of The Nasdaq Capital Market ("Nasdaq"):

  •
  the issuance, pursuant to the Merger Agreement, of (i) shares of Class A Common Stock to the Blocker Sellers (as defined in this proxy statement) in the Blocker Mergers, (ii) shares of Class B Common Stock to the Non-Blocker AdaptHealth Members (as defined in this proxy statement) in the AdaptHealth Merger, with the combined number of such shares of Class A Common Stock and Class B Common Stock being up to 51,500,000 and (iii) up to 3,000,000 shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members as Contingent Consideration (as defined in this proxy statement);

    •
    the issuance, in a private placement to be consummated concurrently with the Closing, of up to 12,500,000 shares of Class A Common Stock pursuant to the terms of the Amended and Restated Subscription Agreement, dated as of October 15, 2019, among DFB, Deerfield Private Design Fund IV, L.P. ("Deerfield") and RAB Ventures (DFB) LLC; and

    •
    the issuance of a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock issued in connection with the Business Combination pursuant to the Merger Agreement, which shares of Class A Common Stock will be issuable to the holders of such shares of Class B Common Stock in connection with the future exchange of their New AdaptHealth Units and shares of Class B Common Stock in accordance with the Exchange Agreement to be entered into in connection with the Closing.

  4.
  The "2019 Plan Proposal"—to approve and adopt the AdaptHealth Corp. 2019 Stock Incentive Plan (the "2019 Plan") and the material terms thereunder;

  5.
  The "2019 ESPP Proposal"—to approve and adopt the AdaptHealth Corp. 2019 Employee Stock Purchase Plan (the "2019 ESPP") and the material terms thereunder;

  6.
  The "Director Election Proposal"—to elect, effective at the Closing, seven directors to serve staggered terms on our board of directors until the 2020, 2021 and 2022 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified; and

  7.
  The "Adjournment Proposal"—to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and/or the Director Election Proposal.

        Only holders of record of shares of Common Stock, at the close of business on October 15, 2019, are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements thereof. A complete list of DFB's stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at DFB's principal place of business for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

        Pursuant to our Charter, we are providing the holders of shares of Common Stock originally sold as part of the units issued in our initial public offering, which closed on February 21, 2018 (the "IPO" and such holders, the "public stockholders"), with the opportunity to redeem, upon the Closing, shares of Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the "Trust Account") that holds the proceeds (including interest not previously released to us to pay our franchise and income taxes and up to $250,000 annually to fund working capital requirements) from the IPO and a concurrent private placement of warrants to Deerfield/RAB Ventures LLC (our "Sponsor"). For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of June 30, 2019 of approximately $254.9 million, the estimated per share redemption price would have been approximately $10.19. Notwithstanding the foregoing, a holder of the public shares, together with any of its affiliates or any other person with whom it is acting in concert or as a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to more than 15% of the shares of Common Stock included in the units sold in our IPO, which we refer to as the "15% threshold." Accordingly, all such shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Holders of DFB's outstanding public warrants sold in the IPO, each of which is exercisable to purchase one-third of one share of Common Stock under certain circumstances, do not have redemption rights in connection with the Business Combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the Closing with respect to any shares of Common Stock they may hold, including the shares of Common Stock initially purchased by our Sponsor in a private placement prior to our IPO (the "founder shares"), and Deerfield has agreed not to redeem any public shares owned by it in connection with the Closing. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price. As of the date of this proxy statement, our Sponsor, officers and directors and Deerfield own 8,780,000 shares of Common Stock, representing 28% of the outstanding shares of Common Stock. Our Sponsor, officers and directors have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. In addition, Deerfield has agreed to vote the 2,500,000 shares of Common Stock owned by it in favor of each of the Proposals.

        The Closing is conditioned on the approval of each of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal. Approval of each of the Business Combination Proposal and the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting. Approval of each of the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting. Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting.

        If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, toll free at (800) 662-5200; banks and brokers call collect at (203) 658-9400.

October 23, 2019

By Order of the Board of Directors

Richard A. Barasch Chief Executive Officer and Chairman DFB Healthcare Acquisitions Corp.

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on November 7, 2019: This notice of meeting and the related proxy statement will be available at https://www.cstproxy.com/dfbhealthcareacquisitionscorp/sm2019.

i

CERTAIN DEFINED TERMS

        Unless the context otherwise requires, references in this proxy statement to:

  •
  "2019 ESPP" are to the AdaptHealth Corp. 2019 Employee Stock Purchase Plan;

  •
  "2019 Plan" are to the AdaptHealth Corp. 2019 Stock Incentive Plan;

  •
  "A&R AdaptHealth Holdings LLC Agreement" are to the Fifth Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings to be entered into at the Closing among AdaptHealth Holdings, DFB and the Non-Blocker AdaptHealth Members;

  •
  "A&R Charter" are to the Second Amended and Restated Certificate of Incorporation of DFB, to be effective at the Closing;

  •
  "AdaptHealth" are to AdaptHealth LLC, a wholly owned subsidiary of AdaptHealth Holdings;

  •
  "AdaptHealth Holdings" are to AdaptHealth Holdings LLC;

  •
  "AdaptHealth Holdings Common Units" are to the common units representing limited liability company interests in AdaptHealth Holdings prior to the Closing;

  •
  "AdaptHealth Holdings LLC Agreement" are to the Fourth Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings, dated March 20, 2019;

  •
  "AdaptHealth Holdings Unitholders' Representative" are to AH Representative LLC;

  •
  "AdaptHealth Merger Consideration" are to, collectively, the shares of Class A Common Stock, shares of Class B Common Stock and New AdaptHealth Units issuable to the Blocker Sellers and the Non-Blocker AdaptHealth Members at the Closing and, with respect to Contingent Consideration (if any), following the Closing pursuant to the Merger Agreement;

  •
  "Assignment Letter" are to the Amended and Restated Assignment Letter, dated as of October 15, 2019, among DFB, AdaptHealth Holdings, and our Sponsor;

  •
  "available funds" of DFB at the Closing are to (i) the sum of the cash held in the Trust Account immediately prior to the Closing plus the cash proceeds of the sale of shares of Common Stock pursuant to the Subscription Agreement and of any other sales of securities by DFB prior to the Closing minus (ii) the aggregate redemption price payable to public stockholders that elect to have their public shares redeemed in connection with the Business Combination (if any);

  •
  "Blocker Companies" are to the owners of Existing AdaptHealth Units named as Blockers in the Merger Agreement;

  •
  "Blocker Sellers" are to the owners of equity interests in the Blocker Companies;

  •
  "BlueMountain" are to BlueMountain Capital Management LLC and its affiliates, collectively;

  •
  "BlueMountain Blocker" are to BM AH Holdings, LLC;

  •
  "BlueMountain Entities" are to BlueMountain Summit Opportunities Fund II (US) L.P., BMSP L.P., BlueMountain Foinaven Master Fund L.P. and BlueMountain Fursan Fund L.P., collectively;

  •
  "BM Notes" are to the promissory notes made by AdaptHealth Holdings to the BlueMountain Entities (or their permitted transferees), collectively;

  •
  "Business Combination" are to the transactions contemplated by the Merger Agreement;

  •
  "Charter" are to DFB's Amended and Restated Certificate of Incorporation, as in effect prior to the Closing;

  •
  "Class A Common Stock" are to our Class A Common Stock, par value $0.0001 per share, to be created upon the Closing;

  •
  "Class B Common Stock" are to our Class B Common Stock, par value $0.0001 per share, to be created upon the Closing;

  •
  "Closing" are to the closing of the Business Combination;

  •
  "Closing Date" are to the date on which the Closing occurs;

  •
  "Common Stock" are to our Common Stock, par value $0.0001 per share (which, following the Closing, will consist of Class A Common Stock and Class B Common Stock);

  •
  "Consideration Unit" are to one New AdaptHealth Unit and one share of Class B Common Stock;

  •
  "Contingent Consideration" are to shares of Class A Common Stock, shares of Class B Common Stock and New AdaptHealth Units issuable to the Blocker Sellers and the Non-Blocker AdaptHealth Members following the Closing pursuant to the Merger Agreement;

  •
  "Deerfield" are to Deerfield Private Design Fund IV, L.P.;

  •
  "DFB," "we," "our" or "us" are to DFB Healthcare Acquisitions Corp.;

  •
  "DGCL" are to General Corporation Law of the State of Delaware;

  •
  "Exchange Act" are to the Securities Exchange Act of 1934, as amended;

  •
  "Exchange Agreement" are to the Exchange Agreement, to be entered into at the Closing, among DFB, AdaptHealth Holdings, and holders of AdaptHealth Holdings' Common Units;

  •
  "Existing AdaptHealth Units" are to units representing limited liability company interests in AdaptHealth Holdings prior to the Closing;

  •
  "founder shares" are to shares of our Common Stock initially purchased by our Sponsor in a private placement prior to our IPO;

  •
  "GAAP" are to generally accepted accounting principles in the United States;

  •
  "Incentive Unit" are to units of AdaptHealth Holdings identified as Incentive Units under the AdaptHealth Holdings LLC Agreement;

  •
  "Initial Business Combination" are to our initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

  •
  "Initial Stockholders" are to the Sponsor, Steven Hochberg, Christopher Wolfe, Dr. Mohit Kaushal, Dr. Gregory Sorensen and Dr. Susan Weaver;

  •
  "IPO" are to our initial public offering of units, which closed on February 21, 2018;

  •
  "Lock-Up Agreements" are to the Lock-Up Agreements, dated as of July 8, 2019, among DFB, AdaptHealth Holdings and certain members of AdaptHealth Holdings;

  •
  "management" or our "management team" are to our offıcers and directors;

  •
  "Merger Agreement" are to the Merger Agreement, dated as of July 8, 2019, among DFB, Merger Sub, AdaptHealth Holdings, the Blocker Companies and, solely for the purposes specified therein, AdaptHealth Holdings Unitholders' Representative named therein, as amended by the Merger Agreement Amendment and as may be further amended from time to time;

  •
  "Merger Agreement Amendment" are to Amendment No. 1 to the Merger Agreement, dated as of October 15, 2019, by and among DFB, Merger Sub, AdaptHealth Holdings, the Blocker Companies and, solely for the purposes specified therein, AdaptHealth Holdings Unitholders' Representative named therein;

  •
  "Merger Sub" are to DFB Merger Sub LLC, a recently formed wholly owned subsidiary of DFB;

  •
  "New AdaptHealth Units" are to common units representing limited liability company interests in AdaptHealth Holdings from and after Closing pursuant to the A&R AdaptHealth Holdings LLC Agreement;

  •
  "Non-Blocker AdaptHealth Members" are to the owners of Existing AdaptHealth Units other than the Blocker Companies;

  •
  "Permitted Acquisition" are to any acquisition (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) of any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets, in each case, involving consideration of $15 million or less;

  •
  "PIPE Shares" are to the shares of Class A Common Stock to be issued and sold to Deerfield (and, if the total number of PIPE Shares exceeds 10,000,000, RAB Ventures) pursuant to the Subscription Agreement;

  •
  "private placement warrants" are to the warrants issued to our Sponsor in a private placement simultaneously with the closing of our IPO;

  •
  "public shares" are to shares of our Common Stock sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

  •
  "public stockholders" are to the holders of our public shares;

  •
  "public warrants" are to the warrants sold as part of the units in the IPO;

  •
  "RAB Ventures" are to RAB Ventures (DFB) LLC;

  •
  "Registration Rights Agreement" are to the Registration Rights Agreement to be entered into at the Closing among DFB, AdaptHealth Holdings, and certain investors party thereto;

  •
  "Securities Act" are to the Securities Act of 1933, as amended;

  •
  "Sponsor" are to Deerfield/RAB Ventures LLC;

  •
  "Subscription Agreement" are to the Amended and Restated Subscription Agreement, dated as of October 15, 2019, among DFB, Deerfield and RAB Ventures.

  •
  "Tax Receivable Agreement" are to the Tax Receivable Agreement to be entered into at the Closing among DFB, AdaptHealth Holdings, and holders of AdaptHealth Holdings' Common Units;

  •
  "Trust Account" are to the trust account that holds the proceeds (including interest not previously released to us to pay our franchise and income taxes and up to $250,000 annually to fund working capital requirements) from the IPO and a concurrent private placement of warrants to our Sponsor; and

  •
  "units" are to our units sold in our IPO, each of which consists of one share of Common Stock and one public warrant.

        Unless otherwise specified, the voting and economic interests of DFB stockholders set forth in this proxy statement do not take into account (a) the private placement warrants or public warrants, which will remain outstanding following the Business Combination and may be exercised at a later date, (b) any future exchange of New AdaptHealth Units, together with shares of Class B Common Stock, for shares of Class A Common Stock pursuant to the terms of the Exchange Agreement, or (c) the issuance of the Contingent Consideration. Further, unless otherwise specified, the voting and economic interests of DFB stockholders set forth in this proxy statement assume the following:

  (i)
  no public stockholders elect to have their public shares redeemed;

  (ii)
  at the Closing, the Blocker Sellers receive 17,536,783 shares of Class A Common Stock and the Non-Blocker AdaptHealth Members receive 28,963,217 New AdaptHealth Units and 28,963,217 shares of Class B Common Stock, based on (a) $50 million of cash consideration to be paid to certain Blocker Sellers and Non-Blocker AdaptHealth Members pursuant to the cash redemption right under the Merger Agreement and (b) a preliminary determination of the allocation of the AdaptHealth Merger Consideration among the Blocker Sellers and the Non-Blocker AdaptHealth Members;

  (iii)
  Deerfield acquires 5,000,000 shares of Class A Common Stock from DFB at the Closing pursuant to the Subscription Agreement;

  (iv)
  2,500,000 of the founder shares and 1,733,333 of the warrants to purchase shares of Common Stock held by our Sponsor are, immediately prior to the Closing, transferred and assigned to certain equityholders and employees of AdaptHealth Holdings as have been designated by AdaptHealth Holdings);

  (v)
  none of DFB's Initial Stockholders, the Blocker Sellers, the Non-Blocker AdaptHealth Members or Deerfield purchase shares of Class A Common Stock in the open market between the date of this proxy statement and the Closing Date; and

  (vi)
  there are no other issuances of equity interests of DFB prior to or in connection with the Closing.

v

SUMMARY TERM SHEET

        This Summary Term Sheet, together with the sections entitled "Questions and Answers About the Proposals for DFB Stockholders" and "Summary of the Proxy Statement," summarizes certain information contained in this proxy statement but does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting of DFB stockholders.

DFB Healthcare Acquisitions Corp.

  •
  DFB is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

  •
  There are currently 31,250,000 shares of our Common Stock issued and outstanding, consisting of 25,000,000 public shares and 6,250,000 founder shares. In addition, there are currently 12,666,666 warrants of DFB outstanding, consisting of 8,333,333 public warrants and 4,333,333 private placement warrants. Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share. The warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. Once the warrants become exercisable, we may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant, if the last reported sale price of our Common Stock equals or exceeds $18.00 per share for each of any 20 trading days within a 30-trading day period ending on the third trading day before we send the notice of redemption to the warrant holders. The private placement warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For more information about DFB, see the sections entitled "Information About DFB" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of DFB."

AdaptHealth Holdings LLC

  •
  AdaptHealth Holdings is a leading provider of home healthcare equipment and related services in the United States. AdaptHealth Holdings focuses primarily on providing (i) sleep therapy equipment, supplies and related services (including CPAP and bi-PAP services) to individuals suffering from OSA, (ii) home medical equipment to patients discharged from acute care and other facilities and (iii) oxygen and related chronic therapy services in the home. AdaptHealth Holdings also provides hospice-focused HME services, wound therapy and nutritional HME services. AdaptHealth Holdings services beneficiaries of Medicare, Medicaid and commercial payors. As of June 30, 2019, AdaptHealth Holdings serviced over one million patients annually in 49 states through its network of 189 locations in 35 states. AdaptHealth's principal executive offices are located at 220 West Germantown Pike, Suite 250, Plymouth Meeting, Pennsylvania 19462.

  •
  For more information about AdaptHealth Holdings, see the sections entitled "Information About AdaptHealth" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of AdaptHealth."

Merger Agreement; Business Combination

  •
  On July 8, 2019, we entered into the Merger Agreement among DFB, Merger Sub, AdaptHealth Holdings, the Blocker Companies, AdaptHealth Holdings Unitholders' Representative named therein and, solely for the purposes specified therein, the Blocker Sellers, pursuant to which, among other matters described in this proxy statement, DFB will acquire a majority, expected to be approximately 65%, of the economic and voting interests of AdaptHealth Holdings through a series of transactions, on the terms and subject to the conditions set forth therein. On October 15, 2019, we entered into the Merger Agreement Amendment to, among other things, remove the minimum cash closing condition, adding a new condition to the Closing with respect to the absence, since the date of the Merger Agreement Amendment, of the commencement of a material investigation or action against AdaptHealth Holdings by certain healthcare regulatory authorities, and amend and restate the forms of certain of the Related Agreements, which are summarized below. Copies of the Merger Agreement and the Merger Agreement Amendment are attached to this proxy statement as Annex A-1 and Annex A-2, respectively.

  •
  Pursuant to the Merger Agreement, the Business Combination is expected to involve three principal components, each to occur at the Closing: the Blocker Mergers, the DFB Contribution and the AdaptHealth Merger (each as defined and described below).

  •
  Following the Closing, DFB and AdaptHealth will be organized in an "Up-C" structure, meaning that substantially all of the assets of the combined company will be held by AdaptHealth Holdings and AdaptHealth, and DFB's only assets will be equity interests in AdaptHealth Holdings. Following the Closing, DFB will own a majority, expected to be approximately 65%, of the economic and voting interests of AdaptHealth Holdings and will be the sole manager of AdaptHealth Holdings. It is anticipated that, upon completion of the Business Combination, DFB's existing stockholders, including our Sponsor and Deerfield, will retain an ownership interest of approximately 41% of the outstanding Common Stock of the post-combination company and the former equityholders of AdaptHealth Holdings will own approximately 59% of the outstanding Common Stock of the post-combination company. These percentages are calculated based on a number of assumptions described in this proxy statement. See assumptions described under "Certain Defined Terms" and "Summary of the Proxy Statement—Organizational Structure—Following the Business Combination."

  •
  The total AdaptHealth Merger Consideration to be received by the Blocker Sellers and the Non-Blocker AdaptHealth Members at the Closing pursuant to the Business Combination will consist of an aggregate of up to 51,500,000 shares, valued at $515 million, of Class A Common Stock and New AdaptHealth Units, and a number of shares of Class B Common Stock equal to the number of New AdaptHealth Units, except that the holders of membership interests in AdaptHealth Holdings and the Blocker Sellers have the right to receive cash, not to exceed $50 million in the aggregate, in which case the number of shares to be issued would be reduced by an amount equal to the total amount of cash consideration paid divided by $10.00. The AdaptHealth Merger Consideration will be allocated among the Blocker Sellers and the Non-Blocker AdaptHealth Members in accordance with the terms of the Merger Agreement and the AdaptHealth Holdings LLC Agreement, which allocation will be determined prior to the Closing. Each New AdaptHealth Unit (other than those held by DFB), together with one share of Class B Common Stock, will be exchangeable in the future, subject to certain conditions, for one share of Class A Common Stock or, at our election, the cash equivalent to the market value of one share of Class A Common Stock, pursuant to the terms of the Exchange Agreement, as described in this proxy statement.

  •
  Each Incentive Unit that is outstanding immediately prior to the effective time of the AdaptHealth Merger will be canceled and will be converted into the right to receive Consideration Units. Each Consideration Unit received in exchange for the cancellation of an Incentive Unit will be subject to the same vesting terms and conditions as were applicable to the Incentive Unit immediately prior to the effective time of the AdaptHealth Merger, except that all performance-based vesting conditions (including, without limitation, any vesting conditions based on the achievement of certain valuation thresholds as of a specified date or the consummation of a specific transaction) will be deemed satisfied in full as of the effective time of the AdaptHealth Merger and will be subject to time-based vesting, with 25% of such consideration vesting on each of the first four quarterly anniversaries of the Closing.

  •
  Pursuant to the Merger Agreement, on the Closing Date:

  •
  Each Blocker Company will be merged with and into DFB (collectively, the "Blocker Mergers"), whereupon the separate existence of each Blocker Company will cease, and DFB will continue as the surviving entity of the Blocker Mergers. Pursuant to the Blocker Mergers, the outstanding equity interests of the Blocker Companies will be converted into the right to receive, and DFB will issue to the Blocker Sellers, a number of shares of Class A Common Stock determined in accordance with the Merger Agreement and, in the case of the BlueMountain Blocker, one or more promissory notes issued by AdaptHealth Holdings in favor of the BlueMountain Blocker in exchange for AdaptHealth Holdings Common Units. Based on the assumptions described in the section entitled "Certain Defined Terms," 17,536,783 shares of Class A Common Stock would be issued to the Blocker Sellers pursuant to the Blocker Mergers. As a result of the Blocker Mergers, immediately after the effective time of the Blocker Mergers, DFB will own the Existing AdaptHealth Units previously owned by the Blocker Companies (the "DFB Acquired Existing AdaptHealth Units").

  •
  Immediately after the Blocker Mergers, Merger Sub will be merged with and into AdaptHealth Holdings (the "AdaptHealth Merger"), whereupon the separate limited liability company existence of Merger Sub will cease and AdaptHealth Holdings will survive the AdaptHealth Merger as a partially owned subsidiary of DFB.

  •
  At the effective time of the AdaptHealth Merger, DFB will cause the trustee to distribute the proceeds of the trust fund established by DFB for the benefit of its public stockholders, and DFB will contribute the proceeds from the issuance of Class A Common Stock pursuant to the Subscription Agreement and any similar agreement, in each case, to AdaptHealth Holdings in exchange for a number of AdaptHealth Holdings Common Units equal to the aggregate number of shares of Common Stock of DFB outstanding after giving effect to the number of shares of Common Stock redeemed prior to the Closing and the shares of Common Stock issued pursuant to the Subscription Agreement or any other similar agreement (but excluding any shares of Class A Common Stock issued as consideration pursuant to the Blocker Mergers) (the "DFB Contribution").

  •
  Pursuant to the AdaptHealth Merger, all of the outstanding Existing AdaptHealth Units (other than the DFB Acquired Existing AdaptHealth Units) will be converted into the right to receive, and AdaptHealth Holdings will issue to the Non-Blocker AdaptHealth Members, a number of New AdaptHealth Units, and an equal number of shares of Class B Common Stock, determined in accordance with the Merger Agreement and the AdaptHealth Holdings LLC Agreement. Based on the assumptions described in the section entitled "Certain Defined Terms," 28,963,217 New AdaptHealth Units and 28,963,217 shares of Class B Common Stock would be issued to the Non-Blocker AdaptHealth Members pursuant to the AdaptHealth Merger.

  For more information about the Merger Agreement, the Blocker Mergers, the consideration to be received by the Blocker Sellers, the Non-Blocker AdaptHealth Members and DFB and the Business Combination generally, see the section entitled "Proposal No. 1—The Business Combination Proposal."

  •
  Pursuant to the Merger Agreement, at the effective time of the Blocker Mergers, DFB's Charter will be further amended and restated to:

  •
  change DFB's name to "AdaptHealth Corp.";

      •
      create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB;

      •
      increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB's preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000;

      •
      change DFB's classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and

      •
      make certain other changes to the Charter, including the elimination of certain provisions related to our Initial Business Combination that will no longer be relevant following the Closing.

      For more information about the amendments to the Charter to be made at the Closing, see the section entitled "Proposal No. 2—The Charter Proposal."

    •
    Unless waived by the parties to the Merger Agreement, the Closing is subject to a number of conditions set forth in the Merger Agreement, including, among others, (i) receipt of the requisite approval by DFB's stockholders of the Proposals (other than the Director Election Proposal and the Adjournment Proposal) as contemplated by this proxy statement, (ii) AdaptHealth Holdings not having more than a specified amount of indebtedness and (iii) the representations and warranties of each party to the Merger Agreement being true and correct, subject to the de minimis, materiality and material adverse effect standards contained in the Merger Agreement. For more information about the conditions to the Closing, see the section entitled "Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Conditions to the Closing of the Business Combination."

    •
    The Merger Agreement may be terminated at any time prior to the Closing upon agreement of DFB and AdaptHealth Holdings or for other reasons in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section entitled "Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Termination."

    •
    The Merger Agreement provides that, at the Closing, there will be seven members on DFB's board of directors, consisting of Richard Barasch, Luke McGee, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver, and Dale Wolf. All the directors except for Luke McGee and Joshua Parnes will be independent under applicable Nasdaq rules. For more information about our board of directors and management at and after the Closing, see the sections entitled "Proposal No. 1—The Business Combination Proposal—Board of Directors of DFB Following the Business Combination" and "Management After the Business Combination."

Risk Factors

  •
  The proposed Business Combination involves numerous risks. For more information about these risks, please read "Risk Factors."

Redemption Rights of DFB's Public Stockholders

  •
  Under the Charter, in connection with the Business Combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Charter. As of June 30, 2019, this would have amounted to approximately $10.19 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of DFB following the completion of the Business Combination and will not participate in the future growth of DFB, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. For more information about these redemption rights, see the section entitled "Special Meeting in lieu of 2019 Annual Meeting of DFB Stockholders—Redemption Rights."

Assignment Letter

  •
  On October 15, 2019, AdaptHealth Holdings and our Sponsor entered into the Assignment Letter. Pursuant to the Assignment Letter, our Sponsor agreed that between 2,437,500 and 2,500,000 of the founder shares and between 1,690,000 and 1,733,333 of the warrants to purchase shares of Common Stock held by our Sponsor will be transferred and assigned to AdaptHealth Holdings (or such equityholders or employees of AdaptHealth Holdings as AdaptHealth Holdings shall designate prior to the Closing) immediately prior to the Closing. The number of founder shares and warrants to be transferred will be determined based on the number of PIPE Shares purchased pursuant to the Subscription Agreement.

    For more information about the Assignment Letter, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Assignment Letter."

Subscription Agreement

  •
  On October 15, 2019, DFB, Deerfield and RAB Ventures entered into the Subscription Agreement. Pursuant to the Subscription Agreement:

  •
  On the Closing Date, subject to the occurrence of the Closing and certain other conditions, Deerfield (and, under certain circumstances, RAB Ventures) will purchase from DFB, for a purchase price of $10.00 per share, an aggregate of between 5,000,000 and 12,500,000 shares of Common Stock, depending on the amount of cash and cash equivalents held by DFB immediately prior to the Closing, whether in or outside the Trust Account, after giving effect to the aggregate amount, if any, (A) to be disbursed from the Trust Account on account of public shares to be redeemed by DFB in connection with the Closing and (B) received pursuant to any other sales of securities by DFB prior to the Closing (the "Available Cash"). If the Available Cash is $75 million or less, then the total number of PIPE Shares to be purchased will equal 12,500,000. If the Available Cash is more than $75 million but less than $100 million, then the total number of PIPE Shares to be purchased will be such number between 10,000,000 and 12,500,000 as is selected by Deerfield in its sole discretion. If the Available Cash is between $100 million and $200 million, then the total number of PIPE Shares to be purchased will equal 10,000,000. If the Available Cash is more than $200 million, then the total number of PIPE Shares to be purchased will be such number of shares of Common Stock (rounded up to the nearest whole number) equal to (A) $300 million minus the amount of Available Cash, divided by (B) ten; provided that in no event will the number of shares purchased be less than 5,000,000. If the total number of PIPE Shares to be purchased is 10,000,000 or less, then Deerfield will purchase all of the PIPE Shares, and if the total number of PIPE Shares to be purchased is more than 10,000,000, then Deerfield will purchase 10,000,000 of the PIPE Shares plus 96% of the PIPE Shares in excess of 10,000,000, and RAB Ventures will purchase the remaining PIPE Shares.

  •
  Deerfield will be entitled to designate for nomination by DFB for election one director to serve on DFB's board of directors at the Closing. The Deerfield nominee is Dr. Susan Weaver.

    •
    Deerfield agreed to vote the 2,500,000 shares of Common Stock held by it as of the date of the Merger Agreement in favor of approval of each of the Proposals described in this proxy statement to be submitted to a vote of DFB's stockholders at the special meeting.

    For more information about the Subscription Agreement, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement."

Lock-Up Agreements

  •
  On July 8, 2019, DFB, AdaptHealth Holdings and certain members of AdaptHealth Holdings entered into the Lock-Up Agreements. Pursuant to the Lock-Up Agreements, such members agreed to certain lock-up arrangements with DFB, pursuant to which: (i) certain of such members will be restricted from selling, transferring, granting any option to purchase or pledging any securities of DFB they receive in connection with the transactions contemplated by the Merger Agreement for a period of nine months from the Closing of the transaction and (ii) certain of such members will be restricted from selling, transferring, granting any option to purchase or pledging such securities for a period of either six months or three months from the Closing of the transaction, depending upon whether such member has made a cash redemption request as contemplated by the Merger Agreement.

  For more information about the Lock-Up Agreements, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Lock-Up Agreements."

Other Related Agreements

  •
  At the Closing, we will enter into certain other agreements related to the Business Combination, including the Registration Rights Agreement, the A&R AdaptHealth Holdings LLC Agreement, the Exchange Agreement, the Tax Receivable Agreement and the Board Designee Rights Letter Agreement. For more information about these agreements, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements."

Ownership of AdaptHealth Holdings and DFB at the Closing

  •
  Based on the assumptions described under "Certain Defined Terms," immediately after the Closing:

  •
  DFB, which will be the sole manager of AdaptHealth Holdings, will own 53,786,783 New AdaptHealth Units, representing an approximate 65% economic and voting interest in AdaptHealth Holdings, and the Non-Blocker AdaptHealth Members will own 28,963,217 New AdaptHealth Units, representing an approximate 35% economic and voting interest in AdaptHealth Holdings.

  •
  The ownership of DFB will be as follows:

  •
  the public stockholders collectively will own 22,500,000 shares of our Class A Common Stock, representing an approximate 42% economic interest and an approximate 27% voting interest;

  •
  our Sponsor will own 3,545,652 shares of our Class A Common Stock, representing an approximate 7% economic interest and an approximate 4% voting interest;

  •
  the Blocker Sellers collectively will own 18,173,356 shares of our Class A Common Stock, representing an approximate 34% economic interest and an approximate 22% voting interest;

      •
      the Non-Blocker AdaptHealth Members collectively will own 1,863,427 shares of our Class A Common Stock and 28,963,217 shares of our Class B Common Stock, representing an approximate 3% economic interest and an approximate 37% voting interest;

      •
      Deerfield will own 7,500,000 shares of our Class A Common Stock, representing an approximate 14% economic interest and an approximate 9% voting interest; and

      •
      certain members of DFB's existing management collectively will own (excluding securities owned by our Sponsor that may be deemed to be beneficially owned by Mr. Barasch) 204,348 shares of Class A Common Stock, representing less than a 1% economic and voting interest.

    The numbers of shares and the economic and voting interests set forth above are based upon the assumptions set forth under "Certain Defined Terms." If the actual facts differ from our assumptions, the numbers of shares and economic and voting interests set forth above will be different. The exercises of redemption rights by our public stockholders in connection with the Business Combination could cause the numbers of shares and economic and voting interests at the Closing to be different from those set forth above.

    In addition, the numbers of shares and economic and voting interests set forth above do not take into account (i) potential future exercises of public warrants and private placement warrants for shares of Class A Common Stock, (ii) potential future exchanges of New AdaptHealth Units, together with shares of Class B Common Stock, issued to the Non-Blocker AdaptHealth Members for shares of Class A Common Stock or (iii) the potential issuance of the Contingent Consideration. The public warrants and the private placement warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

  •
  If we assume (i) that all 8,333,333 outstanding public warrants and all 4,333,333 private placement warrants were exercisable and exercised following completion of the Business Combination, (ii) that all 28,963,217 New AdaptHealth Units issued to the Non-Blocker AdaptHealth Members were exchangeable and exchanged, together with all 28,963,217 shares of Class B Common Stock, and (iii) no other changes to the assumptions set forth under "Certain Defined Terms," then:

  •
  DFB will own 100% of the economic and voting interests in AdaptHealth Holdings.

  •
  The ownership of DFB will be as follows:

  •
  the public stockholders collectively will own 30,000,000 shares of our Class A Common Stock, representing an approximate 31% economic and voting interest;

  •
  our Sponsor will own 6,145,652 shares of our Class A Common Stock, representing an approximate 6% economic and voting interest;

  •
  the Blocker Sellers collectively will own 18,856,051 shares of our Class A Common Stock, representing an approximate 20% economic and voting interest;

  •
  the Non-Blocker AdaptHealth Members collectively will own 31,877,282 shares of our Class A Common Stock, representing an approximate 33% economic and voting interest;

  •
  Deerfield will own 8,333,333 shares of our Class A Common Stock, representing an approximate 9% economic and voting interest; and

      •
      certain members of DFB's existing management collectively will own (excluding securities owned by our Sponsor that may be deemed to be beneficially owned by Mr. Barasch) 204,348 shares of Class A Common Stock, representing less than a 1% economic and voting interest.

    Please see the sections entitled "Summary of the Proxy Statement—Impact of the Business Combination on DFB's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information of DFB" for further information.

Our Board of Directors' Reasons for Approval of the Business Combination

  •
  Our board of directors considered various factors in determining whether to approve the Merger Agreement and the Business Combination. For more information about our board of directors' decision-making process, see the section entitled "Proposal No. 1—The Business Combination Proposal—Our Board of Directors' Reasons for the Approval of the Business Combination."

Other Proposals to Be Voted on at the Special Meeting

  •
  In addition to voting on the proposal to approve and adopt the Merger Agreement and the Business Combination (the "Business Combination Proposal") at the special meeting, DFB's stockholders will also be asked to vote on:

  •
  a proposal (the "Charter Proposal") to approve the amendment by virtue of the AdaptHealth Merger, of DFB's Charter, including five sub-proposals to:

  •
  change DFB's name to "AdaptHealth Corp.";

  •
  create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB;

  •
  increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB's preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000;

  •
  change DFB's classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and

  •
  make certain other changes to the Charter, including the elimination of certain provisions related to our Initial Business Combination that will no longer be relevant following the Closing;

  •
  a proposal (the "Nasdaq Proposal") to approve, in connection with the Business Combination, for purposes of complying with applicable listing rules of The Nasdaq Capital Market ("Nasdaq"):

  •
  the issuance, pursuant to the Merger Agreement, of (i) shares of Class A Common Stock to the Blocker Sellers in the Blocker Mergers, (ii) shares of Class B Common Stock to the Non-Blocker AdaptHealth Members in the AdaptHealth Merger, with the combined number of such shares of Class A Common Stock and Class B Common Stock being up to 51,500,000 and (iii) up to 3,000,000 shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members as Contingent Consideration;

  •
  the issuance, in a private placement to be consummated concurrently with the Closing, of up to 12,500,000 shares of Class A Common Stock pursuant to the terms of the Subscription Agreement; and

      •
      the issuance of a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock issued in connection with the Business Combination pursuant to the Merger Agreement, which shares of Class A Common Stock will be issuable to the holders of such shares of Class B Common Stock in connection with the future exchange of their New AdaptHealth Units and shares of Class B Common Stock in accordance with the Exchange Agreement to be entered into in connection with the Closing.

    •
    a proposal (the "2019 Plan Proposal") to approve and adopt the 2019 Plan and the material terms thereunder;

    •
    a proposal (the "2019 ESPP Proposal") to approve and adopt the 2019 ESPP and the material terms thereunder;

    •
    a proposal (the "Director Election Proposal") to consider and vote upon a proposal to elect, effective at the Closing, seven directors to serve staggered terms on our board of directors until the 2020, 2021 and 2022 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified; and

    •
    a proposal (the "Adjournment Proposal") and, together with the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Director Election Proposal, the Proposals to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and/or the Director Election Proposal.

    For more information, see the sections entitled "Proposal No. 2—The Charter Proposal," "Proposal No. 3—The Nasdaq Proposal," "Proposal No. 4—The 2019 Plan Proposal," "Proposal No. 5—The 2019 ESPP Proposal," "Proposal No. 6— The Director Election Proposal" and "Proposal No. 7—The Adjournment Proposal."

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
FOR DFB STOCKHOLDERS

        The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting of stockholders of DFB, including the proposed Business Combination. The following questions and answers do not include all the information that is important to DFB stockholders. We urge DFB stockholders to read carefully this entire proxy statement, including the annexes and other documents referred to herein.

Q:
Why am I receiving this proxy statement?

A:
DFB stockholders are being asked to consider and vote upon, among other things, the Business Combination Proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, pursuant to which DFB will acquire a majority, expected to be approximately 65%, of the economic and voting interests of AdaptHealth Holdings through a series of transactions.

  A copy of the Merger Agreement is attached to this proxy statement as Annex A-1. A copy of the Merger Agreement Amendment is attached to this proxy statement as Annex A-2. This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

  Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:
What is being voted on at the special meeting?

A:
Below are the proposals on which DFB stockholders will vote at the special meeting.

1.
The Business Combination Proposal—To consider and vote upon a proposal to approve and adopt the Merger Agreement and the Business Combination.

2.
The Charter Proposal— To consider and vote upon a proposal to approve the amendment by virtue of the AdaptHealth Merger, of DFB's Charter, including five sub-proposals to:

•
change DFB's name to "AdaptHealth Corp.";

•
create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB;

•
increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB's preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000;

•
change DFB's classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and

•
make certain other changes to the Charter, including the elimination of certain provisions related to our Initial Business Combination that will no longer be relevant following the Closing.

3.
The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules:

•
the issuance, pursuant to the Merger Agreement, of (i) shares of Class A Common Stock to the Blocker Sellers in the Blocker Mergers, (ii) shares of Class B Common Stock to the Non-Blocker AdaptHealth Members in the AdaptHealth Merger, with the combined number of such shares of Class A Common Stock and Class B Common Stock being up to 51,500,000 and (iii) up to 3,000,000 shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members as Contingent Consideration;

    •
    the issuance, in a private placement to be consummated concurrently with the Closing, of up to 12,500,000 shares of Class A Common Stock pursuant to the terms of the Subscription Agreement; and

    •
    the issuance of a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock issued in connection with the Business Combination pursuant to the Merger Agreement, which shares of Class A Common Stock will be issuable to the holders of such shares of Class B Common Stock in connection with the future exchange of their New AdaptHealth Units and shares of Class B Common Stock in accordance with the Exchange Agreement to be entered into in connection with the Closing.

  4.
  The 2019 Plan Proposal—To approve and adopt the 2019 Plan.

  5.
  The 2019 ESPP Proposal—To approve and adopt the 2019 ESPP.

  6.
  The Director Election Proposal—To consider and vote upon a proposal to elect, effective at the Closing, seven directors to serve staggered terms on our board of directors until the 2020, 2021 and 2022 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.

  7.
  The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and/or the Director Election Proposal (the "Adjournment Proposal" and, together with the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Director Election Proposal, the "Proposals").

Q:
Are the Proposals conditioned on one another?

A:
Yes. The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal at the special meeting. Except for the Adjournment Proposal, each of the Proposals is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal, and none of the other Proposals is conditioned on the approval of the Director Election Proposal or the Adjournment Proposal.

Q:
Why is DFB providing stockholders with the opportunity to vote on the Business Combination?

A:
Because the Blocker Companies will be merged with and into DFB pursuant to the Blocker Mergers as a component of the Business Combination, under Delaware law, the Merger Agreement must be adopted by the holders of a majority of the outstanding shares of our voting stock. Additionally, under the Charter, we must provide all public stockholders with the opportunity to have their public shares redeemed upon the consummation of our Initial Business Combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business

  Combination Proposal in order to comply with Delaware law and to allow our public stockholders to effectuate redemptions of their public shares in connection with the Closing. The approval of our stockholders of the Business Combination Proposal is also a condition to the Closing in the Merger Agreement.

Q:
What will happen in the Business Combination?

A:
At the Closing, DFB will acquire a majority, expected to be approximately 65%, of the economic and voting interests in AdaptHealth Holdings through a series of transactions, including the Blocker Mergers and the AdaptHealth Merger. Pursuant to the terms of the Merger Agreement, at the Closing, the Blocker Sellers and the Non-Blocker AdaptHealth Members will receive consideration consisting of an aggregate of up to 51,500,000 shares of Class A Common Stock and New AdaptHealth Units, and a number of shares of Class B Common Stock equal to the number of New AdaptHealth Units, subject to upward or downward adjustment pursuant to the AdaptHealth Merger as described in this proxy statement. The AdaptHealth Merger Consideration will be allocated among the Blocker Sellers and the Non-Blocker AdaptHealth Members in accordance with the terms of the Merger Agreement and the AdaptHealth Holdings LLC Agreement, which allocation will be determined prior to the Closing. Each New AdaptHealth Unit (other than those held by DFB), together with one share of Class B Common Stock, will be exchangeable in the future, subject to certain conditions, for one share of Class A Common Stock or, at our election, the cash equivalent to the market value of one share of Class A Common Stock, pursuant to the terms of the Exchange Agreement, as described in this proxy statement.

  For additional information about the Blocker Mergers, the AdaptHealth Merger, the consideration to be received in the Business Combination and the Business Combination generally, see the section entitled "Proposal No. 1—The Business Combination Proposal."

Q:
What conditions must be satisfied to complete the Business Combination?

A:
There are a number of closing conditions in the Merger Agreement, including the approval by our stockholders of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled "Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Conditions to the Closing of the Business Combination."

Q:
How will AdaptHealth Holdings and DFB be managed and governed following the Business Combination?

A:
Following the consummation of the Business Combination, DFB will hold a majority, expected to be approximately 65%, of the economic and voting interests in AdaptHealth Holdings and will be the sole manager of AdaptHealth Holdings. AdaptHealth Holdings will hold 100% of the limited liability company interests in AdaptHealth. As such, we, through our directors and officers, will be responsible for all operational and administrative decisions of AdaptHealth Holdings and the day-to-day management of AdaptHealth's business. DFB does not currently have any management-level employees, other than its current officers. Following the consummation of the Business Combination, the current management of AdaptHealth will become the management of DFB and Richard Barasch, our current Chief Executive Officer, will become Chairman of the Board. None of our current officers will be officers of DFB after the Closing.

  DFB is, and after the Closing will continue to be, managed by our board of directors. Following the completion of the Business Combination, the size of our board of directors will be expanded from five directors to seven, and our board of directors will consist of Richard Barasch,

  Luke McGee, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver and Dale Wolf. All the directors except for Luke McGee and Joshua Parnes will be independent under applicable Nasdaq rules.

  Please see the section entitled "Management After the Business Combination."

Q:
What equity stake will current DFB stockholders and other persons hold in DFB following the consummation of the Business Combination?

A:
It is anticipated that, upon completion of the Business Combination and based on the assumptions described under "Certain Defined Terms," the ownership of DFB will be as follows:

•
the public stockholders will own 22,500,000 shares of our Class A Common Stock, representing an approximate 42% economic interest and an approximate 27% voting interest;

•
our Sponsor will own 3,545,652 shares of our Class A Common Stock, representing an approximate 7% economic interest and an approximate 4% voting interest;

•
the Blocker Sellers collectively will own 18,173,356 shares of our Class A Common Stock, representing an approximate 34% economic interest and an approximate 22% voting interest;

•
the Non-Blocker AdaptHealth Members collectively will own 1,863,427 shares of our Class A Common Stock and 28,963,217 shares of our Class B Common Stock, representing an approximate 3% economic interest and an approximate 38% voting interest;

•
Deerfield will own 7,500,000 shares of our Class A Common Stock, representing an approximate 14% economic interest and an approximate 9% voting interest; and

•
certain members of DFB's existing management collectively will own (excluding securities owned by our Sponsor that may be deemed to be beneficially owned by Mr. Barasch) 204,348 shares of Class A Common Stock, representing less than a 1% economic and voting interest.

  The numbers of shares and the economic and voting interests set forth above are based upon the assumptions set forth under "Certain Defined Terms." If the actual facts differ from our assumptions, the numbers of shares and economic and voting interests set forth above will be different. The exercises of redemption rights by our public stockholders in connection with the Business Combination could cause the numbers of shares and economic and voting interests at the Closing to be different from those set forth above.

  In addition, the numbers of shares and economic and voting interests set forth above do not take into account (i) potential future exercises of public warrants and private placement warrants for shares of Class A Common Stock, (ii) potential future exchanges of New AdaptHealth Units, together with shares of Class B Common Stock, issued to the Non-Blocker AdaptHealth Members for shares of Class A Common Stock or (iii) the potential issuance of the Contingent Consideration. The public warrants and the private placement warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation. If we assume (i) that all 8,333,333 outstanding public warrants and all 4,333,333 private placement warrants were exercisable and exercised following completion of the Business Combination, (ii) that all 28,963,217 New AdaptHealth Units issued to the Non-Blocker AdaptHealth Members were exchangeable and exchanged, together with all 28,963,217 shares of Class B Common Stock, and (iii) no other changes to the assumptions set forth under "Certain Defined Terms," then DFB will own 100% of the economic and voting interests in AdaptHealth Holdings, and the ownership of DFB will be as follows:

  •
  the public stockholders collectively will own 30,000,000 shares of our Class A Common Stock, representing an approximate 31% economic and voting interest;

  •
  our Sponsor will own 6,145,652 shares of our Class A Common Stock, representing an approximate 6% economic and voting interest;

  •
  the Blocker Sellers collectively will own 18,856,051 shares of our Class A Common Stock, representing an approximate 20% economic and voting interest;

  •
  the Non-Blocker AdaptHealth Members collectively will own 31,877,282 shares of our Class A Common Stock, representing an approximate 33% economic and voting interest;

  •
  Deerfield will own 8,333,333 shares of our Class A Common Stock, representing an approximate 9% economic and voting interest; and

  •
  certain members of DFB's existing management collectively will own (excluding securities owned by our Sponsor that may be deemed to be beneficially owned by Mr. Barasch) 204,348 shares of Class A Common Stock, representing less than a 1% economic and voting interest.

  Please see the sections entitled "Summary of the Proxy Statement—Impact of the Business Combination on DFB's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information of DFB" for further information.

Q:
How will the Charter be amended in connection with the Business Combination pursuant to the Charter Proposal?

A:
The amendments to the Charter to be made in connection with the Business Combination pursuant to the Charter Proposal will (i) change DFB's name to "AdaptHealth Corp.," (ii) create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB, (iii) increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB's preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000, (iv) change DFB's classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms, and (v) make certain other changes to the Charter, including the elimination of certain provisions related to our Initial Business Combination that will no longer be relevant following the Closing. Stockholder approval of the Charter Proposal is also a condition to the Closing under the Merger Agreement.

  See the section entitled "Proposal No. 2—The Charter Proposal" for additional information.

Q:
Why is DFB proposing the Nasdaq Proposal?

A:
DFB is proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules, which require stockholder approval of certain transactions that result in the issuance of 20% or more of a company's outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities. In connection with the Business Combination, we expect to issue between 46,500,000 and 52,000,000 shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members and issue up to an additional 12,500,000 shares of Class A Common Stock pursuant to the Subscription Agreement. Because DFB will issue 20% or more of its outstanding voting power and outstanding Common Stock in connection with the Business Combination, it is required to obtain stockholder approval of such issuances pursuant to Nasdaq Listing Rules. Stockholder approval of the Nasdaq Proposal is also a condition to the Closing under the Merger Agreement.

  See the section entitled "Proposal No. 3—The Nasdaq Proposal" for additional information.

Q:
What equity stake will current DFB stockholders and AdaptHealth Holdings equityholders hold in DFB after the Closing?

A:
It is anticipated that, upon effectiveness of the AdaptHealth Merger, DFB's existing stockholders will retain an ownership interest of 41% of the outstanding Common Stock of the post-combination company and the former equityholders of AdaptHealth Holdings will own 59% of the outstanding Common Stock of the post-combination company. These percentages are calculated based on a number of assumptions described in this proxy statement. See assumptions described under "Certain Defined Terms" and "Summary of the Proxy Statement—Organizational Structure—Following the Business Combination."

Q:
What happens if I sell my shares of Common Stock before the special meeting?

A:
The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your shares of Common Stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in the Trust Account.

Q:
What vote is required to approve the Proposals presented at the special meeting?

A:
Approval of the Business Combination Proposal and the Charter Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting. Approval of each of the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting.

Q:
May our Sponsor, directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:
In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of our Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and, therefore, agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per share pro rata portion of the Trust Account.

Q:
How many votes do I have at the special meeting?

A:
DFB's stockholders are entitled to one vote at the special meeting for each share of Common Stock held of record as of October 15, 2019, the record date for the special meeting. As of the close of business on October 15, 2019, there were 31,250,000 outstanding shares of Common Stock.

Q:
What constitutes a quorum at the special meeting?

A:
Holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the special meeting.

Q:
How will DFB's Sponsor, directors and officers and Deerfield vote?

A:
In connection with the IPO, we entered into an agreement with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. In addition, in connection with any Initial Business Combination as to which Deerfield has granted consent (which consent it has provided for the Business Combination), Deerfield has agreed to vote any shares of Common Stock owned by it in favor of such Initial Business Combination. Further, pursuant to the Subscription Agreement, Deerfield agreed to vote the 2,500,000 shares of Common Stock owned by it as of the date of the Merger Agreement in favor of each of the Proposals described in this proxy statement. Currently, our Sponsor, directors and officers and Deerfield collectively own approximately 28% of our issued and outstanding shares of Common Stock, including the founder shares. See the section entitled "Beneficial Ownership of Securities" for additional information.

Q:
What interests do the current officers and directors have in the Business Combination?

A:
In considering the recommendation of our board of directors to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•
the beneficial ownership of the Sponsor and our officers and directors of an aggregate of 6,280,000 shares of Common Stock, which shares would become worthless if DFB does not complete an Initial Business Combination within the applicable time period, as our Initial Stockholders have waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $64.0 million based on the closing price of the Common Stock of $10.19 on Nasdaq on October 21, 2019;

•
the beneficial ownership of our Sponsor of warrants to purchase 4,333,333 shares of Common Stock, which warrants would expire and become worthless if we do not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $5.2 million based on the closing price of our warrants of $1.20 on Nasdaq on October 21, 2019;

  •
  the continuation of Richard Barasch and Dr. Susan Weaver as directors of the combined company; and

  •
  the continued indemnification of our current directors and officers and the continuation of directors' and officers' liability insurance after the Business Combination.

  These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Q:
What happens if I vote against the Business Combination Proposal?

A:
Under the Charter, if the Business Combination Proposal is not approved and we do not otherwise consummate an alternative business combination by February 21, 2020, we will be required to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (less up to $50,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law.

Q:
Do I have redemption rights?

A:
If you are a holder of public shares, you may elect to have your public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to DFB to pay its franchise and income taxes and up to $250,000 annually to fund working capital requirements, by (b) the total number of public shares. However, DFB will not redeem any public shares to the extent that such redemption would result in DFB having net tangible assets as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act of less than $5,000,001. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the shares of Common Stock included in the units sold in our IPO, which we refer to as the "15% threshold." Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Unlike some other blank check companies, other than the net tangible asset requirement and the 15% threshold described above, DFB has no specified maximum redemption threshold and there is no other limit on the amount of public shares that you can redeem. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of DFB's capital stock they may hold in connection with the consummation of the Business Combination, and Deerfield has agreed not to redeem any public shares owned by it in connection with the Business Combination. The founder shares will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of June 30, 2019 of approximately $254.9 million, the estimated per share redemption price would have been approximately $10.19. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to us to pay our franchise and income taxes and up to $250,000 annually to fund working capital requirements) in connection with the liquidation of the Trust Account or if we subsequently complete a different business combination on or prior to February 21, 2020.

Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against or abstain from voting on the Business Combination Proposal or any other Proposal described in this proxy statement. As a result, the Business Combination can be approved by stockholders who will redeem their shares and no longer remain stockholders.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (i) if you hold your shares of Common Stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares, (ii) check the box on the enclosed proxy card marked "Stockholder Certification," and (iii) prior to 5:00 p.m., Eastern Time, on November 5, 2019 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

  Please check the box on the enclosed proxy card marked "Stockholder Certification" if you are not acting in concert or as a "group" with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is DFB's understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, DFB does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

  Holders of outstanding units of DFB must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

  If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using the Depository Trust Company's (the "DTC") DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

  Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question "Who can help answer my questions?" below.

Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
Whether the redemption is subject to U.S. federal income tax depends on your particular facts and circumstances. See the section entitled "Proposal No. 1—The Business Combination Proposal—Certain United States Federal Income Tax Considerations." We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights. U.S. holders (as hereinafter defined) of Common Stock who do not exercise their redemption rights will not be selling, exchanging, or otherwise transferring their Common Stock in connection with the Business Combination and will thus continue to hold their Common Stock. Accordingly, such U.S. holders will not recognize any gain or loss for U.S. federal income tax purposes. The Company did not obtain a tax opinion regarding the U.S. federal income tax consequences of the Business Combination, including this tax consequence.

Q:
If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:
No. The holders of our warrants have no redemption rights with respect to our warrants.

Q:
Do I have appraisal rights if I object to the proposed Business Combination?

A:
No. There are no appraisal rights available to holders of Common Stock in connection with the Business Combination.

Q:
What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:
If the Business Combination Proposal is approved, DFB intends to use a portion of the funds held in the Trust Account to pay (i) a portion of DFB's aggregate costs, fees and expenses in connection with the consummation of the Business Combination, (ii) tax obligations and deferred underwriting commissions from the IPO and (iii) for any redemptions of public shares. The remaining balance in the Trust Account, together with proceeds received from the issuance of shares of Class A Common Stock pursuant to the Subscription Agreement and from the sale by DFB of any other securities prior to the Closing, will be contributed by DFB into AdaptHealth Holdings and, will become funds of AdaptHealth Holdings. AdaptHealth Holdings expects to use such funds to pay expenses incurred by AdaptHealth Holdings in connection with the Business Combination, to repay approximately $50 million of existing AdaptHealth debt, to fund future acquisitions or for other general corporate purposes. See the section entitled "Proposal No. 1—The Business Combination Proposal" for additional information.

Q:
Did DFB's board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
DFB's board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. DFB's board of directors believes that based upon the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its stockholders. The board of directors also determined, without seeking a valuation from a financial advisor, that AdaptHealth Holdings' fair market value was at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing the Merger Agreement. Accordingly, investors will be relying on the judgment of DFB's board of directors in valuing AdaptHealth Holdings' business, and assuming the risk that the board of directors may not have properly valued such business.

Q:
What happens if the Business Combination is not consummated or is terminated?

A:
There are certain circumstances under which the Merger Agreement may be terminated. See the section entitled "Proposal No. 1—The Business Combination Proposal—The Merger Agreement— Termination" for additional information regarding the parties' specific termination rights. In accordance with the Charter, if an Initial Business Combination is not consummated by February 21, 2020, DFB will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to DFB to pay its franchise and income taxes (less up to $50,000 of such net interest to pay dissolution expenses, which interest shall be net of taxes payable by DFB and any amounts released to DFB to fund working capital requirements, subject to an annual limit of $250,000), by (B) the total number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

  DFB expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to DFB's obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of our founder shares have waived any right to any liquidating distributions with respect to those shares.

  In the event of liquidation, there will be no distribution with respect to DFB's outstanding warrants. Accordingly, the warrants will expire worthless.

Q:
When is the Business Combination expected to be consummated?

A:
It is currently anticipated that the Business Combination will be consummated promptly following the special meeting of DFB stockholders to be held on November 7, 2019; provided that all the requisite stockholder approvals are obtained and other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions for the completion of the Business Combination, see the section entitled "Proposal No. 1—The Business

  Combination Proposal—The Merger Agreement—Conditions to the Closing of the Business Combination."

Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement, including "Risk Factors" and the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A:
If you were a holder of record of shares of Common Stock on October 15, 2019, the record date for the special meeting, you may vote with respect to the Proposals in person at the special meeting or by completing signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in "street name," which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:
What will happen if I abstain from voting or fail to vote at the special meeting?

A:
At the special meeting, DFB will count a properly executed proxy marked "ABSTAIN" with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal, the Director Election Proposal or the Adjournment Proposal but will have the same effect as a vote AGAINST the Business Combination Proposal and the Charter Proposal.

Q:
What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by DFB without an indication of how the stockholder intends to vote on a proposal will be voted "FOR" each Proposal presented to the stockholders.

Q:
If I am not going to attend the special meeting in person, should I submit my proxy card instead?

A:
Yes. Whether you plan to attend the special meeting or not, please read this proxy statement carefully, and vote your shares by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in "street name," will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. DFB believes the Proposals presented to the stockholders will be considered non-discretionary, and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:
May I change my vote after I have submitted my executed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to DFB's secretary at the address listed below so that it is received by our secretary prior to the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to DFB's secretary, which must be received prior to the special meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

DFB Healthcare Acquisitions Corp.
780 Third Avenue
New York, New York 10017
Attention: Secretary

  You may also contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers call collect at: (203) 658-9400)
Email: DFBH.info@morrowsodali.com

  To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

  You may also obtain additional information about DFB from documents filed with the United States Securities and Exchange Commission (the "SEC") by following the instructions in the section entitled "Where You Can Find Additional Information."

  If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in accordance with the procedures detailed under the question "How do I exercise my redemption rights?" If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
DFB will pay the cost of soliciting proxies for the special meeting. DFB has engaged Morrow Sodali LLC, to assist in the solicitation of proxies for the special meeting. DFB has agreed to pay Morrow Sodali LLC a fee of $25,000, plus disbursements. DFB will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. DFB will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT

        This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled "Where You Can Find Additional Information."

 Parties to the Business Combination

DFB Healthcare Acquisitions Corp.

        DFB is a Delaware blank check company formed on November 22, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Upon the Closing, we intend to change our name from "DFB Healthcare Acquisitions Corp." to "AdaptHealth Corp.."

        Our Common Stock, warrants and units, consisting of one share of Common Stock and one-third of one redeemable warrant, are traded on Nasdaq under the ticker symbols "DFB," "DFBW" and "DFBU," respectively. We have applied to continue the listing of our Class A Common Stock and public warrants on Nasdaq under the symbols "AHCO" and "AHCOW," respectively, upon the Closing. The units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security.

        The mailing address of DFB's principal executive office is 780 Third Avenue, New York, NY, 10017, and its telephone number is (212) 551-1600.

AdaptHealth Holdings LLC

        AdaptHealth Holdings is a leading provider of home healthcare equipment and related services in the United States. AdaptHealth Holdings focuses primarily on providing (i) sleep therapy equipment, supplies and related services (including CPAP and bi-PAP services) to individuals suffering from OSA, (ii) home medical equipment to patients discharged from acute care and other facilities and (iii) oxygen and related chronic therapy services in the home. AdaptHealth Holdings also provides hospice-focused HME services, wound therapy and nutritional HME services. AdaptHealth Holdings services beneficiaries of Medicare, Medicaid and commercial payors. As of June 30, 2019, AdaptHealth Holdings serviced over one million patients annually in 49 states through its network of 189 locations in 35 states.

        The mailing address of AdaptHealth Holdings' principal executive office is 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462, and its telephone number is (610) 630-6357.

        For more information about AdaptHealth Holdings, see the sections entitled "Information About AdaptHealth" and "Management's Discussion and Analysis of Financial Condition and Results of Operation of AdaptHealth."

The Business Combination

The Merger Agreement

        On July 8, 2019, we entered into the Merger Agreement among DFB, Merger Sub, AdaptHealth Holdings, the Blocker Companies, AdaptHealth Holdings Unitholders' Representative named therein and, solely for the purposes specified therein, the Blocker Sellers, pursuant to which, among other matters described in this proxy statement, DFB will acquire a majority, expected to be approximately 65%, of the economic and voting interests of AdaptHealth Holdings through a series of transactions, on the terms and subject to the conditions set forth therein. On October 15, 2019, we entered into the Merger Agreement Amendment to, among other things, remove the minimum cash closing condition, adding a new condition to the Closing with respect to the absence, since the date of the Merger

Agreement Amendment, of the commencement of a material investigation or action against AdaptHealth Holdings by certain healthcare regulatory authorities, and amend and restate the forms of certain of the Related Agreements, which are summarized below. A copy of the Merger Agreement is attached to this proxy statement as Annex A-1. A copy of the Merger Agreement Amendment is attached to this proxy statement as Annex A-2.

        Pursuant to the Merger Agreement, the Business Combination is expected to involve three principal components, each to occur at the Closing: the Blocker Mergers, the DFB Contribution and the AdaptHealth Merger (each as defined and described below).

        Following the Closing, DFB and AdaptHealth will be organized in an "Up-C" structure, meaning that substantially all of the assets of the combined company will be held by AdaptHealth Holdings and AdaptHealth, and DFB's only assets will be equity interests in AdaptHealth Holdings. Following the Closing, DFB will own a majority, expected to be approximately 65%, of the economic and voting interests of AdaptHealth Holdings and will be the sole manager of AdaptHealth Holdings. It is anticipated that, upon completion of the Business Combination, DFB's existing stockholders, including our Sponsor and Deerfield, will retain an ownership interest of approximately 41% of the outstanding Common Stock of the post-combination company and the former equityholders of AdaptHealth Holdings will own approximately 59% of the outstanding Common Stock of the post-combination company. These percentages are calculated based on a number of assumptions described in this proxy statement. See assumptions described under "Certain Defined Terms" and "Summary of the Proxy Statement—Organizational Structure—Following the Business Combination."

        The total AdaptHealth Merger Consideration to be received by the Blocker Sellers and the Non-Blocker AdaptHealth Members at the Closing pursuant to the Business Combination will consist of an aggregate of up to 51,500,000 shares of Class A Common Stock and New AdaptHealth Units, and a number of shares of Class B Common Stock equal to the number of New AdaptHealth Units, except that the holders of membership interests in AdaptHealth Holdings and the Blocker Sellers have the right to receive cash, not to exceed $50 million in the aggregate, in which case the number of shares to be issued would be reduced by an amount equal to the total amount of cash consideration paid divided by $10.00. The AdaptHealth Merger Consideration will be allocated among the Blocker Sellers and the Non-Blocker AdaptHealth Members in accordance with the terms of the Merger Agreement and the AdaptHealth Holdings LLC Agreement, which allocation will be determined prior to the Closing. Each New AdaptHealth Unit (other than those held by DFB), together with one share of Class B Common Stock, will be exchangeable in the future, subject to certain conditions, for one share of Class A Common Stock or, at our election, the cash equivalent to the market value of one share of Class A Common Stock, pursuant to the terms of the Exchange Agreement, as described in this proxy statement.

        Each Incentive Unit that is outstanding immediately prior to the effective time of the AdaptHealth Merger will be canceled and will be converted into the right to receive Consideration Units. Each Consideration Unit received in exchange for the cancellation of an Incentive Unit will be subject to the same vesting terms and conditions as were applicable to the Incentive Unit immediately prior to the effective time of the AdaptHealth Merger, except that all performance-based vesting conditions (including, without limitation, any vesting conditions based on the achievement of certain valuation thresholds as of a specified date or the consummation of a specific transaction) will be deemed satisfied in full as of the effective time of the AdaptHealth Merger and will be subject to time-based vesting, with 25% of such consideration vesting on each of the first four quarterly anniversaries of the Closing.

        Pursuant to the Merger Agreement, on the Closing Date:

  •
  Each Blocker Company will be merged with and into DFB, whereupon the separate existence of each Blocker Company will cease, and DFB will continue as the surviving entity of the Blocker Mergers. Pursuant to the Blocker Mergers, the outstanding equity interests of the Blocker

    Companies will be converted into the right to receive, and DFB will issue to the Blocker Sellers, a number of shares of Class A Common Stock determined in accordance with the Merger Agreement and one or more promissory notes issued by AdaptHealth Holdings in favor of the BlueMountain Blocker in exchange for AdaptHealth Holdings Common Units. Based on the assumptions described in the section entitled "Certain Defined Terms," 17,536,783 shares of Class A Common Stock would be issued to the Blocker Sellers pursuant to the Blocker Mergers. As a result of the Blocker Mergers, immediately after the effective time of the Blocker Mergers, DFB will own the DFB Acquired Existing AdaptHealth Units.

  •
  Immediately after the Blocker Mergers, Merger Sub will be merged with and into AdaptHealth Holdings, whereupon the separate limited liability company existence of Merger Sub will cease and AdaptHealth Holdings will survive the AdaptHealth Merger as a partially owned subsidiary of DFB.

  •
  At the effective time of the AdaptHealth Merger, DFB will cause the trustee to distribute the proceeds of the trust fund established by DFB for the benefit of its public stockholders, and DFB will contribute the proceeds from the issuance of Class A Common Stock pursuant to the Subscription Agreement and any similar agreement, in each case, to AdaptHealth Holdings in exchange for a number of AdaptHealth Holdings Common Units equal to the aggregate number of shares of Common Stock of DFB outstanding after giving effect to the number of shares of Common Stock redeemed prior to the Closing and the shares of Common Stock issued pursuant to the Subscription Agreement or any other similar agreement (but excluding any shares of Class A Common Stock issued as consideration pursuant to the Blocker Merger).

  •
  Pursuant to the AdaptHealth Merger, all of the outstanding Existing AdaptHealth Units (other than the DFB Acquired Existing AdaptHealth Units) will be converted into the right to receive, and AdaptHealth Holdings will issue to the Non-Blocker AdaptHealth Members, a number of New AdaptHealth Units, and an equal number of shares of Class B Common Stock, determined in accordance with the Merger Agreement and the AdaptHealth Holdings LLC Agreement. Based on the assumptions described in the section entitled "Certain Defined Terms," 28,963,217 New AdaptHealth Units and 28,963,217 shares of Class B Common Stock would be issued to the Non-Blocker AdaptHealth Members pursuant to the AdaptHealth Merger.

        For more information about the Merger Agreement and the Business Combination and other transactions contemplated thereby, see the section entitled "Proposal No. 1—The Business Combination Proposal."

Conditions to the Closing

        Under the Merger Agreement, consummation of the AdaptHealth Merger is subject to customary and other conditions, including (i) our stockholders having approved, among other things, the transactions contemplated by the Merger Agreement, (ii) the absence of any governmental order that would prohibit the AdaptHealth Merger, (iii) the expiration of the waiting period (or extension thereof) (iv) the absence, since the date of the Merger Agreement Amendment, of (x) the commencement by certain healthcare regulatory authorities of any investigation or review of by AdaptHealth Holdings concerning a material violation of healthcare law or (y) any action filed under applicable healthcare law by certain healthcare regulatory authorities filed against AdaptHealth Holdings, in each case, that would be material to AdaptHealth Holdings, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the "HSR Act"), (v) AdaptHealth Holdings not having indebtedness as of the Closing Date of more than the sum of (x) $470 million, (y) any capital or capitalized lease obligations with respect to the acquisition of durable medical or respiratory equipment and (z) any indebtedness incurred between the date of the Merger Agreement and the Closing to pay the cash purchase price by AdaptHealth Holdings or any of its subsidiaries and related fees and expenses in connection with any Permitted Acquisition, (vi) the representations and warranties of the other parties to the Merger

Agreement being true and correct, subject to the de minimis, materiality and material adverse effect standards contained in the Merger Agreement and (vii) material compliance by the other parties with their respective covenants.

Regulatory Matters

        To complete the Business Combination, DFB and AdaptHealth Holdings must obtain approvals or consents from, or make filings with certain U.S. federal authorities. The Business Combination is subject to the requirements of the HSR Act, which prevents DFB and AdaptHealth Holdings from completing the Business Combination until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and specified waiting period requirements have been satisfied. On September 20, 2019, DFB filed a Premerger Notification and Report Form pursuant to the HSR Act with the DOJ and FTC and requested early termination of the waiting period under the HSR Act. On September 27, 2019, DFB's request for early termination of the waiting period was granted.

        For more information, see the section entitled "Proposal No. 1—The Business Combination Proposal—Regulatory Matters."

Termination Rights

        The Merger Agreement is subject to termination prior to the effective time of the AdaptHealth Merger as follows:

  •
  by the mutual written consent of DFB and AdaptHealth Holdings;

  •
  by either DFB or AdaptHealth Holdings, if: (i) the AdaptHealth Merger has not been consummated prior to January 31, 2020, provided, however, that the Merger Agreement may not be terminated by or on behalf of any party that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Merger Agreement and such breach or violation is the primary cause of the failure of a condition; (ii) any governmental authority in the United States having issued a final, non-appealable order and that has the effect of making consummation of the merger illegal or otherwise preventing or prohibiting consummation of the AdaptHealth Merger; or (iii) the Merger Agreement failing to receive the requisite vote for approval at the special meeting;

  •
  by DFB, if: (i) there has been a breach of any representation, warranty, covenant or agreement on the part of AdaptHealth Holdings, as set forth in the Merger Agreement, or if any representation or warranty of AdaptHealth Holdings will have become untrue, provided that DFB has not waived such breach and DFB or Merger Sub is not then in material breach of any representation, warranty, covenant or agreement on the part of DFB or Merger Sub, as set forth in the Merger Agreement, and provided, further, that would result in the failure of its closing conditions and such breach will not have been cured or is not capable of being cured within 30 days after written notice of such breach; or (ii) AdaptHealth Holdings' audited financial statements (audited in accordance with Public Company Accounting Oversight Board ("PCAOB") had not been delivered to DFB by AdaptHealth Holdings on or before September 30, 2019; and

  •
  by AdaptHealth Holdings, if there has been a breach of any representation, warranty, covenant or agreement on the part of DFB and Merger Sub, as set forth in the Merger Agreement, or if any representation or warranty of DFB and Merger Sub has become untrue, provided that AdaptHealth Holdings has not waived such breach and AdaptHealth Holdings is not then in material breach of any representation, warranty, covenant or agreement on the part of AdaptHealth Holdings, as set forth in the Merger Agreement, and provided, further, that such breach would result in the failure of DFB's closing conditions and such breach has not been cured or is not capable of being cured within 30 days after written notice of such breach.

        None of the parties to the Merger Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Merger Agreement.

        For more information, see the section entitled "Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Termination."

Amendments to the Charter

        Pursuant to the Merger Agreement, at the effective time of the AdaptHealth Merger, DFB's Charter will be further amended and restated to:

  •
  change DFB's name to "AdaptHealth Corp.";

  •
  create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB;

  •
  increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB's preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000;

  •
  change DFB's classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and

  •
  make certain other changes to the Charter, including the elimination of certain provisions related to our Initial Business Combination that will no longer be relevant following the Closing.

        For more information about these amendments to the Charter, see the section entitled "Proposal No. 2—The Charter Proposal."

Other Agreements Related to the Merger Agreement

Assignment Letter

        In connection with DFB's entry into the Merger Agreement Amendment, DFB, AdaptHealth Holdings and our Sponsor entered into the Assignment Letter (which Assignment Letter amends and restates in its entirety the original assignment letter that was entered into in connection with the execution of the Merger Agreement). Pursuant to the Assignment Letter, our Sponsor will, immediately prior to the consummation of the Business Combination, transfer and assign to AdaptHealth Holdings (or such equityholders or employees of AdaptHealth Holdings as AdaptHealth Holdings shall designate prior to the Closing), for no consideration between 2,437,500 and 2,500,000 of the founder shares and between 1,690,000 and 1,733,333 of the warrants to purchase shares of Common Stock held by our Sponsor. The number of founder shares and warrants to be transferred will be determined based on the number of PIPE Shares purchased pursuant to the Subscription Agreement. The proposed allocation of these shares and warrants has been determined as of the date of this proxy statement, and the final allocation of these shares and warrants will be determined no later than two days prior to the Closing. We expect that this allocation will include allocations to the executive officers and directors of DFB following the Business Combination.

        For more information about the Assignment Letter, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Assignment Letter."

Subscription Agreement

        In connection with DFB's entry into the Merger Agreement Amendment, DFB, Deerfield and RAB Ventures entered into the Subscription Agreement. The Subscription Agreement amends and restates in its entirety the original subscription agreement that was entered into by DFB and Deerfield in connection with the execution of the Merger Agreement.

        Pursuant to the Subscription Agreement:

  •
  On the Closing Date, subject to the occurrence of the Closing and certain other conditions, Deerfield (and, under certain circumstances, RAB Ventures) will purchase from DFB, for a purchase price of $10.00 per share, an aggregate of between 5,000,000 and 12,500,000 shares of Common Stock, depending on the amount of Available Cash held by DFB immediately prior to the Closing. If the Available Cash is $75 million or less, then the total number of PIPE Shares to be purchased will equal 12,500,000. If the Available Cash is more than $75 million but less than $100 million, then the total number of PIPE Shares to be purchased will be such number between 10,000,000 and 12,500,000 as is selected by Deerfield in its sole discretion. If the Available Cash is between $100 million and $200 million, then the total number of PIPE Shares to be purchased will equal 10,000,000. If the Available Cash is more than $200 million, then the total number of PIPE Shares to be purchased will be such number of shares of Common Stock (rounded up to the nearest whole number) equal to (A) $300 million minus the amount of Available Cash, divided by (B) ten; provided that in no event will the number of shares purchased be less than 5,000,000. If the total number of PIPE Shares to be purchased is 10,000,000 or less, then Deerfield will purchase all of the PIPE Shares, and if the total number of PIPE Shares to be purchased is more than 10,000,000, then Deerfield will purchase 10,000,000 of the PIPE Shares plus 96% of the PIPE Shares in excess of 10,000,000, and RAB Ventures will purchase the remaining PIPE Shares.

  •
  Deerfield will be entitled to designate for nomination by DFB for election one director to serve on DFB's board of directors at the Closing.

  •
  Deerfield agreed to vote the 2,500,000 shares of Common Stock held by it as of the date of the Merger Agreement in favor of approval of each of the Proposals described in this proxy statement to be submitted to a vote of DFB's stockholders at the special meeting.

        For more information about the Subscription Agreement, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement."

A&R AdaptHealth Holdings LLC Agreement

        Following completion of the Business Combination, we will operate our business through AdaptHealth Holdings and its subsidiaries, including AdaptHealth. At the Closing, DFB and the Non-Blocker AdaptHealth Members will enter into the A&R AdaptHealth Holdings LLC Agreement which will set forth, among other things, the rights and obligations of the holders of New AdaptHealth Units.

Exchange Agreement

        In connection with the Closing, DFB, AdaptHealth Holdings and the Non-Blocker AdaptHealth Members will enter into the Exchange Agreement, pursuant to which the Non-Blocker AdaptHealth Members may elect from time to time, but not more than once per fiscal quarter without the prior written consent of DFB or the manager of AdaptHealth Holdings (if not DFB), to exchange their New AdaptHealth Units and shares of Class B Common Stock for shares of Class A Common Stock, subject to the restrictions set forth in the A&R AdaptHealth Holdings LLC Agreement. The minimum number of New AdaptHealth Units (and corresponding number of shares of Class B Common Stock) that may be exchanged in any one exchange is the lesser of (A) 10,000 New AdaptHealth Units and (B) all of the New AdaptHealth Units then held by such person, except that this minimum will not apply if such exchange is in connection with the exercise of any incidental registration rights pursuant to the Registration Rights Agreement.

        For more information about the Exchange Agreement, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Exchange Agreement."

Tax Receivable Agreement

        At the Closing, DFB will enter into the Tax Receivable Agreement with the Blocker Sellers and Non-Blocker AdaptHealth Members. The Tax Receivable Agreement will generally provide for the payment by DFB to the Blocker Sellers and Non-Blocker AdaptHealth Members of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that DFB actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Access Point Medical, Inc. existing prior to the Business Combination; (ii) certain increases in tax basis resulting from exchanges of New AdaptHealth Units ; (iii) imputed interest deemed to be paid by DFB as a result of payments it makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments DFB makes under the Tax Receivable Agreement.

        For more information about the Tax Receivable Agreement, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement."

Registration Rights Agreement

        Under the terms of the Registration Rights Agreement, DFB will be obligated to file a shelf registration statement to register the resale of Registrable Securities of DFB held by the Blocker Sellers, the Non-Blocker AdaptHealth Members, Deerfield and, if applicable, RAB Ventures ("equityholders"). In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the equityholders may demand, at any time or from time to time, that DFB file a registration statement on Form S-1, or any similar long-form registration statement, or if available, on Form S-3 to register the shares of Common Stock of DFB held by such equityholders. The Registration Rights Agreement will also provide the equityholders with "piggy-back" registration rights, subject to certain requirements and customary conditions. Under certain circumstances, additional payments may be assessed with respect to the shares of Common Stock included in the registerable securities in the event that: (i) a resale shelf registration statement has not been declared effective by the SEC by the earlier of (a) 60 days following DFB's deadline to file a resale shelf registration statement, or (b) ten business days after the SEC notifies DFB that it will not review the resale shelf registration statement, subject to certain potential timing adjustments; or (ii) the resale shelf registration statement is declared effective by the SEC but thereafter ceases to be effective prior to the expiration of a designated effective period. The additional payments will accrue on the applicable Registrable Securities at a rate of $0.05 per share per month or portion thereof, subject to certain terms and limitations (including a cap of $0.50 per share). "Registrable Securities" means (i) any Common Stock issued with respect to or in exchange for any New AdaptHealth Units held by the equityholders, (ii) any founder shares held by the equityholders, (iii) any private placement warrants (or underlying securities) held by the equityholders, (iv) any PIPE Shares held by the equityholders, (v) any Common Stock issued to an equityholder pursuant to the terms of the Merger Agreement or (vi) any Common Stock issued or issuable with respect to the securities referred to in the preceding clauses (i) through (v) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

        For more information about the Registration Rights Agreement, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Registration Rights Agreement."

Lock-Up Agreements

        On July 8, 2019, DFB, AdaptHealth Holdings and certain members of AdaptHealth Holdings entered into the Lock-Up Agreements. Pursuant to the Lock-Up Agreements, such members agreed to certain lock-up arrangements with DFB, pursuant to which: (i) certain of such members will be restricted from selling, transferring, granting any option to purchase or pledging any securities of DFB they receive in connection with the transactions contemplated by the Merger Agreement for a period of nine months from the Closing of the transaction and (ii) certain of such members will be restricted from selling, transferring, granting any option to purchase or pledging such securities for a period of either six months or three months from the Closing of the transaction, depending upon whether such member has made a cash redemption request as contemplated by the Merger Agreement.

        For more information about the Lock-Up Agreements, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Lock-Up Agreements."

Board Designee Rights Letter Agreement

        In connection with the Closing, DFB and AdaptHealth Holdings will enter into a letter agreement (the "Board Designee Rights Letter Agreement") with the BlueMountain Entities, pursuant to which the BlueMountain Entities or their permitted transferees holding a majority of the outstanding principal amount under the BM Notes will be granted the right, commencing on the Closing Date and ending on the date on which the BM Notes have been paid in full, to appoint one person to DFB's board of directors. The BlueMountain Entities have appointed Dale Wolf as their designee, effective as of the Closing.

        For more information about the Board Designee Rights Letter Agreement, see the section entitled "Proposal No. 1—The Business Combination Proposal—Related Agreements—Board Designee Rights Letter Agreement."

Interests of Certain Persons in the Business Combination

        In considering the recommendation of our board of directors to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

  •
  the beneficial ownership of the Sponsor and our officers and directors of an aggregate of 6,280,000 shares of Common Stock, which shares would become worthless if DFB does not complete an Initial Business Combination within the applicable time period, as our Initial Stockholders have waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $64.0 million based on the closing price of the Common Stock of $10.19 on Nasdaq on October 21, 2019;

  •
  the beneficial ownership of our Sponsor of warrants to purchase 4,333,333 shares of Common Stock, which warrants would expire and become worthless if we do not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $5.2 million based on the closing price of our warrants of $1.20 on Nasdaq on October 21, 2019;

  •
  the continuation of Richard Barasch and Dr. Susan Weaver as directors as a director of the combined company; and

  •
  the continued indemnification of our current directors and officers and the continuation of directors' and officers' liability insurance after the Business Combination.

        These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Reasons for the Approval of the Business Combination

        After careful consideration, our board of directors recommends that DFB stockholders vote "FOR" each Proposal being submitted to a vote of the DFB stockholders at the DFB special meeting.

        For a description of DFB's reasons for the approval of the Business Combination and the recommendation of our board of directors, see the section entitled "Proposal No. 1—The Business Combination Proposal—Our Board of Directors' Reasons for the Approval of the Business Combination."

Redemption Rights

        Under our Charter, holders of our Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to DFB to pay its franchise and income taxes and up to $250,000 annually to fund working capital requirements, by (b) the total number of shares of Common Stock included as part of the units issued in the IPO. However, DFB will not redeem any public shares to the extent that such redemption would result in DFB having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. As of June 30, 2019, this would have amounted to approximately $10.19 per share. Under the Charter, in connection with an Initial Business Combination, a public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert of as a "group" (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 15% of the public shares.

        If a holder exercises its redemption rights, then such holder will be exchanging its shares of Common Stock for cash and will no longer own shares of Common Stock and will not participate in the future growth of DFB, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to DFB's transfer agent in accordance with the procedures described herein. See the section entitled "Special Meeting in lieu of 2019 Annual Meeting of DFB Stockholders—Redemption Rights" for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on DFB's Public Float

        Based on the assumptions described under "Certain Defined Terms," immediately after the Closing:

  •
  DFB, which will be the sole manager of AdaptHealth Holdings, will own 53,786,783 New AdaptHealth Units, representing an approximate 65% economic and voting interest in AdaptHealth Holdings, and the Non-Blocker AdaptHealth Members will own 28,963,217 New AdaptHealth Units, representing an approximate 35% economic and voting interest in AdaptHealth Holdings.

  •
  The ownership of DFB will be as follows:

  •
  the public stockholders collectively will own 22,500,000 shares of our Class A Common Stock, representing an approximate 42% economic interest and an approximate 27% voting interest;

    •
    our Sponsor will own 3,545,652 shares of our Class A Common Stock, representing an approximate 7% economic interest and an approximate 4% voting interest;

    •
    the Blocker Sellers collectively will own 18,173,356 shares of our Class A Common Stock, representing an approximate 34% economic interest and an approximate 22% voting interest;

    •
    the Non-Blocker AdaptHealth Members collectively will own 1,863,427 shares of our Class A Common Stock and 28,963,217 shares of our Class B Common Stock, representing an approximate 3% economic interest and an approximate 37% voting interest;

    •
    Deerfield will own 7,500,000 shares of our Class A Common Stock, representing an approximate 14% economic interest and an approximate 9% voting interest; and

    •
    certain members of DFB's existing management collectively will own (excluding securities owned by our Sponsor that may be deemed to be beneficially owned by Mr. Barasch) 204,348 shares of Class A Common Stock, representing less than a 1% economic and voting interest.

        The numbers of shares and the economic and voting interests set forth above are based upon the assumptions set forth under "Certain Defined Terms." If the actual facts differ from our assumptions, the numbers of shares and economic and voting interests set forth above will be different. The exercises of redemption rights by our public stockholders in connection with the Business Combination could cause the numbers of shares and economic and voting interests at the Closing to be different from those set forth above.

        In addition, the numbers of shares and economic and voting interests set forth above do not take into account (i) potential future exercises of public warrants and private placement warrants for shares of Class A Common Stock, (ii) potential future exchanges of New AdaptHealth Units, together with shares of Class B Common Stock, issued to the Non-Blocker AdaptHealth Members for shares of Class A Common Stock or (iii) the potential issuance of the Contingent Consideration. The public warrants and the private placement warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

        If we assume (i) that all 8,333,333 outstanding public warrants and all 4,333,333 private placement warrants were exercisable and exercised following completion of the Business Combination, (ii) that all 28,963,217 New AdaptHealth Units issued to the Non-Blocker AdaptHealth Members were exchangeable and exchanged, together with all 28,963,217 shares of Class B Common Stock, and (iii) no other changes to the assumptions set forth under "Certain Defined Terms," then:

  •
  DFB will own 100% of the economic and voting interests in AdaptHealth Holdings.

  •
  The ownership of DFB will be as follows:

  •
  the public stockholders collectively will own 30,000,000 shares of our Class A Common Stock, representing an approximate 31% economic and voting interest;

  •
  our Sponsor will own 6,145,652 shares of our Class A Common Stock, representing an approximate 6% economic and voting interest;

  •
  the Blocker Sellers collectively will own 18,856,043 shares of our Class A Common Stock, representing an approximate 20% economic and voting interest;

  •
  the Non-Blocker AdaptHealth Members collectively will own 31,877,290 shares of our Class A Common Stock, representing an approximate 33% economic and voting interest;

    •
    Deerfield will own 8,333,333 shares of our Class A Common Stock, representing an approximate 9% economic and voting interest; and

    •
    certain members of DFB's existing management collectively will own (excluding securities owned by our Sponsor that may be deemed to be beneficially owned by Mr. Barasch) 204,348 shares of Class A Common Stock, representing less than a 1% economic and voting interest.

        Please see the section entitled "Unaudited Pro Forma Condensed Combined Financial Information of DFB" for further information.

Organizational Structure

Prior to the Business Combination

        The following diagram illustrates the ownership structure of DFB prior to the Business Combination. The economic and voting interests shown in the diagram do not account for private placement warrants and public warrants that will remain outstanding following the Business Combination and may be exercised at a later date.

Following the Business Combination

        The following diagram illustrates the ownership structure of DFB immediately following the Business Combination. The voting and economic interests shown in the diagram are based on the assumptions described in the section entitled "Certain Defined Terms" and do not account for private placement warrants and public warrants that will remain outstanding following the Business Combination and may be exercised at a later date.

Board of Directors of DFB Following the Business Combination

        Upon consummation of the Business Combination, the size of our board of directors will be expanded from five directors to seven, and our board of directors will consist of Richard Barasch, Luke McGee, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver and Dale Wolf. All the directors except for Luke McGee and Joshua Parnes will be independent under applicable Nasdaq rules. Please see the section entitled "Management After the Business Combination" for further information.

Accounting Treatment

        The Business Combination will be regarded as a reverse recapitalization whereby AdaptHealth Holdings will be considered to be the accounting acquirer as its former owners' will retain control of

DFB after the exchange. Although DFB will be the legal parent company, the share exchange will be treated as a recapitalization of AdaptHealth Holdings. AdaptHealth Holdings will be the continuing entity for financial reporting purposes. Accordingly, assets and liabilities and the historical operations of AdaptHealth Holdings will be reflected in the financial statements of the registrant subsequent to the Business Combination for all periods presented.

Appraisal Rights

        Appraisal rights are not available to DFB stockholders in connection with the Business Combination.

Other Proposals

        In addition to the Business Combination Proposal, DFB stockholders will be asked to vote on the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal, the Director Election Proposal and the Adjournment Proposal. For more information about the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal, the Director Election Proposal and the Adjournment Proposal see the sections entitled "Proposal No. 2—The Charter Proposal," "Proposal No. 3—The Nasdaq Proposal," "Proposal No. 4—The 2019 Plan Proposal," "Proposal No. 5—The 2019 ESPP Proposal," "Proposal No. 6—The Director Election Proposal" and "Proposal No. 7—The Adjournment Proposal."

Date, Time and Place of Special Meeting

        The special meeting will be held at 11 a.m., local time, on November 7, 2019, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.

Voting Power; Record Date

        You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Common Stock at the close of business on October 15, 2019, which is the record date for the special meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the record date. If your shares are held in "street name" or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of October 15, 2019 there were 31,250,000 shares of Common Stock outstanding in the aggregate, of which 25,000,000 are public shares and 6,250,000, or 20.0%, are founder shares held by our Sponsor, directors and officers.

Proxy Solicitation

        Proxies may be solicited by mail. DFB has engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled "Special Meeting in lieu of 2019 Annual Meeting of DFB Stockholders—Revoking Your Proxy."

Quorum and Required Vote for Proposals for the Special Meeting

        A quorum of DFB stockholders is necessary to hold a valid meeting. Holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. Abstentions will count as present for the purposes of establishing a quorum.

        Approval of each of the Business Combination Proposal and the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting. Approval of each of the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting. Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. Accordingly, if a valid quorum is otherwise established, a stockholder's abstention or failure to vote by proxy or in person at the special meeting will have no effect on the outcome of the vote on the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal, the Director Election Proposal or the Adjournment Proposal but will have the same effect as a vote AGAINST the Business Combination Proposal and the Charter Proposal.

Recommendation to DFB Stockholders

        Our board of directors believes that each of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal, the Director Election Proposal and the Adjournment Proposal is in the best interests of DFB and its stockholders and recommends that its stockholders vote "FOR" each of the Proposals to be presented at the special meeting.

        When you consider the recommendation of DFB's board of directors in favor of approval of these Proposals, you should keep in mind that our Sponsor, members of our board of directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. Please see the section entitled "Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination."

Risk Factors

        In evaluating the Proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled "Risk Factors."

SELECTED HISTORICAL FINANCIAL INFORMATION OF DFB

        The following table shows selected historical financial information of DFB for the periods and as of the dates indicated. The selected historical financial information of DFB as of December 31, 2018 and 2017 and for the year ended December 31, 2018 and the period from November 22, 2017 (inception) to December 31, 2017 was derived from the audited historical financial statements of DFB included elsewhere in this proxy statement. The selected historical interim financial information of DFB as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 was derived from the unaudited interim financial statements of DFB included elsewhere in this proxy statement. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of DFB" and our historical financial statements and the notes and schedules related thereto, included elsewhere in this proxy statement.

	Six Months Ended June 30,			Period November 22, 2017 to December 31, 2017
			Year Ended December 31, 2018
(in thousands, except per share information) Statements of Operations Data:	2019	2018
	(unaudited)
Net revenue	$—	$—	$—	$—
Net income (loss)	$158	$910	$2,086	$(1)
Basic and diluted net income per public share	$0.08	$0.04	$0.11	$—
Basic and diluted net loss per founder share	$(0.29)	$—	$(0.13)	$—

		As of December 31,
	As of June 30, 2019
(in thousands) Balance Sheet Data:		2018	2017
	(unaudited)
Total assets	$255,866	$254,124	$311
Total long-term obligations, including current portion	$7,875	$7,875	$174

 SELECTED HISTORICAL FINANCIAL INFORMATION OF ADAPTHEALTH

        The following table shows selected historical financial information of AdaptHealth Holdings for the periods and as of the dates indicated. The selected historical consolidated financial information of AdaptHealth Holdings as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 was derived from the audited historical consolidated financial statements of AdaptHealth Holdings included elsewhere in this proxy statement. The selected historical interim condensed consolidated financial information of AdaptHealth Holdings as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 was derived from the unaudited interim condensed consolidated financial statements of AdaptHealth Holdings included elsewhere in this proxy statement.

        AdaptHealth Holdings' historical results are not necessarily indicative of future operating results. The selected consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of AdaptHealth," as well as the historical consolidated financial statements of AdaptHealth Holdings and accompanying notes included elsewhere in this proxy statement.

	Six Months Ended June 30,		Year Ended December 31,
(in thousands) Statements of Operations Data:	2019	2018	2018	2017	2016
	(unaudited)
Total net revenue	$243,652	$134,469	$345,278	$192,559	$174,316
Net (loss) income attributable to AdaptHealth Holdings	$(7,884)	$7,361	$23,260	$9,687	$(4,183)

		As of December 31,
	As of June 30, 2019
(in thousands) Balance Sheet Data:		2018	2017
	(unaudited)
Total assets	$392,836	$368,957	$111,984
Total long-term obligations, including current portion	$420,045	$158,415	$66,935

        The following table sets forth selected elements of AdaptHealth Holdings' Consolidated Statements of Cash Flows:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2019	2018	2018	2017	2016
	(unaudited)
Net Cash provided by Operating Activities	$26,036	$22,467	$68,427	$45,931	$29,935
Net Cash used in Investing Activities	$(38,710)	$(71,252)	$(96,284)	$(15,077)	$(2,676)
Net Cash (used in) provided by Financing Activities	$(10,353)	$61,121	$48,769	$(30,263)	$(27,580)

        The following table sets forth EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2019	2018	2018	2017	2016
	(unaudited)
EBITDA	$46,343	$30,652	$77,569	$43,580	$28,886
Adjusted EBITDA	$57,696	$33,473	$84,447	$45,035	$33,104
Adjusted EBITDA less Patient Equipment Capex	$35,048	$16,010	$45,083	$19,186	$7,625

        The following table reconciles net income (loss) attributable to AdaptHealth Holdings, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2019	2018	2018	2017	2016
	(unaudited)
Net (loss) income attributable to AdaptHealth Holdings LLC	$(7,884)	$7,361	$23,260	$9,687	$(4,183)
Income attributable to noncontrolling interest	709	384	1,077	580	563
Interest expense	20,895	3,092	7,453	5,041	5,761
Income tax expense (benefit)	4,417	303	(2,098)	249	(208)
Depreciation	28,206	19,512	47,877	27,816	26,563
Loss from discontinued operations, net of tax	—	—	—	207	390

EBITDA	46,343	30,652	77,569	43,580	28,886
Loss on extinguishment of debt, net(a)	2,121	1,399	1,399	324	—
Equity-based compensation expense(b)	5,406	258	884	49	49
Transaction costs(c)	2,950	856	2,514	—	—
Severance(d)	688	291	1,920	826	430
Non-recurring expenses(e)	188	17	161	256	3,739

Adjusted EBITDA	57,696	33,473	84,447	45,035	33,104
Less: Patient equipment capex(f)	(22,648)	(17,463)	(39,364)	(25,849)	(25,479)

Adjusted EBITDA less Patient Equipment Capex	$35,048	$16,010	$45,083	$19,186	$7,625

(a)
Represents write off of deferred financing costs and prepayment penalty expense related to refinancing of debt offset by gain on debt extinguishment.

(b)
Represents amortization of equity-based compensation to employees and expense resulting from accelerated vesting of certain profit interests.

(c)
Represents transaction costs primarily related to acquisition growth, the 2019 Recapitalization, and costs related to the Business Combination.

(d)
Represents severance costs related to acquisition integration and internal AdaptHealth Holdings restructuring and workforce reduction activities.

(e)
Represents one-time legal and consulting expenses, in addition to certain non-recurring expenses.

(f)
Represents patient equipment acquired during the respective period without regard to the manner in which the equipment was financed.

 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The selected unaudited pro forma condensed consolidated combined statements of operations of DFB for the six months ended June 30, 2019 and for the year ended December 31, 2018 combine the historical statements of operations of DFB and the historical consolidated statements of operations of AdaptHealth Holdings, giving effect to the Business Combination as if it had been consummated on January 1, 2018, the beginning of the earliest period presented. The selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this proxy statement under the section entitled "Unaudited Pro Forma Condensed Combined Financial Information of DFB."

        The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The selected pro forma condensed combined financial information does not purport to represent what the combined company's results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated and does not purport to project the combined company's results of operations or financial condition for any future period or as of any future date. The selected unaudited pro forma condensed combined financial information does not reflect any potential divestitures that may occur prior to, or subsequent to, the completion of the Business Combination, cost savings that may be realized as a result of the Business Combination, or any potential changes in compensation plans. Further, as explained in the notes accompanying the unaudited pro forma condensed combined financial information included under the section entitled "Unaudited Pro Forma Condensed Combined Financial Information," the pro forma allocation of consideration reflected in the selected unaudited condensed combined financial information is subject to adjustment and may vary from the actual allocation of consideration that will be recorded at the time the Business Combination is completed. Additionally, the unaudited pro forma adjustments made in the selected unaudited pro forma condensed combined financial information, which are described in the notes, are preliminary and may be revised.

(in thousands, except per share information)	Pro Forma Assuming No Redemptions	Pro Forma Assuming Maximum Redemptions
	(unaudited)	(unaudited)
Statements of Operations Data—For The Six Months Ended June 30, 2019
Net revenue	$243,652	$243,652
Net income attributable to AdaptHealth Corp.	$3,617	$3,073
Net income attributable to common stock holders per share—basic and diluted	$0.07	$0.08

(in thousands, except per share information)	Pro Forma Assuming No Redemptions	Pro Forma Assuming Maximum Redemptions
	(unaudited)	(unaudited)
Statements of Operations Data—For The Twelve Months Ended December 31, 2018
Net revenue	$443,180	$443,180
Net income attributable to AdaptHealth Corp.	$11,962	$10,161
Net income attributable to common stock holders per share—basic and diluted	$0.22	$0.26

(in thousands)	Pro Forma Assuming No Redemptions	Pro Forma Assuming Maximum Redemptions
	(unaudited)	(unaudited)
Balance Sheet Data—As of June 30, 2019
Total assets	$598,702	$457,338
Total long-term obligations, including current portion	$425,545	$419,545

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement may constitute "forward-looking statements" for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, for example, statements about:

  •
  our ability to consummate the Business Combination;

  •
  the benefits of the Business Combination;

  •
  our future financial performance following the Business Combination;

  •
  changes in AdaptHealth's strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

  •
  our ability to complete acquisitions of other businesses;

  •
  expansion plans and opportunities; and

  •
  the outcome of any known and unknown litigation and regulatory proceedings.

        These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

        You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the Proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

  •
  the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

  •
  the outcome of any legal proceedings that may be instituted against DFB following announcement of the proposed Business Combination and transactions contemplated thereby;

  •
  the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of DFB or to satisfy other conditions to the Closing in the Merger Agreement;

  •
  the ability to obtain or maintain the listing of our Class A Common Stock on Nasdaq following the Business Combination;

  •
  the risk that the proposed Business Combination disrupts current plans and operations of AdaptHealth as a result of the announcement and consummation of the transactions described herein;

  •
  our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of DFB to grow and manage growth profitably following the Business Combination;

  •
  costs related to the Business Combination;

  •
  changes in applicable laws or regulations;

  •
  the possibility that DFB or AdaptHealth may be adversely affected by other economic, business, and/or competitive factors; and

  •
  other risks and uncertainties described in this proxy statement, including those under the section entitled "Risk Factors."

RISK FACTORS

        The following risk factors apply to the business and operations of AdaptHealth and will also apply to our business and operations following the completion of the Business Combination. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of AdaptHealth and our business, financial condition and prospects following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled "Cautionary Note Regarding Forward-Looking Statements." We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with our and AdaptHealth's financial statements and notes to the financial statements included herein. For the purposes of the following risk factors, "AdaptHealth" refers to AdaptHealth Holdings and its subsidiaries, collectively.

Risks Related to AdaptHealth's Business and Industry

AdaptHealth's revenue could be impacted by federal and state changes to reimbursement and other aspects of Medicaid and Medicare.

        AdaptHealth derived approximately 37% of its revenue for the year ended December 31, 2018 from Medicare and various state-based Medicaid programs. These programs are subject to statutory and regulatory changes affecting overall spending, base rates or basis of payment, retroactive rate adjustments, annual caps that limit the amount that can be paid (including deductible and coinsurance amounts) for rehabilitation therapy services rendered to Medicare beneficiaries, administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates and frequency at which these programs reimburse AdaptHealth. For example, the Medicaid Integrity Contractor ("MIC") program is increasing the scrutiny placed on Medicaid payments and could result in recoupments of alleged overpayments in an effort to rein in Medicaid spending. Recent budget proposals and legislation at both the federal and state levels have called for cuts in reimbursement for healthcare providers participating in the Medicare and Medicaid programs. Enactment and implementation of measures to reduce or delay reimbursement or overall Medicare or Medicaid spending could result in substantial reductions in AdaptHealth's revenue and profitability. Payors may disallow AdaptHealth's requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable because either adequate or additional documentation was not provided or because certain services were not covered or considered reasonably necessary. Additionally, revenue from these payors can be retroactively adjusted after a new examination during the claims settlement process or as a result of post-payment audits.

AdaptHealth's business may be adversely impacted by healthcare reform efforts, including repeal of or significant modifications to the ACA.

        In recent years, the U.S. Congress and certain state legislatures have considered and passed a number of laws that are intended to result in significant changes to the healthcare industry. However, there is significant uncertainty regarding the future of the Patient Protection and Affordable Care Act ("ACA"), the most prominent of these reform efforts. The law has been subject to legislative and regulatory changes and court challenges, and the current presidential administration and certain members of Congress have stated their intent to repeal or make additional significant changes to the ACA, its implementation or its interpretation. In 2017, the Tax Cuts and Jobs Acts was enacted, which, effective January 1, 2019, among other things, removed penalties for not complying with ACA's individual mandate to carry health insurance. In addition, President Trump has signed an executive order that directs agencies to minimize "economic and regulatory burdens" of the ACA. Because the penalty associated with the individual mandate was eliminated, a federal judge in Texas ruled in

December 2018 that the entire ACA was unconstitutional. However, the law remains in place pending appeal. These changes and court challenges may impact the number of individuals that elect to obtain public or private health insurance or the scope of such coverage, if purchased. The presidential administration and the U.S. Congress may take further action regarding the ACA, including, but not limited to, repeal or replacement. Additionally, all or a portion of the ACA and related subsequent legislation may be modified, repealed or otherwise invalidated through further legislation or judicial challenge, which could result in reduced funding for state Medicaid programs, lower numbers of insured individuals, and reduced coverage for insured individuals. There is uncertainty regarding whether, when, and how the ACA will be further changed, what alternative provisions, if any, will be enacted, and the impact of alternative provisions on providers and other healthcare industry participants. Government efforts to repeal or change the ACA or to implement alternative reform measures could cause AdaptHealth's revenues to decrease to the extent such legislation reduces Medicaid and/or Medicare reimbursement rates.

AdaptHealth is affected by continuing efforts by private third-party payors to control their costs. If AdaptHealth agrees to lower its reimbursement rates due to pricing pressures from private third-party payors, AdaptHealth's financial condition and results of operations would likely deteriorate.

        AdaptHealth derived approximately 63% of its revenue for the year ended December 31, 2018 from third-party private payors. Such payors continually seek to control the cost of providing healthcare services through direct contracts with healthcare providers, increased oversight and greater enrollment of patients in managed care programs and preferred provider organizations. These private payors are increasingly demanding discounted fee structures, including setting reimbursement rates based on Medicare fee schedules and the assumption by the healthcare provider of all or a portion of the financial risk. Reimbursement payments under private payor programs may not remain at current levels and may not be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs, and AdaptHealth may suffer deterioration in pricing flexibility, changes in payor mix and growth in operating expenses in excess of increases in payments by private third-party payors. AdaptHealth may be compelled to lower its prices due to increased pricing pressures, which could adversely impact AdaptHealth's financial condition and results of operations.

Changes in governmental or private payor supply replenishment schedules could adversely affect AdaptHealth.

        AdaptHealth generated approximately 35% of its revenue for the year ended December 31, 2018 through the sale of masks, tubing and other ancillary products related to patients utilizing CPAP devices. Medicare, Medicaid and private payors limit the number of times per year that patients may purchase such supplies. To the extent that any governmental or private payor revises their resupply guidelines to reduce the number of times such supplies can be purchased, such reductions could adversely impact AdaptHealth's revenue, financial condition and results of operations.

AdaptHealth generates a significant portion of its revenue from the provision of sleep therapy equipment and supplies to patients, and AdaptHealth is therefore highly dependent on it for its success.

        Approximately 50% of AdaptHealth's revenue for the year ended December 31, 2018 was generated from the provision of sleep therapy equipment and supplies to patients. AdaptHealth's ability to execute its growth strategy therefore depends upon the adoption by patients, physicians and sleep centers, among others, of AdaptHealth's sleep therapy equipment and supplies to treat their patients suffering from obstructive sleep apnea ("OSA"). There can be no assurance that AdaptHealth will continue to maintain broad acceptance among physicians and patients. Any failure by AdaptHealth to satisfy physician or patient demand or to maintain meaningful market acceptance will harm its business and future prospects.

AdaptHealth may be adversely affected by consolidation among health insurers and other industry participants.

        In recent years, a number of health insurers have merged or increased efforts to consolidate with other non-governmental payors. Insurers are also increasingly pursuing alignment initiatives with healthcare providers. Consolidation within the health insurance industry may result in insurers having increased negotiating leverage and competitive advantages, such as greater access to performance and pricing data. AdaptHealth's ability to negotiate prices and favorable terms with health insurers in certain markets could be affected negatively as a result of this consolidation. In addition, the shift toward value-based payment models could be accelerated if larger insurers, including those engaging in consolidation activities, find these models to be financially beneficial. There can be no assurance that AdaptHealth will be able to negotiate favorable terms with payors and otherwise respond effectively to the impact of increased consolidation in the payor industry or vertical integration efforts.

AdaptHealth's payor contracts are subject to renegotiation or termination, which could result in a decrease in AdaptHealth's revenue or profits.

        The majority of AdaptHealth's payor contracts are subject to unilateral termination by either party on between 30 and 90 days' prior written notice. Such contracts are routinely amended (sometimes by unilateral action by payors regarding payment policy), renegotiated, subjected to a bidding process with AdaptHealth's competitors, or terminated altogether. Sometimes in the renegotiation process, certain lines of business may not be renewed or a payor may enlarge its provider network or otherwise adversely change the way it conducts its business with AdaptHealth. In other cases, a payor may reduce its provider network in exchange for lower payment rates. AdaptHealth's revenue from a payor may also be adversely affected if the payor alters its utilization management expectations and/or administrative procedures for payments and audits, changes its order of preference among the providers to which it refers business or imposes a third-party administrator, network manager or other intermediary. Any reduction in AdaptHealth's projected home respiratory therapy/home medical equipment reporting unit revenues as a result of these or other factors could lead to a reduction in AdaptHealth's revenues. There can be no assurance that AdaptHealth's payor contracts will not be terminated or altered in ways that are unfavorable to AdaptHealth as a result of renegotiation or such administrative changes. Payors may decide to refer business to their owned provider subsidiaries, such as specialty pharmaceuticals and/or home medical equipment ("HME") networks owned by such payors or by third-party management companies. These activities could materially reduce AdaptHealth's revenue from these payors.

If AdaptHealth fails to manage the complex and lengthy reimbursement process, its revenue, financial condition and results of operations could suffer.

        Because AdaptHealth depends upon reimbursement from Medicare, Medicaid and third-party payors for a significant majority of its revenues, AdaptHealth's revenue, financial condition and results of operations may be affected by the reimbursement process, which in the healthcare industry is complex and can involve lengthy delays between the time that services are rendered and the time that the reimbursement amounts are settled. Depending on the payor, AdaptHealth may be required to obtain certain payor-specific documentation from physicians and other healthcare providers before submitting claims for reimbursement. Certain payors have filing deadlines and will not pay claims submitted after such time. AdaptHealth cannot ensure that it will be able to effectively manage the reimbursement process and collect payments for its equipment and services promptly.

If the Centers for Medicare and Medicaid Services ("CMS") require prior authorization or implement changes in documentation necessary for AdaptHealth's products, AdaptHealth's revenue, financial condition and results of operations could be negatively impacted.

        CMS has established and maintains a Master List (called the Master List of Items Frequently Subject to Unnecessary Utilization) of certain DMEPOS that the Secretary determined, based on prior payment experience, are frequently subject to unnecessary utilization. This list identifies items that CMS has determined could potentially be subject to Prior Authorization as a condition of Medicare payment. With certain exceptions for reductions in Payment Threshold, items remain on the Master List for 10 years from the date the item was added to the Master List. The presence of an item on the Master List does not automatically mean that a prior authorization is required. Currently, CMS selects items from the Master List for inclusion on the "Required Prior Authorization List." On April 22, 2019, CMS has added items that are a part of AdaptHealth's product lines to the Master List of Items Frequently Subject to Unnecessary Utilization. If CMS imposes Prior Authorization requirements for these products, such Prior Authorization requirements may adversely impact AdaptHealth's revenue, financial condition and results from operations.

Reimbursement claims are subject to audits by various governmental and private payor entities from time to time and such audits may negatively affect AdaptHealth's revenue, financial condition and results of operations.

        AdaptHealth receives a substantial portion of its revenues from the Medicare program. Medicare reimbursement claims made by healthcare providers, including HME providers, are subject to audit from time to time by governmental payors and their agents, such as Medicare Administrative Contractors ("MACs") that act as fiscal intermediaries for all Medicare billings, auditors contracted by CMS, and insurance carriers, as well as HHS-OIG, CMS and state Medicaid programs. These include specific requirements imposed by the Durable Medical Equipment Medicare Administrative Contractor ("DME MAC") Supplier Manuals. To ensure compliance with Medicare, Medicaid and other regulations, government agencies or their contractors, including MACs, Recovery Audit Contractors and Zone Program Integrity Contractors, often conduct audits and request customer records and other documents to support our claims submitted for payment of services rendered. In many instances, there are only limited publicly-available guidelines and methodologies for determining errors with certain audits. As a result, there can be a significant lack of clarity regarding required documentation and audit methodology. The clarity and completeness of each patient medical file, some of which is the work product of physicians not employed by AdaptHealth, is essential to successfully challenging any payment denials. For example, the DME MAC Supplier Manuals provide that clinical information from the "patient's medical record" is required to justify the initial and ongoing medical necessity for the provision of DME. Some DME MACs, CMS staff and government subcontractors have taken the position, that the "patient's medical record" refers not to documentation maintained by the Durable Medical Equipment ("DME") supplier but instead to documentation maintained by the patient's physician, healthcare facility or other clinician, and that clinical information created by the DME supplier's personnel and confirmed by the patient's physician is not sufficient to establish medical necessity. If the physicians working with AdaptHealth's patients do not adequately document, among other things, their diagnoses and plans of care, AdaptHealth's risks related to audits and payment denials in general are greater. Depending on the nature of the conduct found in such audits and whether the underlying conduct could be considered systemic, the resolution of these audits could adversely impact AdaptHealth's revenue, financial condition and results of operations.

        CMS has developed and instituted various audit programs under which CMS contracts with private companies to conduct claims and medical record audits. These audits are in addition to those conducted by existing MACs. Some contractors are paid a percentage of the overpayments recovered. One type of audit contractor, the Recovery Audit Contractors ("RACs"), receive claims data directly from MACs on a monthly or quarterly basis and are authorized to review previously paid claims. It is unclear whether CMS intends to conduct RAC prepayment reviews in the future and if so, what providers and claims would be the focus of those reviews.

        Moreover, the ACA now requires that overpayments be reported and returned within 60 days of identification of the overpayment. Any overpayment retained after this deadline will now be considered an "obligation" for purposes of the False Claims Act and subject to fines and penalties. CMS currently has a six-year "lookback period," for reporting and returning the "identified" overpayment. Private payors also reserve rights to conduct audits and make monetary adjustments.

        AdaptHealth's third-party payors may also, from time to time, request audits of the amounts paid, or to be paid, to AdaptHealth. AdaptHealth could be adversely affected in some of the markets in which it operates if the auditing payor alleges substantial overpayments were made to AdaptHealth due to coding errors or lack of documentation to support medical necessity determinations.

        AdaptHealth cannot currently predict the adverse impact, if any, that these audits, methodologies and interpretations might have on its financial condition and results of operations.

Significant reimbursement reductions and/or exclusion from markets or product lines could adversely affect AdaptHealth.

        All Medicare Durable Medical Equipment, Prosthetics, Orthotics, & Supplies (DMEPOS) Competitive Bidding Program contracts expired on December 31, 2018, and, as a result, there is a temporary gap in the entire DMEPOS Competitive Bidding Program that CMS expects will last until December 31, 2020.

        On March 7, 2019, CMS announced plans to consolidate the competitive bidding areas (CBAs) included in the Round 1 2017 and Round 2 Recompete DMEPOS Competitive Bidding Programs into a single round of competition named "Round 2021." Round 2021 contracts are scheduled to become effective on January 1, 2021, and extend through December 31, 2023.

        The bid window is now open for the Round 2021 DMEPOS Competitive Bidding Program and will close on September 18, 2019.

        For each CBA, providers will submit bids to CMS offering to supply certain covered items of DME in the CBA at certain prices. A number of products in AdaptHealth's product lines are included on the list of products subject to Round 2021. For the year ended December 31, 2018, AdaptHealth estimates that approximately $140.0 million of revenue was generated with respect to covered items in competitive bidding areas subject to Round 2021. As part of the competitive bidding process, single payment amounts ("SPAs") replace the current Medicare durable medical equipment fee schedule payment amounts for selected items in certain areas of the country. The SPAs are determined by using bids submitted by DME suppliers. CMS will select winning bidders based upon the CMS-determined demand in each CBA, and the price assigned to the winning bidders shall be the price submitted by the final bidder accepted to meet such CBA's volume demand. Successful bidders are expected to meet certain program quality standards in order to be awarded a contract and only successful bidders can supply the covered items to Medicare beneficiaries in the acquisition area (there are, however, regulations in place that allow non-contracted providers to continue to provide equipment and services to their existing customers at the new prices determined through the bidding process). The contracts are expected to be re-bid at least every three years. CMS is required to award contracts to multiple entities submitting bids in each area for an item or service, but has the authority to limit the number of contractors in a competitive acquisition area to the number it determines to be necessary to meet projected demand. AdaptHealth's exclusion from certain markets or product lines could materially adversely affect its financial condition and results of operations.

        The competitive bidding process has historically put pressure on the amount AdaptHealth is reimbursed in the markets in which it exists, as well as in areas that are not subject to the Competitive Bidding Program. The rates required to win future competitive bids could continue to compress reimbursement rates. AdaptHealth will continue to monitor developments regarding the competitive bidding program. While AdaptHealth cannot predict the outcome of the competitive bidding program on its business in the future nor the Medicare payment rates that will be in effect in future years for the items subjected to competitive bidding, the program may materially adversely affect its financial condition and results of operations.

Failure by AdaptHealth to maintain controls and processes over billing and collections or the deterioration of the financial condition of AdaptHealth's payors or disputes with third parties could have a significant negative impact on its financial condition and results of operations.

        The collection of accounts receivable requires constant focus and involvement by management and ongoing enhancements to information systems and billing center operating procedures. There can be no assurance that AdaptHealth will be able to improve upon or maintain its current levels of collectability and days sales outstanding in future periods. Further, some of AdaptHealth's payors and/or patients may experience financial difficulties, or may otherwise not pay accounts receivable when due, resulting in increased write-offs. If AdaptHealth is unable to properly bill and collect its accounts receivable, its financial condition and results of operations will be adversely affected. In addition, from time to time AdaptHealth is involved in disputes with various parties, including its payors and their intermediaries regarding their performance of various contractual or regulatory obligations. These disputes sometimes lead to legal and other proceedings and cause AdaptHealth to incur costs or experience delays in collections, increases in its accounts receivable or loss of revenue. In addition, in the event such disputes are not resolved in AdaptHealth's favor or cause AdaptHealth to terminate its relationships with such parties, there may be an adverse impact on its financial condition and results of operations.

If AdaptHealth is unable to maintain or develop relationships with patient referral sources, its growth and profitability could be adversely affected.

        AdaptHealth's success depends in large part on referrals from acute care hospitals, sleep laboratories, pulmonologist offices, skilled nursing facilities, hospice operators and other patient referral sources in the communities served by AdaptHealth. By law, referral sources cannot be contractually obligated to refer patients to any specific provider. However, there can be no assurance that other market participants will not attempt to steer patients to competing post-acute providers or otherwise limit AdaptHealth's access to potential referrals. The establishment of joint ventures or networks between referral sources, such as acute care hospitals, and other post-acute providers may hinder patient referrals to AdaptHealth. AdaptHealth's growth and profitability depend on its ability to establish and maintain close working relationships with patient referral sources and to increase awareness and acceptance of the benefits of inpatient rehabilitation, home health, and hospice care by its referral sources and their patients. There can be no assurance that AdaptHealth will be able to maintain its existing referral source relationships or that it will be able to develop and maintain new relationships in existing or new markets. AdaptHealth's loss of, or failure to maintain, existing relationships or its failure to develop new relationships could adversely affect its ability to grow its business and operate profitably.

Failure by AdaptHealth to successfully design, modify and implement technology-based and other process changes to maximize productivity and ensure compliance could ultimately have a significant negative impact on AdaptHealth's financial condition and results of operations.

        AdaptHealth has identified a number of areas throughout its operations, including revenue cycle management and fulfilment logistics, where it intends to centralize and/or modify current processes or systems in order to attain a higher level of productivity or ensure compliance. Failure to achieve the cost savings or enhanced quality control expected from the successful design and implementation of such initiatives may adversely impact AdaptHealth's financial condition and results of operations. Additionally, Medicare and Medicaid often change their documentation requirements with respect to claims submissions. The standards and rules for healthcare transactions, code sets and unique identifiers also continue to evolve, such as ICD 10 and HIPAA 5010 and other data security requirements. Moreover, government programs and/or commercial payors may have difficulties administering new standards and rules for healthcare transactions and this may adversely affect timelines of payment or payment error rates. The DMEPOS competitive bidding program also imposes new reporting requirements on contracted providers. Failure by AdaptHealth to successfully design and implement system or process modifications could have a significant impact on its operations and financial condition. From time to time, AdaptHealth's outsourced contractors for certain information systems functions, such as Brightree LLC ("Brightree") and Parachute Health LLC ("Parachute Health"), may make operational, leadership or other changes that could impact AdaptHealth's plans and cost-savings goals. The implementation of many of the new standards and rules will require AdaptHealth to make substantial investments. Further, the implementation of these system or process changes could have a disruptive effect on related transaction processing and operations. If AdaptHealth's implementation efforts related to systems development are unsuccessful, AdaptHealth may need to write off amounts that it has capitalized related to systems development projects. Additionally, if systems development implementations do not occur, AdaptHealth may need to incur additional costs to support its existing systems.

AdaptHealth's business depends on its information systems, including software licensed from third parties. AdaptHealth's information systems and those of AdaptHealth's third-party software providers are subject to security breaches and other cybersecurity incidents, which may disrupt AdaptHealth's operations.

        AdaptHealth's business depends on the proper functioning and availability of its computer systems and networks. AdaptHealth relies on an external service provider to provide continual maintenance, upgrading and enhancement of AdaptHealth's primary information systems used for its operational needs. AdaptHealth licenses third-party software that supports intake, personnel scheduling and other human resources functions, office clinical and centralized billing and receivables management in an integrated database, enabling AdaptHealth to standardize the care delivered across its network of locations and monitor its performance and consumer outcomes. AdaptHealth also uses a third-party software provider for its order processing and inventory management platform. To the extent that its third-party providers fail to support, maintain and upgrade such software or systems, or if AdaptHealth loses its licenses with third-party providers, the efficiency of AdaptHealth's operations could be disrupted or reduced.

        If AdaptHealth experiences a reduction in the performance, reliability, or availability of its information systems, its operations and ability to process transactions and produce timely and accurate reports could be adversely affected. If AdaptHealth experiences difficulties with the transition and integration of information systems or is unable to implement, maintain, or expand its systems properly, AdaptHealth could suffer from, among other things, operational disruptions, regulatory problems, and increases in administrative expenses.

        There can be no assurance that AdaptHealth's and its third-party software providers' safety and security measures and disaster recovery plan will prevent damage, interruption or breach of its information systems and operations. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect, AdaptHealth may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software or applications AdaptHealth develops or procures from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the security of its information systems. Unauthorized parties may attempt to gain access to AdaptHealth's systems or facilities, or those of third parties with whom AdaptHealth does business, through fraud or other forms of deceiving its employees or contractors. On occasion, AdaptHealth has acquired additional information systems through its business acquisitions. AdaptHealth has upgraded and expanded its information system capabilities and has committed significant resources to maintain, protect, enhance existing systems and develop new systems to keep pace with continuing changes in technology, evolving industry and regulatory standards, and changing customer preferences. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems also could disrupt or reduce the efficiency of AdaptHealth's operations. A cyber security attack or other incident that bypasses AdaptHealth's information systems security could cause a security breach which may lead to a material disruption to its information systems infrastructure or business and may involve a significant loss of business or patient health information. If a cyber security attack or other unauthorized attempt to access AdaptHealth's systems or facilities were to be successful, it could result in the theft, destruction, loss, misappropriation or release of confidential information or intellectual property, and could cause operational or business delays that may materially impact AdaptHealth's ability to provide various healthcare services. Any successful cyber security attack or other unauthorized attempt to access AdaptHealth's systems or facilities also could result in negative publicity which could damage its reputation or brand with its patients, referral sources, payors or other third parties and could subject AdaptHealth to substantial penalties under HIPAA and other federal and state privacy laws, in addition to private litigation with those affected. Failure to maintain the security and functionality of AdaptHealth's information systems and related software, or a failure to defend a cyber security attack or other attempt to gain unauthorized access to AdaptHealth's systems, facilities or patient health information, could expose AdaptHealth to a number of adverse consequences, the vast majority of which are not insurable, including but not limited to disruptions in AdaptHealth's operations, regulatory and other civil and criminal penalties, fines, investigations and enforcement actions (including, but not limited to, those arising from the SEC, Federal Trade Commission, the OIG or state attorneys general), private litigation with those affected by the data breach, loss of customers, disputes with payors and increased operating expense, which could adversely impact AdaptHealth's financial condition and results of operations.

AdaptHealth experiences competition from numerous other home respiratory and mobility equipment providers, and this competition could adversely affect its revenues and its business.

        The home respiratory and mobility equipment markets are highly competitive and include a large number of providers, some of which are national providers, but most of which are either regional or local providers, including hospital systems, physician specialists and sleep labs. The primary competitive factors are quality considerations such as responsiveness, access to payor contracts, the technical ability of the professional staff and the ability to provide comprehensive services. These markets are very fragmented. Some of AdaptHealth's competitors may now or in the future have greater financial or marketing resources than AdaptHealth. In addition, in certain markets, competitors may have more effective sales and marketing activities. AdaptHealth's largest national home respiratory/home medical equipment provider competitors include AeroCare Holdings, Inc. ("AeroCare"), Apria Healthcare Group Inc. ("Apria Healthcare"), Lincare Holdings Inc. ("Lincare") and Rotech Healthcare Inc. ("Rotech"). The rest of the homecare market in the United States consists of regional providers and product-specific providers, as well as numerous local organizations. Hospitals and health systems are routinely looking to provide coverage and better control of post-acute healthcare services, including homecare services of the types AdaptHealth provides. These trends may continue as new payment models evolve, including bundled payment models, shared savings programs, value based purchasing and other payment systems.

        There are relatively few barriers to entry in local home healthcare markets, and new entrants to the home respiratory/home medical equipment markets could have a material adverse effect on AdaptHealth's business, results of operations and financial condition. A number of manufacturers of home respiratory equipment currently provide equipment directly to patients on a limited basis. Such manufacturers have the ability to provide their equipment at prices below those charged by AdaptHealth, and there can be no assurance that such direct-to-patient sales efforts will not increase in the future or that such manufacturers will not seek reimbursement contracts directly with AdaptHealth's third-party payors, who could seek to provide equipment directly to patients from the manufacturer. In addition, pharmacy benefit managers (known as "PBMs"), including CVS Health Corporation ("CVS") and the OptumRx business of UnitedHealth Group Incorporated, could enter the HME market and compete with AdaptHealth. Large technology companies, such as Amazon.com, Inc. ("Amazon") and Alphabet Inc., have disrupted other supply businesses and have publicly stated an interest in the entering the healthcare market. In the event such companies enter the HME market, AdaptHealth may experience a loss of referrals or revenue.

Changes in medical equipment technology and development of new treatments may cause AdaptHealth's current equipment or services to become obsolete.

        AdaptHealth evaluates changes in home medical equipment technology and treatments on an ongoing basis for purposes of determining the feasibility of replacing or supplementing items currently included in the patient service equipment inventory and services that AdaptHealth offers patients. AdaptHealth's selection of medical equipment and services is formulated on the basis of a variety of factors, including overall quality, functional reliability, availability of supply, payor reimbursement policies, product features, labor costs associated with the technology, acquisition, repair and ownership costs and overall patient and referral source demand, as well as patient therapeutic and lifestyle benefits. Manufacturers continue to invest in research and development to introduce new products to the marketplace. It is possible that major changes in available technology, payor benefit or coverage policies related to those changes or the preferences of patients and referral sources may cause AdaptHealth's current product offerings to become less competitive or obsolete, and it will be necessary to adapt to those changes. Unanticipated changes could cause AdaptHealth to incur increased capital expenditures and accelerated equipment write-offs, and could force AdaptHealth to alter its sales, operations and marketing strategies.

AdaptHealth's operations involve the transport of compressed and liquid oxygen, which carries an inherent risk of rupture or other accidents with the potential to cause substantial loss.

        AdaptHealth's operations are subject to the many hazards inherent in the transportation of medical gas products and compressed and liquid oxygen, including ruptures, leaks and fires. These risks could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of AdaptHealth's related operations. If a significant accident or event occurs, it could adversely affect AdaptHealth's business, financial position and results of operations. Additionally, corrective action plans, fines or other sanctions may be levied by government regulators who oversee transportation of hazardous materials such as compressed or liquid oxygen.

        AdaptHealth provides a significant number of patients with oxygen-based therapy, and from time to time, AdaptHealth has operated medical gas facilities in several states subject to federal and state regulatory requirements. AdaptHealth's medical gas facilities and operations are subject to extensive regulation by the Food and Drug Administration ("FDA") and other federal and state authorities. The FDA regulates medical gases, including medical oxygen, pursuant to its authority under the federal Food, Drug and Cosmetic Act ("FFDCA"). Among other requirements, the FDA's current Good Manufacturing Practice ("cGMP") regulations impose certain quality control, documentation and recordkeeping requirements on the receipt, processing and distribution of medical gas. Further, in each such state, its medical gas facilities would be subject to regulation under state health and safety laws, which vary from state to state. The FDA and state authorities conduct periodic, unannounced inspections at medical gas facilities to assess compliance with the cGMP and other regulations, and AdaptHealth expends significant time, money and resources in an effort to achieve substantial compliance with the cGMP regulations and other federal and state law requirements at each of its medical gas facilities. AdaptHealth also complies with the FDA's requirement for medical gas providers to register their sites with the agency. There can be no assurance, however, that these efforts will be successful and that AdaptHealth's medical gas facilities will maintain compliance with federal and state law regulations. Failure by AdaptHealth to maintain regulatory compliance at its medical gas facilities could result in enforcement action, including warning letters, fines, product recalls or seizures, temporary or permanent injunctions, or suspensions in operations at one or more locations, and civil or criminal penalties which would materially harm its business, financial condition, results of operations, cash flow, capital resources and liquidity.

AdaptHealth is subject, directly or indirectly, to United States federal and state healthcare fraud and abuse and false claims laws and regulations. Prosecutions under such laws have increased in recent years and AdaptHealth may become subject to such litigation. If AdaptHealth is unable to or has not fully complied with such laws, it could face substantial penalties.

        AdaptHealth's operations are subject to various state and federal fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal Stark Law and the federal False Claims Act. These laws may impact, among other things, AdaptHealth's sales, marketing and education programs.

        The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. Several courts have interpreted the statute's intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. The Anti-Kickback Statute is broad and, despite a series of narrow safe harbors, prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Penalties for violations of the federal Anti-Kickback Statute include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. Many states have also adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs.

        The federal Ethics in Patient Referrals Act of 1989, commonly known as the "Stark Law," prohibits, subject to certain exceptions, physician referrals of Medicare and Medicaid patients to an entity providing certain "designated health services" if the physician or an immediate family member has any financial relationship with the entity. The Stark Law also prohibits the entity receiving the referral from billing any good or service furnished pursuant to an unlawful referral. Various states have corollary laws to the Stark Law, including laws that require physicians to disclose any financial interest they may have with a healthcare provider to their patients when referring patients to that provider. Both the scope and exceptions for such laws vary from state to state.

        The federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from the federal government. Suits filed under the False Claims Act, known as qui tam actions, can be brought by any individual on behalf of the government and such individuals, commonly known as "whistleblowers," may share in any amounts paid by the entity to the government in fines or settlement. The frequency of filing qui tam actions has increased significantly in recent years, causing greater numbers of medical device, pharmaceutical and healthcare companies to have to defend a False Claim Act action. When an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted laws modeled after the federal False Claims Act.

        From time to time, AdaptHealth has been and is involved in various governmental audits, investigations and reviews related to its operations. Reviews and investigations can lead to government actions, resulting in the assessment of damages, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way AdaptHealth conducts business, loss of licensure or exclusion from participation in Medicare, Medicaid or other government programs. If AdaptHealth fails to comply with applicable laws, regulations and rules, its financial condition and results of operations could be adversely affected. Furthermore, becoming subject to these governmental investigations, audits and reviews may result in substantial costs as AdaptHealth cooperates with the government authorities, regardless of whether the particular investigation, audit or review leads to the identification of underlying issues.

        AdaptHealth is unable to predict whether it could be subject to actions under any of these laws, or the impact of such actions. If AdaptHealth is found to be in violation of any of the laws described above or other applicable state and federal fraud and abuse laws, AdaptHealth may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from Medicare, Medicaid and other government healthcare reimbursement programs and the curtailment or restructuring of its operations.

Failure by AdaptHealth to maintain required licenses and accreditation could impact its operations.

        AdaptHealth is required to maintain a significant number of state and/or federal licenses for its operations and facilities. Certain employees are required to maintain licenses in the states in which they practice. AdaptHealth manages the facility licensing function centrally. In addition, individual clinical employees are responsible for obtaining, maintaining and renewing their professional licenses, and AdaptHealth has processes in place designed to notify branch or pharmacy managers of renewal dates for the clinical employees under their supervision. State and federal licensing requirements are complex and often open to subjective interpretation by various regulatory agencies. Accurate licensure is also a critical threshold issue for the Medicare enrollment and the Medicare competitive bidding program. From time to time, AdaptHealth may also become subject to new or different licensing requirements due to legislative or regulatory requirements developments or changes in its business, and such developments may cause AdaptHealth to make further changes in its business, the results of which may be material. Although AdaptHealth believes it has appropriate systems in place to monitor licensure, violations of licensing requirements may occur and failure by AdaptHealth to acquire or maintain appropriate licensure for its operations, facilities and clinicians could result in interruptions in its operations, refunds to state and/or federal payors, sanctions or fines or the inability to serve Medicare beneficiaries in competitive bidding markets which could adversely impact AdaptHealth's financial condition and results of operations.

        Accreditation is required by most of AdaptHealth's managed care payors and is a mandatory requirement for all Medicare DMEPOS providers. If AdaptHealth or any of its branches lose accreditation, or if any of its new branches are unable to become accredited, such failure to maintain accreditation or become accredited could adversely impact AdaptHealth's financial condition and results of operations.

Compliance with regulations under the federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the Health Information Technology for Economic and Clinical Health Act ("HITECH Act") and related rules relating to the transmission, security and privacy of health information could impose additional significant costs on AdaptHealth's operations.

        Numerous federal and state laws and regulations addressing patient privacy and consumer privacy, including HIPAA and the HITECH Act, govern the collection, dissemination, security, use and confidentiality of patient-identifiable health information or personal information. HIPAA and the HITECH Act require AdaptHealth to comply with standards for the use and disclosure of health information within AdaptHealth and with third parties. HIPAA and the HITECH Act also include standards for common healthcare electronic transactions and code sets, such as claims information, plan eligibility, payment information and the use of electronic signatures, and privacy and electronic security of individually identifiable health information.

        HIPAA requires healthcare providers, including AdaptHealth, in addition to health plans and clearinghouses, to develop and maintain policies and procedures with respect to protected health information that is used or disclosed. The HITECH Act expands the notification requirement for breaches of patient-identifiable health information, restricts certain disclosures and sales of patient-identifiable health information and provides a tiered system for civil monetary penalties for HIPAA violations.

        In addition, under the Federal CAN-SPAM Act, the Telephone Consumer Protection Act and the Telemarketing Sales Rule, AdaptHealth is limited in the ways in which it can market and service its products and services by use of email or telephone marketing. If AdaptHealth does not comply with existing or new laws and regulations related to patient health information, it could be subject to criminal or civil sanctions. New health information standards, whether implemented pursuant to HIPAA, the HITECH Act, congressional action or otherwise, could have a significant effect on the manner in which AdaptHealth handles healthcare-related data and communicates with payors, and the cost of complying with these standards could be significant.

AdaptHealth is highly dependent upon senior management; failure by AdaptHealth to attract and retain key members of senior management could adversely affect AdaptHealth's financial condition and results of operations.

        AdaptHealth is highly dependent on the performance and continued efforts of its senior management team. AdaptHealth's future success is dependent on its ability to continue to attract and retain qualified executive officers and senior management. Any inability to manage AdaptHealth's operations effectively could adversely impact its financial condition and results of operations.

AdaptHealth's reliance on relatively few suppliers for the majority of its patient service equipment and supplies could adversely affect AdaptHealth's ability to operate.

        AdaptHealth currently relies on a relatively small number of suppliers to provide it with the majority of its patient service equipment and supplies. Significant price increases, or disruptions in the ability to obtain such equipment and supplies from existing suppliers, may force AdaptHealth to use alternative suppliers. Additionally, any new excise taxes imposed on manufacturers of certain medical equipment could be passed on to customers, such as AdaptHealth. Such manufacturers may be forced to make other changes to their products or manufacturing processes that are unacceptable to AdaptHealth, resulting in a need to change suppliers. Any change in suppliers AdaptHealth uses could cause delays in the delivery of such products and possible losses in revenue, which could adversely affect AdaptHealth's results of operations. In addition, alternative suppliers may not be available, or may not provide their products and services at similar or favorable prices. If AdaptHealth cannot obtain the patient service equipment and supplies it currently uses, or alternatives at similar or favorable prices, AdaptHealth's ability to provide such products may be severely impacted, which could have an adverse effect on its business, financial condition, results of operations, cash flow, capital resources and liquidity.

AdaptHealth's strategic growth plan, which involves the acquisition of other companies, may not succeed.

        AdaptHealth's strategic plan calls for significant growth in its business over the next several years through an increase in its density in select markets where it is established as well as the expansion of its geographic footprint into new markets. This growth would place significant demands on AdaptHealth's management team, systems, internal controls and financial and professional resources. As a result, AdaptHealth could be required to incur expenses for hiring additional qualified personnel, retaining professionals to assist in developing the appropriate control systems and expanding AdaptHealth's information technology infrastructure. If AdaptHealth is unable to effectively manage growth, its financial results could be adversely impacted.

        AdaptHealth's strategic plan also contemplates continued growth from future acquisitions of home medical equipment providers. AdaptHealth may face increased competition for attractive acquisition candidates, which may limit the number of acquisition opportunities available to AdaptHealth or lead to the payment of higher prices for its acquisitions. Without successful acquisitions, AdaptHealth's future growth rate could decline. In addition, AdaptHealth cannot guarantee that any future acquisitions, if consummated, will result in further growth.

        AdaptHealth's strategic plan contemplates successful integration of acquired home medical equipment providers with AdaptHealth's existing business, including reduction in operating expenses with respect to the acquired companies. Integrating an acquisition could be expensive and time-consuming and could disrupt AdaptHealth's ongoing business, negatively affect cash flow and distract management and other key personnel from day-to-day operations. AdaptHealth may not be able to combine successfully the operations of recently acquired companies with its operations, and, even if such integration is accomplished, AdaptHealth may never realize the potential benefits of such acquisition. The integration of acquisitions requires significant attention from management, may impose substantial demands on AdaptHealth's operations or other projects and may impose challenges on the combined business including, but not limited to, consistencies in business standards, procedures, policies and business cultures. There can be no assurance that any future acquisitions, if consummated, will result in further growth.

        Specific integration risks relating to the acquisition of other companies by AdaptHealth may include:

  •
  difficulties related to combining previously separate businesses into a single unit, including patient transitions, product and service offerings, distribution and operational capabilities and business cultures;

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  availability of financing to the extent needed to fund acquisitions;

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  customer loss and other general business disruption;

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  managing the integration process while completing other independent acquisitions or dispositions;

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  diversion of management's attention from day-to-day operations;

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  assumption of liabilities of an acquired business, including unforeseen or contingent liabilities or liabilities in excess of the amounts estimated;

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  failure to realize anticipated benefits and synergies, such as cost savings and revenue enhancements;

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  potentially substantial costs and expenses associated with acquisitions and dispositions;

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  failure to retain and motivate key employees;

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  coordinating research and development activities to enhance the introduction of new products and services;

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  difficulties in establishing and applying AdaptHealth's internal control over financial reporting and disclosure controls and procedures to an acquired business;

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  obtaining necessary regulatory licenses and payor-specific approvals, which may impact the timing of when AdaptHealth is to bill and collect for services rendered;

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  AdaptHealth's ability to transition patients in a timely manner may impact AdaptHealth's ability to collect amounts for services rendered;

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  AdaptHealth's estimates for revenue accruals during the integration of acquisitions may require adjustments in future periods as the transition of patient information is finalized; and

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  delays in obtaining new government and commercial payor identification numbers for acquired branches, resulting in a slowdown and/or loss of associated revenue.

        In addition, AdaptHealth faces competition for acquisition candidates and, which may limit the number of acquisition opportunities available to AdaptHealth or lead to the payment of higher prices for its acquisitions. There can be no assurance that AdaptHealth will be able to identify suitable acquisition opportunities in the future or that any such opportunities, if identified, will be consummated on favorable terms, if at all. Without successful acquisitions, AdaptHealth's future growth rate could decline.

        While AdaptHealth conducts due diligence in connection with any acquisition opportunity, there may be risks or liabilities that such due diligence efforts fail to discover that are not disclosed to AdaptHealth or that AdaptHealth inadequately assesses. The failure to timely identify any material liabilities associated with any acquisitions could adversely impact AdaptHealth's financial condition and results of operations.

If AdaptHealth were required to write down all or part of its goodwill its net earnings and net worth could be materially adversely affected.

        Goodwill represents a significant portion of AdaptHealth's assets. Goodwill represents the excess of cost over the fair market value of net assets acquired in business combinations. For example, if our market capitalization drops significantly below the amount of net equity recorded on our balance sheet following the Business Combination, it might indicate a decline in our fair value and would require us to further evaluate whether our goodwill has been impaired. If, as part of our annual review of goodwill, we are required to write down all or a significant part of AdaptHealth's goodwill our net earnings and net worth could be materially adversely affected, which could affect our flexibility to obtain additional financing. In addition, if our assumptions used in preparing our valuations for purposes of impairment testing differ materially from actual future results, we may record impairment charges in the future and our financial results may be materially adversely affected. AdaptHealth had $224.7 million and $202.4 million of goodwill recorded on its Consolidated Balance Sheets at June 30, 2019 and December 31, 2018, respectively. It is not possible at this time to determine if there will be any future impairment charge, or if there is, whether such charges would be material.

AdaptHealth may not be able to generate sufficient cash flow to cover required payments or meet operating covenants under its long-term debt and long-term operating leases.

        Failure to generate sufficient cash flow to cover required payments or meet operating covenants under AdaptHealth's long-term debt and long-term operating leases could result in defaults under such agreements and cross-defaults under other debt or operating lease arrangements, which could harm its operating subsidiaries. AdaptHealth may not generate sufficient cash flow from operations to cover required interest, principal and lease payments. In addition, AdaptHealth's outstanding credit facility contains restrictive covenants and requires AdaptHealth to maintain or satisfy specified coverage tests. These restrictions and operating covenants include, among other things, requirements with respect to total leverage ratios and fixed charge coverage ratios. These restrictions, together with the restrictive covenants to be included in the BM Notes following the Closing, may interfere with AdaptHealth's ability to obtain additional advances under its existing credit facility or to obtain new financing or to engage in other business activities, which may inhibit AdaptHealth's ability to grow its business and increase revenue. In addition, failure by AdaptHealth to comply with these restrictive covenants could result in an event of default which, if not cured or waived, could result in the acceleration of its debt.

AdaptHealth may need additional capital to fund its operating subsidiaries and finance its growth, and AdaptHealth may not be able to obtain it on acceptable terms, or at all, which may limit its ability to grow.

        AdaptHealth's ability to maintain and enhance its operating subsidiaries and equipment to meet regulatory standards, operate efficiently and remain competitive in its markets requires AdaptHealth to commit substantial resources to continued investment in its affiliated facilities and equipment. Additionally, the continued expansion of its business through the acquisition of existing facilities, expansion of existing facilities and construction of new facilities may require additional capital, particularly if AdaptHealth were to accelerate its acquisition and expansion plans. Financing may not be available or may be available only on terms that are not favorable. In addition, some of AdaptHealth's outstanding indebtedness restrict, among other things, its ability to incur additional debt. If AdaptHealth is unable to raise additional funds or obtain additional funds on acceptable terms, it may have to delay or abandon some or all of its growth strategies. Further, if additional funds are raised through the issuance of additional equity securities, the percentage ownership of our stockholders following the Business Combination would be diluted. Any newly issued equity securities may have rights, preferences or privileges senior to those of the Common Stock.

Political and economic conditions, including significant global or regional developments such as economic and political events, international conflicts and natural disasters that are out of AdaptHealth's control, could adversely affect its revenue, financial condition and results of operations.

        AdaptHealth's business can be affected by a number of factors that are beyond its control, such as general geopolitical, economic and business conditions, financial services market conditions, and general political and economic developments, including slower economic growth, disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, inflation, elevated unemployment levels, sluggish or uneven economic recovery, government actions impacting trade agreements including the imposition of trade restrictions such as tariffs and retaliatory counter measures, government deficit reduction and natural and other disasters affecting the operations of AdaptHealth or its customers or suppliers. Any Medicare, Medicaid or third-party payor reimbursement reductions as a result of such factors could adversely impact AdaptHealth's business, financial condition, results of operations, cash flow, capital resources and liquidity. Turmoil in the financial markets, including in the capital and credit markets, and any uncertainty over its breadth, depth and duration may put pressure on the global economy and could have a negative effect on AdaptHealth's business. Further, historical worldwide financial and credit turmoil could reduce the availability of liquidity and credit to fund the continuation and expansion of business operations worldwide. The shortage of liquidity and credit combined with substantial losses in worldwide equity markets could cause an economic recession in the United States or worldwide. If financial markets in the United States, Europe and Asia experience extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others, governments may take unprecedented actions intended to address extreme market conditions that may include severely restricted credit and declines in real estate values. If conditions in the global economy, U.S. economy or other key vertical or geographic markets are weak or uncertain, AdaptHealth could experience material adverse impacts on its revenue, financial condition and results of operations.

If AdaptHealth's subsidiary fails to comply with the terms of its Corporate Integrity Agreement, it could be subjected to substantial monetary penalties or suspension or termination from participation in the Medicare and Medicaid programs.

        Braden Partners, L.P., d/b/a Pacific Pulmonary Services ("PPS"), which was acquired by AdaptHealth in May 2017, entered into a five-year Corporate Integrity Agreement ("CIA") with the Office of Inspector General of the Department of Health and Human Services (the "OIG-HHS"), effective March 31, 2017, concurrent with the execution of a settlement agreement with the United States, acting through the DOJ and on behalf of the OIG-HHS. The CIA imposes certain compliance, auditing (including by an independent review organization), self-reporting and training requirements with which PPS must comply. If PPS fails to comply with the terms of its CIA, it could be subjected to substantial monetary penalties and/or suspension or exclusion from participation in federal healthcare programs. Any such suspension, exclusion or termination would result in the revocation or termination of contracts and/or licenses and potentially have a material adverse effect on the results of PPS' operations. The imposition of monetary penalties and/or termination of contracts with respect to PPS could adversely affect AdaptHealth's profitability and financial condition.

AdaptHealth's current insurance program may expose it to unexpected costs and negatively affect its business, financial condition and results of operations, particularly if it incurs losses not covered by its insurance or if claims or losses differ from its estimates.

        There is an inherent risk of liability in the provision of healthcare services. As participants in the healthcare industry, AdaptHealth may periodically be subject to lawsuits, some of which may involve large claims and significant costs to defend, such as mass tort or other class actions. Although AdaptHealth's insurance coverage reflects deductibles, self-insured retentions, limits of liability and similar provisions that it believes are reasonable based on its operations, the coverage under its insurance programs may not be adequate to protect it in all circumstances. AdaptHealth's insurance policies contain exclusions and conditions that could have a materially adverse impact on AdaptHealth's ability to receive indemnification thereunder, as well as customary sub-limits for particular types of losses. Additionally, insurance companies that currently insure companies in AdaptHealth's industry may cease to do so, may change the coverage provided or may substantially increase premiums in the future. The incurrence of losses and liabilities that exceed AdaptHealth's available coverage, therefore, could have a material adverse effect on its business, financial condition and results of operations.

        AdaptHealth currently self-insures a significant portion of expected losses under its workers' compensation, automobile liability and employee health insurance programs and, to offset negative insurance market trends, AdaptHealth may elect to increase its self-insurance coverage, accept higher deductibles or reduce the amount of coverage. Unanticipated changes in any applicable actuarial assumptions and management estimates underlying its liabilities for these losses could result in materially different expenses than expected under these programs, which could have a material adverse effect on AdaptHealth's financial condition and results of operations. In addition, if AdaptHealth experiences a greater number of these losses than it anticipates, it could have a material adverse effect on its business, financial condition and results of operations.

AdaptHealth currently outsources, and from time to time in the future may outsource, a portion of its internal business functions to third-party providers. Outsourcing these functions has significant risks, and AdaptHealth's failure to manage these risks successfully could materially adversely affect its business, results of operations, and financial condition.

        AdaptHealth currently, and from time to time in the future, may outsource portions of its internal business functions, including billing and administrative functions relating to revenue cycle management, to third-party providers in India, the Philippines and Central America. These third-party providers may not comply on a timely basis with all of AdaptHealth's requirements, or may not provide AdaptHealth with an acceptable level of service. In addition, AdaptHealth's reliance on third-party providers could have significant negative consequences, including significant disruptions in its operations and significantly increased costs to undertake its operations, either of which could damage AdaptHealth's relationships with its customers. In addition, AdaptHealth's outsourced functions may be negatively impacted by any number of factors, including political unrest; social unrest; terrorism; war; vandalism; currency fluctuations; changes to the law of India, the Philippines, the United States or any of the states or other jurisdictions in which AdaptHealth does business or outsources operations; or increases in the cost of labor and supplies in India, the Philippines or Central America or any other jurisdiction in which AdaptHealth outsources any portion of its internal business functions. AdaptHealth's outsourced operations may also be affected by trade restrictions, such as tariffs or other trade controls. As a result of its outsourcing activities, it may also be more difficult for AdaptHealth to recruit and retain qualified employees for its business needs at any time. AdaptHealth's failure to successfully outsource certain of its business functions could materially adversely affect its business, results of operations, and financial condition.

Risks Related to DFB and the Business Combination

Following the Closing, our only significant assets will be the ownership of a majority, expected to be approximately 65%, of the economic and voting interest in AdaptHealth Holdings, and such ownership may not be sufficient to generate the funds necessary to meet our financial obligations or to pay any dividends on our Class A Common Stock.

        Following the Closing, we will have no direct operations and no significant assets other than the ownership of a majority, expected to be approximately 65%, of the economic and voting interests in AdaptHealth Holdings. We will depend on AdaptHealth Holdings and its subsidiaries for distributions, loans and other payments to generate the funds necessary to meet our financial obligations or to pay any dividends with respect to our Class A Common Stock. Legal and contractual restrictions in agreements governing the indebtedness of AdaptHealth Holdings and its subsidiaries may limit our ability to obtain cash from AdaptHealth Holdings. The earnings from, or other available assets of, AdaptHealth Holdings and its subsidiaries may not be sufficient to enable us to satisfy our financial obligations or pay any dividends on our Class A Common Stock. AdaptHealth Holdings will be classified as a partnership for U.S. federal income tax purposes and, as such, will generally not be subject to entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of New AdaptHealth Units, including us. As a result, we generally will incur taxes on our allocable share of any net taxable income generated by AdaptHealth Holdings. Under the terms of the A&R AdaptHealth Holdings LLC Agreement, AdaptHealth Holdings will be obligated to make tax distributions to holders of its New AdaptHealth Units, including us, except to the extent such distributions would render AdaptHealth Holdings insolvent or are otherwise prohibited by law or the terms of AdaptHealth's credit facility. In addition to our tax obligations, we will also incur expenses related to our operations and our interests in AdaptHealth Holdings, including costs and expenses of being a publicly traded company, all of which could be significant. To the extent that we require funds and AdaptHealth Holdings or its subsidiaries are restricted from making distributions under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition, including our ability to pay our income taxes when due.

Subsequent to the completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

        Although we have conducted due diligence on AdaptHealth Holdings, we cannot assure you that our diligence surfaced all material issues that may be present inside AdaptHealth Holdings, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of AdaptHealth Holdings and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming AdaptHealth Holdings' indebtedness or by virtue of our obtaining post-Closing debt financing. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy statement relating to the Business Combination contained an actionable material misstatement or material omission.

There can be no assurance that our Common Stock will be approved for listing on Nasdaq following the Closing, or if approved, that we will be able to comply with the continued listing standards of Nasdaq.

        Our units, Common Stock and warrants are currently listed on Nasdaq. In connection with the Closing, we have applied to continue to list our Common Stock and warrants on Nasdaq after the Closing under the symbols "AHCO" and "AHCOW," respectively. As part of the application process, we are required to provide evidence that we are able to meet the initial listing requirements of Nasdaq, which are more rigorous than Nasdaq's continued listing requirements and include, among other things, a requirement that we have 300 or more unrestricted round lot holders, at least 150 of which hold unrestricted shares with a minimum value of $2,500, and meet a minimum public float. Our ability to meet these listing requirements may depend, in part, on the number of shares of our Common Stock that are redeemed in connection with the Business Combination, as the number of redemptions may impact whether we have at least 300 unrestricted round lot holders upon the Closing, among other initial listing requirements. Our application has not yet been approved, and may not be approved if we are unable to provide evidence satisfactory to Nasdaq that we will meet these listing requirements.

        If our Common Stock is not approved for listing on Nasdaq or, after the Closing, Nasdaq delists the combined company's shares from trading on its exchange for failure to meet the listing standards, the combined company and its stockholders could face significant material adverse consequences including:

  •
  a limited availability of market quotations for our securities;

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  reduced liquidity for our securities;

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  a determination that our Common Stock is a "penny stock" which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

  •
  a limited amount of news and analyst coverage; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

If the Business Combination's benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

        If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the Closing may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination. Because the share exchange ratio in the Merger Agreement will not be adjusted to reflect any changes in the market price of our Common Stock, the market value of the Common Stock issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

        In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for AdaptHealth Holdings' securities. Accordingly, the valuation ascribed to AdaptHealth Holdings and its securities in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

        Factors affecting the trading price of our securities may include:

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  actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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  changes in the market's expectations about our operating results;

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  success of competitors;

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  our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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  changes in financial estimates and recommendations by securities analysts concerning AdaptHealth Holdings or the home medical equipment industry in general;

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  operating and stock price performance of other companies that investors deem comparable to us;

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  our ability to market new and enhanced products on a timely basis;

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  changes in laws and regulations affecting our business;

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  our ability to meet compliance requirements;

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  commencement of, or involvement in, litigation involving us;

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  changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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  the volume of shares of our Common Stock available for public sale;

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  any major change in our board of directors or management;

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  sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

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  general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

        Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the consummation of the Business Combination, we will incur significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition and results of operations.

        Following the consummation of the Business Combination, the combined company will face increased legal, accounting, administrative and other costs and expenses as a public company that AdaptHealth Holdings does not incur as a private company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the combined company to carry out activities AdaptHealth has not done previously. For example, the combined company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the combined company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the combined company's reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with the combined company's status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the combined company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act that will be applicable to us after the Business Combination and the transactions related thereto are consummated.

        As a public company, we are required to comply with the SEC's rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the post-combination company will be required to provide attestation on internal controls, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of AdaptHealth Holdings as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the combined company after the Business Combination. If the combined company is not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of the Common Stock. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

        In connection with the audit of AdaptHealth Holdings' consolidated financial statements for the fiscal year ended December 31, 2018, there were certain controls over financial reporting that did not operate as designed. AdaptHealth is actively engaged in the development and implementation of the following remediation plan to address such material weakness:

  •
  implementation of processes to improve overall efficiency and accuracy of accounting;

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  assignment of dedicated and experienced technical resources with the responsibility of strengthening corporate oversight over financial reporting and enhancing controls associated with complex accounting matters; and

  •
  hiring additional qualified personnel and continue to evaluate the adequacy of our accounting personnel staffing level.

        This remediation plan is intended to ensure that the key controls over the financial reporting oversight process are operating effectively and are sustainable.

        In addition, following the Business Combination, the combined company's management and other personnel will need to devote a substantial amount of time to compliance initiatives applicable to public companies, including compliance with Section 404 and the evaluation of the effectiveness of our internal controls over financial reporting within the prescribed timeframe. AdaptHealth has begun the process of evaluating the adequacy of its accounting personnel staffing level and other matters related to internal controls over financial reporting. AdaptHealth may discover additional deficiencies in existing systems and controls that it may not be able to remediate in an efficient or timely manner.

The JOBS Act will permit the combined company to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for so long as the combined company is an "emerging growth company."

        The combined company will qualify as an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, the combined company will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. The combined company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1 billion or more during such fiscal year, (iii) the date on which it has issued more than $1.07 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of its Common Stock in the IPO, which would be December 31, 2023. AdaptHealth Holdings had gross revenues for the year ended December 31, 2018 of approximately $361.1 million. If the post-combination company continues to expand its business through acquisitions and/or continues to grow revenues organically post-Business Combination, we may cease to be an emerging growth company prior to December 31, 2023.

        In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the combined company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the same time private companies adopt the new or revised standard. Investors may find the combined company's Common Stock less attractive because it will rely on these exemptions, which may result in a less active trading market for the combined company's Common Stock and its stock price may be more volatile.

The unaudited pro forma financial information included herein may not be indicative of what the combined company's actual financial position or results of operations would have been.

        The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what the combined company's actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

AdaptHealth Holdings' management has limited experience in operating a public company.

        AdaptHealth Holdings' executive officers and certain directors have limited experience in the management of a publicly traded company. AdaptHealth Holdings' management team may not successfully or effectively manage its transition to a public company following the Business Combination that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the company. It is possible that the combined company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

Our Initial Stockholders have agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.

        Unlike some other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an Initial Business Combination, our Initial Stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after our IPO, in favor of the Business Combination, and Deerfield has agreed to vote the public shares it purchased in our IPO in favor of the Business Combination and the other Proposals described in this proxy statement. We expect that our Initial Stockholders and their permitted transferees will own approximately 20.1% of our outstanding shares of Common Stock at the time of any such vote, and Deerfield will own approximately 8.0% of our outstanding shares of Common Stock at the time of any such vote. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if our Initial Stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Our stockholders will experience immediate dilution as a consequence of the issuance of Common Stock in connection with the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of DFB.

        Based on the assumptions described under "Certain Defined Terms," immediately after the Closing we expect that our public stockholders (excluding Deerfield) will own 22,500,000 shares of our Class A Common Stock, representing an approximate 42% economic interest and an approximate 27% voting interest. If our stockholders experience dilution, a further minority share position may reduce the influence that our current stockholders have on the combined company's management. See "Summary Term Sheet—Ownership of AdaptHealth Holdings and DFB at the Closing" and "Unaudited Pro Forma Condensed Combined Financial Information of DFB" for further information. Consequently, the ability of our current stockholders following the Business Combination to influence management of DFB through the election of directors will be substantially reduced.

If we are not able to complete our Initial Business Combination by February 21, 2020, we will cease all operations except for the purpose of winding up and we will redeem our public shares and liquidate, in which case our warrants will expire worthless.

        Our Charter provides that we must complete an Initial Business Combination before February 21, 2020. We may not be able to consummate an Initial Business Combination within such time period. Our ability to complete an Initial Business Combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

        If we are unable to complete an Initial Business Combination by February 21, 2020, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price which is payable in cash and equal to the aggregate amount then on deposit in the Trust Account, including interest (net of the amount of interest which may be withdrawn to pay taxes and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under

Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of liquidation, there will be no distribution with respect to our outstanding warrants. Accordingly, the warrants will expire worthless.

        For illustrative purposes, based on funds in the Trust Account of approximately $254.9 million on June 30, 2019, the estimated per share redemption price would have been approximately $10.19.

Our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence the vote on the Business Combination and reduce the public "float" of our Common Stock.

        Our Sponsor, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination, where it appears that such requirement would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible.

        In addition, if such purchases are made, the public "float" of our Common Stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of AdaptHealth, all of whom we expect to stay with the combined company following the Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business.

        Our ability to successfully effect the Business Combination and successfully operate the business following the Closing is dependent upon the efforts of certain key personnel of AdaptHealth. Although we expect key personnel to remain with the combined company following the Business Combination, there can be no assurance that they will do so. It is possible that AdaptHealth will lose some key personnel, the loss of which could negatively impact the operations and profitability of the combined company. Furthermore, following the Closing, certain of the key personnel of AdaptHealth may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause the combined company to have to expend time and resources helping them become familiar with such requirements.

Our board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to our public shareholders.

        In analyzing the Business Combination, our management conducted significant due diligence on AdaptHealth Holdings. For a discussion of the factors considered by DFB's board of directors in approving the Business Combination, see the section entitled, "Summary of the Proxy Statement—The Business Combination—DFB Reasons for the Business Combination." Our board of directors believes because of the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its stockholders and that AdaptHealth

Holdings' fair market value was at least 80% of our net assets (excluding deferred underwriting discounts and commissions). Notwithstanding the foregoing, our board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, our board of directors may be incorrect in its assessment of the Business Combination.

Unlike some other business combination agreements with blank check companies, the Merger Agreement does not have a specified maximum redemption threshold or minimum cash condition. The absence of such a redemption threshold will make it easier for DFB to consummate the Business Combination even if a substantial number of DFB stockholders redeem.

        Since the Merger Agreement has no specified maximum redemption threshold or minimum cash condition, the terms and conditions of the Business Combination are different in this respect from the terms and conditions in the transaction agreements governing some business combinations with blank check companies. As a result, DFB may be able to consummate the Business Combination even though a substantial number of DFB public stockholders have redeemed their shares. Redemptions of DFB public shares by DFB public stockholders will decrease the amount of cash available to the combined company following the closing of the Merger.

If our stockholders fail to comply with the procedures for tendering their shares, such shares may not be redeemed.

        This proxy statement describes the various procedures that must be complied with in order for a public stockholder to validly redeem its public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

Our public stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, public stockholders may be forced to sell their public shares or warrants, potentially at a loss.

        Our public stockholders will be entitled to receive funds from the Trust Account only (i) in the event of a redemption of the public shares prior to any winding up in the event DFB does not consummate its Initial Business Combination by February 21, 2020, (ii) if they redeem their shares in connection with an Initial Business Combination that DFB consummates or (iii) if they redeem their shares in connection with a stockholder vote to amend any provision of our Charter relating to stockholders' rights or pre-Initial Business Combination activity. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your public share or warrants, potentially at a loss.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a "group," will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

        Our Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our initial public offering, which we refer to as the "Excess Shares." However, our Charter does not restrict our stockholders' ability to vote all of their shares (including Excess Shares) for or against our Initial Business Combination. Our public stockholders' inability to redeem the Excess Shares will reduce their influence over our ability to complete our Initial Business Combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions. Additionally, they will not receive redemption distributions with respect to the Excess Shares if we complete our Initial Business Combination, and, as a result, they will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell their stock in open market transactions, potentially at a loss.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

        Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we have sought and will continue to seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial to us than any alternative. We are not aware of any product or service providers who have not or will not provide such waiver other than the underwriters of our initial public offering and our independent registered public accounting firm.

        Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our Initial Business Combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our Initial Business Combination, we will be required to provide for payment of the claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a definitive agreement for a business combination, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations. We have not asked our Sponsor to reserve for such eventuality. We believe the likelihood of our Sponsor having to indemnify the Trust Account is limited because we have and will continue to endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Our independent directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

        In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share or (ii) other than due to the failure to obtain such waiver such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

        If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

        If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

        Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account to be distributed to our public stockholders upon the redemption of our public shares in the event that we do not complete our Initial Business Combination by February 21, 2020 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible after February 21, 2020 in the event we do not complete our Initial Business Combination and, therefore, we do not intend to comply with those procedures.

        Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our Initial Business Combination by February 21, 2020 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then, pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

Our directors have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

        When considering our board of directors' recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that certain of our directors and the executive officers have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

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  the beneficial ownership of the Sponsor and DFB's officers and directors of an aggregate of 6,280,000 shares of Common Stock, which shares would become worthless if DFB does not complete an Initial Business Combination within the applicable time period, as DFB's Initial Stockholders have waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $64.0 million based on the closing price of the Common Stock of $10.19 on Nasdaq on October 21, 2019;

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  the beneficial ownership of our Sponsor of warrants to purchase 4,333,333 shares of Common Stock, which warrants would expire and become worthless if we do not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $5.2 million based on the closing price of our warrants of $1.20 on Nasdaq on October 21, 2019;

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  the continuation of Richard Barasch and Dr. Susan Weaver as directors of the combined company; and

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  the continued indemnification of our current directors and officers and the continuation of directors' and officers' liability insurance after the Business Combination.

        These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our securityholders.

        In the period leading up to the Closing, other events may occur that, pursuant to the Merger Agreement, would require us to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of AdaptHealth Holdings' business, a request by AdaptHealth Holdings to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on AdaptHealth Holdings' business and would entitle us to terminate the Merger Agreement. In any of such circumstances, it would be in our discretion, acting through our board of directors, to grant our consent or waive our rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for us and our securityholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the transaction that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

There may be sales of a substantial amount of our Common Stock after the Business Combination by DFB's stockholders and/or AdaptHealth Holdings' current owners, and these sales could cause the price of our securities to fall.

        After the Business Combination and assuming consummation of the sale of shares pursuant to the Subscription Agreement, there will be approximately 82.8 million shares of our Common Stock outstanding, based on the assumptions described under "Certain Defined Terms." If the actual facts are different than these assumptions, the number of shares of our Common Stock issued and outstanding will be different. Of our issued and outstanding shares of Common Stock that were issued prior to the Business Combination, all will be freely transferable, except for any shares held by our "affiliates," as that term is defined in Rule 144 under the Securities Act. Following completion of the Business Combination, we expect that approximately 31.4% of the outstanding shares of Common Stock will be held by entities affiliated with us and our executive officers and directors.

        After the Business Combination and pursuant to the Registration Rights Agreement, certain stockholders will be entitled to demand that DFB registers the resale of their securities subject to certain minimum requirements. These stockholders will also have certain "piggyback" registration rights with respect to registration statements filed subsequent to the Business Combination.

        Upon effectiveness of any registration statement we file pursuant to the Registration Rights Agreement, and upon the expiration of the lockup periods applicable to the parties to the Registration Rights Agreement, these parties may sell large amounts of our Common Stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the share price of our Common Stock or putting significant downward pressure on the price of our Common Stock.

        Sales of substantial amounts of our Common Stock in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of our Common Stock and make it difficult for us to raise funds through securities offerings in the future.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

        Our warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our Common Stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of such redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. In addition, we may redeem your warrants after they become exercisable for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are "out-of-the-money," in which case you would lose any potential embedded value from a subsequent increase in the value of the Common Stock had your warrants remained outstanding.

        In addition, we may redeem your warrants after they become exercisable for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are "out-of-the-money," in which case you would lose any potential embedded value from a subsequent increase in the value of the Common Stock had your warrants remained outstanding. None of the private placement warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Our warrants may have an adverse effect on the market price of our Common Stock.

        We have issued warrants to purchase 8,333,333 shares of our Common Stock as part of the units offered in our initial public offering and, simultaneously with the closing of our initial public offering, we issued in a private placement an aggregate of 4,333,333 private placement warrants, each exercisable to purchase one share of Common Stock at $11.50 per share. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to our stockholders and increase the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Common Stock.

Our A&R Charter will provide that the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which may have the effect of discouraging lawsuits against our directors and officers.

        Our Charter requires, and our A&R Charter will require, to the fullest extent permitted by law, other than any claim to enforce a duty or liability created by the Exchange Act or other claim for which federal courts have exclusive jurisdiction, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder's counsel. Our A&R Charter will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. These provisions may have the effect of discouraging lawsuits against our directors and officers. If a court were to find either exclusive forum provision in our A&R Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business. For example, the Court of Chancery of the State of Delaware determined in December 2018 that the exclusive forum provision of federal district courts of the United States of America for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. However, this decision may be reviewed and ultimately overturned by the Delaware Supreme Court. If the Court of Chancery's decision were to be overturned, we would enforce the federal district court exclusive forum provision in our A&R Charter.

Provisions in our Charter and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

        Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder's counsel. These provisions may have the effect of discouraging lawsuits against our directors and officers.

Because we have no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.

        We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell our Common Stock for a price greater than that which you paid for it. See the section entitled "Market Price and Dividends—Dividends—Dividend Policy of DFB."

We will be required to make payments under the Tax Receivable Agreement for certain tax benefits we may claim, and the amounts of such payments could be significant.

        In connection with the Closing, we will enter into the Tax Receivable Agreement with the Blocker Sellers and Non-Blocker AdaptHealth Members (collectively, the "TRA Holders"). The Tax Receivable Agreement will generally provide for the payment by us to the Blocker Sellers of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Access Point Medical, Inc. existing prior to the Business Combination; (ii) certain increases in tax basis resulting from exchanges of New AdaptHealth Units; (iii) imputed interest deemed to be paid by us as a result of payments it makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments we make under the Tax Receivable Agreement. We will retain the benefit of the remaining 15% of these cash savings. The amount of the cash payments that we may be required to make under the Tax Receivable Agreement could be significant and is dependent upon significant future events and assumptions, including the timing of the exchanges of New AdaptHealth Units, the price of our Class A Common Stock at the time of each exchange, the extent to which such exchanges are taxable transactions and the amount of the exchanging TRA Holder's tax basis in its New AdaptHealth Units at the time of the relevant exchange. The amount of such cash payments is also based on assumptions as to the amount and timing of taxable income we generate in the future, the U.S. federal income tax rate then applicable and the portion of our payments under the Tax Receivable Agreement that constitute interest or give rise to depreciable or amortizable tax basis. Moreover, payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, which tax reporting positions are subject to challenge by taxing authorities. We will be dependent on distributions from AdaptHealth Holdings to make payments under the Tax Receivable Agreement, and we cannot guarantee that such distributions will be made in sufficient amounts or at the times needed to enable us to make our required payments under the Tax Receivable Agreement, or at all. Any payments made by us to the TRA Holders under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid by us. Nonpayment for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement, and therefore, may accelerate payments due under the Tax Receivable Agreement. The payments under the Tax Receivable Agreement are also not conditioned upon the TRA Holders maintaining a continued ownership interest in AdaptHealth Holdings or us. See "Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement" for a discussion of the Tax Receivable Agreement and the related likely benefits to be realized by us and the TRA Holders.

In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

        The Tax Receivable Agreement provides that if we breach any of our material obligations under the Tax Receivable Agreement, if we undergo a change of control or if, at any time, we elect an early termination of the Tax Receivable Agreement, then the Tax Receivable Agreement will terminate and our obligations, or our successor's obligations, to make payments under the Tax Receivable Agreement would accelerate and become immediately due and payable. The amount due and payable in those circumstances is determined based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement. We may need to incur debt to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise.

        As a result of the foregoing, (i) we could be required to make cash payments to the TRA Holders that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement, and (ii) we would be required to make a cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control due to the additional transaction costs a potential acquirer may attribute to satisfying such obligations. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

We will not be reimbursed for any payments made to TRA Holders under the Tax Receivable Agreement in the event that any tax benefits are disallowed.

        We will not be reimbursed for any cash payments previously made to the TRA Holders pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by us to a TRA Holder will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the Internal Revenue Service (the "IRS") or a court will not disagree with our tax reporting positions. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings. See "Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement" for a discussion of the Tax Receivable Agreement and the related likely benefits to be realized by us and the TRA Holders.

Certain of the TRA Holders have substantial control over us, and their interests, along with the interests of other TRA Holders, in our business may conflict with yours.

        The TRA Holders may receive payments from us under the Tax Receivable Agreement upon any redemption or exchange of their New AdaptHealth Units, including the issuance of shares of our Class A Common Stock upon any such redemption or exchange. As a result, the interests of the TRA Holders may conflict with the interests of holders of our Class A Common Stock. For example, the TRA Holders may have different tax positions from us which could influence their decisions regarding whether and when to dispose of assets, whether and when to incur new or refinance existing indebtedness, especially in light of the existence of the Tax Receivable Agreement, and whether and when we should terminate the Tax Receivable Agreement and accelerate our obligations thereunder. In addition, the structuring of future transactions may take into consideration tax or other considerations of TRA Holders even in situations where no similar considerations are relevant to us. See "Proposal No. 1—The Business Combination Proposal—Related Agreements—Tax Receivable Agreement" for a discussion of the Tax Receivable Agreement and the related likely benefits to be realized by us and the TRA Holders.

 UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION OF DFB

        The following unaudited pro forma condensed combined information presents the unaudited pro forma condensed combined balance sheet as of June 30, 2019 and the unaudited pro forma condensed combined statements of operations for six months ended June 30, 2019 and the year ended December 31, 2018 based upon the combined historical financial statements of DFB and AdaptHealth Holdings, after giving effect to the Business Combination and related adjustments described in the accompanying notes. Under applicable accounting standards, AdaptHealth Holdings will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. The accounting guidance for business combinations, FASB Accounting Standards Codification (ASC) 805, provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the transaction, including payment of any premium.

        The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2019 and for the fiscal year ended December 31, 2018 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of June 30, 2019 gives pro forma effect to the Business Combination as if it was completed on June 30, 2019. Additionally, the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2018 gives pro forma effect to the acquisitions by AdaptHealth Holdings of PPS on May 17, 2018, Verus Healthcare, Inc. ("Verus") on May 17, 2018, Home Medical Express Inc. ("HMEI") on July 31, 2018 and Gould's Discount Medical ("Gould's") on January 2, 2019, as if they had occurred on January 1, 2018.

        The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of DFB, AdaptHealth Holdings, PPS and Verus and the notes thereto, as well as the disclosures contained in the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations of DFB" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of AdaptHealth."

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 do not give effect to the impact on total costs and expenses of cost savings and synergies resulting from the favorable vendor pricing in the pre-acquisition period of entities acquired by AdaptHealth Holdings. These pre-acquisition cost savings and synergies are estimated at $2.3 million on a pro forma basis for the year ended December 31, 2018. These synergies are effective starting the date of each acquisition and therefore are captured in the results for the period ended June 30, 2019.

        The pro forma information contained herein assumes DFB's stockholders approve the proposed Business Combination. DFB's stockholders may elect to redeem their shares of Common Stock even if they approve the proposed Business Combination. DFB cannot predict how many of its public stockholders will elect to convert their shares of Common Stock to cash. The actual results will be within the scenarios described below, however, there can be no assurance regarding which scenario will be closest to the actual results.

        The following unaudited pro forma condensed combined financial statements assume that none of DFB's stockholders exercise redemption rights with respect to their shares of Common Stock for a pro rata portion of the funds contained in the Trust Account. The potential impact of the Business Combination on the pro forma condensed combined financial information due to a maximum redemption scenario is disclosed in the accompanying notes to the unaudited pro forma condensed combined financial information.

        The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Business Combination had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the Business Combination, any integration costs or tax deductibility of transaction costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Business Combination as described in the notes to the unaudited pro forma condensed combined financial information.

DFB HEALTHCARE ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2019

(in thousands)	DFB Reclassified(1)	AdaptHealth Historical	Pro Forma Adjustments	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$878	$2,159	$184,864	(a)	$187,901
Accounts receivable, net	—	69,694	—		69,694
Inventory	—	13,527	—		13,527
Prepaid and other current assets	124	6,827	—		6,951

Total current assets	1,002	92,207	184,864		278,073
Equipment and other fixed assets, net	—	63,944	—		63,944
Goodwill	—	224,706	—		224,706
Cash and marketable securities held in Trust Account	254,864	—	(254,864)	(b)	—
Other assets	—	5,774	—		5,774
Deferred tax asset	—	6,205	20,000	(c)	26,205

Total assets	$255,866	$392,836	$(50,000)		$598,702

Liabilities and Stockholders'/Members' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,253	$87,286	$(65)	(d)	$89,474
Current portion of capital lease obligations	—	19,309	—		19,309
Current portion of long-term debt	—	8,081	—		8,081
Deferred revenue	—	8,694	—		8,694
Other liabilities	30	11,700	—		11,730

Total current liabilities	2,283	135,070	(65)		137,288
Long-term debt, less current portion	—	387,417	(6,500)	(f)	380,917
Capital lease obligations, less current portion	—	605	—		605
Other long-term liabilities	7,875	4,633	(7,875)	(d)	16,633
			12,000	(e)

Total liabilities	10,158	527,725	(2,440)		535,443
Commitments and contingencies
Total stockholders'/members' equity (deficit)	245,708	(137,125)	(66,118)	(g)	42,465

Total stockholders'/members' equity (deficit) attributable to AdaptHealth Holdings LLC	245,708	(137,125)	(66,118)		42,465
Noncontrolling interest in subsidiaries	—	2,236	18,558	(g)	20,794

Total stockholders'/members' equity (deficit)	245,708	(134,889)	(47,560)		63,259

Total Liabilities and Stockholders'/Members' Equity (Deficit)	$255,866	$392,836	$(50,000)		$598,702

(1)
Refer to Note 2 for reclassification of DFB historical information.

DFB HEALTHCARE ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

(in thousands except share and per share amounts)	DFB Reclassified(1)	AdaptHealth Pro Forma(2)	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Revenue, net of contractual allowances and discounts	$—	$257,877	$—		$257,877
Provision for doubtful accounts	—	(14,225)	—		(14,225)

Net revenue less provision for doubtful accounts	—	243,652	—		243,652
Costs and expenses:
Cost of net revenue	—	202,154	—		202,154
General and administrative expenses	2,190	11,795	(1,646)	(h)	12,339
Depreciation, excluding patient equipment depreciation	—	1,599	—		1,599

Total costs and expenses	2,190	215,548	(1,646)		216,092

Operating (loss) income	(2,190)	28,104	1,646		27,560
Interest (income) expense	(2,946)	20,895	1,245	(i)	19,194
Loss on extinguishment of debt, net	—	2,121	(2,121)	(j)	—

Income before income taxes	756	5,088	2,522		8,366
Income tax expense	598	4,417	(3,655)	(k)	1,360

Net income	158	671	6,177		7,006
Income attributable to noncontrolling interest	—	709	2,680	(l)	3,389

Net income attributable to AdaptHealth Corp.	$158	$(38)	$3,497		$3,617

Weighted average common shares outstanding—basic and diluted	25,000,000		28,786,783	(m)	53,786,783
Net income attributable to AdaptHealth Corp. per share—basic and diluted	0.04				0.07
Weighted average founder shares outstanding—basic and diluted	6,250,000		(6,250,000)	(n)	—
Net income attributable to founder share holders per share—basic and diluted	(0.25)				—

(1)
Refer to Note 2 for reclassification of DFB historical information.

(2)
Refer to Note 3 for reclassification of AdaptHealth historical information.

 DFB HEALTHCARE ACQUISITIONS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands except share and per share amounts)	DFB Reclassified(1)	AdaptHealth Pro Forma(2)	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Revenue, net of contractual allowances and discounts	$—	$469,233	$—		$469,233
Provision for doubtful accounts	—	(26,053)	—		(26,053)

Net revenue less provision for doubtful accounts	—	443,180	—		443,180
Costs and expenses:
Cost of net revenue	—	389,421			389,421
General and administrative expenses	1,234	15,633	(500)	(h)	16,367
Depreciation, excluding patient equipment depreciation	—	5,253	—		5,253

Total costs and expenses	1,234	410,307	(500)		411,041

Operating (loss) income	(1,234)	32,873	500		32,139
Interest expense	(4,150)	7,827	2,488	(i)	6,165
Loss on extinguishment of debt, net	—	1,399	(1,399)	(j)	—

Income before income taxes	2,916	23,647	(589)		25,974
Income tax expense (benefit)	830	(3,100)	6,491	(k)	4,221

Net income	2,086	26,747	(7,080)		21,753
Income attributable to noncontrolling interest	—	1,077	8,714	(l)	9,791

Net income attributable to AdaptHealth Corp.	$2,086	$25,670	$(15,794)		$11,962

Weighted average common shares outstanding—basic and diluted	25,000,000		28,786,783	(m)	53,786,783
Net income attributable to AdaptHealth Corp. per share—basic and diluted	0.11				0.22
Weighted average founder shares outstanding—basic and diluted	6,250,000		(6,250,000)	(n)	—
Net income attributable to founder share holders per share—basic and diluted	(0.13)				—

(1)
Refer to Note 2 for reclassification of DFB historical information.

(2)
Refer to Note 3 for reclassification of AdaptHealth historical information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

Basis of presentation

        The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

        DFB's historical results reflect the audited consolidated statement of income for the year ended December 31, 2018, unaudited condensed consolidated balance sheet as of June 30, 2019 and unaudited condensed consolidated statement of income for the six months ended June 30, 2019 under GAAP. AdaptHealth Holdings' historical results reflect AdaptHealth Holdings' audited consolidated statement of operations for the year ended December 31, 2018, unaudited condensed consolidated balance sheet as of June 30, 2019 and unaudited condensed consolidated statement of operations for the six months ended June 30, 2019 under GAAP.

Description of the Business Combination

        On July 8, 2019, DFB, Merger Sub, AdaptHealth Holdings, the Blocker Companies, AdaptHealth Holdings Unitholders' Representative named therein and, solely for the purposes specified therein, the Blocker Sellers entered into the Merger Agreement, pursuant to which the parties will undertake a series of transactions at the Closing that will result in AdaptHealth Holdings becoming a partially owned subsidiary of DFB. On October 15, 2019, the parties entered into the Merger Agreement Amendment to, among other things, remove the minimum cash closing condition, adding a new condition to the Closing with respect to the absence, since the date of the Merger Agreement Amendment, of the commencement of a material investigation or action against AdaptHealth Holdings by certain healthcare regulatory authorities, and amend and restate the forms of certain of the Related Agreements. The Closing is expected to occur in the fourth quarter of 2019. After completion of the Business Combination, the combined company will operate under the name AdaptHealth Corp.

        To effect the Business Combination, the parties will execute the following proposed steps:

  •
  the merger of each of the Blocker Companies with and into DFB, with DFB surviving;

  •
  the merger of Merger Sub with and into AdaptHealth Holdings, with AdaptHealth Holdings surviving; and

  •
  the contribution by DFB to AdaptHealth Holdings of all of its available funds in exchange for equity interests in AdaptHealth Holdings.

        The following table represents the proposed structure of the combined company upon the Closing of the Business Combination:

        Upon the Closing of the Business Combination, the former owners of AdaptHealth Holdings will hold approximately 37% of the economic interest in AdaptHealth Corp. and the former stockholders of DFB will hold the remaining approximately 63% of the economic interests in AdaptHealth Corp., both in the form of Class A Common Stock. AdaptHealth Corp will own approximately 65% of the combined company with the remaining 35% owned by the former owners of AdaptHealth Holdings in the form of New AdaptHealth Units. Under applicable accounting standards, AdaptHealth Holdings will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AdaptHealth Holdings issuing stock for the net assets of DFB, accompanied by a recapitalization. Net assets of DFB will be stated at historical costs, with no goodwill or intangible assets recorded.

        Following the Closing of the Business Combination, the combined results of DFB and AdaptHealth Holdings will be consolidated with the holders of Class A Common Stock owning an approximately 65% direct controlling interest and the holders of New AdaptHealth Units owning an approximately 35% direct noncontrolling economic interest shown as noncontrolling interest in the financial statements of the combined entity. The approximately 35% direct noncontrolling economic interest in AdaptHealth Holdings held by the current owners of AdaptHealth Holdings noted above is in the form of New AdaptHealth Units and are exchangeable on a one-to-one basis for Class A Common Stock. The approximately 35% direct noncontrolling economic interest will continue to decrease as New AdaptHealth Units are exchanged for shares of Class A Common Stock.

        The respective economic interests of the current owners of AdaptHealth Holdings and the public shareholders of DFB have been fixed at the 59%/41% amounts. However, the respective direct interests in and noncontrolling interests in AdaptHealth Holdings and in DFB depend on the level of redemptions. The possible range of controlling interests is 55-65% and the possible range of noncontrolling interests is 35-45%. For purposes of the unaudited pro forma condensed combined financial information, 65% controlling interest and 35% noncontrolling has been used.

        In case of a maximum redemption scenario, the respective economic interests of the current owners of AdaptHealth Holdings and the public shareholders of DFB have been fixed at the 73%/27%

amounts. However, the respective direct interests in and noncontrolling interests in AdaptHealth Holdings and in DFB depend on the level of redemptions. The possible range of controlling interests is 55-65% and the possible range of noncontrolling interests is 35-45%. For purposes of the unaudited pro forma condensed combined financial information under the maximum redemption scenario, 55% controlling interest and 45% noncontrolling has been used.

        The following table sets forth the net assets of DFB:

(in thousands)
Current assets	$1,002
Cash held in trust	254,864
Current liabilities	(2,283)
Other long-term liabilities	(7,875)

Net assets acquired	$245,708

Sources and Uses (minimum redemptions, in thousands)

Sources		Uses
DFB Cash	$254,864	Cash to balance sheet(2)	$184,864
PIPE(1)	50,000	Legacy AdaptHealth redemptions(3)	50,000
		Debt repayment(4)	50,000
		Deal expenses(5)	20,000

Total Sources	$304,864	Total Uses	$304,864

(1)
Represents the issuance, in a private placement to be consummated concurrently with the Closing, of up to 5,000,000 shares of Class A Common Stock.

(2)
Represents remaining cash that will be used to fund operations and working capital needs of the Company after the closing of the Business Combination.

(3)
Represents cash that will be used to fund redemptions made by legacy AdaptHealth Holdings investors. This amount will vary based on the net cash available after the SPAC redemptions and PIPE proceeds with $50,000 being the maximum.

(4)
Represents the amount of debt that the combined company intends to pay down upon closing of the Business Combination.

(5)
Represents the estimated amount of deal expenses to be paid at the Closing of the Business Combination.

Sources and Uses (maximum redemptions, in thousands)

Sources		Uses
DFB Cash	$254,864	Cash to balance sheet(2)	$55,000
PIPE(1)	125,000	SPAC redemptions(3)	229,864
		Legacy AdaptHealth redemptions(4)	25,000
		Debt repayment(5)	50,000
		Deal expenses(6)	20,000

Total Sources	$379,864	Total Uses	$379,864

(1)
Represents the issuance, in a private placement to be consummated concurrently with the Closing, of up to 12,500,000 shares of Class A Common Stock.

(2)
Represents remaining cash that will be used to fund operations and working capital needs of the Company after the closing of the Business Combination.

(3)
Represents the maximum redemptions by the SPAC which reflects the DFB cash at closing of $254,864 less $25,000 committed by Deerfield.

(4)
Represents cash that will be used to fund redemptions made by legacy AdaptHealth Holdings investors. This amount will vary based on the range of net cash available after the SPAC redemptions and PIPE proceeds with $25,000 being the minimum.

(5)
Represents the amount of debt that the combined company intends to pay down upon closing of the Business Combination.

(6)
Represents the estimated amount of deal expenses to be paid at the Closing of the Business Combination.

Basis of the Pro Forma Presentation

        Upon consummation of the Business Combination, DFB will adopt AdaptHealth Holdings' accounting policies. AdaptHealth Holdings may identify differences between the accounting policies among the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2—Reclassifications to Historical Financial Information of DFB

        Certain balances and transactions presented in the historical financial statements of DFB included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of AdaptHealth Holdings as indicated in the tables below.

DFB Balance Sheet Reclassifications at June 30, 2019

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
Assets
Accounts payable	$30	$(30)	$—
Accrued expenses	2,223	(2,223)	—
Accounts payable and accrued expenses	—	2,253	2,253
Other liabilities	—	30	30
Franchise tax payable	30	(30)	—
Deferred underwriting commissions	7,875	(7,875)	—
Other long-term liabilities	—	7,875	7,875

DFB Statement of Operations Reclassifications for the Six Months Ended June 30, 2019

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$2,090	$100	$2,190
State franchise taxes	100	(100)	—

DFB Statement of Operations Reclassification for the Year Ended December 31, 2018

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
General and administrative expenses	$1,036	$198	$1,234
State franchise taxes	198	(198)	—

Note 3—Reclassifications and Adjustments to Historical Information of AdaptHealth

  (a)    Pro forma financial statement of operations of AdaptHealth

        The following table provides the pro forma statement of operations of AdaptHealth Holdings for the six months ended June 30, 2019.

ADAPTHEALTH PRO FORMA FINANCIAL STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

(in thousands)	AdaptHealth Historical	Pro Forma Adjustments		AdaptHealth Pro Forma
Revenue:
Revenue, net of contractual allowances and discounts	$257,877	$—		$257,877
Provision for doubtful accounts	(14,225)	—		(14,225)

Net revenue less provision for doubtful accounts	243,652	—		243,652
Costs and expenses:
Cost of net revenue	202,377	(223	)(1)	202,154
General and administrative expenses	19,418	(7,623	)(1)	11,795
Depreciation, excluding patient equipment depreciation	1,599	—		1,599

Total costs and expenses	223,394	(7,846)		215,548

Operating income	20,258	7,846		28,104
Interest expense	20,895	—		20,895
Loss on extinguishment of debt, net	2,121	—		2,121

(Loss) income before income taxes	(2,758)	7,846		5,088
Income tax expense	4,417	—		4,417

Net (loss) income	(7,175)	7,846		671
Income attributable to noncontrolling interest	709	—		709

Net (loss) income attributable to AdaptHealth Corp.	$(7,884)	$7,846		$(38)

(1)
Represents the elimination of non-recurring transaction costs specifically incurred by AdaptHealth for various acquisitions in the period.

        The following table provides the pro forma statement of operations of AdaptHealth Holdings for year the ended December 31, 2018 as if PPS, Verus, HMEI and Gould's had been acquired on January 1, 2018. PPS and Verus were acquired by AdaptHealth Holdings on May 18, 2018. HMEI and Gould's were acquired by AdaptHealth Holdings on July 31, 2018 and January 2, 2019, respectively. The pro forma results do not include any anticipated cost synergies or other effects of the planned integration of PPS, Verus, HMEI and Gould's, which are estimated to be $2.3 million on a pro forma basis for the year ended December 31, 2018.

ADAPTHEALTH PRO FORMA FINANCIAL STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands)	AdaptHealth Historical	PPS Reclassified(1)	Verus Reclassified(2)	HMEI Historical	Gould's Historical	Pro Forma Adjustments		AdaptHealth Pro Forma
Revenue:
Revenue, net of contractual allowances and discounts	$361,054	$32,841	$31,211	$10,770	$33,357	$—		$469,233
Provision for doubtful accounts	(15,776)	(3,716)	(4,866)	(1,652)	(43)	—		(26,053)

Net revenue less provision for doubtful accounts	345,278	29,125	26,345	9,118	33,314	—		443,180
Costs and expenses:
Cost of net revenue	293,384	34,283	31,192	8,562	28,124	(6,124	)(3)	389,421
General and administrative expenses	18,069	—	—	—	—	(2,436	)(3)	15,633
Depreciation, excluding patient equipment depreciation	2,734	816	1,332	7	364	—		5,253

Total costs and expenses	314,187	35,099	32,524	8,569	28,488	(8,560)		410,307

Operating income (loss)	31,091	(5,974)	(6,179)	549	4,826	8,560		32,873
Interest expense (income)	7,453	—	272	115	(13)	—		7,827
Loss on extinguishment of debt, net	1,399	—	—	—	—	—		1,399

Income (loss) before income taxes	22,239	(5,974)	(6,451)	434	4,839	8,560		23,647
Income tax (benefit) expense	(2,098)	—	(1,593)	—	$591	—		(3,100)

Net income (loss)	24,337	(5,974)	(4,858)	434	4,248	8,560		26,747
Income attributable to noncontrolling interest	1,077	—	—	—	—	—		1,077

Net income (loss) attributable to AdaptHealth Corp.	$23,260	$(5,974)	$(4,858)	$434	$4,248	$8,560		$25,670

(1)
Refer to Note 3(b) for reclassification of PPS historical information.

(2)
Refer to Note 3(c) for reclassification of Verus historical information.

(3)
Represents the elimination of non-recurring transaction costs specifically incurred by AdaptHealth, PPS and Verus in connection with the business combinations.

  (b)    Reclassifications and adjustments to historical information of PPS

        Certain balances and transactions presented in the historical financial statements of PPS included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of AdaptHealth Holdings as indicated in the table below.

PPS Statement of Operations Reclassifications for the Period January 1, 2018 through May 17, 2018

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
Costs and expenses:
Cost of net revenue	$—	$34,283	$34,283
Depreciation, excluding patient equipment depreciation	—	816	816
Cost of goods sold	7,736	(7,736)	—
Salaries, labor and benefits	14,426	(14,426)	—
Depreciation	4,761	(4,761)	—
Amortization	567	(567)	—
Rent and occupancy expenses	1,484	(1,484)	—
Other operating expenses	6,169	(6,169)	—
Other expense (income)	(44)	44	—

  (c)    Reclassifications and adjustments to historical information of Verus

        Certain balances and transactions presented in the historical financial statements of Verus included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of AdaptHealth Holdings as indicated in the table below.

Verus Statement of Operations Reclassifications for the Period January 1, 2018 through May 17, 2018

(in thousands)	As per Financial Statements	Reclassifications	As Reclassified
Costs and expenses:
Cost of net revenue	$15,483	$15,709	$31,192
Operating expenses	17,012	(17,012)	—
Depreciation, excluding patient equipment depreciation	—	1,332	1,332
Loss on disposal of equipment	29	(29)	—

Note 4—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands)

        The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2019 are as follows:

  a)
  See Note 1—Sources and Uses for impact of the Business Combination on the cash balance, which resulted in net cash of $184,864 to the balance sheet of the combined entity.

        In case of maximum redemption by holders of Common Stock, the impact of the Business Combination on the cash balance will be net cash of $55,000 to the balance sheet of the combined entity.

  b)
  See Note 1—Sources and Uses for the release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the Closing.

  c)
  Represents adjustments to reflect applicable deferred tax. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the investment in AdaptHealth Holdings. This basis difference primarily results from the Business Combination where DFB recorded a carryover basis on all assets for financial accounting purposes and a fair value step-up on a portion of the assets for income tax purposes. The $20,000 adjustment related to the deferred tax asset is assuming: (1) the GAAP balance sheet as of June 30, 2019 adjusted for the pro forma entries described herein, (2) estimated tax basis as of June 30, 2019 adjusted for the pro forma entries described herein, (3) a valuation allowance of $122,000, (4) a constant federal income tax rate of 21.0% and a state tax rate of 4.0%, and (5) no material changes in tax law. The recorded valuation allowance relates to a portion of DFB's tax basis in excess of GAAP basis in its investment in AdaptHealth Holdings for which DFB believes it is not more likely than not that it will realize a tax benefit in the future.

    In case of maximum redemption by holders of Common Stock, the impact of the Business Combination on the deferred tax asset will be $8,500 net of an $86,000 valuation allowance.

  d)
  Represents the payment of $65 of accrued transaction expenses and $7,875 of deferred underwriting costs incurred as part of DFB's initial public offering and committed to be paid upon the Closing of the Business Combination.

  e)
  Upon the completion of the Business Combination, DFB will be a party to a tax receivable agreement. Under the terms of that agreement, DFB generally will be required to pay to the Non-Blocker AdaptHealth Members 85% of the applicable cash savings, if any, in U.S. federal and state income tax that DFB is deemed to realize in certain circumstances as a result of certain tax attributes that are created as a result of (i) the sales of their AdaptHealth Holdings Common Units for shares of Class A common stock or the cash equivalent thereof and (ii) tax benefits attributable to payments made under this tax receivable agreement. Additionally, DFB generally will be required to pay to the owners of each of the Blocker Companies 85% of the amount of cash savings, if any, that DFB is deemed to realize as a result of any tax attributes of the Blocker Companies which are inherited by DFB in the Blocker Mergers. In both instances, DFB generally will retain the benefit of the remaining 15% of the applicable tax savings.

    The $12,000 adjustment related to the tax receivable agreement and the exchange agreement liability assume: (1) $50 million of cash redemptions by legacy AdaptHealth Holdings investors, (2) a share price equal to $10.00 per share, (3) a constant federal income tax rate of 21.0% and a state tax rate of 4.0%, (4) no material changes in tax law, (5) the ability to utilize tax attributes and (6) future tax receivable agreement and exchange agreement payments.

    The adjustments to the tax receivable agreement have been recorded as an adjustment to stockholder equity as these adjustments arise from an equity transaction of the combined company.

    DFB anticipates that it will account for the income tax effects resulting from future taxable exchanges of AdaptHealth Holdings Common Units by Non-Blocker AdaptHealth Members for shares of Class A Common Stock or the cash equivalent thereof by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. Further, DFB will evaluate the likelihood that DFB will realize the benefit represented by the deferred tax asset, and, to the extent that DFB estimates that it is more likely than not that DFB will not realize the benefit, DFB will reduce the carrying amount of the deferred tax asset with a valuation allowance.

    In case of maximum redemption by holders of Common Stock and, therefore, $25 million of cash redemptions by legacy AdaptHealth Holdings investors, the impact of the Business Combination adjustment related to the tax receivable agreement will be $6,000.

  f)
  In connection with the Closing of the Business Combination, the following debt-related transactions are expected to take place:

(in thousands)	Long-term Debt
Retirement of pre-combination promissory note(1)	$(100,000)
Reinstatement of pre-combination promissory note(1)	100,000
Repayment on historical AdaptHealth Holdings long-term debt(2)	(50,000)
Exchange of AdaptHealth Holdings equity for debt(3)	43,500

Total	$(6,500)

(1)
At the date of the Business Combination, the $100,000 promissory note will be cancelled and immediately reinstated under substantially the same terms as the pre-combination promissory note.

(2)
Proceeds from the Business Combination will be used to fund future acquisitions, repay debt or for other corporate purposes. Given there are no probable acquisitions at time, the pro formas assume proceeds will be used to repay debt in a manner where it can be redrawn when a future acquisition becomes available.

(3)
Represents promissory notes to be issued by AdaptHealth Holdings in favor of BlueMountain in exchange for AdaptHealth Holdings Common Units.
  g)
  The following table represents the impact of the Business Combination on the number of shares of Class A Common Stock and Class B Common Stock and represents the total equity section assuming no redemptions by DFB stockholders:

(in thousands except share data)	Total Equity (100%)	Nontrolling Interest (35%)	Controlling Interest (65%)
Historical AdaptHealth Holdings members' equity	$(137,125)	$(47,994)	$(89,131)
Historical DFB stockholders' equity	245,708	85,998	159,710
Exchange of AdaptHealth Holdings equity for debt	(43,500)	(15,225)	(28,275)
Payment of transaction costs	(12,060)	(4,221)	(7,839)

Total stockholders' equity/members' equity	53,023	18,558	34,465
Noncontrolling interest in subsidiaries	2,236	2,236	—

Subtotal	55,259	20,794	34,465
Deferred taxes, net of tax receivable agreement	8,000	—	8,000

Total equity	$63,259	$20,794	$42,465

	Total Shares	Shares of Class B		Shares of Class A
Legacy AdaptHealth Holdings shareholders	49,000,000	28,963,217		20,036,783
Legacy DFB stockholders	33,750,000	—		33,750,000

	82,750,000	28,963,217	35%	53,786,783	65%

    In case of maximum redemption by holders of Common Stock, the following table represents the impact of the Business Combination on the number of shares of Class A Common Stock and Class B Common Stock and represents the total equity section:

(in thousands except share data)	Total Equity (100%)	Nontrolling Interest (45%)	Controlling Interest (55%)
Historical AdaptHealth Holdings members' equity	$(137,125)	$(61,415)	$(75,710)
Historical DFB stockholders' equity	245,708	110,046	135,662
Exchange of AdaptHealth Holdings equity for debt	(43,500)	(19,483)	(24,017)
Payment of transaction costs	(12,060)	(5,401)	(6,659)

Total stockholders' equity/members' equity	53,023	23,747	29,276
Noncontrolling interest in subsidiaries	2,236	2,236	—

Subtotal	55,259	25,983	29,276
Deferred taxes, net of tax receivable agreement	2,500	—	2,500

Total equity	$57,759	$25,983	$31,776

	Total Shares	Shares of Class B		Shares of Class A
Legacy AdaptHealth Holdings shareholders	51,437,500	31,463,217		19,974,283
Legacy DFB shareholders	18,812,500	—		18,812,500

	70,250,000	31,463,217	45%	38,786,783	55%

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

        The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2019 and for the fiscal year ended December 31, 2018 are as follows:

  h)
  Represents the elimination of non-recurring transaction costs specifically incurred by DFB and AdaptHealth Holdings as part of the Business Combination.

  i)
  Represents adjustments to interest expense for debt-related transactions expected to take place in connection with the Closing of the Business Combination. The pro forma adjustments reflect a reduction in interest expense of $1,365 and $2,732 for the six months ended June 30, 2019 and the twelve months ended December 31, 2018, respectively, due to the expected $50,000 paydown on the historical AdaptHealth Holdings term loan with an interest rate of 5.46% for both periods and incremental interest expense of $2,610 and $5,220 for the six months ended June 30, 2019 and the twelve months ended December 31, 2018, respectively, on the $43,500 of promissory notes from the exchange of AdaptHealth Holdings equity for debt at a fixed interest rate of 12% for both periods.

  j)
  Represents the elimination of non-recurring losses on extinguishments of debt as part of the Business Combination.

  k)
  Adjustment to eliminate the historical tax expense (benefit) of DFB and AdaptHealth Holdings and to record the tax provisions of the combined entities on a pro forma basis using a pro forma effective tax rate of 25% for both periods, which was applied to the income attributable to the controlling interest as the income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of the combined company could be different depending on post-Business Combination activities.

    In case of maximum redemption by holders of Common Stock, the proforma adjustment to income tax expense would be $1,155 and $3,585 for the six months ended June 30, 2019 and the twelve months ended December 31, 2018, respectively.

  l)
  Represents the pro forma adjustment to the noncontrolling interest in the Business Combination.

(in thousands)	For The Six Months Ended June 30, 2019	For The Year Ended December 31, 2018
Pro forma income before taxes	$8,366	$25,974
Less: income attributable to legacy AdaptHealth noncontrolling interest	(709)	(1,077)

Net pro forma income before taxes	7,657	24,897
Noncontrolling interest pro forma adjustment (at 35%)	2,680	8,714
Add: income attributable to legacy AdaptHealth noncontrolling interest	709	1,077

Pro forma income attributable to noncontrolling interest	$3,389	$9,791

    In case of maximum redemptions by holders of Common Stock, the following table presents the pro forma adjustment to the noncontrolling interest in the Business Combination.

(in thousands)	For The Six Months Ended June 30, 2019	For The Year Ended December 31, 2018
Pro forma income before taxes	$8,366	$25,974
Less: income attributable to legacy AdaptHealth noncontrolling interest	(709)	(1,077)

Net pro forma income before taxes	7,657	24,897
Noncontrolling interest pro forma adjustment (at 45%)	3,429	11,151
Add: income attributable to legacy AdaptHealth noncontrolling interest	709	1,077

Pro forma income attributable to noncontrolling interest	$4,138	$12,228

  m)
  As a result of the Business Combination, the pro forma basic and diluted number of shares are reflective of 53,786,783 shares of Class A Common Stock outstanding. Given that conversion of the Class B Common Stock would result in no change to EPS on a pro forma diluted basis, the 28,963,217 shares of Class B Common Stock are not included in the diluted number of shares. Additionally, on a pro forma basis, there are 12,666,666 warrants outstanding with a strike price of $11.50, which have been excluded as these instruments would be anti-dilutive to pro forma EPS.

    In case of maximum redemptions by holders of Common Stock, the following table presents the impact of the Business Combination on the pro forma basic and diluted number of shares and pro forma earnings per share:

(in thousands except share data)	For the Six Months Ended June 30, 2019	For the Year Ended December 31, 2018
Operating income	$27,560	$32,139
Interest expense	19,194	6,165

Income before income taxes	8,366	25,974
Income tax expense	1,155	3,585

Net income	7,211	22,389
Income attributable to noncontrolling interest	4,138	12,228

Net income attributable to AdaptHealth Corp.	$3,073	$10,161

Pro forma weighted average common shares outstanding—basic and diluted	38,786,783	38,786,783
Pro forma net income attributable to common stock holders per share—basic and diluted	$0.08	$0.26

    In case of maximum redemptions by holders of Common Stock, the pro forma basic and diluted number of shares are reflective of 38,786,783 shares of Class A Common Stock outstanding. Given that conversion of the Class B Common Stock would result in no change to EPS on a pro forma diluted basis, the 31,463,217 shares of Class B Common Stock are not included in the diluted number of shares. Additionally, on a pro forma basis, there are 12,666,666 warrants outstanding with a strike price of $11.50 which have been excluded as these instruments would be anti-dilutive to pro forma EPS.

  n)
  Adjustment is to reflect the number of founder shares that will be entitled to share in earnings on an equivalent basis after the closing of the Business Combination as such a separate founder share EPS calculation is not needed on pro forma basis.

COMPARATIVE SHARE INFORMATION

        The following table sets forth the historical comparative share information for DFB and AdaptHealth Holdings on a stand-alone basis and the unaudited pro forma combined share information for the six months ended June 30, 2019 and the year ended December 31, 2018, after giving effect to the Business Combination, (1) assuming no DFB stockholders exercise redemption rights with respect to their Common Stock upon the consummation of the Business Combination and (2) assuming that DFB stockholders exercise maximum redemption rights with respect to that Common Stock upon consummation of the Business Combination.

        You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of DFB and AdaptHealth Holdings and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement.

        The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of DFB and AdaptHealth Holdings would have been had the companies been combined during the periods presented.

(in thousands, except share and per share information)	DFB	AdaptHealth Holdings	Pro Forma Assuming No Redemptions	Pro Forma Assuming Maximum Redemptions
Six Months Ended June 30, 2019
Stockholders'/members' equity (deficit)	$245,708	$(134,889)	$63,259	$57,759
Net income (loss) attributable to AdaptHealth Corp.	$158	$(7,884)	$3,617	$3,073
Weighted average shares/units outstanding—basic and diluted	25,000,000	217,339	53,786,783	38,786,783
Stockholders'/members' equity (deficit) per share—basic and diluted	$9.83	$(552.73)	$1.18	$1.49
Basic and diluted net income (loss) per share	$0.08	n/a (1)	$0.07	$0.08
Year Ended December 31, 2018
Net income attributable to AdaptHealth Corp.	$2,086	$23,260	$11,962	$10,161
Basic and diluted net income (loss) per share	$0.11	n/a (1)	$0.22	$0.26

(1)
Historically, as a private company, AdaptHealth Holdings has not calculated these amounts.

 SPECIAL MEETING IN LIEU OF 2019 ANNUAL MEETING OF DFB STOCKHOLDERS

General

        DFB is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held on November 7, 2019, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about October 25, 2019. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

        The special meeting will be held at 11 a.m., local time, on November 7, 2019, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.

Voting Power; Record Date

        You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Common Stock at the close of business on October 15, 2019, which is the record date for the special meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the record date. If your shares are held in "street name" or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of October 15, 2019, there were 31,250,000 shares of Common Stock outstanding in the aggregate, of which 25,000,000 are public shares and 6,250,000, or 20.0%, are founder shares held by our Sponsor, directors and officers.

Vote of the Sponsor, Directors and Officers of DFB and Deerfield

        In connection with our IPO, we entered into an agreement with each of our Sponsor, directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of approval of the Business Combination Proposal. In addition, pursuant to an agreement we entered into with Deerfield in connection with our IPO, in connection with any Initial Business Combination as to which Deerfield has granted consent (which consent it has provided for the Business Combination), Deerfield has agreed to vote any shares of Common Stock owned by it in favor of such Initial Business Combination, and pursuant to the Subscription Agreement, Deerfield has agreed to vote the 2,500,000 shares of Common Stock owned by it as of the date of the Merger Agreement in favor of the approval of each of the Proposals.

        Our Sponsor, directors and officers and Deerfield have waived any redemption rights with respect to shares of Common Stock purchased in our IPO in connection with the Business Combination. The founder shares held by our Initial Stockholders have no redemption rights upon DFB's liquidation and will be worthless if no Initial Business Combination is effected by us by February 21, 2020. However, our Initial Stockholders and Deerfield are entitled to redemption rights upon our liquidation with respect to any public shares they may hold.

Quorum and Required Vote for Proposals for the Special Meeting

        A quorum of DFB stockholders is necessary to hold a valid meeting. Holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. Abstentions will count as present for the purposes of establishing a quorum.

        Approval of each of the Business Combination Proposal and the Charter Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of

Common Stock entitled to vote thereon at the special meeting. Approval of each of the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. Accordingly, if a valid quorum is otherwise established, a stockholder's abstention or failure to vote by proxy or in person at the special meeting will have no effect on the outcome of the vote on the Nasdaq Proposal, the 2019 Plan Proposal, the Director Election Proposal or the Adjournment Proposal but will have the same effect as a vote AGAINST the Business Combination Proposal and the Charter Proposal.

        The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, and the 2019 ESPP Proposal at the special meeting. Except for the Adjournment Proposal, each of the Proposals is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal, and the other Proposals are not conditioned on the approval of the Adjournment Proposal.

Recommendation to DFB Stockholders

        After careful consideration, our board of directors recommends that DFB stockholders vote "FOR" each Proposal being submitted to a vote of the DFB stockholders at the special meeting.

        For a description of DFB's reasons for the approval of the Business Combination and the recommendation of our board of directors, see the section entitled "Proposal No. 1—The Business Combination Proposal—Our Board of Directors' Reasons for the Approval of the Business Combination."

Voting Your Shares

        Each share of Common Stock that you own in your name entitles you to one vote on each of the Proposals for the special meeting. Your one or more proxy cards show the number of shares of Common Stock that you own. There are several ways to vote your shares of Common Stock:

  •
  You can vote your shares by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Common Stock will be voted as recommended by our board of directors. Our board of directors recommends voting "FOR" the Proposals.

  •
  You can attend the special meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

  •
  you may send another proxy card with a later date;

  •
  you may notify DFB's secretary, in writing, before the special meeting that you have revoked your proxy; or

  •
  you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

        The special meeting in lieu of an annual meeting has been called to consider only the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal, the Director Election Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting in lieu of an annual meeting.

Who Can Answer Your Questions About Voting Your Shares

        If you have any questions about how to vote or direct a vote in respect of your shares of Common Stock, you may call Morrow Sodali LLC, our proxy solicitor, toll free at (800) 662-5200; banks and brokerage firms, please call collect at (203) 658-9400.

Redemption Rights

        Under our Charter, any holders of our Common Stock may elect that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest not previously released to DFB to pay its franchise and income taxes and up to $250,000 annually to fund working capital requirements, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately upon consummation of the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, including interest not previously released to DFB to pay its franchise and income taxes and up to $250,000 annually to fund working capital requirements). For illustrative purposes, based on the fair value of marketable securities and cash held in the Trust Account as of June 30, 2019 of approximately $254.9 million, the estimated per share redemption price would have been approximately $10.19.

        In order to exercise your redemption rights, you must:

  •
  if you hold your shares of Common Stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

  •
  check the box on the enclosed proxy card marked "Stockholder Certification" if you are not acting in concert or as a "group" (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Common Stock;

  •
  prior to 5:00 p.m., Eastern Time, on November 5, 2019 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, to the attention of Mark Zimkind at 1 State Street—30th Floor, New York, New York 10004, or by email at mzimkind@continentalstock.com; and

  •
  deliver your shares of Common Stock either physically or electronically through DTC to the transfer agent at least two business days before the special meeting. Sellers seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is DFB's understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, DFB does not have any control over this process and it may take longer than two weeks. Sellers who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your shares of Common Stock as described above, your shares will not be redeemed.

        Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to the transfer agent and decide within the required time frame not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed above.

        Holders of outstanding units of DFB must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

        If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC's DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

        Prior to exercising redemption rights, stockholders should verify the market price of our Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. DFB cannot assure you that you will be able to sell your shares of Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Common Stock when you wish to sell your shares.

        If you exercise your redemption rights, your shares of Common Stock will cease to be outstanding immediately prior to the Closing and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in the future growth of DFB following the completion of the Business

Combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

        If the Business Combination is not approved and we do not consummate an Initial Business Combination by February 21, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

        Appraisal rights are not available to DFB stockholders in connection with the Business Combination.

Proxy Solicitation Costs

        DFB is soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. DFB and its directors, officers and employees may also solicit proxies in person. DFB will file with the SEC all scripts and other electronic communications as proxy soliciting materials. DFB will bear the cost of the solicitation.

        DFB has hired Morrow Sodali LLC to assist in the proxy solicitation process. DFB will pay that firm a fee of $25,000, plus disbursements. DFB will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. DFB will reimburse them for their reasonable expenses.

 PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

        We are asking our stockholders to approve and adopt the Merger Agreement and the Business Combination and the other transactions contemplated thereby. We may consummate the Business Combination only if it is approved by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our Common Stock.

The Merger Agreement

        This subsection of the proxy statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, as amended by the Merger Agreement Amendment, copies of which are attached as Annex A-1 and Annex A-2 hereto, respectively. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

        The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General; Structure of the Business Combination

        On July 8, 2019, DFB entered into the Merger Agreement with Merger Sub, AdaptHealth Holdings, and the Blocker Companies, solely for the purposes specified therein, the Blocker Sellers, and, solely for the purposes specified therein, AdaptHealth Holdings Unitholders' Representative named therein, pursuant to which, among other matters described in this proxy statement, DFB will acquire a majority, expected to be approximately 65%, of the economic and voting interests of AdaptHealth Holdings through a series of transactions, on the terms and subject to the conditions set forth in the Merger Agreement. On October 15, 2019, we entered into the Merger Agreement Amendment to, among other things, remove the minimum cash closing condition, adding a new condition to the Closing with respect to the absence, since the date of the Merger Agreement Amendment, of the commencement of a material investigation or action against AdaptHealth Holdings by certain healthcare regulatory authorities, and amend and restate the forms of certain of the Related Agreements, which are summarized below.

        Prior to the Closing, the units representing limited liability company interests in AdaptHealth Holdings (referred to in this proxy statement as the "Existing AdaptHealth Units") are held by (i) the Blocker Companies, which consist of corporations that are affiliates of certain institutional investors and (ii) the Non-Blocker AdaptHealth Members, which consist of entities and individuals, including members of management and other employees of AdaptHealth. The Business Combination is expected to involve three principal components, each to occur at the Closing:

  •
  the Blocker Mergers, pursuant to which each of the Blocker Companies will be merged with and into DFB, with DFB surviving, and the owners of equity interests in the Blocker Companies (referred to in this proxy statement as the "Blocker Sellers") will receive, as consideration for their equity interests in the Blocker Companies, (i) shares of Class A Common Stock, (ii) in the case of the Blocker Merger involving the BlueMountain Blocker, one or more of notes issued in favor of the BlueMountain Blocker and BlueMountain Summit Opportunities Fund II (US) L.P., and (iii) additional shares of Class A Common Stock that may be issued as Contingent Consideration following the Closing;

  •
  the DFB Contribution, pursuant to which DFB will cause the trustee to distribute the proceeds of the trust fund established by DFB for the benefit of its public stockholders, and DFB will contribute the proceeds from the issuance of Class A Common Stock pursuant to the Subscription Agreement and any similar agreement, in each case, to AdaptHealth Holdings in exchange for a number of AdaptHealth Holdings Common Units equal to the aggregate number of shares of Common Stock of DFB outstanding after giving effect to the number of shares of Common Stock redeemed prior to the Closing and the shares of Common Stock issued pursuant to the Subscription Agreement or any other similar agreement (but excluding any shares of Class A Common Stock issued as consideration pursuant to the AdaptHealth Merger); and

  •
  the AdaptHealth Merger, pursuant to which the Non-Blocker AdaptHealth Members will receive, as consideration for their Existing AdaptHealth Units, new common units representing limited liability company interests in AdaptHealth Holdings (referred to in this proxy statement as the "New AdaptHealth Units") and one share of Class B Common Stock for each New AdaptHealth Unit received by them.

        Following the Closing, DFB and AdaptHealth will be organized in an "Up-C" structure, meaning that:

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  substantially all of our assets and operations will be held and conducted by AdaptHealth Holdings and its subsidiaries, including AdaptHealth;

  •
  DFB's only assets will be New AdaptHealth Units, representing a majority economic and voting interest in AdaptHealth Holdings, expected to be approximately 65%;

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  DFB will be the sole manager of AdaptHealth Holdings;

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  the New AdaptHealth Units not owned by DFB will be owned by the Non-Blocker AdaptHealth Members;

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  the shares of Class B Common Stock generally will vote together with the shares of Class A Common Stock on matters submitted to a vote of our stockholders but will represent a non-economic interest in us, such that one New AdaptHealth Unit and one share of Class B Common Stock, together, will represent an economic and voting interest that is equivalent to one share of Class A Common Stock; and

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  each New AdaptHealth Unit not owned by DFB, together with one share of Class B Common Stock, will be exchangeable in the future, subject to certain conditions, for one share of Class A Common Stock or, at our election, cash equivalent to the market value of one share of Class A Common Stock, pursuant to the terms of the Exchange Agreement.

        The parties agreed to structure the Business Combination in this manner for tax and other business purposes.

Consideration to Be Received in the Business Combination

AdaptHealth Merger Consideration

        The consideration to be received by the Blocker Sellers and the Non-Blocker AdaptHealth Members at the Closing pursuant to the Business Combination (referred to in this proxy statement as the "AdaptHealth Merger Consideration") will consist of the equivalent of an aggregate of up to 51,500,000 shares of Class A Common Stock and Class B Common Stock in the form of (i) shares of Class A Common Stock issued to the Blocker Sellers and (ii) New AdaptHealth Units and an equal number of shares of Class B Common Stock issued ("Consideration Units") to the Non-Blocker AdaptHealth Members that will be exchangeable for shares of Class A Common Stock in the future, subject to certain conditions, or, at our election, cash equivalent to the market value of one share of Class A Common Stock, pursuant to the terms of the Exchange Agreement.

        This number of shares of Class A Common Stock and Class B Common Stock, 51,500,000, is determined pursuant to the Merger Agreement by dividing $515,000,000 (the "Aggregate Merger Closing Consideration Amount") by $10.00.

        Additionally, at the Closing, each of DFB and AdaptHealth Holdings will provide the opportunity for the Non-Blocker AdaptHealth Members and the Blocker Sellers to elect to have their shares of Common Stock or Consideration Units redeemed by the issuer thereof, at a price per share of Common Stock or Consideration Unit, as applicable, equal to $10.00, in an aggregate amount (not to exceed $50 million) equal to the sum of (x) $25 million and (y) 33 1/3% of the amount by which the Available Cash as of the Closing Date exceeds $225 million. The number of shares issued as AdaptHealth Merger Consideration will be reduced to the extent any Non-Blocker AdaptHealth Members or Blocker Sellers elect to have such interests redeemed.

        Each Incentive Unit that is outstanding immediately prior to the effective time of the AdaptHealth Merger will be canceled and will be converted into the right to receive Consideration Units. Each Consideration Unit received in exchange for the cancellation of an Incentive Unit will be subject to the same vesting terms and conditions as were applicable to the Incentive Unit immediately prior to the effective time of the AdaptHealth Merger, except that all performance-based vesting conditions (including, without limitation, any vesting conditions based on the achievement of certain valuation thresholds as of a specified date or the consummation of a specific transaction) will be deemed satisfied in full as of the effective time of the AdaptHealth Merger and will be subject to time-based vesting, with 25% of such consideration vesting on each of the first four quarterly anniversaries of the Closing.

        In addition, the Blocker Sellers and the Non-Blocker AdaptHealth Members may be entitled to Contingent Consideration as follows:

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  1,000,000 shares of Class A Common Stock and New AdaptHealth Units in the aggregate in the event the average trading price of Class A Common Stock is $15.00 or greater during the month of December in 2020;

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  1,000,000 shares of Class A Common Stock and New AdaptHealth Units in the aggregate in the event the average trading price of Class A Common Stock is $18.00 or greater during the month of December in 2021; and

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  1,000,000 shares of Class A Common Stock and New AdaptHealth Units in the aggregate in the event the average trading price of Class A Common Stock is $22.00 or greater during the month of December in 2022.

        The AdaptHealth Merger Consideration will be allocated among the Blocker Sellers and the Non-Blocker AdaptHealth Members in accordance with the terms of the Merger Agreement and the AdaptHealth Holdings LLC Agreement, which allocation cannot yet be finally determined but will be finally determined prior to the Closing. Based on a preliminary determination of such allocation, it is estimated that 17,536,783 shares of Class A Common Stock will be issued to the Blocker Sellers, and 28,963,217 New AdaptHealth Units (together with one share of Class B Common Stock for each such New AdaptHealth Unit) will be issued to the Non-Blocker AdaptHealth Members. As discussed under "Certain Defined Terms," we have used these estimates for purposes of the voting and economic interests of DFB stockholders set forth in this proxy statement.

        In the event a change of control of AdaptHealth Holdings or DFB occurs prior to the earlier of (i) the time when all Contingent Consideration has been paid after achievement of the Contingent Consideration targets and (ii) December 31, 2023, the remaining portion of the applicable Contingent Consideration will accelerate and become immediately payable.

Components of the Business Combination

The Blocker Mergers

        Pursuant to the Merger Agreement, on the Closing Date, each of the Blocker Companies will be merged with and into DFB (referred to in this proxy statement collectively as the "Blocker Mergers"), whereupon the separate existence of each Blocker Company will cease, and DFB will continue as the surviving corporation of the Blocker Mergers.

        At the effective time of the Blocker Mergers, the outstanding equity interests of the Blocker Companies will be converted into the right to receive, and DFB will issue to the Blocker Sellers at the Closing, a number of shares of Class A Common Stock determined in accordance with the allocation of the AdaptHealth Merger Consideration described under "—Consideration to Be Received in the Business Combination—AdaptHealth Merger Consideration" above.

        As result of the Blocker Mergers, immediately after the Blocker Mergers, DFB will own the DFB Acquired Existing AdaptHealth Units.

The DFB Contribution

        At the effective time of the AdaptHealth Merger, DFB will cause the trustee to distribute the proceeds of the trust fund established by DFB for the benefit of its public stockholders, and DFB will contribute the proceeds from the issuance of Class A Common Stock pursuant to the Subscription Agreement and any similar agreement, in each case, to AdaptHealth Holdings in exchange for a number of New AdaptHealth Units equal to the aggregate number of shares of Common Stock of DFB outstanding after giving effect to the number of shares of Common Stock redeemed prior to the Closing and the shares of Common Stock issued pursuant to the Subscription Agreement or any other similar agreement (but excluding any shares of Class A Common Stock issued as consideration pursuant to the Blocker Mergers). The New AdaptHealth Units issued to DFB will not be exchangeable for shares of Class A Common Stock but otherwise will be identical to the New AdaptHealth Units issued to the Non-Blocker AdaptHealth Members.

The AdaptHealth Merger

        Pursuant to the Merger Agreement, on the Closing Date and immediately after the Blocker Mergers, Merger Sub will be merged with and into AdaptHealth Holdings (referred to in this proxy statement as the "AdaptHealth Merger"), whereupon the separate limited liability company existence of Merger Sub will cease and AdaptHealth Holdings will continue as the surviving limited liability company of the AdaptHealth Merger.

        At the effective time of the AdaptHealth Merger, all of the outstanding Existing AdaptHealth Units (other than the DFB Acquired Existing AdaptHealth Units) will be converted into the right to receive, and AdaptHealth Holdings will issue and deliver to the Non-Blocker AdaptHealth Members at the Closing, a number of New AdaptHealth Units, and an equal number of shares of Class B Common Stock, determined in accordance with the allocation of the AdaptHealth Merger Consideration as set forth in a payment schedule to be delivered prior to the Closing.

        In addition, at the effective time of the AdaptHealth Merger, all Incentive Units will be exchanged for New AdaptHealth Units and shares of Class B Common Stock based on the equity consideration valuation at the Closing, and will remain subject to the same vesting terms and conditions as were applicable to the Incentive Units immediately prior to the Closing except that the consideration received in respect of any Incentive Units subject to performance-based vesting will be deemed to have satisfied such performance criteria as of the Closing pursuant to the terms of the Merger Agreement and will be subject to time-based vesting, with 25% of such consideration vesting on each of the first four quarterly anniversaries of the Closing.

Other Actions at the Closing

        At the effective time of the AdaptHealth Merger, by virtue of the Blocker Mergers, our Charter will be amended and restated as described in the section entitled "Proposal No. 2—The Charter Proposal."

Conditions to the Closing of the Business Combination

  Mutual Conditions

        Under the Merger Agreement, the respective obligations of each party to consummate the Business Combination and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver (where permissible) of the following conditions:

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  the approval of the Proposals described in this proxy statement, other than the Director Election Proposal and the Adjournment Proposal, by DFB's stockholders;

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  the absence of any law, rule, regulation, judgment, decree, writ, injunction, determination, order or award then in effect or that has the effect of making the Business Combination or other transactions contemplated by the Merger Agreement illegal or otherwise prohibits their consummation; and

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  the expiration or termination of the waiting period (and any extensions thereof) under the HSR Act.

  DFB Conditions

        Under the Merger Agreement, DFB's and Merger Sub's obligations to consummate the Business Combination and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver (where permissible) of the following conditions, among others:

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  the representations and warranties of AdaptHealth Holdings and of the Blocker Companies being true and correct, subject to the de minimis and materiality standards contained in the Merger Agreement;

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  performance and compliance in all material respects by AdaptHealth Holdings and each Blocker Company with their agreements and covenants to be performed at or complied with on or prior to the Closing;

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  no AdaptHealth Holdings material adverse effect having occurred since the date of the Merger Agreement and no event or circumstance that may result in or cause an AdaptHealth Holdings material adverse effect having occurred since the date of the Merger Agreement;

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  AdaptHealth Holdings not having indebtedness of more than the sum of (x) $470 million, (y) any capital or capitalized lease obligations with respect to the acquisition of durable medical or respiratory equipment, and (z) any indebtedness incurred between the date of the Merger Agreement and the Closing to pay the cash purchase price by AdaptHealth Holdings or any of its subsidiaries and related fees and expenses in connection with any Permitted Acquisition; and

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  AdaptHealth Holdings having delivered to DFB copies of the audited consolidated financial statements of AdaptHealth Holdings and its subsidiaries for the years ended December 31, 2016, 2017 and 2018, audited in accordance with the auditing standards of the Public Company Accounting Oversight Board.

  •
  none of the DOJ, CMS or the OIG-HHS having, on or after the date of the Merger Agreement Amendment, (i) notified AdaptHealth Holdings that is has commenced an investigation or review of AdaptHealth Holdings pursuant to a subpoena, criminal proceeding or civil investigative demand concerning a material violation of a certain healthcare laws by AdaptHealth Holdings for which an adverse determination against AdaptHealth Holdings would reasonably be expected to be material to AdaptHealth Holdings, or (ii) filed against AdaptHealth Holdings an action under certain healthcare laws, for which an adverse ruling against AdaptHealth Holdings would reasonably be expected to be material to AdaptHealth Holdings;

  AdaptHealth Holdings and Blocker Company Conditions

        Under the Merger Agreement, the obligations of AdaptHealth Holdings and the Blocker Companies to consummate the Business Combination and the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver (where permissible) of the following conditions, among others:

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  the representations and warranties of DFB being true and correct, subject to the materiality standards contained in the Merger Agreement;

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  material performance and compliance by DFB with its covenants to be performed or complied with at or prior to the Closing; and

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  no DFB material adverse effect having occurred since the date of the Merger Agreement and no event or circumstance that may result in or cause a DFB material adverse effect having occurred since the date of the Merger Agreement.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties of the parties to other parties.

  Representations and Warranties of the Blocker Companies

        Each of the Blocker Companies, solely with respect to such Blocker Company, made customary representations and warranties to DFB and Merger Sub relating to, among other things: organization; authority; capitalization; no conflicts, required filings and consents; compliance with law; litigation; brokers; absence of activities other than owning Existing AdaptHealth Units; no employees; brokers; and tax matters.

  Representations and Warranties of AdaptHealth Holdings

        AdaptHealth Holdings made customary representations and warranties to DFB relating to, among other things: organization and qualification and subsidiaries; organizational documents; capitalization; authority; no conflicts, required filings and consents; permits and compliance with law; financial statements; absence of certain changes or events; litigation; employee benefit plans; labor and employment matters; real property and title to assets; intellectual property; taxes; environmental matters; material contracts; insurance; suppliers; certain business practices; interested party transactions; AdaptHealth Holdings unitholders; regulatory compliance, including compliance with healthcare laws; and brokers.

        Certain representations and warranties of AdaptHealth Holdings are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Under the Merger Agreement, a "material adverse effect" for this purpose means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of AdaptHealth Holdings and AdaptHealth Holdings' subsidiaries taken as a whole or

(ii) the ability of AdaptHealth Holdings to consummate the transactions or otherwise prevent or materially delay AdaptHealth Holdings from performing its obligations under the Merger Agreement; provided, however, that any event, circumstance, change or effect that to the extent resulting or arising from any of the following shall not be considered when determining whether an AdaptHealth Holdings material adverse effect shall have occurred: (a) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates; (b) any changes in general economic conditions in the industries or markets in which AdaptHealth Holdings operates; (c) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction; (d) any matter described in AdaptHealth Holdings' disclosure schedule; (e) the execution and delivery of the Merger Agreement or the public announcement, performance, pendency or consummation of the transactions, including the impact thereof on the relationships, contractual or otherwise, of AdaptHealth Holdings or its subsidiaries, with customers, employees, suppliers or other persons or any litigation arising from the Merger Agreement or the transactions contemplated thereby; (f) any retrospective or prospective change in applicable laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof; (g) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (h) any action required to be taken to or in accordance with the Merger Agreement or taken (or omitted to be taken) at the request of DFB or with DFB's express written consent; (i) any failure by AdaptHealth Holdings to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be an AdaptHealth Holdings material adverse effect); or (j) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornadoes or other natural disasters, except, in the cases of clauses (f), (g) and (j), to the extent that such conditions have a greater adverse materially disproportionate effect on AdaptHealth Holdings and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which AdaptHealth Holdings and its subsidiaries operate.

  Representations and Warranties of DFB

        DFB made customary representations and warranties relating to, among other things: organization; organizational documents; capitalization; authority; no conflicts and required filings and consents; compliance with law; SEC filings and financial statements; absence of certain changes or events; litigation; board approval; post-closing operations and no prior operations of Merger Sub; material contracts; employees; tax matters; Nasdaq listing; brokers; the Trust Account; and prior business operations of DFB.

        Certain representations and warranties of DFB are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Under the Merger Agreement, a "material adverse effect" for this purpose means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of DFB and its subsidiaries taken as a whole or (ii) the ability of DFB to consummate the transactions contemplated by the Merger Agreement or otherwise prevent or materially delay DFB from performing its obligations under this Agreement; provided, however, that any event, circumstance, change or effect that to the extent resulting or arising from any of the following shall not be considered when determining whether a DFB material adverse effect shall have occurred: (a) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates; (b) any changes in general economic conditions in the industries or markets in which DFB operates; (c) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction; (d) the execution and delivery of the Merger Agreement or the public announcement, performance, pendency or consummation of the transactions contemplated thereby; (e) any retrospective or prospective change in applicable laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof; (f) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (g) any failure by DFB to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a DFB material adverse effect); (h) any action required to be taken pursuant to or in accordance with the Merger Agreement or taken (or omitted to be taken) at the request of AdaptHealth Holdings or with AdaptHealth Holdings' express written consent; or (i) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except, in the cases of clauses (e), (f) and (i), to the extent that such conditions have a greater adverse materially disproportionate effect on DFB and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which DFB operates.

Covenants of the Parties

  Covenants of AdaptHealth Holdings

        AdaptHealth Holdings made certain covenants under the Merger Agreement including, among others, the following:

  •
  Subject to limited exceptions, during the period between signing and the Closing (the "interim period"), each of AdaptHealth Holdings and its subsidiaries (collectively, the "AdaptHealth Entities") must (a) in all material respects conduct its operations in the ordinary course of business consistent with past practice and (b) use its commercially reasonable efforts to: (i) preserve substantially intact its business organization, (ii) keep available the services of its current officers, employees and consultants and (iii) preserve its current relationships with customers, suppliers and other persons with which it has significant business relations.

  •
  Subject to limited exceptions, during the interim period, none of the AdaptHealth Entities will:

  •
  amend or propose to amend its organizational documents;

  •
  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any equity interests of any AdaptHealth Entity, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including, without limitation, any phantom interest), of any AdaptHealth Entity (except for the issuance of Existing AdaptHealth Units issuable pursuant to any employee benefit plans in the ordinary course of business, including upon conversions or exercises of existing options, warrants, convertible securities or other rights of any kind to acquire Existing AdaptHealth Units) or (B) any assets of any AdaptHealth Entity, except in the ordinary course of business and in a manner consistent with past practice;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock, other than for tax distributions to its members in accordance with its organizational documents;

  •
  except as set forth in AdaptHealth Holdings' disclosure schedules, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests;

    •
    (A) acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets, in each case, other than a Permitted Acquisition (provided that the aggregate consideration for all such Permitted Acquisitions does not exceed $100 million); or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice, any loans and advances to employees of any AdaptHealth Entity or borrowings under existing credit facilities, other than any indebtedness in connection with any Permitted Acquisition;

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    except as set forth in AdaptHealth Holdings' disclosure schedules, as required by applicable law or the terms of a benefit plan in effect as of the date hereof, (A) hire any additional employees or consultants with an annual base salary or fee in excess of $200,000 except in the ordinary course of business or to fill current vacancies or vacancies arising after the date of the Merger Agreement due to the termination of any employee's employment or consultant's services, (B) increase the compensation payable or to become payable or the benefits provided to its managers, directors or officers, except for increases in the ordinary course of business and consistent with past practice, (C) grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any director or officer of any AdaptHealth Entity, or (D) amend, modify or terminate any plan, other than in the ordinary course of business in connection with AdaptHealth Holdings' annual review and renewal cycle;

    •
    take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

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    make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability, except in the ordinary course of business;

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    amend, modify or consent to the termination of any material contract except in the ordinary course of business, or amend, waive, modify or consent to the termination of any AdaptHealth Entity's material rights thereunder, except in the ordinary course of business;

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    permit any material item of intellectual property rights owned or licensed by AdaptHealth to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable, except in the ordinary course of business; or

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    enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

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  During the interim period, AdaptHealth Holdings will not, and will cause the other AdaptHealth Entities and their respective representatives, not to, initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), engage in any discussions or negotiations concerning, enter into, engage in and maintain discussions with respect to, or recommend or approve any proposal from any person relating to an acquisition of a material portion of the ownership interests or assets of the AdaptHealth Entities, recapitalization or similar transaction with any person that is not DFB. In addition, AdaptHealth Holdings will, and will cause the other AdaptHealth Entities, any of their respective affiliates and any of their and their affiliates' representatives to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any person (other than DFB and its affiliates) with respect to any of the foregoing.

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  During the interim period, AdaptHealth Holdings will use reasonable best efforts to deliver audited financial statements for the years ended December 31, 2016, December 31, 2017 and December 31, 2018, audited in accordance with PCAOB.

  Covenants of the Blocker Companies

        Each Blocker Company made certain covenants under the Merger Agreement not to take certain actions, including, among others, the following:

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  (i) acquire, or dispose of, any material property or assets or (ii) mortgage or encumber any property or assets;

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  enter into any contract;

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  make any amendment to its organizational documents;

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  issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of the Blocker Company or split, combine or subdivide the equity interests of the Blocker Company;

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  undertake any operations or actions, except for operations or actions as are reasonable and appropriate in furtherance of the transactions contemplated by the Merger Agreement;

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  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

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  make any material tax election or settle or compromise any material United States federal, state, local or non-U.S. income tax liability;

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  liquidate, dissolve, reorganize; or

  •
  enter into any binding agreement or otherwise make a commitment to do any of the foregoing.

        In addition, the equityholders of each Blocker Company agreed to indemnify DFB for all taxes recognized or attributable to such Blocker Company (i) on or before the Closing Date or (ii) arising from or attributable to the transactions contemplated by the Merger Agreement. In addition, the equityholder of Access Point Medical, Inc., a Blocker Company, agreed to indemnify DFB for any other liabilities of such Blocker Company arising prior to the Closing.

Covenants of DFB

        During the interim period, DFB and Merger Sub will conduct their business in, and will not take any action except in all material respects in, the ordinary course of business and in a manner consistent with past practice.

        Subject to limited exceptions, during the interim period, DFB will not:

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  amend or otherwise change its certificate of formation, limited liability company agreement, certificate of incorporation or by laws or equivalent organizational documents;

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  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity interests of DFB or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including, without limitation, any phantom interest), of DFB or Merger Sub (except for the issuances and sales of Common Stock pursuant to the

    Subscription Agreement or any other similar agreement at a price of not less than $10 per share, provided, that in no event shall the aggregate gross proceeds of such issuances and sales be more than $100 million);

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  amend, terminate, waive or modify in any manner the Subscription Agreement;

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  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock (except pursuant to redemption rights under Section 9.2 of the Charter);

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  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests (except pursuant to redemption rights under Section 9.2 of the Charter);

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  (A) acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice;

  •
  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

  •
  make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

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  liquidate, dissolve, reorganize or otherwise wind-up the business or operations of DFB or Merger Sub; or

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  enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

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  None of DFB's board of directors or any committee thereof may withdraw or modify, or propose publicly or by formal action of DFB's board of directors to withdraw or modify, in a manner adverse to AdaptHealth Holdings, the approval or recommendation by DFB's board of directors of the proposals set forth in this proxy statement.

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  During the interim period, DFB will immediately cease any existing discussions and negotiations with any third parties conducted prior to the date hereof with respect to any acquisition proposal. Also, DFB will not and will direct its representatives not to initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), engage in any discussions or negotiations or enter into any contract (including any letter of intent) with respect to any acquisition proposal, or agree to, approve or recommend, any contract with respect to, any acquisition proposal.

  Mutual Covenants

        Each party made certain mutual covenants under the Merger Agreement, including, among others, the following:

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  Prior to the Closing, each party will (and will cause its subsidiaries to) afford to the other parties and their representatives access at reasonable times upon prior notice, to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to their books, records, contracts and documents and will furnish promptly to the other parties and its representatives information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities, personnel, as may be reasonably requested by the other parties.

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  Each of the parties will use reasonable best efforts to promptly take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the Merger Agreement, including promptly filing any notification and report forms required for the consummation of the transactions contemplated by the Merger Agreement under the HSR Act or any other antitrust law.

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  Among other tax-related covenants, the parties will (i) cooperate, as and to the extent reasonably requested by the other parties, in connection with the filing of tax returns and any tax audit, litigation or other proceeding and (ii) report the transactions contemplated by the Merger Agreement consistently with the tax treatment of the transactions specified in the Merger Agreement.

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  Each of DFB and AdaptHealth Holdings will provide the opportunity for the Non-Blocker AdaptHealth Members and the Blocker Sellers to elect to have their shares of Common Stock or Consideration Units redeemed by the issuer thereof on the Closing Date, at a price per share of Common Stock or Consideration Unit, as applicable, equal to $10.00, in an aggregate amount (not to exceed $50 million) equal to the sum of (x) $25 million and (y) 33 1/3% of the amount by which the Available Cash as of the Closing Date exceeds $225 million.

Transaction Expenses

        Except as otherwise expressly provided in the Merger Agreement, each party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of the Merger Agreement and the transactions contemplated thereby. However, DFB and AdaptHealth Holdings will each pay 50% of all SEC and other regulatory filings in connection with this proxy statement and 50% of all filing fees under the HSR Act. DFB is not permitted to incur expenses in connection with the transactions consummated by the Merger Agreement or due upon the Closing in excess of $13,000,000, plus out-of-pocket costs and expenses of DFB in connection with required regulatory and SEC filings, without the prior written consent of AdaptHealth Holdings (which consent may not be unreasonably withheld, conditioned or delayed).

Survival of Representations, Warranties and Covenants

        Except for certain covenants to be performed after the Closing, the representations, warranties and covenants of the parties contained in the Merger Agreement will not survive the Closing.

Termination

        The Merger Agreement may be terminated by mutual written consent of DFB and AdaptHealth Holdings or by either DFB or AdaptHealth Holdings if (i) the Closing does not occur by January 31, 2020, (ii) consummation of the Business Combination is prohibited by law or (iii) the Merger Agreement does not receive the requisite vote for approval at the special meeting or any adjournment or postponement thereof.

        DFB may terminate the Merger Agreement if (i) AdaptHealth Holdings or any Blocker Company has breached any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement and such breach (a) would or does result in the failure to fulfill any condition to the Closing set forth in the Merger Agreement and (b) if capable of being cured, has not been cured within 30 days following written notice from DFB of such breach or (ii) AdaptHealth Holdings' audited financial statements (audited in accordance with PCAOB Standards) had not been delivered to DFB by AdaptHealth Holdings on or before September 30, 2019.

        AdaptHealth Holdings may terminate the Merger Agreement if DFB has breached any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement and such breach (i) would or does result in the failure to fulfill any condition to the Closing set forth in the Merger Agreement and (ii) has not been cured within 30 days following written notice from AdaptHealth Holdings of such breach.

        None of the parties to the Merger Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Merger Agreement.

Amendments

        The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

Closing of the Business Combination

        The Closing will take place at 10:00 a.m., New York City time, on a date to be specified by DFB and AdaptHealth Holdings, which shall be as soon as practicable after the satisfaction or (to the extent permitted by applicable law) waiver in accordance with the Merger Agreement of all of the conditions to the Closing set forth therein (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions).

Related Agreements

        This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the transactions contemplated by the Merger Agreement, which we refer to as the "Related Agreements," but does not purport to describe all of the terms thereof. The Related Agreements include:

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  the Assignment Letter, a copy of which is attached to this proxy statement as Annex B;

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  the Subscription Agreement, a copy of which is attached to this proxy statement as Annex C;

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  the A&R AdaptHealth Holdings LLC Agreement, a copy of the form of which is attached to this proxy statement as Annex D;

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  the Exchange Agreement, a copy of the form of which is attached to this proxy statement as Annex E;

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  the Tax Receivable Agreement, a copy of the form of which is attached to this proxy statement as Annex F;

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  the Registration Rights Agreement, a copy of the form of which is attached to this proxy statement as Annex G;

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  the Lock-Up Agreements, a copy of the form of which is attached to this proxy statement as Annex H; and

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  the Board Designee Rights Letter Agreement, a copy of the form of which is attached to this proxy statement as Annex I.

        The descriptions below are qualified by reference to the actual text of these agreements. Sellers are encouraged to read the Related Agreements in their entirety.

Assignment Letter

        In connection with its entry into the Merger Agreement Amendment, DFB entered into the Assignment Letter with AdaptHealth Holdings and our Sponsor (which Assignment Letter amends and restates in its entirety the original assignment letter that was entered into in connection with the execution of the Merger Agreement).

        Pursuant to the Assignment Letter, our Sponsor will, immediately prior to the consummation of the Business Combination, transfer and assign to AdaptHealth Holdings (or such equityholders or employees of AdaptHealth Holdings as AdaptHealth Holdings may designate prior to the consummation of the Business Combination), for no consideration, between 2,437,500 and 2,500,000 of the founder shares and between 1,690,000 and 1,733,333 of the warrants to purchase shares of Common Stock held by our Sponsor. The number of founder shares and warrants to be transferred will be determined based on the number of PIPE Shares purchased pursuant to the Subscription Agreement. If the number of PIPE Shares purchased is 10,000,000 or less, then 2,500,000 founder shares and 1,733,333 warrants will be transferred. If the number of PIPE Shares purchased is 12,500,000, then 2,437,500 founder shares and 1,690,000 warrants will be transferred. If the number of PIPE Shares is more than 10,000,000 but less than 12,500,000, then the number of founder shares and warrants will be calculated on a pro rata basis, based on the number of PIPE Shares purchased in excess of 10,000,000. A portion of the founder shares to be transferred pursuant to the Assignment Letter may be transferred by DFB's executive officers and/or directors instead of our Sponsor.

        AdaptHealth Holdings intends to distribute these shares and warrants to certain of its members and to certain of its employees. The proposed allocation of these shares and warrants has been determined as of the date of this proxy statement, and the final allocation of these shares and warrants will be determined no later than two days prior to the Closing. We expect that this allocation will include allocations to the executive officers and directors of DFB following the Business Combination. AdaptHealth Holdings (and/or any other recipient of such founder shares and/or warrants) has agreed to be subject to the transfer restrictions applicable to such founder shares and warrants that the Sponsor is subject to pursuant to terms of a letter agreement, by and between the Sponsor and DFB.

Subscription Agreement

        In connection with its entry into the Merger Agreement Amendment, DFB entered into the Deerfield Subscription Agreement with Deerfield and RAB Ventures, an entity that is controlled by Mr. Barasch and is one of the two members of our Sponsor. The Deerfield Subscription Agreement amends and restates in its entirety the original subscription agreement that was entered into by DFB and Deerfield in connection with the execution of the Merger Agreement.

        Under the Deerfield Subscription Agreement, Deerfield and RAB Ventures agreed to purchase, and DFB agreed to sell to Deerfield, an aggregate of between 5,000,000 and 12,500,000 PIPE Shares, depending on the amount of Available Cash immediately prior to the consummation of the Business Combination, for a purchase price of $10.00 per share, in a private placement. If the Available Cash is $75 million or less, then the total number of PIPE Shares to be purchased will equal 12,500,000. If the Available Cash is more than $75 million but less than $100 million, then the total number of PIPE Shares to be purchased will be such number between 10,000,000 and 12,500,000 as is selected by Deerfield in its sole discretion. If the Available Cash is between $100 million and $200 million, then the total number of PIPE Shares to be purchased will equal 10,000,000. If the Available Cash is more than $200 million, then the total number of PIPE Shares to be purchased will be such number of shares of Common Stock (rounded up to the nearest whole number) equal to (A) $300 million minus the amount of Available Cash, divided by (B) ten; provided that in no event will the number of shares purchased be less than 5,000,000, but in no event less than 5,000,000. If the total number of PIPE Shares to be purchased is 10,000,000 or less, then Deerfield will purchase all of the PIPE Shares, and if the total number of PIPE Shares to be purchased is more than 10,000,000, then Deerfield will purchase 10,000,000 of the PIPE Shares plus 96% of the PIPE Shares in excess of 10,000,000, and RAB Ventures will purchase the remaining PIPE Shares.

        Deerfield also agreed that it would (i) continue to own, beneficially and of record, through the consummation of the Business Combination, the 2,500,000 shares of Common Stock it purchased in the IPO; (ii) not exercise its redemption rights with respect to any of such shares; and (iii) vote such shares in favor of the Business Combination and any other proposals of DFB set forth in this proxy statement.

        The closing of the sale of the PIPE Shares will be contingent upon the substantially concurrent consummation of the Business Combination and the satisfaction of other customary closing conditions.

        The PIPE Shares will be subject to a "lock-up" provision, pursuant to which they may not be sold or otherwise transferred for a period of time following the Closing. The term of such lock-up period will be nine months for 7,500,000 PIPE Shares purchased by Deerfield, and three months for any other PIPE Shares purchased in excess of that amount by either Deerfield or RAB Ventures. Deerfield (and RAB Ventures, if it purchases any PIPE Shares) will have registration rights with respect to the PIPE Shares pursuant to the terms of the Registration Rights Agreement.

        Deerfield will be entitled to designate for nomination by DFB for election one director to serve on DFB's board of directors at the Closing. The Deerfield nominee is Dr. Susan Weaver.

        No fees or other compensation was paid or will be payable to Deerfield, RAB Ventures or any third parties in consideration of Deerfield or RAB Ventures entering into the Subscription Agreement.

Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings

        Following completion of the Business Combination, we will operate our business through AdaptHealth Holdings and its subsidiaries, including AdaptHealth. At the Closing, DFB and the Non-Blocker AdaptHealth Members will enter into an Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings (referred to in this proxy statement as the "A&R AdaptHealth Holdings LLC Agreement"), which will set forth, among other things, the rights and obligations of the members of AdaptHealth Holdings.

        Sole Manager.    Under the A&R AdaptHealth Holdings LLC Agreement, AdaptHealth Holdings will be managed by a sole manager, and DFB will be the sole manager of AdaptHealth Holdings effective at the Closing. As the sole manager, DFB will be able to control all of the day-to-day business affairs and decision making of AdaptHealth Holdings without the approval of any member, unless otherwise stated in the A&R AdaptHealth Holdings LLC Agreement. As the sole manager, DFB, through its officers and directors, will be responsible for all operational and administrative decisions of AdaptHealth Holdings and the day-to-day management of the business of AdaptHealth Holdings and its subsidiaries, including AdaptHealth. Pursuant to the terms of the A&R AdaptHealth Holdings LLC Agreement, after the Closing, the sole manager of AdaptHealth Holdings will be elected annually by vote or written consent of the holders of a majority of the outstanding New AdaptHealth Units, and the sole manager may be removed as the sole manager only by vote or written consent of the holders of a majority of the outstanding New AdaptHealth Units. Because DFB will own a majority of the outstanding New AdaptHealth Units, DFB will be able to elect the sole manager without the vote or consent of any other member of AdaptHealth Holdings, and the other members of AdaptHealth Holdings will not be able to remove DFB as the sole manager. DFB intends to use its majority ownership of the outstanding New AdaptHealth Units to ensure that it will remain the sole manager for so long as it owns an interest in AdaptHealth Holdings. Subject to limited exceptions, DFB generally may not transfer or assign its interests in AdaptHealth Holdings.

        Compensation; Reimbursement.    DFB will not be entitled to compensation for its services as manager of AdaptHealth Holdings but will be entitled to reimbursement by AdaptHealth Holdings for any reasonable expenses incurred in its capacity as manager of AdaptHealth Holdings, including telephone expenses, travel expenses incurred in connection with any meeting, and any other out-of-pocket expenditures attributable to AdaptHealth Holdings.

        Distributions.    The A&R AdaptHealth Holdings LLC Agreement will provide that distributions may be made by AdaptHealth Holdings to its members on a pro rata basis out of funds legally available therefor as determined by DFB, as manager. In addition, the A&R AdaptHealth Holdings LLC Agreement generally will require AdaptHealth Holdings to (i) make distributions to its members, including DFB, on an annual basis based on and in proportion to, among other things, the taxable income allocated to the New AdaptHealth Units held by such member ("Tax Distributions") and (ii) make tax advances on a quarterly basis against the Tax Distributions to provide the members with cash to pay estimated taxes on their taxable income allocated to their New AdaptHealth Units, based on a reasonable estimate (as determined by the manager) of AdaptHealth Holdings' taxable income for the year for federal income tax purposes. Tax Distributions will be treated as interest-free advances of amounts that would otherwise be distributable to a member under the A&R AdaptHealth Holdings LLC Agreement.

        Maintenance of One-to-One Ratios.    The A&R AdaptHealth Holdings LLC Agreement will include provisions intended to ensure that DFB at all times maintains a one-to-one ratio between (i) the number of outstanding shares of DFB's Class A Common Stock and the number of New AdaptHealth Units owned by DFB (subject to certain exceptions for certain rights to purchase DFB equity securities under a "poison pill" or similar stockholder rights plan, if any, certain convertible or exchangeable securities issued under AdaptHealth Holdings' equity compensation plans and certain convertible or exchangeable equity securities issued by DFB) and (ii) the number of outstanding shares of our Class B Common Stock and the number of outstanding New AdaptHealth Units held by persons other than DFB. This construct is intended to result in holders of New AdaptHealth Units (other than DFB) having a voting interest in DFB that is identical to their economic interest in AdaptHealth Holdings.

        Duties of Manager; Indemnification and Exculpation.    The A&R AdaptHealth Holdings LLC Agreement will provide that DFB, as the sole manager of AdaptHealth Holdings, generally will have the same fiduciary duties to AdaptHealth Holdings and its members as are owed to a corporation organized under Delaware law and its stockholders by its directors. The A&R AdaptHealth Holdings LLC Agreement also will provide for indemnification of the sole manager, the members, including DFB, and officers of AdaptHealth Holdings to the fullest extent permitted by law, subject to certain exceptions, including in the case of gross negligence, fraud, bad faith, willful misconduct or knowing violation of law.

Exchange Agreement

        Concurrently with the Closing, DFB, AdaptHealth Holdings and the Non-Blocker AdaptHealth Members will enter into the Exchange Agreement.

        New AdaptHealth Unit Exchange Right.    The Exchange Agreement will provide that, subject to certain conditions and limitations, holders of New AdaptHealth Units, other than DFB, will have the right to exchange their New AdaptHealth Units (and a corresponding number of shares of Class B Common Stock) for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each New AdaptHealth Unit (and corresponding share of Class B Common Stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications, among other things. A holder of New AdaptHealth Units may not exchange New AdaptHealth Units more than once per fiscal quarter. In addition, the minimum number of New AdaptHealth Units (and corresponding number of shares of Class B Common Stock) that may be exchanged in any one exchange is the lesser of (A) 10,000 New AdaptHealth Units and (B) all of the New AdaptHealth Units then held by such person, except that this minimum will not apply if such exchange is in connection with the exercise of any incidental registration rights pursuant to the Registration Rights Agreement.

        At our election, we may give an exchanging holder of New AdaptHealth Units, instead of shares of Class A Common Stock, cash in an amount equivalent to the market value of such shares of Class A Common Stock. As holders of New AdaptHealth Units exercise their exchange rights, DFB's economic interest in AdaptHealth Holdings will be correspondingly increased and the number of shares of Class B Common Stock outstanding will be correspondingly reduced.

        DFB Change of Control.    The Exchange Agreement will provide that, in connection with the occurrence of a "change of control" (as defined below) of DFB, DFB will have the right to require each holder of New AdaptHealth Units (other than DFB) to effect an exchange of some or all of such holder's New AdaptHealth Units and a corresponding number of shares of Class B Common Stock, in each case, effective immediately prior to the consummation of the change of control.

        A "change of control" of DFB will be deemed to have occurred if: (i) there has been an acquisition by any person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership of in excess of 50% of DFB's voting securities, (ii) (A) DFB's stockholders approve a plan of complete liquidation or dissolution of DFB or (B) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by DFB of all or substantially all of DFB's assets to any entity at least 50% of the combined voting power of the voting securities of which are owned by DFB's stockholders in substantially the same proportions as their ownership of DFB immediately prior to such sale or disposition, (iii) there is consummated a merger or consolidation of DFB with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) DFB's board of directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof, or (B) all of the persons who were the respective beneficial owners of DFB's voting securities immediately prior to such merger or consolidation do not beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation, (iv) the following individuals cease for any reason to constitute a majority of the number of directors of DFB then serving: individuals who were directors of DFB on the Closing Date or any new director whose appointment or election to DFB's board of directors or nomination for election by DFB's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors of DFB on the Closing Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (iv), or (v) a "change of control" or similar defined term in any agreement governing indebtedness of DFB or any of its subsidiaries with aggregate principal amount or aggregate commitments outstanding in excess of $25,000,000 occurs.

Tax Receivable Agreement

        At the Closing, DFB will enter into the Tax Receivable Agreement with AdaptHealth Holdings and the Blocker Sellers and Non-Blocker AdaptHealth Members. The Tax Receivable Agreement will generally provide for the payment by DFB to the Blocker Sellers and Non-Blocker AdaptHealth Members of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that DFB actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Access Point Medical Inc. existing prior to the Business Combination; (ii) certain increases in tax basis resulting from exchanges of New AdaptHealth Units; (iii) imputed interest deemed to be paid by DFB as a result of payments it makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments DFB makes under the Tax Receivable Agreement. While the actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, assuming all future exchanges had occurred at the Closing at a price of $10.00 per share of our Common Stock, the maximum potential reduction in tax payments for us associated with all exchanges would aggregate to approximately $92.1 million. Under such scenario, we would be required to pay the other parties to the Tax Receivable Agreement approximately $78.2 million, over the applicable period, under the Tax Receivable Agreement. The actual amounts may materially differ from these hypothetical amounts, as potential future reductions in tax payments for us, and Tax Receivable Agreement payments by us, will be calculated using the market value of our Common Stock at the time of the exchange and the prevailing tax rates applicable to us over the life of the Tax Receivable Agreement and will be dependent on us generating sufficient future taxable income to realize the benefit.

Registration Rights Agreement

        Concurrently with the Closing, DFB, our Sponsor, the Blocker Sellers, the Non-Blocker AdaptHealth Members, Deerfield and, if it purchases PIPE Shares pursuant to the Subscription Agreement, RAB Ventures, will enter into the Registration Rights Agreement. The Registration Rights Agreement will amend, restate and replace the registration rights agreement entered into by DFB with our Sponsor on February 15, 2018, in order to provide registration rights to each of our Sponsor, the Blocker Sellers, the Non-Blocker AdaptHealth Members, Deerfield and, if applicable, RAB Ventures, pursuant to which DFB will be required to register for resale shares of Class A Common Stock held by those parties upon the Closing, including the shares of Class A Common Stock issuable pursuant to the Subscription Agreement, or issuable upon the future exercise of private placement warrants or upon the future exchange of New AdaptHealth Units and shares of Class B Common Stock as well as the private placement warrants held by these parties, in each case held by them upon the Closing (collectively, "Registrable Securities"). Based on the assumptions described under "Certain Defined Terms," the Registrable Securities will consist of an aggregate of 60,500,000 shares of Class A Common Stock and 4,333,333 private placement warrants.

        DFB will be required, within 30 days after consummation of the Business Combination, to use reasonable best efforts to file a registration statement registering the resale of all of the Registrable Securities. In addition, (i) the investors holding a majority of the Registrable Securities may request one long-form registration pursuant to which DFB will pay all registration expenses only if the aggregate market price of the Registrable Securities included exceeds $20 million and (ii) certain holders of Registrable Securities may request an unlimited number of short-form registrations; provided that DFB will not be required to pay the expenses of any short-form registration if the holders propose to include Registrable Securities with an aggregate market price of less than $5 million. The holders of Registrable Securities also will also have certain "piggy-back" rights with respect to underwritten offerings initiated by DFB or other DFB stockholders.

        Except as set forth above, we will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities and the fees and expenses of counsel to holders of Registrable Securities. The Registration Rights Agreement also will include customary provisions regarding indemnification and contribution.

        The Registration Rights Agreement will also provide that, subject to certain exceptions, if requested by the managing underwriter(s), in connection with any underwritten public offering, each holder that beneficially owns 1% or more of the outstanding Class A Common Stock will enter into a lock-up agreement with the managing underwriter(s) of such underwritten public offering in such form as agreed to by such managing underwriter(s).

Board Designee Rights Letter Agreement

        Concurrently with the Closing, DFB and AdaptHealth Holdings will enter into the Board Designee Rights Letter Agreement with the BlueMountain Entities, pursuant to which the BlueMountain Entities or their permitted transferees holding a majority of the outstanding principal amount under the BM

Notes will be granted the right, commencing on the Closing Date and ending on the date on which the BM Notes have been paid in full, to designate and nominate for election one person to serve on DFB's board of directors. DFB and AdaptHealth Holdings are obligated to take all actions within their control that are necessary or advisable to effect such appointment on DFB's board of directors.

Lock-Up Agreements

        In connection with the execution of the Merger Agreement, AdaptHealth Holdings, DFB and certain members of AdaptHealth Holdings, entered into the Lock-Up Agreements. Under the terms of the Lock-Up Agreements, such members agreed to certain lock-up arrangements with DFB, pursuant to which: (i) certain of such members will be restricted from selling, transferring, granting any option to purchase or pledging any securities of DFB they receive in connection with the transactions contemplated by the Merger Agreement for a period of nine months from the Closing of the transaction and (ii) certain of such members will be restricted from selling, transferring, granting any option to purchase or pledging such securities for a period of either six months or three months from the Closing of the transaction, depending upon whether such member has made a cash redemption request as contemplated by the Merger Agreement.

Background of the Business Combination

        The terms of the Merger Agreement are the result of arm's-length negotiations between representatives of DFB and AdaptHealth Holdings. The following is a brief discussion of the background of these negotiations, the Merger Agreement and related transactions.

        DFB was incorporated in November 2017 for the purpose of effecting an Initial Business Combination. While DFB may pursue an acquisition opportunity in any business, industry, sector or geographical location, it has focused on industries that complement our management team's background, and to capitalize on the ability of our management team to identify and acquire a business, focusing on the healthcare or healthcare-related industries.

        On February 21, 2018, DFB consummated its IPO of 25,000,000 units, each unit consisting of one share of Common Stock and one-third of one redeemable warrant to purchase to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment, generating gross proceeds of $250 million (before underwriting discounts and commissions and offering expenses). Simultaneously with the closing of the IPO, DFB completed the private placement of 4,333,333 private placement warrants, issued to our Sponsor, generating total proceeds of $6.5 million. A total of $250 million (including $7.875 million of deferred underwriting commissions) from the net proceeds from the IPO and the private placement were placed in the Trust Account.

        Except for a portion of the interest earned on the funds held in the Trust Account that may be released to us to pay any income and franchise taxes and to fund our working capital requirements (subject to an annual limit of $250,000 for withdrawals to fund working capital requirements), none of the funds held in the Trust Account will be released until the earlier of the completion of our Initial Business Combination and the redemption of 100% of our public shares if we are unable to consummate a business combination by February 21, 2020.

        Simultaneously with the consummation of the IPO, we entered into a letter agreement with Deerfield, which owns a significant interest in our Sponsor and which purchased 2.5 million shares of Common Stock in the IPO. Pursuant to that letter agreement, we agreed not to complete an Initial Business Combination without the consent of Deerfield, which consent Deerfield may not unreasonably withhold with regard to an Initial Business Combination with a business primarily engaged in the healthcare industry, giving consideration to issues including but not limited to the potential regulatory, reputational or compliance impact to such party. Deerfield indicated it did not intend to provide its consent if our proposed Initial Business Combination is with a target that is not in the healthcare industry.

        After the IPO, DFB's officers and directors commenced an active search for prospective businesses or assets to acquire in its Initial Business Combination. Representatives of DFB were contacted by numerous individuals and entities who offered to present ideas for acquisition opportunities, including financial advisors and other persons and entities with which DFB's officers and directors had pre-existing relationships. DFB's officers and directors and their affiliates also brought to its attention target business candidates.

        During this search process, DFB conducted some level of due diligence on more than 30 potential target businesses, and entered into substantive discussions or negotiations with representatives of several of such targets. DFB ultimately determined to abandon each of its other potential acquisition opportunities either because (i) the target pursued an alternative transaction or strategy, or (ii) DFB concluded that the target business would not be a suitable acquisition for DFB.

        In April 2018, an investment bank arranged an introduction amongst Richard Barasch, DFB's President, Chief Executive Officer and Chairman, Alan Quasha, Chairman and Chief Executive Officer of Quadrant Management, a significant owner of AdaptHealth Holdings, and Luke McGee, AdaptHealth Holdings' Chief Executive Officer. Mr. Quasha had been a previous investor in Universal American Corp., Mr. Barasch's prior firm. On May 14, 2018, Mr. Barasch, and Christopher Wolfe, DFB's Chief Financial Officer, held an introductory meeting with Mr. McGee and Mr. Quasha at Quadrant's headquarters. The parties discussed AdaptHealth Holdings' background and strategic prospects, and each of the participants expressed interest in a potential transaction.

        On May 29, 2018, Messrs. Barasch, Wolfe, McGee and Quasha held a follow-up meeting at which Messrs. Barasch and Wolfe presented an outline for a potential business combination transaction. The parties discussed the outline as well as the potential steps involved in a business combination with DFB.

        On May 31, 2018, Mr. Barasch and Joshua Parnes, AdaptHealth Holdings' President, met and discussed the potential benefits of a business combination transaction.

        On June 8, 2018, DFB and AdaptHealth Holdings entered into a nondisclosure agreement to facilitate the review by DFB of non-public information.

        On June 9, 2018, AdaptHealth Holdings' investment bankers provided DFB with a confidential information memorandum and financial model regarding AdaptHealth Holdings.

        On June 21, 2018, Messrs. Barasch and Wolfe held a conference call with Mr. McGee and Gregg Holst, AdaptHealth Holdings' Chief Financial Officer, during which they discussed the potential structure and terms of both a standalone business combination involving the two companies and a potential acquisition financing transaction involving one of AdaptHealth Holdings' competitors.

        On June 26, 2018, Messrs. Wolfe and Holst, as well as a consultant to DFB, held a conference call to discuss the financial statements of AdaptHealth that would be required in a proxy statement related to a potential business combination between the companies.

        During June and July 2018, DFB conducted initial business and financial due diligence on AdaptHealth Holdings and researched AdaptHealth Holdings' markets and outlook.

        On July 3, 2018, AdaptHealth Holdings and its investment bankers provided DFB with a process letter with respect to a potential acquisition financing transaction involving one of AdaptHealth Holdings' competitors.

        On July 12, 2018, DFB provided AdaptHealth Holdings with a non-binding letter of intent with respect to a potential acquisition financing transaction. The potential target of the acquisition financing ultimately did not elect to pursue the proposed transaction.

        On September 18, 2018, representatives of AdaptHealth Holdings, DFB and Deerfield met at Quadrant's offices, and AdaptHealth Holdings provided an update on its business. The parties agreed to meet again towards the end of 2018 and discuss a potential business combination in greater detail.

        On December 13, 2018, a meeting was held at Quadrant's offices among representatives of AdaptHealth Holdings, DFB and Deerfield. At this meeting, AdaptHealth Holdings updated DFB and Deerfield with respect to its discussions regarding various potential strategic transactions, and the parties discussed the potential high-level terms of a possible business combination transaction between AdaptHealth Holdings and DFB.

        On December 18, 2018, a follow-up meeting was held at Quadrant's offices among representatives of AdaptHealth Holdings, DFB and Deerfield. At this meeting, DFB provided AdaptHealth Holdings with a non-binding proposal regarding a potential business combination transaction. During the last two weeks of December 2018, DFB provided AdaptHealth Holdings with certain information regarding DFB's calculations used to prepare the updated proposal, and representatives of DFB spoke with representatives of BlueMountain regarding their potential investment in AdaptHealth Holdings.

        On January 3, 2019, AdaptHealth Holdings provided DFB with access to its online data room for legal and financial due diligence.

        On January 4, 2019, a meeting was held at Quadrant's offices among representatives of AdaptHealth Holdings, DFB and Deerfield to further discuss the December 18 proposal.

        On January 5, 2019, DFB provided AdaptHealth Holdings with a sample, representative form of a merger agreement for a business combination transaction between the parties.

        During January and February 2019, DFB conducted further business and financial due diligence on AdaptHealth Holdings, based on information made available in the data room and pursuant to calls and meetings held between representatives of the parties.

        On February 27, 2019, AdaptHealth Holdings entered into a definitive agreement with BlueMountain regarding BlueMountain's investment in AdaptHealth Holdings.

        During March 2019, representatives of AdaptHealth Holdings and DFB held several conference calls relating to the potential structure, terms and timeline of a possible business combination transaction.

        On April 2, 2019, representatives of AdaptHealth Holdings, DFB and Deerfield met at Deerfield's offices. The parties discussed further the potential timeline and steps to signing a definitive agreement for a business combination transaction, and agreed on a work plan.

        On April 15, 2019, representatives of DFB and Deerfield held a site visit at AdaptHealth Holdings' headquarters.

        On April 16, 2019, DFB provided AdaptHealth Holdings with a draft term sheet for a business combination transaction. Between April 16 and April 24, 2019, representatives of DFB and AdaptHealth Holdings held various calls and exchanged revised drafts of the term sheet, and on April 24, 2019, tentatively agreed on a term sheet. The updated terms included the "Up-C" structure that is reflected in the Merger Agreement.

        In April and May 2019, representatives of DFB discussed with representatives of Deerfield proposed terms of a potential investment in DFB in connection with the Business Combination. On May 1, 2019, Greenberg Traurig, LLP ("Greenberg"), counsel to DFB, provided a draft of the Merger

Agreement, based on the term sheet, to Willkie Farr & Gallagher LLP ("Willkie"), counsel to AdaptHealth Holdings. On May 7, 2019, Greenberg provided an initial draft of the Subscription Agreement to Paul Hastings LLP ("PH"), counsel to Deerfield. Between May 9, 2019 and July 5, 2019, PH, Greenberg and Willkie exchanged updated drafts of the Subscription Agreement.

        Between May 13 and May 24, 2019, representatives of DFB and Deerfield held meetings with representatives of BlueMountain to discuss the proposed terms of the potential transaction. During this period, representatives of DFB continued to conduct business, financial and legal due diligence on AdaptHealth Holdings, and AdaptHealth Holdings provided DFB with AdaptHealth Holdings' audited 2018 financial statements, and the parties discussed the financial statements of AdaptHealth Holdings and its subsidiaries that would be required in a proxy statement relating to the proposed transaction. Willkie and Greenberg also exchanged updated drafts of the Merger Agreement and certain related documents and agreements during this period. On May 26, BlueMountain proposed amended terms of the proposed transaction to DFB.

        On May 30, 2019, AdaptHealth Holdings, DFB, Deerfield and BlueMountain agreed conceptually on revised terms of the proposed transaction, which terms were reflected in an updated term sheet that was agreed upon in principle on June 3, 2019.

        Between June 11 and July 5, 2019, Willkie and Greenberg exchanged updated drafts of the Merger Agreement and related documents and agreements, reflecting the revised terms set forth in the updated term sheet, and engaged in negotiations of such documents and agreements.

        On June 25, 2019, DFB held a telephonic meeting of its board of directors to discuss matters related to the proposed transaction.

        On June 25, 2019, AdaptHealth held a telephonic meeting of its board of managers to discuss transaction terms and other matters related to the proposed transaction.

        On July 1, 2019, DFB's board of directors met again via teleconference, with all board members present. Also present were representatives of Greenberg. After considerable review and discussion, the Merger Agreement, the original Subscription Agreement and related documents and agreements were unanimously approved by DFB's board of directors, subject to final negotiations and modifications, and the board determined to recommend the approval of the Merger Agreement. The board also concluded that the fair market value of AdaptHealth Holdings was equal to at least 80% of the funds held in the Trust Account.

        On July 6, 2019, DFB's board of directors held a further meeting via teleconference, with all board members present, as well as representatives of Greenberg. DFB's management and representatives of Greenberg updated the members of the board on the status of the Merger Agreement and related documents and agreements since the prior board vote, and the board unanimously confirmed its approval of the final versions of the Merger Agreement, the original Subscription Agreement and related documents and agreements.

        On July 6, 2019, AdaptHealth Holdings' board of managers approved by unanimous written consent the final versions of the Merger Agreement and related documents and agreements. On the same date, AdaptHealth Holdings' members also approved the final versions of the Merger Agreement and related documents and agreements by written consent.

        The Merger Agreement and related documents and agreements were executed on July 8, 2019. Prior to the market open on that date, DFB and AdaptHealth Holdings issued a joint press release announcing the execution of the Merger Agreement and DFB filed with the SEC a Current Report on Form 8-K announcing the execution of the Merger Agreement. During the morning of July 8, 2019, representatives of DFB and AdaptHealth Holdings conducted an investor conference call to announce the Business Combination.

        Following the July 8, 2019 announcement, DFB and AdaptHealth Holdings worked jointly on transition issues, regulatory filings, and the preparation of this proxy statement. As part of continued negotiations following execution of the Merger Agreement, DFB and AdaptHealth Holdings discussed the potential benefits of removing the minimum cash condition to the Closing, adding a new condition to the Closing with respect to the absence, since the date of the Merger Agreement Amendment, of the commencement of a material investigation or action against AdaptHealth Holdings by certain healthcare regulatory authorities, increasing the number of shares of Common Stock issuable pursuant to the Subscription Agreement and revising the number of founder shares and founder warrants transferable pursuant to the Assignment Letter.

        On October 7, 2019, DFB's board of directors held a meeting via teleconference, with all board members present. DFB's management updated the board on the continued negotiations and the proposed amendments to the Merger Agreement, the original Subscription Agreement and the original Assignment Letter. On October 14, 2019, the board approved by unanimous written consent the Merger Agreement Amendment and the Subscription Agreement and Assignment Letter.

        On October 11, 2019, AdaptHealth Holdings' board of managers held a meeting via teleconference, with all board members present. AdaptHealth Holdings' management updated the board on the continued negotiations and the proposed amendments to the Merger Agreement and the original Assignment Letter. On October 14, 2019, AdaptHealth Holdings' board of managers approved by unanimous written consent the Merger Agreement Amendment and the Assignment Letter.

        On October 15, 2019, the parties entered into the Merger Agreement Amendment, which, among other things, removed the condition to the Closing that DFB have available funds of at least $225 million, added a new condition to the Closing with respect to the absence, since the date of the Merger Agreement Amendment, of the commencement of a material investigation or action against AdaptHealth Holdings by certain healthcare regulatory authorities, and revised certain exhibits to the Merger Agreement.

        On October 15, 2019, the respective parties amended and restated the Subscription Agreement and the Assignment Letter, respectively, (i) to increase the maximum number of shares of Common Stock purchasable pursuant to the Subscription Agreement and (ii) to revise the number of founder shares and founder warrants to be transferred pursuant to the Assignment Letter, whereby such number of founder shares and founder warrants would vary according to a formula based on the number of shares of Common Stock purchased pursuant to the Subscription Agreement.

Our Board of Directors' Reasons for the Approval of the Business Combination

        As described under "Background of the Business Combination" above, DFB's board of directors, in evaluating the Business Combination, consulted with DFB's management and legal and other advisors in reaching its decision to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement. In making this decision, DFB's board of directors considered a variety of factors weighing positively and negatively with respect to the Business Combination. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, DFB's board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. DFB's board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the reasons for DFB's board of directors' approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section titled "Cautionary Note Regarding Forward-Looking Statements."

        The factors considered by our board of directors include, but are not limited to, the following:

  •
  Significant Addressable Market Opportunity.  AdaptHealth Holdings currently operates in a growing segment of the overall HME market, which CMS estimated to be a $56 billion market in 2018 and forecasts to grow at a rate of approximately 6% through 2026. AdaptHealth Holdings' management estimates AdaptHealth Holdings' addressable market for its respiratory, mobility and hospice business within the broader HME market to be between $12 and $15 billion annually. DFB's management and board of directors believes that underlying trends, including an aging U.S. population, increasing prevalence of chronic conditions, and an increasing portion of healthcare being provided at home, will contribute to growth in the markets served by AdaptHealth Holdings;

  •
  Growth Opportunities Through Acquisitions.  AdaptHealth Holdings has a track record of growth through acquisitions, having completed 56 acquisitions since 2012, accounting for approximately 37% of the company's compound annual growth rate from 2016 to 2018. DFB's management and board of directors believe, based in part on the views of AdaptHealth Holdings' management, that there are significant opportunities for the combined company to continue to grow through acquisitions in the highly fragmented HME industry;

  •
  Leading Technology Platform.  AdaptHealth Holdings has developed technology systems that its management believes are industry-leading and provide the company with an advantage over its competitors in its markets;

  •
  Private Placement.  The ability of DFB to consummate the sale of the PIPE Shares, helping to ensure that the combined company will have sufficient funds to execute its business plan following the Closing;

  •
  Product Expansion Opportunities.  DFB's management and board of directors considered AdaptHealth Holdings' robust opportunities to expand through the introduction of new offerings in existing markets;

  •
  Experienced Management Team.  DFB's management and board of directors believe that AdaptHealth Holdings has an experienced management team poised to execute on AdaptHealth Holdings' continued projected growth;

  •
  Positive Financial Performance and Forecasts.  AdaptHealth Holdings experienced significant growth in net revenue, Adjusted EBITDA, Adjusted EBITDA Less Patient Equipment Capex and Adjusted EBITDA margin from 2016 to 2018, and DFB's management and board believe, based on the unaudited results and forecasts provided by AdaptHealth Holdings' management and reviewed by DFB's board of directors, that AdaptHealth Holdings will experience continued growth in 2019 and 2020 (see "—Certain AdaptHealth Projected Financial Information");

  •
  Attractive Market Valuation of Comparable Companies.  The public trading market valuation of comparable "pure play" home health companies (consisting of Addus Homecare Corp., Amedisys, Inc. and LHC Group, Inc., which we refer to collectively as the "Comparable Pure Play Companies") have expected enterprise value/Adjusted EBITDA multiples (based on public filings, Wall Street research and FactSet as of June 21, 2019) ranging from 18.5x to 21.1x (and a median of 19.0x) for 2019 and ranging from 16.2x to 18.9x (with a median of 17.4x) for 2020. The public trading market valuation of comparable diversified post-acute healthcare companies (consisting of Ensign Group, Inc., Encompass Health Corp. and Select Medical Holdings Corporation, which we refer to collectively as the "Comparable Diversified Companies") have expected enterprise value/Adjusted EBITDA multiples (based on public filings, Wall Street research and FactSet as of June 21, 2019) ranging from 8.6x to 13.6x (and a median of 9.2x) for 2019 and ranging from 8.2x to 13.6x (with a median of 9.0x) for 2020. The DFB board of directors believes that these multiples compare favorably to an initial market valuation of the post-Business Combination company reflected in the terms of the Business Combination corresponding to an enterprise value of 8.0x AdaptHealth Holdings' management's forecasted 2019 Adjusted EBITDA and an enterprise value of 6.9x AdaptHealth Holdings' management's forecasted 2020 Adjusted EBITDA; and

  •
  Terms of the Business Combination.  The financial and other terms and conditions of the Merger Agreement, as reviewed by the board of directors, and the fact that such terms and conditions are reasonable and were the product of arm's length negotiations between DFB and AdaptHealth Holdings.

        DFB's board of directors also considered the following factors:

  •
  Competition.  AdaptHealth Holdings' size relative to a larger competitor may put it at a financial disadvantage along with the number of other competitors in the home healthcare market and ability of one or more of those competitors to obtain access to greater financial resources than those available to AdaptHealth Holdings;

  •
  Execution Risk.  There is a risk that AdaptHealth Holdings will not be able to continue executing on its business plan as elsewhere described in this document;

  •
  Risk of Stockholder Vote against Business Combination Proposal or Stockholders' Exercise of Redemption Rights. Some of DFB's stockholders may vote against the Business Combination Proposal or decide to exercise their redemption rights, thereby reducing the amount of funds available to the combined company following the Closing; and

  •
  Interests of Sponsor and DFB Directors and Executive Officers.  The interests of our Sponsor and DFB's directors and executive officers in the Business Combination (see the section entitled "Interests of Certain Persons in the Business Combination").

        In connection with analyzing the Business Combination, DFB's management, based on its experience and judgment, selected the Comparable Pure Play Companies and the Comparable Diversified Companies. DFB's management selected these companies because they are publicly traded companies with certain operations, results, business mixes or size and scale that, for the purposes of analysis, may be considered similar to certain operations, results, business mixes or size and scale of AdaptHealth Holdings. None of the Comparable Pure Play Companies or the Comparable Diversified Companies is identical or directly comparable to AdaptHealth Holdings.

        In connection with its analysis of the Business Combination, DFB's management reviewed and compared, using publicly available information, certain current, projected and historical financial information for AdaptHealth Holdings corresponding to current and historical financial information, ratios and public market multiples for the Comparable Pure Play Companies and the Comparable Diversified Companies, as described above.

        DFB's board of directors also considered the Business Combination in light of the investment criteria set forth in DFB's final prospectus for its initial public offering including, without limitation, that based upon DFB's analyses and due diligence, AdaptHealth Holdings is an established business, with a proven track record, significant revenue and the potential for future growth, all of which DFB's board of directors believed have a strong potential to create meaningful stockholder value following the consummation of the Business Combination.

        The above discussion of the material factors considered by DFB's board of directors is not intended to be exhaustive but does set forth the principal factors considered by DFB's board of directors.

Certain AdaptHealth Projected Financial Information

        AdaptHealth provided DFB with its internally prepared projections for the fiscal years ending December 31, 2019 and 2020. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the projections in making a decision regarding the Business Combination, as the projections may be materially different than actual results.

        The projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond AdaptHealth Holdings' control, such as the risks and uncertainties contained in the section entitled "Risk Factors." The projections reflect the consistent application of the accounting policies of AdaptHealth Holdings and should be read in conjunction with the accounting policies included in Note 1 to the accompanying the historical audited consolidated financial statement of AdaptHealth Holdings included in this proxy statement.

        The financial projections for net revenue are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond AdaptHealth Holdings' control. While all projections are necessarily speculative, AdaptHealth Holdings believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that AdaptHealth Holdings or its representatives considered or currently consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

        The projections were requested by, and disclosed to, DFB for use as a component in its overall evaluation of AdaptHealth Holdings, and are included in this proxy statement because they were provided to the DFB board of directors for its evaluation of the Business Combination. AdaptHealth Holdings has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to DFB. Neither AdaptHealth Holdings' management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of AdaptHealth Holdings compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as "guidance" of any sort. AdaptHealth Holdings will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

        The projections were prepared by, and are the responsibility of, AdaptHealth Holdings' management. KPMG, AdaptHealth Holdings' independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The KPMG report included in this proxy statement relates to historical financial information of AdaptHealth Holdings. They do not extend to the projections and should not be read as if they do.

The following table summarizes the unaudited results and financial forecasts provided to DFB by AdaptHealth:

($ in millions)	2016	2017	2018PF(2)	2019E	2020E
Net Revenue(1)	$174.2	$192.5	$414.6	$521.8	$582.5
Adjusted EBITDA(3)	32.9	45.0	94.5	130.5	151.5
Adjusted EBITDA Less Patient Equipment Capex(4)	7.4	19.1	50.4	75.0	90.6
Adjusted EBITDA Margin(5)	18.9%	23.3%	22.8%	25.0%	26.0%

(1)
Net revenue includes provision for bad debt.

(2)
2018 pro forma information assumes the Verus Acquisition, PPS Acquisition and HMEI Acquisition occurred on January 1, 2018.

(3)
Adjusted EBITDA is defined as net income (loss) attributable to AdaptHealth Holdings LLC, plus net income (loss) attributable to noncontrolling interest, plus interest expense, income taxes expense (benefit), depreciation and amortization and loss from discontinued operations, plus loss on extinguishment from debt, equity-based compensation, transaction costs, severance and certain other non-recurring expenses.

(4)
Adjusted EBITDA Less Patient Equipment Capex is defined as Adjusted EBITDA (as defined above) less patient equipment acquired during the period without regard to whether the equipment was purchased or financed through lease transactions.

(5)
Represents Adjusted EBITDA as a percentage of net revenue.

        The below table presents the reconciliation from net loss (income) attributable to AdaptHealth Holdings to Adjusted EBITDA for the periods indicated:

(Dollars in millions)	2016	2017	2018(1)
Net (loss) income attributable to AdaptHealth Holdings	$(6.9)	$6.8	$12.2
Income attributable to noncontrolling interest
Plus: Interest expense	5.8	5.0	8.0
Plus: Income tax expense (benefit)	(0.2)	0.2	(2.1)
Plus: Depreciation and amortization	29.7	31.23	60.4
Plus: Loss on extinguishment of debt, net	—	0.3	1.4
Plus: Loss from discontinued operations, net	0.4	0.2	—
EBITDA	$28.7	$43.9	$79.9
Plus: Non-recurring expense	4.2	1.1	5.3
Adjusted EBITDA	$32.9	$45.0	$85.2
Plus: Pro forma adjustments(1)
Verus			5.7
PPS			1.7
HMEI			1.8
Pro forma Adjusted EBITDA			$94.5

(1)
Includes the full year effect of the Verus Acquisition, PPS Acquisition and HMEI Acquisition to be effective January 1, 2018.

        This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of AdaptHealth," as well as the audited financial statements of AdaptHealth Holdings elsewhere in this proxy.

Interests of Certain Persons in the Business Combination

        When considering our board of directors' recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our Sponsor and certain of our directors and the executive officers have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

  •
  the beneficial ownership of the Sponsor and our officers and directors of an aggregate of 6,280,000 shares of Common Stock, which shares would become worthless if DFB does not complete an Initial Business Combination within the applicable time period, as DFB's Initial Stockholders have waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $64.0 million based on the closing price of the Common Stock of $10.19 on Nasdaq on October 21, 2019;

  •
  the beneficial ownership of our Sponsor of warrants to purchase 4,333,333 shares of Common Stock, which warrants would expire and become worthless if we do not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $5.2 million based on the closing price of our warrants of $1.20 on Nasdaq on October 21, 2019;

  •
  the continuation of Richard Barasch and Dr. Susan Weaver as directors of the combined company; and

  •
  the continued indemnification of our current directors and officers and the continuation of directors' and officers' liability insurance after the Business Combination.

        These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Potential Purchases of Public Shares

        In connection with the stockholder vote to approve the Business Combination, our Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and, therefore, agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account.

        The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by our Sponsor, directors, officers or advisors or their respective affiliates, to satisfy a closing condition in the Merger Agreement.

Ownership of DFB Upon Consummation of the Business Combination

        It is anticipated that, upon the Closing and based on the assumptions described under "Certain Defined Terms," the ownership of DFB will be as follows:

  •
  the public stockholders collectively will own 22,500,000 shares of our Class A Common Stock, representing an approximate 42% economic interest and an approximate 27% voting interest;

  •
  our Sponsor will own 3,545,652 shares of our Class A Common Stock, representing an approximate 7% economic interest and an approximate 4% voting interest;

  •
  the Blocker Sellers collectively will own 18,173,356 shares of our Class A Common Stock, representing an approximate 34% economic interest and an approximate 22% voting interest;

  •
  the Non-Blocker AdaptHealth Members collectively will own 1,863,427 shares of our Class A Common Stock and 28,963,217 shares of our Class B Common Stock, representing an approximate 3% economic interest and an approximate 37% voting interest;

  •
  Deerfield will own 7,500,000 shares of our Class A Common Stock, representing an approximate 14% economic interest and an approximate 9% voting interest; and

  •
  certain members of DFB's existing management collectively will own (excluding securities owned by our Sponsor that may be deemed to be beneficially owned by Mr. Barasch) 204,348 shares of Class A Common Stock, representing less than a 1% economic and voting interest.

        The numbers of shares and the economic and voting interests set forth above are based upon the assumptions set forth under "Certain Defined Terms." If the actual facts differ from our assumptions, the numbers of shares and economic and voting interests set forth above will be different. The exercises of redemption rights by our public stockholders in connection with the Business Combination could cause the numbers of shares and economic and voting interests at the Closing to be different from those set forth above.

        In addition, the numbers of shares and economic and voting interests set forth above do not take into account (i) potential future exercises of public warrants and private placement warrants for shares of Class A Common Stock, (ii) potential future exchanges of New AdaptHealth Units, together with shares of Class B Common Stock, issued to the Non-Blocker AdaptHealth Members for shares of Class A Common Stock or (iii) the potential issuance of the Contingent Consideration. The public warrants and the private placement warrants will become exercisable 30 days after the completion of an Initial Business Combination and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

        If we assume (i) that all 8,333,333 outstanding public warrants and all 4,333,333 private placement warrants were exercisable and exercised following completion of the Business Combination, (ii) that all 28,963,217 New AdaptHealth Units issued to the Non-Blocker AdaptHealth Members were exchangeable and exchanged, together with all 28,963,217 shares of Class B Common Stock, and (iii) no other changes to the assumptions set forth under "Certain Defined Terms," then DFB will own 100% of the economic and voting interests in AdaptHealth Holdings, and the ownership of DFB will be as follows:

  •
  the public stockholders collectively will own 30,000,000 shares of our Class A Common Stock, representing an approximate 31% economic and voting interest;

  •
  our Sponsor will own 6,145,652 shares of our Class A Common Stock, representing an approximate 6% economic and voting interest;

  •
  the Blocker Sellers collectively will own 18,856,043 shares of our Class A Common Stock, representing an approximate 20% economic and voting interest;

  •
  the Non-Blocker AdaptHealth Members collectively will own 31,877,290 shares of our Class A Common Stock, representing an approximate 33% economic and voting interest;

  •
  Deerfield will own 8,333,333 shares of our Class A Common Stock, representing an approximate 9% economic and voting interest; and

  •
  certain members of DFB's existing management collectively will own (excluding securities owned by our Sponsor that may be deemed to be beneficially owned by Mr. Barasch) 204,348 shares of Class A Common Stock, representing less than a 1% economic and voting interest.

        Please see the sections entitled "Summary of the Proxy Statement—Impact of the Business Combination on DFB's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information of DFB" for further information.

Sources and Uses for the Business Combination

        The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent our good faith estimate of such amounts assuming a Closing Date of November 8, 2019. We expect to use proceeds from the Business Combination to fund future acquisitions, repay debt or for other corporate purposes. Given that there are no probable acquisitions at this time, the following table assumes proceeds will be used to repay debt.

Sources and Uses of Proceeds ($ in millions)	No Redemption	Max Redemption
Sources
Proceeds from Trust Account(1)	$255	$255
Proceeds from Subscription Agreement	50	125
Rollover equity	465	465

Total sources	$770	$845
Uses
SPAC redemptions	$0	$230
Cash to AdaptHealth Holdings' balance sheet	$185	$55
Cash to certain Non-Blocker AdaptHealth Members	50	25
Repayment of Debt	50	50
Rollover equity	465	465

Transaction costs(2)	$20	$20

Total uses	$770	$845

(1)
Cash held in the Trust Account as of June 30, 2019; includes $25 million of proceeds from Deerfield's purchase of public shares in the IPO.

(2)
Includes $7.9 million of deferred underwriting commissions.

Board of Directors of DFB Following the Business Combination

        Pursuant to the Merger Agreement, at the Closing, we will expand the size of our board of directors from five directors to seven, and DFB's board of directors will initially consist of Richard Barasch, Luke McGee, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver and Dale Wolf. All the directors except for Luke McGee and Joshua Parnes will be independent under applicable Nasdaq rules. See the section entitled "Management After the Business Combination."

Redemption Rights

        Under our Charter, any holders of our Common Stock may elect that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest not previously released to DFB to pay its franchise and income taxes and up to $250,000 annually to fund working capital requirements, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business

Combination is consummated, these shares, immediately upon consummation of the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, including interest not previously released to DFB to pay its franchise and income taxes and up to $250,000 annually to fund working capital requirements). For illustrative purposes, based on the fair value of marketable securities and cash held in the Trust Account as of June 30, 2019, of approximately $254.9 million, the estimated per share redemption price would have been approximately $10.19. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled "Special Meeting in lieu of 2019 Annual Meeting of DFB Stockholders—Redemption Rights" for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

        There are no appraisal rights available to our stockholders in connection with the Business Combination.

Accounting Treatment

        The Business Combination will be regarded as a reverse recapitalization whereby AdaptHealth Holdings will be considered to be the accounting acquirer as its former owners will retain control of DFB after the exchange. Although DFB will be the legal parent company, the share exchange will be treated as a recapitalization of AdaptHealth Holdings. AdaptHealth Holdings will be the continuing entity for financial reporting purposes. Accordingly, assets and liabilities and the historical operations of AdaptHealth Holdings will be reflected in the financial statements of the registrant subsequent to the Business Combination for all periods presented.

Certain United States Federal Income Tax Considerations

        The following is a discussion of certain U.S. federal income tax consequences for holders of our Common Stock that elect to have their Common Stock redeemed for cash if the Business Combination is completed. This discussion applies only to shares of Common Stock held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), (generally, property held for investment) and is applicable only to holders who purchased our Common Stock in the IPO.

        The following does not purport to be a complete analysis of all potential tax effects stemming from the completion of the Business Combination that are associated with certain redemptions of our Common Stock. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect holders to which this section applies and could affect the accuracy of the statements herein. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that regarding tax consequences discussed below.

        This discussion does not address all U.S. federal income tax consequences that may be relevant to your particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

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  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons subject to the alternative minimum tax;

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  persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;

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  banks, insurance companies and other financial institutions;

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  brokers, dealers or traders in securities;

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  "controlled foreign corporations," "passive foreign investment companies" and corporations that accumulate earnings to avoid U.S. federal income tax;

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  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;

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  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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  regulated investment companies (RICs) or real estate investment trusts (REITs);

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  tax-qualified retirement plans; and

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  "qualified foreign pension funds" as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

        If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the tax treatment of your partners (or other owners) will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities) and the partners (or other owners) in such partnerships (or such other pass-through entities) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

        U.S. holders (as defined below) of Common Stock who do not exercise their redemption rights will not be selling, exchanging, or otherwise transferring their Common Stock in connection with the Business Combination and will thus continue to hold their Common Stock. Accordingly, such U.S. holders will not recognize any gain or loss for U.S. federal income tax purposes. The Company did not obtain a tax opinion regarding the U.S. federal income tax consequences of the Business Combination, including this tax consequence.

Certain Considerations Related to a Redemption of Common Stock

U.S. Holders

        This section applies to you if you are a "U.S. holder." A U.S. holder is a beneficial owner of shares of our Common Stock who or that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

        Redemption of Common Stock.    In the event that a U.S. holder's Common Stock is redeemed pursuant to the redemption provisions described in the section entitled "Special Meeting in lieu of 2019 Annual Meeting of DFB Stockholders—Redemption Rights," the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of the Common Stock, the U.S. holder will be treated as described under "—U.S. Holders—Gain or Loss on Redemption Treated as a Sale of Common Stock" below. If the redemption does not qualify as a sale of the Common Stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below under "—U.S. Holders—Taxation of Redemption Treated as a Distribution."

        Whether a redemption qualifies for sale treatment will depend largely on whether the U.S. holder owns any of our stock following the redemption (including any stock treated as constructively owned by the U.S. holder as a result of owning warrants or by attribution from certain related individuals and entities), and if so, the total number of shares of our stock held by the U.S. holder both before and after the redemption (including any stock constructively treated as owned by the U.S. holder as a result of owning warrants or by attribution from certain related individuals and entities) relative to all of our shares outstanding both before and after the redemption. The redemption of Common Stock generally will be treated as a sale of the Common Stock (rather than as a corporate distribution) if the redemption (i) is "substantially disproportionate" with respect to the U.S. holder, (ii) results in a "complete termination" of the U.S. holder's interest in us or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock that the U.S. holder has a right to acquire by exercise of an option, which would generally include Common Stock that could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a U.S. holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

        In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Common Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by such U.S. holder immediately before the redemption (taking into account both redemptions by other holders of Common Stock and the Common Stock to be issued pursuant to the Business Combination). There will be a complete termination of a U.S. holder's interest if either (i) all of the shares of our capital stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our capital stock actually owned by the U.S. holder are redeemed, the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of our Common Stock will not be essentially equivalent to a dividend if a U.S. holder's redemption results in a "meaningful reduction" of the U.S. holder's proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

        If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution, and the tax effects will be as described under "—U.S. Holders—Taxation of Redemption Treated as a Distribution" below. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Common Stock will be added to the U.S. holder's adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

        Gain or Loss on Redemption Treated as a Sale of Common Stock.    If the redemption qualifies as a sale of Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized in the redemption and the U.S. holder's adjusted tax basis in its disposed of Common Stock. The amount realized is the sum of the amount of cash and the fair market value of any property received and a U.S. holder's adjusted tax basis in its Common Stock generally will equal the U.S. holder's acquisition cost less any prior distributions paid to such U.S. holder that were treated as a return of capital for U.S. federal income tax purposes.

        Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for the Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Common Stock may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

        Taxation of Redemption Treated as a Distribution.    If the redemption does not qualify as a sale of Common Stock, a U.S. holder will generally be treated as receiving a distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

        Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock as described under "—U.S. Holders—Gain or Loss on Redemption Treated as a Sale of Common Stock" above.

        Dividends (including constructive dividends paid pursuant to a redemption of our Common Stock) we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends (including constructive dividends paid pursuant to a redemption of our Common Stock) treated as investment income for purposes of investment interest deduction limitations), and provided that certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute "qualified dividends" that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Common Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

        Information Reporting and Backup Withholding.    In general, information reporting requirements will generally apply to dividends (including constructive dividends paid pursuant to a redemption of our Common Stock) paid to a U.S. holder and to the proceeds of the sale or other disposition of shares of Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

        For purposes of this discussion, a "Non-U.S. holder" is any beneficial owner of our Common Stock that is neither a U.S. holder nor an entity classified as a partnership for U.S. federal income tax purposes.

        Redemption of Common Stock.    The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder's Common Stock pursuant to the redemption provisions described in the section entitled "Special Meeting in lieu of 2019 Annual Meeting of DFB Stockholders—Redemption Rights" generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder's Common Stock, as described under "U.S. Holders—Redemption of Common Stock" above, and the consequences of the redemption to the Non-U.S. holder will be as described below under "Non-U.S. Holders—Gain on Redemption Treated as a Sale of Common Stock" and "Non-U.S. Holders—Taxation of Redemption Treated as a Distribution," as applicable.

        Gain on Redemption Treated as a Sale of Common Stock.    A Non-U.S. holder will not be subject to U.S. federal income tax on any gain realized on a redemption treated as a sale of our Common Stock unless:

  •
  the gain is effectively connected with the Non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the Non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of shares of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock (we would be treated as a buyer with respect to a redemption of Common Stock) may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

        Taxation of Redemption Treated as a Distribution.    If the redemption does not qualify as a sale of Common Stock, a Non-U.S. holder will generally be treated as receiving a distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits, will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. holder's adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under "Non-U.S. Holders—Gain on Redemption Treated as a Sale of Common Stock" above. In general, with respect to any distributions that constitute dividends for U.S. federal income tax purposes and are not effectively connected with the Non-U.S. holder's conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (on an IRS Form W-8BEN or W-8BEN-E or other applicable documentation).

        If dividends paid to a Non-U.S. holder are effectively connected with the Non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. holder will be exempt from the 30% U.S. federal withholding tax described above if such Non-U.S. holder furnishes to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder's conduct of a trade or business within the United States.

        Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

        Information Reporting and Backup Withholding.    Payments of dividends (including constructive dividends received pursuant to a redemption of our Common Stock) on our Common Stock will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any payments of dividends on our Common Stock paid to the Non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

        FATCA Withholding Taxes.    Sections 1471 to 1474 of the Code (such sections commonly referred to as "FATCA") impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Common Stock to stockholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively. Holders potentially subject to withholding include "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interest in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Common Stock.

Regulatory Matters

        To complete the Business Combination, DFB and AdaptHealth Holdings must obtain approvals or consents from, or make filings with certain U.S. federal authorities. The Business Combination is subject to the requirements of the HSR Act, which prevents DFB and AdaptHealth Holdings from completing the Business Combination until required information and materials are furnished to the Antitrust Division of the DOJ and the FTC and specified waiting period requirements have been satisfied. On September 20, 2019, DFB filed a Premerger Notification and Report Form pursuant to the HSR Act with the DOJ and FTC and requested early termination of the waiting period under the HSR Act. On September 27, 2019, DFB's request for early termination of the waiting period was granted.

        The DOJ, the FTC, state attorneys general, and others may challenge the Business Combination on antitrust grounds either before or after the expiration or termination of the applicable waiting period. Accordingly, at any time before or after the completion of the Business Combination, any of the DOJ, the FTC or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the Business Combination or permitting completion subject to regulatory concessions or conditions. DFB does not believe that the Business Combination violates federal antitrust laws, but there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

 Vote Required for Approval

        The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal at the special meeting. The Business Combination is conditioned on the approval of the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal.

        Approval of the Business Combination Proposal requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the special meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have the same effect on the outcome of the vote on the Business Combination Proposal as a vote AGAINST the Business Combination Proposal.

        As of the record date, our Sponsor, directors and officers and Deerfield have agreed to vote any shares of Common Stock owned by them in favor of each of the Proposals described in this proxy statement.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS
VOTE "FOR" THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—THE CHARTER PROPOSAL

Overview

        Pursuant to the terms of the Merger Agreement, at the Closing, the Charter will be amended and restated to be in the form set forth in Annex J. Assuming the Business Combination Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal are approved, DFB stockholders are also being asked to approve the amendments to the Charter that will be effected in the A&R Charter. This proposal is separated into sub-proposals submitted to DFB stockholders to vote upon those material aspects of the A&R Charter that do not appear in, or are different from, the Charter.

        The proposed A&R Charter contains a number of interrelated provisions. Some of the provisions, all of which were agreed upon by DFB and AdaptHealth Holdings in connection with their negotiation of the Merger Agreement, are material and differ in material respects from provisions contained in or omitted from the Charter. These provisions, which are described below and submitted to DFB stockholders as sub-proposals of the Charter Proposal, would:

  •
  change DFB's name to "AdaptHealth Corp.";

  •
  create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB;

  •
  increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB's preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000;

  •
  change DFB's classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and

  •
  make certain other changes to the Charter, including the elimination of certain provisions related to our Initial Business Combination that will no longer be relevant following the Closing.

        By approving each of the foregoing sub-proposals, DFB stockholders will also be approving the proposed A&R Charter in its entirety.

        The form of A&R Charter was agreed upon by DFB and AdaptHealth Holdings in connection with their negotiation of the Merger Agreement. The amendments to our Charter provided for in the A&R Charter will result in material differences from provisions contained in or omitted from our existing Charter. The amendments are described below. You should also carefully read the full text of the proposed A&R Charter, which is attached as Annex J to this proxy statement. The following summary description of provisions of the A&R Charter is qualified by reference to the attached full text of the A&R Charter.

Proposal 2A:
Approval of Amendment to the Charter to
Change DFB's Name to "AdaptHealth Corp."

        At the Closing, DFB's name will be changed to "AdaptHealth Corp."

Proposal 2B:
Approval of Amendments to the Charter to Create the Class A Common Stock and
the Class B Common Stock as New Classes of Capital Stock of DFB

        At the Closing, by virtue of the filing of the A&R Charter, all existing shares of Common Stock of DFB will automatically be reclassified as shares of Class A Common Stock. Each of the Class A Common Stock and the Class B Common Stock will be a newly issued class of our Common Stock, with a par value of $0.0001 per share. The A&R Charter will provide that the number of authorized shares of Class A Common Stock and Class B Common Stock will be 210,000,000 and 35,000,000, respectively. There are no material differences between our currently outstanding shares of Common Stock and the reclassified shares of Class A Common Stock. For a summary of the rights and preferences of the Class A Common Stock, see "Description of Securities—Authorized and Outstanding Stock."

        In connection with the Business Combination and pursuant to the Merger Agreement, the Non-Blocker AdaptHealth Members will be issued New AdaptHealth Units and an equal number of shares of Class B Common Stock. The Non-Blocker AdaptHealth Members will collectively own all of our outstanding shares of Class B Common Stock. Following the Closing, we expect to maintain a one-to-one ratio between the number of outstanding shares of Class B Common Stock and the number of New AdaptHealth Units held by persons other than DFB, so holders of New AdaptHealth Units (other than DFB) will have a voting interest in DFB that is proportionate to their economic interest in AdaptHealth Holdings. The A&R Charter will establish the terms of the Class B Common Stock.

        Shares of Class B Common Stock (i) may be issued only in connection with the issuance by AdaptHealth Holdings of a corresponding number of New AdaptHealth Units and only to the person or entity to whom such New AdaptHealth Units are issued and (ii) may be registered only in the name of (a) a person or entity to whom shares of Class B Common Stock are issued as described above, (b) its successors and assigns, (c) their respective permitted transferees or (d) any subsequent successors, assigns and permitted transferees. A holder of shares of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than DFB) only if, and only to the extent permitted by the A&R AdaptHealth Holdings LLC Agreement, such holder also simultaneously transfers an equal number of such holder's New AdaptHealth Units to the same transferee in compliance with the A&R AdaptHealth Holdings LLC Agreement.

        Our Class A Common Stock and Class B Common Stock will have the same voting rights, and holders of shares of our Class B Common Stock will vote together as a single class with holders of shares of our Class A Common Stock on all matters properly submitted to a vote of the stockholders. Holders of Class B Common Stock will not be entitled to any dividends from DFB and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

Proposal 2C:
Approval of Amendments to the Charter to Increase the
Number of Authorized Shares of Common Stock and Preferred Stock

        The A&R Charter will increase the number of authorized shares of our Common Stock from 200,000,000 to 245,000,000. It also will increase the number of authorized shares of our preferred stock, $0.0001 per share (the "preferred stock"), from 1,000,000 to 5,000,000.

        The increase in the number of authorized shares of Class A Common Stock is intended to provide adequate authorized share capital to accommodate the issuance of shares of Class A Common Stock in connection with the Business Combination (including the Contingent Consideration), the issuance of shares of Class A Common Stock pursuant to the Subscription Agreement and upon future exchanges of New AdaptHealth Units and shares of Class B Common Stock for shares of Class A Common Stock. We expect that number of shares of Class A Common Stock issued or issuable for these purposes will be at least approximately 61.5 million.

        In light of the shares to be issued in connection with the Business Combination, the increase in the number of authorized shares of Common Stock is intended to provide flexibility for future issuances of shares of Class A Common Stock if determined by our board of directors to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. For example, our board of directors could determine that issuance of additional shares of Class A Common Stock is advisable for financing purposes, as consideration for acquisitions or for grants of equity awards pursuant to the 2019 Plan. The increase in the number of shares of preferred stock similarly is intended to provide flexibility for future issuances of preferred stock determined by our board of directors to be advisable.

Proposal 2D:
Approval of Amendments to the Charter to Change DFB's
Classified Board of Directors from Two Classes to Three Classes

        The A&R Charter will classify our board of directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term. However, for the initial terms immediately following the division of our board of directors into three classes, directors would be assigned terms of one, two or three years, as described below.

        The directors initially elected in Class I would serve until the 2020 annual meeting of stockholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal. The directors initially elected in Class II would serve until the 2021 annual meeting of stockholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal. The directors initially elected in Class III would serve until the 2022 annual meetings of stockholders, or until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal.

        If the Charter Proposal is approved, beginning with the election of directors to be held at the 2020 annual meeting of stockholders, the class of directors to be elected in such year would be elected for a three-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors shall expire in each year.

        This board classification change is designed to assure continuity and stability in our board of directors' leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with DFB and, therefore, will be familiar with our business and operations. Our board of directors also believes that this classification change will assist our board of directors in protecting the interests of our stockholders in the event of an unsolicited offer for DFB by encouraging any potential acquirer to negotiate directly with our board of directors.

        Unless a director is removed or resigns, three annual elections would be needed to replace all of the directors on the classified board of directors. The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in DFB's stock with the intention of obtaining immediate control of our board of directors.

Potential Anti-Takeover Effects

        This proposal may increase the amount of time required for a takeover bidder to obtain control of DFB without the cooperation of our board of directors, even if the takeover bidder were to acquire a majority of the voting power of DFB's outstanding voting stock. Without the ability to obtain immediate control of our board of directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of DFB. Thus, this amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, this amendment will make it more difficult for stockholders to change the majority composition of our board of directors, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of our board of directors, this amendment could be viewed as tending to perpetuate present management.

        Although this proposal could make it more difficult for a hostile bidder to acquire control over DFB, our board of directors believes that by forcing potential bidders to negotiate with our board of directors for a change of control transaction, our board of directors will be better able to maximize stockholder value in any change of control transaction.

        DFB is not aware of any present or threatened third-party plans to gain control of DFB, and this proposal is not being recommended in response to any such plan or threat. Rather, our board of directors is recommending this proposal as part of its review of DFB's key governance mechanisms in connection with the Business Combination and to assist in assuring fair and equitable treatment for all of DFB's stockholders in hostile takeover situations. Our board of directors has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of DFB.

Proposal 2E:
Approval of Other Amendments to the Charter

        In addition to the amendments to the Charter that are the subject of Proposals 2A-2D as described above, the A&R Charter will effect various other amendments to the Charter, including amendments that will:

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  eliminate certain provisions relating to our Initial Business Combination that will no longer be applicable to DFB following the Closing;

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  eliminate the requirement for class voting on any increase or decrease in the number of authorized shares of our Class A Common Stock, Class B Common Stock and preferred stock, subject to the special rights of holders of any series of preferred stock;

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  make certain related and conforming changes.

Vote Required for Approval

        The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal at the special meeting. The Charter Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and each sub-proposal of the Charter Proposal.

        The Charter Proposal will be approved and adopted only if the holders of at least a majority of the outstanding shares of our Common Stock vote "FOR" each sub-proposal of the Charter Proposal. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have the same effect on the outcome of the vote on the Charter Proposal as a vote "AGAINST" the Charter Proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS
VOTE "FOR" THE CHARTER PROPOSAL.

 PROPOSAL NO. 3—THE NASDAQ PROPOSAL

Overview

        In connection with the Business Combination, we intend to effect (subject to customary terms and conditions, including the Closing):

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  the issuance, pursuant to the Merger Agreement, of (i) shares of Class A Common Stock to the Blocker Sellers in the Blocker Mergers, (ii) shares of Class B Common Stock to the Non-Blocker AdaptHealth Members in the AdaptHealth Merger, with the combined number of such shares of Class A Common Stock and Class B Common Stock being up to 51,500,000 and (iii) up to 3,000,000 shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members as Contingent Consideration;

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  the issuance, in a private placement to be consummated concurrently with the Closing, of up to 12,500,000 shares of Class A Common Stock pursuant to the terms of the Subscription Agreement; and

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  the issuance of a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock issued in connection with the Business Combination pursuant to the Merger Agreement, which shares of Class A Common Stock will be issuable to the holders of such shares of Class B Common Stock in connection with the future exchange of their New AdaptHealth Units and shares of Class B Common Stock in accordance with the Exchange Agreement to be entered into in connection with the Closing.

        For further information, please see the section entitled "Proposal No. 1—The Business Combination Proposal," as well as the annexes to this proxy statement.

Why DFB Needs Stockholder Approval

        We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(a), (b), (c) and (d).

        Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for Common Stock); or (ii) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities.

        Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant.

        Under Nasdaq Listing Rule 5635(c), stockholder approval is required prior to the issuance of securities when a plan or other equity compensation arrangement is established or materially amended.

        Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

        Stockholder approval of the Nasdaq Proposal is also a condition to the Closing under the Merger Agreement.

 Effect of Proposal on Current Stockholders

        If the Nasdaq Proposal is adopted, we will issue up to 51,500,000 combined shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members, and up to 3,000,000 shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members as Contingent Consideration. We will issue up to 12,500,000 shares of Class A Common Stock pursuant to the terms of the Subscription Agreement. We will also issue from time to time a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock issued to the Non-Blocker AdaptHealth Members upon the future exchange of New AdaptHealth Units in accordance with the Exchange Agreement.

        The issuance of the shares of Class A Common Stock and Class B Common Stock described above would result in significant dilution to DFB stockholders and result in DFB stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of DFB.

Vote Required for Approval

        The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 20190 Plan Proposal and the 2019 ESPP Proposal at the special meeting. The Nasdaq Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal at the special meeting.

        Approval of the Nasdaq Proposal requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE NASDAQ PROPOSAL.

PROPOSAL NO. 4—THE 2019 PLAN PROPOSAL

        In this Proposal No. 4, we are requesting stockholders approve and adopt the AdaptHealth Corp. 2019 Stock Incentive Plan, and the material terms thereunder. A total of 8,000,000 shares of Class A Common Stock will be reserved for issuance under the 2019 Plan. Our board of directors approved the 2019 Plan on October 14, 2019 subject to stockholder approval at the special meeting. If stockholders approve this Proposal No. 4, the 2019 Plan will become effective on the consummation of the Business Combination. If the 2019 Plan is not approved by the stockholders, it will not become effective and no awards will be granted thereunder. The 2019 Plan is described in more detail below. A copy of the 2019 Plan is attached to this proxy statement as Annex K.

Rationale for Approving the 2019 Plan

        The purpose of the 2019 Plan is to enhance our ability to attract and retain the types of directors, employees and consultants who will contribute to our long range success; provide incentives that align the interests of directors, employees and consultants with those of our stockholders; and promote the success of our business. We believe that the 2019 Plan is essential to our success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner and providing a means of recognizing their contributions to our success. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified individuals who help us meet our goals.

Key Features of the 2019 Plan

        The 2019 Plan and our related governance practices and policies include many features that are designed to protect shareholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading "Summary of the 2019 Plan" below. The summaries in this proposal do not provide a complete description of all the provisions of the 2019 Plan and are qualified in their entirety by reference to the full text of the 2019 Plan, which is attached to this proxy statement as Annex K.

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  No Repricing.  The 2019 Plan prohibits the repricing of awards, including cash buyouts, without shareholder approval.

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  No Liberal Definition of "Change in Control."  The change in control definition contained in the 2019 Plan is not a "liberal" definition that would be triggered on mere shareholder approval of a transaction.

  •
  No Discounted Stock Options or Stock Appreciation Rights.  Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of Common Stock on the date of grant.

  •
  Limitation on Term of Stock Options and Stock Appreciation Rights.  The maximum term of a stock option or stock appreciation right under the 2019 Plan is 10 years.

  •
  Clawback.  Awards granted under the 2019 Plan will be subject to our clawback and/or recoupment policies in effect from time to time or as otherwise required by applicable law.

  •
  No Automatic Grants.  The 2019 Plan does not provide for automatic grants to any participant.

  •
  No Tax Gross-Ups.  The 2019 Plan does not provide for any tax gross-ups.

  •
  Double-Trigger Vesting.  The 2019 Plan provides that the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within two years following the change in control.

  •
  Future Increases to Share Reserve Require Shareholder Approval.  The 2019 Plan provides that any increase in the share reserve available under the plan must be approved by our shareholders.

Summary of the 2019 Plan

        The following summary is not a complete description of all provisions of the 2019 Plan and is qualified in its entirety by reference to the complete text of the 2019 Plan, which is attached to this proxy statement as Annex K.

        Plan Administration.    The 2019 Plan will be administered by our board of directors or our compensation committee (which together with our board of directors is hereinafter referred to as our "Committee"). Our Committee will have the authority, among other things, to select participants, grant awards, determine types of awards, and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2019 Plan. Our Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2019 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee. Our Committee's actions will be final, conclusive and binding.

        All directors, employees and consultants of DFB, AdaptHealth Holdings and their respective subsidiaries would be eligible to participate in the 2019 Plan, which as of October 11, 2019, would have been approximately 2,599 individuals.

        Authorized Shares.    A total of 8,000,000 shares of Class A Common Stock (or, as used in this 2019 Plan Proposal, "Shares"), will be reserved and available for issuance under the 2019 Plan, subject to adjustment in accordance with its terms. The maximum number of Shares that may be issued in respect of incentive stock options will be 8,000,000. The number of Shares reserved and available for issuance under the 2019 Plan is subject to adjustment, as described below in the section titled "—Summary of the 2019 Plan—Adjustments." Shares issued under the 2019 Plan may consist of authorized but unissued stock or previously issued Shares. Shares underlying awards that are settled in cash, expire or are canceled, forfeited or otherwise terminated without delivery to a participant will again be available for issuance under the 2019 Plan. Shares withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the 2019 Plan.

        Types of Awards.    The types of awards that may be available under the 2019 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our Committee in its sole discretion, subject to certain limitations provided in the 2019 Plan. Each award granted under the 2019 Plan will be evidenced by an award agreement, which will govern that award's terms and conditions.

        Non-Qualified Stock Options.    A non-qualified stock option is an option that is not intended to qualify as an incentive stock option in accordance with Section 422 of the Code, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of Shares during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our Committee on the grant date. The term of a non-qualified stock option will be set by our Committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier's check; (ii) by delivery of stock having a value equal to the exercise price; (iii) a broker assisted cashless exercise; or (iv) by any other means approved by our

Committee. The 2019 Plan provides that unless otherwise specifically determined by the Committee, vesting of non-qualified stock options will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. The 2019 Plan also provides that participants terminated for "cause" (as such term is defined in the 2019 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The 2019 Plan authorizes our Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on non-qualified stock options.

        Incentive Stock Options.    An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% stockholder) of a Share on the grant date and a term of no more than 10 years (or five years with respect to a 10% stockholder). The aggregate fair market value, determined at the time of grant, of our Shares subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of incentive stock options will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to active employment. The 2019 Plan also provides that participants terminated for "cause" will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The 2019 Plan authorizes our Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on incentive stock options.

        Stock Appreciation Rights.    A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our Shares on the exercise date and the base price of the stock appreciation right that is set by our Committee on the grant date, multiplied by the number of Shares subject to the stock appreciation right. The term of a stock appreciation right will be set by our Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our Committee. The 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of stock appreciation rights will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. The 2019 Plan provides that participants terminated for "cause" will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The 2019 Plan authorizes our Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on stock appreciation rights.

        Restricted Stock.    A restricted stock award is an award of restricted Shares that does not vest until a specified period of time has elapsed, and/or upon the achievement of certain performance or other conditions determined by our Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any vesting restrictions apply, transfer of the restricted Shares is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted Shares, including the right to vote such Shares, provided, that any cash or stock dividends with respect to the restricted Shares will be withheld by us and will be subject to forfeiture to the same degree as the restricted Shares to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. The 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of restricted stock awards will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. Except as otherwise determined by our Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant's restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant's unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.

        Restricted Stock Units.    A restricted stock unit is an unfunded and unsecured obligation to issue Shares (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our Committee and will vest and be settled at such times in cash, Shares, or other specified property, as determined by our Committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying Shares are issued or become payable to the participant. The 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of restricted stock units will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. Except as otherwise provided by our Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant's restricted stock units will cease, each of the participant's outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant's vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

        Other Stock-Based Compensation.    Under the 2019 Plan, our Committee may grant other types of equity-based awards subject to such terms and conditions as our Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.

        Adjustments.    The aggregate number of Shares reserved and available for issuance under the 2019 Plan, the individual limitations, the number of Shares covered by each outstanding award, and the price per Share underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our Shares or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by our Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2019 Plan.

        Corporate Events.    In the event of a merger, amalgamation or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our Shares receive securities of another corporation or other property or cash, a "change in control" (as defined in the 2019 Plan), or a reorganization, dissolution or liquidation of us, our Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a "change in control," the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the "change in control" for any participant unless the participant's employment is involuntarily terminated as a result of the "change in control" during a period not exceeding two years commencing on the "change in control."

        Transferability.    Awards under the 2019 Plan may not be sold, transferred, pledged or assigned other than by will or by the applicable laws of descent and distribution, unless (except with respect to incentive stock options) determined by our Committee in certain limited situations.

        Amendment.    Our Committee may amend the 2019 Plan or outstanding awards at any time. Our stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our Shares are traded. No amendment to the 2019 Plan or outstanding awards which materially impair the right of a participant are permitted unless the participant consents in writing.

        Termination.    The 2019 Plan will terminate on the day before the tenth anniversary of the date our stockholders approve the 2019 Plan, although incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the 2019 Plan is adopted by our board of directors and (ii) the date our shareholders approve the 2019 Plan. In addition, our Committee may suspend or terminate the 2019 Plan at any time. Following any such suspension or termination, the 2019 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

        Clawback; Sub-Plans.    All awards under the 2019 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our board of directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2019 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by our Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

        No-Repricing of Awards.    No awards under the 2019 Plan may be repriced without stockholder approval. For purposes of the 2019 Plan, "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits); (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.

Certain U.S. Federal Income Tax Consequences

        The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2019 Plan. The 2019 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2019 Plan are encouraged to consult with their own tax advisors.

        Non-Qualified Stock Options and Stock Appreciation Rights.    With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares of Common Stock and the fair market value of the shares of Common Stock on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the Common Stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of Common Stock have been held, and no deduction will be allowed to such participant's employer.

        Incentive Stock Options.    No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares of Common Stock at exercise over the exercise price in his or her alternative minimum taxable income. If shares of Common Stock are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant's employer for federal income tax purposes.

        If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant's employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

        Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

        Restricted Stock.    If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the grant of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code ("Section 83(b)"). In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

        Any dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant's income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant. If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid for the shares. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

        Restricted Stock Units.    There will be no federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of Shares in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Shares so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant's income. Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant's income.

        Other Stock-Based Awards.    The tax effects related to other stock-based awards under the 2019 Plan are dependent upon the structure of the particular award.

        Withholding.    At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant's year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($132,900 in 2019), such participant will not have to pay Social Security taxes on such amounts. We are required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

        Limitations on Employer's Compensation Deduction.    Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to the corporation's "covered employees." "Covered employees" include the corporation's chief executive officer, chief financial officer and three next most highly compensated executive officers.

If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual's compensation or position.

        Excess Parachute Payments.    Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an "excess parachute payment." Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of outstanding awards under the 2019 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

        Section 409A.    Certain awards under the 2019 Plan may be subject to Section 409A of the Code, which regulates "nonqualified deferred compensation" (as defined in Section 409A of the Code). If an award under the 2019 Plan (or any other plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2019 Plan that is considered "nonqualified deferred compensation" (and awards under any other plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2019 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

        Certain Rules Applicable to "Insiders."    As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, "insiders" (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

2019 Plan Benefits

        The benefits or amounts that may be received or allocated to participants under the 2019 Plan, including the executive officers of DFB following the Closing, will be determined at the discretion of the Committee and are not currently determinable. On or shortly following the Closing Date, we anticipate that the Committee will make grants to certain key employees of DFB (including its executive officers) pursuant to the 2019 Plan in such amounts and subject to such terms and conditions as determined appropriate by the Committee.

Vote Required for Approval

        The 2019 Plan Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal and the 2019 ESPP Proposal at the special meeting.

        The approval of the 2019 Plan Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our Common Stock entitled to vote and actually cast thereon at the special meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the 2019 Plan Proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS
VOTE "FOR" THE APPROVAL OF THE 2019 PLAN PROPOSAL.

PROPOSAL NO. 5—THE 2019 ESPP PROPOSAL

        In this Proposal No. 5, we are requesting stockholders approve and adopt the AdaptHealth Corp. 2019 Employee Stock Purchase Plan, and the material terms thereunder. A total of 1,000,000 shares of Class A Common Stock will be reserved for issuance under the 2019 ESPP. Our board of directors approved the 2019 ESPP on October 14, 2019 subject to stockholder approval at the special meeting. If stockholders approve this Proposal No. 5, the 2019 ESPP will become effective on the consummation of the Business Combination. If the 2019 ESPP is not approved by the stockholders, it will not become effective and no shares will be available for purchase thereunder. The 2019 ESPP is described in more detail below. A copy of the 2019 ESPP is attached to this proxy statement as Annex L.

Rationale for Approving the 2019 ESPP

        The purpose of the 2019 ESPP is to enhance our ability to attract and retain the types of employees who will contribute to our long range success by permitting them to participate in the ownership of DFB. Our board of directors and management believe that participation in the ownership of DFB is necessary to remain competitive in our industry and is essential to recruiting and retaining the highly qualified individuals who help us meet our goals.

Summary of the 2019 ESPP

        The following summary is not a complete description of all provisions of the 2019 ESPP and is qualified in its entirety by reference to the complete text of the 2019 ESPP, which is attached to this proxy statement as Annex L.

        Administration.    The 2019 ESPP will be administered by our board of directors or our compensation committee (which together with our board of directors is hereinafter referred to as our "Committee").

        Authorized Shares.    A total of 1,000,000 shares of Class A Common Stock (or, as used in this 2019 ESPP Proposal, "Shares") will be reserved and available for issuance under the 2019 ESPP, subject to adjustment in accordance with its terms. Shares subject to purchase rights granted under the 2019 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under our 2019 ESPP.

        Eligibility.    Our employees, including executive officers, and the employees of any of our designated parent or subsidiary corporations will be eligible to participate in the 2019 ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the 2019 ESPP, as determined by our Committee: (i) customary employment with DFB or one of our parents or subsidiaries for more than 20 hours per week and more than five months per calendar year; or (ii) continuous employment with us or one of our parents or subsidiaries for a minimum period of time, not to exceed two years, prior to the first date of an offering. As of October 23, 2019, no employees would be eligible to participate in the 2019 ESPP, as no employees were employed directly by us or by a designated parent or subsidiary corporation as of such date. However, we anticipate that all employees of DFB, AdaptHealth Holdings, and their respective subsidiaries will be eligible to participate in the 2019 ESPP in the future.

        Limitations.    An employee may not be granted rights to purchase stock under the 2019 ESPP (x) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our Common Stock or (y) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding, as determined under Section 423 of the Code.

        The 2019 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Our Committee may specify offerings with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which Shares will be purchased for the employees who are participating in the offering. Our Committee, in its discretion, will determine the terms of offerings under the 2019 ESPP.

        A participant may not transfer purchase rights under the 2019 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2019 ESPP.

        Holding Period.    The 2019 ESPP permits our Committee to establish a holding period for any Shares purchased in a particular offering, during which such shares will be subject to a resale restriction barring the holder from selling such shares. The holding period, if any, will commence on the purchase date and will end automatically on the earliest of (i) the termination of the participant's employment, (ii) the occurrence of certain specified significant corporate transactions, such as our merger or change in control, or (iii) the six-month anniversary of the purchase date or such earlier date as established by our Committee.

        Payroll Deductions.    The 2019 ESPP permits participants to purchase Shares through payroll deductions up to 10% of their base salary. Unless otherwise determined by our Committee, the purchase price of the shares will be not less than 95% of the fair market value of the shares on the applicable purchase date. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase Shares. Participation ends automatically upon termination of employment with us.

        Corporate Transactions.    In the event of certain specified significant corporate transactions, such as our merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants' purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.

        Amendment and Termination.    Our Committee has the authority to amend, suspend or terminate the 2019 ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. The 2019 ESPP will remain in effect until terminated by our Committee in accordance with the terms of the 2019 ESPP.

Certain U.S. Federal Income Tax Consequences

        The following is a brief discussion of certain U.S. federal income tax consequences applicable to the 2019 ESPP. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Participants under the 2019 ESPP are encouraged to consult with their own tax advisors.

        General.    The 2019 ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to DFB, as a result of the grant or exercise of the purchase rights issued under the 2019 ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2019 ESPP or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, or a participant still owns purchased shares at the time of death, then the participant will recognize ordinary income in the year of sale, disposition or death in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the sale or disposition date over the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the offering date over the purchase price. Any additional gain upon the disposition will be taxed as a capital gain.

        Limitations on Employer's Compensation Deduction.    If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then DFB will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition, subject to any applicable limitations under Section 162(m) of the Code. No deduction will be allowed in any other case.

        Certain Rules Applicable to "Insiders."    Employees who are executive officers or directors of DFB are subject to the reporting and "short wing" profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of the Shares purchased under the 2019 ESPP. In addition, shares so received by a person deemed an "affiliate" of DFB under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the Securities Act. Rule 405 under the Securities Act defines "affiliate" as "a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with" DFB.

2019 ESPP Benefits

        Because the number of Shares issued under the 2019 ESPP depends on the level of participation by its participants, we cannot determine the benefits or amounts that may be received by eligible employees in the future.

Vote Required for Approval

        The 2019 ESPP Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal and the 2019 Plan Proposal at the special meeting.

        The approval of the 2019 ESPP Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our Common Stock entitled to vote and actually cast thereon at the special meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the 2019 ESPP Proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS
VOTE "FOR" THE APPROVAL OF THE 2019 ESPP PROPOSAL.

PROPOSAL NO. 6—THE DIRECTOR ELECTION PROPOSAL

Overview

        Pursuant to the Charter, DFB's board of directors is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. If the Charter Proposal is approved, the A&R Charter will divide our board of directors into three classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term. However, for the initial terms immediately following the Closing, directors would be assigned terms of one, two or three years, as described below.

        The directors initially elected in Class I would serve until the 2020 annual meeting of stockholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal. The directors initially elected in Class II would serve until the 2021 annual meeting of stockholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal. The directors initially elected in Class III would serve until the 2022 annual meetings of stockholders, or until their respective successors have been elected and have qualified, or until their earlier death, resignation, retirement or removal.

        If the Charter Proposal is approved, beginning with the election of directors to be held at the 2020 annual meeting of stockholders, the class of directors to be elected in such year would be elected for a three-year term, and at each successive annual meeting of stockholders, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors will expire in each year.

        Pursuant to the Merger Agreement, at the Closing, we will expand the size of our board of directors from five directors to seven, and our board of directors will consist of Richard Barasch, Luke McGee, Joshua Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver and Dale Wolf. All the directors except for Luke McGee and Joshua Parnes will be independent under applicable Nasdaq rules.

        Our board of directors has nominated Messrs. Barasch, Quasha and McGee to serve as Class I directors, Messrs. Parnes and Connors to serve as Class II directors and Mr. Wolf and Dr. Weaver to serve as Class III directors, in each case for election to be effective at the Closing. If for any reason the Closing does not occur, (i) no person elected as a director at the special meeting will become a member of our board of directors, and (ii) our current directors, or any of their respective successors appointed prior to the special meeting, will continue in office without change to the classes of our board of directors in which they currently serve or the terms for which they previously have been elected or appointed.

        Information regarding each nominee is set forth in the section entitled "Management After the Business Combination."

Vote Required for Approval

        The Director Election Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal at the special meeting.

        Directors are elected by the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting, in person or by proxy. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked "FOR" a nominee will be counted in favor of that nominee. Failure to vote by proxy or to vote in person at the special meeting and abstentions will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee. Cumulative voting is not permitted in the election of directors.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE
ELECTION OF EACH OF THE SEVEN DIRECTOR
NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL

Overview

        The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal or the Director Election Proposal.

Consequences If the Adjournment Proposal Is Not Approved

        If the Adjournment Proposal is not approved by DFB stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and the Director Election Proposal.

Vote Required for Approval

        The Adjournment Proposal is not conditioned on the approval of any other Proposal at the special meeting.

        The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE
APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT DFB

Overview

        We are a blank check company incorporated in November 2017 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our Initial Business Combination. While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we have focused our search on industries that complement our management team's background in healthcare or healthcare-related industries.

        We were jointly founded by our management team and Deerfield Management, a healthcare investment firm with $10.07 billion in regulatory assets under management as of December 31, 2018.

        The registration statement for our initial public offering was declared effective on February 15, 2018. On February 21, 2018, we consummated our initial public offering of 25,000,000 units sold to the public at the price of $10.00 per unit, generating gross proceeds of $250 million. Each unit consists of one share of Common Stock and one-third of one redeemable warrant which entitles the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. Each warrant entitles the holder to purchase one share of our Common Stock at a price of $11.50, subject to adjustment as described in our registration statement, at any time commencing 30 days after the completion of our Initial Business Combination. The warrants expire five years after the completion of our Initial Business Combination, or earlier upon redemption or liquidation. The underwriters were granted a 45-day option to purchase up to 3,750,000 additional units to cover over-allotments, if any, at $10.00 per unit. The over-allotment option was not exercised prior to its expiration on April 2, 2018.

        Simultaneously with the consummation of our initial public offering, we consummated a private placement of 4,333,333 warrants at a price of $1.50 per private placement warrant, generating total proceeds of $6.5 million. In the private placement, our Sponsor purchased 4,333,333 private placement warrants. Following our initial public offering and the private placement, and after deducting offering expenses, $250 million (including $7.875 million of deferred underwriting commissions) were placed in the Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. Except for a portion of the interest earned on the funds held in the Trust Account that may be released to us to pay any income and franchise taxes and to fund our working capital requirements (subject to an annual limit of $250,000 for withdrawals to fund working capital requirements), none of the funds held in the Trust Account will be released until the earlier of the completion of our Initial Business Combination and the redemption of 100% of our public shares if we are unable to consummate a business combination by February 21, 2020.

Initial Business Combination

        Our Initial Business Combination must occur with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our Initial Business Combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or a qualified independent accounting firm with respect to the satisfaction of such criteria. Our stockholders may not be provided with a copy of such opinion, nor will they be able to rely on such opinion.

        We have the flexibility to structure our Initial Business Combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our Initial Business Combination could own less than a majority of our outstanding shares subsequent to our Initial Business Combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. For more information regarding our ownership following the Closing, see the section entitled "Beneficial Ownership of Securities."

Submission of Our Initial Business Combination to a Stockholder Vote

        We are providing our public stockholders with redemption rights upon consummation of the Business Combination. Public stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement relating to the stockholder vote on a Business Combination. Our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

        Our Initial Stockholders have agreed to vote any public shares purchased before, during or after our initial public offering in favor of our Initial Business Combination. In addition, all of our Initial Stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares that they may have acquired during or after our initial public offering in connection with the completion of our Initial Business Combination. In addition, in connection with any Initial Business Combination as to which Deerfield has granted consent (which consent it has provided for the Business Combination), Deerfield has agreed (i) to vote any shares of Common Stock owned by it in favor of such Initial Business Combination and (ii) not to redeem any public shares owned by it in connection with the completion of such Initial Business Combination.

Permitted Purchases of Our Securities

        Our Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the sellers or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

        In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

        The purpose of such purchases would be to (i) vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or (ii) satisfy a closing condition in the Merger Agreement that requires us to have a minimum net worth or a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible.

        In addition, if such purchases are made, the public "float" of our Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

        Our Sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with the Business Combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination.

Redemption Rights for Public Stockholders

        We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination at a per-share price which is payable in cash and equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest (which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000) divided by the number of then outstanding public shares, subject to the limitations described elsewhere herein. As of June 30, 2019, the amount in the Trust Account was approximately $254.9 million, which is equal to approximately $10.19 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our Initial Stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the completion of the Business Combination. In addition, Deerfield has agreed not to redeem any public shares owned by it in connection with the completion of the Business Combination.

Limitation on Redemption Rights

        Notwithstanding the foregoing, our Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in the IPO, which we refer to as the "Excess Shares." We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed Initial Business Combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the public shares could threaten to exercise its redemption rights if such holder's shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders' ability to redeem no more than 15% of the shares sold in the IPO, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our Initial Business Combination, particularly in connection with an Initial Business Combination (such as the Business Combination) with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders' ability to vote all of their shares (including Excess Shares) for or against our Initial Business Combination.

Redemption of Public Shares and Liquidation if No Initial Business Combination

        We will have only until February 21, 2020 to complete our Initial Business Combination. If we are unable to complete our Initial Business Combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price which is payable in cash and equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $50,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete an Initial Business Combination by February 21, 2020.

        The Initial Stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their founder shares if we fail to complete our Initial Business Combination by February 21, 2020. However, if the Initial Stockholders acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our Initial Business Combination by February 21, 2020.

        Our Sponsor, executive officers and directors have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our Charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our Initial Business Combination by February 21, 2020, unless we provide our public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price which is payable in cash and equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000) divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our Initial Business Combination (so that we are not subject to the SEC's "penny stock" rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time. Prior to acquiring any securities from our Initial Stockholders, permitted transferees must enter into a written agreement with us agreeing to be bound by the same restriction.

        We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of proceeds held outside the Trust Account, which were approximately $878,071 as of June 30, 2019, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.

        If we were to expend all of the net proceeds of our initial public offering, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors' claims.

        Although we have sought and will continue to seek to have all vendors, service providers, except our independent registered accounting firm, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a definitive agreement for a business combination, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsor will not be responsible to the extent of any liability for such third-party claims. We cannot assure you, however, that our Sponsor would be able to satisfy those obligations. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

        In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors, the actual value of the per-share redemption price will not be substantially less than $10.00 per public share.

        We have sought and will continue to seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. As of June 30, 2019, we had access to approximately $878,071 from the proceeds of the IPO with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our Trust Account could be liable for claims made by creditors.

        Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account to be distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an Initial Business Combination by February 21, 2020 may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

        Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an Initial Business Combination by February 21, 2020 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then, pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete an Initial Business Combination by February 21, 2020, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price which is payable in cash and equal to the aggregate amount then on deposit in the Trust Account, including interest (net of the amount of interest which may be withdrawn to pay taxes and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following February 21, 2020, and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

        Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we have sought and will continue to seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account.

        As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the Trust Account is remote. Further, our Sponsor may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest withdrawn to pay taxes or working capital expenses and less any per-share amounts distributed from our Trust Account to our public stockholders in the event we are unable to complete an Initial Business Combination by February 21, 2020 and will not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims.

        If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

        Our public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of our Initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend any provisions of our Charter relating to stockholders' rights or pre-Initial Business Combination activity, and (iii) the redemption of all of our public shares if we are unable to complete an Initial Business Combination by February 21, 2020, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. In the event that we seek stockholder approval in connection with our Initial Business Combination, a stockholder's voting in connection with the business combination alone will not result in a stockholder's redeeming its shares to us for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights described above.

Facilities

        We currently maintain our principal executive offices at 780 Third Avenue, New York, NY 10017. The cost for this space is included in the $10,000 per month fee our Sponsor began charging us for office space, utilities and secretarial and administrative services on February 16, 2018, pursuant to a letter agreement between us and our Sponsor. We consider our current office space adequate for our current operations.

Employees

        We currently have two executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our Initial Business Combination. The amount of time that Mr. Barasch and Mr. Wolfe or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for our Initial Business Combination and the current stage of the business combination process, but we expect that Mr. Barasch and Mr. Wolfe will devote a substantial portion of their professional time to our affairs. We do not intend to have any full-time employees prior to the completion of our Initial Business Combination.

Directors and Executive Officers

        Our current directors and officers are as follows:

Name	Age	Title
Richard Barasch	65	President, Chief Executive Officer and Chairman
Christopher Wolfe	40	Chief Financial Officer
Steven Hochberg	57	Director
Dr. Mohit Kaushal	40	Director
Dr. Gregory Sorensen	57	Director
Dr. Susan Weaver	58	Director

        Richard Barasch has served as our President, Chief Executive Officer and Chairman since our formation. Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly-traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American's acquisition by WellCare Health Plans in May 2017. Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. He is currently on the Board of Directors of

ELMC Risk Management Inc., HouseWorks, LLC and Quest Analytics. He is on the Board of Advisors of the Health Policy and Management program at the Columbia University School of Public Health, where he is also an Assistant Adjunct Professor, and the Brown School of Public Health. He also serves on the Board of Trustees of the Maimonides Medical Center in Brooklyn, New York. Mr. Barasch graduated from Swarthmore College and Columbia University Law School.

        Christopher Wolfe has served as our Chief Financial Officer since our formation. Mr. Wolfe was a partner of Capital Z Partners, a middle market private equity firm, from June 2003 until December 2017. He was responsible for sourcing, structuring, execution and monitoring of private equity transactions across a variety of verticals. Mr. Wolfe served on the board of directors of Universal American Corp. from 2009 to 2014. Prior to joining Capital Z in 2003, Mr. Wolfe worked in the mergers and acquisitions group at Credit Suisse First Boston. Mr. Wolfe graduated magna cum laude from Harvard College.

        Steven Hochberg has served as a director since February 2018. As one of the leaders of the private transactions group at Deerfield Management, Mr. Hochberg joined Deerfield Management in 2013 to work on structured transactions. Mr. Hochberg has been a co-founder and manager of many healthcare companies and led the merger of two New York City based hospital systems, which created a healthcare delivery system in New York City with revenues in excess of $5 billion. Mr. Hochberg has also led investments in more than 50 healthcare companies including rollups of companies within the services and the medtech sectors. Since 2004, Mr. Hochberg has managed Ascent Biomedical Ventures, a leading venture capital firm he co-founded focused on early stage investment and development of biomedical companies. Since 2011, Mr. Hochberg had been the Chairman of the Board of Continuum Health Partners until its merger with Mount Sinai in 2013, where he is the Senior Vice Chairman of the Mount Sinai Health System, a non-profit healthcare integrated delivery system in New York City with over $5 billion in annual revenues. Mr. Hochberg serves on the boards of Solar Capital Ltd. and Solar Senior Capital Ltd., two publicly-traded business development companies, and on the board of SCP Private Credit Income BDC LLC, a privately-owned business development company. Mr. Hochberg is also a member of the Board of the Cardiovascular Research Foundation, an organization focused on advancing new technologies and education in the field of cardiovascular medicine. Mr. Hochberg graduated from the University of Michigan and earned his M.B.A. from Harvard Business School.

        Dr. Mohit Kaushal has served as a director since February 2018. He has had an extensive career within investing, clinical medicine and public policy. Dr. Kaushal has served as a special advisor to General Atlantic since 2015. He was a partner in Aberdare Ventures from 2013 to 2014. During his time in the Obama administration, he was a member of the White House Health IT task force; a cross agency team implementing the technology aspects of the ACA and testified to Congress on the application of technology and payment reform to the Medicare population. He also built and led the first dedicated healthcare team at the Federal Communications Commission, where his team initiated collaboration with the Food and Drug Administration for the regulatory streamlining of converged telecommunications, data analytics and medical devices leading to the release of the mobile medical applications guidance by the FDA. In addition, his team reformed the Rural Healthcare fund to create the Healthcare Connect Fund, which aligned the funding mechanism with wider healthcare payment policy and technology reform. Dr. Kaushal is a lead investor, board member or advisor to numerous transformational healthcare companies. Dr. Kaushal is an emergency room physician, holds an MBA from Stanford and an MD with distinction from Imperial College of Science, Technology and Medicine, London. He is an Adjunct Professor at Stanford University with a joint position within the newly created Biomedical Data Science Department and the medical school's Clinical Excellence Research Center.

        Dr. Gregory Sorensen has served as a director since February 2018. He served as the president and CEO of Siemens Healthcare North America from June 2011 to September 2015. Prior to Siemens, he served as Professor of Radiology and Health Sciences & Technology at Harvard Medical School; a faculty member of the Harvard-MIT Division of Health Sciences and Technology; and co-director of the A.A. Martinos Center for Biomedical Imaging at Massachusetts General Hospital, as well as a visiting Professor of Neuroradiology at Oxford University. Leading up to his appointment with Siemens, Dr. Sorensen was a practicing Neuroradiologist and active researcher with significant experience in clinical care, clinical trials, and translational research. His research and techniques are utilized by numerous centers throughout the world in phase II and III trials in cancer, stroke, and other illnesses. He holds a B.S. in biology from California Institute of Technology, Pasadena, CA, a M.S. in computer science from Brigham Young University, Provo, Utah, and a medical degree from Harvard Medical School, Boston, Massachusetts. Dr. Sorensen has served as the Executive Chairman of the Board of Directors for IMRIS, Inc., the leader in image-guided therapy solutions, the President and Chief Executive Officer of DeepHealth, Inc. since April 2017, the Chairman of Fusion Healthcare Staffing, LLC, and a member of the board of directors of Inviero LLC since December 2017.

        Dr. Susan Weaver has served as a director since February 2018. She has served as the Chief Executive Officer of C 3 HealthcareRX, a healthcare and pharmacy services company, since July 2016, and as the Founder and President of Transformation Health Partners, LLC since September 2015. Dr. Weaver was the Chief Medical Officer for Blue Cross Blue Shield of North Carolina from 2014 to 2015 after serving as the Vice President, Health Delivery Redesign from December 2012 to early 2014. Prior to joining Blue Cross Blue Shield of North Carolina, Dr. Weaver was the Executive Vice President, Medical Affairs for WakeMed Health & Hospital from September 2011 to December 2012 and the Senior Vice President, Medical Affairs and Physician Practices from January 2009 to September 2011. Dr. Weaver also served as an Executive Director and Physician and founding member for Alliance Medical Ministry, a 501(c)(3) providing medical care to the working uninsured of Wake County, North Carolina. She holds an M.D. from Duke University School of Medicine and a B.S. in Psychology from Duke University.

Number and Terms of Office of Officers and Directors

        Our board of directors is currently divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. If the Director Election Proposal is approved, the term of office of the first class of directors, consisting of Drs. Kaushal and Sorensen, will expire at the special meeting. If the Director Election Proposal is approved, the term of office of the second class of directors, consisting of Messrs. Barasch and Hochberg, will expire at the special meeting.

        Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

        Our board of directors currently has two standing committees: an audit committee and a compensation committee. Both our audit committee and our compensation committee are composed solely of independent directors.

Audit Committee

        Our audit committee currently consists of Dr. Weaver, Dr. Kaushal and Dr. Sorensen. Dr. Sorensen currently serves as chairman of the audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Dr. Weaver, Dr. Kaushal and Dr. Sorensen are each independent under Nasdaq listing standards and applicable SEC rules.

        Each member of the audit committee is financially literate, and our board of directors has determined that Dr. Sorensen qualifies as an "audit committee financial expert" as defined in applicable SEC rules.

        We have adopted an audit committee charter, which details the principal functions of the audit committee including:

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  the appointment, compensation, retention, replacement, and oversight of the work of the independent registered accounting firm and any other independent registered public accounting firm engaged by us;

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  pre-approving all audit and non-audit services to be provided by the independent registered accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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  reviewing and discussing with the independent registered accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

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  setting clear hiring policies for employees or former employees of the independent registered accounting firm;

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  setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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  obtaining and reviewing a report, at least annually, from the independent registered accounting firm describing (i) the independent registered accounting firm's internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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  reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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  reviewing with management, the independent registered accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

        Our compensation committee currently consists of Dr. Weaver, Dr. Kaushal and Dr. Sorensen. Dr. Kaushal currently serves as chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Dr. Weaver, Dr. Kaushal and Dr. Sorensen are each independent under Nasdaq listing standards and applicable SEC rules. We have adopted a compensation committee charter, which details the principal functions of the compensation committee including:

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  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

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  reviewing and approving the compensation of all of our other executive officers;

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  reviewing our executive compensation policies and plans;

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  implementing and administering our equity-based remuneration plans;

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  assisting management in complying with our SEC filings;

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  approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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  producing a report on executive compensation to be included in our annual proxy statement; and

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  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

        The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

        We do not currently have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is currently no standing nominating committee, we do not have a nominating committee charter in place.

        The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

        We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics and Committee Charters

        We have adopted a Code of Ethics applicable to our directors, officers and employees. We have previously filed a copy of our Code of Ethics, our audit committee charter and our compensation committee charter as exhibits to our registration statement. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on copies of such forms received, we believe that, during the year ended December 31, 2018, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Audit Fees

        The firm of WithumSmith+Brown, PC, or Withum, acts as our independent registered public accounting firm. The following is a summary of fees paid to Withum for services rendered.

Audit Fees

        Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. During the years ended December 31, 2018 and 2017, audit fees paid to Withum were $94,500 and $0, respectively.

Audit-Related Fees

        Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the years ended December 31, 2018 and 2017, we did not pay Withum any audit-related fees.

Tax Fees

        During the years ended December 31, 2018 and 2017, we did not pay Withum any fees for tax services.

All Other Fees

        During the years ended December 31, 2018 and 2017, we did not pay Withum any fees for other services.

Pre-Approval Policy

        Our audit committee was formed on the effective date of our registration statement. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our independent registered public accounting firm, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Legal Proceedings

        There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF DFB

        The following discussion and analysis should be read in conjunction with the financial statements and related notes of DFB included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward- Looking Statements." AdaptHealth and DFB assume no obligation to update any of these forward-looking statements.

Overview

        We are a blank check company incorporated as a Delaware corporation on November 22, 2017 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although we are not limited to a particular industry or sector for purposes of consummating a Business Combination, we have initially focused our search on the healthcare or healthcare-related industries.

        The registration statement for our IPO was declared effective on February 15, 2018. On February 21, 2018, we consummated our IPO of 25,000,000 units sold to the public at the price of $10.00 per unit, generating gross proceeds of $250 million. Each unit consists of one share of Common Stock and one-third of one redeemable warrant, each whole warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment. The underwriters were granted a 45-day option to purchase up to 3,750,000 additional units to cover over-allotments, if any, at $10.00 per unit. The over-allotment option was not exercised prior to its expiration on April 2, 2018.

        Simultaneously with the consummation of our IPO, we consummated a private placement of 4,333,333 private placement warrants at a price of $1.50 per private placement warrant to our Sponsor, generating total proceeds of $6.5 million. Following our IPO and the private placement, and after deducting offering expenses, $250 million (including $7.875 million of deferred underwriting commissions) were placed in the Trust Account located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

        If we are unable to complete a Business Combination by February 21, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (less up to $50,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, which such working capital is subject to an annual limit of $250,000), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Results of Operations

        Our entire activity since November 22, 2017 (inception) through February 21, 2018 was in preparation for our IPO, and since our IPO our activity has been limited to the search for a prospective Initial Business Combination. We will not be generating any operating revenues until the completion of our Initial Business Combination. We have increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

        For the three months ended June 30, 2019, we had net loss of approximately $667,000, which consisted of approximately $1.5 million of interest income, offset by approximately $1.8 million in general and administrative expenses, $50,000 in franchise tax expense, and approximately $301,000 in income tax expense. For the three months ended June 30, 2018, we had net income of approximately $690,000, which consisted of approximately $1.2 million in interest income, offset by approximately $163,000 in general and administrative costs, $72,000 in franchise tax expense, and $232,000 in income tax expense.

        For the six months ended June 30, 2019, we had net income of approximately $158,000, which consisted of approximately $2.9 million in interest income, offset by approximately $2.1 million in general and administrative expenses, approximately $100,000 in franchise tax expense, and approximately $598,000 in income tax expense. For the six months ended June 30, 2018, we had net income of approximately $910,000, which consisted of approximately $1.5 million in interest income, offset by approximately $213,000 in general and administrative costs, $94,000 in franchise tax expense, and $304,000 in income tax expense.

        For the year ended December 31, 2018, we had net income of approximately $2.1 million, which consisted of approximately $4.1 million in interest income, offset by approximately $1.0 million in general and administrative costs, $198,000 in franchise tax expense, and $830,000 in income tax expense. For the year ended December 31, 2017, we had net loss of $693, which consisted solely of general and administrative costs.

Liquidity and Going Concern

        As indicated in the accompanying financial statements, as of June 30, 2019, we had approximately $878,000 in our operating bank account, and approximately $4.9 million of interest income available (which interest shall be net of taxes payable by us and any amounts, subject to an annual limit of $250,000, released to us to fund working capital requirements).

        Through June 30, 2019, our liquidity needs have been satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the founder shares to our Sponsor, $270,531 in loans from our Sponsor, the proceeds from the consummation of the private placement not held in the Trust Account, and interest withdrawn from the Trust Account for working capital and tax purposes. We withdrew approximately $1.1 million of interest income from the Trust Account in 2018 and 2019 each to pay for tax obligations and working capital purposes. Of the $1.1 million of interest income withdrawn in 2019, $250,000 was for working capital.

        Following our IPO and the private placement, $250,000,000 was placed in the Trust Account, including $7.875 million of deferred underwriting commissions. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000, and excluding deferred underwriting commissions) to complete our Initial Business Combination. We may withdraw interest to pay taxes and fund working capital requirements (subject to an annual limit of $250,000 for withdrawals to fund working capital requirements). To the extent that our equity or debt is used, in whole or in part, as consideration to complete our Initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

        We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete an Initial Business Combination, and to pay taxes to the extent the interest earned on the Trust Account is not sufficient to pay our taxes.

        In connection with our management's assessment of going concern considerations in accordance with the Financial Accounting Standards Board's Accounting Standards Update 2014-15, "Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern," our management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after February 21, 2020.

Related Party Transactions

Founder Shares

        In December 2017, our Sponsor purchased an aggregate of 7,187,500 founder shares for an aggregate purchase price of $25,000. In December 2017 and January 2018, our Sponsor transferred 100,000 founder shares to Christopher Wolfe, our Chief Financial Officer, and 30,000 founder shares to each of our independent directors. Following the expiration of the underwriters' over-allotment option on April 2, 2018, the holders of the founder shares forfeited an aggregate of 937,500 founder shares, so that the founder shares would represent 20.0% of our issued and outstanding shares after our IPO.

        Our Sponsor and our officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Private Placement Warrants

        Concurrently with the closing of our IPO, our Sponsor purchased an aggregate of 4,333,333 private placement warrants at a price of $1.50 per private placement warrant, generating gross proceeds of $6.5 million.

        Each private placement warrant is exercisable for one share of Common Stock at a price of $11.50 per share. The proceeds from the private placement warrants were added to the proceeds from our IPO held in the Trust Account. If we do not complete a Business Combination by February 21, 2020, the private placement warrants will expire worthless. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees.

        Our Sponsor and our officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the Initial Business Combination.

Transactions with Deerfield

        Deerfield, which is a significant owner of our Sponsor, purchased 2,500,000 units in our IPO at $10.00 per unit. The underwriters did not receive any underwriting discounts or commissions on the units purchased by Deerfield. In addition, we have entered into the Subscription Agreement with Deerfield and RAB Ventures, an entity that is controlled by Mr. Barasch and is one of the two members of our Sponsor. See "Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement."

Related-Party Loans

        Our Sponsor loaned us an aggregate of $270,531 to cover expenses related to our IPO and working capital needs. The loan was non-interest bearing. We repaid this loan on February 21, 2018.

        In addition, in order to finance transaction costs in connection with an Initial Business Combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required ("Working Capital Loans"). If we complete an Initial Business Combination, we would repay the Working Capital Loans out of the proceeds of the Trust Account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an Initial Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of an Initial Business Combination, without interest, or, at the lender's discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Initial Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the private placement warrants. To date, we have had no borrowings under the Working Capital Loans.

Services Agreements and Reimbursements

        We entered into an agreement, commencing on February 16, 2018 through the earlier of our consummation of an Initial Business Combination and our liquidation, to pay our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support.

        We are obligated to pay $7,500 per month to Mr. Wolfe, our Chief Financial Officer, for his services prior to the consummation of the Initial Business Combination, subject to the terms of the strategic services agreement.

        Our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable Initial Business Combinations. Our audit committee reviews on a quarterly basis all payments that were made to our Sponsor, officers, directors or their affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

        We recorded an aggregate of approximately $52,500 during each of the three months ended June 30, 2019 and 2018, and approximately $105,000 and $78,000 during the six months ended June 30, 2019 and 2018, respectively, in general and administrative expenses in connection with the related agreements in the accompanying unaudited condensed interim statements of operations.

Critical Accounting Policies and Estimates

        This management's discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instrument and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the following as our critical accounting policies:

Common Stock Subject to Possible Redemption

        We account for our Common Stock subject to possible redemption in accordance with the guidance in ASC Topic 480 "Distinguishing Liabilities from Equity." Shares of Common Stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of Common Stock (including shares of Common Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares of Common Stock are classified as stockholders' equity. Our Common Stock features certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2019 and December 31, 2018, 24,070,799 and 24,054,988, respectively, shares of Common Stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders' equity section of our condensed balance sheets.

Net Income (Loss) per Share

        Net income (loss) per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the periods. We have not considered the effect of the warrants sold in the IPO and the private placement to purchase an aggregate of 12,666,666 shares of our Common Stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

        Our unaudited condensed interim statements of operations include a presentation of income per share for Common Stock subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for public shares is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes and funds available to be withdrawn from the Trust Account for working capital purposes (subject to an annual limit of $250,000), resulting in a total of approximately $881,000 and $2.0 million for the three and six months ended June 30, 2019, respectively, by the weighted average number of public shares outstanding for the period. Net loss per common share, basic and diluted for founder shares is calculated by dividing the net income, less income attributable to public shares by the weighted average number of founder shares outstanding for the period.

Recent Accounting Pronouncements

        Management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, that, if currently adopted, would have a material effect on our unaudited condensed interim financial statements.

Off-Balance Sheet Arrangements

        As of June 30, 2019 and December 31, 2018, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Contractual Obligations

        We do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than an agreement to pay our Sponsor a monthly fee of $10,000 for office space, utilities and administrative support and an agreement to pay $7,500 per month to Mr. Wolfe for his services prior to the consummation of the Initial Business Combination. We began incurring these fees on February 16, 2018 and will continue to incur these fees until the earlier of the completion of our Initial Business Combination or our liquidation.

JOBS Act

        On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an "emerging growth company" and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

        Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an "emerging growth company," we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor's attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an "emerging growth company," whichever is earlier.

INFORMATION ABOUT ADAPTHEALTH

General

        AdaptHealth Holdings (collectively with its subsidiaries, for the purposes of this section, "AdaptHealth") is a leading provider of home healthcare equipment and related services in the United States. AdaptHealth focuses primarily on providing (i) sleep therapy equipment, supplies and related services (including CPAP and bi-PAP services) to individuals suffering from OSA, (ii) home medical equipment to patients discharged from acute care and other facilities and (iii) oxygen and related chronic therapy services in the home. AdaptHealth also provides hospice-focused HME services, wound therapy and nutritional HME services. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial payors. As of June 30, 2019, AdaptHealth serviced over one million patients annually in 49 states through its network of 189 locations in 35 states. AdaptHealth's principal executive offices are located at 220 West Germantown Pike, Suite 250, Plymouth Meeting, Pennsylvania 19462.

Industry Overview

        The HME industry provides critical medical products, designed to improve quality of life, to patients in their homes. The HME industry allows patients with complex and chronic conditions to transition to their homes and achieve a greater level of independence, which is often lost in facility-based settings. While the industry has traditionally treated outpatient and lower acuity ailments, recent technological improvements have helped make higher acuity treatment more affordable and, in turn, have allowed the industry to shift to the treatment of more advanced acute ailments. The equipment HME providers deliver can include respiratory products, mobility, nutritional and other general home needs (bathroom needs, hospital beds, etc.).

        According to CMS, the HME industry has grown from $40 billion in 2010 to $56 billion in 2018 (representing a 4.3% CAGR), of which AdaptHealth estimates its total addressable market for its sleep therapy, oxygen services, mobility products and hospice HME business lines to be approximately $12 billion to $15 billion in 2018. During that time Medicaid data shows a continued shift of long-term services and supports spending into the home, with 57% of that spending going to home and community-based services in 2016. According to CMS, the HME market is projected to continue to grow at a 6.1% CAGR over the next nine years. Primary drivers of continued market growth include:

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  Aging U.S. Population:  The population of adults aged 65 and older in the U.S., a significant group of end users of AdaptHealth's products and services, is expected to continue to grow and thus grow AdaptHealth's market opportunity. According to CMS, in the U.S., the population of adults between the ages of 65 and 84 is expected to grow at a 2.5% CAGR through 2030, while the population of adults over 85 is projected to grow at a 2.9% CAGR during that same time period. Not only is the elderly population expected to grow, but it is also expected to make up a larger percentage of the total U.S. population. According to the U.S. Census Bureau, the U.S. geriatric population was approximately 15% of the total population in 2014 and is expected to grow to approximately 24% of the total population by 2060. This growth emphasizes the need for companies such as AdaptHealth to provide efficient and effective equipment to a patient's home, shortening the amount of time that the patient population spends in an inpatient setting.

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  Increasing Prevalence of Chronic Conditions:  HME is necessary to help treat significant health issues affecting millions of Americans. For example, chronic obstructive pulmonary disease ("COPD") was the third leading cause of death in the U.S. in 2014 with over 15 million reported diagnoses, according to the Centers for Disease Control and Prevention ("CDC"). Congestive heart failure ("CHF"), another condition where HME plays a role in successful treatment, impacts more than five million Americans, according to the CDC. Finally, according to the American Sleep Apnea Association, obstructive sleep apnea ("OSA") affects 20 million people across the nation, with 15 million undiagnosed, including many individuals younger than

    65 years old. As these conditions continue to increase in prevalence, AdaptHealth expects that the demand within the HME industry for suppliers, such as AdaptHealth, will grow with it, positioning AdaptHealth to be able to expand its market reach and penetration.

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  Advancements in Technology:  Continuing development of technology has enabled more efficient and effective delivery of care in the home along with the collection of data that can be used for ongoing treatment. This, in turn, has helped grow AdaptHealth's total addressable market. With improvements in technology, physicians are often able to monitor patients' adherence to prescribed therapy which previously required admission to a facility. With the advancement of technology, physicians are more confident in shifting care to a patient's home and patients are more comfortable receiving care in this setting.

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  Increasing Prevalence of and Preference for In-Home Treatments:  The number of conditions that can be treated in the home continues to grow, with recent additions including chronic wound care, sleep testing, dialysis and chemotherapy. In-home care is also increasingly becoming the preferred method of treatment, particularly for the elderly population. According to the AARP Public Policy Institute, 90% of patients over age 55 have indicated a preference to receive care in the home rather than in an institutional setting. Patient preference is supported by data that has shown that the efficacy of home care is often equivalent to that of facility-based care. The home setting provides comfort and convenience for a population that often faces barriers to receiving effective traditional treatment, such as transportation and adherence. By bringing the care to them, the elderly population can maintain a higher quality of life while still receiving high-quality care and equipment. As a result, more companies within the healthcare industry that are typically facility-based are beginning to shift towards in-home offerings.

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  Home Care is the Lowest Cost Setting:  Not only is in-home care typically just as effective as care delivered in a facility-based setting, but it has also proven to be more cost effective. This is especially important within the context of government pressures to lower the cost of care, pushing payors, such as Medicare and Medicaid, and clinicians to seek care settings that are less costly than hospitals and inpatient facilities. On a daily basis, home health has been estimated by Cain Brothers & Company, LLC to be approximately seven times less expensive than care provided in skilled nursing facilities, the closest acuity site of care. Home care generally offers a significant cost reduction opportunity relative to facility-based care without sacrificing quality.

Business Strategy

        AdaptHealth's strategy is to grow its revenue while expanding margins through targeted strategies for organic growth as well as opportunistic acquisitions that take advantage of AdaptHealth's scalable, integrated platform.

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  Drive Market Share Gains in the HME Market:  AdaptHealth plans to leverage its technological and clinical advantages as well as its relationships with key constituents across the HME supply chain to deepen its presence in the HME market. AdaptHealth has built a strong network of highly diversified referral relationships that its sales force will continue to grow to help expand market penetration in certain geographies. Primary referral sources include acute care hospitals, sleep laboratories, pulmonologist offices, skilled nursing facilities and hospice operators, with no one source accounting for greater than 2% of its revenue as of December 31, 2018. AdaptHealth believes that maintaining and broadening these relationships will drive organic growth. AdaptHealth's ability to provide many products across its contracted payors is particularly valuable, especially to providers and facilities that discharge patients with a variety of product needs and insurance coverages. While some of its HME competitors focus on certain specific product lines, AdaptHealth is able to offer a wide array of products to its customers.

    AdaptHealth believes that its strong referral relationships and its broad product portfolio will help drive market share growth.

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  Grow through Acquisitions:  The HME industry is highly fragmented, with more than 6,000 unique suppliers. AdaptHealth believes that ongoing reimbursement changes will continue the consolidation trend that has accelerated in recent years. AdaptHealth believes that in the current environment, companies with the ability to scale operations possess competitive advantages that can drive volume to their platforms. As one of a limited number of national HME companies in the industry, AdaptHealth plans to continue to evaluate acquisitions and execute upon attractive opportunities to help drive growth. For the six months ended June 30, 2019, AdaptHealth completed 10 acquisitions for aggregate consideration of $29 million.

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  Improve Profitability with Technology-Enabled Platform:  AdaptHealth plans to leverage its integrated technology system (based upon third-party applications and proprietary software products) to reduce costs and improve operational efficiency in its current business and the businesses it acquires. Since January 1, 2018, AdaptHealth has deployed its technology solutions with respect to 31 acquisitions and has established the ability to improve logistics performance and operating margins. AdaptHealth intends to continue to improve its technology platform to enhance its communications with referral sources and provide better patient service.

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  Expand Product Portfolio:  In addition to its other growth initiatives, AdaptHealth also plans to augment its product portfolio to help drive growth. While AdaptHealth offers a suite of products to its referrers and patients, it has identified several key expansion opportunities, including products in the respiratory device, respiratory medicine, orthotic bracing and hospice HME markets. AdaptHealth believes that these products will deepen its portfolio and allow it to further address key clinical conditions which, in turn, are expected to help drive growth across its customer base. AdaptHealth's scale has helped it to be successful in the past when bidding on Medicare contracts.

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  Utilize Value-Based Reimbursement Arrangements:  AdaptHealth's broad HME service offerings and technology-enabled infrastructure provide the opportunity to enter into value-based reimbursement arrangements with its payors and referrers (including large multi-specialty physician groups, hospital systems, and accountable care organizations) pursuant to which AdaptHealth provides certain HME services on a per-patient, per-month basis or shares in reduction of HME service costs over baseline periods. Such arrangements are attractive to risk-bearing providers (such as capitated medical groups) and payors wishing to reduce administrative costs related to HME services.

Competitive Strengths

        AdaptHealth believes that the following strengths will continue to position it to provide high-quality products and services to its customers and to create value for stockholders following the Closing:

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  Differentiated Technology-Enabled Platform:  Over the last five years, AdaptHealth has developed an integrated technology system (based upon best-in-class third party applications and proprietary software products) which AdaptHealth believes provides a competitive advantage within the HME industry. AdaptHealth's integrated platform distinguishes itself from other industry participants by automating processes that can be complex, prone to mistakes and inefficient. AdaptHealth believes that its platform's ease of use, improved compliance and automated, integrated workflow for delivery of care appeals to physicians and payors. Additionally, AdaptHealth believes its adoption of e-prescribing solutions enhances transparency and reduces clinical errors and delays. AdaptHealth believes such systems provide better patient service by reducing the time between an order's receipt and the delivery of the products to the patient. AdaptHealth believes its model is scalable, supporting future organic growth while also allowing for timely on-boarding of acquisitions. AdaptHealth believes that this differentiated technology platform will help generate business from new clients, as other competitors either lack the resources to modernize their infrastructure or utilize systems which do not easily allow for changes from traditional, less automated models.

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  National Scale and Operational Excellence:  As of June 30, 2019, AdaptHealth served over one million patients annually across 49 states and performed over 7,000 deliveries a day through 189 locations, consisting of 132 patient servicing centers, 47 distribution-only depots and 10 administrative offices. AdaptHealth also has relationships with national healthcare distribution companies to drop ship certain HME products directly to patients homes in one to two days. AdaptHealth believes that its scale makes AdaptHealth attractive to payors as it is able to service its patients across the nation. As of June 30, 2019, AdaptHealth has been able to build a network of more than 1,000 payors, including 10 national and over 150 regional insurers. AdaptHealth's payor network allows the organization to provide in-network rates for most prospective patients, unlike many of its competitors. AdaptHealth believes that this, in turn, makes it more attractive to referral sources and helps to drive volume. AdaptHealth has a broad distribution network to leverage with respect to timely and efficient delivery of products. AdaptHealth has strategically located small depots across the country based upon equipment volume and drive times to support its delivery fleet and help enhance operational success.

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  Experienced Management Team:  AdaptHealth is led by a proven management team with significant experience in the HME and healthcare services industries. The team has domain knowledge within the industry having been employed at various healthcare organizations throughout their careers. Multiple members of the management team have also built independent HME companies and have the proven ability to scale a business within the industry. Additionally, several members of the management team have experience within their specific roles in both private and public company settings. Given the complexity of the highly regulated industry in which AdaptHealth operates, AdaptHealth believes that management's experience is a meaningful differentiator relative to its competitors.

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  Proven M&A Success:  AdaptHealth's integrated platform includes scalable and centralized front-end and back office processes that facilitate the effective onboarding of potential acquisitions and help achieve cost synergies. AdaptHealth has demonstrated its ability to execute upon acquisitions, deploying over $285 million in capital to complete 56 transactions from its founding through June 30, 2019. As AdaptHealth continues to grow it expects to deploy incrementally more capital and integrate substantially larger targets over time, which in turn it expects will be a source of continued growth for AdaptHealth. For the six months ended June 30, 2019, AdaptHealth completed 10 acquisitions for aggregate consideration of $29 million.

Company Operations

        Product Offering.    AdaptHealth delivers home medical equipment and supplies directly to a patient's home upon discharge from a hospital and/or receipt of referral. The breadth of AdaptHealth's products is particularly valuable to acute care hospitals, sleep laboratories and long-term care facilities that discharge patients with multiple product needs.

        AdaptHealth is often paid a fixed monthly amount over a prescribed service period for certain HME products as designated by CMS or commercial payors, such as CPAP, wheelchairs, hospital beds, oxygen concentrators and other similar products. These types of equipment accounted for approximately 45% of AdaptHealth's revenue for the year ended December 31, 2018.

        For other products, which include those deemed to be consumables, AdaptHealth receives a single payment upon shipment of the product. Sales of these products, which include CPAP masks and related supplies, wheelchair cushions accessories, orthopedic bracing, breast pumps and supplies, walkers, commodes and canes, nutritional supplies and incontinence supplies, accounted for approximately 55% of AdaptHealth's revenue for the year ended December 31, 2018.

        Supply Chain.    AdaptHealth plays an important role in delivering HME products to patients in their homes. Manufacturers of home medical equipment sell their products to AdaptHealth and ship them to AdaptHealth directly. AdaptHealth also contracts with national healthcare distribution companies to ship certain HME products directly to patients' homes. These distributors invoice AdaptHealth for the cost of shipped products at the time of sale. AdaptHealth receives referrals from a variety of sources, such as acute care hospitals, sleep laboratories, pulmonologist offices, skilled nursing facilities and hospice operators. AdaptHealth's products are either shipped to patients' homes by AdaptHealth-operated or contracted delivery trucks or shipped using proprietary or third-party distribution services. AdaptHealth bills payors and patients directly for the products that are delivered and for the services that are provided. As of June 30, 2019, AdaptHealth served over one million patients annually across 49 states and performed over 7,000 deliveries a day through 189 locations, consisting of 132 patient servicing centers, 47 distribution-only depots and 10 administrative offices, to help service its patient population efficiently and effectively.

Operating Structure

        Management.    AdaptHealth is led by a proven management team with experience in the HME industry across a variety of healthcare organizations. AdaptHealth adopts a centralized approach for key business processes, including M&A activity, revenue cycle management, strategic purchases, payor contracting, finance, compliance, legal, human resources, IT and sales management. In addition, AdaptHealth has centralized many of the functions relating to its CPAP resupply business. However, AdaptHealth believes that the personalized nature of customer requirements and referral relationships, characteristic of the home healthcare business, mandate that it emphasize a localized operating structure as well. AdaptHealth focuses on regional management to respond promptly and effectively to local market demands and opportunities. AdaptHealth's regional managers are responsible and accountable for maintaining and developing relationships with referral sources, customer service for non-CPAP supply product lines and logistics for non-drop-shipped products.

        IT.    AdaptHealth has established an integrated, technology-enabled, centralized platform, distinguishing itself from many of its competitors, who traditionally use less automated processes that are typically complex, can be prone to mistakes and are inefficient. AdaptHealth's technology enables automated, compliant, and integrated workflow into patients' delivery of care. AdaptHealth believes that this advanced technology platform provides it with a competitive advantage through its unique components that cater to patients and physicians. AdaptHealth believes that its technology platform has several characteristics that appeal to physicians, including its ease of use, the improved compliance it enables through its integrated systems and the automated, integrated workflow it provides for patients' delivery of care. Additionally, AdaptHealth's e-prescribing capabilities enhance transparency and reduce transcription and other errors. AdaptHealth believes that patients are also better served due to the efficiency from time of order to delivery and the seamless integration across points of care enabled by AdaptHealth's platform. The integrated system also provides AdaptHealth management with critical information in a timely manner, allowing them to track performance levels company-wide.

        AdaptHealth has formed close relationships with its third-party software providers, including Apacheta Corporation, Brightree, Parachute Health and SnapWorx, LLC, to optimize its HME workflow. An example of this optimization is AdaptHealth's automated point-of-delivery technology, which tracks AdaptHealth's drivers and produces paperless, secure delivery tickets which are uploaded directly to the patient's file and available immediately on an enterprise-wide basis. In addition, to address ongoing and growing threats related to cyberattacks, AdaptHealth continues to deploy market leading defense tools to protect and secure its networks and data.

        Revenue Cycle Management.    AdaptHealth's revenue cycle management and billing processes have both manual and computerized elements that are designed to maintain the integrity of revenue and accounts receivable. Third-party payors that can accommodate electronic claims submission, such as Medicare, certain state Medicaid payors and many commercial payors, are billed electronically on a daily basis. For other payors who are unable to accept electronic submissions, AdaptHealth generates paper claims and invoices.

        AdaptHealth contracts with several business process outsourcing providers to provide certain billing and administrative functions related to revenue cycle management. These providers are based in the Philippines, India and Central America and provide AdaptHealth with the ability to scale its workforce in a cost effective manner. As of June 30, 2019, approximately 1,185 full-time equivalent employees were provided to AdaptHealth under such arrangements.

Sales and Marketing

        Sales activities are generally carried out by AdaptHealth's full-time sales representatives with assistance from on-site liaisons in certain markets who interact directly with hospital discharge coordinators and patients. AdaptHealth's sales team works closely with AdaptHealth's trained respiratory therapists in carrying out their daily sales activities. AdaptHealth primarily acquires new patients through referrals. Sources of referrals include acute care hospitals, sleep laboratories, pulmonologist offices, skilled nursing facilities and hospice operators, among others. AdaptHealth's sales representatives maintain continual contact with medical professionals across these facilities. AdaptHealth believes that its relationships with its referral sources are strong and that these entities will continue to be a source of organic growth through new patients. While AdaptHealth views its referral sources as fundamental to its business, no single referral source accounted for more than 2% of its revenues as of December 31, 2018. AdaptHealth has more than one million patients as of June 30, 2019, and the loss of any single referral source or patient would not materially impact its business.

Acquisitions

        Continuing to grow through accretive acquisitions is a key element of AdaptHealth's growth strategy, and AdaptHealth continuously reviews its pipeline of potential acquisition candidates. AdaptHealth maintains a dedicated M&A integration team and leverages its scalable front-end and back-office technology platform to facilitate acquisition integration to help realize short-term cost saving synergies and longer term revenue growth synergies.

        In the six-month period ended June 30, 2019, AdaptHealth completed acquisitions involving 10 companies for total purchase consideration of approximately $29 million. For the twelve months ended December 31, 2018, AdaptHealth completed acquisitions involving 21 companies for total purchase consideration of approximately $171 million.

Suppliers

        AdaptHealth purchases medical equipment from a variety of suppliers. AdaptHealth's sleep therapy equipment and supplies are primarily provided by two suppliers, and its mobility and home services products (such as hospital beds, wheelchairs, walkers and commodes) are principally supplied by a single supplier. Notwithstanding its significant supply relationships with these vendors, AdaptHealth believes that it is not dependent upon any single supplier and that its product needs can be met by an adequate number of qualified manufacturers.

Facilities

        AdaptHealth does not own any properties and leases its headquarters facility located at 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA. As of June 30, 2019, AdaptHealth served over one million patients annually across 49 states and performed over 7,000 deliveries a day through 189 locations, consisting of 132 patient servicing centers, 47 distribution-only depots and 10 administrative offices. Full service locations are typically between 300 and 5,000 square feet, and are usually a combination office and warehouse space. Many of these facilities are accredited to provide patient services, and their adjacent warehouse space is used for storage of adequate supplies of equipment and accessories for such patient services. AdaptHealth believes that these facilities are adequate to meet its current needs, and expects to add additional facilities in connection with its growth strategies. AdaptHealth believes that such additional space, when required, will be available on commercially reasonable terms, consistent with historical cost trends.

Employees

        As of June 30, 2019, AdaptHealth had 2,248 employees. AdaptHealth believes that relations between its management and employees are good.

Competition

        The HME market is fragmented and highly competitive. AdaptHealth competes with other large national providers, including AeroCare, Apria Healthcare, Lincare and Rotech; regional providers, including Advanced Home Care, LLC, Binson's Medical Equipment, Inc., Norco, Inc. and Protech Home Medical Corp.; and product-specific providers, including Breg, Inc., Byram Healthcare Centers, Inc., Inogen, Inc. and KCI Holdings, Inc., as well as over 6,000 local organizations. In addition, non-HME providers, including CVS, Amazon and certain manufacturers of HME equipment are considering entering or expanding their presence in the HME market.

        Consolidation of the HME market is a continuing trend, as required technology investments and reduced reimbursements put financial pressure on smaller providers. Larger HME providers with integrated technology and automated processes are generally better positioned to gain market share and more attractive vendor pricing. Competitive bidding also emphasizes the importance of relationships with both the payors and referral sources. Because payors typically select a limited number of exclusive suppliers and physicians typically refer based on timely delivery and consistency, relationships with both are critical to the success of competitors in the market.

        AdaptHealth believes that the most important competitive factors in the regional and local markets are:

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  Reputation with referral sources, including local physicians and hospital-based professionals;

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  Service quality and efficient, responsive referral process;

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  Differentiated technology platform that provides a superior physician and patient experience;

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  Comprehensive offering across the home medical equipment space;

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  Broad network of payor contracts and regional insurers;

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  Overall ease of doing business; and

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  Quality of patient care, including clinical expertise.

        AdaptHealth believes that it competes favorably with competitors on the basis of these and other factors.

Legal Proceedings

        AdaptHealth is involved in investigations, claims, lawsuits and other proceedings arising in the ordinary course of its business. These matters involve personnel and employment issues, regulatory matters, personal injury, contract and other proceedings arising in the ordinary course of business, which have not resulted in any material losses to date. Although AdaptHealth does not expect the outcome of these proceedings will have a material adverse effect on its financial condition or results of operations, such matters are inherently unpredictable. Therefore, AdaptHealth could incur judgments or enter into settlements or claims that could materially impact its financial condition or results of operations.

        In addition, on July 25, 2017, AdaptHealth Holdings was served with a subpoena by the U.S. Attorney's Office for the United States District Court for the Eastern District of Pennsylvania ("EDPA") pursuant to 18 U.S.C. §3486 to produce certain audit records and internal communications regarding ventilator billing. The investigation appears to be focused on billing practices regarding one payor that contracted for bundled payments for certain ventilators. AdaptHealth Holdings has cooperated with investigators and, through agreement with the EDPA, has submitted all information requested. An independent third party was retained by AdaptHealth Holdings that identified overpayments and underpayments for ventilator billings related to the payor, and a remittance was sent to reconcile that account. AdaptHealth Holdings has cooperated and fully complied with the subpoena. On October 3, 2019 AdaptHealth received a follow-up civil investigative demand from the EDPA regarding a document previously produced to the EDPA and patients included in the review by the independent third party. Adapt intends to cooperate with the demand and supplement its production. At this time, AdaptHealth Holdings cannot provide any assurance as to whether the EDPA will seek additional information or pursue this matter further.

Government Regulation

        The federal government and all states in which AdaptHealth currently operates regulate various aspects of AdaptHealth's business. In particular, AdaptHealth's operations are subject to federal laws that regulate the reimbursement of its products and services under various government programs and that are designed to prevent fraud and abuse. AdaptHealth's operations are also subject to state laws governing, among other things, pharmacies, nursing services, medical equipment suppliers and certain types of home health activities. Certain of its employees are subject to state laws and regulations governing the licensure and professional practice of respiratory therapy, pharmacy and nursing.

        AdaptHealth maintains a Compliance Program that meets the guidelines set forth by the Office of Inspector General of CMS, and provides ongoing compliance training designed to keep AdaptHealth's officers, directors and employees well-educated and up-to-date regarding developments on relevant topics and to emphasize AdaptHealth's policy of strict compliance. Federal and state laws require that AdaptHealth obtain facility and other regulatory licenses and that AdaptHealth enroll as a supplier with federal and state health programs.

        As a healthcare provider, AdaptHealth is subject to extensive regulation to prevent fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documenting and other practices of healthcare companies are all subject to government scrutiny. To ensure compliance with Medicare, Medicaid and other regulations, regional health insurance carriers and state agencies often conduct audits and request customer records and other documents to support AdaptHealth's claims submitted for payment of services rendered to customers. Similarly, government agencies and their contractors periodically open investigations and obtain information from healthcare providers pursuant to the legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs, which could have a material adverse effect on AdaptHealth's financial condition and results of operations.

        Numerous federal and state laws and regulations, including HIPAA and the HITECH Act, govern the collection, dissemination, security, use and confidentiality of patient-identifiable health information. As part of AdaptHealth's provision of, and billing for, healthcare equipment and services, AdaptHealth is required to collect and maintain patient-identifiable health information. New health information standards, whether implemented pursuant to HIPAA, the HITECH Act, congressional action or otherwise, could have a significant effect on the manner in which AdaptHealth handles healthcare-related data and communicate with payers, and the cost of complying with these standards could be significant. If AdaptHealth does not comply with existing or new laws and regulations related to patient health information, it could be subject to criminal or civil sanctions.

        Healthcare is an area of rapid regulatory change. Changes in the laws and regulations and new interpretations of existing laws and regulations may affect permissible activities, the relative costs associated with doing business, and reimbursement amounts paid by federal, state and other third-party payers. AdaptHealth cannot predict the future of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or possible changes in national healthcare policies. Future legislative and regulatory changes could have a material adverse effect on AdaptHealth's financial condition and results of operations.

Implemented Regulation

        As a provider of home oxygen, respiratory and other chronic therapy equipment to the home healthcare market, AdaptHealth participates in Medicare Part B, the Supplementary Medical Insurance Program, which was established by the Social Security Act of 1965. Providers of home oxygen and other respiratory therapy services and equipment have historically been heavily dependent on Medicare reimbursement due to the high proportion of elderly persons suffering from respiratory disease. Durable medical equipment, including oxygen equipment, is traditionally reimbursed by Medicare based on fixed fee schedules.

        Impact of the ACA and MIPPA.    The ACA, the Medicare Improvements for Patients and Providers Act of 2008 ("MIPPA"), the Medicare, Medicaid and SCHIP Extension Act of 2007 ("SCHIP Extension Act"), the Deficit Reduction Act of 2005 ("DRA") and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA"), contain provisions that directly impacted reimbursement for the primary respiratory and other DME products provided by AdaptHealth.

        In recent years, the U.S. Congress and certain state legislatures have considered and passed a large number of laws intended to result in significant change to the ACA, The law has been subject to legislative and regulatory changes and court challenges, and the current presidential administration and certain members of Congress have stated their intent to repeal or make additional significant changes to the ACA, its implementation or its interpretation. In 2017, the Tax Cuts and Jobs Acts was enacted, which, among other things, removed penalties for not complying with ACA's individual mandate to carry health insurance. In addition, the president has signed an executive order that directs agencies to minimize "economic and regulatory burdens" of the ACA. Because the penalty associated with the individual mandate was eliminated, a federal judge in Texas ruled in December 2018 that the entire ACA was unconstitutional. However, the law remains in place pending appeal. These changes and court challenges may impact the number of individuals that elect to obtain public or private health insurance or the scope of such coverage, if purchased. The presidential administration and the U.S. Congress may take further action regarding the ACA, including, but not limited to, repeal or replacement. Additionally, all or a portion of the ACA and related subsequent legislation may be modified, repealed or otherwise invalidated through further legislation or judicial challenge, which could result in lower numbers of insured individuals, and reduced coverage for insured individuals. There is uncertainty regarding whether, when, and how the ACA will be further changed, what alternative provisions, if any, will be enacted, and the impact of alternative provisions on providers and other healthcare industry participants. Government efforts to repeal or change the ACA or to implement alternative reform measures could cause AdaptHealth's revenues to decrease to the extent such legislation reduces Medicaid and/or Medicare reimbursement rates.

        MIPPA delayed the implementation of a Medicare competitive bidding program for oxygen equipment and certain other DME items that was scheduled to begin on July 1, 2008, and instituted a 9.5% price reduction nationwide for these items as of January 1, 2009. The SCHIP Extension Act reduced Medicare reimbursement amounts for covered Part B drugs, including inhalation drugs that AdaptHealth provides, beginning April 1, 2008. DRA provisions negatively impacted reimbursement for oxygen equipment beginning in 2009 through the implementation of a capped rental arrangement. MMA changed the pricing formulas used to establish payment rates for inhalation drug therapies resulting in significantly reduced reimbursement beginning in 2005, established a competitive acquisition program for DME, established a Recovery Audit Contractors program, which implemented a new method for recovery of Medicare overpayments by utilizing private companies operating on a contingent fee basis to identify and recoup Medicare overpayments, and implemented quality standards and accreditation requirements for DME suppliers. The RACs are empowered to audit claims submitted by healthcare providers and to withhold future payments, including in cases where the reimbursement rules are unclear or subject to differing interpretations. This activity, as well as the activity of intermediaries and others involved in government reimbursement, may include changes in long-standing interpretations of reimbursement rules, which could adversely impact AdaptHealth's future financial condition and results of operations. In October 2008, CMS established Zone Program Integrity Contractors ("ZPICs"), who are responsible for ensuring the integrity of all Medicare-related claims. The ZPICs assumed the responsibilities previously held by Medicare's Program Safeguard Contractors ("PSCs"). These legislative and regulatory provisions, as currently in effect have and will continue to adversely impact AdaptHealth's financial condition and results of operations.

        Impact of Competitive Bidding.    In December 2003, MMA was signed into law. The MMA legislation directly impacted reimbursement for the primary respiratory and other DME products that AdaptHealth provides. Among other things, MMA established a competitive acquisition program for DME that was expected to commence in 2008, but was subsequently delayed by further legislation. MMA instructed CMS to establish and implement programs under which competitive acquisition areas would be established throughout the United States for purposes of awarding contracts for the furnishing of competitively priced items of DME, including oxygen equipment. The program was initially intended to be implemented in phases such that competition under the program would occur in nine of the largest metropolitan statistical areas ("MSAs") in the first year and an additional 70 of the largest MSAs in a second, subsequent round of bidding. The second round was subsequently expanded to include 91 MSAs.

        For each competitive acquisition area, CMS is required to conduct a competition under which providers submit bids to supply certain covered items of DME. Successful bidders are expected to meet certain program quality standards in order to be awarded a contract, and only successful bidders can supply the covered items to Medicare beneficiaries in the acquisition area (there are, however, regulations in place that allow non-contracted providers to continue to provide equipment and services to their existing customers at the new prices determined through the bidding process). The contracts are expected to be re-bid at least every three years. CMS is required to award contracts to multiple entities submitting bids in each area for an item or service but has the authority to limit the number of contractors in a competitive acquisition area to the number it determines to be necessary to meet projected demand. CMS concluded the bidding process for the first round of MSAs in September 2007. However, in July 2008, Congress enacted the MIPPA legislation which retroactively delayed the implementation of competitive bidding and reduced Medicare prices nationwide by 9.5% beginning in 2009 for the product categories, including oxygen, that were initially included in competitive bidding.

        In 2009, CMS reinstituted the bidding process in the nine largest MSA markets. Reimbursement rates from the re-bidding process were publicly released by CMS on June 30, 2010. CMS announced average savings of approximately 32% off the current payment rates in effect for the product categories included in competitive bidding. As of January 1, 2011, these payment rates were in effect in the nine markets only (Charlotte, Cincinnati, Cleveland, Dallas, Kansas City, Miami, Orlando, Pittsburgh and Riverside). AdaptHealth's annual Medicare revenues from the product categories in the nine markets affected by competitive bidding were approximately $5.6 million at the time the program commenced.

        On January 30, 2013, CMS announced new, lower Medicare pricing for the second round of competitive bidding effective July 1, 2013. CMS announced average savings of approximately 45% for the product categories included in Round 2. The ACA legislation requires CMS to expand competitive bidding further to additional geographic markets (certain markets may be excluded at the discretion of CMS) or to use competitive bid pricing information to adjust the payment amounts otherwise in effect for areas that are not competitive acquisition areas by January 1, 2016.

        CMS is required by law to re-compete competitive bidding contracts at least once every three years. With the Round 1 rebid contracts expiring on December 31, 2013, new Round 1 re-compete contracts and pricing went into effect on January 1, 2014. Round 1 re-compete bidding occurred in the same nine Metropolitan Statistical Areas (MSAs) as the Round 1 rebid. CMS' contract prices under the Round 1 re-compete averaged 37% below Medicare's fee schedule rates for the six product categories.

        On March 7, 2019, CMS announced plans to consolidate the competitive bidding areas included in the Round 2 re-compete and Round 1 2017 DMEPOS Competitive Bidding Program into a single round of competition referred to as "Round 2021." Round 2021 contracts are scheduled to become effective on January 1, 2021, and extend through December 31, 2023. The competitive bidding process has historically put pressure on the amount AdaptHealth is reimbursed in the markets in which it exists as well as in areas that are not subject to the Competitive Bidding Program. The rates required to win future competitive bids could continue to compress reimbursement rates. AdaptHealth will continue to monitor developments regarding the Competitive Bidding Program. While AdaptHealth cannot predict the outcome of the Competitive Bidding Program on its business in the future nor the Medicare payment rates that will be in effect in future years for the items subjected to competitive bidding, the program may materially adversely affect its future financial condition and results of operations.

        Durable Medical Equipment Medicare Administrative Contractor.    In order to ensure that Medicare beneficiaries only receive medically necessary and appropriate items and services, the Medicare program has adopted a number of documentation requirements. For example, the DME MAC Supplier Manuals provide that clinical information from the "patient's medical record" is required to justify the initial and ongoing medical necessity for the provision of DME. Some DME MACs, CMS staff and government subcontractors have recently taken the position, among other things, that the "patient's medical record" refers not to documentation maintained by the DME supplier but instead to documentation maintained by the patient's physician, healthcare facility or other clinician, and that clinical information created by the DME supplier's personnel and confirmed by the patient's physician is not sufficient to establish medical necessity. It may be difficult, and sometimes impossible, for AdaptHealth to obtain documentation from other healthcare providers. Moreover, auditors' interpretations of these policies are inconsistent and subject to individual interpretation, leading to significant increases in individual supplier and industry-wide perceived error rates. High error rates lead to further audit activity and regulatory burdens. If these or other burdensome positions are generally adopted by auditors, DME MACs, other contractors or CMS in administering the Medicare program, AdaptHealth would have the right to challenge these positions as being contrary to law. If these interpretations of the documentation requirements are ultimately upheld, however, it could result in

AdaptHealth making significant refunds and other payments to Medicare, and AdaptHealth's future revenues and cash flows from Medicare may be reduced. AdaptHealth cannot currently predict the adverse impact these interpretations of the Medicare documentation requirements might have on its financial condition and results of operations, but such impact could be material.

        Federal and state budgetary and other cost-containment pressures will continue to impact the home respiratory care industry. AdaptHealth cannot predict whether new federal and state budgetary proposals will be adopted or the effect, if any, such proposals would have on its financial condition and results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF ADAPTHEALTH

        The following discussion should be read in conjunction with the "Selected Historical Financial Information of AdaptHealth Holdings" and AdaptHealth Holdings' consolidated financial statements and related notes thereto included elsewhere in this proxy statement. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management's expectations. Factors that could cause such differences are discussed in "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors."

 AdaptHealth Holdings Overview

        AdaptHealth Holdings is a leading provider of home healthcare equipment and related services in the United States. AdaptHealth Holdings focuses primarily on providing (i) sleep therapy equipment, supplies and related services (including CPAP and bi-PAP services) to individuals suffering from OSA, (ii) home medical equipment to patients discharged from acute care and other facilities and (iii) oxygen and related chronic therapy services in the home. AdaptHealth Holdings also provides hospice-focused HME services, wound therapy and nutritional HME services. AdaptHealth Holdings services beneficiaries of Medicare, Medicaid and commercial payors. As of June 30, 2019, AdaptHealth Holdings serviced over one million patients annually in 49 states through its network of 189 locations in 35 states. AdaptHealth's principal executive offices are located at 220 West Germantown Pike, Suite 250, Plymouth Meeting, Pennsylvania 19462.

Trends and Factors Affecting AdaptHealth Holdings' Future Performance

        Significant trends and factors that AdaptHealth Holdings believes may affect its future performance include:

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  Home Medical Equipment Growth.  According to CMS, the HME industry has grown from $40 billion in 2010 to $56 billion in 2018 (representing a 4.3% CAGR), of which AdaptHealth's total addressable market for its sleep therapy, oxygen services, mobility products and hospice HME business lines comprised approximately $12 billion to $15 billion in 2018. During that time Medicaid data shows a continued shift of long-term services and supports (LTSS) spending into the home, with 57% of that spending going to home and community-based services in 2016. According to CMS, the HME market is projected to continue to grow at a 6.1% CAGR over the next nine years.

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  Aging U.S. Population.  The population of adults aged 65 and older in the U.S., a significant group of end users of AdaptHealth's products and services, is expected to continue to grow and thus grow AdaptHealth's market opportunity. According to CMS, in the U.S., the population of adults between the ages of 65 and 84 is expected to grow at a 2.5% CAGR through 2030, while the population of adults over 85 is projected to grow at a 2.9% CAGR during that same time period. Not only is the elderly population expected to grow, but they are also expected to make up a larger percentage of the total U.S. population. According to the U.S. Census Bureau, the U.S. geriatric population was approximately 15% of the total population in 2014 and is expected to grow to approximately 24% of the total population by 2060.

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  Increasing Prevalence of Chronic Conditions.  HME is necessary to help treat significant health issues affecting millions of Americans, such as chronic obstructive pulmonary disease, congestive heart failure and obstructive sleep apnea.

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  Increasing Prevalence of and Preference for In-Home Treatments.  The number of conditions that can be treated in the home continues to grow, with recent additions including chronic wound care, sleep testing, dialysis and chemotherapy. In-home care is also increasingly becoming the preferred method of treatment, particularly for the elderly population. According to the AARP Public Policy Institute, 90% of patients over age 55 have indicated a preference to receive care in the home rather than in an institutional setting.

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  Home Care is the Lowest Cost Setting.  Not only is in-home care typically just as effective as care delivered in an inpatient setting, but it has also proven to be more cost effective. This is especially important within the context of government pressures to lower the cost of care, pushing clinicians to seek care settings that are less costly than hospitals and inpatient facilities. On a daily basis, home health has been estimated by Cain Brothers & Company, LLC to be approximately seven times less expensive than care provided in skilled nursing facilities, the closest acuity site of care. Home care offers a significant cost reduction opportunity relative to facility-based care without sacrificing quality.

        Certain additional items may impact the comparability of the historical results presented below with AdaptHealth Holdings' future performance, such as the cost of being a public company. To operate as a public company, AdaptHealth Holdings will be required to continue to implement changes in certain aspects of its business and develop, manage, and train management-level and other employees to comply with ongoing public company requirements. AdaptHealth Holdings will also incur new expenses as a public company, including expenses associated with public reporting obligations, proxy statements and stockholder meetings, stock exchange fees, transfer agent fees, SEC and Financial Industry Regulatory Authority filing fees and offering expenses.

Key Components of Operating Results

        Net Revenues.    Net revenues are recorded for services that AdaptHealth Holdings provides to patients for home healthcare equipment and related services. AdaptHealth Holdings' primary service lines are (i) sleep therapy equipment, supplies and related services (including CPAP and bi-PAP services) to individuals suffering from OSA, (ii) home medical equipment to patients discharged from acute care and other facilities and (iii) oxygen and related chronic therapy services in the home. Revenues are recorded either (x) at a point in time for the sale of supplies and disposables, or (y) over the service period for equipment (including, but not limited to, CPAP machines, hospital beds, wheelchairs and other equipment), at amounts estimated to be received from patients or under reimbursement arrangements with Medicare, Medicaid and other third-party payors, including private insurers. For the six months ended June 30, 2019, approximately 58% and 42% of revenues were recognized at a point in time and over the service period, respectively. For the six months ended June 30, 2018, approximately 52% and 48% of revenues were recognized at a point in time and over the service period, respectively. For the year ended December 31, 2018, approximately 55% and 45% of revenues were recognized at a point in time and over the service period, respectively. For the year ended December 31, 2017, approximately 48% and 52% of revenues were recognized at a point in time and over the service period, respectively. For the year ended December 31, 2016, approximately 46% and 54% of revenues were recognized at a point in time and over the service period, respectively. Net revenues are net of related bad debt expense. Bad debt expense consists of billed charges that are ultimately deemed uncollectible due a patient's or a third-party payor's unwillingness to pay. The amount is based on management's best estimate of the net realizable value of accounts receivable.

        Cost of Net Revenues.    Cost of net revenues includes the cost of non-capitalized medical equipment and supplies, distribution expenses, labor costs, facilities rental costs, third-party revenue cycle management costs and depreciation for capitalized patient equipment. Distribution expenses represents the cost incurred to coordinate and deliver products and services to the patients. Included in distribution expenses are leasing, maintenance, licensing and fuel costs for the vehicle fleet; salaries, benefits and other costs related to drivers and dispatch personnel; and amounts paid to couriers.

        General and Administrative Expenses.    General and administrative expenses consist of corporate support costs including information technology, human resources, finance, contracting, legal, compliance and other administrative costs.

        Depreciation, Excluding Patient Equipment Depreciation.    Depreciation expense includes depreciation charges for capital assets other than patient equipment (which is included as part of the cost of net revenues).

        Interest Expense.    Interest expense includes the cost of borrowing on AdaptHealth Holdings' credit facility, amortization expense related to capitalized loan costs, obligations under capital leases and the change in fair value of its interest rate swap contracts.

        Income Tax (Benefit) Expense.    AdaptHealth Holdings is treated as a partnership for income tax purposes. A partnership is not a tax-paying entity for federal and state income tax purposes; therefore, income and loss from AdaptHealth Holdings flows through to its members' tax returns. In addition, there are regular C corporations included in the AdaptHealth Holdings group where taxes are paid at the entity level.

        AdaptHealth Holdings makes no provision for federal income taxes because its members are responsible for the tax on their share of the taxable income and loss and are entitled to any available tax credits on their income tax returns.

        At the closing of the Business Combination, DFB and AdaptHealth Holdings will enter into the Tax Receivable Agreement with the Blocker Sellers and Non-Blocker AdaptHealth Members. The Tax Receivable Agreement will generally provide for the payment by DFB to the Blocker Sellers and Non-Blocker AdaptHealth Members of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that DFB actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of: (i) certain tax attributes of Access Point Medical, Inc. existing prior to the Business Combination; (ii) certain increases in tax basis resulting from exchanges of New AdaptHealth Units and shares of Class B Common Stock; (iii) imputed interest deemed to be paid by DFB as a result of payments it makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments DFB makes under the Tax Receivable Agreement.

Factors Affecting AdaptHealth Holdings' Operating Results

        AdaptHealth Holdings' operating results and financial performance are influenced by certain unique events during the periods discussed herein, including the following:

Significant Acquisitions

        AdaptHealth Holdings has acquired more than ten companies since January 1, 2017. The acquisitions have all been accounted for in accordance with FASB ASC Topic 805, Business Combinations, and the operations of the acquired entities are included in the historical results of AdaptHealth Holdings for the periods following the closing of the acquisition. See Notes 3 Acquisitions and 17 Subsequent Events in the AdaptHealth Holdings audited consolidated financial statements included elsewhere in this proxy statement. The most significant of these acquisitions impacting the comparability of AdaptHealth Holdings' operating results were:

  •
  Gould's.  On January 2, 2019, AdaptHealth Holdings acquired Gould's Discount Medical, LLC ("Gould's") for total consideration $24.3 million, consisting of $20.8 million in cash, a $2.0 million promissory note (payable in six equal quarterly installments commencing on September 30, 2019 and accruing 5.0% interest annually), and $1.5 million in potential earn-out payments (the "Gould's Acquisition"). Gould's is headquartered in Louisville, Kentucky and provides home medical equipment supplies and respiratory products such as home oxygen and sleep apnea equipment. At the time of the acquisition, Gould's had annual revenues of approximately $33 million based on the results for the 12 months ended December 31, 2018.

  •
  CCLI.  On October 15, 2018, AdaptHealth Holdings acquired Continued Care of Long Island, Inc. ("CCLI") for total cash consideration of $4.8 million. CCLI is headquartered in New York and provides home medical equipment and services. At the time of the acquisition, CCLI had annual net revenues of approximately $19 million based on results for the 12 months ended June 30, 2018.

  •
  Med Way.  On December 31, 2018, AdaptHealth Holdings acquired Med Way Medical, Inc. ("Med Way") for total consideration of $5.4 million consisting of $4.9 million in cash and $0.5 million in deferred payments (the "Med Way Acquisition"). Med Way is headquartered in Utah and provides respiratory durable medical equipment and hospice services. At the time of the acquisition, Med Way had annual revenues of approximately $6 million based on the results for the 12 months ended September 30, 2018.

  •
  HMEI.  On July 31, 2018, AdaptHealth Holdings acquired Home Medical Express Inc. ("HMEI") for total consideration of $13.3 million, consisting of $9.0 million in cash, $1.0 million in escrow payments and estimated contingent consideration of up to $3.3 million (the "HMEI Acquisition"). HMEI is headquartered in Illinois and provides respiratory and durable medical equipment and services. At the time of the acquisition, HMEI had annual revenues of approximately $16 million based on annualized year-to-date results through July 31, 2018.

  •
  Verus.  On May 17, 2018, AdaptHealth Holdings acquired Verus Healthcare, Inc. ("Verus") for $100.4 million of total consideration, consisting of $58.4 million in cash, $13.2 million of AdaptHealth Holdings Common Units, the issuance of $16.8 million of convertible notes and $12.0 of contingent consideration (the "Verus Acquisition"). Verus is headquartered in Nashville, Tennessee and operates a national CCPAP resupply business. The contingent consideration was paid in February 2019 following the achievement of certain financial targets after the transaction. The convertible notes converted to 10,802 AdaptHealth Holdings Common Units on December 31, 2018. At the time of the acquisition, Verus had annual net revenues of approximately $70 million based on annualized year-to-date results through May 17, 2018.

  •
  PPS.  On May 17, 2018, AdaptHealth Holdings acquired PPS HME Holdings LLC ("PPS") for $7 million in cash and $48.5 million of AdaptHealth Holdings Common Units (the "PPS Acquisition"). PPS is headquartered in California, and provides home oxygen, respiratory medications, and sleep therapy equipment and services. At the time of the acquisition, PPS had annual net revenues of approximately $78 million based on annualized year-to-date results through May 17, 2018.

  •
  Roberts.  On September 30, 2017, AdaptHealth Holdings acquired Roberts Home Medical, LLC and Home MediService, LLC. (collectively, "Roberts") for total consideration of $9.6 million, consisting of $8.6 million in cash and $950,000 of deferred payments (the "Roberts Acquisition"). Roberts was a regional supplier of home healthcare equipment and related services in Virginia, Maryland and Delaware. At the time of the acquisition, Roberts had annual net revenues of approximately $29 million based on the results for the 12 months ended December 31, 2017. The deferred payments of $950,000 were subject to certain net working capital conditions, which were not met and the payments were not made.

Debt and Recapitalization

        On March 20, 2019, AdaptHealth Holdings entered into the Third Amended and Restated Credit and Guaranty Agreement and restructured its debt borrowings with its bank group. The debt restructuring consisted of $425 million in credit facilities, which includes a $300 million Initial Term Loan (the "Credit Facility Term Loan"), $50 million Delayed Draw Term Loan (the "Delayed Draw Loan"), and $75 million Revolving Credit Facility (the "New Revolver"), all with maturities in March 2024. The Credit Facility Term Loan may consist of Base Rate Loans or LIBOR Rate Loans (as defined in the agreement). See "—Liquidity and Capital Resources—2019 Recapitalization."

        On March 20, 2019, AdaptHealth Holdings signed a Note and Unit Purchase Agreement with the BM Blocker. In connection with the agreement, the BM Blocker purchased 37,050 AdaptHealth Holdings Common Units for $20 million, and AdaptHealth Holdings also signed a promissory note agreement with the BM Blocker with a principal amount of $100 million. The outstanding principal amount under the note agreement is due on the tenth anniversary of the agreement and bears interest at the following rates (a) for the period starting on the closing date and ending on the seventh anniversary, a rate of 12% per annum, with 6% payable in cash and 6% payment in kind, and (b) for the period starting on the day after the seventh anniversary of the closing date and ending on the maturity date, a rate equal to the greater of (i) 15% per annum or (ii) the twelve-month LIBOR plus 12% per annum.

        The transactions consummated with respect to the Third Amended and Restated Credit and Guaranty Agreement and the Note and Unit Purchase Agreement are hereinafter referred to as the "2019 Recapitalization."

Quarterly Results of Operations and Other Financial and Operations Data

        The following tables set forth selected unaudited quarterly consolidated statements of operations data and other financial data for each of the nine quarters beginning with the three months ended June 30, 2017. The information for each of these quarters has been prepared on the same basis as the audited consolidated financial statements included elsewhere in this proxy statement and in the opinion of AdaptHealth Holdings' management, reflects all normal recurring adjustments necessary for the fair statement of AdaptHealth Holdings' consolidated results of operations for these periods. This data should be read in conjunction with AdaptHealth Holdings' consolidated financial statements and related notes included elsewhere in this proxy statement. These quarterly results of operations are not necessarily indicative of AdaptHealth Holdings' results of operations to be expected for any future period.

Statement of Operations Data:

        The following table summarizes AdaptHealth Holdings' unaudited consolidated results of operations:

	Three Months Ended
(in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(unaudited)
Revenue:
Revenue, net of contractual allowances and discounts	$132,584	$125,293	$114,962	$107,048	$80,960	$58,084	$58,489	$48,945	$47,423
Provision for doubtful accounts	(8,430)	(5,795)	(6,309)	(4,892)	(2,475)	(2,100)	(2,630)	(2,216)	(2,239)

Net revenue less provision for doubtful accounts	124,154	119,498	108,653	102,156	78,485	55,984	55,859	46,729	45,184
Costs and expenses:
Cost of net revenue	102,150	100,227	93,798	86,315	67,272	45,999	48,223	38,617	39,002
General and administrative expenses	6,335	13,083	5,840	4,825	4,348	3,056	2,614	2,795	2,045
Depreciation, excluding patient equipment depreciation	758	841	441	1,038	808	447	440	267	261

Total costs and expenses	109,243	114,151	100,079	92,178	72,428	49,502	51,277	41,679	41,308

Operating income	14,911	5,347	8,574	9,978	6,057	6,482	4,582	5,050	3,876
Interest expense	14,635	6,260	2,253	2,108	1,943	1,149	1,148	1,186	1,291
Loss on extinguishment of debt, net	—	2,121	—	—	—	1,399	—	19	305

Income (loss) before income taxes from continuing operations	276	(3,034)	6,321	7,870	4,114	3,934	3,434	3,845	2,280
Income tax expense (benefit)	4,291	126	(2,598)	197	302	1	152	18	44

(Loss) income from continuing operations	(4,015)	(3,160)	8,919	7,673	3,812	3,933	3,282	3,827	2,236
Income (loss) from discontinued operations	—	—	—	—	—	—	—	280	(73)

Net (loss) income	(4,015)	(3,160)	8,919	7,673	3,812	3,933	3,282	3,547	2,309
Income attributable to noncontrolling interest	361	348	396	297	198	186	177	98	178

Net (loss) income attributable to AdaptHealth Holdings LLC	$(4,376)	$(3,508)	$8,523	$7,376	$3,614	$3,747	$3,105	$3,449	$2,131

        The following table sets forth AdaptHealth Holdings' unaudited consolidated statement of operations data for each of the periods presented as a percentage of revenue:

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(unaudited)
Revenue:
Revenue, net of contractual allowances and discounts	106.8%	104.8%	105.8%	104.8%	103.2%	103.8%	104.7%	104.7%	105.0%
Provision for doubtful accounts	(6.8)%	(4.8)%	(5.8)%	(4.8)%	(3.2)%	(3.8)%	(4.7)%	(4.7)%	(5.0)%

Net revenue less provision for doubtful accounts	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of net revenue	82.3%	83.9%	86.3%	84.5%	85.7%	82.2%	86.3%	82.6%	86.3%
General and administrative expenses	5.1%	10.9%	5.4%	4.7%	5.5%	5.5%	4.7%	6.0%	4.5%
Depreciation, excluding patient equipment depreciation	0.6%	0.7%	0.4%	1.0%	1.0%	0.8%	0.8%	0.6%	0.6%

Total costs and expenses	88.0%	95.5%	92.1%	90.2%	92.3%	88.4%	91.8%	89.2%	91.4%

Operating income	12.0%	4.5%	7.9%	9.8%	7.7%	11.6%	8.2%	10.8%	8.6%
Interest expense	11.8%	5.2%	2.1%	2.1%	2.5%	2.1%	2.1%	2.5%	2.9%
Loss on extinguishment of debt, net	0.0%	1.8%	0.0%	0.0%	0.0%	2.5%	0.0%	0.0%	0.7%

Income (loss) before income taxes from continuing operations	0.2%	(2.5)%	5.8%	7.7%	5.2%	7.0%	6.1%	8.2%	5.0%
Income tax expense (benefit)	3.5%	0.1%	(2.4)%	0.2%	0.4%	0.0%	0.3%	0.0%	0.1%

(Loss) income from continuing operations	(3.2)%	(2.6)%	8.2%	7.5%	4.9%	7.0%	5.9%	8.2%	4.9%
Income (loss) from discontinued operations	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.6%	(0.2)%

Net (loss) income	(3.2)%	(2.6)%	8.2%	7.5%	4.9%	7.0%	5.9%	7.6%	5.1%
Income attributable to noncontrolling interest	0.3%	0.3%	0.4%	0.3%	0.3%	0.3%	0.3%	0.2%	0.4%

Net (loss) income attributable to AdaptHealth Holdings LLC	(3.5)%	(2.9)%	7.8%	7.2%	4.6%	6.7%	5.6%	7.4%	4.7%

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

        The following table reconciles net income attributable to AdaptHealth Holdings LLC, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex (for the full discussion of non-GAAP measures, see "Key Business Metrics" below):

	Three Months Ended
(in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(unaudited)
Net (loss) income attributable to AdaptHealth Holdings LLC	$(4,376)	$(3,508)	$8,523	$7,376	$3,614	$3,747	$3,105	$3,449	$2,131
Income attributable to noncontrolling interest	361	348	396	297	198	186	177	98	178
Interest expense	14,635	6,260	2,253	2,108	1,943	1,149	1,148	1,186	1,291
Income tax expense (benefit)	4,291	126	(2,598)	197	302	1	153	18	44
Depreciation	13,234	14,972	14,865	13,500	11,739	7,773	7,786	6,598	6,670
Loss from discontinued operations, net of tax	—	—	—	—	—	—	—	280	(73)

EBITDA	28,145	18,198	23,439	23,478	17,796	12,856	12,369	11,629	10,241
Loss on extinguishment of debt, net(a)	—	2,121	—	—	—	1,399	—	19	305
Equity-based compensation expense(b)	183	5,223	313	313	209	49	—	—	49
Transaction costs(c)	434	2,516	1,172	486	856	—	—	—	—
Severance(d)	547	141	722	907	261	30	76	474	32
Non-recurring expenses(e)	171	17	67	77	17	—	183	—	—

Adjusted EBITDA	29,480	28,216	25,713	25,261	19,139	14,334	12,628	12,122	10,627
Less: Patient equipment capex(f)	(11,405)	(11,243)	(11,458)	(10,443)	(9,541)	(7,922)	(6,930)	(6,204)	(6,447)

Adjusted EBITDA less Patient Equipment Capex	$18,075	$16,973	$14,255	$14,818	$9,598	$6,412	$5,698	$5,918	$4,180

(a)
Represents write off of deferred financing costs and prepayment penalty expense related to refinancing of debt offset by gain on debt extinguishment.

(b)
Represents amortization of equity-based compensation to employees and expense resulting from accelerated vesting of certain profit interests.

(c)
Represents transaction costs primarily related to acquisition growth, the 2019 Recapitalization, and costs related to the Business Combination.

(d)
Represents severance costs related to acquisition integration and internal AdaptHealth Holdings restructuring and workforce reduction activities.

(e)
Represents one-time legal and consulting expenses, in addition to certain other non-recurring expenses.

(f)
Represents patient equipment acquired during the respective period without regard to the manner in which the equipment was financed.

Discussion of Quarterly Results

        Net Revenues.    AdaptHealth Holdings' quarterly net revenue trend was significantly impacted by each of the acquisitions described above in "Significant Acquisitions". These acquisitions resulted in revenue growth throughout the nine quarters. Additionally, AdaptHealth Holdings had organic growth throughout the period. In particular, CPAP supplies revenue grew substantially over the period due to a company-wide initiative to grow the business line. Excluding the impact of acquisitions, net revenue from CPAP supplies increased by approximately $5.0 million or 55% for the three months ended June 30, 2019 compared to the three months ended June 30, 2017.

        Seasonality.    AdaptHealth Holdings' business is sensitive to seasonal fluctuations. Its patients are generally responsible for a greater percentage of the cost of their treatment or therapy during the early months of the year due to co-insurance, co-payments and deductibles, and therefore may defer treatment and services of certain therapies until meeting their annual deductibles. In addition, changes to employer insurance coverage often go into effect at the beginning of each calendar year which may impact eligibility requirements and delay or defer treatment or recognition of revenues. These factors may lead to lower net revenues and cash flow in the early part of the year relative to the latter half of the year. Additionally, the increased incidence of respiratory infections during the winter season may result in initiation of additional respiratory services such as oxygen therapy for certain patient populations. AdaptHealth Holdings' quarterly operating results may fluctuate significantly in the future depending on these and other factors.

        Cost of Net Revenues.    AdaptHealth Holdings' quarterly cost of net revenues increased over the periods presented primarily due to increased net revenues. Additionally, cost of net revenues increased due to a change in strategy starting in the quarter ended September 30, 2018 to lease certain patient equipment that had previously been purchased. These increases were partially offset by decreases related to reductions in labor expense due to an increased usage of a global workforce.

        General and Administrative Expenses.    AdaptHealth Holdings' General and administrative expenses are comprised of corporate support costs including information technology, human resources, finance, contracting, legal, compliance and other administrative costs. These costs have generally increased over the periods presented as the result of supporting acquisition growth and organic growth. As a percentage of net revenues, general and administrative expenses have ranged from 4.5% to 6.0% of net revenues with the exception of the three months ended March 31, 2019 which included $5.2 million of stock compensation expense related to accelerated vesting of certain profit interests and $2.5 million of transaction costs.

        Interest Expense.    Interest expense has increased materially throughout the period due to higher debt levels incurred to fund acquisitions and the 2019 Recapitalization. AdaptHealth Holdings' total long-term debt, including current portion, increased to $400.6 million at June 30, 2019 compared to $57.4 million at June 30, 2017. LIBOR, which is the base rate for most of AdaptHealth Holdings' debt, has increased by approximately 1.18% (from 1.22% to 2.4%) since June 30, 2017. Additionally, during the three months ended March 31, 2019 and June 30, 2019, AdaptHealth Holdings recorded non-cash interest expense of $2.7 million and $6.7 million, respectively, representing the change in fair value of its interest rate swap agreements; such amounts would only be paid out if the interest rate swap agreements were terminated.

        Income Tax Expense (Benefit).    AdaptHealth Holdings LLC is treated as a partnership for income tax purposes. A partnership is not a tax-paying entity for federal and state income tax purposes. However, there are regular C corporations included in the AdaptHealth Holdings group where taxes are paid at the entity level. These taxes were immaterial through December 31, 2018 due to the existence of net operating loss carry forwards. In the quarter ended December 31, 2018, AdaptHealth Holdings reversed a previously established valuation allowance on deferred tax assets as a result of its profitability over the previous two years.

Key Business Metrics

        AdaptHealth Holdings focuses on net revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex as it reviews its performance. Total net revenue is comprised of net sales revenue and net revenue from fixed monthly equipment reimbursements. Net sales revenue consists of revenue recognized at a point in time for the sale of supplies and disposables less a provision for doubtful accounts. Net revenue from fixed monthly equipment reimbursements consists of revenue recognized over the service period for equipment (including, but not limited to, CPAP machines, hospital beds, wheelchairs and other equipment) less a provision for doubtful accounts.

	Six Month Ended June 30,		Year Ended December 31,
Net Revenues (in thousands)	2019	2018	2018	2017	2016
	(Unaudited)
Net sales revenue	$141,952	$70,100	$189,871	$92,908	$79,734
Net revenue from fixed monthly equipment reimbursements	101,700	64,369	155,407	99,651	94,582

Total net revenue	$243,652	$134,469	$345,278	$192,559	$174,316

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex

        AdaptHealth Holdings uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that it is useful to investors, as a supplement to U.S. GAAP measures. Under AdaptHealth Holdings' existing credit agreement, its ability to engage in activities such as incurring additional indebtedness and making investments is governed, in part, by its ability to satisfy tests based on EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex.

        AdaptHealth Holdings defines EBITDA as net income (loss) attributable to AdaptHealth Holdings LLC, plus net income (loss) attributable to noncontrolling interest, plus interest expense, income tax expense (benefit), depreciation and amortization and loss from discontinued operations, net of tax.

        AdaptHealth Holdings defines Adjusted EBITDA as EBITDA, plus loss on extinguishment from debt, equity-based compensation, transaction costs, severance, and certain other non-recurring expenses.

        AdaptHealth Holdings defines Adjusted EBITDA less Patient Equipment Capex as Adjusted EBITDA (as defined above) less patient equipment acquired during the period without regard to whether the equipment was purchased or financed through lease transactions.

        AdaptHealth Holdings presents Adjusted EBITDA less Patient Equipment Capex because it believes this measure is useful to investors in evaluating AdaptHealth Holdings' financial performance. AdaptHealth Holdings' business requires significant investment in equipment purchases to maintain its patient equipment inventory. Some equipment title transfers to patients' ownership after a prescribed number of fixed monthly payments. Equipment that does not transfer wears out or oftentimes is not recovered after a patient's use of the equipment terminates.

        AdaptHealth Holdings uses the Adjusted EBITDA less Patient Equipment Capex metric internally in the following ways:

  •
  All incentive compensation plans that have a profitability component use Adjusted EBITDA less Patient Equipment Capex as the relevant profitability measure;

  •
  AdaptHealth Holdings evaluates acquisition opportunities using Adjusted EBITDA less Patient Equipment Capex as the metric and most contingent consideration arrangements are based on this metric; and

  •
  AdaptHealth Holdings' debt agreements contain covenants that use a variation of Adjusted EBITDA less Patient Equipment Capex for purposes of determining debt covenant compliance.

        For purposes of this metric, patient equipment capital expenditure is measured as the value of the patient equipment received during the accounting period without regard to whether the equipment is purchased or financed through lease transactions.

        EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex are significant components in understanding and assessing financial performance. Both key business metrics have limitations as an analytical tool. Some of these limitations are:

  •
  they do not reflect AdaptHealth Holdings' cash expenditures, future requirements for capital expenditures or contractual commitments;

  •
  they do not reflect changes in, or cash requirements for, AdaptHealth Holdings' working capital needs;

  •
  they do not reflect significant interest expense, or the cash requirements necessary to service interest or principal payments on AdaptHealth Holdings' debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

  •
  Stock-based compensation is and will remain a key element of AdaptHealth Holdings' overall long-term incentive compensation package, although AdaptHealth Holdings excludes it as an expense when evaluating its ongoing operating performance for a particular period; and

  •
  they do not reflect the impact of certain cash charges resulting from matters AdaptHealth Holdings considers not to be indicative of its ongoing operations; and other companies in AdaptHealth Holdings' industry may calculate Adjusted EBITDA differently than AdaptHealth Holdings does, limiting its usefulness as a comparative measure.

        Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth Holdings' liquidity.

        The following unaudited table presents the reconciliation of net income (loss) attributable to AdaptHealth Holdings LLC, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient

Equipment Capex the six months ended June 30, 2019 and 2018, and for the years ended December 31, 2018, 2017 and 2016:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2019	2018	2018	2017	2016
	(Unaudited)
Net (loss) income attributable to AdaptHealth Holdings LLC	$(7,884)	$7,361	$23,260	$9,687	$(4,183)
Income attributable to noncontrolling interest	709	384	1,077	580	563
Interest expense	20,895	3,092	7,453	5,041	5,761
Income tax expense (benefit)	4,417	303	(2,098)	249	(208)
Depreciation	28,206	19,512	47,877	27,816	26,563
Loss from discontinued operations, net of tax	—	—	—	207	390

EBITDA	46,343	30,652	77,569	43,580	28,886
Loss on extinguishment of debt, net(a)	2,121	1,399	1,399	324	—
Equity-based compensation expense(b)	5,406	258	884	49	49
Transaction costs(c)	2,950	856	2,514	—	—
Severance(d)	688	291	1,920	826	430
Non-recurring expenses(e)	188	17	161	256	3,739

Adjusted EBITDA	57,696	33,473	84,447	45,035	33,104
Less: Patient equipment capex(f)	(22,648)	(17,463)	(39,364)	(25,849)	(25,479)

Adjusted EBITDA less Patient Equipment Capex	$35,048	$16,010	$45,083	$19,186	$7,625

(a)
Represents write off of deferred financing costs and prepayment penalty expense related to refinancing of debt offset by gain on debt extinguishment.

(b)
Represents amortization of equity-based compensation to employees and expense resulting from accelerated vesting of certain profit interests.

(c)
Represents transaction costs primarily related to acquisition growth, the 2019 Recapitalization, and costs related to the Business Combination.

(d)
Represents severance costs related to acquisition integration and internal AdaptHealth Holdings restructuring and workforce reduction activities.

(e)
Represents one-time legal and consulting expenses, in addition to certain other non-recurring expenses.

(f)
Represents patient equipment acquired during the respective period without regard to the manner in which the equipment was financed.

 Results of Operations

Comparison of Six Months Ended June 30, 2019 and Six Months Ended June 30, 2018.

        The following table summarizes AdaptHealth Holdings' consolidated results of operations for the six months ended June 30, 2019 and June 30, 2018:

	Six Months Ended June 30,
	2019		2018
					Increase/(Decrease)
		Revenue Percentage		Revenue Percentage
(in thousands, except percentages)	Dollars		Dollars		Dollars	Percentage
	(unaudited)
Revenue:
Revenue, net of contractual allowances and discounts	$257,877	105.8%	$139,044	103.4%	$118,833	85.5%
Provision for doubtful accounts	(14,225)	(5.8)%	(4,575)	(3.4)%	(9,650)	210.9%

Net revenue less provision for doubtful accounts	243,652	100.0%	134,469	100.0%	109,183	81.2%
Costs and expenses:
Cost of net revenue	202,377	83.1%	113,271	84.2%	89,106	78.7%
General and administrative expenses	19,418	8.0%	7,404	5.5%	12,014	162.3%
Depreciation, excluding patient equipment depreciation	1,599	0.7%	1,256	0.9%	344	27.4%

Total costs and expenses	223,394	91.7%	121,930	90.7%	101,464	83.2%

Operating income	20,258	8.3%	12,539	9.3%	7,719	61.6%
Interest expense	20,895	8.6%	3,092	2.3%	17,803	575.8%
Loss on extinguishment of debt, net	2,121	0.9%	1,399	1.0%	722	51.6%

(Loss) income before income taxes	(2,758)	(1.1)%	8,048	6.0%	(10,806)	(134.3)%
Income tax expense	4,417	1.8%	303	0.2%	4,114	NM

Net (loss) income	(7,175)	(2.9)%	7,745	5.8%	(14,920)	(192.6)%
Income attributable to noncontrolling interest	709	0.3%	384	0.3%	325	84.6%

Net (loss) income attributable to AdaptHealth Holdings LLC	$(7,884)	(3.2)%	$7,361	5.5%	$(15,245)	(207.1)%

        Net Revenue.    Net revenue for the six months ended June 30, 2019 were $243.7 million compared to $134.5 million for the six months ended June 30, 2018, an increase of $109.2 million or 81.2%. The increase of net revenue was driven primarily by acquisitions, which increased revenue by approximately $104.5 million. Approximately 77.7% of the increase in net revenue was attributable to acquisitions and approximately 3.5% was attributable to internal growth. Internal growth in net revenue is attributable to demographic growth in core markets and CPAP resupply sales and marketing initiatives. For the six months ended June 30, 2019, sale revenue comprised 58.3% of total net revenue, compared to 52.1% of total net revenue for the six months ended June 30, 2018. The increase in sales revenue was driven primarily by the Verus Acquisition, which is predominantly a CPAP resupply business and therefore has a high sales revenue mix. For the six months ended June 30, 2019, revenue from fixed monthly equipment reimbursements comprised 41.7% of total net revenue, compared to 47.9% of total net revenue for the six months ended June 30, 2018.

        Cost of Net Revenue.    Cost of net revenue for the six months ended June 30, 2019 was $202.4 million compared to $113.3 million for the six months ended June 30, 2018, an increase of $89.1 million or 78.7%. Cost of net revenue as a percentage of net revenue was 83.1% of net revenues for the six months ended June 30, 2019, compared to 84.2% of net revenues for the six months ended June 30, 2018. The 1.1% decrease in cost of net revenue as a percentage of net revenue is due in part to a shift in revenue mix, lower product cost and lower labor expense due to an increased usage of a global workforce. The $89.1 million increase in cost of net revenue is primarily attributable to acquisition growth.

        General and Administrative Expenses.    General and administrative expenses for the six months ended June 30, 2019 were $19.4 million compared to $7.4 million for the six months ended June 30, 2018, an increase of $12.0 million or 162.3%. General and administrative expenses as a percentage of net revenues was 8.0% for the six months ended June 30, 2019, and 5.5% for the six months ended June 30, 2018. Excluding equity-based compensation and transaction expenses, general and administrative expenses as a percentage of net revenues was 4.7% for the six months ended June 30, 2019. The $12.0 million increase was primarily comprised of an increase in labor costs of $8.7 million which included $5.3 million in equity-based compensation expense, and an increase in other general and administrative expenses of $3.3 million of which $2.7 million was transaction related. Excluding the impact attributable to equity-based compensation and transaction expenses, the increase was primarily a result of increased support costs related to acquisition growth.

        Interest Expense.    Interest expense for the six months ended June 30, 2019 was $20.9 million compared to $3.1 million for the six months ended June 30, 2018. The increase in the interest expense was driven by higher long-term debt obligations to fund acquisitions as well as the 2019 Recapitalization. Additionally, during the six months ended June 30, 2019, AdaptHealth Holdings recorded non-cash interest expense representing the change in fair value of its interest rate swap agreements of $9.4 million, as compared to $0.1 million recorded in the six months ended June 30, 2018; such amounts would only be paid out if the interest rate swap agreements were terminated.

        Loss on Extinguishment of Debt.    Loss on extinguishment of debt for the six months ended June 30, 2019 was $2.1 million which was a result of the write-off of deferred financing costs related to the 2019 Recapitalization. Loss on extinguishment of debt for the six months ended June 30, 2018 was $1.4 million which was the result of the write-off of deferred financing costs and prepayment penalties incurred related to a debt restructuring that occurred in February 2018 offset by gain on debt extinguishment.

        Income Tax Expense.    Income tax expense for the six months ended June 30, 2019 was $4.4 million compared to $0.3 million for the six months ended June 30, 2018. The increase in income tax expense was primarily related to increased pre-tax income associated with the tax paying entities.

Comparison of Years Ended December 31, 2018 and December 31, 2017.

        The following table summarizes AdaptHealth Holdings' consolidated results of operations for the years ended December 31, 2018 and December 31, 2017:

	Year Ended December 31,
	2018		2017
					Increase/(Decrease)
		Revenue Percentage		Revenue Percentage
(in thousands, except percentages)	Dollars		Dollars		Dollars	Percentage
Revenue:
Revenue, net of contractual allowances and discounts	$361,054	104.6%	$201,757	104.8%	$159,297	79.0%
Provision for doubtful accounts	(15,776)	(4.6)%	(9,198)	(4.8)%	(6,578)	71.5%

Net revenue less provision for doubtful accounts	345,278	100.0%	192,559	100.0%	152,719	79.3%
Costs and expenses:
Cost of net revenue	293,384	85.0%	165,707	86.1%	127,677	77.0%
General and administrative expenses	18,069	5.2%	9,482	4.9%	8,587	90.6%
Depreciation, excluding patient equipment depreciation	2,734	0.8%	1,282	0.7%	1,452	113.3%

Total costs and expenses	314,187	91.0%	176,471	91.6%	137,716	78.0%

Operating income	31,091	9.0%	16,088	8.4%	15,003	93.3%
Interest expense	7,453	2.2%	5,041	2.6%	2,412	47.8%
Loss on extinguishment of debt, net	1,399	0.4%	324	0.2%	1,075	NM

Income before income taxes from continuing operations	22,239	6.4%	10,723	5.6%	11,516	107.4%
Income tax (benefit) expense	(2,098)	(0.6)%	249	0.1%	(2,347)	NM

Income from continuing operations	24,337	7.0%	10,474	5.4%	13,863	132.4%
Loss from discontinued operations	—	0.0%	207	0.1%	(207)	NM

Net income	24,337	7.0%	10,267	5.3%	14,070	137.0%
Income attributable to noncontrolling interest	1,077	0.3%	580	0.3%	497	85.7%

Net income attributable to AdaptHealth Holdings LLC	$23,260	6.7%	$9,687	5.0%	$13,573	140.1%

"NM" indicates not meaningful.

        Net Revenue.    Net revenue for the year ended December 31, 2018 were $345.3 million compared to $192.6 million for the year ended December 31, 2017, an increase of $152.7 million or 79.3%. The increase of net revenue was driven primarily by acquisitions which increased revenue by approximately $134.0 million. Approximately 70.1% of the increase in net revenue was attributable to acquisitions and approximately 9.7% was attributable to internal growth. Internal growth in net revenue is comprised of demographic growth in core markets and CPAP resupply sales and marketing initiatives. For the year ended December 31, 2018 sale revenue comprised 55.0% of total net revenue, compared to 48.2% of total net revenue for the year ended December 31, 2017. For the year ended December 31, 2018, revenue from fixed monthly equipment reimbursements comprised 45.0% of total net revenue, compared to 51.8% of total net revenue for the year ended December 31, 2017.

        Cost of Net Revenue.    Cost of net revenue for the year ended December 31, 2018 was $293.4 million compared to $165.7 million for the year ended December 31, 2017, an increase of

$127.7 million or 77.0%. Cost of net revenue as a percentage of net revenue was 85.0% of net revenue for the year ended December 31, 2018, compared to 86.1% of net revenue for the year ended December 31, 2017. The 1.1% decrease in cost of net revenue as a percentage of net revenue is due in part to a shift in revenue mix and lower product cost. The $127.7 million increase in cost of net revenue is primarily attributable to acquisition growth.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2018 were $18.1 million compared to $9.5 million for the year ended December 31, 2017, an increase of $8.6 million or 90.6%. General and administrative expenses as a percentage of net revenues was 5.2% for the year ended December 31, 2018, and 4.9% for the year ended December 31, 2017. The $8.6 million increase was comprised of an increase in labor costs of $4.0 million, and an increase in other general and administrative expenses of $4.6 million. The increase was primarily a result of increased support costs related to fiscal 2018's acquisition growth.

        Depreciation, Excluding Patient Equipment Depreciation.    Depreciation, excluding patient equipment depreciation, for the year ended December 31, 2018 was $2.7 million compared to $1.3 million for the year ended December 31, 2017, an increase of $1.5 million or 113.3%. Depreciation, excluding patient equipment depreciation, as a percentage of net revenues was 0.8% for the year ended December 31, 2018, and 0.7% for the year ended December 31, 2017.

        Interest Expense.    Interest expense for the year ended December 31, 2018 was $7.5 million compared to $5.0 million for the year ended December 31, 2017. The increase in the interest expense was driven by higher long-term debt obligations, which are used to fund acquisitions.

        Loss on Extinguishment of Debt.    Loss on extinguishment of debt for the year ended December 31, 2018 was $1.4 million which was a result of the write-off of deferred financing costs and prepayment penalties incurred related to the debt restructuring that occurred in February 2018 offset by gain on debt extinguishment. Loss on extinguishment of debt for the year ended December 31, 2017 was $0.3 million which was the result of the write-off of deferred financing costs and prepayment penalties incurred related to the debt restructuring that occurred in May 2017.

        Income Tax Expense (Benefit).    Income tax expense (benefit) for the year ended December 31, 2018 was ($2.1) million compared to $0.2 million for the year ended December 31, 2017. In the quarter ended December 31, 2018, AdaptHealth Holdings reversed a previously established valuation allowance on deferred tax assets as a result of its profitability over the previous two years.

Comparison of Years Ended December 31, 2017 and December 31, 2016.

        The following table summarizes AdaptHealth Holdings' consolidated results of operations for the years ended December 31, 2017 and December 21, 2016:

	Year Ended December 31,
	2017		2016
					Increase/(Decrease)
		Revenue Percentage		Revenue Percentage
(in thousands, except percentages)	Dollars		Dollars		Dollars	Percentage
Revenue:
Revenue, net of contractual allowances and discounts	$201,757	104.8%	$186,368	106.9%	$15,389	8.3%
Provision for doubtful accounts	(9,198)	(4.8)%	(12,052)	(6.9)%	2,854	(23.7)%

Net revenue less provision for doubtful accounts	192,559	100.0%	174,316	100.0%	18,243	10.5%
Costs and expenses:
Cost of net revenue	165,707	86.1%	161,681	92.8%	4,026	2.5%
General and administrative expenses	9,482	4.9%	8,404	4.8%	1,078	12.8%
Depreciation, excluding patient equipment depreciation	1,282	0.7%	1,908	1.1%	(626)	(32.8)%

Total costs and expenses	176,471	91.6%	171,993	98.7%	4,478	2.6%

Operating income	16,088	8.4%	2,323	1.3%	13,765	592.6%
Interest expense	5,041	2.6%	5,761	3.3%	(720)	(12.5)%
Loss on extinguishment of debt, net	324	0.2%	—	0.0%	324	NM

Income (loss) before income taxes from continuing operations	10,723	5.6%	(3,438)	(2.0)%	14,161	(411.9)%
Income tax (benefit) expense	249	0.1%	(208)	(0.1)%	457	(219.7)%

Income (loss) from continuing operations	10,474	5.4%	(3,230)	(1.9)%	13,704	(424.3)%
Loss from discontinued operations	207	0.1%	390	0.2%	(183)	(46.9)%

Net income (loss)	10,267	5.3%	(3,620)	(2.1)%	13,887	(383.6)%
Income attributable to noncontrolling interest	580	0.3%	563	0.3%	17	3.0%

Net income (loss) attributable to AdaptHealth Holdings LLC	$9,687	5.0%	$(4,183)	(2.4)%	$13,870	(331.6)%

"NM" indicates not meaningful.

        Net Revenue.    Net revenue for the year ended December 31, 2017 were $192.6 million compared to $174.3 million for the year ended December 31, 2016, an increase of $18.2 million or 10.5%. The increase of net revenue was driven primarily by internal growth which increased revenue by approximately $10.6 million. Approximately 6.1% of the increase in net revenue was attributable to internal growth and approximately 4.4% was attributable to the Roberts acquisition. Internal growth in net revenue is comprised of demographic growth in core markets and CPAP resupply sales and marketing initiatives, partly offset by the impact of Medicare price reductions implemented in July 2016 and January 2017. For the year ended December 31, 2017, sale revenue comprised 48.2% of total net revenue, compared to 45.7% of total net revenue for the year ended December 31, 2016. For the year ended December 31, 2017, revenue from fixed monthly equipment reimbursements comprised 51.8% of total net revenue, compared to 54.3% of total net revenue for the year ended December 31, 2016.

        Cost of Net Revenue.    Cost of net revenue for the year ended December 31, 2017 was $165.7 million compared to $161.7 million for the year ended December 31, 2016, an increase of $4.0 million or 2.5%. Cost of net revenue as a percentage of net revenue was 86.1% of net revenue for the year ended December 31, 2017, compared to 92.8% of net revenue for the year ended December 31, 2016. The 6.7% decrease in cost of net revenue as a percentage of net revenue is mainly due to lower labor expense resulting from restructuring activities in New York and lower product costs. The $4.0 million increase in cost of net revenue is attributable to growth in net revenue.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2017 were $9.5 million compared to $8.4 million for the year ended December 31, 2016, an increase of $1.1 million or 12.8%. General and administrative expenses as a percentage of net revenues was 4.9% for the year ended December 31, 2017, and 4.8% for the year ended December 31, 2016. The $1.1 million increase was fully attributable to an increase in labor costs required to support fiscal 2017's business expansion.

        Depreciation, Excluding Patient Equipment Depreciation.    Depreciation, excluding patient equipment depreciation for the year ended December 31, 2017 was $1.3 million compared to $1.9 million for the year ended December 31, 2016, a decrease of $0.6 million or 32.8%. Depreciation, excluding patient equipment depreciation as a percentage of net revenues was 0.7% for the year ended December 31, 2017, and 1.1% for the year ended December 31, 2016.

        Interest Expense.    Interest expense for the year ended December 31, 2017 was $5.0 million compared to $5.8 million for the year ended December 31, 2016.

        Loss on Extinguishment of Debt.    Loss on extinguishment of debt for the year ended December 31, 2017 was $0.3 million which was the result of the write-off of deferred financing costs and prepayment penalties incurred related to the debt restructuring that occurred in May 2017. For the year ended December 31, 2016, there was no loss on extinguishment of debt.

Liquidity and Capital Resources

        AdaptHealth Holdings' principal sources of liquidity are its operating cash flow, borrowings under its credit agreements and proceeds from equity issuances. AdaptHealth Holdings has used these funds to meet its capital requirements, which consist of salaries, labor, benefits and other employee-related costs, product and supply costs, third-party customer service, billing and collections and logistics costs, capital expenditures including patient equipment, acquisitions and debt service. Their future capital expenditure requirements will depend on many factors, including its patient volume and revenue growth rates. AdaptHealth Holdings' capital expenditures are made in advance of patients beginning service. Certain operating costs are incurred at the beginning of the equipment service period and during initial patient set up. AdaptHealth Holdings may be required to seek additional equity or debt financing in connection with the business. In the event that additional financing is required from outside sources, AdaptHealth Holdings may not be able to raise it on acceptable terms or at all. If additional capital is unavailable when desired, AdaptHealth Holdings' business, results of operations, and financial condition would be materially and adversely affected. AdaptHealth Holdings believes that its operating cash flow, together with its existing cash, cash equivalents, and credit facility, will continue to be sufficient to fund its operations and growth strategies for at least the next 12 months.

        As of June 30, 2019, AdaptHealth Holdings had $2.2 million of cash and cash equivalents and $122.5 million available under the Third Amended and Restated Credit and Guaranty Agreement (including $50.0 million available under the Delayed Draw Loan and $72.5 million available under its Revolving Credit Facility).

2019 Recapitalization

        On March 20, 2019, AdaptHealth Holdings entered into a credit agreement with its bank group. The credit agreement consists of $425 million in credit facilities, which includes the $300 million Credit Facility Term Loan, the $50 million Delayed Draw Term Loan and the $75 million New Revolver, all with maturities in March 2024.

        The Credit Facility Term Loan may consist of Base Rate Loans or LIBOR Rate Loans (as defined in the agreement). Each Libor Rate Loan bears interest quarterly at variable rates based upon the sum of (a) the LIBOR Rate for such interest period, plus (b) an applicable margin based upon the AdaptHealth Holdings' Consolidated Total Leverage Ratio. Each Base Rate Loan bears interest quarterly at variable rates based upon the sum of (a) the Base Rate (as defined in the agreement), plus (b) an applicable margin based upon the AdaptHealth Holdings' Consolidated Total Leverage Ratio. The applicable margin was set at 3.50% and 2.50% for LIBOR Rate Loans and Base Rate Loans, respectively, following the closing of the transaction and are reset each quarter. As of June 30, 2019, AdaptHealth Holdings had $298.1 outstanding under the Credit Facility Term Loan (5.44% interest rate at June 30, 2019). The Credit Facility Term Loan requires quarterly principal repayments of $1.875 million beginning June 30, 2019 through March 31, 2021, quarterly principal repayments of $3.75 million beginning June 30, 2021 through December 31, 2023, and the unpaid principal amount of the Credit Facility Term Loan is due at maturity in March 2024.

        The Delayed Draw Loan allows up to $50 million to be drawn in order to fund permitted acquisitions and to pay fees and transaction costs associated with such acquisitions, and has an availability period from the first business day immediately following the closing date of the credit agreement (March 20, 2019) to the earliest of (a) the Credit Facility Term Loan maturity date (March 2024), (b) 24 months following the closing date, or (c) the date of the termination of the commitment. The Delayed Draw Loan may consist of Base Rate Loans or LIBOR Rate Loans. As of June 30, 2019, AdaptHealth Holdings did not have any borrowings outstanding under the Delayed Draw Loan.

        The New Revolver allows up to $75 million to be drawn in order to (1) finance working capital, make capital expenditures and for other general corporate purposes in an amount not to exceed $25 million, and (2) finance permitted acquisitions and to pay fees and transaction costs associated with such acquisitions in an amount not to exceed $50 million. The New Revolver has a maturity date in March 2024. As of June 30, 2019, AdaptHealth Holdings had $2.5 million outstanding under the New Revolver. Amounts outstanding under the New Revolver are due at maturity in March 2024. The interest rate under the New Revolver was 5.43% at June 30, 2019.

        Under the credit agreement, AdaptHealth Holdings is subject to various agreements that contain a number of restrictive covenants that, among other things, impose operating and financial restrictions on AdaptHealth Holdings. Financial covenants include a total leverage ratio and a fixed charges coverage ratio, as defined in the agreement. Additionally, under the terms of the credit agreement, AdaptHealth Holdings may be required to repay principal based on excess cash flow, as defined. AdaptHealth Holdings was in compliance with all debt covenants as of June 30, 2019.

        On March 20, 2019, AdaptHealth Holdings signed a Note and Unit Purchase Agreement with the BM Blocker. In connection with the agreement, the BM Blocker purchased 37,050 AdaptHealth Holdings Common Units for $20 million, and AdaptHealth Holdings also signed a promissory note agreement with the BM Blocker with a principal amount of $100 million. The outstanding principal amount under the note agreement is due on the tenth anniversary of the agreement and bears interest at the following rates (a) for the period starting on the closing date and ending on the seventh anniversary, a rate of 12% per annum, with 6% payable in cash and 6% payment in kind, and (b) for the period starting on the day after the seventh anniversary of the closing date and ending on the maturity date, a rate equal to the greater of (i) 15% per annum or (ii) the twelve-month LIBOR plus 12% per annum.

        At June 30, 2019, AdaptHealth Holdings' working capital deficit was $43.7 million, as compared to a working capital deficit of $44.9 million at December 31, 2018. A significant portion of AdaptHealth Holdings' assets consists of accounts receivable from third-party payors that are responsible for payment for the equipment and the services that AdaptHealth Holdings provides.

        Cash Flow.    The following table presents selected data from AdaptHealth Holdings' consolidated statement of cash flows:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2019	2018	2018	2017	2016
	(unaudited)
Net cash provided by operating activities	$26,036	$22,467	$68,427	$45,930	$29,936
Net cash used in investing activities	(38,710)	(71,252)	(96,284)	(15,077)	(2,676)
Net cash (used in) provided by financing activities	(10,353)	61,121	48,769	(30,263)	(27,580)

Net (decrease) increase in cash and cash equivalents	(23,027)	12,336	20,912	590	(320)
Cash at beginning of period	25,186	4,274	4,274	3,684	4,004

Cash at end of period	$2,159	$16,610	$25,186	$4,274	$3,684

Comparison of the Six Months Ended June 30, 2019 and June 30, 2018

        Net cash provided by operating activities for the six months ended June 30, 2019 was $26.0 million compared to $22.5 million for the six months ended June 30, 2018, an increase of $3.5 million. The increase in net cash provided by operating activities was primarily the result of a $14.9 million decrease in net income, a net increase of $37.6 million in non-cash charges primarily from depreciation, provision for doubtful accounts, change in fair value of interest rate swaps, equity-based compensation expense and write-off of deferred financing costs, and a $19.1 million increase in cash used resulting from the change in operating assets and liabilities, primarily due to an increase in accounts receivable for the period.

        Net cash used in investing activities for the six months ended June 30, 2019 was $38.7 million compared to $71.3 million for the six months ended June 30, 2018. The primary use of funds in the six months ended June 30, 2019 was $10.7 million in equipment purchases and other fixed assets and $28.0 million for acquisitions, including the Gould's Acquisition. The primary use of funds in the six months ended June 30, 2018 was $6.0 million in equipment purchases and other fixed assets and $65.3 million for acquisitions, including the Verus Acquisition and the PPS Acquisition.

        Net cash used in financing activities for the six months ended June 30, 2019 was $10.4 million compared to $61.1 million of cash provided by financing activities for the six months ended June 30, 2018. Net cash used in financing activities for the six months ended June 30, 2019 was primarily related to the 2019 Recapitalization, which resulted in $319.5 million of borrowings from long-term debt and lines of credit, $20.0 million of proceeds from an equity offering, and proceeds of $100.0 million from a preferred debt issuance, offset by total repayments of $173.0 million on long-term debt, lines of credit and capital lease obligations, payments of $9.0 million for deferred financing costs, payments of $0.8 million for equity issuance costs, payment of $3.7 million for the redemption of preferred units, payment of $12.0 million in contingent consideration in connection with the Verus Acquisition, distributions to members of $250.0 million and $1.4 million of distributions to noncontrolling interests. For the six months ended June 30, 2018, net cash provided by financing activities were primarily related to $154.7 million of borrowings from long-term debt and lines of credit, offset by total repayments of $89.6 million on long-term debt, lines of credit and capital lease obligations, and payments of

$2.7 million for deferred financing costs, $1.0 million for debt prepayment penalties and $0.3 million of distributions to noncontrolling interest.

Comparison of the Years Ended December 31, 2018 and December 31, 2017

        Net cash provided by operating activities for the year ended December 31, 2018 was $68.4 million compared to $45.9 million for the year ended December 31, 2017, an increase of $22.5 million. The increase in net cash provided by operating activities was primarily the result of a $14.1 million increase in net income, a net increase of $23.9 million in non-cash charges primarily from depreciation, provision for doubtful accounts, equity-based compensation expense and write-off of deferred financing costs, offset by a $15.4 million increase in cash used resulting from the change in operating assets and liabilities, primarily due to an increase in accounts receivable.

        Net cash used in investing activities for the year ended December 31, 2018 was $96.3 million, compared to $15.1 million for the year ended December 31, 2017. The primary use of funds in 2018 was $86.3 million for business acquisitions, including the Verus Acquisition, the PPS Acquisition, the HMEI Acquisition, the CCLI Acquisition and the Med Way Acquisition. The primary use of funds in 2017 was $8.5 million for business acquisitions. Purchases of equipment and other fixed assets were $9.9 million and $6.9 million for the years ended December 31, 2018 and 2017, respectively.

        Net cash provided by financing activities for the year ended December 31, 2018 was $48.8 million compared to net cash used in financing activities of $30.3 million for the year ended December 31, 2017. Net cash provided by financing activities for 2018 primarily related to $164.8 million of borrowings from long-term debt and lines of credit, offset by total repayments of $112.0 million on long-term debt, lines of credit and capital lease obligations, and payments of $2.7 million for deferred financing costs, $1.0 million for debt prepayment penalties and $0.3 million of distributions to noncontrolling interests. Net cash used in financing activities for 2017 primarily related to $201.6 million of borrowings from long-term debt and lines of credit and $2.0 million from contributed capital, offset by total payments of $231.3 million on long-term debt, lines of credit and capital lease obligations, and payments of $1.4 million for deferred financing costs, $0.8 million for acquisition of noncontrolling interest, $0.2 million of equity issuance costs and $0.2 million of distributions to noncontrolling interests.

Comparison of the Years Ended December 31, 2017 and December 31, 2016

        Net cash provided by operating activities for the year ended December 31, 2017 was $45.9 million compared to $29.9 million for the year ended December 31, 2016, an increase of $16.0 million. The increase in net cash provided by operating activities was primarily the result of a $13.9 million increase in net income, a net decrease of $0.9 million in non-cash charges primarily from depreciation, provision for doubtful accounts and a gain on sale of assets, and a $3.0 million decrease in cash used resulting from changes in operating assets and liabilities, primarily due to an increase in accounts payable and accrued expenses, offset by a decrease in accounts receivable.

        Net cash used in investing activities for the year ended December 31, 2017 was $15.1 million, compared to $2.7 million for the year ended December 31, 2016. The primary use of funds in 2017 was $8.5 million to acquire businesses, $6.9 million for the purchase of equipment and other fixed assets, offset by $0.3 million of proceeds from the disposition of entities. The primary use of funds in 2016 was $1.3 million to acquire businesses, $2.5 million for the purchase of equipment and other fixed assets, offset by $1.1 million of proceeds from the disposition of entities.

        Net cash used in financing activities for the year ended December 31, 2017 was $30.3 million, compared to $27.6 million of cash used in financing activities for the year ended December 31, 2016. Net cash used in financing activities for 2017 primarily related to $201.6 million of borrowings from long-term debt and lines of credit and $2.0 million from contributed capital, offset by total repayments of $231.3 million on long-term debt, lines of credit and capital lease obligations, and payments of $1.4 million for deferred financing costs, $0.8 million for acquisition of noncontrolling interests, $0.2 million of equity issuance costs and $0.2 million of distributions to noncontrolling interests. Net cash used in financing activities for 2016 primarily related to $177.7 million of borrowings from lines of credit, offset by total repayments of $203.4 million on lines of credit, long-term debt and capital lease obligations, and payments of $0.1 million for deferred financing costs, $0.8 million for acquisition of noncontrolling interests, $0.8 million for the repurchase of common units and $0.2 million of distributions to noncontrolling interests.

Off-Balance Sheet Arrangements

        As of June 30, 2019, AdaptHealth Holdings did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Commitments and Contingencies

        In the normal course of business, AdaptHealth Holdings is subject to loss contingencies, such as legal proceedings and claims arising out of its business that cover a wide range of matters. In accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 450, Accounting for Contingencies, AdaptHealth Holdings records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. AdaptHealth Holdings management believes that any liability that may ultimately result from its resolution will not have a material adverse effect on AdaptHealth Holdings' financial conditions or results of operations.

        Other contingencies arising in the normal course of business relate to acquisitions and the related contingent purchase prices and deferred payments.

Contractual Obligations

        The following table summarizes the long-term cash payment obligations to which AdaptHealth Holdings is contractually bound. The years presented below represent 12-month periods ending June 30, 2019.

(in thousands)	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years	Totals
Credit Facility Repayments(1)(2)	$23,595	$84,064	$260,497	$—	$368,156
Fees on Credit Facility(2)	619	1,713	1,338	—	3,670
Promissory Note Repayments(3)	12,000	36,000	36,000	145,000	229,000
Seller Note(4)	1,433	717	—	—	2,150
Capital Leases	19,309	605	—	—	19,914
Operating Leases	7,450	10,358	7,380	4,158	29,346
Other	81	15	—	—	96

Total Contractual Obligations	$64,487	$133,472	$305,215	$149,158	$652,332

(1)
Credit facility repayments include the principal amount of long-term debt, including the current portion, and the related estimated contractual interest obligations. Borrowings under the credit facility bear interest quarterly at variable rates based upon the sum of the LIBOR Rate for such interest period, plus an applicable margin based upon AdaptHealth Holdings' consolidated total leverage ratio. The rate assumed for the variable interest component of the contractual interest obligation was the rate in effect at June 30, 2019. Contractual interest is the interest that AdaptHealth Holdings is contracted to pay on its credit facility without taking into account the interest impact of interest rate swaps related to any of its debt.

(2)
The actual amounts of interest and fee payments under the credit facility will ultimately depend on the amount of debt outstanding and the interest rates in effect during each period. The fees payable on the credit facility include estimated fees for unused borrowings and an annual administrative fee.

(3)
The promissory note is due on the tenth anniversary of the agreement and bears interest at 12% per annum through the seventh anniversary of the agreement closing date, and the greater of 15% per annum or LIBOR plus 12% per annum thereafter until maturity.

(4)
The seller note was issued in connection with the Gould's Acquisition and is due in four equal quarterly installments commencing on the fifteenth month anniversary of the closing and accrues 5.0% interest annually.

        At June 30, 2019, AdaptHealth Holdings recorded liabilities of $4,750,000 related to possible future earnout payments due to sellers in connection with acquisitions in 2018 and 2019. These payments are due at various dates through December 31, 2021, if earned.

Critical Accounting Policies and Significant Estimates

        The discussion and analysis of AdaptHealth Holdings' financial condition and results of operations is based upon AdaptHealth Holdings' consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of AdaptHealth Holdings' consolidated financial statements requires its management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures of contingent assets and liabilities. AdaptHealth Holdings' management bases its estimates, assumptions and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Different assumptions and judgments would change the estimates used in the preparation of AdaptHealth Holdings' consolidated financial statements which, in turn, could change the results from those reported. In addition, actual results may differ from these estimates and such differences could be material to AdaptHealth Holdings' financial position and results of operations.

        Critical accounting policies and significant estimates are those that AdaptHealth Holdings' management considers the most important to the portrayal of AdaptHealth Holdings' financial condition and results of operations because they require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. AdaptHealth Holdings' critical accounting policies and significant estimates in relation to its consolidated financial statements include those related to:

  •
  Revenue Recognition;

  •
  Accounts Receivable;

  •
  Business Combinations; and

  •
  Impairment of Goodwill.

Revenue Recognition

        Net revenues are recorded for services that AdaptHealth Holdings provides to patients for home medical equipment, related supplies, and other items. AdaptHealth Holdings' revenues are recognized on an accrual basis in the period in which services and related products are provided to customers and are recorded either at a point in time for the sale of supplies and disposables, or over the service period for equipment, at amounts estimated to be received from patients or under reimbursement arrangements with Medicare, Medicaid and third-party payors, including private insurers.

        Sales revenue is recognized upon transfer of control of products or services to customers in an amount that reflects the consideration AdaptHealth Holdings expects to receive in exchange for those products or services. Revenues for the sale of durable medical equipment and related supplies, including oxygen equipment, ventilators, wheelchairs, hospital beds and infusion pumps, are recognized at the time of delivery.

        AdaptHealth provides certain equipment to patients which is reimbursed periodically in fixed monthly payments for as long as the patient is using the equipment and medical necessity continues (in certain cases, the fixed monthly payments are capped at a certain amount). The equipment provided to the patient is based upon medical necessity as documented by prescriptions and other documentation received from the patient's physician. The patient generally does not negotiate or have input with respect to the manufacturer or model of the equipment prescribed by their physician and delivered by AdaptHealth Holdings. Once initial delivery of this equipment is made to the patient for initial setup, a monthly billing process is established based on the initial setup service date. AdaptHealth Holdings recognizes the fixed monthly revenue ratably over the service period as earned, less estimated adjustments, and defers revenue for the portion of the monthly bill that is unearned. No separate revenue is earned from the initial setup process. Included in fixed monthly revenue are unbilled amounts for which the revenue recognition criteria had been met as of period-end but were not yet billed to the payor. The estimate of net unbilled fixed monthly revenue recognized is based on historical trends and estimates of future collectability.

        AdaptHealth Holdings' billing system contains payor-specific price tables that reflect the fee schedule amounts in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. Net revenues are recorded based on the applicable fee schedule. AdaptHealth Holdings has established a contractual allowance to account for adjustments that result from differences between the payment amount received and the expected realizable amount. If the payment amount received differs from the net realizable amount, an adjustment is recorded to net revenues in the period that these payment differences are determined. AdaptHealth Holdings reports revenues in its consolidated financial statements net of such adjustments.

        AdaptHealth Holdings recognizes revenue at the time the following criteria are met:

  •
  persuasive evidence of an arrangement exists;

  •
  delivery has occurred;

  •
  the seller's price to the buyer is fixed or determinable; and

  •
  collectability is reasonably assured.

Accounts Receivable

        Due to the continuing changes in the healthcare industry and third-party reimbursement environment, certain estimates are required to record total net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. The complexity of third-party billing arrangements and laws and regulations governing Medicare and Medicaid may result in adjustments to amounts originally recorded.

        AdaptHealth Holdings performs periodic analysis to evaluate the collectability of outstanding balances. Management's evaluation takes into consideration such factors as historical bad debt experience, business and economic conditions, trends in healthcare coverage, other collection indicators and information about specific receivables. AdaptHealth Holdings' evaluation also considers the age and composition of the outstanding amounts in determining their estimated net realizable value.

        Receivables are considered past due when not collected by established due dates. Specific patient balances are written off and charged to the allowance after collection efforts have been followed and the account has been determined to be uncollectible. Revisions in reserve estimates are recorded as an adjustment to net revenue or provision for doubtful accounts in the period of revision.

Business Combinations

        AdaptHealth Holdings applies the acquisition method of accounting for business acquisitions. The results of operations of the businesses acquired by AdaptHealth Holdings are included as of the respective acquisition date. The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities assumed, such excess is allocated to goodwill. Patient relationships, medical records and patient lists are not reported as separate intangible assets due to the missing contractual basis but are part of goodwill. Customer related relationships are not reported as separate intangible assets but are part of goodwill as authorizing physicians are under no obligation to refer our services to their patients, who are free to change physicians and service providers at any time. AdaptHealth Holdings may adjust the preliminary purchase price allocation, as necessary, for up to one year after the acquisition closing date if it obtains more information regarding asset valuations and liabilities assumed. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

Impairment of Goodwill

        AdaptHealth Holdings has a significant amount of goodwill on our balance sheet that resulted from the business acquisitions we have made in recent years. Goodwill is not amortized and is tested for impairment annually and upon the occurrence of a triggering event or change in circumstance indicating a possible impairment. Such changes in circumstance can include, among others, changes in the legal environment, reimbursement environment, operating performance, and/or future prospects. AdaptHealth Holdings performs its annual impairment review of goodwill during the fourth quarter (December 31) of each year.

        The impairment testing can be performed on either a quantitative or qualitative basis. During 2018, AdaptHealth Holdings utilized a qualitative analysis for our annual impairment test and determined that there were no triggering events that would indicate that it is "more likely than not" that the carrying value of our reporting unit is higher than the respective fair value. As a result, we did not record any goodwill impairment charges and none of the goodwill was considered at risk of impairment. Since the date of our last annual goodwill impairment test, there have been no material developments, events, changes in operating performance or other circumstances.

Recent Accounting Pronouncements

        Recently issued accounting pronouncements that may be relevant to AdaptHealth Holdings' operations but have not yet been adopted are outlined in Note 2 (bb), Recent Accounting Pronouncements, to its consolidated financial statements included elsewhere in this proxy statement.

Quantitative and Qualitative Disclosures about Market Risk

        AdaptHealth Holdings' exposure to market risk relates to fluctuations in interest rates from borrowings under its credit facility. Interest on AdaptHealth Holdings' debt borrowings carries a floating interest rate which is tied to LIBOR, and therefore AdaptHealth Holdings is exposed to changes in interest rates.

        AdaptHealth Holdings' secured term loans and revolving credit facility expose it to variability in interest payments due to changes in interest rates. As of June 30, 2019, and December 31, 2018, the total amount of outstanding debt subject to interest rate fluctuations was $300.6 million and $134.9 million, which approximates fair value. A hypothetical 1% increase in the applicable interest rate on our variable-rate debt would result in an approximately $3.0 million and $1.3 million increase in our annual interest expense in 2019 and 2018, respectively.

        AdaptHealth Holdings maintains interest rate swap agreements with notional amounts totaling $250 million and $85 million as of June 30, 2019 and December 31, 2018, respectively, with maturity dates through March 2024. These swap agreements cover a portion of AdaptHealth Holdings' variable rate borrowings to a fixed rate. As of June 30, 2019, and December 31, 2018, the total fair value of these swap agreements was a liability of $8.9 million and $0.4 million, respectively, and an asset of $0 and $0.9 million, respectively.

AdaptHealth Holdings Related Party Transactions

Executive Loan

        On December 31, 2014, Mr. McGee entered into a loan agreement to borrow $1.0 million from AdaptHealth Holdings in order to acquire AdaptHealth Holdings Common Units. Monthly, interest-only payments are due at a rate of 1.9% per annum, and the principal is due in full at maturity on December 31, 2021. The loan will be repaid in full or forgiven immediately prior to the Closing.

Vendor Relationships

        AdaptHealth Holdings and each of Messrs. McGee and Parnes own equity in SnapWorx, LLC, a vendor of AdaptHealth Holdings that provides workflow technology services. Each of Messrs. McGee and Parnes owns less than 1% of SnapWorx, LLC. AdaptHealth Holdings' expense for the year ended December 31, 2018 for SnapWorx, LLC was $1.9 million.

        AdaptHealth Holdings and each of Messrs. McGee, Parnes and Gvodas own equity in Parachute Health, a vendor of AdaptHealth Holdings that provides automated order intake software. Each of Messrs. McGee, Parnes and Gvodas owns less than 1% of Parachute Health. AdaptHealth Holdings' expense for the year ended December 31, 2018 for Parachute Health was $1.6 million.

        In 2014, Ocean Home Health Supply LLC, an indirect subsidiary of AdaptHealth Holdings, executed an agreement with a company affiliated with Mr. Parnes for software and billing services. The agreement had an initial term of one year and automatically renewed from year to year. AdaptHealth Holdings' expense for the year ended December 31, 2018 under the agreement was $2.3 million. The agreement was terminated effective December 31, 2018.

BlueMountain Investment

        On February 27, 2019, AdaptHealth Holdings entered into a Note and Unit Purchase Agreement with the BM Blocker, pursuant to which, on March 26, 2019, among other things, in exchange for $120.0 million in cash, AdaptHealth Holdings issued (i) an aggregate of 17,302.79 Existing AdaptHealth Units and 19,747.43 BM Capped Common Units (as defined in the AdaptHealth Holdings LLC Agreement) to the BM Blocker and to BlueMountain Summit Opportunities Fund II (US) L.P., whereby such entities became members in AdaptHealth Holdings, and (ii) the BM Notes, in an aggregate initial principal amount of $100.0 million to the BlueMountain Entities. Interest accrues under the BM Notes (a) for the first seven years of the term of the BM Notes, at a rate of 12.0% per annum, with interest at a rate of 6.0% per annum payable in cash and interest at a rate of 6.0% per annum as PIK interest and (b) for the final three years of the term, at a rate equal to the greater of (i) 15.0% per annum or (ii) the 12-month LIBOR rate plus 12.0% per annum. Pursuant to a letter agreement entered into on July 8, 2019 between AdaptHealth Holdings, the BM Blocker and the BlueMountain Entities, at the Closing, (i) the BM Capped Common Units will be canceled, (ii) an additional $43.5 million aggregate principal amount of promissory notes will be issued to the BlueMountain Entities and (iii) the BM Notes will be amended and restated such that, among other things: (A) the maturity date of the BM Notes will be extended to the tenth anniversary of the Closing and (B) certain covenants contained in the AdaptHealth Holdings LLC Agreement restricting AdaptHealth Holdings' ability to engage in certain corporate actions will be added to the BM Notes. See "—Liquidity and Capital Resources—2019 Recapitalization."

Policies and Procedures for Related Party Transactions

        Our board of directors has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions.

        A "Related Party Transaction" is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of the post-combination company's officers or one of the post-combination company's directors;

  •
  any person who is known by the post-combination company to be the beneficial owner of more than 5% of our voting stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, an officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than 5% of our voting stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        The post-combination company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

EXECUTIVE COMPENSATION

DFB

        The following discussion concerns the current compensation of DFB's officers and directors prior to the consummation of our Initial Business Combination.

        Commencing on February 16, 2018 through the earlier of the consummation of our Initial Business Combination and our liquidation, we are obligated to (i) pay our Sponsor a total of $10,000 per month for office space, utilities and secretarial support and (ii) pay $7,500 per month to Mr. Wolfe for his services prior to the consummation of our Initial Business Combination, subject to the terms of an administrative services agreement and a strategic services agreement, respectively. None of our other executive officers or directors has received any cash (or non-cash) compensation for services rendered to us. Our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

AdaptHealth Holdings

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to certain of AdaptHealth Holdings' executive officers during the year ended December 31, 2018. As an emerging growth company, AdaptHealth Holdings has opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. Throughout this proxy statement, these three officers are referred to as AdaptHealth Holdings' "named executive officers."

        The compensation reported in this summary compensation table below is not necessarily indicative of how AdaptHealth Holdings will compensate its named executive officers in the future. AdaptHealth Holdings expects that it will continue to review, evaluate and modify its compensation framework as a result of becoming a publicly traded company and AdaptHealth Holdings' compensation program following the Closing could vary significantly from its historical practices.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Luke McGee	2018	300,000	1,724,100	211,250	12,324	2,247,674
Chief Executive Officer
Joshua Parnes	2018	300,000	1,724,100	211,250	10,664	2,246,014
President
Gregg Holst	2018	300,000	689,500	180,000	13,290	1,182,790
Chief Financial Officer

(1)
Effective as of March 11, 2019, the annual base salaries for Messrs. McGee, Parnes and Holst were increased to $500,000, $500,000 and $350,000, respectively.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the Incentive Units granted to each of Messrs. McGee, Parnes and Holst during the fiscal year ended December 31, 2018, in accordance with FASB ASC 718. See note 8 to AdaptHealth Holdings' consolidated financial statements for the fiscal year ended December 31, 2018 for a discussion of the assumptions used to calculate these values.

(3)
The amounts reported as earned in this column represent the bonuses earned with respect to 2018 by each named executive officer. These amounts were paid in the first quarter of 2019. For additional information, please see "—Narrative to Summary Compensation Table—Executive Employment Agreements" below.

(4)
The amounts reported as earned by each named executive officer in this column represent (i) $12,000 for an automobile allowance and $324 for life insurance premiums with respect to Mr. McGee, (ii) $10,364 for an automobile allowance and $300 in life insurance premiums with respect to Mr. Parnes and (iii) $12,000 for an automobile allowance and $1,290 in life insurance premiums with respect to Mr. Holst.

Narrative to Summary Compensation Table

Executive Employment Agreements

        Certain of the compensation paid to AdaptHealth Holdings' named executive officers reflected in the summary compensation table was provided pursuant to employment agreements with AdaptHealth Holdings or one of its subsidiaries, which are summarized below. For a discussion of the severance pay and other benefits to be provided to AdaptHealth Holdings' named executive officers in connection with a termination of employment and/or a change in control under arrangements with each of AdaptHealth Holdings' named executive officers, please see "—Potential Payments Upon Termination or Change In Control" below.

        Luke McGee and Joshua Parnes.    AdaptHealth Holdings entered into substantially similar employment agreements with each of Messrs. McGee and Parnes on May 17, 2018 (collectively, the "2018 Employment Agreements"), which provide for an initial term of three-years with automatic one-year renewal periods thereafter unless either party provides 30 days' written notice of non-renewal. Under the 2018 Employment Agreements, Messrs. McGee and Parnes were each entitled to a base salary of $300,000. Messrs. McGee and Parnes were subject to certain restrictive covenants under the 2018 Employment Agreements, including a one-year post-termination non-compete and non-solicit of AdaptHealth Holdings' employees, consultants, clients, customers and other business relationships of AdaptHealth Holdings and its affiliates, and an indefinite covenant against taking any action or making any statement the effect of which would be, directly or indirectly, to disparage AdaptHealth Holdings or any of its affiliates, or the business reputation or good name of AdaptHealth Holdings.

        In connection with the closing of BlueMountain's March 2019 investment in AdaptHealth Holdings, each of Messrs. McGee and Parnes entered into substantially similar employment agreements with AdaptHealth Holdings on March 20, 2019 (the "2019 Employment Agreements") that superseded the 2018 Employment Agreements in their entirety. For additional information, see "—Compensation of Executive Officers and Directors after the Business Combination—Executive Officers—Executive Employment Agreements" below.

        Gregg Holst.    Mr. Holst joined AdaptHealth in 2014 as the Chief Financial Officer pursuant to an employment agreement with AdaptHealth dated November 10, 2014 (the "Holst Employment Agreement"), which provides for an initial term of one year with automatic one-year renewal periods thereafter unless terminated earlier. Under the Holst Employment Agreement, Mr. Holst is entitled to receive a base salary, and is eligible to receive a target annual incentive bonus equal to 70% of his base salary, based upon the achievement of AdaptHealth and individual performance objectives, subject to continued employment through the applicable payment date. Mr. Holst is subject to certain restrictive covenants under the Holst Employment Agreement, including a one-year post-termination non-compete and non-solicit of the employees, consultants, customers and suppliers of AdaptHealth and its affiliates, and an indefinite covenant against disparaging, criticizing or making statements to the detriment of AdaptHealth or any of its affiliates.

        2018 Bonuses.    Bonuses payable to our named executive officers in respect of service during 2018 were paid in the first calendar quarter of 2019 and were determined based on the achievement of company performance, Adjusted EBITDA Less Patient Equipment Capex and compliance thresholds established by the compensation committee of AdaptHealth Holdings.

        Incentive Units.    AdaptHealth Holdings makes grants of Incentive Units pursuant to the AdaptHealth Holdings LLC Agreement and the AdaptHealth Holdings Incentive Unit Grant Notice to certain executive officers, including its named executive officers. The Incentive Units are intended to qualify as profits interests for federal income tax purposes, and each named executive officer, through single-member limited liability companies, became members of AdaptHealth Holdings, bound by all the terms and conditions set forth in the AdaptHealth Holdings LLC Agreement.

        On July 1, 2018, AdaptHealth Holdings granted Incentive Units (the "2018 Incentive Units") to certain executive officers, including each of its named executive officers, which vest 50% on the second anniversary of the vesting commencement date and 25% on each of the third and fourth anniversaries of the vesting commencement date, provided that the named executive officer remains continuously employed with AdaptHealth Holdings through each vesting date. In connection with the closing of BlueMountain's investment in AdaptHealth Holdings on March 20, 2019, AdaptHealth Holdings agreed to make distributions in respect of the 2018 Incentive Units, as if the 2018 Incentive Units were vested, in the same amount distributed with respect to the AdaptHealth Holdings Common Units. The distributions made in respect of the 2018 Incentive Units that were made below the threshold value of such units was treated as an advance for tax purposes against any future consideration the named executive officers would receive in respect of the 2018 Incentive Units in a "Sale of the Company" (as defined in the AdaptHealth Holdings LLC Agreement). As of the same date, pursuant to the 2019 Employment Agreements, the vesting of the 2018 Incentive Units held by each of Messrs. McGee and Parnes were fully accelerated.

        On June 13, 2019, AdaptHealth Holdings granted Incentive Units (the "2019 Incentive Units") to certain executive officers, including each of Messrs. McGee and Parnes, 50% of which vest in substantially equal installments on each of the first, second, third and fourth anniversaries of the vesting commencement date (the "Time Units"), and 50% of which vest on the earlier to occur of (x) a Sale of the Company and (y) the fourth anniversary of the vesting commencement date, in either case, provided that the equity value of AdaptHealth Holdings equals or exceeds $350 million (as determined in good faith by AdaptHealth Holdings' board of managers) less any distributions made to the members of AdaptHealth Holdings after the date of grant and prior to such Sale of the Company or anniversary, as applicable (the "Performance Units").

        The 2018 Incentive Units and Time Units fully vest in connection with a "Sale of the Company" or an initial underwritten public offering of AdaptHealth Holdings' equity securities pursuant to an effective Form S-1 or Form F-1 registration statement filed under the Securities Act or similar law or regulation governing the offering and sale of securities in a jurisdiction other than the United States, provided that the named executive officer remains continuously employed with AdaptHealth Holdings through such Sale of the Company or initial underwritten public offering, as applicable. If (i) a named executive officer's employment is terminated for an act or omission giving rise to cause that results directly from a breach of his fiduciary duties to, or directly results, or could be reasonably be expected to directly result, in material liability to, AdaptHealth Holdings or any of its affiliates, or (ii) the named executive officer breaches any restrictive covenant to which he is bound, in each case, the named executive officer forfeits their Incentive Units in their entirety, regardless of whether or not they have vested. If the named executive officer's employment is terminated for any other reason, then all unvested Incentive Units will be forfeited and cancelled on and after the effective date of such termination.

        Upon the consummation of the Business Combination, all of the Incentive Units will be exchanged for New AdaptHealth Units and shares of Class B Common Stock based on the equity consideration valuation at the Closing, provided that the consideration received in respect of the 2018 Incentive Units and the Time Units will remain subject to the same vesting terms and conditions as were applicable to the 2018 Incentive Units and the Time Units, as applicable, immediately prior to the Closing and the consideration received in respect of the Performance Units will be deemed to have satisfied the applicable performance criteria as of the Closing pursuant to the terms of the Merger Agreement and will be subject to time-based vesting, with 25% of such consideration vesting on each of the first four quarterly anniversaries of the Closing.

        Health and Welfare Plans.    AdaptHealth Holdings' named executive officers are eligible to participate in its employee benefit plans, including its medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees, except that (i) Messrs. McGee, Parnes and Holst were also entitled to reimbursement of automobile expenses of up to $1,000 per month each and (ii) pursuant to the 2018 Employment Agreements, Messrs. McGee and Parnes could elect to receive an annual reimbursement of $15,000 for participation in a family health insurance plan of their choosing in lieu of participation in a family health insurance plan maintained by AdaptHealth Holdings.

        Retirement Plan.    AdaptHealth sponsors a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code, for the benefit of its employees, including the named executive officers. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Pre-tax contributions by participants to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and, participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed. AdaptHealth does not currently make any discretionary or employer matching contributions under the plan.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth outstanding equity awards held by each of AdaptHealth Holdings' named executive officers as of December 31, 2018.

			Unit Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Luke McGee	July 1, 2018	(2)	4,926	8,831,222
Joshua Parnes	July 1, 2018	(2)	4,926	8,831,222
Gregg Holst	July 1, 2018	(2)	1,970	3,531,772

(1)
As of December 31, 2018, the fair market value of an Incentive Unit was approximately $1,793.

(2)
Represents grants of Incentive Units that vest 50% on May 17, 2020 and 25% on each of May 17, 2021 and May 17, 2022. For additional information, see "—Narrative to Summary Compensation Table—Incentive Units" above.

Potential Payments Upon Termination or Change in Control

        The following summaries describe the potential payments and benefits that AdaptHealth Holdings would provide to its named executive officers in connection with a termination of employment and/or a change in control, in each case, as of December 31, 2018.

Severance Benefits

        Other than as set forth below, AdaptHealth Holdings did not offer or have in place for its named executive officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control (other than AdaptHealth's contributory defined contribution plan) as of December 31, 2018.

        Luke McGee and Joshua Parnes.    Neither of Messrs. McGee nor Parnes was entitled to severance benefits as of December 31, 2018 pursuant to the 2018 Employment Agreements.

        Gregg Holst.    Pursuant to the Holst Employment Agreement, if Mr. Holst's employment is terminated by AdaptHealth without cause (including a termination by reason of non-renewal) or by Mr. Holst for good reason (each, as defined in the Holst Employment Agreement), subject to Mr. Holst's execution and non-revocation of a general release of claims in favor of AdaptHealth and its officers, directors and agents, Mr. Holst is entitled to continued payment of his base salary and participation in AdaptHealth's benefit plans generally made available to other executive officers of AdaptHealth, in each case, for six months following such date of termination. If such termination, or a termination by reason of Mr. Holst's death or disability, occurs after Mr. Holst has completed six months of service in a given fiscal year, Mr. Holst is also entitled to a prorated portion of his target annual incentive bonus that relates to AdaptHealth's attainment of its annual financial targets for the fiscal year in which the termination occurs, payable at the same time as such bonus would have otherwise been paid had his employment not terminated.

Change in Control

        Incentive Units.    In the event of a "Sale of the Company," the 2018 Incentive Units granted to each of Messrs. McGee, Parnes and Holst will immediately vest upon the occurrence of such event, to the extent the named executive officer remained employed with AdaptHealth Holdings through such sale.

        For additional information, see "—Narrative to Summary Compensation Table—Incentive Units" above.

Director Compensation

        For 2018, members of the AdaptHealth Holdings board of managers received no compensation for services rendered. AdaptHealth Holdings currently has no other formal arrangements under which its managers receive compensation for service to its board of managers or its committee.

Compensation of Executive Officers and Directors after the Business Combination

        Following the Business Combination, the executive officers of DFB will consist of:

  •
  Luke McGee, Chief Executive Officer;

  •
  Joshua Parnes, President;

  •
  Gregg Holst, Chief Financial Officer;

  •
  Christopher Joyce, General Counsel; and

  •
  Shaw Rietkerk, Chief Revenue Officer.

        Following the Business Combination, Richard Barasch will serve as the Chairman of DFB's board of directors and the other members of the DFB's board of directors will be Messrs. McGee and Parnes, Alan Quasha, Terence Connors, Dr. Susan Weaver and Dale Wolf. The summaries below set forth the different agreements and arrangements that will govern the terms of the compensation of these executive officers and directors following the Closing, and except as otherwise set forth herein, no determinations regarding the compensation arrangements for these directors or executive officers have been made.

Founder Shares and Founder Warrants

        In connection with the Assignment Letter, our Sponsor will transfer and assign to AdaptHealth Holdings (or such equityholder or employee of AdaptHealth Holdings as AdaptHealth Holdings shall designate prior to the Closing) between 2,437,500 and 2,500,000 of the founder shares and between 1,690,000 and 1,733,333 of the warrants to purchase shares of Common Stock held by our Sponsor. AdaptHealth Holdings intends to distribute these shares and warrants to certain of its members and to certain of its employees. The proposed allocation of these shares and warrants has been determined as of the date of this proxy statement, and the final allocation of these shares and warrants will be determined no later than two days prior to the Closing. We expect that this allocation will include allocations to the executive officers and directors of DFB following the Business Combination. It is currently contemplated that Messrs. McGee and Parnes will be granted 150,000 and 75,000 founder shares, respectively.

        For additional information about the Assignment Letter, see "Proposal No. 1—The Business Combination Proposal—Related Agreements—Assignment Letter."

Stock Incentive Plan

        DFB is requesting stockholders approve and adopt the 2019 Plan. DFB's employees, including executive officers, and directors will be eligible to receive awards under the 2019 Plan if approved. DFB's board of directors or a committee thereof will determine any grants made in the future to executive officers and directors, and the benefits or amounts that may be received or allocated under the 2019 Plan are not currently determinable.

        For additional information about the 2019 Plan, see "Proposal No. 4—The 2019 Plan Proposal."

Employee Stock Purchase Plan

        DFB is requesting stockholders approve and adopt the 2019 ESPP. In the future, DFB's employees, including executive officers, may be eligible to participate under the 2019 ESPP if approved.

        For additional information about the 2019 ESPP, see "Proposal No. 5—The 2019 ESPP Proposal."

Executive Officer Compensation

Executive Employment Agreements

        Certain of the compensation payable to DFB's executive officers following the Business Combination will be governed by employment agreements with AdaptHealth Holdings or one of its subsidiaries, which are summarized below, including a discussion of the severance pay and other benefits to be provided to DFB's executive officers in connection with a termination of employment and/or a change in control, in each case following the Business Combination.

        Luke McGee and Joshua Parnes.    Pursuant to the 2019 Employment Agreements, each of Messrs. McGee and Parnes are entitled to receive an annual base salary of $500,000, and are eligible to receive a target annual incentive bonus equal to 100% of their base salary based on the achievement of annual AdaptHealth Holdings and individual performance objectives for such fiscal year, subject to continued employment through the applicable payment date. In connection with the 2019 Employment Agreements, each of Messrs. McGee and Parnes entered into restrictive covenant agreements which include a 24-month post-termination non-compete and non-solicit of the employees, consultants, clients, customers and other business relationships of AdaptHealth Holdings and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding AdaptHealth Holdings or any of its affiliates.

        In the event either of Messrs. McGee's or Parnes' employment is terminated by AdaptHealth Holdings without cause or by Messrs. McGee or Parnes for good reason, as applicable, subject to their execution and non-revocation of a general release of claims in favor of AdaptHealth Holdings and its affiliates, Mr. McGee and Mr. Parnes, as applicable, are entitled to (x) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (y) continued payment of base salary for a period of 24 months following such date of termination, and (z) an amount equal to two times their then-current target annual bonus, payable in substantially equal installments during the 24-month period following such date of termination in accordance with regular payroll practices.

        Gregg Holst.    Mr. Holst's compensation following the Business Combination will continue to be governed by the Holst Employment Agreement. Effective as of March 11, 2019, Mr. Holst's base salary was $350,000.

        For additional information, see "—Narrative to Summary Compensation Table—Executive Employment Agreements" and "—Potential Payments upon Termination or Change in Control" above.

        Christopher Joyce.    AdaptHealth entered into an offer letter with Mr. Joyce on January 15, 2018, pursuant to which Mr. Joyce is entitled to receive a base salary, currently $350,000, and is eligible to receive a target annual incentive bonus equal to 50% of base salary based on company performance as determined by AdaptHealth at its sole discretion, subject to continued employment through the applicable payment date. Mr. Joyce is also entitled to a car allowance of $1,000 per month. If Mr. Joyce's employment is terminated by AdaptHealth without cause, subject to his execution and non-revocation of a general release of claims in favor of AdaptHealth Holdings and its affiliates, Mr. Joyce is entitled to an amount equal to his annual base salary and his target annual incentive bonus, payable in accordance with normal payroll practices until the earlier of (x) the 12-month anniversary of such date of termination and (y) such date Mr. Joyce accepts another position as an employee, consultant or independent contractor.

        Shaw Rietkerk.    AdaptHealth entered into an offer letter with Mr. Rietkerk on May 7, 2018, pursuant to which Mr. Rietkerk is entitled to receive a base salary of $300,000 and is eligible to receive a target annual incentive bonus equal to 50% of base salary based on company performance as determined by AdaptHealth at its sole discretion. Mr. Rietkerk's offer letter does not include any severance provisions.

Other Benefits

        Going forward, the executive officers will be eligible to participate in DFB's retirement, health, and welfare programs in accordance with the policies as they are available to other key executive employees of DFB.

Director Compensation

        No determinations have been made with respect to the compensation of the members of DFB's board of directors following Closing, and such determinations will be made by our compensation committee following the Business Combination.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Officers and Directors

        Set forth below are the names, ages and positions of each of the individuals who are expected to serve as directors and executive officers of DFB immediately following the Closing:

Name(1)	Age	Position
Richard Barasch	65	Chairman of the Board
Alan Quasha	70	Director
Terence Connors	64	Director
Dr. Susan Weaver	58	Director
Dale Wolf	65	Director
Luke McGee	36	Chief Executive Officer, Director
Joshua Parnes	41	President, Director
Gregg Holst	61	Chief Financial Officer
Christopher Joyce	55	General Counsel
Shaw Rietkerk	44	Chief Revenue Officer

(1)
Pursuant to the Merger Agreement, at the Closing, we will expand the size of our board of directors from five directors to seven, each of whom will be voted upon by our stockholders at the Special Meeting. If all nominees are elected and the Business Combination is consummated, our board will consist of seven directors.

        Richard Barasch has served as our President, Chief Executive Officer and Chairman since our formation. Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly-traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American's acquisition by WellCare Health Plans in May 2017. Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. He is currently on the Board of Directors of ELMC Risk Management Inc., HouseWorks, LLC and Quest Analytics. He is on the Board of Advisors of the Health Policy and Management program at the Columbia University School of Public Health, where he is also an Assistant Adjunct Professor, and the Brown School of Public Health. He also serves on the Board of Trustees of the Maimonides Medical Center in Brooklyn, New York. Mr. Barasch graduated from Swarthmore College and Columbia University Law School.

        Alan Quasha is the Chief Executive Officer of Quadrant Management, Inc., the predecessor of which was founded in 1978. Mr. Quasha has also been a Partner of Vanterra Capital LLC since 2008 and an Investment Committee Member of Trilantic Capital Partners Fund IV since 2009. He serves as a board member of numerous companies, including his roles as Chairman of Carret Asset Management, LLC since 2004, Chairman of Brean Capital, LLC since 2005, Non-Executive Director of Compagnie Financiere Richemont SA (SWISS: CFR.VX) since 2000 and ARC Group Worldwide, Inc. since 2016, where he also serves as the Chief Executive Officer. As a venture capital investor, Mr. Quasha brings strategic and financial experience to our board of directors. He has evaluated and invested in numerous companies in the U.S. and emerging markets, across various industries. Many of these investments involved significant hands-on operating experience. He is also Chairman of the Brain Trauma Foundation, was a past Director of American Express Funds and a former Governor of the American Stock Exchange. Mr. Quasha holds a bachelor's degree from Harvard College, an MBA from Harvard Business School, a Master of Law degree from New York University Law School and a Doctorate of Law from the Harvard Law School.

        Terence Connors currently serves as board member and audit committee chairman of FS Credit Real Estate Income Trust, Inc. and Suburban Propane Partners L.P. (NYSE) and previously served as board member and audit committee chairman of Cardone Industries, Inc., a privately-held automotive aftermarket parts remanufacturer. After a nearly 40-year career with two international public accounting firms, he retired from KPMG LLP in 2015, where he held the positions of Professional Practice Partner and SEC Reviewing Partner. He was also a member of KPMG's Board of Directors from 2011 to 2015 and chaired the Audit, Finance & Operations Committee. Mr. Connors has worked with numerous public and private companies, including Fortune 500 companies, as a senior audit and global lead partner. He also currently serves as an Advisor to Navigate Corporation, a management consulting firm headquartered in the Philadelphia area. Mr. Connors served 14 years on the board of the Philadelphia Chapter of the National Association of Corporate Directors (NACD), including as Chairman and President and is a NACD Board Leadership Fellow. He has served on several nonprofit boards, including the Philadelphia YMCAs and Gesu School and currently serves as a Trustee and Finance Committee Chair at St. Joseph's Preparatory School in Philadelphia. He is a graduate of LaSalle University with a bachelor's degree in Accounting.

        Susan Weaver, M.D. has served on our board of directors since February 2018. She has served as the Chief Executive Officer of C 3 HealthcareRX, a healthcare and pharmacy services company, since July 2016, and as the Founder and President of Transformation Health Partners, LLC since September 2015. Dr. Weaver was the Chief Medical Officer for Blue Cross Blue Shield of North Carolina from 2014 to 2015 after serving as the Vice President, Health Delivery Redesign from December 2012 to early 2014. Prior to joining Blue Cross Blue Shield of North Carolina, Dr. Weaver was the Executive Vice President, Medical Affairs for WakeMed Health & Hospital from September 2011 to December 2012 and the Senior Vice President, Medical Affairs and Physician Practices from January 2009 to September 2011. Dr. Weaver also served as an Executive Director and Physician and founding member for Alliance Medical Ministry, a 501(c)(3) providing medical care to the working uninsured of Wake County, North Carolina. She holds an M.D. from Duke University School of Medicine and a B.S. in Psychology from Duke University.

        Dale Wolf has served as a member of the board of directors of Molina Healthcare, Inc. since 2013 and as chairman of the board since 2017. Mr. Wolf served as the President and Chief Executive Officer of Onecall Care Management Inc. from January 2016 to February 2019 and as executive chairman from September 2015 to January 2016. Mr. Wolf served as the President and Chief Executive Officer of DBW Healthcare, Inc. from January 2014 to June 2018. Mr. Wolf served as the executive chairman of Correctional Healthcare Companies, Inc., a national provider of correctional health care solutions, from December 2012 to July 2014. From 2005 to 2009, Mr. Wolf served as Chief Executive Officer of Coventry Health Care, Inc., a diversified national health care company, and served as the Executive Vice President, Chief Financial Officer and Treasurer of Coventry Health Care, Inc. from 1996 to 2005. Mr. Wolf was also a member of the boards of directors of Correctional Healthcare Companies, Inc. from 2012 to 2014, Coventry Healthcare, Inc. from 2005 to 2009 and Catalyst Health Solutions, Inc. from 2003 to 2012. Mr. Wolf graduated from Eastern Nazarene College with a Bachelor of Arts degree in Mathematics, with honors, and from the MIT Sloan School Senior Executive Program. He has also been a fellow in the Society of Actuaries since 1979.

        Luke McGee is the Chairman and Chief Executive Officer of AdaptHealth Holdings since 2012. Mr. McGee joined Quadrant Management, Inc. in 2010 and holds director positions in certain of Quadrant's portfolio companies along with executive level roles at certain times. Prior to joining Quadrant, Mr. McGee was in the investment banking group at Deutsche Bank and before that Merrill Lynch. He holds a bachelor's degree in Economics from Duke University.

        Joshua Parnes joined AdaptHealth Holdings in 2013 with the acquisition of Ocean Home Health and was appointed President of AdaptHealth Holdings in August 2017. Mr. Parnes built Ocean Home Health from a startup into a successful home medical equipment provider and has over 14 years of operating experience in the home medical equipment industry.

        Gregg Holst joined AdaptHealth Holdings in 2014 as its Chief Financial Officer. Mr. Holst has previously served as chief financial officer for various publicly traded and private equity-backed companies in the healthcare and consumer products sectors, and previously spent eight years at GE Capital in several senior finance roles. Mr. Holst holds a bachelor's degree in Accounting from Pennsylvania State University and is a Certified Public Accountant.

        Christopher Joyce joined AdaptHealth Holdings in 2018 as its General Counsel. Mr. Joyce has over 25 years of experience as chief legal officer and business development executive for publicly-traded and privately-held provider-based and managed care companies. Mr. Joyce most recently served as General Counsel of InnovaCare, Inc., a $2.0 billion managed care insurance company with 450,000 Medicare and Medicaid beneficiaries. Mr. Joyce holds a bachelor's degree in Economics from the State University of New York at Albany and a JD from the University of Chicago.

        Shaw Rietkerk joined AdaptHealth Holdings in 2018. Mr. Rietkerk most recently served as Executive Vice President of Revenue Cycle Management at Brightree. Mr. Rietkerk has over two decades of healthcare service leadership experience, with an extensive background in revenue cycle management, operations, business process outsourcing, account management and process. Prior to joining Brightree in 2015, Mr. Rietkerk was Senior Vice President, Worldwide Operations at M*Modal, a leading healthcare technology provider of advanced clinical documentation solutions.

Board of Directors and Terms of Office of Officers and Directors

        DFB is managed under the direction of its board of directors. After Closing, our board of directors will be divided into three classes of directors with only one class of directors being elected in each year and each class serving a three-year term. At the Closing, (i) Messrs. Barasch, Quasha and McGee will be Class I directors serving terms expiring at our 2020 annual meeting of stockholders, (ii) Messrs. Parnes and Connors will be Class II directors serving terms expiring at our 2021 annual meeting of stockholders, and (iii) Mr. Wolf and Dr. Weaver will be Class III directors serving terms expiring at our 2022 annual meetings of stockholders.

        Pursuant to the terms of the Subscription Agreement, Deerfield will be entitled to designate for nomination by DFB for election one director to serve on DFB's board of directors at the Closing. Deerfield's designee is Dr. Susan Weaver.

        Pursuant to the terms of the Board Designee Rights Letter Agreement, the BlueMountain Entities or their permitted transferees holding a majority of the outstanding principal amount under the BM Notes will have the right, commencing on the Closing Date and ending on the date on which the BM Notes have been paid in full, to designate and nominate for election one director to DFB's board of directors. BlueMountain's designee is Dale Wolf.

        Officers are appointed by our board of directors and serve at the discretion of our board of directors, rather than for specific terms of office.

Committees of the Board of Directors

        The standing committees of our board of directors currently consist of an audit committee and a compensation committee and after the Business Combination will also include a nominating and governance committee and a compliance committee. Each of the committees will report to the board of directors as they deem appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

        Upon consummation of the Business Combination, our audit committee will consist of Dale Wolf, Alan Quasha and Terence Connors, and Mr. Connors will serve as chairman of the audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. We anticipate that each of

Messrs. Wolf, Quasha and Connors will qualify as independent under Nasdaq listing standards and applicable SEC rules with respect to audit committee membership. We also believe Mr. Connors will qualify as an "audit committee financial expert" as defined in applicable SEC rules.

        We have adopted an audit committee charter, which details the principal functions of the audit committee including:

  •
  the appointment, compensation, retention, replacement, and oversight of the work of the independent registered accounting firm and any other independent registered public accounting firm engaged by us;

  •
  pre-approving all audit and non-audit services to be provided by the independent registered accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

  •
  reviewing and discussing with the independent registered accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

  •
  setting clear hiring policies for employees or former employees of the independent registered accounting firm;

  •
  setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

  •
  obtaining and reviewing a report, at least annually, from the independent registered accounting firm describing (i) the independent registered accounting firm's internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

  •
  reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

  •
  reviewing with management, the independent registered accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

        Upon consummation of the Business Combination, our compensation committee will consist of Richard Barasch, Dale Wolf and Alan Quasha, and Mr. Quasha will serve as chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. We anticipate that each of Messrs. Barasch, Wolf and Quasha will qualify as independent under Nasdaq listing standards and applicable SEC rules. We have adopted a compensation committee charter, which details the principal functions of the compensation committee including:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

  •
  reviewing and approving the compensation of all of our other executive officers;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our equity-based remuneration plans;

  •
  assisting management in complying with our SEC filings;

  •
  approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

        The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Governance Committee

        Our nominating and governance committee will be responsible for, among other matters: (i) identifying individuals qualified to become members of our board of directors consistent with criteria approved by our board; (ii) overseeing the organization of our board of directors to discharge the board's duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

        Upon consummation of the Business Combination, we anticipate our nominating and governance committee will consist of Terence Connors, Dr. Susan Weaver and Richard Barasch, with Mr. Barasch serving as the chair of the nominating and governance committee. We expect that our board of directors will adopt a written charter for the nominating and governance committee, which will be available free of charge on our corporate website (www.adapthealth.com) under "Investors" upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compliance Committee

        Our compliance committee will exercise oversight responsibility, review regulatory compliance issues and report to our board of directors with respect to our regulatory compliance programs. Upon consummation of the Business Combination, we anticipate our compliance committee will consist of Dr. Weaver and Messrs. Barasch and Wolf, with Dr. Weaver serving as the chair of the compliance committee.

Code of Ethics and Committee Charters

        We have adopted a Code of Ethics applicable to our directors, officers and employees. We have previously filed a copy of our Code of Ethics, our audit committee charter and our compensation committee charter as exhibits to our registration statement. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

 DESCRIPTION OF SECURITIES

        The following summary of the material terms of our securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the proposed A&R Charter in its entirety for a complete description of the rights and preferences of our securities following the Business Combination. The proposed A&R Charter is described in "Proposal No. 2—The Charter Proposal" and the full text of the proposed A&R Charter is attached as Annex J to this proxy statement.

Authorized and Outstanding Stock

        The proposed A&R Charter authorizes the issuance of 250,000,000 shares of Common Stock, consisting of 210,000,000 shares of Class A Common Stock and 35,000,000 shares of Class B Common Stock, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The outstanding shares of our Common Stock are, and the shares of Common Stock to be issued in the Business Combination will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 31,250,000 shares of Common Stock outstanding.

Common Stock

        The proposed A&R Charter, which we will adopt if the Charter Proposal is approved, provides for two classes of Common Stock: Class A Common Stock and Class B Common Stock. At the Closing, by virtue of the filing of the A&R Charter, all existing shares of Common Stock of DFB will automatically be reclassified as shares of Class A Common Stock. In connection with the Business Combination and pursuant to the Merger Agreement, the Non-Blocker AdaptHealth Members will be issued New AdaptHealth Units and an equal number of shares of Class B Common Stock. The Non-Blocker AdaptHealth Members will collectively own all of our outstanding shares of Class B Common Stock. Following the Closing, we expect to maintain a one-to-one ratio between the number of outstanding shares of Class B Common Stock and the number of New AdaptHealth Units held by persons other than DFB, so holders of New AdaptHealth Units (other than DFB) will have a voting interest in DFB that is proportionate to their economic interest in AdaptHealth Holdings.

        Shares of Class B Common Stock (i) may be issued only in connection with the issuance by AdaptHealth Holdings of a corresponding number of New AdaptHealth Units and only to the person or entity to whom such New AdaptHealth Units are issued and (ii) may be registered only in the name of (a) a person or entity to whom shares of Class B Common Stock are issued as described above, (b) its successors and assigns, (c) their respective permitted transferees or (d) any subsequent successors, assigns and permitted transferees. A holder of shares of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than DFB) only if, and only to the extent permitted by the A&R AdaptHealth Holdings LLC Agreement, such holder also simultaneously transfers an equal number of such holder's New AdaptHealth Units to the same transferee in compliance with the A&R AdaptHealth Holdings LLC Agreement.

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of shares of our Class B Common Stock will vote together as a single class with holders of shares of our Class A Common Stock on all matters properly submitted to a vote of the stockholders.

Dividends

        Holders of Class A Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock unless the shares of Class A Common Stock at the time outstanding are treated equally and identically. Holders of shares of Class B Common Stock will not be entitled to receive any dividends on account of such shares.

Liquidation, Dissolution and Winding Up

        In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Class A Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of shares of Class B Common Stock will not be entitled to receive any of our assets on account of such shares.

Preemptive or Other Rights

        Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock, except that we will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (less up to $50,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000), divided by the number of then outstanding public shares, subject to the limitations described herein.

Election of Directors

        Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Common Stock Prior to the Business Combination

        We are providing public stockholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000), divided by the number of then outstanding public shares, subject to the limitations described herein. Our Initial Stockholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the completion of the Business Combination. In addition, Deerfield has agreed not to redeem any public shares owned by it in connection with the completion of the Business Combination.

        We will consummate the Business Combination only if a majority of the outstanding shares of Common Stock voted at the special meeting are voted in favor of the Business Combination Proposal. However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this proxy statement), if any, could result in the approval of the

Business Combination even if a majority of the remaining stockholders vote, or indicate their intention to vote, against the Business Combination.

        Our Initial Stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after our IPO, in favor of the Business Combination, and Deerfield has agreed to vote the public shares it purchased in our IPO in favor of the Business Combination. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

        Pursuant to our Charter, if we are unable to complete our business combination within 24 months from the closing of our IPO, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price which is payable in cash and equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000 and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if we fail to complete our business combination within 24 months from the closing of our IPO. However, if our Initial Stockholders acquire public shares in or after our IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

        Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock, except that we will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (less up to $50,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable by us and any amounts released to us to fund working capital requirements, subject to an annual limit of $250,000), divided by the number of then outstanding public shares, subject to the limitations described herein.

Founder Shares

        The founder shares are identical to the shares of Common Stock sold in our IPO, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our Initial Stockholders have entered into letter agreements with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our Initial Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if we fail to complete our business combination by February 21, 2020, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our Initial Business Combination within such time period. Our Initial Stockholders have agreed to vote their founder shares and any public shares purchased during or after the IPO in favor of the Business

Combination, and Deerfield has agreed to vote the public shares it purchased in the IPO in favor of the Business Combination.

        Pursuant to a letter agreement, with certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of the Business Combination or earlier if, (x) subsequent to our Business Combination, the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date following the completion of our Business Combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Preferred Stock

        Our Charter currently provides, and the proposed A&R Charter will provide, that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

Redeemable Warrants

Public Stockholders' Warrants

        Each whole warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of our Initial Business Combination. This means that only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-third of one warrant, such warrant will not be exercisable. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

        We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

        We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our Initial Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a "covered security" under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

        Redemption of warrants for cash.    Once the warrants become exercisable, we may redeem the warrants:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon not less than 30 days' prior written notice of redemption (the "30-day redemption period") to each warrant holder; and

  •
  if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

        If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

        We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

        Redemption of warrants for Common Stock.    Ninety days after the warrants become exercisable, we may redeem the warrants:

  •
  in whole and not in part;

  •
  at a price equal to a number of shares of Common Stock to be determined by reference to the table set forth under "Description of Securities—Redeemable Warrants—Public Stockholders' Warrants" based on the redemption date and the "fair market value" of our Common Stock except as otherwise described in "Description of Securities—Redeemable Warrants—Public Stockholders' Warrants";

  •
  upon a minimum of 30 days' prior written notice of redemption, which we refer to as the 30-day redemption period; and

  •
  if, and only if, the last sale price of our Common Stock equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

        The numbers in the table below represent the "redemption prices," or the number of shares of Common Stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the "fair market value" of our Common Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

	Fair Market Value of Common Stock
Redemption Date	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
(period to expiration of warrants)
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

        The "fair market value" of our Common Stock shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

        The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. For example, if the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a "redemption price" of 0.277 shares of Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a "redemption price" of 0.298 shares of Common Stock for each whole warrant. Finally, as reflected in the table above, we can redeem the warrants for no consideration in the event that the warrants are "out of the money"

(i.e., the trading price of our Common Stock is below the exercise price of the warrants) and about to expire.

        Any public warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive "fair market value" for such public warrants so redeemed ("fair market value" for such public warrants held by our officers or directors being defined as the last sale price of the public warrants on such redemption date).

        This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants (other than the private placement warrants) to be redeemed when the Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide the warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants for shares of Common Stock, instead of cash, for "fair value" without the warrants having to reach the $18.00 per share threshold set forth above under "—Redemption of warrants for cash." Holders of the warrants will, in effect, receive a number of shares having a value reflecting a premium for their warrants, based on the "redemption price" as determined pursuant to the above table. We have calculated the "redemption prices" as set forth in the table above to reflect a premium in value as compared to the expected trading price that the warrants would be expected to trade. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding warrants, in this case, for Common Stock, and therefore have certainty as to (i) our capital structure, as the warrants would no longer be outstanding and would have been exercised or redeemed, and (ii) to the amount of cash provided by the exercise of the warrants and available to us, and also provides a ceiling to the theoretical value of the warrants as it locks in the "redemption prices" we would pay to warrant holders if we chose to redeem warrants in this manner. While we will effectively be required to pay a "premium" to warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the warrants for Common Stock if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the premium to the warrant holders. In particular, it would allow us to quickly redeem the warrants for Common Stock, without having to negotiate a redemption price with the warrant holders, which in some situations, may allow us to more quickly and easily close a business combination. And for this right, we are effectively agreeing to pay a premium to the warrant holders. In addition, the warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

        As stated above, we can redeem the warrants when the Common Stock is trading at a price starting at $10.00 per share, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with a premium (in the form of Common Stock). If we choose to redeem the warrants when the Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their warrants for Common Stock if and when such Common Stock was trading at a price higher than the exercise price of $11.50.

        No fractional shares of Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder.

        Redemption procedures and cashless exercise.    If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a "cashless basis." In determining whether to require all holders to exercise their warrants on a "cashless basis," our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management elects this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the "fair market value" (defined below) over the exercise price of the warrants by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management elects this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our Initial Business Combination. If we call our warrants for redemption and our management does not elect this option, our Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

        A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

        If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

        In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other shares into which the warrants are convertible) other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed Initial Business Combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our Initial Business Combination within 24 months from the closing of our IPO, or (e) in connection with the redemption of our public shares upon our failure to complete our Initial Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

        If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

        Other than as set forth in the three immediately preceding paragraphs, no adjustment will be required to be made.

        Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of so purchasable immediately thereafter.

        In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company's amended and restated memorandum and articles of association or as a result of the redemption of public shares by the company if a proposed Initial Business Combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

        The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

        The private placement warrants (including the Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of our Initial Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in our IPO.

        If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

        We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends following the Business Combination will be dependent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of the board of directors at such time. We are not currently contemplating and do not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of our Charter and Bylaws

        Our Charter provides that our board of directors is classified into two classes of directors, and our proposed A&R Charter will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

        Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Exclusive forum for certain lawsuits.    Our Charter requires, and our A&R Charter will require, to the fullest extent permitted by law, other than any claim to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder's counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provisions may have the effect of discouraging lawsuits against our directors and officers. In addition, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the

Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

        Special meeting of stockholders.    Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our chairman.

        Advance notice requirements for stockholder proposals and director nominations.    Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be received by the secretary to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder's notice will need to be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder's notice for an annual meeting. Specifically, a stockholder's notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder's intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders' ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Rule 144

        Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

  •
  1% of the total number of shares of Common Stock then outstanding; or

  •
  the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

        As of the date of this proxy statement, we had 31,250,000 shares of Common Stock outstanding. Of these shares, the 25,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 founder shares owned collectively by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Similarly, the shares of our Common Stock that we will issue in the Business Combination will be restricted securities for purposes of Rule 144.

        As of the date of this proxy statement, there are a total of 12,666,666 warrants to purchase shares of Common Stock outstanding. Each warrant is exercisable for one share of our Common Stock, in accordance with the terms of the warrant agreement governing the warrants. 8,333,333 of these warrants are public warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to maintain an effective registration statement under the Securities Act covering the 8,333,333 shares of our Common Stock that may be issued upon the exercise of the public warrants.

Registration Rights

        Concurrently with the Closing, DFB, our Sponsor, the Blocker Sellers, the Non-Blocker AdaptHealth Members, Deerfield and, if it purchases PIPE Shares pursuant to the Subscription Agreement, RAB Ventures, will enter into the Registration Rights Agreement. The Registration Rights Agreement will amend, restate and replace the registration rights agreement entered into by DFB with our Sponsor on February 15, 2018, in order to provide registration rights to each of our Sponsor, the Blocker Sellers, the Non-Blocker AdaptHealth Members, Deerfield and, if applicable, RAB Ventures, pursuant to which DFB will be required to register for resale shares of Class A Common Stock held by those parties upon Closing or issuable upon the future exercise of private placement warrants or upon the future exchange of New AdaptHealth Units and shares of Class B Common Stock as well as the private placement warrants held by these parties, in each case held by them upon Closing (collectively, "Registrable Securities"). Based on the assumptions described under "Certain Defined Terms," the Registrable Securities will consist of an aggregate of 60,500,000 shares of Class A Common Stock and 4,333,333 private placement warrants. In addition, as described under "Proposal No. 1—The Business Combination Proposal—Subscription Agreement," DFB will be required to register up to 12,500,000 shares of Class A Common Stock issuable pursuant to the Subscription Agreement.

        DFB will be required, within 30 days after consummation of the Business Combination, to use reasonable best efforts to file a registration statement registering the resale of all of the Registrable Securities. In addition, (i) the investors holding a majority of the Registrable Securities may request one long-form registration pursuant to which DFB shall pay all registration expenses only if the aggregate market price of the Registrable Securities included exceeds $20 million and (ii) certain holders of Registrable Securities may request an unlimited number of short-form registrations; provided that DFB shall not be required to pay the expenses of any short-form registration if the holders propose to include Registrable Securities with an aggregate market price of less than $5 million. The holders of Registrable Securities also will also have certain "piggy-back" rights with respect to underwritten offerings initiated by DFB or other DFB stockholders.

        Except as set forth above, we will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities and the fees and expenses of counsel to holders of Registrable Securities. The Registration Rights Agreement also will include customary provisions regarding indemnification and contribution.

        The Registration Rights Agreement also provides that, subject to certain exceptions, if requested by the managing underwriter(s), in connection with any underwritten public offering, each holder that beneficially owns 1% or more of the outstanding Class A Common Stock shall enter into a lock-up agreement with the managing underwriter(s) of such underwritten public offering in such form as agreed to by such managing underwriter(s).

Quotation of Securities

        We have applied to continue the listing of our Class A Common Stock and public warrants on Nasdaq under the symbols "AHCO" and "AHCOW," respectively, upon the Closing. Our application has not yet been approved. See "Risk Factors—There can be no assurance that our Common Stock will be approved for listing on Nasdaq following the Closing, or if approved, that we will be able to comply with the continued listing standards of Nasdaq."

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information known to DFB regarding (i) the actual beneficial ownership of our Common Stock as of the record date and (ii) the expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination, assuming the two redemption scenarios described below, in each case, by:

  •
  each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

  •
  each of our current officers and directors;

  •
  each person expected to become an executive officer or director of DFB upon consummation of the Business Combination; and

  •
  all current officers and directors of DFB, as a group, and all executive officers and directors of DFB following consummation of the Business Combination, as a group.

        Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

        The beneficial ownership of our Common Stock prior to the Business Combination is based on 31,250,000 shares of Common Stock issued and outstanding in the aggregate as of October 15, 2019.

        The expected beneficial ownership of shares of our Common Stock immediately following consummation of the Business Combination assuming two redemption scenarios as follows (both of which are based on the assumptions described under "Certain Defined Terms" except as otherwise described with respect to the second scenario):

  •
  Assuming No Redemptions:  This scenario assumes that no shares of Common Stock are redeemed by the public stockholders, resulting in:

  •
  the purchase of 5,000,000 shares of Common Stock by Deerfield for an aggregate purchase price of $50 million pursuant to the Subscription Agreement;

  •
  the transfer by our Sponsor of 2,500,000 founder shares and 1,733,333 warrants to purchase shares of Common Stock to certain equityholders and employees of AdaptHealth Holdings as have been designated by AdaptHealth Holdings pursuant to the Assignment Letter;

  •
  the payment to the Blocker Sellers and Non-Blocker AdaptHealth Members who made a liquidity election to receive an aggregate of $50 million of cash consideration pursuant to the Merger Agreement an aggregate of $50 million in lieu of shares of Class A Common Stock and New AdaptHealth Units (and shares of Class B Common Stock) pursuant to the Merger Agreement; and

  •
  the issuance to the Blocker Sellers and the Non-Blocker AdaptHealth Members of 46,500,000 combined shares of Class A Common Stock and New AdaptHealth Units (together with one share of Class B Common Stock for each such New AdaptHealth Unit) pursuant to the Merger Agreement, consisting of 17,536,783 shares of Class A Common Stock issued to the Blocker Sellers and 28,963,217 New AdaptHealth Units and 28,963,217 shares of Class B Common Stock issued to the Non-Blocker AdaptHealth Members.

  •
  Assuming Maximum Redemption:  This scenario assumes that approximately 22.5 million shares of Common Stock are redeemed, resulting in:

  •
  the purchase of 12,500,000 shares of Common Stock for an aggregate purchase price of $12.5 million pursuant to the Subscription Agreement;

  •
  the transfer by our Sponsor of 2,437,500 founder shares and 1,690,000 warrants to certain equityholders and employees of AdaptHealth Holdings as have been designated by AdaptHealth Holdings pursuant to the Assignment Letter;

  •
  the payment to certain Blocker Sellers and the Non-Blocker AdaptHealth Members who made a liquidity election to receive cash consideration pursuant to the Merger Agreement of an aggregate of $25 million in cash in lieu of 17,536,783 shares of Class A Common Stock and 31,463,217 New AdaptHealth Units (and 31,463,217 shares of Class B Common Stock); and

  •
  the issuance to the Blocker Sellers and the Non-Blocker AdaptHealth Members of 49,000,000 combined shares of Class A Common Stock and New AdaptHealth Units (together with one share of Class B Common Stock for each such New AdaptHealth Unit) pursuant to the Merger Agreement, consisting of 17,536,783 shares of Class A Common Stock issued to the Blocker Sellers and 31,463,217 New AdaptHealth Units and 31,463,217 shares of Class B Common Stock issued to the Non-Blocker AdaptHealth Members.

        Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

			After the Business Combination
								Assuming Redemption of 22,500,000 Shares of Stock
	Before the Business Combination		Assuming No Redemption
			Class A Stock		Class B Stock			Class A Stock		Class B Stock
		% of Outstanding Common Stock					% of Total Voting Power(2)					% of Total Voting Power(2)
Name and Address of Beneficial Owner(1)	Number of Shares		Number of Shares	%	Number of Shares	%		Number of Shares	%	Number of Shares	%
Deerfield/RAB Ventures, LLC (the Sponsor)(3)	6,045,652	19.3%	6,145,652	10.9%	—	—	7.2%	6,251,485	15.1%	—	—	8.6%
Richard Barasch(4)	6,045,652	19.3%	6,145,652	10.9%	—	—	7.2%	6,351,485	15.3%	—	—	8.7%
Steven Hochberg(4)	6,071,739	19.4%	6,171,739	10.9%	—	—	7.2%	6,277,572	15.2%	—	—	8.6%
Christopher Wolfe	100,000	*	100,000	*	—	—	*	100,000	*	—	—	*
Dr. Mohit Kaushal	26,087	*	26,087	*	—	—	*	26,087	*	—	—	*
Dr. Gregory Sorensen	56,087	*	56,087	*	—	—	*	56,087	*	—	—	*
Dr. Susan Weaver	26,087	*	26,087	*	—	—	*	26,087	*	—	—	*
Alan Quasha(5)	—	—	—	—	—	—	—	—	—	—	—	—
Terence Connors(6)	—	—	—	—	—	—	—	—	—	—	—	—
Dale Wolf(7)	—	—	—	—	—	—	—	—	—	—	—	—
Luke McGee(8)	—	—	764,053	1.4%	4,626,028	16.0%	6.5%	744,950	1.9%	4,626,028	14.7%	7.6%
Joshua Parnes(9)	—	—	75,000	*	—	—	*	73,125	*	—	—	*
Gregg Holst(10)	—	—	141,369	*	688,334	2.4%	1.0%	137,834	0.4%	688,334	2.2%	1.2%
Christopher Joyce(11)	—	—	85,352	*	266,331	*	*	83,219	*	266,331	*	*
Shaw Rietkerk(12)	—	—	31,830	*	239,793	*	*	31,034	*	239,793	*	*
Highbridge Capital Management, LLC(13)	1,999,998	6.4%	1,999,998	3.7%	—	—	2.4%	1,999,998	5.2%	—	—	2.8%
Deerfield Management Company, L.P.(14)	8,571,739	27.4%	14,505,072	25.3%	—	—	16.8%	22,010,905	52.1%	—	—	29.9%
Everest Trust(15)	—	—	15,140,310	27.8%	856,044	3.0%	19.2%	15,105,280	38.1%	856,044	2.7%	22.5%
Still Water Nevada Trust(16)	—	—	1,106,862	2.0%	8,338,660	28.8%	11.4%	1,079,188	2.8%	8,338,660	26.5%	13.3%
The Mykonos 2019 NGCG Nevada Trust(17)	—	—	539,064	1.0%	5,613,851	19.4%	7.4%	525,586	1.3%	5,613,851	17.8%	8.7%
McLarty Capital Partners SBIC, L.P.(18)	—	—	—	—	2,511,323	8.7%	3.0%	—	—	4,036,734	12.8%	5.8%
Richardson M. Roberts(19)	—	—	—	—	4,222,598	14.6%	5.1%	—	—	4,222,598	13.4%	6.0%
BlueMountain Capital Management, LLC(20)	—	—	3,797,934	7.1%	—	—	4.6%	3,797,934	9.8%	—	—	5.4%
All directors and executive officers as a group (pre-Business Combination; 6 individuals)	6,280,000	20.1%	6,380,000	11.1%	—	—	7.4%	6,585,833	15.9%	—	—	9.0%
All directors and executive officers as a group (post-Business Combination; 10 individuals)	6,071,739	19.4%	7,269,343	12.8%	5,820,486	20.1%	15.3%	7,447,733	17.9%	5,820,486	18.5%	18.1%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the listed entities or individuals is 780 Third Avenue, New York, NY 10017.

(2)
The Class A Common Stock and Class B Common Stock will vote together as a single class, except as required by law or our A&R Charter.

(3)
The total number of shares after the Business Combination includes shares underlying 2,600,000 warrants that will become exercisable 30 days following the Closing assuming no redemptions and shares underlying 2,643,333 warrants that will become exercisible 30 days following the closing, assuming maximum redemptions.

(4)
Represents 6,045,652 shares assuming no redemptions and 6,151,485 shares assuming maximum redemptions held directly by Deerfield/RAB Ventures, LLC, our Sponsor, and, in the case of Mr. Hochberg, 26,087 shares held directly by Mr. Hochberg and, in the case of Mr. Barasch, 100,000 shares held directly by RAB Ventures (DFB) LLC assuming maximum redemptions. RAB Ventures (DFB) LLC and Deerfield Private Design Fund IV, L.P. constitute the members of our Sponsor and Messrs. Barasch and Hochberg constitute the managers of our Sponsor. Consequently, Messrs. Barasch and Hochberg may be deemed to share voting and dispositive control over the securities held by our Sponsor, and thus to share beneficial ownership in such securities. Each of Messrs. Barasch and Hochberg disclaims beneficial ownership over any securities owned by our Sponsor in which he does not have any pecuniary interest.

(5)
The business address of Mr. Quasha is c/o Quadrant Management, Inc., 320 Park Avenue, New York, NY 10022.

(6)
The business address of Mr. Connors is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

(7)
The business address of Mr. Wolf is c/o Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802.

(8)
Includes shares and warrants held directly by Fresh Pond Investment LLC ("Fresh Pond"), 2321 Capital LLC ("2321 Capital") and LBM DME Holdings LLC ("LBM"), entities controlled by Mr. McGee. Assuming no redemptions, Fresh Pond holds 215,145 shares of Class A Common Stock (including 80,539 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,620,815 shares of Class B Common Stock. Assuming maximum redemptions, Fresh Pond holds 209,776 shares of Class A Common Stock (including 78,525 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,620,815 shares of Class B Common Stock. Assuming no redemptions, 2321 Capital holds 255,384 shares of Class A Common Stock (including 95,602 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,923,964 shares of Class B Common Stock. Assuming maximum redemptions, 2321 Capital holds 248,999 shares of Class A Common Stock (including 93,212 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,923,964 shares of Class B Common Stock. Assuming no redemptions, LBM holds 143,524 shares of Class A Common Stock (including 53,728 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,081,249 shares of Class B Common Stock. Assuming maximum redemptions, LBM holds 139,935 shares of Class A Common Stock (including 52,384 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,081,249 shares of Class B Common Stock. The business address of Mr. McGee is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

(9)
The business address of Mr. Parnes is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

(10)
Includes shares and warrants held directly by Wheatfield LLC, an entity controlled by Mr. Holst. The number of shares of Class A Common Stock includes shares underlying 34,204 warrants that will become exercisable 30 days following the Closing assuming no redemptions, and shares underlying 33,348 warrants that will become exercisable 30 days following the Closing assuming maximum redemptions. The business address of Mr. Holst is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

(11)
Includes shares of Class A Common Stock underlying 13,234 warrants that will become exercisable 30 days following the Closing assuming no redemptions, and shares underlying 12,903 warrants that will become exercisable 30 days following the Closing assuming maximum redemptions. The business address of Mr. Joyce is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

(12)
Includes shares of Class A Common Stock underlying 11,915 warrants that will become exercisable 30 days following the Closing assuming no redemptions, and shares underlying 11,617 warrants that will become exercisable 30 days following the Closing assuming maximum redemptions. The business address of Mr. Rietkerk is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

(13)
According to a Schedule 13G/A filed with the SEC on February 14, 2019, on behalf of Highbridge Capital Management, LLC and 1992 MSF International Ltd. As the trading manager of 1992 MSF International Ltd., Highbridge Capital Management, LLC may be deemed to beneficially own all of the shares, which are held directly by 1992 MSF International Ltd. The business address of this stockholder is 40 West 57th Street, 32nd Floor, New York, New York 10019.

(14)
According to a Schedule 13D filed with the SEC on March 5, 2018 and Schedule 13D/As filed with the SEC on April 4, 2018 and July 15, 2019, on behalf of Deerfield Mgmt IV, L.P. ("Deerfield Mgmt IV"), Deerfield, Deerfield Management Company, L.P. ("Deerfield Management"), James E. Flynn and Mr. Hochberg, each of which share voting and dispositive power with respect to certain of the reported shares. Mr. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV and Deerfield Management. Deerfield Mgmt IV is the general partner, and Deerfield Management is the investment manager, of Deerfield Private Design Fund IV. Mr. Hochberg, an employee of Deerfield Management, also serves as a manager of our Sponsor. The total number of shares reported before the Business Combination is comprised of 2,500,000 shares held by Deerfield, 6,045,652 shares held by the Sponsor and 26,087 shares held by Mr. Hochberg. The assumed total number of shares after the Business Combination is comprised of (i) 8,333,333 shares held by Deerfield assuming no redemptions and 15,733,333 shares held by Deerfield assuming maximum redemptions (in each case, including shares underlying 833,333 warrants that will become exercisable 30 days following the Closing), (ii) 6,145,652 shares held by the Sponsor (including shares underlying 2,600,000 warrants that will become exercisable 30 days following the Closing) assuming no redemptions and 6,251,485 shares held by the Sponsor (including shares underlying 2,643,333 warrants that will become exercisable 30 days following the Closing) assuming maximum redemptions and (iii) 26,087 shares held by Mr. Hochberg. The business address of this stockholder is 780 Third Avenue, 37th Floor, New York, New York 10017.

(15)
Includes shares and warrants held directly by Clifton Bay Offshore Investments L.P. ("Clifton Bay Investments") and Quadrant Management, Inc. ("QMI"). Assuming no redemptions, Clifton Bay Investments holds 15,058,109 shares of Class A Common Stock (including shares of Class A Common Stock underlying 682,687 warrants that will become exercisable 30 days following the Closing). Assuming maximum redemptions, Clifton Bay Investments holds 15,025,135 shares of Class A Common Stock (including shares of Class A Common Stock underlying 665,628 warrants that will become exercisable 30 days following the Closing). Assuming no redemptions, QMI holds 82,201 shares of Class A Common Stock (including 42,537 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 856,044 shares of Class B Common Stock. Assuming maximum redemptions, QMI holds 80,145 shares of Class A Common Stock (including 41,473 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 856,044 shares of Class B Common Stock. The general partner of Clifton Bay Investments is Clifton Bay Management Ltd. ("Clifton Bay Management"), which is indirectly owned by the Trustee of the Everest Trust ("Everest"), a trust settled by Mr. Wayne Quasha. Q Management Services (PTC) Ltd., as Trustee of Everest Trust, owns all of the shares of Everest Hill Group Inc., which indirectly controls Clifton Bay Management. Vicali Services (BVI) Inc., a British Virgin Islands company ("Vicali"), is the sole director of Everest Hill Group Inc. and Q Management, and Susan V. Demers, a United States citizen, and Andrea J. Douglas, a citizen of New Zealand, are the directors of Vicali and each of them has voting power over Vicali and thus power over investment and voting determinations made by Clifton Bay Management. QMI is owned by Everest Hill Group Inc. Mr. Wayne Quasha, ultimately beneficially owns all of the shares of Everest Hill Group Inc., and as such, is in a position, indirectly, to determine the investment and voting decisions made by Everest Hill Group Inc. and Clifton Bay Management. The business address of Clifton Bay Investments and Clifton Bay Management is Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110. The business address of Mr. Wayne Quasha is c/o PFD Corporate Services (BVI) Limited, Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands

  VG 1110. The business address of Everest Hill Group Inc. is Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110.

(16)
Includes shares and warrants held directly by Blue River NJ LLC ("Blue River"), and Quad Cap LLC ("Quad Cap"). Assuming no redemptions, Blue River holds 752,819 shares of Class A Common Stock (including 281,815 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 5,671,441 shares of Class B Common Stock. Assuming maximum redemptions, Blue River holds 733,997 shares of Class A Common Stock (including 274,768 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 5,671,441 shares of Class B Common Stock. Assuming no redemptions, Quad Cap holds 354,043 shares of Class A Common Stock (including 132,535 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 2,667,219 shares of Class B Common Stock. Assuming maximum redemptions, Quad Cap holds 345,191 shares of Class A Common Stock (including 129,221 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 2,667,219 shares of Class B Common Stock. The trustee of the trust is Peak Trust Company—NV, with a principal business address of 1840 East Warm Springs Road, Suite 105, Las Vegas, Nevada 89119.

(17)
Includes shares and warrants held directly by Ocean Rock NJ LLC ("Ocean Rock") and Plains Capital LLC ("Plains Capital"). Assuming no redemptions, Ocean Rock holds 476,810 shares of Class A Common Stock (including 246,738 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 4,965,525 shares of Class B Common Stock. Assuming maximum redemptions, Ocean Rock holds 464,888 shares of Class A Common Stock (including 240,568 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 4,965,525 shares of Class B Common Stock. Assuming no redemptions, Plains Capital holds 62,254 shares of Class A Common Stock (including 32,215 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 648,326 shares of Class B Common Stock. Assuming maximum redemptions, Plains Capital holds 60,698 shares of Class A Common Stock (including 31,410 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 648,326 shares of Class B Common Stock. The trustee of the trust is Peak Trust Company—NV, with a principal business address of 1840 East Warm Springs Road, Suite 105, Las Vegas, Nevada 89119.

(18)
Includes shares held directly by McLarty Capital Partners SBIC, L.P. ("McLarty Capital Partners"). The general partner of McLarty Capital Partners is McLarty Capital Partners SBIC, LLC. The business address of McLarty Capital Partners is c/o The Firmament Group, 1 Rockefeller Plaza Suite 1203, New York, NY 10020.

(19)
Includes shares held directly by Verus Equity Holding Company LLC ("Verus Equity Holding") and Verus Note Holding Company LLC ("Verus Note Holding"). Verus Equity Holding holds 1,851,469 shares of Class B Common Stock. Verus Note Holding holds 2,371,129 shares of Class B Common Stock. Richardson M. Roberts is the managing member of each of Verus Equity Holding and Verus Note Holding. The business address of Mr. Roberts is 1569 Mallory Lane Building 200, Brentwood, TN 37027.

(20)
Includes shares held directly by investment funds for which BlueMountain Capital Management, LLC is the investment manager. The business address of BlueMountain Capital Management, LLC is 280 Park Avenue, 12th Floor, New York NY 10017.

 MARKET PRICE AND DIVIDENDS

Market Price

        Our equity securities trade on the Nasdaq Capital Market. Each of our units consists of one share of Common Stock and one-third of one redeemable warrant and, since February 16, 2018, has traded on the Nasdaq Capital Market under the symbol "DFBHU." The Common Stock and warrants underlying our units began trading separately on the Nasdaq Capital Market under the symbols "DFBH" and "DFBHW," respectively, on April 16, 2018. Each whole warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as described in our registration statement. Only whole warrants are exercisable and only whole warrants will trade. The warrants will expire on the fifth anniversary of our completion of an Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Prior to February 16, 2018, there was no established public trading market for our securities.

Holders

        As of October 15, 2019, there was 1 holder of record of our units, 7 holders of record of our Common Stock and 2 holders of record of our warrants. Such numbers do not include beneficial owners holding securities through nominee names.

Dividends

        We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the Closing. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends may be limited by restrictive covenants contained in any existing or future indebtedness of the combined company following the Business Combination.

 INDEPENDENT REGISTERED ACCOUNTING FIRM

        We expect that representatives of our independent registered public accounting firm, WithumSmith+Brown, PC, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to the appropriate questions.

HOUSEHOLDING INFORMATION

        Unless DFB has received contrary instructions, DFB may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of DFB's disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of DFB's disclosure documents, the stockholders should follow these instructions:

  •
  If the shares are registered in the name of the stockholder, the stockholder should contact DFB at 780 Third Avenue, New York, New York 10017, Attention: Secretary to inform DFB of his or her request; or

  •
  If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Our board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

        We currently anticipate that the 2020 annual meeting of stockholders will be held no later than June 2020. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2020 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by us at our offices at AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462, Attention: Secretary, a reasonable time before we begin to print and mail its 2020 annual meeting proxy materials in order to be considered for inclusion in our proxy materials for the 2020 annual meeting.

        In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder's notice must be delivered to us at AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462, Attention: Secretary, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date, which we anticipate will be the case for the 2020 annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by DFB. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        DFB files reports, proxy statements and other information with the SEC as required by the Exchange Act.

        You can read DFB's SEC filings, including this proxy statement, over the Internet at the SEC's website at http://www.sec.gov.

        If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the Proposals to be presented at the special meeting, you should contact DFB's proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers call collect at: (203) 658-9400)
Email: DFBH.info@morrowsodali.com

        If you are a DFB stockholder and would like to request documents, please do so by October 31, 2019, in order to receive them before the special meeting. If you request any documents from DFB, DFB will mail them to you by first class mail, or another equally prompt means.

        All information contained in this proxy statement relating to DFB and AdaptHealth has been supplied by DFB and AdaptHealth, respectively. Information provided by either DFB or AdaptHealth does not constitute any representation, estimate or projection of any other party.

        This document is a proxy statement of DFB for the special meeting. DFB has not authorized anyone to give any information or make any representation about the Business Combination, DFB or AdaptHealth that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Page
DFB Healthcare Acquisitions Corp.
For the six months ended June 30, 2019
Condensed Balance Sheets (Unaudited)	F-3
Condensed Statement of Operations (Unaudited)	F-4
Condensed Statement of Changes in Stockholders' Equity (Unaudited)	F-5
Condensed Statement of Cash Flows (Unaudited)	F-6
Notes to Condensed Financial Statements (Unaudited)	F-7
For the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017
Report of Independent Registered Public Accounting Firm	F-21
Balance Sheets as of December 31, 2018 and 2017	F-22
Statements of Operations for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017	F-23
Statements of Changes in Stockholders' Equity for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017	F-24
Statements of Cash Flows for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017	F-25
Notes to Financial Statements	F-26
AdaptHealth Holdings LLC
For the six months ended June 30, 2019 and 2018
Consolidated Balance Sheets (Unaudited) as of June 30, 2019 and December 31, 2018	F-39
Consolidated Statements of Income (Loss) (Unaudited) for the six months ended June 30, 2019 and June 30, 2018	F-40
Consolidated Statements of Changes in Members' Equity (Deficit) (Unaudited) for the six months ended June 30, 2019 and June 30, 2018	F-41
Consolidated Statements of Cash Flows (Unaudited) for the six months ended June 30, 2019 and June 30, 2018	F-42
Notes to Interim Consolidated Financial Statements (Unaudited)	F-43
For the years ended December 31, 2018, 2017 and 2016
Report of Independent Registered Public Accounting Firm	F-61
Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017	F-62
Consolidated Statements of Income (Loss) for the years ended December 31, 2018, December 31, 2017 and December 31, 2016	F-63
Consolidated Statements of Changes in Members' Equity (Deficit) for the years ended December 31, 2018, December 31, 2017 and December 31, 2016	F-64
Consolidated Statements of Cash Flows for the years ended December 31, 2018, December 31, 2017 and December 31, 2016	F-65
Notes to Consolidated Financial Statements	F-66

DFB HEALTHCARE ACQUISITIONS CORP.

CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$878,071	$947,098
Prepaid expenses	123,580	158,005

Total current assets	1,001,651	1,105,103
Cash and marketable securities held in Trust Account	254,864,066	253,019,179

Total assets	$255,865,717	$254,124,282

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$29,656	$40,774
Accrued expenses	2,223,248	500,379
Franchise tax payable	29,814	158,240

Total current liabilities	2,282,718	699,393
Deferred underwriting commissions	7,875,000	7,875,000

Total liabilities	10,157,718	8,574,393
Commitments and Contingencies
Common stock, $0.0001 par value; 24,070,799 and 24,054,988 shares subject to possible redemption at June 30, 2019 and December 31, 2018, respectively	240,707,990	240,549,880
Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 7,179,201 and 7,195,012 shares issued and outstanding (excluding 24,070,799 and 24,054,988 shares subject to possible redemption) at June 30, 2019 and December 31, 2018, respectively	718	720
Additional paid-in capital	2,755,780	2,913,888
Retained earnings	2,243,511	2,085,401

Total stockholders' equity	5,000,009	5,000,009

Total Liabilities and Stockholders' Equity	$255,865,717	$254,124,282

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

UNAUDITED CONDENSED INTERIM STATEMENTS OF OPERATIONS

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2019	2018	2019	2018
General and administrative expenses	$1,798,965	$162,633	$2,090,408	$213,342
State franchise taxes	50,000	71,772	99,915	93,590

Loss from operations	(1,848,965)	(234,405)	(2,190,323)	(306,932)
Interest income	1,482,088	1,156,639	2,946,127	1,521,548

(Loss) Income before income tax expense	(366,877)	922,234	755,804	1,214,616
Income tax expense	300,611	232,404	597,694	304,453

Net (loss) income	$(667,488)	$689,830	$158,110	$910,163

Basic and diluted weighted average Public Shares (Note 3) outstanding	25,000,000	25,000,000	25,000,000	25,000,000

Basic and diluted net income per Public Share	$0.04	$0.03	$0.08	$0.04

Basic and diluted weighted average Founder Shares (Note 4) outstanding	6,250,000	6,250,000	6,250,000	6,250,000

Basic and diluted net loss per Founder Share	$(0.25)	$—	$(0.29)	$—

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

UNAUDITED CONDENSED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	For the six months ended June 30, 2019
	Common Stock			Retained Earnings (Accumulated Deficit)
			Additional Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Balance—December 31, 2018	7,195,012	$720	$2,913,888	$2,085,401	$5,000,009

Common stock subject to possible redemption	(82,560)	(9)	(825,591)	—	(825,600)
Net income	—	—	—	825,598	825,598

Balance—March 31, 2019 (unaudited)	7,112,452	$711	$2,088,297	$2,910,999	$5,000,007

Common stock subject to possible redemption	66,749	7	667,483	—	667,490
Net loss	—	—	—	(667,488)	(667,488)

Balance—June 30, 2019 (unaudited)	7,179,201	$718	$2,755,780	$2,243,511	$5,000,009

	For the six months ended June 30, 2018
	Common Stock			Retained earnings (Accumulated Deficit)
			Additional Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Balance—December 31, 2017	7,187,500	$719	$24,281	$(693)	$24,307

Sale of units in initial public offering, net of offering costs	25,000,000	2,500	236,936,988	—	236,939,488
Sale of private placement warrants to Sponsor in private placement	—	—	6,500,000	—	6,500,000
Common stock subject to possible redemption	(23,868,412)	(2,387)	(238,681,733)	—	(238,684,120)
Net income	—	—	—	220,333	220,333

Balance—March 31, 2018 (unaudited)	8,319,088	832	4,779,536	219,640	5,000,008

Founder shares forfeited	(937,500)	(94)	94	—	—
Common stock subject to possible redemption	(68,983)	(7)	(689,823)	—	(689,830)
Net income	—	—	—	689,830	689,830

Balance—June 30, 2018 (unaudited)	7,312,605	$731	$4,089,807	$909,470	$5,000,008

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

UNAUDITED CONDENSED INTERIM STATEMENTS OF CASH FLOWS

	For The Six Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net income	$158,110	$910,163
Adjustments to reconcile net income to net cash used in operating activities:
Interest income in cash and marketable securities held in Trust Account	(2,943,302)	(1,521,548)
Changes in operating assets and liabilities:
Prepaid expenses	34,425	(287,734)
Accounts payable	(11,118)	(46,400)
Accrued expenses	1,722,869	(30,954)
Franchise tax payable	(128,426)	63,005

Net cash used in operating activities	(1,167,442)	(913,468)

Cash Flows from Investing Activities
Principal deposited in Trust Account	—	(250,000,000)
Interest released from Trust Account	1,098,415	451,322

Net cash provided by (used in) investing activities	1,098,415	(249,548,678)

Cash Flows from Financing Activities:
Proceeds from notes payable to related parties	—	96,291
Repayment of notes payable to related parties	—	(270,531)
Proceeds received from initial public offering	—	250,000,000
Payment of offering costs	—	(4,994,717)
Proceeds received from private placement	—	6,500,000

Net cash provided by financing activities	—	251,331,043

Net change in cash and cash equivalents	(69,027)	868,897
Cash and cash equivalents—beginning of the period	947,098	119,821

Cash and cash equivalents—end of the period	$878,071	$988,718

Supplemental disclosure of noncash investing and financing activities:
Deferred underwriting commissions charged to equity in connection with the initial public offering	$—	$7,875,000

Deferred offering costs charged to equity upon completion of the initial public offering	$—	$190,795

Value of common stock subject to possible redemption	$—	$239,373,950

Change in value of common stock subject to possible redemption	$158,110	$94

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—

Cash paid for income taxes	$619,925	$420,000

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

        DFB Healthcare Acquisitions Corp. (the "Company") was incorporated in Delaware on November 22, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the "Business Combination"). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on the healthcare or healthcare related industries. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

        As of June 30, 2019, the Company had not commenced any operations. All activity for the period from November 22, 2017 (inception) through June 30, 2019 relates to the Company's formation, the Company's initial public offering (the "Initial Public Offering"), and, since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

        The Company's sponsor is Deerfield/RAB Ventures, LLC, a Delaware limited liability company (the "Sponsor"). The registration statement for the Company's Initial Public Offering was declared effective on February 15, 2018. On February 21, 2018, the Company consummated its Initial Public Offering of 25,000,000 units (each, a "Unit" and collectively, the "Units") sold to the public at the price of $10.00 per Unit, generating gross proceeds of $250 million and incurring offering costs of approximately $13.06 million, inclusive of $7.875 million in deferred underwriting commissions (Note 5). The underwriter was granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. The over-allotment option was not exercised prior to its expiration on April 2, 2018.

        Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the "Private Placement") of 4,333,333 warrants (each, a "Private Placement Warrant" and collectively, the "Private Placement Warrants") at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds of $6.5 million (Note 4). The Sponsor had agreed that, had the over-allotment option been exercised, the Sponsor would have purchased up to an additional 500,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant.

        Upon the closing of the Initial Public Offering and the Private Placement, $250 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (the "Trust Account"), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

        At June 30, 2019, the Company had approximately $878,000 in cash held outside of the Trust Account. The Company's management has broad discretion with respect to the specific application of

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 1—Description of Organization and Business Operations (Continued)

the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

        The Company will provide its holders of the outstanding shares of its common stock, par value $0.0001, sold in the Initial Public Offering (the "public stockholders") with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially at $10.00 per Public Share). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares are recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 480 "Distinguishing Liabilities from Equity." In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company decides not to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation"), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the "SEC") and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. The Company's insiders must: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company's legal counsel prior to execution. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 1—Description of Organization and Business Operations (Continued)

        Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the common stock sold in the Initial Public Offering, without the prior consent of the Company.

        The Company's Sponsor, officers and directors (the "initial stockholders") agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company's obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment.

        If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or February 21, 2020 (the "Combination Period"), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (less up to $50,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable by the Company and any amounts released to the Company to fund working capital requirements, subject to an annual limit of $250,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining stockholders and the Company's board of directors, dissolve and liquidate, subject in each case to the Company's obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

        The initial stockholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a definitive agreement for a Business Combination, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 1—Description of Organization and Business Operations (Continued)

or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company's indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has sought and will continue to seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

        On July 8, 2019, the Company, AdaptHealth Holdings LLC, a Delaware limited liability company ("Adapt"), BM AH Holdings, LLC, a Delaware limited liability company, Access Point Medical, Inc., a Delaware corporation, DFB Merger Sub LLC, a Delaware limited liability company, AH Representative LLC, a Delaware limited liability company, and, solely for the limited purposes set forth therein, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership, and Clifton Bay Offshore Investments, L.P., a British Virgin Islands limited partnership (collectively, the "Blocker Sellers"), entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company agreed to combine with Adapt in a transaction (the "Transaction") that will result in Adapt becoming a partially owned subsidiary of the Company. It is anticipated that the Company will change its name to AdaptHealth Holding Corporation upon the consummation of the Transaction (Note 8).

Liquidity and Going Concern

        As of June 30, 2019, the Company had approximately $878,000 in its operating bank account, and approximately $4.9 million of interest income available to fund a Business Combination (which interest shall be net of taxes payable by the Company and any amounts, subject to an annual limit of $250,000, released to the Company to fund working capital requirements). In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company's officers and directors may, but are not obligated to, loan the Company funds as may be required ("Working Capital Loans") (see Note 4).

        Through June 30, 2019, the Company's liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, $270,531 in loans from the Sponsor (which was fully repaid on February 21, 2018), the proceeds from the consummation of the Private Placement not held in the Trust Account, and interest withdrawn from the Trust Account for working capital and tax purposes. The Company withdrew approximately $1.1 million of interest income from the Trust Account in 2018 and 2019 each to pay for tax obligations and working capital purposes. Of the $1.1 million of interest income withdrawn in 2019, $250,000 was for working capital.

        In connection with the Company's assessment of going concern considerations in accordance with FASB's Accounting Standards Update ("ASU") 2014-15, "Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern," the Company's management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 1—Description of Organization and Business Operations (Continued)

to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 21, 2020.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying unaudited condensed interim financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed interim financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the year ended December 31, 2019, or any future period. These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements contained in the Company's Annual Report on Form 10-K filed with the SEC on March 29, 2019.

Emerging Growth Company

        Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

        This may make comparison of the Company's financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2019 and December 31, 2018, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Financial Instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under the FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented on the condensed balance sheets.

Use of Estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Offering Costs

        Offering costs, which consist of legal, accounting, underwriting fees and other costs that were directly related to the Initial Public Offering, totaled approximately $13.06 million, inclusive of $7.875 million in deferred underwriting commissions. Offering costs were charged to stockholders' equity upon the completion of the Initial Public Offering.

Common Stock Subject to Possible Redemption

        The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 "Distinguishing Liabilities from Equity." Shares of common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company's control) are classified as temporary equity. At all other times, shares of common stock are classified as stockholders' equity. The Company's common stock features certain redemption rights that are considered to be outside of the Company's control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2019 and December 31, 2018, 24,070,799 and 24,054,988, respectively, shares of common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders' equity section of the Company's condensed balance sheets.

Net Income (Loss) per Share

        Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 12,666,666 shares of the Company's common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

        The Company's unaudited condensed interim statements of operations include a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Public Shares is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes and funds available

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

to be withdrawn from the Trust Account for working capital purposes (subject to an annual limit of $250,000), resulting in a total of approximately $881,000 and $2.0 million for the three and six months ended June 30, 2019, respectively, by the weighted average number of Public Shares outstanding for the periods. Net loss per common share, basic and diluted for Founder Shares is calculated by dividing the net income, less income attributable to Public Shares by the weighted average number of Founder Shares outstanding for the periods.

Income Taxes

        The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2019 and December 31, 2018, the Company has a deferred tax asset of approximately $656,000 and $217,000 respectively, which has a full valuation allowance recorded against it.

        The Company's currently taxable income primarily consists of interest income on the Trust Account. The Company's general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and six months ended June 30, 2019 and 2018, the Company recorded income tax expense of approximately $301,000 and $598,000, respectively, primarily related to interest income earned on the Trust Account. The Company's effective tax rate for the six months ended June 30, 2019 was approximately 79.8% which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.

        FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2019 and December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

        The Company's management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, that, if currently adopted, would have a material effect on the Company's unaudited condensed interim financial statements.

Note 3—Public Offering

        On February 21, 2018, the Company sold 25,000,000 Units at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one share of common stock (such shares of common stock

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 3—Public Offering (Continued)

included in the Units being offered, the "Public Shares"), and one-third of one redeemable warrant (each, a "Public Warrant"). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

        On December 15, 2017, the Sponsor purchased 7,187,500 shares (the "Founder Shares") of the Company's common stock, par value $0.0001 for an aggregate price of $25,000. In December 2017 and January 2018, the Sponsor transferred 100,000 Founder Shares to Christopher Wolfe, the Company's Chief Financial Officer, and 30,000 Founder Shares to each of Steven Hochberg, Dr. Susan Weaver, Dr. Mohit Kaushal and Dr. Gregory Sorensen, the Company's independent directors. The initial stockholders agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The forfeiture was to be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20.0% of the Company's issued and outstanding shares after the Initial Public Offering. On April 2, 2018, the over-allotment option expired and an aggregate of 937,500 shares were subsequently forfeited by the initial stockholders.

        The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

        Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $6.5 million in the Private Placement. The Sponsor had agreed that if the over-allotment option was exercised, the Sponsor would have purchased up to an additional 500,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for additional gross proceeds of $750,000.

        Each Private Placement Warrant is exercisable for one share of common stock at a price of $11.50 per share. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 4—Related Party Transactions (Continued)

        The Sponsor and the Company's officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

        An affiliate of Deerfield Management Company, L.P, a Delaware series limited partnership ("Deerfield Management"), which is a significant owner of the Sponsor, purchased 2,500,000 Units in the Initial Public Offering at $10.00 per Unit. The underwriters did not receive any underwriting discounts or commissions on the Units purchased by Deerfield Management's affiliate. In addition, Deerfield Management has indicated an interest to purchase up to an aggregate of $100 million of the Company's shares of common stock in a private placement that would occur concurrently with the consummation of the initial Business Combination. The funds from such private placement would be used as part of the consideration to the sellers in the initial Business Combination, and any excess funds from such private placement would be used for working capital in the post-transaction company. However, because indications of interest are not binding agreements or commitments to purchase, Deerfield Management may determine not to purchase any such shares, or to purchase fewer shares than they have indicated an interest in purchasing. Furthermore, the Company is not under any obligation to sell any such shares.

Related Party Loans

        The Sponsor loaned the Company an aggregate of $270,531 to cover expenses related to the Initial Public Offering and working capital needs. The loan was non-interest bearing. The Company repaid this loan on February 21, 2018.

        In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company's officers and directors may, but are not obligated to, loan the Company Working Capital Loans. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender's discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.

Services Agreements and Reimbursements

        The Company entered into an agreement, commencing on February 16, 2018 through the earlier of the Company's consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support.

        The Company is obligated to pay $7,500 per month to Mr. Wolfe, the Company's Chief Financial Officer, for his services prior to the consummation of the initial Business Combination, subject to the terms of the strategic services agreement.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 4—Related Party Transactions (Continued)

        The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company's behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company's audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company's behalf.

        The Company recorded an aggregate of approximately $52,500 during the three months ended June 30, 2019 and 2018 each, and approximately $105,000 and $78,000 during the six months ended June 30, 2019 and 2018, respectively, in general and administrative expenses in connection with the related agreements in the accompanying unaudited condensed interim statements of operations.

Note 5—Commitments & Contingencies

Registration Rights

        The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, and any shares of common stock underlying such securities, will be entitled to registration rights pursuant to a registration rights agreement entered into on February 15, 2018. These holders will be entitled to certain demand and "piggyback" registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

        The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The option expired on April 2, 2018.

        The underwriters were entitled to an underwriting discount of $0.20 per Unit, or $4.5 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or $7.875 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

        The underwriters did not receive any underwriting discounts or commissions on the 2,500,000 Units purchased by Deerfield Management in the Initial Public Offering.

Note 6—Stockholders' Equity

        Common Stock—On February 15, 2018, the Company filed its Amended and Restated Certificate of Incorporation to increase its number of authorized common stock to 200,000,000 shares with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. As of June 30, 2019 and December 31, 2018, there were 31,250,000 shares of common stock outstanding,

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 6—Stockholders' Equity (Continued)

including 24,070,799 and 24,054,988 shares of common stock subject to possible redemption, respectively,

        Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company's board of directors. As of June 30, 2019 and December 31, 2018, there were no shares of preferred stock issued or outstanding.

        Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

        The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers' permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

        The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon a minimum of 30 days' prior written notice of redemption; and

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 6—Stockholders' Equity (Continued)

  •
  if, and only if, the last reported sales price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

        If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a "cashless basis," as described in the warrant agreement.

        The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company's assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Fair Value Measurements

        The following table presents information about the Company's assets that are measured on a recurring basis as of June 30, 2019 and December 31, 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

June 30, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and marketable securities held in Trust Account	$254,864,066

December 31, 2018

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and marketable securities held in Trust Account	$253,019,179

        Approximately $1,400 and $900 of the balance in the Trust Account was held in cash as of June 30, 2019 and December 31, 2018, respectively.

Note 8—Subsequent Events

        The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed interim financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS (Continued)

Note 8—Subsequent Events (Continued)

        On July 8, 2019, the Company entered into the Agreement pursuant to which the Company agreed to combine with Adapt in the Transaction that will result in Adapt becoming a partially owned subsidiary of the Company. The merger consideration, aggregating $515 million, consists of up to 51.5 million shares of common stock to be issued by the Company, except that holders of membership interests in Adapt and the Blocker Sellers have the right to receive cash, not to exceed $50.0 million in the aggregate, at the closing of the Transaction, in which case the number of shares to be issued would be reduced by an amount equal to the total amount of cash consideration paid divided by $10.00. Founded in 2012 and headquartered in Plymouth Meeting, PA, Adapt offers a full suite of medical products for both rental and sale, with a focus on respiratory and/or mobility equipment, including CPAP sleep equipment, oxygen equipment, wheelchairs, walkers, and hospital beds. Adapt serves over 1.0 million patients and performs 7,000 deliveries per day across 49 states through more than 150 locations. The consummation of the Transaction is subject to a number of conditions set forth in the Agreement including, among others, receipt of the requisite approval of the stockholders of the Company and the execution of the various transaction agreements. It is anticipated that the Company will change its name to AdaptHealth Holding Corporation upon the consummation of the Transaction.

DFB HEALTHCARE ACQUISITIONS CORP.

Page No.
Report of Independent Registered Public Accounting Firm	F-21
Financial Statements:
Balance Sheets as of December 31, 2018 and 2017	F-22
Statements of Operations for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017	F-23
Statements of Changes in Stockholders' Equity for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017	F-24
Statements of Cash Flows for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017	F-25
Notes to Financial Statements	F-26

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
DFB Healthcare Acquisitions Corp.

Opinion on the Financial Statements

        We have audited the accompanying balance sheets of DFB Healthcare Acquisitions Corp. (the "Company") as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company does not complete a business combination by February 21, 2020, then the Company will cease all operations except for the purpose of winding down and liquidating. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2017.

New York, New York

March 28, 2019

DFB HEALTHCARE ACQUISITIONS CORP.

BALANCE SHEETS

	December 31,
	2018	2017
Assets
Current assets:
Cash	$947,098	$119,821
Prepaid expenses	158,005	—

Total current assets	1,105,103	119,821
Deferred offering costs associated with initial public offering	—	190,795
Cash and marketable securities held in Trust Account	253,019,179	—

Total assets	$254,124,282	$310,616

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,774	$60,506
Accrued expenses	500,379	51,563
Franchise tax payable	158,240	—
Notes payable—related parties	—	174,240

Total current liabilities	699,393	286,309
Deferred underwriting commissions	7,875,000	—

Total liabilities	8,574,393	286,309
Commitments and Contingencies
Common stock, $0.0001 par value; 24,054,988 and -0- shares subject to possible redemption at December 31, 2018 and 2017, respectively	240,549,880	—
Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 200,000,000 and 100,000,000 shares authorized at December 31, 2018 and 2017, respectively; 7,195,012 and 7,187,500 shares issued and outstanding (excluding 24,054,988 and -0- shares subject to possible redemption) at December 31, 2018 and 2017, respectively	720	719
Additional paid-in capital	2,913,888	24,281
Retained earnings (accumulated deficit)	2,085,401	(693)

Total stockholders' equity	5,000,009	24,307

Total Liabilities and Stockholders' Equity	$254,124,282	$310,616

The accompanying notes are an integral part of these financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2018	For the period from November 22, 2017 (inception) through December 31, 2017
General and administrative expenses	$1,036,124	$693
State franchise taxes	197,592	—

Loss from operations	(1,233,716)	(693)
Interest income	4,149,617	—

Income (loss) before income tax expense	2,915,901	(693)
Income tax expense	829,807	—

Net income (loss)	$2,086,094	$(693)

Basic and diluted weighted average Public Shares (Note 3) outstanding	25,000,000	—

Basic and diluted net income (loss) per Public Share	$0.11	$—

Basic and diluted weighted average Founder Shares (Note 4) outstanding	6,250,000	6,250,000

Basic and diluted net loss per share	$(0.13)	$(0.00)

The accompanying notes are an integral part of these financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock			Retained Earnings (Accumulated Deficit)
			Additional Paid-in Capital		Total Stockholders' Equity
	Shares	Amount
Balance—November 22, 2017 (inception)	—	$—	$—	$—	$—

Issuance of common stock to Sponsor	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	(693)	(693)

Balance—December 31, 2017	7,187,500	719	24,281	(693)	24,307

Sale of units in initial public offering	25,000,000	2,500	249,997,500	—	250,000,000
Offering costs	—	—	(13,060,512)	—	(13,060,512)
Sale of private placement warrants to Sponsor in private placement	—	—	6,500,000	—	6,500,000
Founder shares forfeited	(937,500)	(94)	94	—	—
Common stock subject to possible redemption	(24,054,988)	(2,405)	(240,547,475)	—	(240,549,880)
Net income	—	—	—	2,086,094	2,086,094

Balance—December 31, 2018	7,195,012	$720	$2,913,888	$2,085,401	$5,000,009

The accompanying notes are an integral part of these financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2018	For the period from November 22, 2017 (inception) through December 31, 2017
Cash Flows from Operating Activities:
Net income (loss)	$2,086,094	$(693)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest income in cash and marketable securities held in Trust Account	(4,149,617)	—
Changes in operating assets and liabilities:
Prepaid expenses	(158,005)	—
Accounts payable	(19,732)	506
Accrued expenses	448,816	187
Franchise tax payable	158,240	—

Net cash used in operating activities	(1,634,204)	—

Cash Flows from Investing Activities
Principal deposited in Trust Account	(250,000,000)	—
Interest released from Trust Account	1,130,438	—

Net cash used in investing activities	(248,869,562)	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	—	25,000
Proceeds from notes payable to related parties	96,291	94,821
Repayment of notes payable to related parties	(270,531)	—
Proceeds received from initial public offering	250,000,000	—
Payment of offering costs	(4,994,717)	—
Proceeds received from private placement	6,500,000	—

Net cash provided by financing activities	251,331,043	119,821

Net increase in cash	827,277	119,821
Cash—beginning of the period	119,821	—

Cash—end of the period	$947,098	$119,821

Supplemental disclosure of noncash investing and financing activities:
Deferred underwriting commissions charged to equity in connection with the initial public offering	$7,875,000	$—

Deferred offering costs charged to equity upon completion of the initial public offering	$190,795	$—

Change in value of common stock subject to possible redemption	$240,549,880	$—

Founder shares forfeited	$94	$—

Deferred offering costs included in accrued expenses	$—	$51,376

Deferred offering costs included in accounts payable	$—	$60,000

Deferred offering costs paid by Sponsor	$—	$79,419

The accompanying notes are an integral part of these financial statements.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

        DFB Healthcare Acquisitions Corp. (the "Company") was incorporated in Delaware on November 22, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the "Business Combination"). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on the healthcare or healthcare related industries. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

        As of December 31, 2018, the Company had not commenced any operations. All activity for the period from November 22, 2017 (inception) through December 31, 2018 relates to the Company's formation, the Company's initial public offering (the "Initial Public Offering"), and, since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

        The Company's sponsor is Deerfield/RAB Ventures, LLC, a Delaware limited liability company (the "Sponsor"). The registration statement for the Company's Initial Public Offering was declared effective on February 15, 2018. On February 21, 2018, the Company consummated its Initial Public Offering of 25,000,000 units (each, a "Unit" and collectively, the "Units") sold to the public at the price of $10.00 per Unit, generating gross proceeds of $250 million and incurring offering costs of approximately $13.06 million, inclusive of $7.875 million in deferred underwriting commissions (Note 5). The underwriter was granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. The over-allotment option was not exercised prior to its expiration on April 2, 2018.

        Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the "Private Placement") of 4,333,333 warrants (each, a "Private Placement Warrant" and collectively, the "Private Placement Warrants"), at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $6.5 million (Note 4). The Sponsor had agreed that, had the over-allotment option been exercised, the Sponsor would have purchased up to an additional 500,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant.

        Upon the closing of the Initial Public Offering and the Private Placement, $250 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (the "Trust Account"), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act (as defined below), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act (as defined below), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

        At December 31, 2018, the Company had approximately $947,000 in cash held outside of the Trust Account. The Company's management has broad discretion with respect to the specific application of

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—Description of Organization and Business Operations (Continued)

the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the "Investment Company Act").

        The Company will provide its holders of the outstanding shares of its common stock, par value $0.0001, sold in the Initial Public Offering (the "public stockholders") with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially at $10.00 per Public Share). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares are recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 480 "Distinguishing Liabilities from Equity." In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company decides not to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation"), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the "SEC") and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. The Company's insiders must: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company's legal counsel prior to execution. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—Description of Organization and Business Operations (Continued)

        Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the common stock sold in the Initial Public Offering, without the prior consent of the Company.

        The Company's Sponsor, officers and directors (the "initial stockholders") agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company's obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment.

        If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or February 21, 2020, (the "Combination Period"), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (less up to $50,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable by the Company and any amounts released to the Company to fund working capital requirements, subject to an annual limit of $250,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining stockholders and the Company's board of directors, dissolve and liquidate, subject in each case to the Company's obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

        The initial stockholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company's indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Moreover, in the event that an

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—Description of Organization and Business Operations (Continued)

executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has sought and will continue to seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

        As of December 31, 2018, the Company had approximately $947,000 in its operating bank account, a working capital of approximately $406,000, and approximately $3.0 million of interest income available to fund a Business Combination (which interest shall be net of taxes payable and any amounts, subject to an annual limit of $250,000 released to the Company to fund working capital requirements). In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company's officers and directors may, but are not obligated to, loan the Company funds as may be required ("Working Capital Loans") (see Note 4).

        Through December 31, 2018, the Company's liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, $270,531 in loans from the Sponsor, the proceeds from the consummation of the Private Placement not held in the Trust Account, and interest withdrawn from the Trust Account of approximately $1.1 million during the year ended December 31, 2018 for working capital and taxes purposes. The Company fully repaid the loans from the Sponsor on February 21, 2018.

        In connection with the Company's assessment of going concern considerations in accordance with FASB's Accounting Standards Update ("ASU") 2014-15, "Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern," the Company's management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 21, 2020.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

        The Company's financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") pursuant to the rules and regulations of the SEC.

Emerging Growth Company

        Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

        This may make comparison of the Company's financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2018 and 2017, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under the FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented on the balance sheets.

Use of Estimates

        The preparation of the financial statements in conformity with U.S. GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Offering Costs

        Offering costs, which consist of legal, accounting, underwriting fees and other costs that were directly related to the Initial Public Offering, totaled approximately $13.06 million, inclusive of $7.875 million in deferred underwriting commissions. Offering costs were charged to stockholders' equity upon the completion of the Initial Public Offering.

Common Stock Subject to Possible Redemption

        The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 "Distinguishing Liabilities from Equity." Shares of common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company's control) are classified as temporary

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

equity. At all other times, shares of common stock are classified as stockholders' equity. The Company's common stock features certain redemption rights that are considered to be outside of the Company's control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2018, 24,054,988 shares of common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders' equity section of the Company's balance sheet.

Net Income (Loss) per Share

        Net income (loss) per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering (including the consummation of the over-allotment) and the Private Placement to purchase an aggregate of 12,666,666 shares of the Company's common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

        The Company's statements of operations include a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Public Shares is calculated by dividing the interest income earned on the Trust Account of approximately $4.2 million, net of applicable taxes and funds available to be withdrawn from the Trust Account for working capital purposes (subject to an annual limit of $250,000), resulting in a total of approximately $2.9 million, by the weighted average number of Public Shares outstanding for the periods. Net income per common share, basic and diluted for Founder Shares for year ended December 31, 2018 is calculated by dividing the net income, less income attributable to Public Shares by the weighted average number of Founder Shares outstanding for the periods.

        Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. At December 31, 2017, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period from November 22, 2017 (inception) through December 31, 2017.

Income Taxes

        The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2018 and 2017. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

        In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, "Disclosure Update and Simplification," amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders' equity for financial statements. Under the amendments, an analysis of changes in each caption of stockholders' equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of income is required to be filed. The Company anticipates its first presentation of the revised presentation of changes in stockholders' equity will be included in its Form 10-Q for the quarter ended March 31, 2019.

        The Company's management does not believe that there are any other recently issued, but not yet effective, accounting pronouncements, that, if currently adopted, would have a material effect on the Company's financial statements.

Note 3—Public Offering

        On February 21, 2018, the Company sold 25,000,000 Units at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one share of common stock (such shares of common stock included in the Units being offered, the "Public Shares"), and one-third of one redeemable warrant (each, a "Public Warrant"). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

        On December 15, 2017, the Sponsor purchased 7,187,500 shares (the "Founder Shares") of the Company's common stock, par value $0.0001 for an aggregate price of $25,000. In December 2017 and January 2018, the Sponsor transferred 100,000 Founder Shares to Christopher Wolfe, the Company's Chief Financial Officer, and 30,000 Founder Shares to each of Steven Hochberg, Dr. Susan Weaver, Dr. Mohit Kaushal and Dr. Gregory Sorensen, the Company's independent directors. The initial stockholders agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The forfeiture was to be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20.0% of the Company's issued and outstanding shares after the Initial Public Offering. On April 2, 2018, the over-allotment option expired and an aggregate of 937,500 shares were subsequently forfeited by the initial stockholders.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 4—Related Party Transactions (Continued)

        The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

        Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $6.5 million in the Private Placement. The Sponsor had agreed that if the over-allotment option was exercised, the Sponsor would have purchased up to an additional 500,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for additional gross proceeds of $750,000.

        Each Private Placement Warrant is exercisable for one share of common stock at a price of $11.50 per share. The proceeds from the Private Placement Warrants will be added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

        The Sponsor and the Company's officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

        An affiliate of Deerfield Management Company, L.P, a Delaware series limited partnership ("Deerfield Management"), which is a significant owner of the Sponsor, purchased 2,500,000 Units in the Initial Public Offering at $10.00 per Unit. The underwriters did not receive any underwriting discounts or commissions on the Units purchased by Deerfield Management's affiliate. In addition, Deerfield Management has indicated an interest to purchase up to an aggregate of $100 million of the Company's shares of common stock in a private placement that would occur concurrently with the consummation of the initial Business Combination. The funds from such private placement would be used as part of the consideration to the sellers in the initial Business Combination, and any excess funds from such private placement would be used for working capital in the post-transaction company. However, because indications of interest are not binding agreements or commitments to purchase, Deerfield Management may determine not to purchase any such shares, or to purchase fewer shares than they have indicated an interest in purchasing. Furthermore, the Company is not under any obligation to sell any such shares.

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 4—Related Party Transactions (Continued)

Related Party Loans

        The Sponsor loaned the Company an aggregate of $270,531 to cover expenses related to the Initial Public Offering and working capital needs. The loan was non-interest bearing. The Company repaid this loan on February 21, 2018.

        In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company's officers and directors may, but are not obligated to, loan the Company funds as may be required (the "Working Capital Loans"). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender's discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.

Note 5—Commitments & Contingencies

Registration Rights

        The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of common stock) pursuant to a registration rights agreement entered into on February 15, 2018. These holders will be entitled to certain demand and "piggyback" registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Services Agreement

        The Company entered into an agreement, commencing on February 16, 2018 through the earlier of the Company's consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support.

        The Company is obligated to pay $7,500 per month to Mr. Wolfe, the Company's Chief Financial Officer, for his services prior to the consummation of the initial Business Combination, subject to the terms of the strategic services agreement.

        The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company's behalf such as identifying potential target businesses and performing due diligence on suitable Business

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 5—Commitments & Contingencies (Continued)

Combinations. The Company's audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company's behalf.

        The Company recorded an aggregate of $183,000 and $0 in general and administrative expenses in connection with the related agreements in the accompanying statements of operations during the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017, respectively.

Underwriting Agreement

        The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The option expired on April 2, 2018.

        The underwriters were entitled to an underwriting discount of $0.20 per Unit, or $4.5 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or $7.875 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

        The underwriters did not receive any underwriting discounts or commissions on the 2,500,000 Units purchased by Deerfield Management in the Initial Public Offering.

Note 6—Stockholders' Equity

        Common Stock—On February 15, 2018, the Company filed its Amended and Restated Certificate of Incorporation to increase its number of authorized common stock to 200,000,000 shares with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. As of December 31, 2017, there were 7,187,500 shares of common stock outstanding, including 937,500 shares subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters' over-allotment option is not exercised in full or in part. On April 2, 2018, the over-allotment option expired, and 937,500 shares were forfeited accordingly. As of December 31, 2018, there were 31,250,000 shares of common stock outstanding, including 24,054,988 shares of common stock subject to possible redemption.

        Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company's board of directors. As of December 31, 2018 and 2017, there were no shares of preferred stock issued or outstanding.

        Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 6—Stockholders' Equity (Continued)

the common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

        The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers' permitted transferees. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

        The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon a minimum of 30 days' prior written notice of redemption; and

  •
  if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

        If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a "cashless basis," as described in the warrant agreement.

        The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 6—Stockholders' Equity (Continued)

Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company's assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Fair Value Measurements

        The following table presents information about the Company's assets that are measured on a recurring basis as of December 31, 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and marketable securities held in Trust Account	$253,019,179

        Approximately $906 of the balance in the Trust Account was held in cash as of December 31, 2018.

Note 8—Income Taxes

        The income tax provision (benefit) consists of the following:

	December 31
	2018	2017
Current
Federal	$829,807	$—
State	—	—
Deferred
Federal	217,349	146
State	—	—
Change in valuation allowance	(217,349)	(146)

Income tax provision expense	$829,807	$—

        The Company's net deferred tax assets are as follows:

	December 31
	2018	2017
Deferred tax asset
Startup/Organizational Costs	$217,494	$145

Total deferred tax assets	217,494	145
Valuation Allowance	(217,494)	(145)

Deferred tax asset, net of allowance	$—	$—

        In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate

DFB HEALTHCARE ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 8—Income Taxes (Continued)

realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2018, the valuation allowance was approximately $217,000.

        A reconciliation of the statutory federal income tax rate (benefit) to the Company's effective tax rate is as follows:

	December 31
	2018	2017
Statutory federal income tax rate	21.0%	(21.0)%
State taxes, net of federal tax benefit	0.0%	0.0%
Meals & entertainment	0.0%	0.0%
Valuation allowance	7.5%	21.0%

Income tax provision expense	28.5%	0.0%

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)

June 30, 2019 and December 31, 2018

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$2,158,950	25,185,681
Accounts receivable, net	69,693,606	53,016,649
Inventory	13,527,256	7,672,646
Prepaid and other current assets	6,827,669	4,915,277

Total current assets	92,207,481	90,790,253

Equipment and other fixed assets, net	63,943,746	61,601,350
Goodwill	224,706,177	202,436,212
Other assets	5,773,814	5,049,628
Deferred tax asset	6,204,929	9,079,190

Total assets	$392,836,147	368,956,633

Liabilities and Members' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$87,286,089	85,558,419
Current portion of capital lease obligations	19,308,880	20,814,404
Current portion of long-term debt	8,913,936	7,089,976
Deferred revenue	8,694,428	7,508,428
Other liabilities	11,699,889	14,705,719

Total current liabilities	135,903,222	135,676,946

Long-term debt, less current portion	386,583,832	127,094,723
Capital lease obligations, less current portion	604,714	172,467
Other long-term liabilities	4,633,249	3,243,839

Total liabilities	527,725,017	266,187,975

Commitments and contingencies
Members' equity (deficit)
Membership units	135,730,502	113,274,181
Controlling interest members' deficit	(272,855,462)	(13,370,648)

Total equity (deficit) attributable to AdaptHealth Holdings LLC	(137,124,960)	99,903,533
Noncontrolling interest in subsidiaries	2,236,090	2,865,125

Total members' equity (deficit)	(134,888,870)	102,768,658

Total liabilities and members' equity (deficit)	$392,836,147	368,956,633

See accompanying notes to unaudited interim consolidated financial statements.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Income (Loss) (Unaudited)

Six months ended June 30, 2019 and 2018

	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Revenue:
Revenue, net of contractual allowances and discounts	$257,877,324	139,044,167
Provision for doubtful accounts	(14,225,306)	(4,574,670)

Net revenue less provision for doubtful accounts	243,652,018	134,469,497
Costs and expenses:
Cost of net revenue	202,376,767	113,271,003
General and administrative expenses	19,417,990	7,404,264
Depreciation, excluding patient equipment depreciation	1,598,924	1,255,290

Total costs and expenses	223,393,681	121,930,557

Operating income	20,258,337	12,538,940
Interest expense	20,894,551	3,091,683
Loss on extinguishment of debt, net	2,121,451	1,398,929

Income (loss) before income taxes	(2,757,665)	8,048,328
Income tax expense	4,416,846	302,849

Net income (loss)	(7,174,511)	7,745,479
Income attributable to noncontrolling interests	709,348	384,049

Net income (loss) attributable to AdaptHealth Holdings LLC	$(7,883,859)	7,361,430

See accompanying notes to unaudited interim consolidated financial statements.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES
Consolidated Statements of Changes in Members' Equity (Deficit) (Unaudited)
Six months ended June 30, 2019 and 2018

	Membership units
								Controlling interest members' deficit
	Common units	Amount	Preferred units	Amount	Investor units	Amount	Total amount		Noncontrolling interest in subsidiaries	Total
Balance, December 31, 2018	182,420	$108,406,906	2,112,500	$2,112,500	2,885,858	$2,754,775	$113,274,181	$(13,370,648)	$2,865,125	$102,768,658
Issuance of Common Units, net of offering costs of $837,156	37,050	19,162,844	—	—	—	—	19,162,844	—	—	19,162,844
Conversion of Investor Units to Common Units	14,719	2,754,775	—	—	(2,885,858)	(2,754,775)	—	—	—	—
Redemption of Preferred Units	—	—	(2,112,500)	(2,112,500)	—	—	(2,112,500)	(1,600,955)	—	(3,713,455)
Equity-based compensation	9,852	5,405,977	—	—	—	—	5,405,977	—	—	5,405,977
Distributions to members	—	—	—	—	—	—	—	(250,000,000)	—	(250,000,000)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(1,338,383)	(1,338,383)
Net income (loss)	—	—	—	—	—	—	—	(7,883,859)	709,348	(7,174,511)

Balance, June 30, 2019	244,041	135,730,502	—	—	—	—	135,730,502	(272,855,462)	2,236,090	(134,888,870)

	Membership units
								Controlling interest members' deficit
	Common units	Amount	Preferred units	Amount	Investor units	Amount	Total amount		Noncontrolling interest in subsidiaries	Total
Balance, December 31, 2017	128,192	$28,904,351	2,112,500	$2,112,500	2,569,455	$2,438,372	$33,455,223	$(36,180,242)	$2,088,359	$(636,660)
Issuance of common units for acquisitions	39,526	61,638,895	—	—	—	—	61,638,895	—	—	61,638,895
Cashless exercise of warrants	3,900	134,350	—	—	—	—	134,350	(134,350)	—	—
Accrued return on Investor Units	—	—	—	—	150,394	150,394	150,394	(150,394)	—	—
Equity-based compensation	—	257,405	—	—	—	—	257,405	—	—	257,405
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(300,000)	(300,000)
Net income	—	—	—	—	—	—	—	7,361,430	384,049	7,745,479

Balance, June 30, 2018	171,618	$90,935,001	2,112,500	$2,112,500	2,719,849	$2,588,766	$95,636,267	$(29,103,556)	$2,172,408	$68,705,119

See accompanying notes to unaudited interim consolidated financial statements.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

Six Months Ended June 30, 2019 and 2018

	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Cash flows from operating activities:
Net income (loss)	$(7,174,511)	7,745,479
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	28,205,892	19,511,496
Equity-based compensation	5,405,977	257,405
Deferred income tax	2,874,261	(26,261)
Change in fair value of interest rate swaps	9,436,722	82,030
Provision for doubtful accounts	14,225,306	4,574,670
Amortization of deferred financing costs	588,189	457,776
Write-off of deferred financing costs	2,121,451	1,219,205
Gain on debt extinguishment	—	(800,000)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(27,211,233)	(6,280,137)
Due from affiliates and related parties	—	(1,266,390)
Inventory	(2,245,183)	(287,761)
Prepaid and other assets	(2,557,851)	(2,437,171)
Accounts payable and accrued expenses	2,367,939	(283,717)

Net cash provided by operating activities	26,036,959	22,466,624

Cash flows from investing activities:
Purchases of equipment and other fixed assets	(10,740,879)	(5,960,665)
Payments for business acquisitions, net of cash acquired	(27,969,494)	(65,290,954)

Net cash used in investing activities	(38,710,373)	(71,251,619)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	317,000,000	130,000,000
Payments on long-term debt	(153,825,710)	(21,325,324)
Proceeds from issuance of promissory note payable	100,000,000	—
Proceeds from issuance of Common Units	20,000,000	—
Payments for equity issuance costs	(837,156)
Payments of deferred financing costs	(9,027,753)	(2,715,849)
Payments on capital leases	(19,110,860)	(9,089,560)
Borrowings on lines of credit	2,500,000	24,750,000
Payments on lines of credit	—	(59,218,647)
Distributions to members	(250,000,000)	—
Payments for redemption of Preferred Units	(3,713,455)	—
Payment of contingent consideration	(12,000,000)	—
Payments for debt prepayment penalties	—	(979,724)
Distributions to noncontrolling interest	(1,338,383)	(300,000)

Net cash (used in) provided by financing activities	(10,353,317)	61,120,896

Net (decrease) increase in cash and cash equivalents	(23,026,731)	12,335,901
Cash and cash equivalents at beginning of period	25,185,681	4,274,334

Cash and cash equivalents at end of period	$2,158,950	16,610,235

Supplemental disclosures:
Cash paid for interest	$7,351,319	2,883,768
Cash paid for income taxes	437,827	405,205
Noncash investing and financing activities:
Equipment acquired under capital lease obligations	18,037,583	10,917,745
Unpaid equipment and other fixed asset purchases at end of period	8,426,525	9,166,301
Seller note issued in connection with acquisition of Gould's Discount Medical, LLC	2,000,000	—
Contingent purchase price of Gould's Discount Medical, LLC	1,500,000	—
Contingent purchase price of Verus Healthcare, Inc.	—	12,000,000
Convertible debt issued in connection with acquisition of Verus Healthcare, Inc.	—	16,845,937

See accompanying notes to unaudited interim consolidated financial statements.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited)

(1) General Information

Nature of Business

        AdaptHealth Holdings LLC and Subsidiaries (the Company) is a provider of home healthcare equipment and related services, including home oxygen, respiratory medications and sleep therapy equipment and services, to both commercial organizations and directly to end users. The Company's primary operations are throughout the United States of America and the District of Columbia.

Basis of Presentation

        The accompanying interim consolidated financial statements are unaudited and have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. They should be read in conjunction with the consolidated financial statements and related notes of AdaptHealth Holdings LLC and Subsidiaries for the year ended December 31, 2018. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

        The accompanying consolidated financial statements include the accounts of the Company. All intercompany balances and transactions have been eliminated in consolidation.

Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents. As of June 30, 2019 and December 31, 2018, approximately 97% of the Company's net accounts receivable are from Medicare, Medicaid and insurance companies pursuant to primary and co-insurance contracts and 3% from patients under co-pay or private plan arrangements. Credit evaluations, account monitoring procedures and a third party collection agent are utilized to minimize the risk of loss. Collateral is not required.

        Cost-containment efforts of governmental organizations, primarily Medicare, could have a material adverse effect on the Company's sales and profitability. Medicare typically awards contracts on a category-by-category basis through a competitive bidding process. Bids are generally solicited from multiple distributors with intention of driving down pricing. The Company was previously in a protected three year window which expired in 2016. The Company was able to maintain protection for the round two recompete contracts that became effective on July 1, 2016 and expired on December 31, 2018. Subsequent to December 31, 2018 any registered suppliers can provide equipment and services in all areas.

Concentration of customers

        The Company provides and distributes medical equipment and health care services, including home oxygen, respiratory medications and sleep therapy equipment and services, to both commercial

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(1) General Information (Continued)

organizations and directly to end users. This results in a customer concentration relating to Medicare's service reimbursement programs. During the six months ended June 30, 2019 and 2018, the Company derived approximately 32% and 34% of its net revenue from government healthcare programs, including Medicare and Medicaid, respectively. Concentration of credit risk with respect to other payors is limited due to the large number of such payors and varied geographical locations.

Recent Accounting Pronouncements

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASU 2014-09) (ASC Topic 606), which supersedes all existing revenue recognition requirements, including guidance specific to the healthcare industry. The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services, and requires enhanced disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. This guidance allows for adoption using a full retrospective method, or a modified retrospective method. Subsequent to the issuance of ASU 2014-09, the FASB also issued several updates related to ASU 2014-09 including deferring its adoption date. The new guidance will be required for the Company for the annual reporting period beginning January 1, 2019, and for interim reporting periods beginning January 1, 2020. The new standard will impact amounts presented in certain categories on the Company's consolidated statements of income (loss), as upon adoption, the majority of amounts currently classified as provision for doubtful accounts will be reflected as implicit price concessions, and therefore a direct reduction to revenue, net of contractual allowances and discounts. Other than as described above, the standard is not expected to have a material impact on the Company's consolidated financial position, results of operations and cash flows. However, there will be expanded disclosures required.

        In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (ASU 2016-02), which amended authoritative guidance on accounting for leases. The new provisions require that a lessee of operating leases recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The lease liability will be equal to the present value of lease payments, with the right-of-use asset equal to the lease liability. The classification criteria for distinguishing between finance (or capital) leases and operating leases are substantially similar to the previous lease guidance, but with no explicit bright lines. As such, operating leases will result in straight-line rent expense similar to current practice. For short term leases (term of 12 months or less), a lessee is permitted to make an accounting election not to recognize lease assets and lease liabilities, which would generally result in lease expense being recognized on a straight-line basis over the lease term. The new guidance will be required for the Company for the annual reporting period beginning January 1, 2020, and interim reporting periods beginning January 1, 2021, and will require application of the new guidance at the beginning of the earliest comparable period presented. The adoption of this standard is expected to have a material impact on the Company's financial position. The Company is still evaluating the impact on its results of operations and does not expect the adoption of this standard to have an impact on liquidity.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (ASC 350): Simplifying the Test for Goodwill Impairment, which will eliminate the requirement to calculate the implied fair value of goodwill, commonly referred to as "Step 2" in the current goodwill impairment test. An entity will still have the option to perform the qualitative assessment for a reporting unit to

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(1) General Information (Continued)

determine if the quantitative impairment test is necessary. This guidance will be effective for annual and interim impairment tests performed in annual reporting periods beginning after December 15, 2020, and early adoption is permitted for annual or interim impairment tests performed after January 1, 2017. The Company is still evaluating the impact that this standard will have on the Company's results of operations.

(2) Significant Transactions

Acquisitions

        During the six months ended June 30, 2019 and 2018, the Company made the following acquisitions to strengthen its current market share in existing markets or to expand into new markets. Each of the following acquisitions was accounted for using the acquisition method pursuant to the requirements of FASB ASC Topic 805, Business Combinations, and are included in the accompanying interim consolidated in financial statements since the respective acquisition date. The goodwill generated from these acquisitions is attributable to expected growth and cost synergies and because of the expected contribution of each acquisition to the overall Company strategy and is expected to be deductible for tax purposes. Also, see Subsection, "Pro-forma information" of this Note 2 for further pro-forma information on revenue and net income (loss).

        Certain estimated fair values of the net assets of acquired businesses as determined below are subject to change resulting from such items as working capital adjustments post acquisition. As a result, the acquisition accounting for acquired businesses could change in subsequent periods resulting in adjustments to goodwill once finalized.

Six months ended June 30, 2019

        On January 2, 2019, the Company purchased 100% of the stock of Gould's Discount Medical, LLC (Goulds). Goulds is headquartered in Louisville, Kentucky and provides home medical equipment, supplies, and respiratory products such as home oxygen and sleep apnea equipment. The total consideration was $24,264,344, inclusive of an initial cash payment of $20,764,344, the issuance of a promissory note in the amount of $2,000,000 (payable in six equal quarterly installments commencing on September 30, 2019 and accruing 5.0% interest annually), and potential earn-out payments in an aggregate amount up to $1,500,000 (which represents the maximum payout under the agreement).

        During the six months ended June 30, 2019, the Company completed acquisitions of multiple individually immaterial businesses for total cash consideration of $7,003,755. The results of these acquired companies were immaterial to the Company's results for the six months ended June 30, 2019.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(2) Significant Transactions (Continued)

        The following table summarizes the allocation of the purchase price to the estimated fair values of the net assets acquired at the date of the transactions:

	Goulds	Other
Cash	$117,000	—
Accounts receivables	3,691,030	—
Inventory	2,452,777	1,156,650
Prepaid and other current assets	11,835	—
Equipment and other fixed assets	1,658,714	3,570,549
Other assets	—	110,000
Goodwill	19,084,014	2,867,556
Deferred revenue	(485,000)	(701,000)
Accounts payable and accrued expenses	(2,266,026)	—

Net assets acquired	$24,264,344	7,003,755

Six months ended June 30, 2018

        On May 17, 2018, as set forth in a Contribution and Exchange Agreement, the members of PPS HME Holdings LLC (PPS) contributed all their membership units in PPS to AdaptHealth in exchange for cash consideration of $7,000,000 and 31,091 Common Units with a value of $48,484,848. PPS provides home oxygen, respiratory medications and sleep therapy equipment and services. Prior to the May 17, 2018 transaction, in May 2017, MedStar Surgical & Breathing Equipment, Inc (MedStar), a subsidiary of AdaptHealth, entered into an Administrative Services Agreement with Braden Partners L.P. (BP), a subsidiary of PPS. Under the agreement, MedStar provides management, consulting and administrative support to all BP's business operations. During the six months ended June 30, 2018, prior to the May 17, 2018 transaction, AdaptHealth recorded management fee income of $576,458 related to this agreement, which is included in net revenue less provision for doubtful accounts in the accompanying consolidated statements of income (loss). At May 17, 2018, AdaptHealth had accounts receivable of $1,715,430 with BP, which primarily related to unpaid management fees, which was settled as part of the May 17, 2018 transaction. The settlement of this receivable was included in the total consideration for purposes of the acquisition accounting for the transaction.

        On May 17, 2018, the Company entered into an Agreement and Plan of Merger with Verus Healthcare, Inc. (Verus) in which the Company purchased 100% of the stock of Verus for total consideration of $100,399,268, inclusive of cash payments of $58,399,284, issuance of 8,435 Common Units with a value of $13,154,047, issuance of convertible notes of $16,845,937, and contingent consideration of $12,000,000. Verus is headquartered in Tennessee and provides and distributes various types of medical equipment and health care services, including respiratory medications, sleep therapy equipment and services and nutrition products, to both commercial organizations and directly to end users. The contingent consideration was based on the achievement of certain financial targets after the transaction. Verus achieved these targets and amounts were paid in February 2019; accordingly, the contingent consideration was included within other current liabilities in the accompanying consolidated balance sheets at December 31, 2018. The parties intended that the convertible notes would convert to equity which occurred on December 31, 2018; such convertible notes converted to 10,802 Common Units. During the six months ended June 30, 2018, the Company recorded $56,621 of interest expense relating to the convertible notes.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(2) Significant Transactions (Continued)

        The following table summarizes the allocation of the purchase price to the estimated fair values of the net assets acquired at the date of the transactions:

	PPS	Verus
Cash	$407,456	1,449,817
Accounts receivables	12,126,481	7,795,765
Inventory	1,344,535	2,923,211
Prepaid and other current assets	995,048	466,114
Equipment and other fixed assets	20,357,062	5,895,113
Deferred tax asset	—	6,525,269
Other assets	1,927,355	838,008
Goodwill	49,660,338	91,829,157
Accounts payable and accrued expenses	(20,484,673)	(11,963,664)
Deferred revenue	(1,677,813)	(306,194)
Capital lease obligations	(6,395,438)	(3,793,103)
Deferred tax liability	(321,974)	—
Other long-term liabilities	(738,099)	(1,260,225)

Net assets acquired	$57,200,278	100,399,268

Pro-Forma Information (unaudited)

        The unaudited supplemental pro-forma financial information has been provided for illustrative purposes only. The unaudited pro-forma financial information does not purport to be indicative of the actual results that would have been achieved by the combined companies for the periods presented, or of the results that may be achieved by the combined companies in the future. Future results may vary significantly from the results reflected in the following unaudited pro-forma financial information because of future events and transactions, as well as other factors, many of which are beyond the Company's control.

        The unaudited pro-forma combined financial information presented below has been prepared by adjusting the historical results of the Company to include the historical results of the significant acquisitions described above. The unaudited pro-forma financial information does not include any adjustments to reflect the impact of cost savings or other synergies that may result from these acquisitions.

        The information in the following table represents net revenue and operating income for the six months ended June 30, 2018 had the Company consolidated its 2019 significant acquisitions in that period.

Pro-forma financial information:
Net revenue less provision for doubtful accounts	$205,486,095
Operating income	$3,497,930

        The above results do not include interest expense associated with debt incurred to fund the cash consideration paid for these acquisitions.

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Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(2) Significant Transactions (Continued)

Results of Businesses Acquired

        The amount of net revenues and net income (loss) of the significant businesses acquired in 2019 since the respective acquisition dates included in the Company's interim consolidated statements of net income (loss) for the six months ended June 30, 2019 are as follows:

Net revenue less provision for doubtful accounts	$17,594,863
Operating income	3,441,129

March 2019 Recapitalization Transactions

        During the six months ended June 30, 2019, the Company entered into a number of agreements, amendments and new financing facilities (herein after referred to as the March 2019 Recapitalization Transactions). For further information on these debt refinancings, see Note 8, Debt.

(3) Equipment and Other Fixed Assets

        Equipment and other fixed assets as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019	December 31, 2018
Patient medical equipment	$153,659,710	123,881,314
Vehicles	3,915,280	3,903,819
Other	13,398,128	12,704,131

	170,973,118	140,489,264
Less accumulated depreciation	(107,029,372)	(78,887,914)

	$63,943,746	61,601,350

        For the six months ended June 30, 2019 and 2018, the Company recorded depreciation expense of $28,205,892 and $19,511,496, respectively.

(4) Goodwill

        The change in the carrying amount of goodwill for the six months ended June 30, 2019 was as follows:

	Gross carrying amount	Accumulated impairment losses	Net carrying amount
Balance at December 31, 2018	$202,436,212	—	202,436,212
Acquired goodwill during the period	21,951,570		21,951,570
Other	318,395	—	318,395

Balance at June 30, 2019	$224,706,177	—	224,706,177

        The other in the table above primarily relates to working capital adjustments relating to businesses that were acquired by the Company during 2018.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(5) Fair Value of Assets and Liabilities

        Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. "the exit price") in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches, including quoted market prices and discounted cash flows. A hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect a company's judgment concerning the assumptions that market participants would use in pricing the asset or liability developed based on the best information available under the circumstances. The fair value hierarchy is broken down into three levels based on the reliability of inputs.

        To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the Company's degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases an asset or liability is classified in its entirety based on the lowest level of input that is significant to the measurement of fair value.

        Fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company's own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date. This condition in the future may cause the Company's financial instruments to be reclassified from Level 1 to Level 2 or from Level 2 to Level 3. During the six months ended June 30, 2019 and 2018, the Company did not have any reclassifications in levels.

        The Company estimated the fair value of acquisition-related contingent consideration obligations by applying the income approach using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observed in the market and thus represents a Level 3 measurement. Level 3 instruments are valued based on unobservable inputs that are supported by little or no market activity and reflect the Company's own assumptions in measuring fair value.

        Each period, the Company evaluates the fair value of acquisition-related contingent consideration obligations and records any increases in the fair value as contingent consideration expense and decreases in the fair value as a reduction of contingent consideration expense. Contingent consideration of $4,750,000 was outstanding at June 30, 2019 which related to business acquisitions in January 2019 and July 2018. Contingent consideration of $15,250,000 was outstanding at December 31, 2018 which related to business acquisitions in May 2018 and July 2018, of which $12,000,000 was paid during the six months ended June 30, 2019. At June 30, 2019 and December 31, 2018, the amounts recognized for these contingent consideration arrangements, the range of outcomes, and the assumptions used to develop the estimates had not materially changed from the respective acquisition dates.

        The Company recognizes all derivative instruments as either assets or liabilities in the accompanying consolidated balance sheets at fair value. Derivative instruments consist of interest rate swap agreements. The interest rate swap agreements are used to manage interest rate risk associated with the Company's variable rate debt. The Company utilizes the interest rate swap agreements to

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(5) Fair Value of Assets and Liabilities (Continued)

modify the Company's exposure to interest rate risk by converting a portion of its variable rate borrowings to a fixed rate. The interest rate swap agreements have not been designated as cash flow hedging instruments for accounting purposes. All changes in fair value of the interest rate swap agreements are recorded in earnings. As of June 30, 2019 and December 31, 2018, the Company had open interest rate swap agreements with third parties in which the Company pays a fixed interest rate and receives a rate equal to the one-month LIBOR. The notional associated with the swap contracts was $250,000,000 and $85,000,000 as of June 30, 2019 and December 31, 2018, respectively, and have a maturity date at certain dates through March 2024. During the six months ended June 30, 2019 and 2018, the Company recorded a loss of $9,436,722 and $82,030, respectively, representing the change in fair value of the swap agreements, which is included in interest expense in the accompanying consolidated statements of income (loss).

        The following table presents the valuation of the Company's financial assets and liabilities as of June 30, 2019 and December 31, 2018 measured at fair value on a recurring basis.

	Level 1	Level 2	Level 3	Fair Value
June 30, 2019
Assets
Money market accounts(1)	$45,388	—	—	45,388

Total assets measured at fair value	$45,388	—	—	45,388

Liabilities
Acquisition-related contingent consideration obligations-short term(2)	$—	—	1,625,000	1,625,000
Acquisition-related contingent consideration obligations-long term(3)	—	—	3,125,000	3,125,000
Interest rate swap agreements(3)	—	8,889,890	—	8,889,890

Total liabilities measured at fair value	$—	8,889,890	4,750,000	13,639,890

	Level 1	Level 2	Level 3	Fair Value
December 31, 2018
Assets
Money market accounts(1)	$16,126,899	—	—	16,126,899
Interest rate swap agreements(4)	—	943,134	—	943,134

Total assets measured at fair value	$16,126,899	943,134	—	17,070,033

Liabilities
Acquisition-related contingent consideration obligations-short term(2)	$—	—	13,625,000	13,625,000
Acquisition-related contingent consideration obligations-long term(3)	—	—	1,625,000	1,625,000
Interest rate swap agreements(2)	—	396,302	—	396,302

Total liabilities measured at fair value	$—	396,302	15,250,000	15,646,302

(1)
Included in cash and cash equivalents in the accompanying consolidated balance sheets.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(5) Fair Value of Assets and Liabilities (Continued)

(2)
Included in other current liabilities in the accompanying consolidated balance sheets.

(3)
Included in other long-term liabilities in the accompanying consolidated balance sheets.

(4)
Included in prepaid and other current assets in the accompanying consolidated balance sheets.

        There were no changes in the estimated fair values of the Company's financial assets and liabilities that are measured using significant unobservable inputs (Level 3) for the six months ended June 30, 2019 and 2018.

        The fair value of interest rate swap agreements was determined using widely accepted valuation techniques, including discounted cash flow analysis on expected cash flows of the interest rate swap agreement that reflects the contractual terms of the interest rate swap, including the period to maturity, and uses observable market-based inputs, such as interest rate curves.

        The carrying amounts of cash and cash equivalents, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses approximate their fair value because of the short-term maturity of these financial instruments.

        The carrying amount of long-term debt and obligations under capital leases approximates fair value because these financial instruments bear interest at rates that approximate current market rates for debt with similar maturity and credit quality, and because the borrowings under the Company's long-term debt arrangements bear interest at the variable rates described in Note 8, Debt.

        The Company's non-financial assets measured on a non-recurring basis were as follows:

	June 30, 2019	December 31, 2018
Significant unobservable inputs (Level 3):
Goodwill (annual impairment assessment)	$224,706,177	202,436,212

(6) Deferred Financing Costs

        The change in the carrying amount of deferred financing costs for the six months ended June 30, 2019 was as follows:

Balance at December 31, 2018	$2,258,253
Capitalized fees	9,027,753
Amortization	(588,189)
Write-off due to debt refinancing	(2,121,451)

Balance at June 30, 2019	$8,576,366

        The write-off of deferred financing costs is included in Loss on extinguishment of debt, net in the accompanying consolidated statements of income (loss) for the six months ended June 30, 2019.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(7) Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses as of June 30, 2019 and December 31, 2018 consisted of the following:

	June 30, 2019	December 31, 2018
Accounts payable	$67,938,619	70,603,562
Employee related accruals	7,593,874	9,142,347
Self insurance reserves	818,878	1,304,335
Accrued interest	3,625,274	404,015
Other	7,309,444	4,104,160

Accounts payable and accrued expenses	$87,286,089	85,558,419

(8) Debt

        The following is a summary of long-term debt as of June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Secured term loans	$298,125,000	134,875,000
Revolving credit facility	2,500,000	—
Note payable	100,000,000	—
Seller note (see note 2)	2,000,000	—
Auto loans	96,232	171,942
Unamortized deferred financing fees	(7,223,464)	(862,243)

	395,497,768	134,184,699
Current portion	8,913,936	(7,089,976)

	$386,583,832	127,094,723

        Interest expense related to long-term debt agreements, including amortization of deferred financing costs, for the six months ended June 30, 2019 and 2018 was $11,406,406 and $2,838,189, respectively.

        In March 2019, the Company signed the Third Amended and Restated Credit and Guaranty Agreement and restructured its debt borrowings with its bank group. The maturity of total debt, excluding unamortized deferred financing fees, at June 30, 2019 is as follows:

Twelve months ended June 30,
2020	$8,913,936
2021	10,057,296
2022	15,000,000
2023	15,000,000
2024	253,750,000
Thereafter	100,000,000

Total debt maturity	$402,721,232

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(8) Debt (Continued)

  Long-Term Debt

        The March 2019 debt restructuring consisted of $425,000,000 in credit facilities, which includes a $300,000,000 Initial Term Loan (Credit Facility Term Loan), $50,000,000 Delayed Draw Term Loan (Delayed Draw), and $75,000,000 Revolving Credit Facility (New Revolver), all with maturities in March 2024. The Credit Facility Term Loan and Delayed Draw loan may consist of Base Rate Loans or LIBOR Rate Loans (as defined in the agreement). Each LIBOR Rate Loan bears interest quarterly at variable rates based upon the sum of (a) the LIBOR Rate for such interest period, plus (b) an applicable margin based upon the Company's Consolidated Total Leverage Ratio. Each Base Rate Loan bears interest quarterly at variable rates based upon the sum of (a) the Base Rate (as defined in the agreement), plus (b) an applicable margin based upon the Company's Consolidated Total Leverage Ratio. The applicable margin was set at 3.50% and 2.50% for LIBOR Rate Loans and Base Rate Loans, respectively, following the closing of the transaction and are reset each quarter. Per the agreement, the Delayed Draw loan carries 0.5% of unused fee per annum, and the New Revolver carries 0.5% of unused line fee per annum. Under the debt restructuring, the Company is subject to various agreements that contain a number of restrictive covenants that, among other things, impose operating and financial restrictions on the Company. Financial covenants include a Total Leverage Ratio and a Fixed Charges Coverage Ratio, as defined in the agreement. Additionally, under the terms of the debt restructuring, the Company may be required to repay principal based on excess cash flow, as defined.

        The proceeds from the Credit Facility Term Loan were used to (1) repay secured term loans with December 31, 2018 balances of $134,875,000, (2) pay transaction costs, fees and expenses related to the consummation of the transactions contemplated under the agreement (see Note and Unit Purchase Agreement discussed below), (3) pay a distribution to the Company's members, and (4) redeem all of the Company's issued and outstanding Preferred Units, including the cumulative preferred dividends. The proceeds of any borrowings under the Delayed Draw loan will be to finance Permitted Acquisitions (as defined in the agreement) and to pay fees and transaction costs associated with such acquisitions. The proceeds of any borrowings under the New Revolver will be for (1) an amount not to exceed $25,000,000 to finance working capital, make capital expenditures and for other general corporate purposes, and (2) an amount not to exceed $50,000,000 to finance Permitted Acquisitions and to pay fees and transaction costs associated with such acquisitions.

  Secured Term Loans

        In connection with the debt restructuring the Company borrowed $300,000,000 under the Credit Faciity Term Loan. The Credit Facility Term Loan requires quarterly principal repayments of $1,875,000 beginning June 30, 2019 through March 31, 2021, quarterly principal repayments of $3,750,000 beginning June 30, 2021 through December 31, 2023, and the unpaid principal amount of the Credit Facility Term Loan is due at maturity in March 2024. At June 30, 2019 there was $298,125,000 outstanding under the Credit Facility Term Loan. The interest rate under the Credit Facility Term Loan was 5.44% at June 30, 2019.

        The Delayed Draw loan has an availability period from the first business day immediately following the Closing Date (March 2019) to the earliest of (a) the Credit Facility Term Loan maturity date, (b) twenty-four months following the closing date, or (c) the date of the termination of the

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(8) Debt (Continued)

commitment. During the six months ended June 30, 2019 no amounts were borrowed under the Delayed Draw loan.

        In February 2018, the Company signed the Second Amended and Restated Credit and Guaranty Agreement and refinanced its debt structure at that time. The refinancing consisted of $175,000,000, which included a $70,000,000 Initial Term Loan (Initial Term Loan), $80,000,000 Delayed Draw Term Loan (Delayed Draw Loan), and $25,000,000 Revolving Credit Facility (Revolver). The credit facilities bore interest quarterly at variable rates (6.02% at December 31, 2018). At December 31, 2018 there was $67,375,000 and $67,500,000 outstanding under the Initial Term Loan and Delayed Draw Loan, respectively, and there were no amounts outstanding under the Revolver.

  Revolving Credit Facility

        During the six months ended June 30, 2019 the Company borrowed $2,500,000 under the New Revolver, which remained outstanding at June 30, 2019. The interest rate under the New Revolver was 5.43% at June 30, 2019.

  Note Payable

        In March 2019, the Company signed a Note and Unit Purchase Agreement with an investor. In connection with the agreement, the Company signed a promissory note agreement with the investor with a principal amount of $100,000,000. The outstanding principal amount under the note agreement is due on the tenth anniversary of the agreement and bears interest at the following rates (a) for the period starting on the closing date and ending on the seventh anniversary, a rate of 12% per annum, with 6% payable in cash and 6% Payment in Kind (PIK), and (b) for the period starting on the day after the seventh anniversary of the closing date and ending on the maturity date, a rate equal to the greater of (i) 15% per annum or (ii) the twelve-month LIBOR plus 12% per annum. The Company has the option to pay the PIK interest in cash, which it did during the six months ended June 30, 2019, and thus no amounts were added to the principal balance during that period.

  Auto Loans

        The Company has auto loans with various banks for its vehicles. These loans are payable in monthly installments ranging from $332 to $661 with interest rates ranging from 0.0% to 3.24%. These loans mature through January 2021 and each loan is secured by the respective vehicle.

(9) Membership Units

  Common Units

        As of June 30, 2019 and December 31, 2018, a total of 244,041 and 182,420 of Common Units have been authorized and were issued and outstanding, respectively. A holder of a Common Unit shall be entitled to the allocations and distributions with respect to such unit, and a holder of a Common Unit who is also a Member shall have the right to one vote for each Common Unit owned by such Member.

        In March 2019, the Company signed a Note and Unit Purchase Agreement with an investor. In connection with the agreement, the investor purchased 37,050 Common Units for $20,000,000.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(9) Membership Units (Continued)

        In May 2018, the Company issued 39,526 Common Units as part of the consideration paid for the acquisition of two businesses. Also in May 2018, the Company issued 3,900 Common Units in connection with the cashless exercise of warrants by a related party.

  Investor Units

        On November 18, 2015, the Company issued 2,000,000 Investor Units in a private placement offering. Each Investor Unit carried a value of $1 per $1 contributed and allows for purchase of Common Units, at an exercise price of $182.38 per unit, as defined by the Second Amended and Restated Limited Liability Company agreement.

        The Investor Units carried an interest rate of 12% per annum, with interest compounding quarterly, and had no voting or other rights with respect to the Company until the holder of Investor Units converted its units into Common Units. All of the Investor Units were converted to Common Units in conjunction with the March 2019 Recapitalization Transactions.

  Preferred Units

        In 2014, the Company issued 2,112,500 of Preferred Units with a fair value of $2,112,500 as repayment to lenders for accrued interest. The Preferred Units had an interest rate of 15% per annum, which is cumulative but not compounding, and have no voting or other rights with respect to the Company. As of December 31, 2018, cumulative preferred dividends to the holders of the Preferred Units was $1,531,563. All of the Company's issued and outstanding Preferred Units were redeemed in conjunction with the March 2019 Recapitalization Transactions.

  Incentive Units and Equity-based Compensation

        On June 11, 2019, 14,553 Incentive Units (the 2019 Incentive Units) and April 18, 2018, 15,270 Incentive Units (the 2018 Incentive Units) were granted to certain members of the Company's management. The Incentive Units are intended to constitute profits interests and were granted for purposes of enabling such individuals to participate in the long-term growth and financial success of the Company, and were issued in exchange for services to be performed.

        With respect to the 2019 Incentive Units, 50% of the awards vest in equal annual installments on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date as defined in the agreements (which was determined to be May 20, 2019). The remaining 50% vest upon the first to occur of a sale of the Company and the fourth anniversary of the Vesting Commencement Date, in either case, provided that the equity value of the Company at the time of such sale or fourth anniversary equals or exceeds a certain threshold as defined in the agreements, subject to the employee's continuous employment with the Company through each applicable vesting date. The grant date fair value of the 2019 Incentive Units, as calculated under an Option Pricing Method, was $4,511,120, and will be recognized as expense over the employees' requisite service period.

        The 2018 Incentive Units vest 50% on the second anniversary of the Vesting Commencement Date as defined in the agreements (which was determined to be May 17, 2018), and 25% on the third and fourth anniversaries of the Vesting Commencement Date, subject to the employee's continuous employment with the Company through each applicable vesting date. The grant date fair value of the

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(9) Membership Units (Continued)

2018 Incentive Units, as calculated under an Option Pricing Method, was $5,344,500, and will be recognized as expense over the employees' requisite service period.

        In conjunction with the March 2019 Recapitalization Transactions, the vesting of 9,852 of the 2018 Incentive Units was accelerated. In addition, although the remaining 2018 Investor Units have not vested under the original vesting terms as the transactions completed in connection with the March 2019 Recapitalization Transactions did not meet the acceleration provisions, the Company approved a cash distribution to the remaining holders of the 2018 Incentive Units as if the awards had fully vested. The distributions are non-refundable upon termination of employment for any cause prior to the remaining vesting period of the 2018 Incentive Units. In addition to the payment of the distribution in March 2019, all holders of the 2018 Incentive Units received an advance for future distribution, which is not refundable upon termination of employment for any cause prior to the remaining vesting period of the 2018 Incentive Units. These cash distributions were treated as a modification of the awards for accounting purposes.

        During the six months ended June 30, 2019 and 2018, the Company recorded equity-based compensation expense of $5,405,977 and $257,405, respectively, which is included in general and administrative expenses in the accompanying consolidated statements of income (loss). The expense recorded during the six months ended June 30, 2019 included $2,694,201 in connection with the acceleration of vesting of the 2018 Investor Units and $2,200,519 for the modification of the awards relating to the cash distributions discussed above. At June 30, 2019 there was $5,815,452 of unrecognized compensation expense related to the awards.

        The assumptions used to determine the grant-date fair value of the 2019 Investor Units and 2018 Investor Units were as follows:

	2019 Investor Units	2018 Investor Units
Expected volatility(1)	40.0%	35.0%
Risk-free interest rate(2)	2.0%	2.3%
Expected term(3)	1.5 years	1.5 years

(1)
The expected volatility is derived from the asset volatilities of comparable public companies.

(2)
The risk-free interest rate is obtained from Standard and Poor's Capital IQ, and represents the yield on a treasury note as of the valuation date with the maturity matching the expected term.

(3)
The expected term is based on management's estimate.

(10) Income Taxes

        AdaptHealth Holdings LLC is treated as a partnership for income tax purposes. A partnership is not a tax-paying entity for federal and state income tax purposes. Income and loss from AdaptHealth Holdings LLC flows through to the members' tax returns. In addition, there are regular C corporations included in the AdaptHealth group where taxes are paid at the entity level.

        As of June 30, 2019, Royal Medical Supply, Inc., and MedStar Surgical & Breathing Equipment, Inc. ("MedStar"), were subject to fiing both Federal and state income tax returns. Included within the MedStar Federal filing group were LI Respiratory Services, Inc., Med Equipment, Inc., Inspire Medical Equipment and Services Inc, Med Star Surgical & Breathing Equipment, Inc., Verus

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(10) Income Taxes (Continued)

Healthcare Inc., Orbit Medical of Portland, Inc, Clearview Medical Inc., also wholly owned subsidiaries of the Company. In July of 2018, the Company acquired Home Medical Express, Inc., which is included in the Federal tax filing of MedStar. For the six months ended June 30, 2019 and 2018, the Company recorded a provision for income taxes of $4,416,846 and $302,849, respectively.

(11) Leases

  Capital leases

        The Company has acquired patient medical equipment and supplies and office equipment through multiple capital leases. The capital lease obligations represent the present value of minimum lease payments under the respective agreement, payable monthly and bearing interest rates ranging from 0.0% to 10.2%. Interest expense related to capital leases for the six month periods ended June 30, 2019 and 2018 was $51,423 and $171,464, respectively. As of June 30, 2019, future annual minimum payments required under lease obligations are as follows:

Remainder of 2019	$14,232,128
2020	5,710,753
2021	98,307

Total	20,041,188
Less amount representing interest	(127,594)

19,913,594
Current portion	(19,308,880)

$604,714

        At June 30, 2019 and December 31, 2018, equipment under capital leases consisted of patient equipment with a cost basis of approximately $37,000,000 and $29,300,000, respectively, and the accumulated depreciation of equipment under capital leases totaled approximately $11,100,000 and $8,800,000, respectively. Depreciation expense for equipment purchased under capital leases is primarily included in cost of net revenue in the accompanying consolidated statements of income (loss).

  Operating leases

        The Company leases its office facilities and office equipment under noncancelable lease agreements which expire at various dates through November 2028. Some of these lease agreements include an option to renew at the end of the term. The Company also leases certain patient medical equipment with such leases set to expire at various dates through November 2020. The Company also leases certain office facilities on a month to month basis. In some instances, the Company is also required to pay its pro rata share of real estate taxes and utility costs in connection with the premises. Some of the leases contain fixed annual increases of minimum rent. Accordingly, the Company recognizes rent expense on a straight-line basis and records the difference between the recognized rent expense and the amount payable under the lease as deferred rent. The deferred rent recorded in accounts payable and accrued expenses on the accompanying consolidated balance sheets at June 30, 2019 and December 31, 2018 was $1,043,550 and $741,167, respectively. Rent expense for the six month periods ended June 30, 2019 and 2018 was $4,703,813 and $2,381,868, respectively, and is included in cost of net revenue in the accompanying consolidated statements of income (loss).

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(11) Leases (Continued)

        The minimum annual lease commitments under noncancelable leases with initial or remaining terms in excess of one year as of June 30, 2019 are as follows:

Remainder of 2019	$4,092,915
2020	6,715,161
2021	4,953,325
2022	4,094,002
2023	3,607,935
Thereafter	5,882,992

$29,346,330

(12) Commitments and Contingencies

        In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business that cover a wide range of matters. In accordance with FASB ASC Topic 450, Accounting for Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Significant judgement is required to determine both probability and the estimated amount. The Company reviews at least quarterly and adjusts accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. At this time, the Company has no accrual related to lawsuits, claims, investigations and proceedings.

(13) Related Parties

        As discussed in note 8, Debt, on March 20, 2019, the Company signed a Note and Unit Purchase Agreement with an investor which included a promissory note agreement with a principal amount of $100,000,000. This investor also has equity ownership in the Company.

        At December 31, 2017, the Company had an outstanding balance of $1,123,181 payable to certain members of AdaptHealth. The payable was noninterest bearing and had no specific repayment terms. The Company repaid the amount in full during the third quarter of 2018.

        In 2014, Ocean Home Health Supply LLC, a subsidiary of AdaptHealth, executed an agreement with a related party for software and billing services. The agreement was for one year and automatically renewed from year to year. This agreement was terminated effective December 31, 2018, therefore there was no expense related to the agreement during the six months ended June 30, 2019. The expense for the six months ended June 30, 2018 related to the agreement was $1,157,130.

        On December 31, 2014, an executive of the Company borrowed $965,550 to acquire membership units in the Company, which have been included as a reduction to the Common Unit equity balance. Monthly payments are due of interest only at a rate of 1.9% per annum starting February 2015. Principal is due in full at maturity on December 31, 2021. The executive entered into a personal guarantee for the loan.

        On November 19, 2015, McLarty Capital Partners SBIC, L.P. (McLarty) contributed $1,000,000 in exchange for 1,000,000 of Investor Units. In May 2017, McLarty converted its convertible notes into 16,900 of Common Units. As of December 31, 2017, $8,642,144 was outstanding to McLarty. This amount was repaid in February 2018.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Interim Consolidated Financial Statements (Unaudited) (Continued)

(13) Related Parties (Continued)

        The Company and certain officers have equity investments in two vendors that provide workflow technology services and automated order intake software, respectively. The expense for the six months ended June 30, 2019 in regard to these vendors was $1,814,614 and $900,000, respectively. The expense related to these vendors for the six months ended June 30, 2018 was $132,469 and $717,794, respectively.

(14) Subsequent Events

        Management has evaluated subsequent events through August 19, 2019, the date which the interim consolidated financial statements were available to be issued.

        On July 5, 2019, the Company purchased certain assets and assumed certain liabilities of a durable medical equipment company for total consideration of $15,405,000, inclusive of an initial cash payment of $11,405,000 and potential earn-out payments in an aggregate amount up to $4,000,000. The company is headquartered in Atlanta, GA and provides positive airway pressure devices and related supplies to customers in their homes or other alternative site care facilities.

        On July 31, 2019, the Company purchased 100% of the stock of a durable medical equipment company for total consideration of $4,473,000, inclusive of an initial cash payment of $2,973,000 and potential deferred payments in an aggregate amount up to $1,500,000 to be paid subsequent to closing based on certain conditions. The company is headquartered in Nevada and provides respiratory and durable medical equipment and services.

        On July 8, 2019, the Company entered into a merger agreement with DFB Healthcare Acquisitions Corp. The Company's members will own approximately 59% of the post-combination company. The merger is expected to close in the fourth quarter of 2019. There can be no assurances that the merger will close.

        As of the date the interim consolidated financial statements were available to be issued, the Company was in the process of determining the allocation of the purchase price to the fair value of the net assets acquired for these acquisitions.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARES

Report of Independent Registered Public Accounting Firm

To the Members and Board of Managers
AdaptHealth Holdings LLC:

Opinion on the Consolidated Financial Statements

        We have audited the accompanying consolidated balance sheets of AdaptHealth Holdings LLC and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of income (loss), changes in members' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

        These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company's auditor since 2015.

Philadelphia, Pennsylvania
August 19, 2019

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2018 and 2017

	2018	2017
Assets
Current assets:
Cash and cash equivalents	$25,185,681	4,274,334
Accounts receivable, net	53,016,649	24,181,546
Due from related party	—	700,791
Inventory	7,672,646	4,964,237
Prepaid and other current assets	4,915,277	2,039,973

Total current assets	90,790,253	36,160,881

Equipment and other fixed assets, net	61,601,350	35,569,770
Goodwill	202,436,212	38,628,391
Other assets	5,049,628	1,625,262
Deferred tax asset	9,079,190	—

Total assets	$368,956,633	111,984,304

Liabilities and Members' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$85,558,419	39,158,163
Current portion of capital lease obligations	20,814,404	9,948,782
Current portion of long-term debt	7,089,976	2,080,135
Deferred revenue	7,508,428	4,935,000
Other liabilities	14,705,719	1,592,621

Total current liabilities	135,676,946	57,714,701

Revolving credit facility	—	34,468,647
Long-term debt, less current portion	127,094,723	18,231,485
Due to members	—	1,123,181
Capital lease obligations, less current portion	172,467	632,950
Other long-term liabilities	3,243,839	450,000

Total liabilities	266,187,975	112,620,964

Commitments and contingencies (note 2(p))
Members' equity (deficit)
Membership units	113,274,181	33,455,223
Controlling interest members' deficit	(13,370,648)	(36,180,242)

Total equity (deficit) attributable to AdaptHealth Holdings LLC	99,903,533	(2,725,019)
Noncontrolling interest in subsidiaries	2,865,125	2,088,359

Total members' equity (deficit)	102,768,658	(636,660)

Total liabilities and members' equity (deficit)	$368,956,633	111,984,304

See accompanying notes to consolidated financial statements.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Income (Loss)

Years ended December 31, 2018, 2017 and 2016

	2018	2017	2016
Revenue:
Revenue, net of contractual allowances and discounts	$361,053,975	201,756,705	186,368,436
Provision for doubtful accounts	(15,775,638)	(9,197,561)	(12,052,070)

Net revenue less provision for doubtful accounts	345,278,337	192,559,144	174,316,366
Costs and expenses:
Cost of net revenue	293,384,635	165,707,263	161,681,818
General and administrative expenses	18,068,821	9,481,563	8,404,006
Depreciation, excluding patient equipment depreciation	2,733,807	1,282,464	1,908,030

Total costs and expenses	314,187,263	176,471,290	171,993,854

Operating income	31,091,074	16,087,854	2,322,512
Interest expense	7,452,737	5,041,137	5,761,356
Loss on extinguishment of debt, net	1,398,929	323,674	—

Income (loss) before income taxes from continuing operations	22,239,408	10,723,043	(3,438,844)
Income tax (benefit) expense	(2,097,705)	248,808	(208,445)

Income (loss) from continuing operations	24,337,113	10,474,235	(3,230,399)
Loss from discontinued operations, net of tax	—	206,632	389,899

Net income (loss)	24,337,113	10,267,603	(3,620,298)
Income attributable to noncontrolling interest	1,076,766	580,206	563,025

Net income (loss) attributable to AdaptHealth Holdings LLC	$23,260,347	9,687,397	(4,183,323)

See accompanying notes to consolidated financial statements.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members' Equity (Deficit)

Years ended December 31, 2018, 2017 and 2016

	Membership units
								Controlling interest members' deficit
	Common units	Amount	Preferred units	Amount	Investor units	Amount	Total amount		Noncontrolling interest in subsidiaries	Total
Balance, December 31, 2015	109,659	$21,499,890	2,112,500	$2,112,500	2,000,000	$1,868,917	$25,481,307	$(41,114,861)	$1,314,777	$(14,318,777)
Repurchase of Common Units	(3,297)	(800,000)	—	—	—	—	(800,000)	—	—	(800,000)
Accrued return on investor units	—	—	—	—	271,665	271,665	271,665	(271,665)	—	—
Equity-based compensation	—	48,750	—	—	—	—	48,750	—	—	48,750
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(179,649)	(179,649)
Net (loss)/income	—	—	—	—	—	—	—	(4,183,323)	563,025	(3,620,298)

Balance, December 31, 2016	106,362	$20,748,640	2,112,500	$2,112,500	2,271,665	$2,140,582	$25,001,722	$(45,569,849)	$1,698,153	$(18,869,974)
Convertible debt conversion	16,900	6,106,961	—	—	—	—	6,106,961	—	—	6,106,961
Accrued return on Investor Units	—	—	—	—	297,790	297,790	297,790	(297,790)	—	—
Capital contribution	4,930	2,000,000	—	—	—	—	2,000,000	—	—	2,000,000
Equity-based compensation	—	48,750	—	—	—	—	48,750	—	—	48,750
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(190,000)	(190,000)
Net income	—	—	—	—	—	—	—	9,687,397	580,206	10,267,603

Balance, December 31, 2017	128,192	$28,904,351	2,112,500	$2,112,500	2,569,455	$2,438,372	$33,455,223	(36,180,242)	$2,088,359	$(636,660)
Accrued return on Investor Units	—	—	—	—	316,403	316,403	316,403	(316,403)	—	—
Issuance of Common Units for acquisitions	50,328	78,484,832	—	—	—	—	78,484,832	—	—	78,484,832
Cashless exercise of warrants	3,900	134,350	—	—	—	—	134,350	(134,350)	—	—
Equity-based compensation	—	883,373	—	—	—	—	883,373	—	—	883,373
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	(300,000)	(300,000)
Net income	—	—	—	—	—	—	—	23,260,347	1,076,766	24,337,113

Balance, December 31, 2018	182,420	$108,406,906	2,112,500	$2,112,500	2,885,858	$2,754,775	$113,274,181	$(13,370,648)	$2,865,125	$102,768,658

See accompanying notes to consolidated financial statements.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2018, 2017 and 2016

	2018	2017	2016
Cash flows from operating activities:
Net income (loss)	$24,337,113	10,267,603	(3,620,298)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	47,876,835	27,816,290	26,562,594
Equity-based compensation	883,373	48,750	48,750
Deferred income tax	(2,875,895)	—	(278,411)
Gain on sale of assets	—	(73,513)	(723,199)
Change in fair value of interest rate swaps	(546,832)	—	—
Provision for doubtful accounts	15,775,638	9,270,227	12,052,070
Amortization of deferred financing costs	477,781	395,124	617,594
Write-off of deferred financing costs	1,219,205	205,150	—
Gain on debt extinguishment	(800,000)	—	—
Paid-in-kind interest and fees	—	494,641	805,400
Changes in operating assets and liabilities, net of effects from acquisitions and sales:
Accounts receivable	(22,042,721)	(3,042,020)	(8,635,227)
Due from affiliates and related parties	700,791	(690,777)	44,257
Inventory	2,309,508	1,144,400	(353,263)
Prepaid and other assets	(1,579,969)	(1,057,764)	(804,149)
Accounts payable and accrued expenses	2,691,981	1,152,523	4,219,088

Net cash provided by operating activities	68,426,808	45,930,634	29,935,206

Cash flows from investing activities:
Purchases of equipment and other fixed assets	(9,949,930)	(6,852,086)	(2,468,500)
Payments for business acquisitions, net of cash acquired	(86,334,011)	(8,505,686)	(1,304,000)
Proceeds from disposition of entities	—	280,513	1,096,528

Net cash used in investing activities	(96,283,941)	(15,077,259)	(2,675,972)

Cash flows from financing activities:
Borrowings on lines of credit	24,750,000	194,604,086	177,689,218
Payments on lines of credit	(59,218,647)	(204,531,227)	(178,442,913)
Payments on capital leases	(27,936,993)	(20,268,099)	(24,316,096)
Proceeds from borrowings on long-term debt	140,000,000	7,000,000	—
Payments on long-term debt	(24,830,307)	(6,493,840)	(626,918)
Payments of deferred financing costs	(2,715,849)	(1,432,431)	(103,290)
Payments for equity issuance costs	—	(151,488)	—
Acquisition of noncontrolling interest in MedStar Holdings LLC	—	(800,039)	(800,004)
Contributed capital	—	2,000,000	—
Repurchase of Common Units		—	(800,000)
Payments for debt prepayment penalties	(979,724)	—	—
Distributions to noncontrolling interest	(300,000)	(190,000)	(179,649)

Net cash provided by (used in) financing activities	48,768,480	(30,263,038)	(27,579,652)

Net increase (decrease) in cash and cash equivalents	20,911,347	590,337	(320,418)
Cash and cash equivalents at beginning of year	4,274,334	3,683,997	4,004,415

Cash and cash equivalents at end of year	$25,185,681	4,274,334	3,683,997

Supplemental disclosures:
Cash paid for interest	$7,327,942	4,645,800	4,753,189
Cash paid for income taxes	405,205	100,061	96,559
Noncash investing and financing activities:
Equipment acquired under capital lease obligations	27,079,171	16,951,516	22,799,749
Unpaid equipment and other fixed asset purchases at end of year	12,557,763	7,326,055	4,522,388
Contingent purchase price of Verus Healthcare, Inc.	12,000,000	—	—
Contingent purchase price of Home Medical Express, Inc.	3,250,000	—	—
Deferred purchase price from acquisitions	500,000	—	—
Conversion of debt to Common Units	16,845,937	6,258,449	—
Deferred purchase price of Roberts Home Medical, LLC and Home MediService, LLC	—	950,000	—
Accrued and unpaid deferred financing fees	—	102,989	—
Receivable recorded for New England Entities contingent consideration	—	—	207,554

See accompanying notes to consolidated financial statements.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018, 2017 and 2016

(1) Nature of Business

        AdaptHealth Holdings LLC (AdaptHealth Holdings) (f.k.a QMES Holdings LLC) was formed and incorporated in Delaware effective October 4, 2017. At the effective date, all equity interests of AdaptHealth LLC (f.k.a QMES LLC) and its subsidiaries (AdaptHealth), which was incorporated in Delaware in 2012, were contributed into AdaptHealth Holdings. There was no ownership change as a result of this transaction between commonly controlled entities. As a result of this transaction, AdaptHealth became a wholly owned subsidiary of AdaptHealth Holdings. AdaptHealth Holdings will continue in existence indefinitely, unless sooner dissolved by its members. Unless the context otherwise requires, references in this report to the Company refer to the operations of AdaptHealth prior to October 4, 2017 and AdaptHealth Holdings and subsidiaries subsequent to October 4, 2017. The Company is a provider of home healthcare equipment and related services, including home oxygen, respiratory medications and sleep therapy equipment and services, to both commercial organizations and directly to end users. The Company's primary operations are throughout the United States of America and the District of Columbia.

(2) Summary of Significant Accounting Policies

(a)   Basis of Presentation

        The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). In the opinion of management, the consolidated financial statements include all necessary adjustments for a fair presentation of the financial position and results of operations for the periods presented.

(b)   Basis of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

(c)   Accounting Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and reported amounts of revenues and expenses during the reporting period. Management bases these estimates and assumptions upon historical experience, existing and known circumstances, authoritative accounting pronouncements and other factors that management believes to be reasonable. Significant areas requiring the use of management estimates relate to revenue recognition and the valuation of accounts receivable, income taxes, equipment and other fixed assets, and goodwill. Actual results could differ from those estimates.

(d)   Revenue Recognition

        Net revenues are recorded for services and related products that the Company provides to patients for home medical equipment, related supplies, and other items. The Company's revenues are recognized on an accrual basis in the period in which services and related products are provided to

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

customers and are recorded either at a point in time for the sale of supplies and disposables, or over the service period for equipment, at amounts estimated to be received from patients or under reimbursement arrangements with Medicare, Medicaid and third-party payors, including private insurers.

        Sales revenue is recognized upon transfer of control of products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Revenues for the sale of durable medical equipment and related supplies, including oxygen equipment, ventilators, wheelchairs, hospital beds and infusion pumps, are recognized at the time of delivery.

        The Company provides certain equipment to patients which is reimbursed periodically in fixed monthly payments for as long as the patient is using the equipment and medical necessity continues (in certain cases, the fixed monthly payments are capped at a certain amount). The equipment provided to the patient is based upon medical necessity as documented by prescriptions and other documentation received from the patient's physician. The patient generally does not negotiate or have input with respect to the manufacturer or model of the equipment prescribed by their physician and delivered by the Company. Once initial delivery of this equipment is made to the patient for initial setup, a monthly billing process is established based on the initial setup service date. The Company recognizes the fixed monthly revenue ratably over the service period as earned, less estimated adjustments, and defers revenue for the portion of the monthly bill that is unearned. No separate revenue is earned from the initial setup process. Included in fixed monthly revenue are unbilled amounts for which the revenue recognition criteria had been met as of period-end but were not yet billed to the payor. The estimate of net unbilled fixed monthly revenue recognized is based on historical trends and estimates of future collectability.

        The Company's billing system contains payor-specific price tables that reflect the fee schedule amounts in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. Net revenues are recorded based on the applicable fee schedule. The Company has established a contractual allowance to account for adjustments that result from differences between the payment amount received and the expected realizable amount. If the payment amount received differs from the net realizable amount, an adjustment is recorded to net revenues in the period that these payment differences are determined. The Company reports revenues in its consolidated financial statements net of such adjustments.

        The Company recognizes revenue at the time the following criteria are met:

  •
  persuasive evidence of an arrangement exists;

  •
  delivery has occurred;

  •
  the seller's price to the buyer is fixed or determinable; and

  •
  collectability is reasonably assured.

        Included in accounts receivable are earned but unbilled accounts receivables. Billing delays, ranging from several days to several weeks, can occur due to the Company's policy of compiling required payor specific documentation prior to billing for its services rendered. In the event that a

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

third-party payor does not accept the claim, the customer is ultimately responsible for payment for the products or services. The Company recorded unbilled receivables of $4,002,067 and $2,096,130 as of December 31, 2018 and 2017, respectively.

(e)   Net Revenue and Accounts Receivable

        Due to the continuing changes in the healthcare industry and third-party reimbursement environment, certain estimates are required to record total net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. The complexity of third-party billing arrangements and laws and regulations governing Medicare and Medicaid may result in adjustments to amounts originally recorded.

        The Company performs periodic analysis to evaluate the collectability of outstanding balances. Management's evaluation takes into consideration such factors as historical bad debt experience, business and economic conditions, trends in healthcare coverage, other collection indicators and information about specific receivables. The Company's evaluation also considers the age and composition of the outstanding amounts in determining their estimated net realizable value.

        Receivables are considered past due when not collected by established due dates. Specific patient balances are written off and charged to the allowance after collection efforts have been followed and the account has been determined to be uncollectible. Revisions in reserve estimates are recorded as an adjustment to net revenue or provision for doubtful accounts in the period of revision.

        The Company's allowance for uncollectible accounts was $21,840,787 and $8,580,386 as of December 31, 2018 and 2017, respectively. For the year ended December 31, 2018, the provision for doubtful accounts was $15,775,638. For the year ended December 31, 2017, the provision for doubtful accounts was $9,270,227, of which $9,197,561 was reported in continuing operations and $72,666 was reported in discontinued operations. For the year ended December 31, 2016, the provision for doubtful accounts was $12,052,070, of which all is reported in continuing operations.

(f)    Fair Value of Financial Instruments

        The Company's financial instruments consist of cash and cash equivalents, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses. The carrying values of the Company's financial instruments approximate their fair value based on their short-term nature.

        The borrowings under the Company's long-term debt arrangements bear interest at the variable rates described in Note 9, Debt, and therefore management believes approximates fair value.

(g)   Fair Value Accounting

        Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements and Disclosures (ASC 820), creates a single definition of fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is a market-based measurement, not an entity specific measurement, and states that a fair value measurement is to estimate the price at which an

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

orderly transaction to sell an asset or to transfer the liability would take place between market participants at the measurement date under current market conditions. Assets and liabilities adjusted to fair value in the balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their fair value.

        Level inputs, as defined by ASC 820, are as follows:

Level input	Input definition
Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
Level 2	Inputs, other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data at the measurement date.
Level 3	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

        Refer to Note 6, Fair Value of Assets and Liabilities, for additional information.

(h)   Cash and Cash Equivalents

        The Company considers all short-term highly liquid investments with a maturity of three months or less to be cash equivalents. Cash represents cash on hand and deposits held at banks. The Company maintains cash in demand deposit accounts with federally insured banks. At times, the balances in these accounts may be in excess of federally insured limits. Cash and cash equivalents consist of the following:

	December 31,
	2018	2017
Cash	$9,058,782	2,630,781
Money market accounts	16,126,899	1,643,553

Total	$25,185,681	4,274,334

(i)    Inventory

        Inventory consists of equipment and medical supplies and is stated at the lower of cost or market value. Cost is determined by the first-in-first-out method. These finished goods are charged to cost of net revenue in the period in which products and related services are provided to customers.

(j)    Equipment and Other Fixed Assets

        Equipment and other fixed assets are stated at cost less accumulated depreciation or, when acquired as part of a business combination, fair value at date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives for patient medical equipment correlate with the medical reimbursement periods. Computer equipment, vehicles and other assets are depreciated over the estimated useful lives of the assets. Major

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

expenditures for property acquisitions and those expenditures that substantially increase useful lives are capitalized. Expenditures for maintenance, repairs and minor replacements are expensed as incurred.

        The useful lives of property and equipment for purposes of computing depreciation are:

Patient medical equipment	13 months - 5 years
Vehicles	5 years
Other	2 - 7 years

(k)   Impairment of Long-Lived Assets

        The Company's long-lived assets, such as equipment and other fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company did not incur any impairment charges on equipment and other fixed assets for the years ended December 31, 2018, 2017 and 2016.

        In addition to consideration of impairment upon the events or changes in circumstances described above, management regularly evaluates the remaining lives of its long-lived assets.

(l)    Impairment of Goodwill

        The Company has a significant amount of goodwill on its balance sheet that resulted from the business acquisitions the Company has made in recent years. Goodwill is not amortized and is tested for impairment annually and upon the occurrence of a triggering event or change in circumstance indicating a possible impairment. Such changes in circumstance can include, among others, changes in the legal environment, reimbursement environment, operating performance, and/or future prospects. The Company performs its annual impairment review of goodwill during the fourth quarter (December 31st) of each year.

        The impairment testing can be performed on either a quantitative or qualitative basis. During 2018, 2017 and 2016, the Company utilized a qualitative analysis for its annual impairment test and determined that there were no triggering events that would indicate that it is "more likely than not" that the carrying value of the Company's reporting unit is higher than the respective fair value. As a result, the Company did not record any goodwill impairment charges and none of the goodwill was considered at risk of impairment.

(m)  Business combinations

        The Company applies the acquisition method of accounting for business acquisitions. The results of operations of the businesses acquired by the Company are included as of the respective acquisition date. The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

assumed, such excess is allocated to goodwill. Patient relationships, medical records and patient lists are not reported as separate intangible assets due to the regulatory requirements and lack of contractual agreements but are part of goodwill. Customer related relationships are not reported as separate intangible assets but are part of goodwill as authorizing physicians are under no obligation to refer the Company's services to their patients, who are free to change physicians and service providers at any time. The Company may adjust the preliminary purchase price allocation, as necessary, for up to one year after the acquisition closing date if it obtains more information regarding asset valuations and liabilities assumed. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

(n)   Deferred Financing Costs

        Costs incurred in connection with the Company's borrowings, referred to as deferred financing costs, are capitalized and included on the accompanying consolidated balance sheets in other assets for costs associated with revolving credit facilities, and as a debt reduction for costs associated with term loans. Deferred financing costs are amortized to interest expense using the effective interest method over the term of the related financing agreement. Refer to Note 7, Deferred Financing Costs, for additional information.

(o)   Deferred Rent

        The Company's operating leases for its office and warehouse leases include scheduled rent increases. The Company has accounted for the leases to provide straight-line charges to operations over the life of the leases. Deferred rent is recorded and amortized to the extent the total minimum rental payments allocated to the current period and expensed on a straight-line basis exceed or are less than the cash payments required. Deferred rent is included in accounts payable and accrued expenses on the accompanying consolidated balance sheets. See Note 12, Lease Commitments, for additional information.

(p)   Commitments and Contingencies

        In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business that cover a wide range of matters. In accordance with FASB ASC Topic 450, Accounting for Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Significant judgement is required to determine both probability and the estimated amount. The Company reviews at least quarterly and adjusts accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. At this time, the Company has no accrual related to lawsuits, claims, investigations and proceedings.

        In connection with the Company's acquisition of PPS HME Holdings LLC (PPS), the Company assumed a Corporate Integrity Agreement (CIA) at one of PPS's subsidiaries, Braden Partners L.P. d/b/a Pacific Pulmonary Services (BP). The CIA was entered into with the Office of Inspector General of the U.S. Department of Health and Human Services (OIG). The CIA has a five year term which expires in April 2022. In connection with the acquisition and integration of PPS by AdaptHealth, the OIG confirmed that the requirements of the CIA imposed upon BP would only apply to the operations

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

of BP and therefore no operations of any other AdaptHealth affiliate would be subject to the requirements of the CIA following the acquisition.

(q)   Advertising Costs

        Advertising costs are charged to expense as incurred. The Company's advertising costs for the years ended December 31, 2018, 2017 and 2016 were $1,788,220, $482,738 and $399,232, respectively, and are included in general and administrative expenses in the accompanying consolidated statements of income (loss).

(r)   Equity-based Compensation

        The Company accounts for its equity-based compensation in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, which establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period. Equity-based compensation expense related to these grants is included within general and administrative expenses in the accompanying consolidated statements of income (loss). The Company measures and recognizes equity-based compensation expense for profit interest unit awards made to employees based on their estimated fair values on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period in the Company's consolidated financial statements. Equity-based compensation expense for profit interest unit awards is recognized on a straight-line basis over the requisite service period. The estimate of fair value of profit interest unit awards on the date of grant is determined through the allocation of all outstanding securities to a business enterprise valuation. The enterprise valuation is based upon a combination of the income approach and the market approach. The income approach is based on discounted cash flows. The market approach uses a selection of comparable companies in determining value. This determination of fair value is affected by assumptions regarding a number of subjective variables. Changes in the subjective assumptions can materially affect the estimate of their fair value.

(s)   Cost of net revenue

        Cost of net revenue includes the cost of products and supplies sold to patients, patient equipment depreciation and other operating expenses. The Company operates through 169 locations, including 112 patient servicing locations and 47 distribution only depots, from which customers are provided equipment, supplies and services, and 10 administrative offices. The Company also includes in cost of net revenue the salaries, labor and benefits costs incurred at the Company's operating facilities for service personnel, offshore labor expenses, occupancy costs (rent, utilities, property taxes, etc.), and other expenses (software expenses, billing fees, IT related costs, general business supplies, etc.) incurred

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

to operate the businesses. Cost of net revenue for the years ended December 31, 2018, 2017 and 2016 consisted of the following:

	Year ended December 31,
	2018	2017	2016
Cost of products, supplies and patient equipment depreciation	$140,034,522	79,504,605	75,944,469
Salaries, labor and benefits	107,484,610	59,818,646	62,294,025
Occupancy	8,869,386	4,472,545	4,281,499
General supplies / miscellaneous	36,996,117	21,911,467	19,161,825

Total	$293,384,635	165,707,263	161,681,818

(t)    General and administrative expenses

        General and administrative expenses (G&A) primarily include expenses related to corporate salaries and benefits, legal, equity-based compensation, transaction costs and other business support functions. Included in G&A during the years ended December 31, 2018, 2017 and 2016 are salaries and benefits expenses (including equity-based compensation) of $10,653,547, $6,744,726 and $5,613,397, respectively.

(u)   Business segment

        The Company's chief operating decision-maker is its Chief Executive Officer and President, who make resource allocation decisions and assess performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. The corporate office is responsible for contract negotiation with vendors and payors and corporate compliance with healthcare laws and regulations. Accordingly, the Company has a single reportable segment and operating segment structure.

(v)   Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents. As of December 31, 2018 and 2017, approximately 97% of the Company's net accounts receivable are from Medicare, Medicaid and insurance companies pursuant to primary and co-insurance contracts and 3% from patients under co-pay or private plan arrangements. Credit evaluations, account monitoring procedures and a third party collection agent are utilized to minimize the risk of loss. Collateral is not required.

        Cost-containment efforts of governmental organizations, primarily Medicare, could have a material adverse effect on the Company's sales and profitability. Medicare typically awards contracts on a category-by-category basis through a competitive bidding process. Bids are generally solicited from

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

multiple distributors with intention of driving down pricing. The Company was previously in a protected three year window which expired in 2016. The Company was able to maintain protection for the round two recompete contracts that became effective on July 1, 2016 and expired on December 31, 2018. Subsequent to December 31, 2018 any registered suppliers can provide equipment and services in all areas.

(w)  Concentration of customers

        The Company provides and distributes medical equipment and health care services, including home oxygen, respiratory medications and sleep therapy equipment and services, to both commercial organizations and directly to end users. This results in a customer concentration relating to Medicare's service reimbursement programs. During the years ended December 31, 2018, 2017 and 2016, the Company derived approximately 37%, 31% and 33% of its net revenue from government healthcare programs, including Medicare and Medicaid, respectively. Concentration of credit risk with respect to other payors is limited due to the large number of such payors and varied geographical locations.

(x)   Self-Insurance Risk

        The Company is subject to workers' compensation, auto liability and employee medical claims, which are primarily self-insured; however, the Company maintains certain stop-loss and other insurance coverage which it believes to be appropriate. Provisions for estimated settlements relating to the workers' compensation and medical plans are provided in the period of the related claim on a case-by-case basis plus an amount for incurred but not reported claims. Differences between the amounts accrued and subsequent settlements are recorded in operations in the period of settlement.

(y)   Derivative Instruments

        The Company recognizes all derivative instruments as either assets or liabilities in the accompanying consolidated balance sheets at fair value. Derivative instruments consist of interest rate swap agreements. The interest rate swap agreements are used to manage interest rate risk associated with the Company's variable rate debt. The Company utilizes the interest rate swap agreements to modify the Company's exposure to interest rate risk by converting a portion of its variable rate borrowings to a fixed rate. The interest rate swap agreements have not been designated as cash flow hedging instruments for accounting purposes. All changes in fair value of the interest rate swap agreements are recorded in earnings. As of December 31, 2018, the Company had open interest rate swap agreements with third parties in which the Company pays a fixed interest rate and receives a rate equal to the one-month LIBOR. The notional associated with the swap agreements was $85,000,000 and have a maturity date at certain dates through February 2023. The Company recorded an asset of $943,134 which is included in prepaid expenses and other current assets, and a liability of $396,302 which is included in other liabilities in the accompanying consolidated balance sheets at December 31, 2018 representing the fair value of the swaps at such date. During the year ended December 31, 2018 the Company recorded a gain of $546,832 representing the change in fair value of the swap agreements, which is included in interest expense in the accompanying consolidated statements of income (loss).

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

(z)   Income Taxes

        AdaptHealth Holdings LLC is treated as a partnership for income tax purposes. A partnership is not a tax-paying entity for federal and state income tax purposes. Income and loss from AdaptHealth Holdings LLC flows through to the members' tax returns. In addition, there are regular C corporations included in the AdaptHealth group where taxes are paid at the entity level.

        Deferred taxes are determined based on the difference between the financial statement basis and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company believes its estimates are appropriate based on current facts and circumstances.

        As of December 31, 2018 and 2017, the Company had no uncertain tax positions that would require recognition or disclosure in the consolidated financial statements. The Company files income tax returns in the U.S. Federal jurisdiction and various state jurisdictions. Tax years 2015 and forward remain open for examination for Federal and state tax purposes.

(aa) Discontinued Operations

        In 2014, the Company decided to discontinue operations in New England—which is composed of Inspire Medical Equipment & Services, Inc. and divisions of Medstar Surgical & Breathing Equipment, Inc. (the New England Entities). In 2017 and 2016, the Company recorded a loss of $206,632 and $389,899 related to the New England Entities as reported in discontinued operations. In 2018, the Company did not record any income or loss relating to the New England Entities.

(bb) Recent Accounting Pronouncements

        In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASU 2014-09) (ASC Topic 606), which supersedes all existing revenue recognition requirements, including guidance specific to the healthcare industry. The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services, and requires enhanced disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. This guidance allows for adoption using a full retrospective method, or a modified retrospective method. Subsequent to the issuance of ASU 2014-09, the FASB also issued several updates related to ASU 2014-09 including deferring its adoption date. The new guidance will be required for the Company for the annual reporting period beginning January 1, 2019, and for interim reporting periods beginning January 1, 2020. The new standard will impact amounts presented in certain categories on the Company's consolidated statements of income, as upon adoption, the majority of amounts currently classified as provision for doubtful accounts will be reflected as implicit price concessions, and therefore a direct reduction to revenue, net of contractual allowances and discounts. Other than as described above, the standard is not expected to have a material impact on the Company's consolidated financial position, results of operations and cash flows. However, there will be expanded disclosures required.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(2) Summary of Significant Accounting Policies (Continued)

        In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (ASU 2016-02), which amended authoritative guidance on accounting for leases. The new provisions require that a lessee of operating leases recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The lease liability will be equal to the present value of lease payments, with the right-of-use asset equal to the lease liability. The classification criteria for distinguishing between finance (or capital) leases and operating leases are substantially similar to the previous lease guidance, but with no explicit bright lines. As such, operating leases will result in straight-line rent expense similar to current practice. For short term leases (term of 12 months or less), a lessee is permitted to make an accounting election not to recognize lease assets and lease liabilities, which would generally result in lease expense being recognized on a straight-line basis over the lease term. The new guidance will be required for the Company for the annual reporting period beginning January 1, 2020, and interim reporting periods beginning January 1, 2021, and will require application of the new guidance at the beginning of the earliest comparable period presented. The adoption of this standard is expected to have a material impact on the Company's financial position. The Company is still evaluating the impact on its results of operations and does not expect the adoption of this standard to have an impact on liquidity.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (ASC 350): Simplifying the Test for Goodwill Impairment, which will eliminate the requirement to calculate the implied fair value of goodwill, commonly referred to as "Step 2" in the current goodwill impairment test. An entity will still have the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. This guidance will be effective for annual and interim impairment tests performed in annual reporting periods beginning after December 15, 2020, and early adoption is permitted for annual or interim impairment tests performed after January 1, 2017. The Company is still evaluating the impact that this standard will have on the Company's results of operations.

        In January 2017, the FASB issued Accounting Standards Update (ASU) No. 2017-01, Business Combinations (ASC 805): Clarifying the Definition of a Business (ASU 2017-01), which provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The adoption of ASU 2017-01 was effective for the Company on January 1, 2018. The adoption of ASU 2017-01 did not have a material impact on the Company's consolidated financial condition and results of operations.

(3) Acquisitions

        The Company made the following acquisitions to strengthen its current market share in existing markets or to expand into new markets. Each of the following acquisitions was accounted for using the acquisition method pursuant to the requirements of FASB ASC Topic 805, Business Combinations, and are included in the accompanying consolidated financial statements since the respective acquisition date. The goodwill generated from these acquisitions is attributable to expected growth and cost synergies and because of the expected contribution of each acquisition to the overall Company strategy and is expected to be deductible for tax purposes. Also, see Subsection, "Pro-forma information" of this Note 3 for further pro-forma information on revenue and net income (loss).

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(3) Acquisitions (Continued)

        Certain estimated fair values of the net assets of acquired businesses as determined below are subject to change resulting from such items as working capital adjustments post acquisition. As a result, the acquisition accounting for acquired businesses could change in subsequent periods resulting in adjustments to goodwill once finalized.

  PPS HME Holdings LLC

        On May 17, 2018, as set forth in a Contribution and Exchange Agreement, the members of PPS HME Holdings LLC (PPS) contributed all their membership units in PPS to AdaptHealth in exchange for cash consideration of $7,000,000 and 31,091 Common Units with a value of $48,484,848. This transaction resulted in PPS, together with its subsidiaries, becoming wholly-owned subsidiaries of AdaptHealth and the members of PPS becoming common members of AdaptHealth. PPS provides home oxygen, respiratory medications and sleep therapy equipment and services.

        Prior to the May 17, 2018 transaction, in May 2017, MedStar Surgical & Breathing Equipment, Inc (MedStar), a subsidiary of AdaptHealth, entered into an Administrative Services Agreement with Braden Partners L.P. (BP), a subsidiary of PPS. Under the agreement, MedStar provides management, consulting and administrative support to all BP's business operations. In 2018 and 2017, prior to the May 17, 2018 transaction, AdaptHealth recorded management fee income of $576,458 and $1,000,000, respectively, related to this agreement, which is included in revenue in the consolidated statements of income (loss). At May 17, 2018, AdaptHealth LLC had accounts receivable of $1,715,430 with BP, which primarily related to unpaid management fees, which was settled as part of the May 17, 2018 transaction. The settlement of this receivable was included in the total consideration for purposes of the acquisition accounting for the transaction. At December 31, 2017 AdaptHealth had accounts receivable of $700,791 with BP, included as a Due from related party in the accompanying consolidated

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(3) Acquisitions (Continued)

balance sheets. The following table summarizes the estimated fair values of the net assets acquired at the date of the transaction:

Cash consideration	$7,000,000
Equity consideration	48,484,848
Settlement of pre-existing relationship	1,715,430

Total consideration	$57,200,278

Fair value of net assets acquired:
Cash	$407,456
Accounts receivables	12,126,481
Inventory	1,344,535
Prepaid and other current assets	995,048
Equipment and other fixed assets	20,357,062
Other assets	1,927,355
Goodwill	49,660,338
Accounts payable and accrued expenses	(20,484,673)
Deferred revenue	(1,677,813)
Capital lease obligations	(6,395,438)
Deferred tax liability	(321,974)
Other liabilities	(738,099)

Net assets acquired	$57,200,278

  Verus Healthcare, Inc.

        On May 17, 2018, the Company entered into an Agreement and Plan of Merger with Verus Healthcare, Inc. (Verus) in which the Company purchased 100% of the stock of Verus for total consideration of $100,399,268, inclusive of cash payments of $58,399,284, issuance of 8,435 Common Units with a value of $13,154,047, issuance of convertible notes of $16,845,937, and contingent consideration of $12,000,000. Verus is headquartered in Tennessee and provides and distributes various types of medical equipment and health care services, including respiratory medications, sleep therapy equipment and services and nutrition products, to both commercial organizations and directly to end users. The contingent consideration was based on the achievement of certain financial targets after the transaction. Verus achieved these targets and amounts were paid in February 2019; accordingly, the contingent consideration was included within other current liabilities in the accompanying consolidated balance sheets. The parties intended that the convertible notes would convert to equity which occurred on December 31, 2018; such convertible notes converted to 10,802 Common Units. During 2018 the

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(3) Acquisitions (Continued)

Company recorded $293,400 of interest expense relating to the convertible notes. The following table summarizes the estimated fair values of the net assets acquired at the date of the transaction:

Cash consideration	$58,399,284
Equity consideration	13,154,047
Convertible notes	16,845,937
Contingent liability	12,000,000

Total consideration	$100,399,268

Fair value of net assets acquired:
Cash	$1,449,817
Accounts receivables	7,795,765
Inventory	2,923,211
Prepaid and other current assets	466,114
Equipment and other fixed assets	5,895,113
Deferred tax asset	6,525,269
Other assets	838,008
Goodwill	91,829,157
Accounts payable and accrued expenses	(11,963,664)
Deferred revenue	(306,194)
Capital lease obligations	(3,793,103)
Other long-term liabilities	(1,260,225)

Net assets acquired	$100,399,268

  Home Medical Express, Inc.

        On July 31, 2018, the Company purchased 100% of the stock of Home Medical Express, Inc. (HME) for total consideration of $13,250,000, inclusive of an initial cash payment of $9,000,000, escrow payments of $1,000,000, and estimated contingent consideration of $3,250,000 (which represents the maximum payout under the agreement). HME is headquartered in Illinois and provides respiratory and durable medical equipment and services. The escrow payments were made at closing and consist of $500,000 due to the sellers on the first anniversary of the closing date and $500,000 due to the sellers on the eighteen-month anniversary of the closing date, subject to certain conditions after the closing date. Any amounts not paid to the seller will be paid back to the Company. The estimated contingent consideration consists of potential payments upon the achievement of certain financial targets for the first and second years after the transaction. At December 31, 2018, $1,625,000 and $1,625,000 have been included within other liabilities and other long-term liabilities, respectively, in the accompanying

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(3) Acquisitions (Continued)

consolidated balance sheets based upon their corresponding estimated payment dates. The following table summarizes the estimated fair values of the net assets acquired at the date of the transaction:

Initial cash consideration	$9,000,000
Escrow payments	1,000,000
Contingent liability	3,250,000

Total consideration	$13,250,000

Fair value of net assets acquired:
Cash	$100,000
Accounts receivables	2,200,774
Inventory	75,493
Prepaid and other current assets	35,960
Equipment and other fixed assets	2,165,448
Other assets	37,956
Goodwill	13,230,987
Accounts payable and accrued expenses	(3,180,531)
Deferred revenue	(341,667)
Capital lease obligations	(1,074,420)

Net assets acquired	$13,250,000

  Other Acquisitions—2018

        On October 15, 2018, the Company purchased a durable medical equipment business headquartered in New York which provides home medical health equipment and services to customers. The total cash consideration paid was $4,800,000. In connection with the acquisition the Company recorded equipment and other fixed assets of $2,237,066 and goodwill of $2,562,934. The results of the acquired company were immaterial to the Company's 2018 results.

        On December 31, 2018, the Company purchased 100% of the stock of a durable medical equipment company headquartered in Utah. The company provides respiratory, durable medical equipment and hospice services to its customers. The total consideration paid was $5,350,000, inclusive of cash payments of $4,850,000 and a deferred payment of $500,000, which is due on the second anniversary of the closing date subject to certain conditions after the closing date. At December 31, 2018, the $500,000 deferred payment is included within other long-term liabilities in the accompanying consolidated balance sheets based upon the estimated payment date. In addition, the sellers have the potential to receive earn-out payments up to a maximum of $5,000,000 which are based on the achievement of certain financial targets after the transaction. Based on current available information, management has determined that the targets relating to the earn-out payments were not probable of achievement, and therefore these potential payments were not reflected in the acquisition accounting for the acquisition. The Company recorded the estimated fair values of the net assets acquired at the date of the transaction as follows: $57,000 of cash, $445,000 of accounts receivable, $260,000 of inventory, $904,000 of equipment and other fixed assets, $995,000 of accounts payable and accrued expenses, and $4,679,000 of goodwill.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(3) Acquisitions (Continued)

  Roberts Home Medical, LLC and Home MediService, LLC

        On October 4, 2017, AdaptHealth LLC purchased 100% of the stock of Roberts Home Medical, LLC and Home MediService, LLC. (Roberts) for total consideration of $9,599,253, inclusive of a cash payments of $8,649,253 and deferred payments of $950,000. Roberts is located in Maryland and conducts business in Maryland, Virginia, West Virginia and the District of Columbia. The following table summarizes the estimated fair values of the net assets acquired at the date of the transaction:

Cash consideration	$8,649,253
Deferred payments	950,000

Total consideration	$9,599,253

Fair value of net assets acquired:
Cash	$477,469
Accounts receivables	2,903,313
Inventory	846,777
Prepaid and other current assets	115,697
Equipment and other fixed assets	5,159,000
Goodwill	4,082,947
Other assets	950,000
Accounts payable and accrued expenses	(4,229,469)
Other liabilities	(706,481)

Net assets acquired	$9,599,253

        On September 30, 2017, Roberts Home Medical, LLC signed a Secured Promissory Note to consolidate and pay off its third party debt of $6,522,312 with PPS HME Holdings LLC (see Related Party footnote) that was due and payable upon the earlier of thirty days or the date on which the note is paid in full. As an integrated part of closing the transaction, included in the cash consideration is the repayment of the note to PPS HME Holdings LLC on October 6, 2017 and $76,941 in accrued interest on this short-term loan.

        The deferred payments of $950,000 were subject to certain net working capital conditions after the closing date and were to be paid within 18 months subsequent to the closing of the transaction. Based on the outcome of such conditions, the deferred payments were not made, and the deferred payment liability recorded at December 31, 2017 was reduced to zero with a corresponding decrease to goodwill during the year ended December 31, 2018.

  Other Immaterial Acquisitions

        During the years ended December 31, 2018, 2017 and 2016, the Company completed acquisitions of multiple individually immaterial businesses for total cash consideration of $3,299,000, $333,902 and

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(3) Acquisitions (Continued)

$1,304,000, respectively. The following table summarizes the estimated fair values of the net assets acquired at the date of the transactions.

	2018	2017	2016
Accounts receivables	$—	—	350,339
Inventory	414,678	—	57,520
Equipment and other fixed assets	88,917	412,215	331,908
Goodwill	2,795,405	—	564,233
Accounts payable and accrued expenses	—	(78,313)	—

Net assets acquired	$3,299,000	333,902	1,304,000

        The results of these acquired companies were immaterial to the Company's reported results for the periods presented.

  Pro-Forma Information (unaudited)

        The unaudited supplemental pro-forma financial information has been provided for illustrative purposes only. The unaudited pro-forma financial information does not purport to be indicative of the actual results that would have been achieved by the combined companies for the periods presented, or of the results that may be achieved by the combined companies in the future. Future results may vary significantly from the results reflected in the following unaudited pro-forma financial information because of future events and transactions, as well as other factors, many of which are beyond the Company's control.

        The unaudited pro-forma combined financial information presented below has been prepared by adjusting the historical results of the Company to include the historical results of the significant acquisitions described above. The unaudited pro-forma financial information does not include any adjustments to reflect the impact of cost savings or other synergies that may result from these acquisitions.

        The information in the following table represents net revenue and operating income for the relative periods, had the Company consolidated its 2018 significant acquisitions in each of those periods.

	Year ended December 31,
Pro-forma financial information:	2018	2017
Net revenue less provision for doubtful accounts	$416,711,721	324,420,036
Operating income	22,430,676	5,097,810

        The information in the following table represents net revenue and operating income for the relative periods, had the Company consolidated its 2017 significant acquisitions in each of those periods.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(3) Acquisitions (Continued)

	Year ended December 31,
Pro-forma financial information:	2017	2016
Net revenue less provision for doubtful accounts	$214,879,411	206,634,238
Operating income	13,115,628	(4,045,855)

        The above results do not include interest expense associated with debt incurred to fund the cash consideration paid for these acquisitions.

  Results of Businesses Acquired

        The amount of net revenues and operating income of the significant businesses acquired in 2018 and 2017 since the respective acquisition dates included in the Company's consolidated statements of net income (loss) for the years indicated are as follows:

	Year ended December 31,
	2018	2017
Net revenue less provision for doubtful accounts	$107,047,267	7,970,628
Operating income	(6,597,299)	(856,542)

(4) Equipment and Other Fixed Assets

        Equipment and other fixed assets as of December 31, 2018 and 2017 are as follows:

	2018	2017
Patient medical equipment	$123,881,314	57,227,507
Vehicles	3,903,819	3,724,036
Other	12,704,131	6,003,063

	140,489,264	66,954,606
Less accumulated depreciation	(78,887,914)	(31,384,836)

	$61,601,350	35,569,770

        For the years ended December 31, 2018, 2017 and 2016, the Company recorded depreciation expense of $47,876,835, $27,816,290 and $26,562,594, respectively, all of which is reported in continuing operations. During the years ended December 31, 2018 and 2017, the Company wrote off $231,090 and $56,180,887 of fully depreciated patient medical equipment, respectively. Write offs for the year ended December 31, 2016 were not material.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(5) Goodwill

        The change in the carrying amount of goodwill for the years ended December 31, 2018, 2017 and 2016 were as follows:

	Gross carrying amount	Accumulated impairment losses	Net carrying amount
Balance at December 31, 2015	$33,937,068	—	33,937,068
Acquired goodwill during the period	608,376	—	608,376

Balance at December 31, 2016	$34,545,444	—	34,545,444
Acquired goodwill during the period	4,082,947	—	4,082,947

Balance at December 31, 2017	$38,628,391	—	38,628,391
Acquired goodwill during the period	164,757,821	—	164,757,821
Decrease	(950,000)	—	(950,000)

Balance at December 31, 2018	$202,436,212	—	202,436,212

(6) Fair Value of Assets and Liabilities

        Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. "the exit price") in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches, including quoted market prices and discounted cash flows. A hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect a company's judgment concerning the assumptions that market participants would use in pricing the asset or liability developed based on the best information available under the circumstances. The fair value hierarchy is broken down into three levels based on the reliability of inputs.

        To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the Company's degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases an asset or liability is classified in its entirety based on the lowest level of input that is significant to the measurement of fair value.

        Fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company's own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date. This condition in the future may cause the Company's financial instruments to be reclassified from Level 1 to Level 2 or from Level 2 to Level 3. During the years ended December 31, 2018, 2017 and 2016, the Company did not have any reclassifications in levels.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(6) Fair Value of Assets and Liabilities (Continued)

        The Company estimated the fair value of acquisition-related contingent consideration obligations by applying the income approach using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observed in the market and thus represents a Level 3 measurement. Level 3 instruments are valued based on unobservable inputs that are supported by little or no market activity and reflect the Company's own assumptions in measuring fair value.

        Each period, the Company evaluates the fair value of acquisition-related contingent consideration obligations and records any increases in the fair value as contingent consideration expense and decreases in the fair value as a reduction of contingent consideration expense. Contingent consideration of $15,250,000 was outstanding at December 31, 2018 which related to business acquisitions in 2018. There was no contingent consideration outstanding at December 31, 2017. At December 31, 2018, the amounts recognized for these contingent consideration arrangements, the range of outcomes, and the assumptions used to develop the estimates had not materially changed from the respective acquisition dates.

        The following table presents the valuation of the Company's financial assets and liabilities as of December 31, 2018 and 2017 measured at fair value on a recurring basis. The Company did not have any financial liabilities measured at fair value on a recurring basis as of December 31, 2017.

	Level 1	Level 2	Level 3	Fair Value
December 31, 2018
Assets
Money market accounts(1)	$16,126,899	—	—	16,126,899
Interest rate swap agreement(2)	—	943,134	—	943,134

Total assets measured at fair value	$16,126,899	943,134	—	17,070,033

Liabilities
Acquisition-related contingent consideration obligations-short term(3)	$—	—	13,625,000	13,625,000
Acquisition-related contingent consideration obligations-long term(4)	—	—	1,625,000	1,625,000
Interest rate swap agreement(3)	—	396,302	—	396,302

Total liabilities measured at fair value	$—	396,302	15,250,000	15,646,302

December 31, 2017
Assets
Money market accounts(1)	$1,643,553	—	—	1,643,553

Total assets measured at fair value	$1,643,553	—	—	1,643,553

(1)
Included in cash and cash equivalents in the accompanying consolidated balance sheets.

(2)
Included in prepaid and other current assets in the accompanying consolidated balance sheets.

(3)
Included in other current liabilities in the accompanying consolidated balance sheets.

(4)
Included in other long-term liabilities in the accompanying consolidated balance sheets.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(6) Fair Value of Assets and Liabilities (Continued)

        There were no changes in the estimated fair values of the Company's financial assets and liabilities that are measured using significant unobservable inputs (Level 3) for the year ended December 31, 2018.

        The fair value of interest rate swap agreements was determined using widely accepted valuation techniques, including discounted cash flow analysis on expected cash flows of the interest rate swap agreement that reflects the contractual terms of the interest rate swap, including the period to maturity, and uses observable market-based inputs, such as interest rate curves.

        The carrying amounts of cash and cash equivalents, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses approximate their fair value because of the short-term maturity of these financial instruments.

        The carrying amount of long-term debt and obligations under capital leases approximates fair value because these financial instruments bear interest at rates that approximate current market rates for debt with similar maturity and credit quality, and because the borrowings under the Company's long-term debt arrangements bear interest at the variable rates described in Note 9, Debt.

        The Company's non-financial assets measured on a non-recurring basis were as follows:

	As of December 31,
	2018	2017
Significant unobservable inputs (Level 3):
Goodwill (annual impairment assessment)	$202,436,212	38,628,391

(7) Deferred Financing Costs

        The changes in the carrying amount of deferred financing costs for the years ended December 31, 2018, 2017 and 2016 were as follows:

	2018	2017	2016
Balance at January 1	$1,342,379	407,233	921,537
Capitalized fees	2,612,860	1,535,420	103,290
Amortization	(477,781)	(395,124)	(617,594)
Write-off due to debt refinancing	(1,219,205)	(205,150)	—

Balance at December 31	$2,258,253	1,342,379	407,233

        The write-off of deferred financing costs is included in Loss on extinguishment of debt, net in the accompanying consolidated statements of income (loss) for the years ended December 31, 2018 and 2017.

        The December 31, 2018 balance of deferred financing costs of $2,258,253 is estimated to be recorded to amortization expense in 2019, which is affected for the March 2019 debt restructuring (see Note 17, Subsequent Events).

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(8) Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses as of December 31, 2018 and 2017 consisted of the following:

	2018	2017
Accounts payable	$70,603,562	32,052,362
Employee related accruals	9,142,347	3,683,364
Self insurance reserves	1,304,335	398,360
Accrued interest	404,015	491,989
Other	4,104,160	2,532,088

Accounts payable and accrued expenses	$85,558,419	39,158,163

(9) Debt

        The following is a summary of long term-debt as of December 31, 2018 and 2017:

	2018	2017
Secured term loans	$134,875,000	—
Second lien term loan	—	8,642,144
Term note	—	5,979,167
Note payable	—	5,500,000
Auto loans	171,942	555,938
Unamortized deferred financing fees	(862,243)	(365,629)

	134,184,699	20,311,620
Current portion	(7,089,976)	(2,080,135)

	$127,094,723	18,231,485

        Interest expense related to long-term debt agreements, including amortization of deferred financing costs, for the years ended December 31, 2018, 2017 and 2016 was $7,418,959, $4,501,985 and $5,110,562, respectively.

        In March 2019, the Company signed the Third Amended and Restated Credit and Guaranty Agreement and restructured its debt borrowings.

(a)   Long Term Debt

Secured Term Loans

        In February 2018, the Company signed the Second Amended and Restated Credit and Guaranty Agreement and refinanced its debt structure in an effort to reduce interest rates, fund on-going working capital requirements, pay related transaction fees and expenses and fund future business expansions. The refinancing consisted of $175,000,000, which included a $70,000,000 Initial Term Loan (Initial Term Loan), $80,000,000 Delayed Draw Term Loan (Delayed Draw Loan), and $25,000,000 Revolving Credit Facility (Revolver), all with maturities in February 2023. The Credit Facilities bear interest quarterly at variable rates based upon: (a) the higher of (i) 1.00% or (ii) the LIBOR for such

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(9) Debt (Continued)

interest period, plus (b) an applicable margin based upon the Company's Consolidated Total Leverage Ratio (6.02% at December 31, 2018). The applicable margin was set at 3.50% following the closing of the transaction and is reset each quarter. Per the agreement, the Delayed Draw Loan carries 0.75% of unused fee per annum and the Revolver carries 0.5% of unused line fee per annum. Under the refinanced structure, the Company is subject to various agreements that contain a number of restrictive covenants that, among other things impose operating and financial restrictions on the Company. Financial covenants included a Fixed Charge Coverage Ratio and Total Leverage Ratio as defined in the agreements.

        The $70,000,000 borrowed under the Initial Term Loan required quarterly principal repayments of $875,000, beginning June 30, 2018 through December 31, 2022 and the unpaid principal amount of the Initial Term Loan was due at maturity in February 2023. The Delayed Draw Loan had an availability period beginning on the first business day immediately following the Closing Date (February 2018) to the earliest of the Initial Term Loan maturity date, twenty-four months following the Closing Date, or the date of the termination of the commitment. During the year ended December 31, 2018, the Company borrowed $70,000,000 under the Delayed Draw Loan, which required quarterly principal repayments of $875,000 and the unpaid principal amount was due at maturity in February 2023. During the year ended December 31, 2018 the Company did not have any borrowings under the Revolver. In March 2019, the Company restructured its borrowings and used the available funds to repay the full outstanding amounts under Initial Term Loan and Delayed Draw Loan, see Note 17, Subsequent Events.

Second Lien Term Loan

        In 2014, the Company entered in to a Second Lien Term Loan and Security Agreement (the Loan), as amended, with a private investment group (the Lender). Interest accrued at LIBOR plus 10.5% and was paid quarterly (12% at December 31, 2017). In May 2017, the Company repaid $5,000,000 under the Loan and converted $173,564 of unpaid interest into the Loan. As of December 31, 2017, $8,642,144 was outstanding under this agreement. In February 2018, the Company restructured its debt arrangement and used the available funds to repay the full outstanding loan obligation. In connection with the repayment of the Loan, the Company incurred a prepayment penalty expense of $345,686, which is included in Loss on extinguishment of debt, net, in the accompanying consolidated statements of income (loss) for the year ended December 31, 2018.

        On November 18, 2015, in addition to a convertible note of $2,000,000 from 2014, the Company borrowed an additional $4,000,000 that was convertible to equity under an amendment of the Loan which carried an interest rate of 8.5% plus an applicable margin (10% at the time of Conversion). The conversion of the convertible loans was 12% of the Company Common Units on the date of Conversion ($50,000,000 divided by the total convertible principal on the date of conversion). In May of 2017, $6,258,449 of convertible notes were converted into equity.

Term Note

        In May 2017 the Company entered into a $7,000,000 Term Loan Promissory Note (the Term Loan). The interest on the Term Loan was due monthly and carried an interest rate of LIBOR plus margin of 4.25% (5.38% as of December 31, 2017). Repayment of an aggregate annual principal amount was 25% of the loan commitment amount, or $145,833 per month. As of December 31, 2017,

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(9) Debt (Continued)

$5,979,167 was outstanding under the Term Loan. In February 2018, the Company restructured its debt arrangement and used the available funds to repay the full outstanding loan obligation. In connection with the repayment of the Term Loan, the Company incurred a prepayment penalty expense of $634,038, which is included in Loss on extinguishment of debt, net, in the accompanying consolidated statements of income (loss) for the year ended December 31, 2018.

Note Payable

        In 2013, the Company issued a note payable of $5,500,000 to a former shareholder of an acquired company for repurchase of stock at an 8% interest rate per annum. As of December 31, 2017, $5,500,000 was outstanding under the note payable. The note was payable in 120 monthly payments of interest only with a principal payment due on liquidation of the Company. In February 2018, in connection with the restructuring of the Company's debt arrangement, the Company repaid the note payable for consideration of $4,700,000. In connection with the repayment of the note, the Company recorded a gain on extinguishment of debt of $800,000, which is included in Loss on extinguishment of debt, net, in the accompanying consolidated statements of income (loss) for the year ended December 31, 2018.

Auto Loans

        The Company has auto loans with various banks for its vehicles. These loans are payable in monthly installments ranging from $332 to $661 with interest rates ranging from 0.0% to 3.24%. These loans mature through January 2021 and each loan is secured by the respective vehicle.

        See Note 17, Subsequent Events, for additional debt restructuring disclosures.

(b)   Credit Facility

        In 2014 the Company closed on a revolving credit facility (the Facility) with a finance group which was subsequently modified several times primarily to change the borrowing capacity and extend the maturity date. On December 31, 2017, the borrowing capacity under the Facility was $68,000,000 which was set to mature on February 24, 2021. Interest accrued on the outstanding principal balance at a rate of 3.25% per annum, as adjusted for periodically based on the net availability of the Facility (4.45% at December 31, 2017). Accrued interest was due and payable on the first day of each month. The balance of the Facility as of December 31, 2017 was $34,468,647. In February 2018, the Company restructured its debt arrangement and used the available funds to repay the full outstanding balance under the Facility.

(10) Membership Units

(a)   Common Units

        As of December 31, 2018 and 2017, a total of 182,420 and 128,192 of Common Units have been authorized and were issued and outstanding, respectively. A holder of a Common Unit shall be entitled to the allocations and distributions with respect to such unit, and a holder of a Common Unit who is also a Member shall have the right to one vote for each Common Unit owned by such Member.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(10) Membership Units (Continued)

        In May 2018, the Company issued 3,900 Common Units in connection with the cashless exercise of warrants by a related party.

        In October 2017, the Company issued 4,930 Common Units in a $2,000,000 Subscription Agreement.

(b)   Investor Units

        On November 18, 2015, the Company issued 2,000,000 Investor Units in a private placement offering. Each Investor Unit carried a value of $1 per $1 contributed and allows for purchase of Common Units, at an exercise price of $182.38 per unit, as defined by the Second Amended and Restated Limited Liability Company agreement.

        The Investor Units carry an interest rate of 12% per annum, with the return compounding quarterly, and have no voting or other rights with respect to the Company until the holder of Investor Units converts its units into Common Units. During the years ended December 31, 2018, 2017 and 2016 the Company issued 316,403, 297,790 and 271,665 Investor Units attributable to interest on the original placement offering, respectively. All of the Investor Units were converted to Common Units in conjunction with the March 2019 recapitalization transaction discussed in Note 17, Subsequent Events.

(c)   Preferred Units

        In 2014, the Company issued 2,112,500 of Preferred Units with a fair value of $2,112,500 as repayment to lenders for accrued interest. The Preferred Units had an dividend rate of 15% per annum, which is cumulative but not compounding, and have no voting or other rights with respect to the Company. As of December 31, 2018, cumulative preferred dividends to the holders of the Preferred Units is $1,531,563. All of the Company's issued and outstanding Preferred Units were redeemed in conjunction with the March 2019 recapitalization transaction discussed in Note 17, Subsequent Events.

(d)   Incentive Units and Equity-based Compensation

        On April 18, 2018, 15,270 Incentive Units, which are intended to constitute profits interests, were granted to certain members of the Company's management for purposes of enabling such individuals to participate in the long-term growth and financial success of the Company. The Incentive Units vest 50% on the second anniversary of the Vesting Commencement Date as defined in the agreements (which was determined to be May 17, 2018), and 25% on the third and fourth anniversaries of the Vesting Commencement Date, subject to the employee's continuous employment with the Company through each applicable vesting date. The grant date fair value of the Incentive Units, as calculated under an Option Pricing Method, was $5,344,500, and will be recognized as expense over the employee's requisite service period. These equity awards were issued in exchange for services to be performed. During the year ended December 31, 2018, the Company recorded equity-based compensation expense of $834,623 which is included in general and administrative expenses in the accompanying statements of income (loss). At December 31, 2018 there was $4,509,877 of unrecognized compensation expense related to the Incentive Units. Subsequent to December 31, 2018, in connection with the March 2019 recapitalization transaction discussed in Note 17, Subsequent Events, the vesting for 9,852 of the Incentive Units was accelerated.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(10) Membership Units (Continued)

        The assumptions used to determine the grant-date fair value of the Investor Units was as follows:

Expected volatility(1)	35.0%
Risk-free interest rate(2)	2.3%
Expected term(3)	1.5 years

(1)
The expected volatility is derived from the asset volatilities of comparable public companies.

(2)
The risk-free interest rate is obtained from Standard and Poor's Capital IQ, and represents the yield on a treasury note as of the valuation date with the maturity matching the expected term.

(3)
The expected term is based on management's estimate.

        On November 10, 2014, the Company entered into an employment agreement with a key executive. Under the employment agreement, as additional compensation, the Company agreed to grant a 1% membership interest on a fully diluted basis as of the date of the agreement. The grant vested in four equal annual increments of 25% each over four anniversary dates immediately following the date of the agreement. In each of the years ended December 31, 2018, 2017 and 2016, the Company recorded equity-based compensation expense of $48,750 which is included in general and administrative expenses in the accompanying statements of income (loss). There was no unrecognized compensation expense as of December 31, 2018 related to this grant.

(11) Capital Lease Obligations

        The Company has acquired patient medical equipment and supplies and office equipment through multiple capital leases. The capital lease obligations represent the present value of minimum lease payments under the respective agreement, payable monthly and bearing interest rates ranging from 0.0% to 10.2%. Interest expense related to capital leases for the years ended December 31, 2018, 2017 and 2016 was $287,210, $539,153 and $650,795, respectively. As of December 31, 2018, future annual minimum payments required under lease obligations are as follows:

2019	$20,959,986
2020	184,714

Total	21,144,700
Less amount representing interest	(157,829)

20,986,871
Current portion	(20,814,404)

$172,467

        At December 31, 2018 and 2017, equipment under capital leases consisted of patient equipment with a cost basis of approximately $29,300,000 and $18,500,000, respectively, and the accumulated depreciation of equipment under capital leases totaled approximately $8,800,000 and $5,500,000, respectively. Depreciation expense for equipment purchased under capital leases is primarily included in cost of net revenue in the accompanying consolidated statements of income (loss).

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(12) Lease Commitments

        The Company leases its office facilities and office equipment under noncancelable lease agreements which expire at various dates through November 2028. Some of these lease agreements include an option to renew at the end of the term. The Company also leases certain patient medical equipment with such leases set to expire at various dates through November 2020. The Company also leases certain office facilities on a month to month basis. In some instances, the Company is also required to pay its pro rata share of real estate taxes and utility costs in connection with the premises. Some of the leases contain fixed annual increases of minimum rent. Accordingly, the Company recognizes rent expense on a straight-line basis and records the difference between the recognized rent expense and the amount payable under the lease as deferred rent. The deferred rent recorded in accounts payable and accrued expenses on the accompanying consolidated balance sheets at December 31, 2018 and 2017 was $741,167 and $242,417, respectively. Rent expense for the years ended December 31, 2018, 2017 and 2016 was $6,393,522, $2,806,872 and $2,992,779, respectively, and is included in cost of net revenue in the accompanying consolidated statements of income (loss). During the years ended December 31, 2017 and 2016, the Company reported $206,925 and $405,320 of rent expense in discontinued operations in the accompanying consolidated statements of income (loss).

        The minimum annual lease commitments under noncancelable leases with initial or remaining terms in excess of one year as of December 31, 2018 are as follows:

2019	$8,658,928
2020	6,434,199
2021	4,042,624
2022	3,428,647
2023	3,101,530
Thereafter	6,643,127

$32,309,055

(13) Retirement Plans

        In August 2014, the Company created a single consolidated retirement plan under AdaptHealth (the AdaptHealth Plan) into which it merged legacy 401(k) plans with one exception: the Royal Homestar 401(k) plan is administered by a noncontrolling interest. The AdaptHealth Plan allows employees to contribute up to the annual limitation imposed by the Internal Revenue Code. The Company, at its discretion, may make matching and profit sharing contributions to the AdaptHealth Plan. The Company recorded no matching or profit sharing expense related to the AdaptHealth Plan for the years ended December 31, 2018, 2017 and 2016. The Company recorded $18,000, $38,411 and $34,295 in matching or profit sharing expense for the Royal Homestar 401(k) plan for the years ended December 31, 2018, 2017 and 2016, respectively.

(14) Self-Insured Plans

        The Company was self insured for its employees' medical, auto and workers' compensation claims during 2018 and was self insured for its employees' medical claims only during 2017 and 2016. The Company purchased medical stop loss insurance that covers the excess of each specific loss over

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(14) Self-Insured Plans (Continued)

$150,000 in 2018, 2017 and 2016, and aggregate losses that exceed the greater of the calculated aggregate stop loss threshold or the minimum aggregate stop loss threshold. In 2018, the Company purchased workers' compensation stop loss insurance which has occurrence based limits that vary by state based on statutory rules. The Company is subject to an aggregate annual limit. Self insurance reserves include estimates of both known claims filed and estimates of claims incurred but not reported (IBNR). The Company uses historical paid claims information to estimate its claims liability. The liability for IBNR was $1,304,335 and $398,360 as of December 31, 2018 and 2017, respectively. This liability is included within accounts payable and accrued expenses in the accompanying consolidated balance sheets.

(15) Related Party Transactions

        At December 31, 2017, the Company had an outstanding balance of $1,123,181 payable to certain members of AdaptHealth. The payable was noninterest bearing and had no specific repayment terms. The Company repaid the amount in full during 2018.

        In 2014, Ocean Home Health Supply LLC, a subsidiary of AdaptHealth, executed an agreement with a related party for software and billing services. The agreement was for one year and automatically renewed from year to year. The expense for the years ended December 31, 2018, 2017 and 2016 related to the agreement was $2,287,909, $2,821,302 and $2,193,935, respectively. This agreement was terminated effective December 31, 2018.

        On December 31, 2014, an executive of the Company borrowed $965,550 to acquire membership units in the Company, which have been included as a reduction to the Common Unit equity balance. Monthly payments are due of interest only at a rate of 1.9% per annum starting February 2015. Principal is due in full at maturity on December 31, 2021. The executive entered into a personal guarantee for the loan.

        On November 19, 2015, McLarty Capital Partners SBIC, L.P. (McLarty) contributed $1,000,000 in exchange for 1,000,000 of Investor Units. In May 2017, McLarty converted its convertible notes into 16,900 of Common Units. As of DeceHMEmber 31, 2017, $8,642,144 was outstanding to McLarty. This amount was repaid in February 2018. See note 9, Debt, for additional information.

        The Company and certain officers have equity investments in two vendors that provide automated order intake software and workflow technology services, respectively. The expense for the year ended December 31, 2018 in regard to these vendors was $1,636,919 and $1,905,454, respectively. The expense related to these vendors for the years ended December 31, 2017 and 2016 was immaterial.

(16) Income Taxes

        AdaptHealth Holdings LLC is treated as a partnership for income tax purposes. A partnership is not a tax-paying entity for federal and state income tax purposes. Income and loss from AdaptHealth Holdings LLC flows through to the members' tax returns. In addition, there are regular C corporations included in the AdaptHealth group where taxes are paid at the entity level.

        As of December 31, 2018, Royal Medical Supply, Inc, and MedStar Surgical & Breathing Equipment, Inc. ("MedStar"), were subject to fiing both Federal and state income tax returns. Included

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(16) Income Taxes (Continued)

within the MedStar Federal filing group were LI Respiratory Services, Inc., Med Equipment, Inc., Inspire Medical Equipment and Services Inc, Med Star Surgical & Breathing Equipment, Inc., Verus Healthcare Inc., Orbit Medical of Portland, Inc, Clearview Medical Inc., also wholly owned subsidiaries of the Company. In July of 2018, the Company acquired Home Medical Express, Inc., which is included in the Federal tax filing of MedStar.

        The current and deferred income tax expense (benefit) is as follows:

	Years ended December 31,
	2018	2017	2016
Current:
Federal	—	223,651	69,966
State	778,190	25,157	—

	778,190	248,808	69,966

Deferred:
Federal	(1,549,549)	—	(278,411)
State	(1,326,346)	—	—

	(2,875,895)	—	(278,411)

Total income tax (benefit) expense	(2,097,705)	248,808	(208,445)

        A reconciliation of the effective income tax rate with the applicable statutory federal income tax rate is as follows:

	Years ended December 31,
	2018	2017	2016
Federal tax at statutory rate	21.0%	35.0%	35.0%
State income taxes, net of federal benefit	(3.2)%	0.2%	—
Rate change	—	43.4%	—
Change in valuation allowance	(32.3)%	(66.2)%	(36.7)%
Net operating loss write-offs	3.6%	—	—
Non-taxable income	0.8%	(5.6)%	9.9%
Other	0.7%	(4.5)%	(2.1)%

Effective income tax rate	(9.4)%	2.3%	6.1%

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(16) Income Taxes (Continued)

        Deferred income tax assets and liabilities are comprised of the following at December 31:

	2018	2017
Deferred income tax assets:
Accounts receivable	$1,575,902	1,368,009
Goodwill	5,401,652	—
Inventory	54,239	—
Accruals	615,327	—
Net operating losses and credits	4,986,913	9,116,745
Charitable contribution	16,420	—
AMT credit	208,056	208,056

Total deferred income tax assets	12,858,509	10,692,810
Valuation allowance	—	(9,838,656)

Net deferred income tax assets	$12,858,509	854,154

Deferred income tax liabilities:
Equipment and other fixed assets	(3,779,319)	(769,430)
Goodwill	—	(84,724)

Total deferred income tax liabilities	(3,779,319)	(854,154)

Noncurrent net deferred income tax assets	$9,079,190	—

        Deferred income taxes are determined based on the temporary differences between the financial statement book basis and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that all, or some portion, of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities and projected future taxable income in making this assessment. Management evaluates the need for valuation allowances on the deferred income tax assets according to the provisions of ASC 740, Income Taxes. In making this determination, management assesses all available evidence, both positive and negative, available at the time balance sheet date. This includes, but is not limited to, recent earnings, internally-prepared income projections, and historical financial performance. A history of cumulative losses is a significant piece of negative evidence used in the assessment. Due to this history of losses a valuation allowance was established through December 31. 2017. However, due to recent profitability, the cumulative earnings has provided management enough positive evidence to support realization of the net deferred income tax assets. As such, the Company removed the valuation allowance as of December 31, 2018 as a result of a history of cumulative earnings. As of December 31, 2018 and 2017, the Company had a valuation allowance recorded against net deferred income tax assets of $0 and $9,838,656, respectively.

        As of December 31, 2018 and 2017, there are federal net operating losses of $14,600,577 and $31,330,351, respectively. As of December 31, 2018 and 2017, there are state and local net operating

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(16) Income Taxes (Continued)

losses of $32,963,779 and $45,964,156, respectively. Generally, a net operating loss can be carried forward for 20 years.

        On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the Tax Act) that instituted fundamental changes to the taxation on corporations. Although the Tax Act was generally effective January 1, 2018, U.S. GAAP requires recognition of the tax effects of new legislation during the reporting period that includes the enactment date, which was December 22, 2017. Among the numerous provisions, the Tax Act included a provision which required consideration for 2017 financial reporting to permanently reduce the corporate tax rate to 21%. The Tax Act also provides for full expensing of capital investment placed in service after September 27, 2017, repeal of the corporate alternative minimum tax, changes to the Federal net operating loss (NOL) utilization and carryforward rules, and limitations of the deduction for interest expense and certain employee compensation.

        As a result of the complex impact of the Tax Act, the Securities and Exchange Commission (SEC) provided guidance under Staff Accounting Bulletin No. 118 (SAB 118) that allowed the Company to record provisional amounts as of December 31, 2017 for the impact of the Tax Act, provided that the provisional amounts can be reasonably determined and with the requirement that the final accounting be completed in a period not to exceed one year from the date of enactment. The Company believes it made reasonable estimates and assumptions reflecting the impact of the Tax Act for the years ended December 31, 2018 and 2017.

        In connection with the Tax Act, the corporate U.S. federal income tax rate was reduced from a maximum of 35% to 21%. A company must re-measure its deferred income tax assets and liabilities to reflect the effects of enacted changes in tax laws or rates at the enactment date. The effect of the re-measurement is reflected entirely in the interim period that includes the enactment date (fourth quarter 2017 for the Company) and allocated directly to income tax expense (benefit) from continuing operations. The reduction in the corporate tax rate resulted in a decrease in the Company's deferred income tax assets and a corresponding decrease in the valuation allowance.

        The Company will recognize a tax benefit in the financial statements for an uncertain tax position only if management's assessment is that the position is "more likely than not" (i.e., a likelihood greater than 50 percent) to be allowed by the tax jurisdiction based solely on the technical merits of the position. The term "tax position" refers to a position in a previously filed tax return or a position expected to be taken in a future tax return that is reflected in measuring current or deferred income tax assets and liabilities for financial reporting purposes. As of December 31, 2018 and 2017, the Company had no uncertain tax positions that would require recognition or disclosure in the consolidated financial statements. The Company files income tax returns in the U.S. Federal jurisdiction and various state jurisdictions. Tax years 2015 and forward remain open for examination for Federal and state tax purposes.

        The Company files income tax returns in the U.S. federal jurisdiction and in various state jurisdictions. The Company generally is no longer subject to U.S. or state examinations by tax authorities for taxable years prior to 2014, based on the U.S. statute of limitations. However, net operating losses utilized from prior years in subsequent years' tax returns are subject to examination until three years after the filing of subsequent years' tax returns.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(17) Subsequent Events

        Management has evaluated subsequent events through August 19, 2019, the date which the consolidated financial statements were available to be issued.

  Debt Restructuring and Recapitalization

        In March 2019, the Company entered into the Third Amended and Restated Credit and Guaranty Agreement and restructured its debt borrowings with its bank group. The debt restructuring consists of $425,000,000 in credit facilities, which includes a $300,000,000 Initial Term Loan (Credit Facility Term Loan), $50,000,000 Delayed Draw Term Loan (Delayed Draw), and $75,000,000 Revolving Credit Facility (New Revolver), all with maturities in March 2024. The Credit Facility Term Loan and Delaed Draw loan may consist of Base Rate Loans or LIBOR Rate Loans (as defined in the agreement). Each Libor Rate Loan bears interest quarterly at variable rates based upon the sum of (a) the LIBOR Rate for such interest period, plus (b) an applicable margin based upon the Company's Consolidated Total Leverage Ratio. Each Base Rate Loan bears interest quarterly at variable rates based upon the sum of (a) the Base Rate (as defined in the agreement), plus (b) an applicable margin based upon the Company's Consolidated Total Leverage Ratio. The applicable margin is set at 3.50% and 2.50% for LIBOR Rate Loans and Base Rate Loans, respectively, following the closing of the transaction and are reset each quarter. Per the agreement, the Delayed Draw loan carries 0.5% of unused fee per annum, and the New Revolver carries 0.5% of unused line fee per annum. Under the debt restructuring, the Company is subject to various agreements that contain a number of restrictive covenants that, among other things, impose operating and financial restrictions on the Company. Financial covenants include a Total Leverage Ratio and a Fixed Charges Coverage Ratio, as defined in the agreement. Additionally, under the terms of the debt restructuring, the Company may be required to repay principal based on excess cash flow, as defined.

        The proceeds from the Credit Facility Term Loan were used to (1) refinance the Company's existing debt, (2) pay transaction costs, fees and expenses related to the consummation of the transactions contemplated under the agreement (see Note and Unit Purchase Agreement discussed below), and (3) make distributions to holders of capital stock of AdaptHealth Holdings. The proceeds of any borrowings under the Delayed Draw loan will be to finance Permitted Acquisitions (as defined in the agreement) and to pay fees and transaction costs associated with such acquisitions. The proceeds of any borrowings under the New Revolver will be for (1) an amount not to exceed $25,000,000 to finance working capital, make capital expenditures and for other general corporate purposes, and (2) an amount not to exceed $50,000,000 to finance Permitted Acquisitions and to pay fees and transaction costs associated with such acquisitions.

        The Credit Facility Term Loan requires quarterly principal repayments of $1,875,000 beginning June 30, 2019 through March 31, 2021, quarterly principal repayments of $3,750,000 beginning June 30, 2021 through December 31, 2023, and the unpaid principal amount of the Credit Facility Term Loan is due at maturity in March 2024. The Delayed Draw loan has an availability period from the first business day immediately following the Closing Date (March 2019) to the earliest of (a) the Credit Facility Term Loan maturity date, (b) twenty-four months following the closing date, or (c) the date of the termination of the commitment.

        In March 2019, the Company signed a Note and Unit Purchase Agreement with an investor. In connection with the agreement, the investor purchased 37,050 Common Units for $20,000,000, and the

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(17) Subsequent Events (Continued)

Company also signed a promissory note agreement with the investor with a principal amount of $100,000,000. The outstanding principal amount under the note agreement is due on the tenth anniversary of the agreement and bears interest at the following rates (a) for the period starting on the closing date and ending on the seventh anniversary, a rate of 12% per annum, with 6% payable in cash and 6% Payment in Kind, and (b) for the period starting on the day after the seventh anniversary of the closing date and ending on the maturity date, a rate equal to the greater of (i) 15% per annum or (ii) the twelve-month LIBOR plus 12% per annum.

        The Company utilized the proceeds received from the Credit Facility Term Loan and the Note and Unit Purchase Agreement to (1) repay secured term loans with December 31, 2018 balances of $134,875,000, as disclosed in note 9, Debt, (2) pay a $250,000,000 distribution to the Company's members and (3) redeem all of the Company's issued and outstanding Preferred Units, including the cumulative preferred dividends.

  Acquisitions

        On January 2, 2019, the Company purchased 100% of the stock of Gould's Discount Medical, LLC (Goulds), a durable medical equipment company, for total consideration of $24,264,344, inclusive of an initial cash payment of $20,764,344, the issuance of a promissory note in the amount of $2,000,000 (payable in six equal quarterly installments commencing on September 30, 2019 and accruing 5.0% interest annually), and potential earn-out payments in an aggregate amount up to $1,500,000. Goulds is headquartered in Louisville, Kentucky and provides home medical equipment, supplies, and respiratory products such as home oxygen and sleep apnea equipment.

        On April 15, 2019, the Company purchased certain assets relating to a home health business for $3,900,000.

        On July 5, 2019, the Company purchased certain assets and assumed certain liabilities of a durable medical equipment company for total consideration of $15,405,000, inclusive of an initial cash payment of $11,405,000 and potential earn-out payments in an aggregate amount up to $4,000,000. The company is headquartered in Massachusetts and provides positive airway pressure devices and related supplies to customers in their homes or other alternative site care facilities.

        On July 31, 2019, the Company purchased 100% of the stock of a durable medical equipment company for total consideration of $4,473,000, inclusive of an initial cash payment of $2,973,000 and potential deferred payments in an aggregate amount up to $1,500,000 to be paid subsequent to closing based on certain conditions. The company is headquartered in Nevada and provides respiratory and durable medical equipment and services

        As of the date the consolidated financial statements were available to be issued, the Company was in the process of determining the allocation of the purchase price to the fair value of the net assets acquired for these acquisitions.

        On July 8, 2019, the Company entered into a merger agreement with DFB Healthcare Acquisitions Corp. The Company's members will own approximately 59% of the post-combination company. The merger is expected to close in the fourth quarter of 2019. There can be no assurances that the merger will close.

ADAPTHEALTH HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

December 31, 2018, 2017 and 2016

(17) Subsequent Events (Continued)

  Other

        In April 2019, Verus entered into a sublease agreement with a related party, SnapWorx, LLC (Snap), which had an effective date in December 2018. Snap provides workflow technology services to the Company. The term of the sublease agreement is through November 2028 and the minimum lease payments required under the sublease agreement are included in the table in note 12, Lease Commitments.

Schedule II—Valuation and Qualifying Accounts

	Balance at Beginning of Year	Additions	Deductions / Adjustments	Balance at End of Year
Year ended December 31 2018
Allowance for uncollectible accounts(1)	$8,580,386	15,775,638	(2,515,237)	21,840,787
Valuation allowance for deferred tax assets(2)	9,838,656	—	(9,838,656)	—
Year ended December 31 2017
Allowance for uncollectible accounts(1)	$8,759,221	9,270,227	(9,449,062)	8,580,386
Valuation allowance for deferred tax assets(3)	16,316,806	—	(6,478,150)	9,838,656
Year ended December 31 2016
Allowance for uncollectible accounts(1)	$18,329,110	12,052,070	(21,621,959)	8,759,221
Valuation allowance for deferred tax assets(4)	14,352,341	1,964,465	—	16,316,806

(1)
The additions to the allowance for uncollectible accounts represent the estimates of bad debt expense based upon factors for which the Company evaluates the collectability of accounts receivable. Deductions/Adjustments are primarily related to actual write-offs of the receivables and other adjustments.

(2)
The decrease in the valuation allowance for deferred tax assets was due to the removal of the valuation allowance as a result of a history of cumulative profits.

(3)
The decrease in the valuation allowance for deferred tax assets was primarily due to a reduction in the corporate U.S. Federal income tax rate as a result of the Tax Act passed on December 22, 2017.

(4)
The increase in the valuation allowance for deferred tax assets was primarily due to an increase in net operating losses.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Consolidated Financial Statements

May 17, 2018 and December 31, 2017

(With Independent Auditors' Report Thereon)

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT

The Board of Directors

Verus Healthcare, Inc. and Subsidiaries and AdaptHealth LLC:

        We have audited the accompanying consolidated financial statements of Verus Healthcare, Inc. and Subsidiaries (collectively, the "Company"), which comprise the consolidated balance sheets as of May 17, 2018 and December 31, 2017, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from January 1, 2018 to May 17, 2018 and year ended December 31, 2017, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Verus Healthcare, Inc. and Subsidiaries as of May 17, 2018 and December 31, 2017, and the results of their operations and their cash flows for the period from January 1, 2018 to May 17, 2018 and year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Brentwood, Tennessee
April 15, 2019

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

May 17, 2018 and December 31, 2017

	May 17, 2018	December 31, 2017
Current assets:
Cash	$1,449,818	$1,905,642
Accounts receivable, net	11,126,098	10,700,155
Inventories	4,915,648	5,085,615
Prepaid expenses and other current assets	944,378	906,259
Refundable income taxes	903,000	840,000

Total current assets	19,338,942	19,437,671
Property and equipment, net	3,499,512	3,751,961
Goodwill, net	19,995,769	18,979,876
Deferred income taxes	2,797,000	1,262,000
Other assets	838,008	821,509

	$46,469,231	$44,253,017

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$16,211,461	$13,585,638
Current portion of capital lease obligations	3,793,103	3,796,064
Accounts payable	8,769,130	7,191,252
Accrued expenses and liabilities	1,543,709	2,152,406

Total current liabilities	30,317,403	26,725,360
Long-term debt, excluding current portion	—	2,270,060
Capital lease obligations, excluding current portion	—	14,312
Deferred lease incentive	1,438,319	1,573,964

Total liabilities	31,755,722	30,583,696

Stockholders' equity:
Series A Preferred stock, $0.00001 par value; 7,150,000 shares authorized, issued and outstanding	72	72
Series B Preferred stock, $0.00001 par value; 2,608,696 shares authorized, 1,721,741 shares issued and outstanding	17	17
Common stock, $0.00001 par value; 16,500,000 shares authorized, 5,685,417 and 3,922,285 shares issued and outstanding in 2018 and 2017, respectively	57	40
Additional paid-in capital	15,655,019	9,751,315
Retained earnings (accumulated deficit)	(941,656)	3,917,877

Total stockholders' equity	14,713,509	13,669,321

	$46,469,231	$44,253,017

See accompanying notes to the consolidated financial statements.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Period from January 1, 2018 to May 17, 2018 and Year ended December 31, 2017

	Period from January 1, 2018 to May 17, 2018	Year ended December 31, 2017
Revenue, net of contractual adjustments	$31,210,612	$72,462,597
Bad debt expense	(4,866,485)	(7,162,553)

Net revenue	26,344,127	65,300,044
Cost of sales	15,483,391	34,830,383

Gross profit	10,860,736	30,469,661

Operating expenses:
Salaries and wages	11,759,206	13,114,579
Contract labor	1,054,391	2,260,438
Rent	377,686	1,076,885
Technology support	1,229,760	2,358,939
Advertising and promotion	245,455	104,541
Professional fees	245,713	519,290
Voice and data	237,162	594,092
Travel and entertainment	100,803	297,147
Depreciation	329,456	880,434
Amortization	1,053,356	2,346,902
Other expense	378,893	836,459

Total operating expenses	17,011,881	24,389,706

Income (loss) from operations	(6,151,145)	6,079,955

Other expense:
Interest expense, net	271,980	635,025
Loss on disposal of equipment	29,108	177,204
Loss in equity earnings from investment in SnapWorx	—	268,220

Total other expense	301,088	1,080,449

Earnings (loss) before income taxes	(6,452,233)	4,999,506
Income tax expense (benefit)	(1,592,700)	2,114,000

Net earnings (loss)	$(4,859,533)	$2,885,506

See accompanying notes to the consolidated financial statements.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Equity

Period from January 1, 2018 to May 17, 2018 and Year ended December 31, 2017

	Series A Preferred Stock	Series B Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
Balance at December 31, 2016	$72	$17	$39	$9,577,704	$1,979,151	$11,556,983
Exercise of 44,250 common stock options			1	8,411		8,412
Stock compensation expense	—	—	—	165,200	—	165,200
Deemed distribution					(946,780)	(946,780)
Net earnings	—	—	—	—	2,885,506	2,885,506

Balance at December 31, 2017	72	17	40	9,751,315	3,917,877	13,669,321
Exercise of 1,763,132 common stock options	—	—	17	17,615	—	17,632
Stock compensation expense	—	—	—	5,886,089	—	5,886,089
Net loss	—	—	—	—	(4,859,533)	(4,859,533)

Balance at May 17, 2018	$72	$17	$57	$15,655,019	$(941,656)	$14,713,509

See accompanying notes to the consolidated financial statements.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Period from January 1, 2018 to May 17, 2018 and Year ended December 31, 2017

	Period from January 1, 2018 to May 17, 2018	Year ended December 31, 2017
Cash flows from operating activities:
Net earnings (loss)	$(4,859,533)	$2,885,506

Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	1,382,812	3,227,336
Provision for doubtful accounts	4,866,485	7,162,553
Stock compensation expense	5,886,089	165,200
Loss on disposal of equipment	29,108	177,204
Amortization of debt issuance costs	13,159	32,000
Loss in equity earnings from investment in SnapWorx	—	268,220
Deferred income taxes	(1,535,000)	478,000
Deferred lease incentive	(135,645)	220,126
(Increase) decrease in operating assets, net of acquisitions:
Accounts receivable	(5,292,428)	(8,909,106)
Inventories	3,840,615	5,110,346
Prepaid expenses and other current assets	(38,119)	(568,242)
Refundable income taxes	(63,000)	(840,000)
Other assets	(16,499)	70,417
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	1,577,878	439,383
Accrued expenses and liabilities	(995,010)	(1,676,865)
Income taxes payable	—	(973,000)

Total adjustments	9,520,445	4,383,572

Net cash provided by operating activities	4,660,912	7,269,078

Cash flows from investing activities:
Proceeds from disposal of property and equipment	106,972	123,635
Purchases of property and equipment	(213,087)	(2,756,163)
Acquisitions of businesses	(1,860,436)	(3,269,481)

Net cash used by investing activities	(1,966,551)	(5,902,009)

Cash flows from financing activities:
Proceeds from revolvers	750,000	5,405,013
Payments of long-term debt	(407,396)	(949,680)
Payments of capital lease obligations	(3,510,421)	(4,954,380)
Proceeds from exercise of common stock options	17,632	8,412

Net cash used by financing activities	(3,150,185)	(490,635)

Increase (decrease) in cash	(455,824)	876,434
Cash at beginning of period	1,905,642	1,029,208

Cash at end of period	$1,449,818	$1,905,642

See accompanying notes to the consolidated financial statements.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

May 17, 2018 and December 31, 2017

(1) Nature of operations

        Verus Healthcare, Inc. and Subsidiaries (collectively the "Company") is a health care supply company located in Brentwood, Tennessee specializing in patient care for sleep apnea. The Company provides services to thousands of Continuous Positive Air Pressure ("CPAP") patients throughout the United States. The Company has additional product offerings that include nebulizers and related supplies.

        In May 2018, the stockholders of the Company signed a purchase and sale agreement to sell the Company to QMES Holdings, LLC ("QMES") effective May 17, 2018. The total consideration consisted of $85 million, of which approximately $66 million was received in cash and used to pay the existing credit facilities in full (see Note 8) and return of capital to investors. The Company now operates as a subsidiary of QMES. The accompanying consolidated financial statements represent Company activity prior to the sale to QMES.

(2) Summary of significant accounting policies

  (a)
  Principles of consolidation

        These consolidated financial statements include the accounts of all of the Company's wholly-owned subsidiary companies. All significant intercompany accounts and transactions have been eliminated.

  (b)
  Receivables and credit policies

        The Company receives payments for sales of medical supplies and services rendered from federal and state agencies (Medicare and Medicaid programs), private insurance carriers, and patients. The carrying amount of accounts receivable is reduced by a valuation allowance, if necessary, which reflects estimated contractual adjustments and anticipated losses from patients, third-party payors and others. The allowance is estimated based on management's knowledge of its patients, historical loss experience and existing economic conditions. Late and interest charges, if any, are recorded when collected. Receivables are generally uncollateralized, but credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients and payors. The Company has estimated that an allowance for doubtful accounts of $4,249,000 and $3,153,000 is necessary at May 17, 2018 and December 31, 2017, respectively.

  (c)
  Inventories

        Inventories consist of CPAP machines and supplies obtained through acquisitions, capital lease arrangements, patient returns and bulk purchases and are stated at the lower of cost, determined on an average cost basis, or market (net realizable value).

  (d)
  Property and equipment

        Property and equipment are stated at cost. Depreciation is provided over the assets' estimated useful lives using the straight-line method. Furniture, fixtures and office equipment are depreciated over five to seven years. Leasehold improvements are amortized over the shorter of their estimated lives or the respective lease term.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(2) Summary of significant accounting policies (Continued)

        The Company capitalizes its costs related to externally developed software (primarily external direct costs for materials and services) once the project is in the application development stage and subsequently amortizes them over the estimated life of the project. Costs incurred during the preliminary project stage or post-implementation stage are expensed as incurred.

        Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in operations.

  (e)
  Investment in SnapWorx

        The Company accounted for its investment in SnapWorx using the equity method of accounting. Under this method, the investment was initially recorded at cost and was increased or decreased by the Company's share of the net earnings or losses. As described in Note 5, SnapWorx purchased the Company's ownership interest in December 2017.

  (f)
  Goodwill and intangible assets

        The Company's goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. The Company accounts for goodwill under the provisions of Accounting Standards Update ("ASU") 2014-02, Intangibles—Goodwill and Other, available to private companies. Under these provisions, goodwill is amortized over a period of 10 years from the date goodwill is generated or from the implementation date of ASU 2014-02 if generated prior to the adoption of that guidance. Management has elected to perform impairment testing at the entity level which is required only when impairment indicators are identified.

        The Company accounts for intangible assets under the provisions of ASU No. 2014-18, Accounting for Identifiable Intangible Assets in a Business Combination. Under these provisions, the Company does not recognize separately from goodwill (1) customer-related intangible assets unless they are capable of being sold or licensed independently from the other assets of the business and (2) noncompetition agreements.

  (g)
  Debt issuance costs

        In accordance with ASU 2015-03, debt issuance costs are presented as a direct deduction to debt in the accompanying consolidated balance sheets. Debt issuance costs are recorded at cost and amortized on a straight-line basis, which approximates the level yield method, over the term of the related debt. Amortization expense associated with debt issuance costs amounted to $13,159 and $32,000 for the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, respectively, and is included within interest expense in the accompanying consolidated statements of operations.

  (h)
  Fair value measurements

        Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(2) Summary of significant accounting policies (Continued)

measurements, fair value accounting standards establish a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity including quoted market prices in active markets for identical assets (Level 1), or significant other observable inputs (Level 2) and the reporting entity's own assumptions about market participant assumptions (Level 3). The Company does not have any fair value measurements using significant unobservable inputs (Level 3) as of May 17, 2018 or December 31, 2017, except for the assets and liabilities acquired in business combinations (see Note 4).

  (i)
  Deferred lease incentive

        The Company's office lease provides for escalating rent payments over the life of the lease. Generally accepted accounting principles ("GAAP") require that the rent expense be recognized on a straight-line basis over the life of the lease. This accounting results in a non-interest bearing liability that increases during the early portion of the lease term, as the cash paid is less than the expense recognized, and reverses by the end of the lease term. The Company also received lease incentives from their landlord in the form of tenant improvement allowances. These incentives are recorded as property and equipment with an offsetting liability that are both amortized over the lesser of the improvements' useful life or the related lease term. This offsetting liability is recorded as a component of deferred lease incentive. The current portion of deferred lease incentive is presented within accrued expenses and liabilities.

  (j)
  Income taxes

        The amount provided for income taxes is based upon the amounts of current and deferred taxes payable or refundable at the date of the consolidated financial statements as a result of all events recognized in the consolidated financial statements as measured by the provisions of enacted tax laws.

        Under GAAP, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The Company has no material uncertain tax positions that qualify for recognition or disclosure in the consolidated financial statements.

  (k)
  Revenue recognition

        The Company records revenue from the sale and rental of medical supplies. Sales revenue is recognized once documentation is received from the patient and physician and the supplies are shipped. Rental revenue is recognized on a pro rata basis over the rental period. Both sales and rental revenues are recorded at the estimated net realizable amount from patients, third-party payors and others. Provisions for estimated contractual adjustments and doubtful accounts are reflected in net revenues. Differences between estimated adjustments and final settlements are recorded in the year of the settlement. Certain sales of medical supplies require patients to pay a portion of the cost prior to the supplies being delivered.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(2) Summary of significant accounting policies (Continued)

  (l)
  Advertising and promotion costs

        Advertising and promotion costs are generally capitalized and amortized over 12 months.

  (m)
  Stock-based compensation

        The Company has a stock-based employee compensation plan, which is described more fully in Note 15. Stock-based compensation is measured at the grant date based upon the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

  (n)
  Shipping and handling fees and costs

        One of the Company's subsidiaries includes shipping and handling fees billed to patients in net revenue. Shipping and handling costs associated with outbound freight are included in cost of sales.

  (o)
  Use of estimates

        The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates include the valuation of accounts receivable, purchase price allocation and contingent consideration in acquisitions, stock compensation expense and evaluation of goodwill for impairment. Actual results could differ from those estimates.

  (p)
  Events occurring after reporting date

        The Company has evaluated events and transactions that occurred between May 17, 2018 and April 15, 2019, which is the date that the consolidated financial statements were available to be issued, for possible recognition or disclosure in the consolidated financial statements. See Note 18 for disclosure of subsequent events occurring after May 17, 2018.

(3) Credit risk and other concentrations

        The Company generally maintains cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(3) Credit risk and other concentrations (Continued)

        Concentration of credit risk relating to accounts receivable is limited to some extent by the diversity and number of patients and payors. The mix of receivables from patients and third-party payors at May 17, 2018 and December 31, 2017 was as follows:

	May 17, 2018	December 31, 2017
Medicare / Medicaid	79%	74%
Blue Cross Blue Shield	7%	8%
Other commercial	11%	14%
Self-pay	3%	4%

	100%	100%

        Patient revenues for the period from January 1, 2018 to May 17, 2018 and for the year ended December 31, 2017 were derived under contractual agreements with the following third-party payors:

	Period from January 1, 2018 to May 17, 2018	Year ended December 31, 2017
Medicare / Medicaid	82%	86%
Blue Cross Blue Shield	6%	6%
Other commercial	10%	7%
Self-pay	2%	1%

	100%	100%

        Cost-containment efforts of governmental organizations, primarily Medicare, could have a material adverse effect on the Company's sales and profitability. These organizations typically award contracts on a category-by-category basis through a competitive bidding process. Bids are generally solicited from multiple distributors with intention of driving down pricing. The Company was in a protected three year window which expired in 2016. The Company was able to maintain protection for the round two recompete contracts that became effective on July 1, 2016 and will expire on December 31, 2018. Due to the highly competitive nature of the contracting processes, the Company may or may not be able to obtain or maintain contract positions in subsequent bidding rounds.

        The Company purchased approximately 83% of its products from three vendors in the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017. Amounts outstanding to these three vendors represented 82% and 80% of total accounts payable at May 17, 2018 and December 31, 2017, respectively.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(4) Acquisitions

        During the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, the Company completed multiple asset acquisitions in order to expand its presence in new geographic markets. Assets acquired were recorded at fair value on the dates of acquisition. The Company incurred nominal transaction costs related to the acquisitions. Goodwill arising from the acquisitions is deductible for income tax purposes over a period of 15 years. The following is a summary of the purchase consideration and amounts of the assets acquired and liabilities assumed recognized at acquisition dates:

	Period from January 1, 2018 to May 17, 2018	Year ended December 31, 2017
Aggregate consideration:
Cash	$1,860,436	$3,269,481
Contingent consideration	386,313	808,306

	$2,246,749	$4,077,787

Assets acquired:
Inventories	$177,500	$493,390
Goodwill	2,069,249	3,584,397

	$2,246,749	$4,077,787

        Consideration for the acquisitions includes provisions for contingent payments based on the number of patients consenting to be contacted by the Company as defined in the respective purchase agreements.

(5) Investment in SnapWorx

        In June 2017, the Company transferred certain assets with a net book value of approximately $2,000,000 to SnapWorx, LLC ("SnapWorx"), a software company under common control as the Company, that specializes in CPAP resupply patient management. In exchange, the Company received 1,500,000 shares, which represented a non-controlling 46% ownership interest in SnapWorx, and a $500,000 note receivable from SnapWorx. The note receivable accrues interest at a fixed rate of 7% per annum with interest and principal due June 1, 2019 and is included in other assets on the accompanying consolidated balance sheets. Below is a summary of the approximate assets contributed:

Furniture, fixtures and office equipment, net	$225,000
Software development costs, net	1,775,000

Total	$2,000,000

        The Company accounted for this investment under the equity method of accounting, which includes recognition of its share of the income or loss from SnapWorx. During 2017, the Company recorded a $268,220 loss in equity earnings from SnapWorx.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(5) Investment in SnapWorx (Continued)

        In December 2017, SnapWorx repurchased all of the Company's 1,500,000 shares in exchange for a note receivable for $285,000. The note receivable is included in other assets on the accompanying consolidated balance sheets. As the Company and SnapWorx are considered entities under common control for financial reporting purposes, the Company recorded the $946,780 difference between the carrying value of the investment and the proceeds received as a deemed distribution to shareholders.

        In conjunction with the QMES transaction, the SnapWorx note receivable of $785,000 was repaid to the Company (Note 1).

        As of May 17, 2018 and December 31, 2017, the Company had a receivable from SnapWorx for approximately $139,000 and $144,000 that is included in prepaid expenses and other current assets on the consolidated balance sheets.

        In connection with the initial contribution of the assets, the Company entered into a service agreement with SnapWorx, whereby the Company provides certain technological and administrative services to SnapWorx. For the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, the Company charged service fees of approximately $40,000 and $800,000 to SnapWorx, respectively, which are included in revenues on the accompanying consolidated statements of operations. As of May 17, 2018 and December 31, 2017, the Company had a receivable from SnapWorx for approximately $172,000 and $493,000, respectively, relating to certain technological and administrative services that is included in accounts receivable on the consolidated balance sheets.

        The Company is party to a licensing agreement with SnapWorx, whereby SnapWorx provides CPAP resupply software solutions to the Company. For the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, SnapWorx charged licensing fees of approximately $258,000 and $170,000, respectively, to the Company, which are included in technology support on the accompanying consolidated statements of operations.

(6) Property and equipment

        A summary of property and equipment as of May 17, 2018 and December 31, 2017 is as follows:

	May 17, 2018	December 31, 2017
Leasehold improvements	$2,272,614	$2,321,876
Furniture, fixtures and office equipment	1,858,902	2,250,332
Software development costs	848,725	839,597

	4,980,241	5,411,805
Accumulated depreciation	(1,480,729)	(1,659,844)

	$3,499,512	$3,751,961

        The Company capitalized software development costs totaling approximately $9,000 and $884,000 during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, respectively. Amortization expense for capitalized software development costs was approximately $63,000 and $310,000 during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, respectively.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(6) Property and equipment (Continued)

        As discussed in Note 5, the Company transferred furniture, fixtures and office equipment and capitalized software development costs to SnapWorx during 2017.

(7) Goodwill

        A summary of goodwill as of May 17, 2018 and December 31, 2017 is as follows:

	May 17, 2018	December 31, 2017
Goodwill	$28,504,631	$26,435,382
Accumulated amortization	(8,508,862)	(7,455,506)

	$19,995,769	$18,979,876

        Amortization expense related to goodwill during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017 totaled $1,053,356 and $2,346,902, respectively. A summary of future goodwill amortization is as follows:

Year	Amount
May 18, 2018 through December 31, 2018	$1,777,999
2019	2,847,454
2020	2,847,454
2021	2,847,454
2022	2,847,454
2023 and later years	6,827,954

$19,995,769

(8) Long-term debt

        At the beginning of 2017, the Company had a credit facility with a financial institution totaling $20,000,000, consisting of a $5,000,000 term loan, a working capital revolver for $3,500,000 and an acquisition revolver for $11,500,000 (collectively, the "Credit Facilities"). In April 2017, the working capital revolver was increased to $6,000,000 and the acquisition revolver was decreased to $9,000,000. The term loan bears interest at a fixed rate of 3.95% and matures in July 2018. The working capital revolver and acquisition revolver bear interest at a variable rate equal to the Prime Rate (4.75% and 4.50% at May 17, 2018 and December 31, 2017, respectively) and matures in July 2018.

        The Credit Facilities are secured by substantially all property of the Company. The Credit Facilities place certain restrictions and limitations upon the Company, including maintenance of certain financial ratios.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(8) Long-term debt (Continued)

        A summary of long-term debt as of May 17, 2018 and December 31, 2017 is as follows:

	May 17, 2018	December 31, 2017
Term loan	$2,954,750	$3,362,146
Working capital revolver	5,110,871	4,810,871
Acquisition revolver	8,236,348	7,786,348

Total long-term debt	16,301,969	15,959,365
Less debt issuance costs	90,508	103,667
Less current portion	16,211,461	13,585,638

Long-term debt, excluding current portion	$—	$2,270,060

        In conjunction with the QMES transaction, the Credit Facilities were paid in full (Note 1).

(9) Capital lease obligations

        The Company has entered into capital lease agreements to finance the acquisition of certain assets. The Company's obligations under these capital leases as of May 17, 2018 and December 31, 2017, respectively, are summarized as follows:

	May 17, 2018	December 31, 2017
Minimum lease payments	$3,796,449	$3,818,545
Less: portion representing interest	(3,346)	(8,169)

Capital lease obligations	3,793,103	3,810,376
Less: current portion	(3,793,103)	(3,796,064)

Long-term portion	$—	$14,312

        Property and equipment utilized under capital lease obligations at May 17, 2018 and December 31, 2017 is as follows:

	May 17, 2018	December 31, 2017
Office equipment	$208,864	$710,649
Less: accumulated amortization	(179,175)	(605,530)

	$29,689	$105,119

        Inventory items acquired under capital lease obligations amounted to approximately $3,493,000 and $8,327,000 during the period from January 1, 2018 to May 17, 2018 and for the year ended December 31, 2017, respectively.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(9) Capital lease obligations (Continued)

        Inventories under capital lease obligations amounted to approximately $1,277,000 and $932,000 as of May 17, 2018 and December 31, 2017, respectively.

(10) Accrued expenses and liabilities

        A summary of accrued expenses and liabilities as of May 17, 2018 and December 31, 2017 is as follows:

	May 17, 2018	December 31, 2017
Accrued payroll	$644,873	$555,532
Contingent consideration (Note 4)	386,313	808,306
Other current liabilities	512,523	788,568

	$1,543,709	$2,152,406

(11) Benefit plan

        The Company sponsors a 401(k) plan covering substantially all employees. Company contributions are made at management's discretion. The Company made contributions of $75,478 and $113,338 to the plan during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, respectively.

(12) Income taxes

        The provision for income taxes during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017 is as follows:

	Period from January 1, 2018 to May 17, 2018	Year ended December 31, 2017
Current tax expense (benefit):
Federal	$(33,000)	$1,322,000
State	(24,700)	314,000

Total current tax expense (benefit)	(57,700)	1,636,000

Deferred tax expense (benefit):
Federal	(1,286,000)	570,000
State	(249,000)	(92,000)

Total deferred tax expense (benefit)	(1,535,000)	478,000

Total provision for income taxes	$(1,592,700)	$2,114,000

        On December 22, 2017 the Tax Cuts and Jobs Act (the "Act") was signed into law. Among other provisions, the Act reduces the Federal statutory corporate income tax rate from 34% to 21%. The provision for income taxes for the year ended December 31, 2017 reflects the one-time impact of the

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(12) Income taxes (Continued)

revaluation of deferred tax assets and liabilities to reflect the new lower rate. The Act resulted in an approximate $550,000 income tax expense for 2017.

        Net deferred income taxes as of May 17, 2018 and December 31, 2017 include the following amounts of deferred income tax assets and liabilities:

	May 17, 2018	December 31, 2017
Deferred income tax assets	$3,336,000	$1,774,000
Deferred income tax liabilities	(539,000)	(512,000)

Net	$2,797,000	$1,262,000

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred income tax assets result primarily from net operating loss carryforwards, the allowance for doubtful accounts and the use of accelerated methods of amortization of goodwill and intangibles for financial reporting purposes. The deferred income tax liabilities relate primarily from the use of accelerated methods of depreciation for income tax purposes.

        Federal and state NOL carryforwards of the Company total approximately $4,800,000 and $5,000,000 at May 17, 2018, and are generally available through 2038 and 2033, respectively.

        As of May 17, 2018 and December 31, 2017, the Company has accrued no interest and no penalties related to uncertain tax positions. It is the Company's policy to recognize interest and/or penalties related to income tax matters in income tax expense.

        The Company files a U.S. Federal and various state income tax returns.

(13) Advertising and promotion costs

        Advertising costs of $245,455 and $104,541 were expensed during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, respectively.

(14) Stockholders' equity

        The Company's certificate of incorporation (the "Certificate") authorizes 26,258,696 shares of total stock, of which 2,608,696 shares are designated as Series B Preferred Stock, 7,150,000 shares are designated as Series A Preferred Stock and 16,500,000 shares are designated as Common Stock.

  Voting rights

        The holders of Series B and Series A Preferred Stock have one vote per share determined on an as-converted basis and will vote together with the holders of common stock as a single class on all matters submitted to a vote of stockholders. The holders of common stock have one vote per share.

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(14) Stockholders' equity (Continued)

  Dividends

        Dividends accrue at a rate per annum of $0.0805 per share of Series B Preferred Stock. Dividends accrue at a rate per annum of $0.07 per share of Series A Preferred Stock. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Cumulative unpaid dividends for Series B Preferred Stock as of May 17, 2018 and December 31, 2017 amounted to $369,434 and $317,792 respectively. Cumulative unpaid dividends for Series A Preferred Stock as of May 17, 2018 and December 31, 2017 amounted to $1,302,133 and $1,115,645, respectively. As of May 17, 2018 and December 31, 2017, there are no unpaid declared dividends.

  Liquidation

        The Series B Preferred Stock will be senior in preference to Series A Preferred Stock and common stock upon liquidation of the Company. Proceeds from a liquidation will be available for distribution to holders of Series B Preferred Stock in an amount equal to the original issuance cost plus all accrued but unpaid preferred dividends. Remaining amounts will then be available for distribution to holders of Series A Preferred Stock in an amount equal to the original issuance cost plus all accrued but unpaid preferred dividends. All remaining amounts available for distribution shall be distributed to the holders of preferred and common stock in proportion to the number of stock shares held by them, treating all securities as if they had been converted to common stock.

  Conversion

        Shares of Series A and B Preferred Stock may be converted to common stock at any time at the option of the holders at a conversion rate of the original issue price divided by the designated conversion price in effect at the time of conversion.

        As a result of the sale of the Company (see Note 1), shareholders of Series B Preferred Stock, Series A Preferred Stock and Common Stock received an amount equaling the per share purchaser price as defined by the acquisition agreement.

(15) Stock option plan

        The Company, through the action of the Board of Directors, has authorized certain common stock which may be issued pursuant to the Company's 2012 Equity Incentive Plan (the "Plan"). The Plan is designed so that awards may be granted to management and employees of the Company and others. Under the Plan, the purchase price for the common stock shall be established by the Board of Directors but may not be less than the fair market value of the common stock at the date of grant. The vesting period is determined by the Board of Directors, or a committee designated by the Board of Directors in accordance with the Plan, at the time of grant.

        The Company estimates the value of the stock options using the calculated value on the grant date. The Company measures compensation cost of employee stock options based on the calculated value instead of fair value because it is not practical to estimate the volatility of the Company's share price. The Company does not maintain an internal market for the shares and the shares have never been traded privately. The Company has not recently issued any new equity instruments to outside investors. As such, the calculated value method requires that the volatility assumption used in an option

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(15) Stock option plan (Continued)

pricing model be based on the volatilities of similar publicly traded companies identified by the Company or the historical volatility of an appropriate industry sector index.

        The Company uses the Black-Scholes-Merton formula to estimate the calculated value of the stock based compensation. The volatility assumption used in the Black-Scholes-Merton formula is based on the volatility of publicly traded companies which operate in similar businesses. Using this method, management has determined that stock compensation expense from the issuance of stock options and warrants (described below) during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017 was $124,198 and $165,200, respectively. Additional stock compensation expense of approximately $5,762,000 was recognized as a result of the sale to QMES (see Note 1), as all options were immediately vested and exercised. The stock compensation expense has been included in salaries and wages in the accompanying consolidated statements of operations and resulted in an increase to additional paid-in capital.

        The options granted during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017 had a calculated fair value of $0.58 per option. The fair value of options issued during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017 were estimated at the date of grant using the following weighted-average assumptions:

	Period from January 1, 2018 to May 17, 2018	Year ended December 31, 2017
Risk-free interest rate	0.59%	0.59%
Expected dividend yield	None	None
Expected volatility	33%	33%
Expected life in years	5	5
Estimated fair value of Company common stock	$1.94	$1.94

        A summary of all options granted for the purchase of the Company's common stock under the Plans are summarized as follows:

	Weighted Average Exercise Price	Number of Options
Outstanding at December 31, 2016	$0.40	2,089,726
Granted	1.94	557,918
Exercised	0.19	(44,250)
Forfeited	0.29	(482,917)

Outstanding at December 31, 2017	0.43	2,120,477

Granted	1.94	25,000
Forfeited	1.25	(56,800)

Outstanding at May 17, 2018	$0.67	2,088,677

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(16) Commitments and contingencies

  Operating lease commitments

        The Company leases its facilities and some equipment under arrangements classified as operating leases. Rent expense under these leases amounted to $377,686 and $1,076,885 (including approximately $117,000 and $118,000 paid to a related party) during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, respectively. Rent expense is net of sublease rental income of approximately $260,000 and $69,000 during the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, respectively. A summary of approximate future minimum payments under operating lease agreements as of May 17, 2018 is as follows:

Year	Amount
May 18, 2018 through December 31, 2018	$1,183,000
2019	1,554,000
2020	1,633,000
2021	1,126,000
2022	1,168,000
2023 and later years	3,204,000

$9,868,000

        In connection with the Corporate facility lease agreement entered into in 2017, the Company received an approximate $1,659,000 lease incentive to assist with the tenant build-out expenditures. The Company has deferred this lease incentive and is amortizing the incentive on the straight-line basis over the related lease agreement as a reduction to rental expense. The short-term portion of the deferred lease incentive is $186,850 and $208,817 as of May 17, 2018 and December 31, 2017, respectively, and is included in accrued expenses and liabilities on the accompanying consolidated balance sheets. The long-term portion is $1,438,319 and $1,573,964 as of May 17, 2018, and December 31, 2017, respectively, and is reflected as deferred lease incentive on the accompanying consolidated balance sheets.

        Concurrent with the 2017 Corporate facility lease agreement, the Company subleased the old facility. A summary of approximate future minimum sublease rental income as of May 17, 2018 is as follows:

Year	Amount
May 18, 2018 through December 31, 2018	$416,000
2019	691,000
2020	473,000

$1,580,000

  Health care industry

        The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(16) Commitments and contingencies (Continued)

patient services and Medicare fraud and abuse. Recently, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse statutes and/or regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes, as well as other applicable government laws and regulations.

  Health care reform

        In March 2010, Congress adopted comprehensive health care insurance legislation, the Patient Care Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (collectively, the "Health Care Reform Legislation"). The Health Care Reform Legislation, among other matters, is designed to expand access to health care coverage to substantially all citizens through a combination of public program expansion and private industry health insurance. Provisions of the Health Care Reform Legislation become effective at various dates over the next several years and a number of additional steps are required to implement these requirements. Due to the complexity of the Health Care Reform Legislation, reconciliation and implementation of the legislation continues to be under consideration by lawmakers, and it is not certain as to what changes may be made in the future regarding health care policies. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the Health Care Reform Legislation create additional uncertainty about the ultimate impact of the Health Care Reform Legislation on us and the health care industry. Changes to existing Medicaid coverage and payments are also expected to occur as a result of this legislation. While the full impact of Health Care Reform Legislation is not yet fully known, changes to policies regarding reimbursement, universal health insurance and managed competition may materially impact the Company's operations.

  Litigation

        At this time, management is not aware of any claims or legal action or any pending or threatened litigation that might have a material impact on the Company's financial position, results of operations or cash flows. While management believes that the Company has adequate general and professional liability coverage, subsequent claims could result in additional costs to the Company.

(17) Supplemental disclosures of cash flow statement information

	Period from January 1, 2018 to May 17 2018	Year ended December 31, 2017
Interest paid	$308,843	$608,206

Income taxes paid, net	$—	$3,448,339

VERUS HEALTHCARE, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Continued)

May 17, 2018 and December 31, 2017

(17) Supplemental disclosures of cash flow statement information (Continued)

        During the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, the Company acquired inventories and incurred contingent consideration obligations in connection with multiple asset acquisitions (see Note 4).

        During the period from January 1, 2018 to May 17, 2018 and the year ended December 31, 2017, the Company incurred capital lease obligations of $3,493,148 and $8,327,493, respectively, for the acquisition of office equipment and inventories (see Note 9).

        During the year ended December 31, 2017, the Company acquired leasehold improvements totaling $1,658,928 through tenant improvement allowances (see Note 16).

        During 2017, in connection with the investment in SnapWorx, the Company transferred certain assets with a net book value of approximately $2,000,000 and received a $500,000 note receivable and a $1,500,000 equity method investment (see Note 5). Subsequently, in connection with the sale of the investment in SnapWorx, the Company received a note receivable totaling $285,000 in exchange for its shares of SnapWorx stock (see Note 5).

(18) Subsequent events (unaudited)

        Subsequent to May 17, 2018, the Company completed multiple asset acquisitions to expand their presence in new geographic markets. Aggregate net purchase consideration was approximately $2,538,000 cash. As of the date the consolidated financial statements were available to be issued, the Company was in the process of determining the fair value of assets acquired.

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Consolidated Financial Statements

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(With Independent Auditors' Report Thereon)

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Independent Auditors' Report

The Members
PPS HME Holdings LLC:

        We have audited the accompanying consolidated financial statements of PPS HME Holdings LLC and its subsidiaries, which comprise the consolidated balance sheets as of May 17, 2018 and December 31, 2017, and the related consolidated statements of operations, changes in members' equity, and cash flows for the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PPS HME Holdings LLC and its subsidiaries as of May 17, 2018 and December 31, 2017, and the results of their operations and their cash flows for the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017 in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, Pennsylvania
August 19, 2019

PPS HME HOLDINGS LLC and SUBSIDIARIES

Consolidated Balance Sheets

May 17, 2018 and December 31, 2017

		May 17, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents		$407,456	12,140,856
Accounts receivable, net		12,126,481	9,992,760
Inventory		1,344,535	1,193,825
Prepaid expenses and other current assets		995,048	1,133,354

Total current assets		14,873,520	24,460,795

Equipment and other fixed assets, net		18,566,237	20,234,816
Goodwill, net		14,655,261	14,561,893
Other assets		1,927,355	2,692,400

Total assets		$50,022,373	61,949,904

	Liabilities and Members' Equity
Current liabilities:
Accounts payable		$17,236,625	14,562,304
Accrued expenses		3,206,211	3,369,791
Current portion of capital lease obligations		6,345,655	6,769,534
Deferred revenue		1,677,813	1,949,643
Other current liabilities		738,099	738,099

Total current liabilities		29,204,403	27,389,371
Capital lease obligations, less current portion		49,783	611,890

Total liabilities		29,254,186	28,001,261

Commitments and contingencies (note 1(m))
Members' equity:
Members' equity		20,768,187	33,948,643

Total members' equity		20,768,187	33,948,643

Total liabilities and members' equity		$50,022,373	61,949,904

See accompanying notes to consolidated financial statements.

PPS HME HOLDINGS LLC and SUBSIDIARIES

Consolidated Statements of Operations

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

	Period from January 1, 2018 to May 17, 2018	Period from April 1, 2017 to December 31, 2017
Revenue, net of contractual allowances and discounts	$32,840,611	48,995,313
Provision for doubtful accounts	(3,715,507)	(5,245,237)

Net revenue less provision for doubtful accounts	29,125,104	43,750,076
Operating expenses:
Salaries, labor and benefits	14,425,689	27,997,127
Cost of goods sold (excluding depreciation)	7,736,196	11,412,630
Depreciation	4,761,342	6,788,755
Amortization	566,940	290,251
Rent and occupancy expenses	1,484,282	2,980,051
Other operating expenses	6,168,636	13,119,625

Total operating expenses	35,143,085	62,588,439

Loss from operations	(6,017,981)	(18,838,363)
Bargain purchase gain (note 3)	—	54,140,098
Other income, net	43,525	103,897

Net (loss) income	(5,974,456)	35,405,632

See accompanying notes to consolidated financial statements.

PPS HME HOLDINGS LLC and SUBSIDIARIES

Consolidated Statements of Changes in Members' Equity

For the Periods April 1, 2017 to December 31, 2017 and January 1, 2018 to May 17, 2018

Members' Equity
Balance, April 1, 2017	$—
Net income	35,405,632
Distributions to members	(1,456,989)

Balance, December 31, 2017	33,948,643
Net loss	(5,974,456)
Distributions to members	(7,206,000)

Balance, May 17, 2018	$20,768,187

See accompanying notes to consolidated financial statements.

PPS HME HOLDINGS LLC and SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

	Period from January 1, 2018 to May 17, 2018	Period from April 1, 2017 to December 31, 2017
Cash flows from operating activities:
Net (loss) income	$(5,974,456)	35,405,632
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	4,761,342	6,788,755
Amortization	566,940	290,251
Provision for doubtful accounts	3,715,507	5,245,237
Equity income from joint venture	(42,150)	(33,776)
Bargain purchase gain	—	(54,140,098)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,349,228)	2,428,832
Inventory	389,511	1,413,104
Prepaid expenses and other assets	945,501	1,377,050
Accounts payable and accrued expenses	3,278,398	(4,882,100)
Deferred revenue	(271,830)	(484,728)

Net cash provided by (used in) operating activities	2,019,535	(6,591,841)

Cash flows from investing activities
Purchases of equipment and other fixed assets	(134,659)	(127,023)
Proceeds received from acquisition, inclusive of cash acquired	—	33,042,959
Payments for business acquisitions, net of cash acquired	(2,395,021)	(9,457,736)

Net cash (used in) provided by investing activities	(2,529,680)	23,458,200

Cash flows from financing activities
Payments on capital leases	(4,017,255)	(3,268,514)
Distributions to members	(7,206,000)	(1,456,989)

Net cash used in financing activities	(11,223,255)	(4,725,503)

Net (decrease) increase in cash and cash equivalents	(11,733,400)	12,140,856
Cash and cash equivalents at beginning of period	12,140,856	—

Cash and cash equivalents at end of period	$407,456	12,140,856

Noncash investing and financing activities:
Equipment acquired under capital lease obligations	$3,031,269	880,179
Unpaid purchases of equipment and other fixed assets at end of period	1,000,000	1,767,657
Deferred purchase price for business acquisitions	—	738,099

See accompanying notes to consolidated financial statements.

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(1) Description of Business and Summary of Significant Accounting Policies

  (a)
  Description of Business

        PPS HME Holdings LLC ("PPS Holdings" or "the Company"), a Delaware limited liability company, was formed effective April 1, 2017 and will continue in existence perpetually until termination or dissolution by its members. PPS HME LLC, a Delaware limited liability company, is a wholly-owned subsidiary of PPS Holdings. The Company provides home oxygen, respiratory medications and sleep therapy equipment and services. The Company's primary operations are in various states in the United States of America. The Company was formed for purposes of the April 27, 2017 transaction described below and did not have any operations prior to such transaction.

        On April 27, 2017, Teijin Holdings USA, Inc. ("Teijin USA") and Teijin Pharma USA LLC ("Teijin Pharma" and, together with Teijin USA, collectively the "Sellers") entered into an Equity Purchase Agreement ("the Agreement") with PPS Holdings, PPS HME LLC and Quadrant Management, Inc., a Delaware corporation ("Quadrant"). Under the terms of the Agreement, the Sellers conveyed all of the issued and outstanding capital stock of Associated Healthcare Systems, Inc. ("AHS"), a New York corporation, and all of the outstanding general and limited partnership interests of Braden Partners L.P. ("Braden"), a California limited partnership (together the "Operating Companies") to PPS Holdings and PPS HME LLC. As of the effective date of the Agreement, the Operating Companies became wholly owned subsidiaries of PPS Holdings, and the Company's issued and outstanding membership interests were primarily directly owned by affiliates of Quadrant and members of senior management of AdaptHealth LLC (f.k.a. QMES LLC), a Delaware limited liability company.

  (b)
  Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company. All significant inter-company accounts and transactions have been eliminated in consolidation.

  (c)
  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. The most significant estimates in the Company's consolidated financial statements relate to contractual allowances, allowance for doubtful accounts and the useful lives of long-lived assets and goodwill. Actual results could differ from those estimates.

  (d)
  Cash and Cash Equivalents

        The Company considers all short-term highly liquid investments with a maturity of three months or less to be cash equivalents. Cash represents cash on hand and deposits held at banks. The Company maintains cash in demand deposit accounts with federally insured banks. At times, the balances in these

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

accounts may be in excess of federally insured limits. Cash and cash equivalents consist of the following:

	May 17, 2018	December 31, 2017
Cash	$339,109	1,919,226
Money market accounts	68,347	10,221,630

Total	$407,456	12,140,856

  (e)
  Revenue Recognition

        Net revenues are recorded for services that the Company provides to patients for home medical equipment, related supplies, and other items. The Company's revenues are recognized on an accrual basis in the period in which services and related products are provided to customers and are recorded either at a point in time for the sale of supplies and disposables, or over the service period for equipment, at amounts estimated to be received from patients or under reimbursement arrangements with Medicare, Medicaid and third-party payors, including private insurers.

        The Company provides certain equipment to patients which is reimbursed periodically in fixed monthly payments for as long as the patient is using the equipment and medical necessity continues (in certain cases, the fixed monthly payments are capped at a certain amount). The equipment provided to the patient is based upon medical necessity as documented by prescriptions and other documentation received from the patient's physician. The patient generally does not negotiate or have input with respect to the manufacturer or model of the equipment prescribed by their physician and delivered by the Company. Once initial delivery of this equipment is made to the patient for initial setup, a monthly billing process is established based on the initial setup service date. The Company recognizes the fixed monthly revenue ratably over the service period as earned, less estimated adjustments, and defers revenue for the portion of the monthly bill that is unearned. No separate revenue is earned from the initial setup process. Included in fixed monthly revenue are unbilled amounts for which the revenue recognition criteria had been met as of period-end but were not yet billed to the payor. The estimate of net unbilled fixed monthly revenue recognized is based on historical trends and estimates of future collectability.

        The Company's billing system contains payor-specific price tables that reflect the fee schedule amounts in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. Net revenues are recorded based on the applicable fee schedule. The Company has established a contractual allowance to account for adjustments that result from differences between the payment amount received and the expected realizable amount. If the payment amount received differs from the net realizable amount, an adjustment is recorded to net revenues in the period that these payment differences are determined. The Company reports revenues in its consolidated financial statements net of such adjustments.

        The Company recognizes revenue at the time the following criteria are met:

  •
  persuasive evidence of an arrangement exists;

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

  •
  delivery has occurred;

  •
  the seller's price to the buyer is fixed or determinable; and collectability is reasonably assured.

        Included in accounts receivable are earned but unbilled receivables. Billing delays can occur due to the Company's policy of obtaining required payor-specific documentation prior to billing for its services rendered. The Company recorded unbilled receivables as of May 17, 2018 and December 31, 2017 of $1,160,500 and $741,000, respectively.

  (f)
  Net Revenue and Accounts Receivable

        Due to the continuing changes in the healthcare industry and third-party reimbursement environment, certain estimates are required to record total net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. The complexity of third-party billing arrangements and laws and regulations governing Medicare and Medicaid may result in adjustments to amounts originally recorded.

        The Company performs periodic analysis to evaluate the collectability of outstanding balances. Management's evaluation takes into consideration such factors as historical bad debt experience, business and economic conditions, trends in healthcare coverage, other collection indicators and information about specific receivables. The Company's evaluation also considers the age and composition of the outstanding amounts in determining their estimated net realizable value.

        Receivables are considered past due when not collected by established due dates. Specific patient balances are written off and charged to the allowance after collection efforts have been followed and the account has been determined to be uncollectible. Revisions in reserve estimates are recorded as an adjustment to net revenue or provision for doubtful accounts in the period of revision.

        The Company's allowance for uncollectible accounts as of May 17, 2018 and December 31, 2017 was $7,206,784 and $4,684,998, respectively. For the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017 provision for doubtful accounts was $3,715,507 and $5,245,237, respectively.

        During the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017, the Company derived approximately 52% and 56%, respectively, of its net revenue from government healthcare programs, including Medicare and Medicaid. Concentration of credit risk with respect to other payers is limited due to the large number of such payers and varied geographical locations.

  (g)
  Inventory

        Inventory consists of medical supplies and is stated at the lower of cost or market. Cost is determined by the first-in-first-out method.

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

  (h)
  Equipment and Other Fixed Assets

        Patient medical equipment and other fixed assets are stated at cost less accumulated depreciation or, when acquired as part of a business combination, fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated lives of the related assets which correlates with medical reimbursement periods. Computer equipment, vehicles and other assets are depreciated over the estimated useful lives of the assets. Major expenditures for property acquisitions and those expenditures that substantially increase useful lives are capitalized. Expenditures for maintenance, repairs and minor replacements are expensed as incurred.

        The useful lives of equipment and other fixed assets for purposes of computing depreciation are:

Rental medical equipment	13 months - 5 years
Computer equipment	3 years
Leashold improvements	Shorter of 5 years or remaining lease term
Vehicles	5 years
Other	2 - 5 years

        Patient medical equipment and other fixed assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the estimated undiscounted future cash flows related to the assets are less than the carrying value, the Company recognizes a loss equal to the difference between the carrying value and the estimated fair value, usually determined by the estimated discounted cash flows of the asset. Factors used to assess the fair value of equipment and other fixed assets include, but are not limited to, management's plans for future operations, recent operating results, and projected future cash flows. The Company did not incur any impairment charges on patient medical equipment and other fixed assets for the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017.

  (i)
  Goodwill

        Goodwill is recognized as a result of a business combination when the price paid for the acquired business exceeds the fair value of its net identifiable assets. The Company adopted the accounting alternative for goodwill available to private companies. Accordingly, the Company amortizes goodwill on a straight-line basis over 10 years. The Company evaluates goodwill for impairment at the entity level when a triggering event occurs that indicates that the fair value of the entity may be below its carrying amount. When a triggering event occurs, the Company first assesses qualitative factors to determine whether the quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company performs the quantitative test to compare the entity's fair value with its carrying amount, including goodwill. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, further testing is unnecessary. The goodwill impairment loss, if any, represents the excess of the carrying amount of the entity over the fair value of the entity. Management determined there were no triggering events during the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017.

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

  (j)
  Deferred Rent

        Deferred rent is recorded and amortized to the extent the total minimum rental payments allocated to the current period on a straight-line basis exceed or are less than the cash payments required. Deferred rent is included in accrued expenses on the accompanying consolidated balance sheets.

  (k)
  Income Taxes

        PPS HME Holdings LLC is treated as a partnership for income tax purposes. A partnership is not a tax-paying entity for federal and state income tax purposes. As such, the Company makes no provision for federal income taxes because the members are responsible for the tax on their share of the taxable income and loss from PPS HME Holdings LLC and are entitled to any available tax credits on their income tax returns.

  (l)
  Fair Value Measurements

        Fair value is defined as an exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are classified using the following three-level hierarchy:

        Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities

        Level 2—Quoted prices, other than those included within Level 1, in active markets for similar assets and liabilities that are observable for the asset or liability, either directly or indirectly

        Level 3—Unobservable inputs that are significant to the fair value measurement

        The carrying values for cash, accounts receivable, prepaid expenses, other current assets, accounts payable and accrued expenses approximate their fair values due to their short maturities.

  (m)
  Commitments and Contingencies

        In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. In accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (ASC) 450-20, Accounting for Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

        At May 17, 2018 and December 31, 2017, the Company has recorded $738,099 of deferred payments in connection with acquisitions, which is included in the accompanying consolidated balance sheets in other current liabilities based on the respective payment dates (see note 3).

        Effective April 18, 2017, with no admission of liability, Braden entered into a Settlement Agreement with the U.S. Department of Justice relating to certain of Braden's clinical and business operations in 2015 and prior. Concurrently with the entry into this agreement, Braden entered into a

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

Corporate Integrity Agreement ("CIA") with the Office of Inspector General-of the U.S. Department of Health and Human Services ("OIG"). The CIA formalizes various aspects of Braden's already existing ethics and compliance programs and contains other requirements designed to help ensure Braden's ongoing compliance with federal health care program requirements. Among other things, the CIA requires Braden to maintain its existing compliance program, executive compliance committee and compliance committee of the Board of Directors; provide certain compliance training; continue screening new and current employees to ensure they are eligible to participate in federal health care programs; engage an independent review organization to perform certain auditing and reviews and prepare certain reports regarding Braden's compliance with federal health care programs, its billing submissions to federal health care programs and its compliance and risk mitigation programs; and provide certain reports and management certifications to the OIG. Additionally, the CIA specifically requires that Braden report substantial overpayments that it discovers that it has received from federal health care programs, as well as probable violations of federal health care laws. Upon breach of the CIA, Braden could become liable for payment of certain stipulated penalties or could be excluded from participation in federal health care programs. The CIA has a term of five years. In connection with the acquisition and integration of PPS HME Holdings LLC by AdaptHealth Holdings LLC (f.k.a. QMES Holdings LLC) ("AdaptHealth") (see note 11), the OIG confirmed that the requirements of the CIA imposed upon Braden would only apply to the operations of Braden and therefore no operations of any other AdaptHealth affiliate would be subject to the requirements of the CIA following the acquisition.

  (n)
  Recent Accounting Pronouncements

        In January 2017, the FASB issued Accounting Standards Update ("ASU") No. 2017-01, Business Combinations ("Topic 805"): Clarifying the Definition of a Business ("ASU 2017-01"), which provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The adoption of ASU 2017-01 was effective for the Company on January 1, 2018. The adoption of ASU 2017-01 did not have a material impact on the Company's consolidated financial condition and results of operations.

        In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers, which supersedes all existing revenue recognition requirements, including most industry-specific guidance. The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. This guidance was originally effective for interim and annual periods beginning after December 15, 2016 and allows for adoption using a full retrospective method, or a modified retrospective method. Subsequent to the issuance of ASU 2014-09, the FASB also issued the following updates related to ASC 606, Revenue from Contracts with Customers:

  •
  In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers ("ASC 606"): Deferral of the Effective Date, whereby the effective date for the new revenue standard was deferred by one year. As a result of ASU 2015-14, the new revenue standard is now effective for annual periods, and interim periods within those annual periods, beginning

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

    after December 15, 2018, and early adoption is now permitted for annual periods beginning after December 15, 2016, including interim periods within that annual period.

  •
  In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to clarify the implementation guidance on principal versus agent considerations.

  •
  In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing, to clarify the principle for determining whether a good or service is "separately identifiable" from other promises in the contract and to clarify the categorization of licenses.

  •
  In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Technical Expedients, to clarify guidance on transition, determining collectability, non-cash consideration and the presentation of sales and other similar taxes.

  •
  In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, that allows entities not to make qualitative disclosures about remaining performance obligations in certain cases, adds disclosure requirements for entities that elect certain optional exemptions and adds twelve additional technical corrections and improvements to the new revenue standard.

        The Company is still evaluating the effect, if any, ASU 2014-09 and related ASUs will have on the Company's consolidated financial condition and results of operations.

        In February 2016, the FASB issued amended authoritative guidance on accounting for leases. The new provisions require that a lessee of operating leases recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The lease liability will be equal to the present value of lease payments, with the right-of-use asset based upon the lease liability. The classification criteria for distinguishing between finance (or capital) leases and operating leases are substantially similar to the previous lease guidance, but with no explicit bright lines. As such, operating leases will result in straight-line rent expense similar to current practice. For short term leases (term of 12 months or less), a lessee is permitted to make an accounting election not to recognize lease assets and lease liabilities, which would generally result in lease expense being recognized on a straight-line basis over the lease term. The guidance is effective for annual and interim periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The new standard must be adopted using a modified retrospective transition. The adoption of this standard is expected to have a material impact on the Company's financial position. The Company is still evaluating the impact that this standard will have on the Company's results of operations.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other ("ASC 350"): Simplifying the Test for Goodwill Impairment, which will eliminate the requirement to calculate the implied fair value of goodwill, commonly referred to as "Step 2" in the current goodwill impairment test. An entity will still have the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. This guidance will be effective for annual

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

and interim impairment tests performed in annual reporting periods beginning after December 15, 2020, and early adoption is permitted for annual or interim impairment tests performed after January 1, 2017. The Company is still evaluating the impact that this standard will have on the Company's results of operations.

  (o)
  Date of Management's Review

        Management has evaluated subsequent events through August 19, 2019, the date which the consolidated financial statements were available to be issued.

(2) Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. As of May 17, 2018 and December 31, 2017, approximately 97% of the Company's net accounts receivable are from Medicare, Medicaid and insurance companies pursuant to primary and co-insurance contracts and 3% from patients under co-pay or private plan arrangements. Credit evaluations, account monitoring procedures and a third-party collection agent are utilized to minimize the risk of loss.

(3) Transactions

  Acquisition of Braden and AHS

        In connection with the Agreement described in note 1(a), management of the Company measured the separately identifiable assets acquired and the liabilities assumed at the acquisition date in accordance with the requirements of FASB ASC Topic 805, Business Combinations. In accordance with FASB ASC Topic 805, the Company reviewed the procedures it used to identify and measure the assets acquired and liabilities assumed in order to ensure that the measurements appropriately reflected the consideration of all available information as of the acquisition date. After such review, the Company determined that all of the assets acquired and liabilities assumed were identified, and the procedures and resulting measures were appropriate, and accordingly recorded a bargain purchase gain in connection with the acquisition. The Company has determined that a gain on this transaction is appropriate given the Sellers desired to exit the home health care business in the United States, and the nature of the transaction, which included a cash payment from the Sellers to the Company as part of the transaction. Subsequent to the transaction, the Company paid $1,151,214 of severance to former executives of Braden and AHS, however, based on the terms of the Agreement, this amount was reimbursed by the Sellers during 2017. This amount is included in prepaid expenses and other assets and accounts payable and accrued expenses in the table below.

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(3) Transactions (Continued)

        The following table summarizes the estimated fair values of the net assets at the date of acquisition and the related calculation of the bargain purchase gain:

Cash paid by the Sellers to the Company	$29,500,000
Fair value of net assets acquired:
Cash	$3,542,959
Accounts receivable	12,313,454
Inventory	1,822,323
Prepaid expenses and other assets	5,006,350
Equipment and other fixed assets	20,706,085
Accounts payable and accrued expenses	(16,467,844)
Deferred revenue	(1,717,524)
Capital lease obligations	(565,705)

Net assets acquired	$24,640,098

Bargain purchase gain	$54,140,098

  Sound Oxygen Service Inc.

        On July 31, 2017, the Company purchased 100% of the stock of Sound Oxygen Service Inc. for total consideration of $3,250,000 per the stock purchase agreement, inclusive of cash payments at closing of $3,000,000 and a deferred payment of up to $250,000 based on certain conditions after the closing date, of which $115,000 was paid subsequent to May 17, 2018 with no additional payments to be made. The acquisition was accounted for pursuant to the requirements of FASB ASC 805, Business Combinations. The following table summarizes the estimated fair values of the net assets at the date of acquisition:

Cash consideration	$3,000,000
Deferred payment	115,000

Total consideration	$3,115,000

Fair value of net assets acquired:
Accounts receivable	$2,346,428
Inventory	123,586
Prepaid expenses and other assets	87,169
Equipment and other fixed assets	1,300,834
Goodwill	4,717,016
Accounts payable and accrued expenses	(2,753,246)
Deferred revenue	(235,562)
Capital lease obligations	(2,471,225)

Total purchase price allocation	$3,115,000

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(3) Transactions (Continued)

  Bennett Medical Services

        On August 16, 2017, the Company purchased 100% of the stock of Bennett Medical Services for total consideration of $3,457,550 per the stock purchase agreement, inclusive of cash payments at closing of $2,457,550 and deferred payments of up to $1,000,000 based on certain conditions after the closing date, of which $550,000 was paid subsequent to May 17, 2018 with no additional payments to be made. The acquisition was accounted for pursuant to the requirements of FASB ASC Topic 805, Business Combinations. The following table summarizes the estimated fair values of the net assets at the date of acquisition:

Cash consideration	$2,457,550
Deferred payment	550,000

Total consideration	$3,007,550

Fair value of net assets acquired:
Cash	$45,264
Accounts receivable	1,305,494
Inventory	402,685
Prepaid expenses and other assets	27,778
Equipment and other fixed assets	1,072,938
Goodwill	4,809,085
Accounts payable and accrued expenses	(1,953,254)
Deferred revenue	(275,772)
Capital lease obligations	(2,426,668)

Total purchase price allocation	$3,007,550

  Medbridge Healthcare, LLC

        On December 26, 2017, the Company purchased 100% of the stock of Medbridge Healthcare, LLC for total consideration of $4,500,000 per the stock purchase agreement, inclusive of cash payments at closing of $4,275,000 and a deferred payment of up to $225,000 based on certain conditions after the closing date, of which $73,099 was paid subsequent to May 17, 2018 with no additional payments to be made. The acquisition has been accounted for pursuant to the requirements of FASB ASC Topic 805,

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(3) Transactions (Continued)

Business Combinations. The following table summarizes the estimated fair values of the net assets at the date of acquisition:

Cash consideration	$4,275,000
Deferred payment	73,099

Total consideration	$4,348,099

Fair value of net assets acquired:
Cash	$229,550
Accounts receivable	1,701,453
Inventory	258,335
Prepaid expenses and other assets	47,731
Equipment and other fixed assets	1,168,855
Goodwill	5,326,043
Accounts payable and accrued expenses	(2,664,520)
Deferred revenue	(205,513)
Capital lease obligations	(1,513,835)

Total purchase price allocation	$4,348,099

        The consolidated statement of operations includes the results of operations of each acquired business from the effective date of the respective acquisition. All of the businesses acquired provide substantially similar products and services to those of the Company.

  Other Acquisitions

        During the period from January 1, 2018 to May 17, 2018, the Company completed the acquisition of two individually immaterial businesses for total cash consideration of $2,395,021. In connection with these acquisitions, the Company recorded $500,000 of acounts receivable, $694,492 of patient medical equipment, $540,221 of inventory, and $660,308 of goodwill.

        The goodwill generated from the acquisitions described above is attributable to expected growth and cost synergies and because of the expected contribution of each acquisition to the overall Company strategy.

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(4) Equipment and Other Fixed Assets, net

        Equipment and other fixed assets, net as of May 17, 2018 and December 31, 2017 was as follows:

	May 17, 2018	December 31, 2017
Patient medical equipment	$28,129,632	25,039,716
Computer equipment	1,087,502	1,084,655
Leasehold improvements	383,168	383,168
Vehicles	27,033	27,033
Other	488,999	488,999

	30,116,334	27,023,571
Less accumulated depreciation	(11,550,097)	(6,788,755)

	$18,566,237	20,234,816

        For the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017 the Company recorded depreciation expense of $4,761,342 and $6,788,755, respectively.

(5) Goodwill, net

        The changes in the carrying amount of goodwill and accumulated amortization for the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017 are as follows:

Balance at April 1, 2017	$—
Additions	14,852,144
Amortization	(290,251)

Balance at December 31, 2017	14,561,893
Additions	660,308
Amortization	(566,940)

Balance at May 17, 2018	$14,655,261

        The total estimated amortization for goodwill for the five succeeding years and thereafter is as follows:

May 18, 2018 to December 31, 2018	$973,066
2019	1,551,245
2020	1,551,245
2021	1,551,245
2022	1,551,245
2023	1,551,245
Thereafter	5,925,970

$14,655,261

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(6) Other Assets

        Other assets consisted of the following as of May 17, 2018 and December 31, 2017:

	May 17, 2018	December 31, 2017
Credit card collateral	$1,073,706	2,033,896
Equity method investment	333,606	291,456
Other	520,043	367,048

	$1,927,355	2,692,400

        The equity method investment included in the table above relates to an agreement between AHS and Olean General Services Corporation, a New York corporation, who are each equal members of Olean General Health Care Systems, LLC ("Olean"), a New York limited liability company. Under the terms of the corresponding Operating Agreement between the entities, the percentage interest of each member in the assets, liabilities, profits, losses, income and expenses of Olean is 50%. This investment is accounted for under the equity method of accounting. During the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017, the Company recorded $42,150 and $33,776, respectively, of equity income relating to its share of the net income of Olean during such periods, which is included in other income, net in the accompanying consolidated statements of operations.

(7) Accrued Expenses

        Accrued expenses consisted of the following as of May 17, 2018 and December 31, 2017:

	May 17, 2018	December 31, 2017
Employee related	$1,651,436	1,990,602
Professional fees	460,479	618,667
Property taxes	322,752	258,178
Other	771,544	502,344

	$3,206,211	3,369,791

(8) Capital Lease Obligations

        The Company has acquired patient medical equipment and supplies and office equipment through multiple capital leases. The capital lease obligations represent the present value of minimum lease payments under the respective agreement, payable monthly and bearing interest rates ranging from 0%

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(8) Capital Lease Obligations (Continued)

to 4.25%. As of May 17, 2018, future annual minimum payments required under capital lease obligations are as follows:

May 18, 2018 to December 31, 2018	$4,842,281
2019	1,612,167
2020	21,265

Total	6,475,713
Less amount representing interest	(80,275)

6,395,438
Current portion	(6,345,655)

$49,783

        At May 17, 2018 and December 31, 2017, equipment under capital leases consisted of patient medical equipment with a cost basis of approximately $13,600,000 and $10,600,000, respectively, and the accumulated amortization of equipment under capital leases totaled approximately $2,800,000 and $1,500,000, respectively. Amortization expense for equipment purchased under capital leases is included in depreciation expense. During the period from April 1, 2017 to December 31, 2017, a total of $2,792,326 of acquired accounts payable and accrued expenses from acquisitions related to prior purchases of patient medical equipment and supplies and were converted to a capital lease liability during the period.

(9) Lease Commitments

        The Company leases its warehouse, office facilities and certain office equipment under noncancelable lease agreements which expire at various dates through July 2022. Some of these lease agreements include an option to renew at the end of the term. The Company also leases certain office facilities on a month to month basis. Some of the leases contain fixed annual increases of minimum rent. Accordingly, the Company recognizes rent expense on a straight-line basis and records the difference between the recognized rent expense and the amount payable under the lease as deferred rent. Rent expense for the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017 was $1,127,306 and $2,289,861, respectively, and is included in rent and occupancy expenses on the accompanying consolidated statements of operations.

        The minimum annual lease commitments under noncancelable leases with initial or remaining terms in excess of one year are as follows:

May 18, 2018 to December 31, 2018	$1,167,072
2019	1,271,719
2020	705,700
2021	227,647
2022	34,961

$3,407,099

PPS HME HOLDINGS LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

For the Periods January 1, 2018 to May 17, 2018 and
April 1, 2017 to December 31, 2017

(10) Related Parties

        In June 2017, the Company paid $1,000,000 to a member of the Company representing a transaction cost relating to the acquisition of Braden and AHS, which is included in other operating expense in the accompanying consolidated statements of operations. In December 2017, the Company paid $500,000 to an executive of the Company, who is also a member, as compensation for services performed on behalf of the Company, which is included in salaries, labor and benefits expense in the accompanying consolidated statements of operations. In addition, a member of the Company was paid a monthly management fee of $4,168 for services performed; these payments were expensed as incurred and are included in other operating expenses in the accompanying consolidated statements of operations.

        On May 1, 2017, MedStar Surgical & Breathing Equipment, Inc. ("MedStar"), a subsidiary of AdaptHealth, entered into an Administrative Services Agreement with Braden. Under the agreement, MedStar provides management, consulting and administrative support for all of Braden's business operations. During the periods from January 1, 2018 to May 17, 2018 and April 1, 2017 to December 31, 2017, the Company recorded management fee expense of $576,458 and $1,000,000, respectively, related to this agreement. At May 17, 2018 and December 31, 2017, the Company had accounts payable of $1,715,430 and $700,791, respectively, to AdaptHealth, in the accompanying consolidated balance sheets. Management fee expense is included in other operating expenses in the accompanying consolidated statements of operations.

(11) Subsequent Events

        On May 17, 2018, the members of PPS Holdings contributed all of the membership units in PPS Holdings to AdaptHealth in exchange for cash and AdaptHealth common units as set forth in a Contribution and Exchange Agreement between AdaptHealth and the members of PPS Holdings, resulting in PPS Holdings, together with its subsidiaries, becoming wholly-owned subsidiaries of AdaptHealth and the members of PPS Holdings becoming common members of AdaptHealth.

Annex A-1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

DFB HEALTHCARE ACQUISITIONS CORP.

BM AH HOLDINGS, LLC,

ACCESS POINT MEDICAL, INC.,

DFB MERGER SUB LLC,

ADAPTHEALTH HOLDINGS LLC,

CLIFTON BAY OFFSHORE INVESTMENTS L.P.,

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.,

BMSB L.P.,

BLUEMOUNTAIN FUSAN FUND L.P.,

and

AH REPRESENTATIVE LLC,

as the COMPANY UNITHOLDERS' REPRESENTATIVE

Dated as of July 8, 2019

A-i

A-ii

A-iii

        AGREEMENT AND PLAN OF MERGER, dated as of July 8, 2019 (this "Agreement"), by and among DFB Healthcare Acquisitions Corp., a Delaware corporation ("DFB Healthcare"), BM AH Holdings, LLC, a Delaware limited liability company (the "BM Blocker"), Access Point Medical, Inc., a Delaware corporation (the "A Blocker" and, together with the BM Blocker, the "Blockers"), DFB Merger Sub LLC, a Delaware limited liability company ("Merger Sub"), AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), AH Representative LLC, a Delaware limited liability company (the "Company Unitholders' Representative"), and, solely for purposes of Section 7.20, the BM Blocker Sellers and, solely for purposes of Section 7.21, the A Blocker Seller.

        WHEREAS, Merger Sub is a wholly-owned direct subsidiary of DFB Healthcare;

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA") and Section 264 of the DGCL, immediately prior to the Effective Time, the BM Blocker will merge with and into DFB Healthcare (the "BM Blocker Merger"), with DFB Healthcare surviving the BM Blocker Merger;

        WHEREAS, subject to Section 7.18, upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the DGCL, immediately prior to the Effective Time, the A Blocker will merge with and into DFB Healthcare (the "A Blocker Merger" and, together with the BM Blocker Merger, the "Blocker Mergers"), with DFB Healthcare surviving the A Blocker Merger;

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Section 18-209 of the DLLCA, DFB Healthcare and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a partially owned subsidiary of DFB Healthcare;

        WHEREAS, (a) all members of the board of managers of the Company (the "Company Board") and (b) the members of the Company holding all the outstanding Company Membership Units entitled to vote have unanimously authorized and approved this Agreement, the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions of this Agreement and in accordance with the DLLCA and the Company's Organizational Documents;

        WHEREAS, the Board of Directors of DFB Healthcare (the "DFB Healthcare Board") has unanimously (a) approved and adopted this Agreement and declared its advisability and approved the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders pursuant to the Exchange Agreement and the Surviving Company LLC Agreement and issuable to the Blocker Sellers hereunder, in each case, in connection with the transactions contemplated by this Agreement and (b) recommended the approval and adoption of this Agreement by the stockholders of DFB Healthcare;

        WHEREAS, DFB Healthcare, as the sole member of Merger Sub, has authorized and approved this Agreement and the transactions contemplated by this Agreement, upon the terms and subject to the conditions of this Agreement and in accordance with the DLLCA;

        WHEREAS, as of the date hereof, Deerfield has entered into that certain Deerfield PIPE Agreement with DFB Healthcare pursuant to which Deerfield has agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase up to ten million (10,000,000) shares of DFB Healthcare Common Stock in connection with the Closing;

        WHEREAS, as of the date hereof, the Company, the BM Blocker and BlueMountain Entities, immediately prior to the execution and delivery of this Agreement, have entered into a letter agreement (the "BM Letter Agreement") pursuant to which, among other things, immediately prior to the Closing, (a) the BM Note (as such term is defined in the Company LLC Agreement) shall be cancelled and the Company shall issue amended and restated promissory notes (collectively, the "BM Replacement Notes") made by the Company in favor of the BlueMountain Entities (or its affiliates or permitted transferees) with the aggregate initial principal value set forth in the BM Letter Agreement, and (b) the BM Capped Common Units (as such term is defined in the Company LLC Agreement) shall be cancelled and the Company shall issue notes (the "BM Redemption Notes") made by the Company in favor of the BM Blocker and BlueMountain Summit Opportunities Fund II (US) L.P. with the aggregate initial principal value set forth in the BM Letter Agreement (such aggregate initial principal value, the "BM Redemption Note Principal");

        WHEREAS, DFB Healthcare and certain Company Unitholders, concurrently with the execution and delivery of this Agreement, have entered into the Lock-up Agreement, dated as of the date hereof (the "Lock-up Agreement") and concurrently with the Closing, will enter into the Registration Rights Agreement, substantially in the form of Exhibit A (the "Registration Rights Agreement"); and

        WHEREAS, certain stockholders of DFB Healthcare and the Company, concurrently with the execution and delivery of this Agreement, have entered into an assignment and assumption agreement, dated as of the date hereof (the "Founders Equity Transfer Agreement"), pursuant to which certain retained founder shares and warrants of DFB Healthcare would be transferred by such stockholders to the Company (or its permitted assigns) in accordance with the terms therein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, DFB Healthcare, Merger Sub and the Company hereby agree as follows.

ARTICLE I

THE MERGERS AND OTHER TRANSACTIONS

        SECTION 1.01    The Mergers.

          (a)   Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DLLCA and the DGCL, immediately prior to the Effective Time, the BM Blocker shall be merged with and into DFB Healthcare. As a result of the BM Blocker Merger, the separate limited liability company existence of the BM Blocker shall cease and DFB Healthcare shall continue as the surviving company of the BM Blocker Merger.

          (b)   Subject to Section 7.18, upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, immediately prior to the Effective Time, the A Blocker shall be merged with and into DFB Healthcare. As a result of the A Blocker Merger, the separate limited liability company existence of the A Blocker shall cease and DFB Healthcare shall continue as the surviving company of the A Blocker Merger.

          (c)   Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate limited liability company existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the "Surviving Company").

        SECTION 1.02    Closing.     Unless this Agreement is terminated earlier pursuant to Article IX, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by DFB Healthcare and the Company, which date shall be as soon as practicable (the "Closing Date") following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) (but in no event later than the second (2nd) Business Day following such satisfaction or waiver of such conditions), at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New

York 10166, unless another date, time or place is agreed to in writing by DFB Healthcare and the Company.

        SECTION 1.03    Effective Time.

          (a)   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the BM Blocker Merger to be consummated by filing a certificate of merger in substantially the form attached hereto as Exhibit B-1 with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DLLCA and the DGCL (the "BM Blocker Certificate of Merger"), and shall make all other filings, recordings or publications required under the DGCL in connection with the BM Blocker Merger. The BM Blocker Merger shall become effective at the time that the properly executed and certified copy of the BM Blocker Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such BM Blocker Certificate of Merger and specified in the BM Blocker Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "BM Blocker Effective Time").

          (b)   Subject to the provisions of this Agreement, including Section 7.18, as soon as practicable on the Closing Date, the parties hereto shall cause the A Blocker Merger to be consummated by filing a certificate of merger in substantially the form attached hereto as Exhibit B-2 with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the "A Blocker Certificate of Merger"), and shall make all other filings, recordings or publications required under the DGCL in connection with the A Blocker Merger. The A Blocker Merger shall become effective at the time that the properly executed and certified copy of the A Blocker Certificate of Merger is filed with the Secretary of State of the State of Delaware, or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such A Blocker Certificate of Merger and specified in the A Blocker Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "A Blocker Effective Time" and, together with the BM Blocker Effective Time, the "Blocker Effective Times").

          (c)   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date following the Blocker Effective Times, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, in a form to be reasonably agreed between the Company and DFB Healthcare, with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DLLCA (the "Certificate of Merger"), and shall make all other filings, recordings or publications required under the DLLCA in connection with the Merger. The Merger shall become effective at the time that the properly executed and certified copy of the Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

        SECTION 1.04    Effect of the Mergers.

          (a)   At the BM Blocker Effective Time, the effect of the BM Blocker Merger shall be as provided in the applicable provisions of the DLLCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the BM Blocker Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the BM Blocker shall vest in DFB Healthcare, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the BM Blocker shall become the debts, liabilities, obligations, restrictions, disabilities and duties of DFB Healthcare.

          (b)   Subject to Section 7.18, at the A Blocker Effective Time, the effect of the A Blocker Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the A Blocker Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the A Blocker shall vest in DFB Healthcare, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the A Blocker shall become the debts, liabilities, obligations, restrictions, disabilities and duties of DFB Healthcare.

          (c)   At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

        SECTION 1.05    Organizational Documents.

          (a)   The DFB Healthcare Certificate of Incorporation in effect at each Blocker Effective Time shall be the certificate of incorporation of DFB Healthcare until amended in accordance with applicable Law.

          (b)   At the Effective Time, the limited liability company agreement of the Surviving Company shall be, and the parties shall take or cause to be taken all action required to cause the limited liability company agreement of the Surviving Company to be, amended and restated to be substantially in the form attached hereto as Exhibit C (the "Surviving Company LLC Agreement"), until thereafter amended in accordance with such limited liability company agreement and applicable Law.

          (c)   At the Closing, subject to receipt of approval by the stockholders of DFB Healthcare at the DFB Healthcare Stockholders Meeting, DFB Healthcare shall amend and restate the DFB Healthcare Certificate of Incorporation substantially in the form attached hereto as Exhibit D (the "A&R DFB Healthcare COI"), which shall include changing DFB Healthcare's name to include the word "AdaptHealth".

        SECTION 1.06    Directors and Officers.

          (a)   The board of directors of DFB Healthcare following each Blocker Effective Time and prior to Effective Time shall consist of the board of directors of DFB Healthcare immediately prior to such Blocker Effective Time.

          (b)   DFB Healthcare shall be the initial manager of the Surviving Company and the officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Company.

          (c)   The parties shall cause the DFB Healthcare Board and the officers of DFB Healthcare as of immediately following the Effective Time to be comprised of the individuals set forth on Exhibit E, each to hold office in accordance with the A&R DFB Healthcare COI and the bylaws of DFB Healthcare until their successors are duly elected and qualified.

        SECTION 1.07    Trust Disbursement; Contribution of Deerfield PIPE Agreement Proceeds.

          (a)   At the Effective Time, and upon the terms and subject to the conditions of this Agreement (i) in accordance with the DFB Healthcare Certificate of Incorporation, the Delaware General Corporations Law, and the Trust Agreement, DFB Healthcare shall cause the Trustee to distribute the proceeds of the Trust Fund (the "Trust Account Cash") in accordance with the Trust

  Agreement, to the Surviving Company and (ii) DFB Healthcare shall contribute the proceeds from the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement (the "PIPE Proceeds") to the Surviving Company.

          (b)   In exchange for the contributions of DFB Healthcare to the Surviving Company of the Trust Account Cash and the PIPE Proceeds, the Surviving Company shall issue to DFB Healthcare, in exchange therefor, a number of Surviving Company Common Units equal to the aggregate number of shares of DFB Healthcare Common Stock outstanding after giving effect to the number of Redemption Shares and the shares of DFB Healthcare Common Stock issued pursuant to the Deerfield PIPE Agreement or any other similar agreement (but excluding any shares of DFB Healthcare Common Stock issued as Blocker Merger Consideration).

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        SECTION 2.01    Conversion of Blocker Units and Blocker Shares.

          (a)   At the BM Blocker Effective Time, by virtue of the BM Blocker Merger and without any action on the part of DFB Healthcare, Merger Sub, or the BM Blocker, the membership interests of the BM Blocker issued and outstanding as of immediately prior to the BM Blocker Effective Time shall be cancelled and shall cease to exist and converted into the right to receive (i) the number of shares of DFB Healthcare Common Stock set forth in the Payment Spreadsheet (the "BM Blocker Merger Closing Consideration"), and (ii) one or more of the BM Redemption Notes with an initial principal value equal to the allocable portion of the BM Redemption Note Principal based on the percentage of the BM Capped Common Units held by the BM Blocker.

          (b)   At the A Blocker Effective Time, by virtue of the A Blocker Merger and without any action on the part of DFB Healthcare or the A Blocker, the outstanding capital stock of the A Blocker issued and outstanding as of immediately prior to the A Blocker Effective Time shall be cancelled and shall cease to exist and converted into the right to receive the number of shares of DFB Healthcare Common Stock set forth in the Payment Spreadsheet (the "A Blocker Merger Closing Consideration" and collectively with the Contingent Consideration payable to the A Blocker Seller, the "A Blocker Merger Consideration").

          (c)   The Parties intend that the Blocker Mergers will each be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that this Agreement is intended to constitute, and is hereby be adopted as a plan of reorganization for U.S. federal income tax purposes (and applicable state and local tax purposes).

        SECTION 2.02    Conversion of Company Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of DFB Healthcare, Merger Sub, the Company or the holders of any of the following securities:

          (a)   Each Company Membership Unit issued and outstanding immediately prior to the Effective Time (other than the Company Membership Units held by DFB Healthcare) shall be canceled and shall be converted into the right to receive the number of Consideration Units set forth in the Payment Spreadsheet (the "Closing Stock Consideration," and collectively with the Contingent Consideration payable to the Company Unitholders, the "Company Merger Consideration"), with each Company Unitholder to receive the right to receive the number of Consideration Units set forth opposite such holder's name as set forth on the Payment Spreadsheet;

          (b)   Each Incentive Unit that is outstanding immediately prior to the Effective Time shall be canceled and shall be converted into the right to receive the number of Consideration Units set forth in the Payment Spreadsheet, with each holder of an Incentive Unit to receive the number of Consideration Units set forth opposite such holder's name on the Payment Spreadsheet (such Consideration Units, collectively with the BM Blocker Merger Closing Consideration, the A Blocker Merger Consideration and the Company Merger Consideration, the "Merger Consideration"). Each Consideration Unit received in exchange for the cancellation of an Incentive Unit shall be subject to the same vesting terms and conditions as were applicable to the Incentive Unit immediately prior to the Effective Time, except that all performance-based vesting conditions (including, without limitation, any vesting conditions based on the achievement of certain valuation thresholds as of a specified date or the consummation of a specific transaction) shall be deemed satisfied in full as of the Effective Time. The Company shall take all actions reasonably necessary or appropriate to effectuate the treatment of the Incentive Units as contemplated by this Section 2.02(b).

          (c)   Each membership interest of Merger Sub issued and outstanding as of immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist as of the Effective Time.

        SECTION 2.03    Contingent Consideration.

          (a)   Following the Closing, in addition to the consideration to be received pursuant to Section 2.01 and Section 2.02(a) of this Agreement and as part of the overall Merger Consideration, but subject to Section 7.19, the Surviving Company shall issue additional Consideration Units to the Company Unitholders and additional shares of DFB Healthcare Common Stock to applicable Blocker Sellers as follows, with the number of shares of DFB Healthcare Common Stock and Consideration Units allocated between the Company Unitholders and each applicable Blocker Seller, as applicable, based on the relative number of shares of DFB Healthcare Common Stock and Consideration Units, as applicable, received thereby as part of the Closing Merger Consideration, as applicable, and as set forth in the Payment Spreadsheet:

              (i)  One Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, in the event that the average Trading Price of the DFB Healthcare Common Stock is $15.00 or greater during the month of December in 2020 (the "First Stock Target") (such 1,000,000 shares, the "First Contingent Consideration");

             (ii)  An additional one Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, in the event that the average Trading Price of the DFB Healthcare Common Stock is $18.00 or greater during the month of December in 2021 (the "Second Stock Target") (such 1,000,000 shares, the "Second Contingent Consideration"); and

            (iii)  An additional one Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, in the event that the average Trading Price of the DFB Healthcare Common Stock is $22.00 or greater during the month of December in 2022 (the "Third Stock Target" and, together with the First Stock Target and Second Stock Target, the "Stock Targets") (such 1,000,000 shares, the "Third Contingent Consideration" and together with the First Contingent Consideration and Second Contingent Consideration, the "Contingent Consideration").

          (b)   If any of the Stock Targets set forth in Section 2.03(a) shall have been achieved, DFB Healthcare shall promptly notify the Company Unitholders' Representative of such achievement and, within fifteen (15) Business Days following the achievement of the applicable Stock Target, DFB Healthcare shall cause the applicable Contingent Consideration to be issued in accordance with the instructions of the Company Unitholders' Representative for distribution to each Company Unitholder and any applicable Blocker Seller as specified in the Payment Spreadsheet. If the Company Unitholders' Representative believes that any of the Stock Targets set forth in Section 2.03(a) have been achieved and DFB Healthcare does not notify the Company Unitholders' Representative of such achievement or cause the applicable Contingent Consideration to be issued, the Company Unitholders' Representative shall be entitled to deliver a written notice of objection to DFB Healthcare within thirty (30) Business Days following the last day of the month in which the Company Unitholders' Representative believes that such Stock Target was achieved (an "Objection Notice"). If the Company Unitholders' Representative delivered an Objection Notice, DFB Healthcare and the Company Unitholders' Representative shall, during the 30-day period following such objection, negotiate in good faith to reach an agreement. If, upon completion of such 30-day period, the Company Unitholders' Representative and DFB Healthcare are unable to reach agreement, they shall promptly thereafter cause an independent accounting firm reasonably acceptable to the Company Unitholders' Representative and DFB Healthcare (the "Independent Accountant") to review this Agreement and the disputed price and/ or dates for the purpose determining whether such Stock Target was achieved; provided that Independent Accountant may consider only those items as to which the Company Unitholders' Representative and DFB Healthcare have disagreed; provided, further, that the Independent Accountant shall act as an expert and not as an arbitrator. The Company Unitholders' Representative and DFB Healthcare shall require the Independent Accountant to deliver to them, as promptly as practicable, its determination of whether such Stock Target was achieved. Such determination will be final and binding upon the parties hereto. The fees and expenses charged by the Independent Accountant in its determination of whether such Stock Target was achieved shall be borne by the party who was unsuccessful in such determination.

          (c)   In the event that a Change of Control of the Surviving Company or DFB Healthcare occurs prior to the earlier of (i) the time when all Contingent Consideration has been delivered to the Company Unitholders' Representative after the achievement of the Stock Targets and (ii) December 31, 2023, the remaining portion of the applicable Contingent Consideration to be received pursuant to Section 2.01 or Section 2.02(a) shall immediately vest and the Company Unitholders and the applicable Blocker Sellers shall be entitled to receive such applicable Contingent Consideration. For the purposes of this Agreement, a "Change of Control" shall have been deemed to occur with respect to DFB Healthcare or the Surviving Company upon:

              (i)  the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of 50% or more of the assets of DFB Healthcare or the Surviving Company, as applicable, and its subsidiaries taken as a whole;

             (ii)  a merger, consolidation or other business combination of DFB Healthcare (or any subsidiary or subsidiaries that alone or together represent all or substantially all of the consolidated business of DFB Healthcare at that time) or any successor or other entity holding all or substantially all of the assets of DFB Healthcare and its subsidiaries that results in the stockholders of DFB Healthcare (or such subsidiary or subsidiaries) or any successor or other entity holding all or substantially all of the assets of DFB Healthcare and its subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or series of related transactions holding, directly or indirectly, less than 50% of the voting power of DFB Healthcare (or such subsidiary or subsidiaries) or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions; or

            (iii)  any person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) shall obtain beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting stock of DFB Healthcare representing more than 50% of the voting power of the capital stock of DFB Healthcare entitled to vote for the election of directors of DFB Healthcare.

          (d)   The Contingent Consideration and the Stock Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into DFB Healthcare Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to DFB Healthcare Common Stock, occurring on or after the date hereof and prior to the time any such Contingent Consideration is delivered to the Company Unitholders and applicable Blocker Sellers, if any.

        SECTION 2.04    Limited Liability Company Interest Transfer Books.     At the Effective Time, the limited liability company interest transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Membership Units thereafter on the records of the Company. From and after the Effective Time, the holders of Company Membership Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Membership Units, except as otherwise provided in this Agreement or by Law. For the avoidance of doubt, this Section 2.04 shall not affect the limited liability company interest transfer books of the Surviving Company, the holders of Consideration Units or any rights with respect thereto.

        SECTION 2.05    Payment Spreadsheet.     Not less than five (5) Business Days prior to the Effective Time, the Company shall deliver to DFB Healthcare, a schedule setting forth the Merger Consideration (which shall include the breakdown of Closing Stock Consideration and Contingent Consideration for each Company Unitholder, and the breakdown of the BM Blocker Merger Closing Consideration, the A Blocker Merger Closing Consideration and Contingent Consideration for each Blocker Seller) payable to the Company Unitholders and the Blocker Sellers (the "Payment Spreadsheet"). The allocation of the Merger Consideration among the Company Unitholders and the Blocker Sellers shall be determined in accordance with the provisions of the Company LLC Agreement governing the allocation of such consideration (unless any Company Unitholder or Blocker Seller provides its written consent to a different basis of determination); provided, that, for the avoidance of doubt, with respect to any Blocker, such Merger Consideration shall be payable to the applicable Blocker Seller. The sum of (i) the number of shares of DFB Healthcare Common Stock issuable pursuant to the Blocker Mergers at Closing as provided in Section 2.01(a) and (b) as set forth on the Payment Spreadsheet and (ii) the number of Consideration Units issuable to the Company Unitholders at Closing pursuant to the Merger as provided in Section 2.02 and as set forth on the Payment Spreadsheet shall be equal to (A) the Aggregate Merger Closing Consideration Amount divided by (B) $10.00. The allocation of the Merger Consideration set forth in the Payment Spreadsheet shall be binding on all parties and shall be used by DFB Healthcare and Merger Sub for purposes of issuing the Merger Consideration to the Blocker Sellers and the Company Unitholders pursuant to this Article II. In issuing the Merger Consideration pursuant to this Article II, DFB Healthcare and Merger Sub shall be entitled to rely fully on the allocation of the Merger Consideration set forth in the Payment Spreadsheet.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As an inducement to DFB Healthcare and Merger Sub to enter into this Agreement, except as set forth in the Company's disclosure schedule (the "Company Disclosure Schedule"), the Company hereby represents and warrants to DFB Healthcare and Merger Sub as follows:

        SECTION 3.01    Organization and Qualification; Subsidiaries.

          (a)   Each of the Company and each subsidiary of the Company (each a "Company Subsidiary") is a limited liability company or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and each Company Subsidiary has the requisite limited liability company or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed as a foreign limited liability company or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect.

          (b)   A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization or incorporation of each Company Subsidiary and the percentage of the outstanding ownership interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, in each case, as of the date hereof, is set forth in Section 3.01(b) of the Company Disclosure Schedule, which has been prepared by the Company and delivered by the Company to DFB Healthcare and Merger Sub prior to the execution and delivery of this Agreement. Except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

        SECTION 3.02    Organizational Documents.     The Company has heretofore furnished to DFB Healthcare a complete and correct copy of the certificate of formation and the limited liability company agreement or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such Organizational Documents are in full force and effect. Neither the Company nor any Company Subsidiary is in material violation of any of the material provisions of its Organizational Documents.

        SECTION 3.03    Capitalization.

          (a)   The outstanding membership interest or other equity interests of the Company and each Company Subsidiary: (i) have been duly authorized and validly issued and are fully paid and nonassessable; (ii) were issued in compliance in all material respects with applicable Law; and (iii) were not issued in breach or violation of any Contract or preemptive rights, rights of first refusal or other similar rights.

          (b)   As of the date hereof, the outstanding membership interest of the Company consists of 234,171.24 units designated as Common Units ("Company Common Units") and the Incentive Units (collectively, the "Company Membership Units"), all of which are held by the persons listed in Section 3.03(b) of the Company Disclosure Schedule. Except for the membership interests held by the members as set forth in Section 3.03(b) of the Company Disclosure Schedule, no membership or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such membership or other equity or voting interest, of the Company is issued and outstanding.

          (c)   There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in the Company or obligating the members or the Company to issue or sell any membership interests, or any other interest, in the Company. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the membership interests. No holder of Company Membership Units has appraisal rights for any such units in connection with the Merger or the other transaction contemplated by this Agreement.

        SECTION 3.04    Authority Relative to This Agreement.     The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all members of the Company Board and the requisite members of the Company holding all the outstanding Company Membership Units entitled to vote, and no other proceedings on the part of the Company or its members are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DLLCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by DFB Healthcare and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, by general equitable principles (the "Remedies Exceptions").

        SECTION 3.05    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Organizational Documents of the Company or any Company Subsidiary; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any United States federal or state, or non-United States, statute, law, ordinance, regulation, rule, code, restriction, executive order, injunction, judgment, directive, decree or other order ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, (including any Company Permit) franchise or other instrument or obligation binding on the Company or any Company Subsidiary, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filing and recordation of appropriate merger documents as required by the DLLCA, and (ii) such consents, approvals, authorizations, permissions, filings or notifications which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay the Company's ability to consummate the transactions contemplated hereby.

        SECTION 3.06    Permits; Compliance.     Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where failure to have such Company Permits would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. The Company Permits held by the Company and the

Company Subsidiaries are valid and in full force and effect in all material respects, and no suspension, revocation, involuntary termination or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is or during the past three (3) years has been, in material conflict with, or in material default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, in each case, except for any such conflicts, defaults, breaches or violations that would not reasonably be expected to have a Company Material Adverse Effect. None of the Company or the Company Subsidiaries have been charged with or received notice that it is under investigation with respect to a material violation of any applicable Law that remains unresolved as of the date hereof. The Company and the Company Subsidiaries have filed all material reports required to be filed with any Governmental Authority on or prior to the date hereof.

        SECTION 3.07    Financial Statements.

          (a)   The Company has delivered to DFB Healthcare true and complete copies of the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2016, December 31, 2017 and December 31, 2018 and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for each of the years then ended (collectively, the "Audited Financial Statements"), which are attached as Section 3.07(a) of the Company Disclosure Schedule, and which contains an unqualified report of the Company's auditors. Each of the Audited Financial Statements (including the notes thereto) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein.

          (b)   The Company has made available to DFB Healthcare a true and complete draft of the consolidated unaudited balance sheet of the Company and the Company Subsidiaries as of March 31, 2019 (the "2019 Balance Sheet"), and a draft of the related unaudited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for the 3-month period then ended, which are attached as Section 3.07(b) of the Company Disclosure Schedule. Such unaudited financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal year-end adjustments and the absence of footnote disclosure.

          (c)   Except as and to the extent set forth on the 2019 Balance Sheet, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business or in connection with the Transactions since the date of such 2019 Balance Sheet; (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party; or (iii) liabilities and obligations which are not, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole.

          (d)   The Company maintains a standard system of accounting established and administered in accordance with GAAP. The Company has designed and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        SECTION 3.08    Absence of Certain Changes or Events.     Since the date of the 2019 Balance Sheet, except as set forth in Section 3.08 of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01 (other than Section 6.01(b)(viii)).

        SECTION 3.09    Absence of Litigation.     Except as set forth in Section 3.09 of the Company Disclosure Schedule or except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority (other than routine claims for benefits pursuant to a Plan). Except as set forth in Section 3.09 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

        SECTION 3.10    Employee Benefit Plans.

          (a)   Section 3.10(a) of the Company Disclosure Schedule lists all material Plans.

          (b)   With respect to each Plan set forth on Section 3.10(a) of the Company Disclosure Schedule, to the extent applicable, the Company has furnished to DFB Healthcare (i) a true and complete copy of each Plan, trust, group insurance contract and/or other funding arrangement, (ii) copies of the most recent summary plan descriptions and summary of material modifications, (iii) copies of the three (3) most recently filed Internal Revenue Service ("IRS") Form 5500 annual reports and accompanying schedules, (iv) copies of the most recently received IRS determination letter for each such Plan and (v) copies of the non-discrimination testing results, if applicable, for the past three (3) plan years.

          (c)   None of the Plans is nor was within the past six (6) years, and neither the Company, any Company Subsidiaries nor any of their ERISA Affiliates has or reasonably expected to have any liability or obligation (but excluding any liability or obligation in respect of any products sold by the Company or any Company Subsidiary) under: (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"), (ii) a plan subject to Section 412 of the Code and/or Title IV of ERISA or (iii) a multiple employer plan subject to Section 413(c) of the Code. Except as set forth on Section 3.10 (c) of the Company Disclosure Schedule, none of the Plans provides for or promises retiree medical or life insurance benefits to any current or former employee, officer, director, manager or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

          (d)   Except as set forth on Section 3.10(d) of the Company Disclosure Schedule, none of the Plans obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of the transactions contemplated by this Agreement. The consummation of the transaction contemplated by this Agreement will not (either alone or in combination with another event) result in any payment or benefit to any "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) that would not be deductible as a result of the application of Section 280G of the Code from and after the Closing.

          (e)   Each Plan is now and for the past six (6) years has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Company Subsidiaries have performed in all material respects all obligations required to be performed by them under the Plans.

          (f)    No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course).

          (g)   Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS that the Plan is so qualified, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS that would reasonably be expected to result in the Plan failing to be so qualified.

          (h)   To the knowledge of the Company, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan. Neither the Company nor any Company Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or multiple employer plan subject to Section 413(c) of the Code, and no fact or event exists which could reasonably be expected to give rise to any such liability. There have been no acts or omissions by the Company or, to the knowledge of the Company, any ERISA Affiliate that have given rise to any fines, penalties, taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company, any Company Subsidiary or DFB Healthcare may be liable.

          (i)    With respect to each Plan, all contributions, premiums or payments required to be made with respect to any Plan have been timely made.

          (j)    Each Plan that constitutes a nonqualified deferred compensation plan, subject to Section 409A of the Code ("Section 409A"), has been administered, in both form and operation, in compliance and in all material respects, with the provisions of Section 409A of the Code and the treasury regulations and guidance promulgated thereunder.

        SECTION 3.11    Labor and Employment Matters.

          (a)   Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, (i) there are no material Actions pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees; (ii) neither the

  Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) to the knowledge of the Company, there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

          (b)   The Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws relating to the employment of labor, including those related to wages, hours, and collective bargaining and are not liable for any arrears of wages, penalties or other sums for failure to comply with any of the foregoing. The Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no Action with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices with continuing obligations on the Company. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company, threatened with respect to the Company. There is no Action involving allegations of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or employ any person.

        SECTION 3.12    Real Property; Title to Assets.

          (a)   Neither the Company nor any Company Subsidiary owns a fee interest in any real property.

          (b)   Section 3.12(b) of the Company Disclosure Schedule lists each material parcel of real property currently leased or subleased by the Company or any Company Subsidiary (collectively, the "Leased Real Property"). True, correct and complete copies of each lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Company Subsidiary in connection therewith and each amendment to any of the foregoing relating to the Leased Real Property have been delivered to DFB Healthcare. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company's knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

          (c)   There are no material contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Company Subsidiary for the purposes for which it is currently being used. There are no material latent defects or adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Company Subsidiary.

          (d)   Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or sublease hold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer, other than those that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.13    Intellectual Property.

          (a)   Section 3.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are owned by the Company and the Company Subsidiaries: (i) registered Intellectual Property rights; and (ii) applications for registrations of other Intellectual Property rights; and specifies the owner for each such item.

          (b)   Except as set forth Section 3.13(b) of the Company Disclosure Schedule, to the Company's knowledge, the Company or one of the Company Subsidiaries owns or has the right to use pursuant to a valid written license, all material Intellectual Property rights necessary for, or used or held for use in, the operation of the business of the Company and the Company Subsidiaries as currently conducted (collectively, the "Company Intellectual Property Rights"). The Company or one of the Company Subsidiaries solely and exclusively owns the Company-Owned Intellectual Property Rights, including the Intellectual Property set forth on Section 3.13(a)(i) and 3.13(a)(ii) of the Company Disclosure Schedule. The Intellectual Property disclosed in Section 3.13(a)(i) and (ii) of the Company Disclosure Schedule is subsisting, and to the Company's knowledge, the Intellectual Property disclosed in Section 3.13(a)(i) of the Company Disclosure Schedule is valid, and enforceable. No loss or expiration of any of the registered Company-Owned Intellectual Property Rights is threatened or, other than upon the expiration of its statutory term in the ordinary course, pending. The Company-Owned Intellectual Property Rights shall, in all material respects, be available for use by the Company and the applicable Company Subsidiaries immediately after the Closing Date on materially the same terms and conditions to those under which each such entity owned or used such Intellectual Property immediately prior to the Closing Date. The Company and each of its applicable Company Subsidiaries have taken commercially reasonable actions to maintain and protect the secrecy and confidentiality and value of the trade secrets included in the Company Intellectual Property Rights.

          (c)   Except as set forth Section 3.13(c) of the Company Disclosure Schedule, (i) there are no claims against the Company or any of the Company Subsidiaries that are presently pending, or to the Company's knowledge threatened, (A) contesting the validity, use, ownership or enforceability of any of the Company Intellectual Property Rights, or (B) alleging any infringement or misappropriation of any Intellectual Property rights of other persons, and, with respect to each of the foregoing clauses (A) and (B), to the Company's knowledge, there is no reasonable basis for any such claim; (ii) to the Company's knowledge, the operation of the Company's and the Company Subsidiaries' businesses as currently conducted does not infringe or misappropriate, and has not in the prior three (3) year period infringed or misappropriated, any Intellectual Property rights of other persons; and (iii) to the Company's knowledge, no third party has infringed or misappropriated any of the Company Intellectual Property Rights.

          (d)   Except as set forth Section 3.13(d) of the Company Disclosure Schedule, all past and present employees of the Company and the Company Subsidiaries who have contributed to or participated in the conception, creation or other development of any material Intellectual Property for the Company or any of the Company Subsidiaries (or has been employed or engaged to do so) have executed written agreements with the Company or one of the Company Subsidiaries pursuant to which such persons assigns to the Company or the applicable Company Subsidiary their entire right, title, and interest in and to any Intellectual Property created or otherwise developed by such person in the course of his, her or its relationship with the Company or the applicable Company Subsidiary, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property rights.

          (e)   Each of the Company, the Company Subsidiaries and, to the Company's knowledge, each counterparty is in compliance in all material respects with each license pursuant to which the Company or any of the Company Subsidiaries has granted or has been granted a license to any material Intellectual Property.

          (f)    The Company and each of the Company Subsidiaries have complied in all material respects with (i) all applicable data protection and privacy Laws (with the exception of Healthcare Information Laws addressed in Section 3.23) governing the collection, dissemination, storage or use of Personal Information, and (ii) any privacy policies or related policies, programs or other notices, and any contractual obligations concerning the collection, dissemination, storage or use of Personal Information. In the past three (3) years and except as set forth in Section 3.13(f), neither the Company nor any of the Company Subsidiaries has (A) experienced any data security breaches or (B) been subject to or received notice of any audits, proceedings or investigations by, any Governmental Authority or other person or received any claims or complaints regarding the collection, dissemination, storage or use of Personal Information or the violation of any applicable data protection or privacy Laws, and to the Company's knowledge, there is no reasonable basis for the same.

        SECTION 3.14    Taxes.

          (a)   The Company is currently, and has been at all times since formation, treated as a partnership for U.S. federal and state income tax purposes.

          (b)   The Company and each of its Company Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of its Company Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of the Company and its Company Subsidiaries, for any material Taxes of the Company or any of its Company Subsidiaries that have not been paid, whether or not shown as being due on any Tax Return.

          (c)   Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) except any such agreements entered into in the ordinary course of business, the primary subject of which is not Tax.

          (d)   None of the Company and its Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (iii) installment sale, open transaction or intercompany transaction (as defined in Treasury Regulations Section 1502-13) made on or prior to the Closing Date.

          (e)   Each of the Company and its Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, member or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

          (f)    Neither the Company nor any of its Company Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

          (g)   Neither the Company nor any of its Company Subsidiaries has any material liability for the Taxes of any person (other than the Company and its Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor.

          (h)   Neither the Company nor any of its Company Subsidiaries has any request for a material ruling in respect of Taxes pending between the Company or any Company Subsidiary and any Tax authority.

          (i)    The Company has made available to DFB Healthcare true, correct and complete copies of the U.S. federal income Tax Returns filed by the Company and its Company Subsidiaries for tax years 2014 through 2017.

          (j)    Neither the Company nor any of its Company Subsidiaries has, any year for which the applicable statute of limitations remains open, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

          (k)   Neither the Company nor any of the Company Subsidiaries has engaged in or entered into a "listed transaction" with the meaning of Treasury Regulation Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

          (l)    Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.

          (m)  There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due.

          (n)   As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the term "Taxes"), includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Tax authority relating to Taxes.

          (o)   The Company has made a proper election under Section 754 of the Code, which election remains in effect.

          (p)   The Company and each Company Subsidiary that is treated as a partnership for federal income tax purposes will close its books as of the Closing Date for purposes of Section 706 of the Code and the regulations thereunder.

          (q)   Except as set forth on Section 3.14(q) of the Company Disclosure Schedule, each of the Company Subsidiaries, is currently, and has been at all times since formation, treated as a partnership or disregarded entity for U.S. federal and state income tax purposes.

        SECTION 3.15    Environmental Matters.     Except as described in Section 3.15 of the Company Disclosure Schedule or except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, (a) none of the Company nor any of the Company Subsidiaries has materially violated since January 1, 2018 or is in material violation of any Environmental Law; (b) none of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws; (c) none of the Company or any of the Company Subsidiaries is, in any material respect, actually liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required under applicable Environmental Law ("Environmental Permits"); and (e) each of the Company and each Company Subsidiary is in material compliance with its Environmental Permits.

        SECTION 3.16    Material Contracts.

          (a)   Subsections (i) through (xii) of Section 3.16(a) of the Company Disclosure Schedule list, as of the date of this Agreement, the following types of contracts and agreements (other than a Plan) to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 3.16(a) of the Company Disclosure Schedule being the "Material Contracts"):

              (i)  each contract and agreement that involves consideration payable to the Company or any of the Company Subsidiaries reasonably expected to exceed $500,000, in the aggregate, in the current fiscal year or the next fiscal year, including contracts or agreements for the sale of products, Inventory or other personal property, or for the furnishing of services by the Company or any Company Subsidiary to any person, including customers of contract manufacturing organizations;

             (ii)  each contract and agreement for the purchase of Inventory, spare parts, other materials or personal property, with any contract manufacturing organization, with any supplier or for the furnishing of services to the Company or any Company Subsidiary or otherwise related to their respective businesses to which the Company or any Company Subsidiary is a party, in each case, that involves consideration payable by the Company or any of the Company Subsidiaries that is reasonably expected to exceed $500,000, in the aggregate, in the current fiscal year or the next fiscal year;

            (iii)  all broker, distributor, dealer or manufacturer's representative contracts and agreements to which the Company or any Company Subsidiary is a party;

            (iv)  all contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

             (v)  all contracts and agreements evidencing indebtedness for borrowed money;

            (vi)  all partnership or joint venture agreements with a third party involving the sharing of the Company's and/or its Company Subsidiaries' profits with such third party;

           (vii)  all contracts since January 1, 2018 that involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of material assets (other than in the ordinary course of business) or capital stock or other equity interests of another person;

          (viii)  all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permit or any contract with a Governmental Authority that involves consideration of less than (A) $1,000,000 per year or (B) $3,000,000 in the aggregate;

            (ix)  all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

             (x)  all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

            (xi)  all contracts with a Third Party Payor from which the Company has received reimbursement in excess of $5,000,000 in any twelve (12) month period; and

           (xii)  all contracts and agreements pursuant to which (i) the Company or any Company Subsidiary has a license under, or a covenant not to sue with respect to Intellectual Property material to the operation of the businesses or operations of the Company and the Company Subsidiaries taken as a whole, other than non-exclusive licenses to commercially available, off the shelf software, (ii) the Company or any Company Subsidiary has granted to a third party a license under, or a covenant not to sue in respect of, any Company Owned Intellectual Property that is material to the operation of the businesses or operations of the Company and the Company Subsidiaries taken as a whole, other than non-exclusive licenses granted in the ordinary course of business.

          (b)   each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; to the Company's knowledge, no other party is in material breach or violation of, or default under, any Material Contract; the Company and the Company Subsidiaries have not received any written claim of default under any such agreement. The Company has furnished or made available to DFB Healthcare true and complete copies of all Material Contracts, including any and all amendments thereto.

        SECTION 3.17    Insurance.

          (a)   Section 3.17(a) of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement, (i) the names of the insurer, the principal insured and each named insured, and (ii) the policy number.

          (b)   With respect to each such insurance policy, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole: (i) the policy is legal, valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; and (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination under the policy.

        SECTION 3.18    Suppliers.     None of the top ten (10) suppliers of the Company and its Company Subsidiaries (based on the payments to such supplier during the 12-month period ended December 31, 2018) (i) has cancelled or otherwise terminated any contract with the Company or any Company Subsidiary prior to the expiration of the contract term, or (ii) to the Company's knowledge, has threatened, or indicated its intention, in writing to cancel or otherwise terminate its relationship with the Company or its Company Subsidiaries or to reduce substantially its sale to the Company or any Company Subsidiary of any products, equipment, goods or services. Neither the Company nor any Company Subsidiary has (x) breached, in any material respect, any agreement with or (y) engaged in any fraudulent conduct with respect to, any such supplier of the Company or a Company Subsidiary.

        SECTION 3.19    Certain Business Practices.     None of the Company, any Company Subsidiary or, to the Company's knowledge, any directors, managers or officers, agents or employees of the Company or any Company Subsidiary, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.

        SECTION 3.20    Interested Party Transactions.     Except as set forth in Section 3.20 of the Company Disclosure Schedule, no director, manager, officer or other affiliate of the Company or any Company Subsidiary is a party to any Contract with the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary continues to have material obligations or liabilities to such director, manager, officer or affiliate other than Contracts governing an employee's services to the Company or any Company Subsidiary and employee benefits.

        SECTION 3.21    Company Unitholders.     Each Company Unitholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

        SECTION 3.22    Regulatory Compliance.

          (a)   Except as set forth on Section 3.22(a) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries and their respective directors, limited liability company managers (or equivalent governing authority), officers, employees, and to the Company's knowledge, independent contractors, is and has been in compliance in all material respects with all Healthcare Laws, and neither the Company nor any of the Company Subsidiaries has received written or, to the Company's knowledge, other notice of any investigation with respect to any alleged material violation of any Healthcare Laws. To the knowledge of the Company, no investigation or review by any Governmental Authority concerning any material violation of any Healthcare Law by the Company, any Company Subsidiary, or any of their respective directors, limited liability company managers (or equivalent governing authority), officers, employees or independent contractors is currently pending or threatened.

          (b)   Except as set forth on Section 3.22(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary, nor to the Company's knowledge, any of their respective directors, limited liability company managers (or equivalent governing authority), officers, employees, independent contractors, agents or person with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R. 420.201) in the Company or any Company Subsidiary: (i) has been excluded by the Office of Inspector General for the Department of Health and Human Services, the System for Award Management or the General Services Administration from participation in any "Federal Health Care Program" or "State Health Care Program" (each as defined in 42 U.S.C. 1320a-7a(f) and 42 U.S.C. 1320a-7(h)), including Medicare or Medicaid; (ii) has been charged with or convicted of a criminal offense related to any Healthcare Law or been charged with or convicted of a criminal offense related to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service, or in connection with a program operated by or financed in whole or in part by a Federal Health Care Program or State Health Care Program; (iii) has been assessed a civil monetary penalty under Section 1128A of the Social Security Act (42 U.S.C. 1320a-7a) or any regulations promulgated thereunder; (iv) is currently listed on the System for Award Management published list of parties excluded from federal procurement programs and non-procurement programs; (v) is the target or subject of any current or potential investigation relating to any offense related to Medicare, Medicaid or any other Federal Health Care Program or State Health Care Program; or (vi) has a continuing obligation in respect of any order, individual integrity agreement, corporate integrity agreement, or other formal or informal agreement (i.e., deferred prosecution agreement) with any Governmental Authority concerning compliance with any Healthcare Law.

          (c)   Except as set forth in Section 3.22(c) of the Company Disclosure Schedule, no person has filed or, to the Company's knowledge, has threatened to file, against the Company or any Company Subsidiary, an action under any Healthcare Law, including any federal or state whistleblower statute and specifically including pursuant to the False Claims Act of 1862 (31 U.S.C. 3729 et seq.).

          (d)   The Company and each Company Subsidiary is, and during the past three (3) years has been, duly accredited, certified, enrolled and in good standing in all material respects as required to participate in and receive reimbursement under all Third Party Payor Programs in which the Company or any Company Subsidiary have participated and/or to which the Company or any Company Subsidiary has provided services or products and (i) is not subject to any suspension, revocation, or other limitation on such participation status, (ii) is in compliance in all material respects with the conditions of participation and all applicable conditions of payment for such Third Party Payor Programs, and (iii) is in compliance in all material respects with the Medicare Durable Medical Equipment, Prosthetics, Orthotics, and Supplies ("DMEPOS") Supplier Standards listed in 42 C.F.R. 424.56(c) and the DMEPOS Quality Standards established by CMS under the Medicare Modernization Act of 2003. Section 3.22(d) of the Company Disclosure Schedule lists each Federal Health Care Program in which the Company and each Company Subsidiary participates and lists all provider numbers for each Federal Health Care Program. Except as set forth on Section 3.22(d)(ii) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received written or, to the Company's knowledge, other notice of any actual or alleged material violation of, or failure to be in material compliance with, any Third Party Payor Program.

          (e)   The billing practices of the Company and the Company Subsidiaries with respect to all Third Party Payors and Third Party Payor Programs are currently and have since the date of the 2019 Balance Sheet been in material compliance with all applicable Healthcare Laws as well as the material provisions of any other Third Party Payor Program agreement to which it is bound.

  Except for routine, immaterial billing errors or overpayments in individual patient bills, neither the Company nor any Company Subsidiary has billed, received, and retained any payment or reimbursement in excess of amounts allowed by (i) applicable Healthcare Laws, (ii) the applicable reimbursement rates established from time to time by Third Party Payor Programs, or (iii) the terms of each participating provider agreement or similar contract or arrangement between the Company or a Company Subsidiary, on one hand, and a Third Party Payor, on the other. None of the Company or the Company Subsidiaries is subject to, or has been subject to, any pre-payment utilization review or any utilization review by any Third Party Payor Program.

          (f)    Except as set forth on Section 3.22(f) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary does and has at all times (i) filed all material reports, claims and billings required to be filed with respect to each Third Party Payor in compliance in all material respects with applicable Healthcare Laws and applicable Third Party Payor Program requirements, and (ii) paid all material and undisputed refunds, overpayments, discounts and adjustments due with respect to any such report or billing. There are no material pending, or to the Company's knowledge, threatened audits, investigations, appeals, adjustments or Actions relating to such reports, claims or billings. Except as would not have a Company Material Adverse Effect, all claims submitted by the Company and the Company Subsidiaries were for medically necessary goods actually sold or services actually performed by the billing Company or Company Subsidiary to eligible patients. The Company and each Company Subsidiary maintains sufficient documentation that is required by Healthcare Laws or applicable Third Party Payor Programs to support in all material respects the Company's and each Company Subsidiary's billings to Third Party Payors. To the extent the Company or any Company Subsidiary has identified any overpayments from any Federal Health Care Program, the Company or such Company Subsidiary has notified the applicable agency and returned such overpayments within 60 days in accordance with the requirements under the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended.

          (g)   Except as set forth on Section 3.22(g) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any material outstanding liabilities as of the date hereof, except for routine recoupments, refunds, set-offs and adjustments subject to reconciliation in the ordinary course of business (i) to any Third Party Payor or Third Party Payor Program, or (ii) to any third party contractor administering claims for any Third Party Payor or Third Party Payor Program, nor to the Company's knowledge, is there any basis for such recoupments, except as recorded as a contingent or actual liability, as applicable. There are no material claims, actions or appeals pending before any Governmental Authority, including CMS, with respect to any claims filed by the Company or any Company Subsidiary with any Federal Health Care Program or State Health Care Program, nor have there been any material disallowances by any commission, board or agency in connection with any audit, inquiry or review of such claims. To the Company's knowledge, no event has occurred which would provide the basis for termination of (i) the Company's or any Company Subsidiary's Medicare or Medicaid provider agreement, or (ii) any participating provider agreement or similar contract or arrangements between the Company or any Company Subsidiary, on one hand, and a Third Party Payor on the other hand.

          (h)   Except as set forth on Section 3.22(h) of the Company Disclosure Schedule, the Company and the Company Subsidiaries and, to the Company's knowledge, their respective directors, limited liability company managers (or equivalent governing authority), officers, employees, independent contractors, and agents are operating and have operated in compliance with all applicable Healthcare Laws (including 42 U.S.C. § 1395nn and regulations adopted pursuant thereto) with respect to direct and indirect compensation arrangements, ownership interests or other financial relationships between such person and any physician in a position to refer, recommend or arrange for the referral of patients (each a "Referral Source") or to whom such person refers, recommends or arranges for the referral of patients (each a "Referral Recipient").

          (i)    The Company and the Company Subsidiaries maintain, and have at all times during the past three (3) years maintained, a compliance program materially in conformance with the elements of a corporate compliance and ethics program identified in U.S.S.G. 8B2.1 and the criteria established by the Office of Inspector General of the U.S. Department of Health and Human Services.

        SECTION 3.23    Compliance with Healthcare Information Laws.

          (a)   Except as set forth on Section 3.23(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries are and at all times have been in compliance in all material respects with all applicable Healthcare Information Laws with regard to the businesses and operations in which the Company and the Company Subsidiaries are engaged. The Company and each Company Subsidiary has adopted and implemented reasonable and appropriate internal policies and procedures and safeguards to maintain privacy and security of Protected Health Information, as defined under HIPAA ("PHI") including, without limitation, electronic PHI, in compliance in all material respects with its obligations under Healthcare Information Laws. The Company and/or the Company Subsidiaries have made available to DFB Healthcare copies of policies and procedures and any and all other materials related to compliance with the Healthcare Information Laws.

          (b)   Neither the Company nor any Company Subsidiary has experienced any: (i) breach of privacy, security or confidentiality with respect to PHI that required notification to affected individuals or any Governmental Authority under the Healthcare Information Laws, or (ii) any Security Incident (as defined by HIPAA) outside of immaterial, routine incidents that do not constitute a material threat to the security of PHI and have not resulted in unauthorized access to or use or disclosure of PHI.

          (c)   The format and transmission of information in the course of the transactions conducted by the Company and the Company Subsidiaries meets and has met the standards set forth and referenced in the Healthcare Information Laws. The Company and the Company Subsidiaries have not received any oral, written or other complaint, claim, demand, inquiry, or other notice, including a notice of investigation, from any person (including any governmental, regulatory or self-regulatory authority or entity) regarding the collection, processing, use, storage, transfer or disclosure of individually identifiable health-related information or alleging that the collection, processing, use, storage, security, transfer or disclosure of individually identifiable health-related information is in violation of any applicable Healthcare Information Laws.

          (d)   Neither the Company nor any Company Subsidiary has received any written or, to the Company's knowledge, oral communication from any Governmental Authority with respect to compliance with Healthcare Information Laws. There is no pending or, to the Company's knowledge, threatened litigation, investigation, or enforcement Action by any Governmental Authority, including without limitation the U.S. Department of Health and Human Services, Office for Civil Rights or any state Attorney General, with respect to compliance by the Company or any Company Subsidiary with Healthcare Information Laws, and there are no written or, to the Company's knowledge, other forms of complaints to any such Governmental Authority regarding such compliance with Healthcare Information Laws.

          (e)   To the extent required under the Healthcare Information Laws or applicable Contracts, the Company and the Company Subsidiaries are a party to business associate contracts with all appropriate business associate parties in material compliance with such Healthcare Information Laws or Contracts.

        SECTION 3.24    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

        SECTION 3.25    No Other Representations and Warranties.     THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE OR IN ANY TRANSACTION DOCUMENTS, THE COMPANY IS NOT MAKING ANY OTHER REPRESENTATION OR WARRANTY, NOR HAS IT MADE IN ANY EVENT ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MATERIALS FURNISHED TO DFB HEALTHCARE OR ITS REPRESENTATIVES DURING THE DILIGENCE PROCESS OR OTHERWISE (INCLUDING FINANCIAL FORECASTS, PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO DFB HEALTHCARE OR ITS COUNSEL, ACCOUNTANTS OR ADVISORS OF FUTURE REVENUES, EXPENSES OR EXPENDITURES OR FUTURE RESULTS OF OPERATIONS OF THE COMPANY) OR MATTERS THAT WERE DISCUSSED ON OR PRIOR TO THE DATE HEREOF OR OTHERWISE.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DFB HEALTHCARE

        As an inducement to the Company and the Blockers to enter into this Agreement, except as set forth in the DFB Healthcare SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such DFB Healthcare SEC Reports, but excluding disclosures referred to in "Forward Looking Statements", "Risk Factors" and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward looking statements), DFB Healthcare hereby represents and warrants to the Company and the Blockers as follows:

        SECTION 4.01    Corporate Organization.     Each of DFB Healthcare and Merger Sub is a corporation or a limited liability company, respectively, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a DFB Healthcare Material Adverse Effect. Each of DFB Healthcare and Merger Sub is duly qualified or licensed as a foreign limited liability company or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a DFB Healthcare Material Adverse Effect.

        SECTION 4.02    Certificate of Incorporation and By-laws.     Each of DFB Healthcare and Merger Sub have heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws, as amended to date, of DFB Healthcare, and a complete and correct copy of the certificate of formation and the limited liability company, as amended to date, of Merger Sub. Such Organizational Documents are in full force and effect. Neither DFB Healthcare nor of Merger Sub are in material violation of any of the material provisions of its respective Organizational Documents.

        SECTION 4.03    Capitalization.

          (a)   The authorized capital stock of DFB Healthcare consists of (i) 200,000,000 shares of DFB Healthcare Common Stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share ("DFB Healthcare Preferred Stock"). As of the date of this Agreement, (i) 31,250,000 shares of DFB Healthcare Common Stock are issued and outstanding (which includes 25,000,000 shares subject to Redemption Rights), all of which are validly issued, fully paid and non-assessable, (ii) no shares of DFB Healthcare Common Stock are held in the treasury of DFB Healthcare, and (iii) 12,666,666 shares of DFB Healthcare Common Stock are reserved for future issuance pursuant to warrants. As of the date of this Agreement, there are no shares of DFB Healthcare Preferred Stock issued and outstanding. Except as set forth in this Section 4.03 or as contemplated by this Agreement and the Deerfield PIPE Agreement, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of DFB Healthcare or obligating DFB Healthcare to issue or sell any shares of capital stock of, or other equity interests in, DFB Healthcare. All shares of DFB Healthcare Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. DFB Healthcare is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of DFB Healthcare Common Stock or any of the equity interests or other securities of DFB Healthcare. Except as set forth in the Organizational Documents of DFB Healthcare, there are no outstanding contractual obligations of DFB Healthcare to repurchase, redeem or otherwise acquire any shares of DFB Healthcare Common Stock. Except as contemplated by this Agreement, there are no outstanding contractual obligations of DFB Healthcare to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

          (b)   The Surviving Company Common Units to be issued pursuant to the Merger in accordance with Section 2.01 and Section 2.02(a) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute or the Surviving Company LLC Agreement. The shares of Class B Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 and Section 2.02(a) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute or the A&R DFB Healthcare COI.

          (c)   All outstanding membership interests of Merger Sub have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by DFB Healthcare free and clear of all liens, other than transfer restrictions under applicable securities laws and DFB Healthcare's and Merger Sub's respective Organizational Documents. Merger Sub is the only subsidiary of DFB Healthcare. Except for Merger Sub, DFB Healthcare does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in any corporation, partnership, joint venture, business association or other person.

          (d)   Each founding shareholder of DFB Healthcare (each, a "Founder") is obligated to vote all of the shares of DFB Healthcare Common Stock that he, she or it owns in favor of approving the Transactions. No Founder is entitled to have redeemed any of his, her or its shares of DFB Healthcare Common Stock pursuant to DFB Healthcare's Organizational Documents.

          (e)   The Closing Stock Consideration and the Blocker Merger Closing Consideration being delivered by DFB Healthcare hereunder shall be duly and validly issued, fully paid and nonassessable, and each share thereof shall be free and clear of preemptive rights and all liens, other than transfer restrictions under applicable securities laws and DFB Healthcare's Organizational Documents. The Closing Stock Consideration and the Blocker Merger Closing Consideration being delivered by DFB Healthcare hereunder will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person's or entity's rights therein or with respect thereto.

        SECTION 4.04    Authority Relative to This Agreement.     Both DFB Healthcare and Merger Sub have all necessary power and authority to execute and deliver this Agreement and subject to obtaining the approval of the stockholders of DFB Healthcare, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by DFB Healthcare and Merger Sub, and the consummation by DFB Healthcare and Merger Sub of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of DFB Healthcare or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of DFB Healthcare Common Stock and by the holders of a majority of the common units of Merger Sub, the filing and recordation of appropriate merger documents as required by the DLLCA and with respect to the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement and issuable to the Blocker Sellers hereunder and the amendment and restatement of the DFB Healthcare Certificate of Incorporation pursuant to this Agreement, the approval of majority of the then-outstanding shares of DFB Healthcare Common Stock). This Agreement has been duly and validly executed and delivered by DFB Healthcare and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of DFB Healthcare or Merger Sub, enforceable against DFB Healthcare or Merger Sub in accordance with its terms, subject to the Remedies Exceptions.

        SECTION 4.05    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by DFB Healthcare and Merger Sub do not, and the performance of this Agreement by DFB Healthcare and Merger Sub will not, (i) conflict with or violate the Organizational Documents of either DFB Healthcare or Merger Sub; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to DFB Healthcare or Merger Sub or by which any of their property or assets is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of DFB Healthcare or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on DFB Healthcare or Merger Sub, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a DFB Healthcare Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by DFB Healthcare and Merger Sub do not, and the performance of this Agreement by DFB Healthcare and Merger Sub will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DLLCA, and (ii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay DFB Healthcare's or Merger Sub's ability to consummate the transactions contemplated hereby.

        SECTION 4.06    Compliance.     Neither DFB Healthcare nor Merger Sub is in conflict with, or in default, breach or violation of, (a) any Law applicable to DFB Healthcare or Merger Sub or by which any property or asset of DFB Healthcare or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which DFB Healthcare or Merger Sub is a party or by which DFB Healthcare or Merger Sub or any property or asset of DFB Healthcare or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a DFB Healthcare Material Adverse Effect. DFB Healthcare and Merger Sub are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for DFB Healthcare or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

        SECTION 4.07    SEC Filings; Financial Statements.

          (a)   DFB Healthcare has timely filed all forms, reports and documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the "SEC") since February 15, 2018, together with any amendments, restatements or supplements thereto (collectively, the "DFB Healthcare SEC Reports"). DFB Healthcare has furnished to the Company true and correct copies of all amendments and modifications that have not been filed by DFB Healthcare with the SEC to all agreements, documents and other instruments that previously had been filed by DFB Healthcare with the SEC and are currently in effect. The DFB Healthcare SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of DFB Healthcare has filed with the SEC on a timely basis all statements required with respect to DFB Healthcare by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.07(a), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq Capital Market.

          (b)   Each of the financial statements (including, in each case, any notes thereto) contained in the DFB Healthcare SEC Reports was prepared in accordance with GAAP and Regulation S-X or Regulation S-K, as applicable, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of DFB Healthcare as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to have a DFB Healthcare Material Adverse Effect). DFB Healthcare has no off-balance sheet arrangements that are not disclosed in the DFB Healthcare SEC Reports. No financial statements other than those of DFB Healthcare are required by U.S. GAAP to be included in the consolidated financial statements of DFB Healthcare.

          (c)   Except as and to the extent set forth in the DFB Healthcare SEC Reports, neither DFB Healthcare nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of DFB Healthcare's and Merger Sub's business.

          (d)   DFB Healthcare is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

          (e)   The information supplied by DFB Healthcare for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of DFB Healthcare, (ii) the time of the DFB Healthcare Stockholders' Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made herein with respect to any information supplied or to be supplied by the Company for inclusion in the Proxy Statement.

        SECTION 4.08    Absence of Certain Changes or Events.     Since March 31, 2019 except as expressly contemplated by this Agreement, (a) DFB Healthcare and Merger Sub have conducted their respective businesses in the ordinary course and in a manner consistent with past practice, (b) there has not been any DFB Healthcare Material Adverse Effect, and (c) neither DFB Healthcare nor Merger Sub has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.02 (other than Section 6.02(b)(vii)).

        SECTION 4.09    Absence of Litigation.     There is no Action pending or, to the knowledge of the DFB Healthcare, threatened in writing against DFB Healthcare or Merger Sub, or any property or asset of DFB Healthcare or Merger Sub (including the Trust Fund), before any Governmental Authority, except as would not, individually or in the aggregate, be material to DFB Healthcare and Merger Sub, taken as a whole. Neither DFB Healthcare nor Merger Sub nor any material property or asset of DFB Healthcare or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the DFB Healthcare, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

        SECTION 4.10    Board Approval; Vote Required.

          (a)   The DFB Healthcare Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby, including the Blocker Mergers, are fair to and in the best interests of DFB Healthcare and its stockholders, (ii) approved this Agreement and the Blocker Mergers and declared their advisability, (iii) recommended that the stockholders of DFB Healthcare approve and adopt this Agreement, the Blocker Mergers and the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders and the Blocker Sellers hereunder as Contingent Consideration and issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement, (iv) amendment and restatement of the DFB Healthcare Certificate of Incorporation set forth in the A&R DFB Healthcare COI substantially in the form attached as Exhibit D, (v) the New Stock Incentive Plan, (vi) the New ESPP and (vii) the transactions contemplated hereby be submitted for consideration by the stockholders of DFB Healthcare at the DFB Healthcare Stockholders' Meeting.

          (b)   The only vote of the holders of any class or series of capital stock of DFB Healthcare necessary to approve this Agreement, the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement, the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement and issuable to Blocker Sellers hereunder and amendment and restatement of the DFB Healthcare Certificate of Incorporation as contemplated by this Agreement, the New Stock Incentive Plan and the New ESPP is the affirmative vote of the holders of a majority of the outstanding shares of DFB Healthcare Common Stock.

          (c)   The board of directors or similar governing body of Merger Sub, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its equityholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the equityholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the equityholder of Merger Sub.

        SECTION 4.11    Post-Closing Operations; No Prior Operations of Merger Sub.

          (a)   DFB Healthcare and Merger Sub are qualified and able to acquire and hold or control each Permit necessary for the conduct of the business of the Company and the Company Subsidiaries after the Closing under applicable Law, including but not limited to the rules and regulations of the Governmental Authority that issued such Permit and there are no facts or circumstances that exist which would materially impair, delay or preclude DFB Healthcare's ability to obtain any Permits necessary for DFB Healthcare to conduct the business of the Company and the Company Subsidiaries.

          (b)   DFB Healthcare owns, beneficially and of record, all of the issued and outstanding limited liability company interests of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than as contemplated by this Agreement. DFB Healthcare has, as the sole member of Merger Sub, approved the Merger and the other Transactions.

        SECTION 4.12    DFB Healthcare Material Contracts.

          (a)   The DFB Healthcare SEC Reports include true, correct and complete copies of each "material contract" (as such term is defined in Regulation S-K of the SEC) to which DFB Healthcare or Merger Sub is party (the "DFB Healthcare Material Contracts").

          (b)   Each DFB Healthcare Material Contract is in full force and effect and, to the knowledge of DFB Healthcare, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by the Remedies Exceptions. True, correct and complete copies of all DFB Healthcare Material Contracts have been made available to the Company.

        SECTION 4.13    Employees.

        Other than any former officers or as described in the DFB Healthcare SEC Reports, DFB Healthcare has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by DFB Healthcare's officers and directors in connection with activities on DFB Healthcare's behalf in an aggregate amount not in excess of the amount of cash held by DFB Healthcare outside of the Trust Account, DFB Healthcare has no unsatisfied material liability with respect to any employee. DFB Healthcare does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of DFB Healthcare, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

        SECTION 4.14    Taxes.

          (a)   DFB Healthcare and Merger Sub: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that DFB Healthcare or Merger Sub are otherwise obligated to pay, except with respect to Taxes that are not yet due and payable, being contested in good faith or that are described in clause (a)(v) below; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of DFB Healthcare, for any material Taxes of DFB Healthcare that have not been paid, whether or not shown as being due on any Tax Return.

          (b)   Neither DFB Healthcare nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

          (c)   None of DFB Healthcare or Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date.

          (d)   Neither DFB Healthcare nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

          (e)   Neither DFB Healthcare nor Merger Sub has any material liability for the Taxes of any person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor.

          (f)    Neither DFB Healthcare nor Merger Sub has any request for a material ruling in respect of Taxes pending between DFB Healthcare and/or Merger Sub, on the one hand, and any Tax authority, on the other hand.

          (g)   Neither DFB Healthcare nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

          (h)   Neither DFB Healthcare nor Merger Sub has engaged in or entered into a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (i)    There are no Tax liens upon any assets of DFB Healthcare or Merger Sub.

        SECTION 4.15    Listing.

        The issued and outstanding DFB Healthcare Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol "DFBHU."

The issued and outstanding DFB Healthcare Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Capital Market under the symbol "DFBH." The issued and outstanding DFB Healthcare Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol "DFBHW." There is no Action pending or, to the knowledge of DFB Healthcare, threatened in writing against DFB Healthcare by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the DFB Healthcare Units, the shares of DFB Healthcare Common Stock or the DFB Healthcare Warrants or terminate the listing of DFB Healthcare on the Nasdaq Capital Market. None of DFB Healthcare or any of its affiliates has taken any action in an attempt to terminate the registration of the DFB Healthcare Units, the shares of DFB Healthcare Common Stock or the DFB Healthcare Warrants under the Exchange Act.

        SECTION 4.16    Brokers.     No broker, finder or investment banker (other than Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc. and Leerink Partners LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of DFB Healthcare or Merger Sub.

        SECTION 4.17    DFB Healthcare Trust Fund.

          (a)   As of the date of this Agreement (and immediately prior to the Effective Time), DFB Healthcare has (and will have immediately prior to the Effective Time) at least that amount set forth on DFB Healthcare's balance sheet dated as of December 31, 2018 (which has previously been delivered to the Company) less (a) Taxes paid or payable with respect thereto, (b) up to two hundred and fifty thousand dollars ($250,000) in interest income (net of franchise and income taxes payable) which may be used by DFB Healthcare for working capital purposes and (c) distributions to DFB Healthcare of the amount requested by DFB Healthcare to be used to redeem the shares of DFB Healthcare Common Stock held by stockholders of DFB Healthcare who shall have exercised their Redemption Rights in the trust fund established by DFB Healthcare for the benefit of its public stockholders (the "Trust Fund") maintained in a trust account at J.P. Morgan Chase Bank (the "Trust Account"), such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Co. (the "Trustee") pursuant to the Investment Management Trust Agreement, dated as of February 15, 2018, between DFB Healthcare and the Trustee (the "Trust Agreement"). Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, DFB Healthcare shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of DFB Healthcare due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of DFB Healthcare who shall have exercised their Redemption Rights, (b) to the underwriters, of approximately $7,875,000, for deferred underwriting commissions placed in the Trust Fund and payable upon consummation of the Merger, (c) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (d) to the Trustee for fees and costs incurrent in accordance with the Trust Agreement; and (e) to third parties (e.g., professionals, printers, etc.) who have rendered services to DFB Healthcare in connection with its efforts to effect the Merger.

          (b)   The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. DFB Healthcare has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by DFB Healthcare or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between DFB Healthcare and the Trustee that would cause the description of the Trust Agreement in the DFB Healthcare SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of DFB Healthcare, that would entitle any person (other than stockholders of DFB Healthcare who shall have elected to redeem their shares of DFB Healthcare Common Stock pursuant to DFB Healthcare's Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of DFB Healthcare's Organizational Documents. There are no Actions pending or, to the knowledge of DFB Healthcare, threatened in writing with respect to the Trust Account.

        SECTION 4.18    Prior Business Operations.

        DFB Healthcare has limited its activities to those activities (a) contemplated in the Prospectus or (b) otherwise necessary to consummate the Transactions.

        SECTION 4.19    DFB Healthcare's and Merger Sub's Investigation and Reliance.     Each of DFB Healthcare and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Company Subsidiaries and the Transactions, which investigation, review and analysis were conducted by DFB Healthcare and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. DFB Healthcare, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and the Company Subsidiaries and other information that they have requested in connection with their investigation of the Company, the Company Subsidiaries and the Transactions. Neither DFB Healthcare nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of the Company Subsidiaries or Representatives (including, without limitation, the equityholders of the Company), except as expressly set forth in Article III (as modified by the Company Disclosure Schedule). Neither the Company nor any of its equityholders, affiliates or Representatives shall have any liability to DFB Healthcare, Merger Sub or any of their respective equityholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to DFB Healthcare or Merger Sub, whether orally or in writing, in any confidential information memoranda, "data rooms," management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its equityholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and the Company Subsidiaries.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BLOCKERS

        As an inducement to DFB Healthcare and Merger Sub to enter into this Agreement, each Blocker hereby represents and warrants to DFB Healthcare and Merger Sub, solely with respect to such Blocker and, in the event of the A Blocker, solely following the A Blocker Election Date and subject to any disclosure schedules provided by the A Blocker prior to the A Blocker Election Date, as follows:

        SECTION 5.01    Organization.

          (a)   The BM Blocker is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Other than the Company Common Units, the BM Blocker does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

          (b)   The A Blocker is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Other than the Company Common Units, the A Blocker does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

        SECTION 5.02    Authority Relative to This Agreement.     Such Blocker has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by such Blocker, and the consummation by such Blocker of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of such Blocker are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of this Agreement by the holders of a majority of the common units of such Blocker, the filing and recordation of appropriate merger documents as required by the DLLCA or DGCL, as applicable). This Agreement has been duly and validly executed and delivered by Blocker and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Blocker, enforceable against such Blocker in accordance with its terms, subject to the Remedies Exceptions.

        SECTION 5.03    Capitalization.

          (a)   All outstanding units of the BM Blocker have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by the BM Blocker Seller free and clear of all liens, other than transfer restrictions under applicable securities laws and the BM Blocker Seller's and the BM Blocker's respective Organizational Documents. The representations in this Section 5.03(a) are being made solely by the BM Blocker.

          (b)   All outstanding capital stock of the A Blocker have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by the A Blocker Seller free and clear of all liens, other than transfer restrictions under applicable securities laws and the A Blocker Seller's and the A Blocker's respective Organizational Documents. The representations in this Section 5.03(b) are being made solely by the A Blocker.

        SECTION 5.04    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by such Blocker does not, and the performance of this Agreement by such Blocker will not, (i) conflict with or violate the Organizational Documents of Blocker; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.04(b) have been obtained and all filings and obligations described in Section 5.04(b) have been made, conflict with or violate any Law applicable to Blocker or by which any of its property or assets is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Blocker pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on such Blocker, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a material adverse effect.

          (b)   The execution and delivery of this Agreement by such Blocker does not, and the performance of this Agreement by such Blocker will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DLLCA, and (ii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay such Blocker's ability to consummate the transactions contemplated hereby.

        SECTION 5.05    Compliance.     Such Blocker is not in conflict with, or in default, breach or violation of, (a) any Law applicable to such Blocker or by which any property or asset of such Blocker is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Blocker is a party or by which such Blocker or any property or asset of such Blocker is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a material adverse effect on such Blocker. Such Blocker is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for such Blocker to own, lease and operate its properties or to carry on its business as it is now being conducted.

        SECTION 5.06    Absence of Litigation.     There is no Action pending or, to the knowledge of such Blocker, threatened in writing against such Blocker, or any property or asset of such Blocker, before any Governmental Authority, except as would not, individually or in the aggregate, be material to such Blocker. Neither such Blocker nor any material property or asset of such Blocker is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Blocker, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

        SECTION 5.07    No Other Activities.     Except as set forth on Schedule 5.07, such Blocker (i) was formed solely for the purpose of holding the Company Common Units held by it, (ii) has not conducted any business or engaged in any activities other than those directly related to holding the Company Common Units held by it, (iii) has no assets other than the Company Common Units held by it, (iv) other than non-material ordinary course administrative expenses and obligations, has no liabilities or obligations whatsoever, and (v) is not a party to any Contract other than the Company's Organizational Documents and this Agreement, and, in the case of the BM Blocker, the BM Letter Agreement.

        SECTION 5.08    Employees.     Such Blocker does not have and has never had any employees.

        SECTION 5.09    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Blocker.

        SECTION 5.10    Taxes.

          (a)   Such Blocker is currently, and has been at all times since formation, been treated as a corporation U.S. federal and state income tax purposes.

          (b)   Such Blocker (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that such Blocker is otherwise obligated to pay, except with respect to Taxes that are being contested in good faith, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the A Blocker Effective Time and the BM Blocker Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing.

          (c)   Except as set forth on Schedule 5.10(c), such Blocker has never (i) held any assets other than Company Common Units or cash distributed to such Blocker with respect to such Company Common Units, or (ii) had an operations or otherwise engaged in any business other than holding such Company Common Units.

          (d)   Such Blocker has not any material liability for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 6.01    Conduct of Business by the Company Pending the Merger.

          (a)   The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, unless DFB Healthcare shall otherwise consent in writing:

              (i)  the businesses of the Company and the Company Subsidiaries shall be conducted in all material respects in, and the Company and the Company Subsidiaries shall not take any action except in all material respects in, the ordinary course of business and in a manner consistent with past practice; and

             (ii)  the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

          (b)   By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, any of the following without the prior written consent of DFB Healthcare, which consent shall not be unreasonably withheld, conditioned or delayed:

              (i)  amend or otherwise change its certificate of formation, limited liability company agreement, certificate of incorporation or by-laws or equivalent organizational documents;

             (ii)  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any equity interests of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of Company Common Units issuable pursuant to any Plans in the ordinary course of business, including upon conversions or exercises of existing options, warrants, convertible securities or other rights of any kind to acquire Company Common Units) or (B) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

            (iii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock, other than for tax distributions to its members in accordance with its Organizational Documents;

            (iv)  except as set forth in Section 6.01(b)(iv) of the Company Disclosure Schedules, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests;

             (v)  (A) acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets, in each case, other than a Permitted Acquisition (provided that the aggregate consideration for all such Permitted Acquisitions does not exceed $100,000,000); or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice, any loans and advances to employees of the Company or any Company Subsidiary or borrowings under existing credit facilities, other than any indebtedness in connection with any Permitted Acquisition;

            (vi)  except as set forth in Section 6.01(b)(vi) of the Company Disclosure Schedules, as required by applicable Law or the terms of a Plan in effect as of the date hereof, (A) hire any additional employees or consultants with an annual base salary or fee in excess of $200,000 except in the ordinary course of business or to fill current vacancies or vacancies arising after the date of this Agreement due to the termination of any employee's employment or consultant's services, (B) increase the compensation payable or to become payable or the benefits provided to its managers, directors or officers, except for increases in the ordinary course of business and consistent with past practice, (C) grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any director or officer of the Company or of any Company Subsidiary, or (D) amend, modify or terminate any Plan, other than in the ordinary course of business in connection with the Company's annual review and renewal cycle;

           (vii)  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

          (viii)  make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability, except in the ordinary course of business;

            (ix)  amend, modify or consent to the termination of any Material Contract except in the ordinary course of business, or amend, waive, modify or consent to the termination of the Company's or any Company Subsidiary's material rights thereunder, except in the ordinary course of business;

             (x)  permit any material item of Company Intellectual Property Rights to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable, except in the ordinary course of business; or

            (xi)  enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

        SECTION 6.02    Conduct of Business by DFB Healthcare Pending the Merger.

          (a)   DFB Healthcare agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, unless the Company shall otherwise consent in writing, the businesses of DFB Healthcare and Merger Sub shall be conducted in all material respects in, and neither DFB Healthcare nor Merger Sub shall take any action except in all material respects in, the ordinary course of business and in a manner consistent with past practice.

          (b)   By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, neither DFB Healthcare nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed:

              (i)  amend or otherwise change its certificate of formation, limited liability company agreement, certificate of incorporation or by-laws or equivalent organizational documents;

             (ii)  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity interests of DFB Healthcare or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including, without limitation, any phantom interest), of DFB Healthcare or Merger Sub (except for the issuances and sales of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement at a price of not less than $10 per share, provided, that in no event shall the aggregate gross proceeds of such issuances and sales be more than $100,000,000);

            (iii)  amend, terminate, waive or modify in any manner the Deerfield PIPE Agreement;

            (iv)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock (except pursuant to the Redemption Rights);

             (v)  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests (except pursuant to the Redemption Rights);

            (vi)  (A) acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice;

           (vii)  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

          (viii)  make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

            (ix)  liquidate, dissolve, reorganize or otherwise wind-up the business or operations of DFB Healthcare or Merger Sub; or

             (x)  enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

        SECTION 6.03    Conduct of Business by each Blocker Pending the Blocker Mergers.     Between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, each Blocker shall not, directly or indirectly, do, any of the following without the prior written consent of DFB Healthcare or the Company, which consent shall not be unreasonably withheld, conditioned or delayed:

          (a)   (i) acquire, or dispose of, any material property or assets or (ii) mortgage or encumber any property or assets;

          (b)   enter into any Contract;

          (c)   make any amendment to its Organizational Documents;

          (d)   issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of the Blocker or split, combine or subdivide the equity interests of the Blocker;

          (e)   undertake any operations or actions, except for operations or actions as are reasonable and appropriate in furtherance of the Transactions;

          (f)    take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

          (g)   make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

          (h)   liquidate, dissolve, reorganize; or

          (i)    enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

        SECTION 6.04    Claims Against Trust Account.

          (a)   The Company understands that, except for a portion of the interest earned on the amounts held in the Trust Fund, DFB Healthcare may disburse or cause to be disbursed monies from the Trust Fund only: (i) to its public stockholders who exercise their Redemption Rights or in the event of the dissolution and liquidation of DFB Healthcare, (ii) to DFB Healthcare (less DFB Healthcare's deferred underwriting compensation only) after DFB Healthcare consummates a business combination (as described in the Prospectus) or (iii) as consideration to the sellers of a target business with which DFB Healthcare completes a business combination.

          (b)   The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and DFB Healthcare on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.04(b) as the "Claims"). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit or limit the Company from (i) pursuing a claim against DFB Healthcare or the public stockholders of DFB Healthcare pursuant to this Agreement for specific performance or other equitable relief in connection with the transactions contemplated by this Agreement or (ii) pursuing any claims that the Company may have against DFB Healthcare's assets or funds that are not held in the Trust Account. In the event that the Company commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to DFB Healthcare, which proceeding seeks, in whole or in part, relief against the Trust Fund in violation of the foregoing, DFB Healthcare shall be entitled to recover from the Company the associated legal fees and costs in connection with any such action, in the event DFB Healthcare prevails in such action or proceeding.

ARTICLE VII

ADDITIONAL AGREEMENTS

        SECTION 7.01    Proxy Statement.

          (a)   As promptly as practicable after the delivery of the PCAOB Audited Financials by the Company to DFB Healthcare, DFB Healthcare shall prepare and file with the SEC the proxy statement (as amended or supplemented from time to time, the "Proxy Statement") to be sent to the stockholders of DFB Healthcare soliciting proxies from such stockholders to obtain the DFB Healthcare Stockholder Approval at the meeting of DFB Healthcare's stockholders (the "DFB Healthcare Stockholders' Meeting") to be held to consider approval and adoption of (i) this Agreement, (ii) the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement, (iii) the A&R DFB Healthcare COI, (iv) the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders and the Blocker Sellers hereunder as Contingent Consideration and issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement, (v) the New Stock Incentive Plan, (vi) the New ESPP, (vii) a proposal to adjourn the DFB Healthcare Stockholders' Meeting, as necessary, to solicit additional proxies if there are not sufficient votes at the time of the DFB Healthcare Stockholders' Meeting to approve the foregoing proposals, and (viii) any other proposals the parties deem necessary to effectuate the Merger or as may be mutually agreed upon by the Company and DFB Healthcare. The Company shall furnish all information concerning the Company as DFB Healthcare may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after finalization of the Proxy Statement, DFB Healthcare shall mail the Proxy Statement to its stockholders.

          (b)   Prior to filing with the SEC, DFB Healthcare will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. DFB Healthcare shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). DFB Healthcare will advise the Company promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information. DFB Healthcare shall promptly respond to any SEC comments on the Proxy Statement and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable; provided, that prior to responding to any requests or comments from the SEC, DFB

  Healthcare will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts. DFB Healthcare shall make all necessary filings, if any with respect to the transactions contemplated by this Agreement under the Securities Act, the Exchange Act and applicable Blue Sky Laws, and any rules and regulations thereunder.

          (c)   If, at any time prior to the Effective Time, any event or circumstance relating to DFB Healthcare or Merger Sub, or their respective officers or directors or otherwise supplied by DFB Healthcare or Merger Sub for inclusion in the Proxy Statement, should be discovered by DFB Healthcare which should be set forth in an amendment or a supplement to the Proxy Statement, DFB Healthcare shall promptly inform the Company. All documents that DFB Healthcare is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (d)   The Company represents that the information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of DFB Healthcare, (ii) the time of the DFB Healthcare Stockholders' Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made herein with respect to any information supplied or to be supplied by DFB Healthcare for inclusion in the Proxy Statement. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers, managers or directors or otherwise supplied by the Company for inclusion in the Proxy Statement, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform DFB Healthcare. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, DFB Healthcare acknowledges that it has received from the Company certain projections and other forecasts, including, without limitation, projected financial statements, cash flow items, certain business plan information and other data related to the Company. DFB Healthcare acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts and plans, DFB Healthcare is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it and the Company is making no representation and shall have no claim against anyone with respect to any of the foregoing.

        SECTION 7.02    DFB Healthcare Stockholders' Meetings.     DFB Healthcare shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold the DFB Healthcare Stockholders' Meeting for the purpose of voting upon (i) the approval and adoption of this Agreement, (ii) the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement, (iii) the approval and adoption of the A&R DFB Healthcare COI, (iv) the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders and the Blocker Sellers hereunder as Contingent Consideration and issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and Exchange Agreement, and (v) the approval and adoption of the New Stock Incentive Plan and New ESPP, and DFB Healthcare shall hold the DFB Healthcare Stockholders' Meeting within thirty (30) Business Days following the date the Proxy Statement is first mailed to the stockholders of DFB Healthcare. DFB Healthcare shall use its reasonable best efforts to solicit from its stockholders proxies in favor of, the approval and adoption of this Agreement, approval and adoption of the A&R DFB Healthcare COI and the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement and issuable to the Blocker Sellers hereunder and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. DFB Healthcare covenants that none of the DFB Healthcare Board or any committee thereof shall withdraw or modify, or propose publicly or by formal action of the DFB Healthcare Board to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the DFB Healthcare Board of the proposals set forth in the Proxy Statement and the Proxy Statement shall include the recommendation of the DFB Healthcare Board to the stockholders of DFB Healthcare in favor of the proposals set forth in the Proxy Statement. Promptly following the execution of this Agreement, DFB Healthcare shall approve and adopt this Agreement and approve the Merger, as the sole stockholder of Merger Sub.

        SECTION 7.03    Access to Information; Confidentiality.

          (a)   Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or DFB Healthcare or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement until the Effective Time, the Company and DFB Healthcare shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party's officers, managers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request; provided, however, that (A) the DFB Healthcare and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company; and (B) nothing herein shall require the Company to provide access to, or to disclose any information to, DFB Healthcare or any of its Representatives if such access or disclosure, in the good faith reasonable belief of the Company, (x) would waive any legal privilege or (y) would be in violation of applicable laws or regulations of any Governmental Authority or the provisions of any agreement to which the Company is a party (taking into account the confidential nature of the disclosure).

          (b)   All information obtained by the parties pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement, dated June 7, 2018 (the "Confidentiality Agreement"), between Deerfield Management Company, L.P. (Series C) and AdaptHealth LLC (formerly, QMES LLC).

          (c)   No investigation pursuant to this Section 7.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          (d)   The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the Transactions.

          (e)   Notwithstanding anything in this agreement to the contrary, each party (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

        SECTION 7.04    Solicitation.

          (a)   From and after the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, the Company shall not, and shall cause the Company Subsidiaries not to and shall direct its and their Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of a material portion of the ownership interests or assets of, recapitalization or similar business combination transaction involving any person that is not DFB Healthcare ("Acquisition Proposal"), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of the Company or any of the Company Subsidiaries, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company shall, and shall instruct and cause the Company Subsidiaries and each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with an Acquisition Proposal. The Company shall promptly notify DFB Healthcare (and in any event within twenty-four hours) of the receipt of any Acquisition Proposal after the date hereof.

          (b)   From and after the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, DFB Healthcare shall not, and shall cause Merger Sub not to and shall direct its and their Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of a material portion of the ownership interests or assets of, recapitalization or similar business combination transaction involving any person that is not the Company ("DFB Healthcare Acquisition Proposal"), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an DFB Healthcare Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any DFB Healthcare Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any DFB Healthcare Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of DFB Healthcare or Merger Sub, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any DFB Healthcare Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any DFB Healthcare Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to a DFB Healthcare Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. DFB Healthcare shall, and shall instruct and cause Merger Sub and each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with an DFB Healthcare Acquisition Proposal. DFB Healthcare shall promptly notify the Company (and in any event within twenty-four hours) of the receipt of any DFB Healthcare Acquisition Proposal after the date hereof.

        SECTION 7.05    Employee Benefits Matters.

          (a)   With respect to each person who is an employee of the Company or any Company Subsidiary immediately prior to the Closing (a "Continuing Employee"), for the period beginning on the Closing Date, and ending on December 31, 2020, or, in each case, if earlier, on the date of the termination of employment of the relevant Continuing Employee (the "Continuation Period"), DFB Healthcare shall provide each such Continuing Employee with (i) a base salary or base wage rate and incentive compensation and commission opportunities (excluding equity compensation opportunities) that are no less favorable to the Continuing Employee's base salary or base wage rate and incentive compensation and commission opportunities (excluding equity compensation opportunities) in effect for such Continuing Employee as of immediately prior to the Closing, and (ii) with employee retirement, health, welfare and other material fringe benefits (excluding any defined benefit pension plans and equity compensation plans) that are substantially similar, in the aggregate, to those being provided or made available to such Continuing Employees immediately prior to the Closing under the Plans. Further, DFB Healthcare shall, or shall cause the Company, to provide each Continuing Employee whose employment is terminated during the Continuation Period with severance payments and benefits at least equal to the severance payments and benefits such Continuing Employee was eligible to receive as of immediately prior to the Closing.

          (b)   For purposes of eligibility to participate and vesting and, with respect to the determination of the level or amount of (i) benefits for the Continuation Period and (ii) vacation and severance pay for the Continuation Period, benefit accrual under the benefit and compensation plans, programs, agreements and arrangements of DFB Healthcare, the Company or any of their respective affiliates (the "DFB Healthcare Plans") in which Continuing Employees are eligible to participate following the Closing, other than any retiree medical plan, equity compensation plan and/or defined benefit plan, DFB Healthcare, the Company or their respective subsidiaries shall credit each Continuing Employee with his or her years of service with the Company, the Company Subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the Closing to credit for such service under any similar Plan, except where such credit would result in a duplication of benefits. DFB Healthcare shall, and shall cause its affiliates to, use commercially reasonable efforts to cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all DFB Healthcare Plans that are group health plans to the extent coverage under such DFB Healthcare Plan replaces coverage under a substantially similar Plan in which such Continuing Employee participated immediately before such replacement to the extent such waiting time was met under such Plan. For purposes of each DFB Healthcare Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, DFB Healthcare shall, and shall cause its affiliates to, use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such DFB Healthcare Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such requirements were met or not applicable under the corresponding Plan, and DFB Healthcare shall, and shall cause its affiliates to, cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under a Plan during the portion of the plan year prior to the Closing Date to be taken into account under such DFB Healthcare Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such DFB Healthcare Plan.

          (c)   The provisions of this Section 7.05 are solely for the benefit of the parties to this Agreement, and no provision of this Section 7.05 shall constitute or be deemed to (i) guarantee employment for any period of time for, or preclude the ability of DFB Healthcare or the Company (or any of their affiliates) to terminate, any Continuing Employee, other employee or other service provider for any reason, (ii) confer upon any person (including any current or former director, officer or employee of, or consultant or independent contractor to, DFB Healthcare or the Company) any third party beneficiary or other rights or remedies, (iii) establish, amend or modify any DFB Healthcare Plan, Plan, or any or any other "employee benefit plan" as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by the Company, the DFB Healthcare, or any of their respective affiliates, or (iv) alter or limit the ability of the DFB Healthcare and its subsidiaries (including, after the Closing Date, the Company and its Company Subsidiaries) to amend, modify or terminate any DFB Healthcare Plan, Plan or any other benefit or employment plan, program, agreement or arrangement after the Closing Date.

        SECTION 7.06    Section 280G.     Prior to the Closing, the Company shall request from each person (each, a "Disqualified Individual") to whom any payment or benefit is required or proposed to be made in connection with the transactions contemplated by this Agreement that could constitute "parachute payments" under Section 280G(b)(2) of the Code ("Section 280G Payments") execute a waiver agreement providing that such Disqualified Individual has waived his or her right to receive some or all of such payment or benefit (the "Waived Benefits"), to the extent necessary so that all remaining payments and benefits applicable to such Disqualified Individual shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits if and only if approved by the stockholders of the Company in a manner that complies with Section 280G(b)(5)(B) of the Code. In connection with the foregoing, DFB Healthcare shall provide the Company with all information reasonably necessary to allow the Company to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any Contract entered into or negotiated by DFB Healthcare or its affiliates ("DFB Healthcare Payments"), together with all Section 280G Payments, could reasonably be considered to be "parachute payments" within the meaning of Section 280G(b)(2) of the Code at least fifteen (15) Business Days prior to the Closing Date (and shall further provide any such updated information as is reasonably necessary prior to the Closing Date). Prior to the Closing, the Company shall submit the Waived Benefits of each Disqualified Individual who has executed a waiver in accordance with this Section 7.06 for approval of the Company's stockholders and such Disqualified Individual's right to receive the Waived Benefits shall be conditioned upon receipt of the requisite approval by the Company's stockholders in a manner that complies with Section 280G(b)(5)(B) of the Code; provided, that in no event shall this Section 7.06 be construed to require the Company (or any of its affiliates) to compel any Disqualified Individual to waive any existing rights under any Contract or agreement that such Disqualified Individual has with any of the Company or any Company Subsidiary or any other person and in no event shall the Company (or any of its affiliates) be deemed in breach of this Section 7.06 if any such Disqualified Individual refuses to waive any such rights or it the stockholders fail to approve any Waived Benefits. Notwithstanding anything to the contrary in this Section 7.06 or otherwise in this Agreement, to the extent DFB Healthcare has provided inaccurate information, or DFB Healthcare's omission of information has resulted in inaccurate information, with respect to any DFB Healthcare Payments, there shall be no breach of the covenant contained herein to the extent caused by such inaccurate or omitted information. The Company shall provide DFB Healthcare and its counsel with a copy of the Section 280G calculations, as well as any waiver agreement, the disclosure statement and the stockholder consent contemplated by this Section 7.06 within a reasonable time prior to delivery to each Disqualified Individual and the stockholders of the Company of such waiver agreement, disclosure statement and stockholder consent, respectively, and the Company shall consider in good faith any changes reasonably requested by DFB Healthcare or its counsel. Prior to the Closing Date, the Company shall, to the extent that the Company receives waivers from any Disqualified Individual, deliver to DFB Healthcare and its counsel evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing provisions of this Section 7.06 with respect to the Waived Benefits pursuant to such waiver and that either (a) the requisite number of votes of the stockholders of the Company was obtained with respect to such Waived Benefits (the "280G Approval") or (b) the 280G Approval was not obtained, and, as a consequence, such Waived Benefits shall not be made or provided.

        SECTION 7.07    Managers' and Officers' Indemnification.     The certificate of formation and limited liability company agreement of the Surviving Company shall contain provisions no less favorable with respect to indemnification and advancement and reimbursement of expenses than are set forth in Section 3.3 of the Company LLC Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were managers, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

        SECTION 7.08    Notification of Certain Matters.     The Company shall give prompt notice to DFB Healthcare, and DFB Healthcare shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause the conditions set forth in Article VIII to not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        SECTION 7.09    Further Action; Reasonable Best Efforts.

          (a)   Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) at the request of the other party hereto, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the Merger and the other Transactions and (ii) use its reasonable best efforts to take promptly, or cause to be taken, all appropriate action, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, to satisfy the conditions to the obligations to consummate the Merger, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, waivers, approvals, authorizations, qualifications and orders of Governmental Authorities as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, managers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

          (b)   In furtherance and not in limitation of Section 7.09(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act ("Antitrust Laws"), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable. DFB Healthcare shall pay the applicable filing fees due under the HSR Act. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party's Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

          (c)   No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other Order, decree or ruling or statute, rule, regulation or executive Order that would adversely affect the ability of the parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

        SECTION 7.10    Public Announcements.    The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of DFB Healthcare and the Company. Thereafter, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, unless otherwise required by applicable Law or the requirements of the Nasdaq Capital Market, each of DFB Healthcare and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions.

        SECTION 7.11    PCAOB Audited Financials.    The Company shall use reasonable best efforts to deliver true and complete copies of the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2016, December 31, 2017 and December 31, 2018, and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for such years, each audited in accordance with the auditing standards of the PCAOB, together with separate audited financial statements of any Company Subsidiaries required to be included in the Proxy Statement (collectively, the "PCAOB Audited Financials") not later than August 15, 2019.

        SECTION 7.12    Trust Account.    As of the Effective Time, the obligations of DFB Healthcare to dissolve or liquidate within a specified time period as contained in DFB Healthcare's Certificate of Incorporation will be terminated and DFB Healthcare shall have no obligation whatsoever to dissolve and liquidate the assets of DFB Healthcare by reason of the consummation of the Merger or otherwise, and no stockholder of DFB Healthcare shall be entitled to receive any amount from the Trust Account. At least 72 hours prior to the Effective Time, DFB Healthcare shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to cause the Trust Account and the Trust Agreement to terminate.

        SECTION 7.13    Contact with Customers, Suppliers and other Business Relations.    From the date hereof until the Closing Date, DFB Healthcare and Merger Sub shall not, and shall cause their affiliates not to, and shall direct their Representatives not to, contact or communicate with any customers, Suppliers, distributors or licensors of the Company or any other persons having a business relationship with the Company regarding the Transactions without the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned). DFB Healthcare and its Representatives may freely contact the Company's employees set forth on Section 7.13 of the Company Disclosure Schedule (the "Management Team") to discuss the post-Closing transition relating to the transactions contemplated hereby and may contact other employees of the Company to discuss the post-Closing transition relating to the transactions contemplated hereby only with the prior written consent of an individual from the Management Team (which shall not be unreasonably withheld, delayed or conditioned).

        SECTION 7.14    Change of Name; Listing.    Prior to the Closing, DFB Healthcare shall apply for a new ticker symbol with the Nasdaq Stock Market that reflects the name "AdaptHealth" contingent on obtaining DFB Healthcare Stockholder Approval and shall undertake commercially reasonable efforts to adopt the new name. During the period from the date hereof until the Closing, DFB Healthcare shall use commercially reasonable efforts to remain listed as a public company on the Nasdaq Capital Market or another tier of the Nasdaq Stock Market.

        SECTION 7.15    Exchange of Surviving Company Common Units for DFB Healthcare Common Stock.     DFB Healthcare shall at all times when Surviving Company Common Units are outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Surviving Company Common Units, such number of its duly authorized shares of DFB Healthcare Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Surviving Company Common Units; and if at any time the number of authorized but unissued shares of DFB Healthcare Common Stock shall not be sufficient to effect the conversion of all then-outstanding Surviving Company Common Units, DFB Healthcare shall take such action as may be necessary to increase its authorized but unissued shares of DFB Healthcare Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval necessary to amend DFB Healthcare's Organizational Documents.

        SECTION 7.16    Deerfield PIPE Agreement.     DFB Healthcare hereby acknowledges and agrees that the Company has the right to cause DFB Healthcare to enforce Deerfield's obligations under the Deerfield PIPE Agreement, including, without limitation with respect to the voting and transfer of shares, and DFB Healthcare further acknowledges that money damages would not be an adequate remedy at Law if Deerfield fails to perform in any material respect any of Deerfield's obligations under the Deerfield PIPE Agreement and accordingly, upon the written request of the Company, DFB Healthcare shall, in addition to any other remedy at Law or in equity, seek an injunction or similar equitable relief restraining Deerfield from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under the

Deerfield PIPE Agreement without the posting of any bond, in accordance with the terms and conditions of the Deerfield PIPE Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of the Deerfield PIPE Agreement, DFB Healthcare shall not raise the defense that there is an adequate remedy at Law.

        SECTION 7.17    Founder Letter Agreement.     DFB Healthcare shall enforce to the fullest extent permitted by Law the restrictions on transfer of the shares of DFB Healthcare Common Stock acquired by the Sponsor and other DFB Healthcare insiders prior to the consummation of DFB Healthcare's initial public offering (the "Founder Common Stock"), as well as the waiver of each of the Founders' respective rights to redeem such Founder Common Stock in accordance with that certain letter agreement, dated as of February 15, 2018, among DFB Healthcare, the Sponsor and the individuals party thereto.

        SECTION 7.18    A Blocker Merger.     Following the date hereof, the Company, DFB Healthcare and the A Blocker shall use their respective commercially reasonable efforts to, and shall negotiate in good faith to, agree, prior to the filing of the Proxy Statement with the SEC, on the terms and conditions upon which the A Blocker Merger would occur (the date the Company, DFB Healthcare and the A Blocker determine such merger may occur, the "A Blocker Election Date"). To the extent that the Company, DFB Healthcare and the A Blocker do not reach agreement on the terms and conditions pursuant to which the A Blocker Merger can occur on the Closing Date, all provisions in this Agreement (including any representations and warranties with respect to, or covenants applicable to) with respect to the "A Blocker Merger" shall have no force and effect and shall be deemed to be disregarded for all purposes hereunder and the Company and DFB Healthcare shall be entitled to make any amendments to this Agreement as may be reasonable necessary to provide for the foregoing.

        SECTION 7.19    Redemption Pool.     DFB Healthcare and the Company shall provide the opportunity for the Company Unitholders and Blocker Sellers to elect to have shares of DFB Healthcare Common Stock or Consideration Units redeemed by the issuer thereof on the Closing Date, at a price per share of DFB Healthcare Common Stock or Consideration Unit, as applicable, equal to $10.00, in an aggregate amount equal to the Redemption Pool Amount, and on the terms and conditions set forth on Schedule 7.19. The "Redemption Pool Amount" shall be an amount in cash, not to exceed $50,000,000, equal to the sum of (x) $25,000,000 and (y) thirty-three and one-third percent (33 1/3%) of the amount by which the Available Cash as of the Closing Date exceeds $225,000,000. To the extent that any shares of DFB Healthcare Common Stock or Consideration Units, as applicable, are redeemed with any portion of the Redemption Pool Amount (any such shares of DFB Healthcare Common Stock or Consideration Units so redeemed are referred to herein as "Redeemed Interests"), the applicable Company Unitholder or Blocker Seller of such Redeemed Interests shall not be entitled to receive any (x) Contingent Consideration or (y) any retained founder shares and warrants of DFB Healthcare pursuant to the terms of the Founders Equity Transfer Agreement.

        SECTION 7.20    BM Blocker Indemnity.     Each BM Blocker Seller shall severally indemnify DFB Healthcare for its pro rata share based on its ownership of the BM Blocker of all Taxes recognized or attributable to the BM Blocker (i) on or before the Closing Date, and (ii) arising from or attributable to the transactions contemplated by this Agreement or the BM Letter Agreement. DFB Healthcare shall timely file, or cause to be timely filed, all Tax Returns of the BM Blocker that are due to be filed after the Closing Date, subject to the next sentence of this Section 7.20. The BM Blocker Sellers shall prepare, or cause to be prepared, each Tax Return for any taxable period ending on or before, or including, the Closing Date (such Tax Returns, "BM Prepared Tax Returns"). DFB Healthcare shall promptly provide any information reasonably requested by the BM Blocker Sellers that is relevant to the preparation of the BM Prepared Tax Returns. The BM Blocker Sellers shall provide a draft of each BM Prepared Tax Return to DFB Healthcare for its review and comment not later than thirty (30) days prior to the due date for filing, and shall consider in good faith any comments that are provided by

DFB Healthcare not less than ten (10) days prior to such due date; provided, however, that in the event of a dispute between the parties as to the preparation of the BM Prepared Tax Return, such dispute shall be promptly submitted for arbitration to a mutually acceptable "big 4" accounting firm, or if no such firm accepts the engagement, an accounting firm mutually acceptable to the parties (the "Arbitrator's Determination"). If the Arbitrator's Determination is not made prior to the due date for filing a BM Prepared Tax Return, such return will be filed reflecting the BM Blocker Sellers' position and shall be subsequently amended as needed to reflect the Arbitrator's Determination. The BM Blocker Sellers shall severally (and not jointly) be responsible for paying their pro rata share of any Taxes shown as due on each BM Prepared Tax Return, which payment shall be made to DFB Healthcare not more than two (2) Business Days prior to the due date for payment, or, in the event of an Arbitrator's Determination, promptly upon such determination. Notwithstanding any other provision herein, this Section 7.20 shall survive the Closing until the later of (x) the filing of the BM Prepared Tax Returns and the payment of Taxes reflected on such returns consistent with this Section 7.20, or (y) one year from the Closing Date; provided, however, that such one year period shall be tolled for any period during the pendency of an inquiry or audit from a taxing authority with respect to Taxes covered by this Section 7.20 that are the subject of such inquiry or audit.

        SECTION 7.21    A Blocker Indemnity.     Following the date of the A Blocker Merger (if the A Blocker Merger is consummated), the A Blocker Seller shall indemnify DFB Healthcare for all Taxes recognized by or attributable to the A Blocker (i) on or before the Closing Date, and (ii) arising from or attributable to the transactions contemplated by this Agreement. Notwithstanding any other provision herein, this Section 7.21 shall survive the Closing until the expiration of the statute of limitations with respect to such Taxes.

ARTICLE VIII

CONDITIONS TO THE MERGER

        SECTION 8.01    Conditions to the Obligations of Each Party.     The obligations of the Company, DFB Healthcare and Merger Sub to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a)    DFB Healthcare Stockholder Approval.    Each of (i) this Agreement, (ii) the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement, (iii) the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders and the Blocker Sellers hereunder as Contingent Consideration and issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement, (iv) the amendment and restatement to the DFB Healthcare Certificate of Incorporation set forth in the A&R DFB Healthcare COI in the form attached as Exhibit D, (v) the New Stock Incentive Plan and (vi) the New ESPP shall have been approved and adopted by the requisite affirmative vote of the stockholders of DFB Healthcare in accordance with the Proxy Statement, the DGCL, DFB Healthcare's Organizational Documents and the rules and regulations of the Nasdaq Capital Market (the "DFB Healthcare Stockholder Approval").

          (b)    No Order.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, writ, injunction, determination, order or award which is then in effect and has the effect of making the Merger or Transaction illegal or otherwise prohibiting consummation of the Merger or the other Transactions.

          (c)    U.S. Antitrust Approvals and Waiting Periods.    All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

          (d)    Governmental Consents.    The consents, approvals and authorizations legally required to be obtained to consummate the Merger set forth on Section 8.01(d) of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities.

          (e)    Available Cash.    After giving effect to (i) the exercise of Redemption Rights by holders of the outstanding shares of DFB Healthcare Common Stock and (ii) the sale and issuance by DFB Healthcare of DFB Healthcare Common Stock between the date of this Agreement and the Effective Time pursuant to the Deerfield PIPE Agreement and the sale and issuance by DFB Healthcare of any other securities of DFB Healthcare in accordance with the provisions of this Agreement between the date of this Agreement and the Effective Time, the amount of cash held by DFB Healthcare in the aggregate, whether in or outside the Trust Account (collectively, the "Available Cash") shall be equal to at least $225,000,000.

        SECTION 8.02    Conditions to the Obligations of DFB Healthcare and Merger Sub.     The obligations of DFB Healthcare and Merger Sub to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a)    Representations and Warranties of the Company.    The (i) representations and warranties of the Company contained in Section 3.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made at and as of the Closing except for de minimis errors therein or any issuance, conversion, redemption, exchange or other transaction involving equity interests in the Company permitted herein or contemplated hereby (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) the representations and warranties of the Company contained in Section 3.01 (Organization and Qualification; Subsidiaries), Section 3.02 (Organizational Documents), Section 3.04 (Authority Relative to This Agreement) and Section 3.24 (Brokers) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect.

          (b)    Representations and Warranties of Blockers.    The (i) representations and warranties of each Blocker contained in Section 5.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made at and as of the Closing except for de minimis errors therein and (ii) the representations and warranties of each Blocker contained in Section 5.01 (Organization), Section 5.02 (Authority Relative to This Agreement) and Section 5.09 (Brokers) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of each Blocker contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a material adverse effect on such Blocker.

          (c)    Agreements and Covenants.    The Company and each Blocker, respectively, shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (d)    Material Adverse Effect.    Since the date of this Agreement no Company Material Adverse Effect shall have occurred and no event or circumstance that may result in or cause a Company Material Adverse Effect shall have occurred.

          (e)    Officer Certificate.    The Company shall have delivered to DFB Healthcare a certificate, dated the Closing Date, signed by the president of the Company, certifying as to the satisfaction of the conditions specified in Sections 8.02(a), 8.02(b) and 8.02(c).

          (f)    Secretary's Certificate    The Company shall have delivered to DFB Healthcare a certificate, dated the Closing Date, signed by the Secretary of the Company certifying as to the resolutions of the Company Board and the members of the Company holding all the outstanding Company Membership Units entitled to vote authorizing and approving this Agreement, the Merger and the other transactions contemplated by this Agreement.

          (g)    Payment Spreadsheet.    The Company shall have delivered to DFB Healthcare the Payment Spreadsheet in accordance with Section 2.04.

          (h)    Surviving Company LLC Agreement.    Each of the Company and the Company Unitholders shall have delivered to DFB Healthcare counterpart signatures of the Surviving Company LLC Agreement executed by the Company and the Company Unitholders.

          (i)    Maximum Debt.    As of the Closing Date, the Company shall not have Indebtedness of more than the sum of (x) $470,000,000, (y) any capital or capitalized lease obligations with respect to the acquisition of durable medical or respiratory equipment and (z) any Indebtedness incurred between the date hereof and the Closing to pay the cash purchase price by the Company or any of the Company Subsidiaries and related fees and expenses in connection with any Permitted Acquisition. The Company shall have furnished to DFB Healthcare a certificate dated as of the Closing Date signed on its behalf by its chief financial officer certifying the Indebtedness of the Company as of the Closing Date.

          (j)    PCAOB Audited Financials.    The Company shall have delivered to DFB Healthcare the PCAOB Audited Financials.

          (k)    Registration Rights Agreement.    Each of the Company and the Company Unitholders shall have delivered to DFB Healthcare counterpart signatures of the Registration Rights Agreement substantially in the form attached hereto as Exhibit A executed by the Company and the Company Unitholders.

        SECTION 8.03    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger and the other Transactions are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a)    Representations and Warranties.    The (i) representations and warranties of DFB Healthcare contained in Section 4.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made at and as of the Closing Date except for de minimis errors therein or any issuance of equity interests in DFB Healthcare permitted herein (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (ii) the representations and warranties of DFB Healthcare contained in Section 4.01 (Corporate Organization), Section 4.02

  (Certificate of Incorporation and By-laws), Section 4.04 (Authority Relative to this Agreement) and Section 4.16 (Brokers) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of DFB Healthcare contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "DFB Healthcare Material Adverse Effect" or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a DFB Healthcare Material Adverse Effect.

          (b)    Agreements and Covenants.    DFB Healthcare and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)    Material Adverse Effect.    Since the date of this Agreement no DFB Healthcare Material Adverse Effect shall have occurred and no event or circumstance that may result in or cause a DFB Healthcare Material Adverse Effect shall have occurred.

          (d)    Officer Certificate.    DFB Healthcare shall have delivered to the Company a certificate, dated the Closing Date, signed by the president of DFB Healthcare, certifying as to the satisfaction of the conditions specified in Sections 8.03(a), 8.03(b) and 8.03(c).

          (e)    Secretary's Certificate.    DFB Healthcare shall have delivered to the Company, dated the Closing Date, signed by the Secretary of DFB Healthcare certifying as to the resolutions of DFB Healthcare's and Merger Sub's respective board of directors unanimously authorizing and approving this Agreement, the Merger and the other transactions contemplated by this Agreement.

          (f)    Surviving Company LLC Agreement.    DFB Healthcare shall have delivered to the Company a counterpart signature of the Surviving Company LLC Agreement executed by DFB Healthcare.

          (g)    Disbursement of Trust Account.    DFB Healthcare shall have made all necessary and appropriate arrangements with the Trustee to have all of the funds contained in the Trust Account disbursed to the Company immediately prior to the Effective Time in exchange for Surviving Company Common Units, and all such funds released from the Trust Account shall be available to the Company.

          (h)    Tax Receivable Agreement.    DFB Healthcare shall have delivered to the Company Unitholders a counterpart signature of the Tax Receivable Agreement substantially the form attached hereto as Exhibit F executed by DFB Healthcare.

          (i)    Exchange Agreement.    DFB Healthcare shall have delivered to the Company Unitholders a counterpart signature of the Exchange Agreement substantially in the form attached hereto as Exhibit G (the "Exchange Agreement") executed by DFB Healthcare.

          (j)    Registration Rights Agreement.    DFB Healthcare shall have delivered to the Company a counterpart signature of the Registration Rights Agreement substantially in the form attached hereto as Exhibit A, executed by DFB Healthcare.

          (k)    Board Designation Letter Agreement.    DFB Healthcare shall have delivered to the Company a counterpart signature of the Board Designation Letter Agreement substantially in the form attached hereto as Exhibit H, executed by DFB Healthcare.

 ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        SECTION 9.01    Termination.     This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the members and the stockholders of the Company or DFB Healthcare, respectively, as follows:

          (a)   by mutual written consent of DFB Healthcare and the Company; or

          (b)   by either DFB Healthcare or the Company if the Effective Time shall not have occurred on or before January 31, 2020 (the "Outside Date"); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the primary cause of the failure of a condition set forth in Article VII to be satisfied on or prior to the Outside Date; or

          (c)   by either DFB Healthcare or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transaction, including the Merger; or

          (d)   by either DFB Healthcare or the Company if this Agreement shall fail to receive the requisite vote for approval at the DFB Healthcare Stockholders' Meeting duly convened or any adjournment or postponement thereof; or

          (e)   by DFB Healthcare upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) and Section 8.02(b) would not be satisfied ("Terminating Company Breach"); provided, that DFB Healthcare has not waived such Terminating Company Breach and DFB Healthcare or Merger Sub is not then in material breach of any representation, warranty, covenant or agreement on the part of DFB Healthcare or Merger Sub set forth in this Agreement; provided, further, however, that, if such Terminating Company Breach is curable by the Company, DFB Healthcare may not terminate this Agreement under this Section 9.01(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by DFB Healthcare to the Company; or

          (f)    by DFB Healthcare if the PCAOB Audited Financials shall not have been delivered to DFB Healthcare by the Company on or before September 30, 2019; or

          (g)   by the Company upon a breach of any representation, warranty, covenant or agreement on the part of DFB Healthcare and Merger Sub set forth in this Agreement, or if any representation or warranty of DFB Healthcare and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) and Section 8.03(b) would not be satisfied ("Terminating DFB Healthcare Breach"); provided, that the Company has not waived such Terminating DFB Healthcare Breach and the Company is not then in material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement; provided, further, however, that, if such Terminating DFB Healthcare Breach is curable by DFB Healthcare and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as DFB Healthcare and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to DFB Healthcare.

        SECTION 9.02    Effect of Termination.     In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto.

        SECTION 9.03    Fees and Expenses.     Except as set forth in this Section 9.03, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated. DFB Healthcare shall not incur any Expenses in connection with this Agreement and the transactions contemplated by this Agreement or due upon the Closing of the Transaction in excess of $13,000,000, plus out-of-pocket costs and expenses of DFB Healthcare in connection with required regulatory and SEC filings, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, each of the Company and DFB Healthcare shall pay fifty percent (50%) of (i) the SEC and other regulatory filing fees incurred in connection with the Proxy Statement and (ii) the filing fee for the notification and report forms filed under HSR. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under Antitrust Laws or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

        SECTION 9.04    Amendment.     This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors or managers at any time prior to the Effective Time; provided, however, and subject to adjustments expressly set forth herein, that, after the approval and adoption of this Agreement and the Transactions by the members of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Common Unit shall be converted upon consummation of the Merger; provided, further, however, that this Agreement may be amended in accordance with Section 7.18 to, if necessary, remove any provisions with respect to the A Blocker Merger. Subject to Section 7.18, this Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        SECTION 9.05    Waiver.     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X

GENERAL PROVISIONS

        SECTION 10.01    Non-Survival of Representations, Warranties and Agreements.     The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except that this Section 10.01 shall not limit any covenant or agreement of the parties that by its terms requires performance after the Closing. Effective as of the Closing, there are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement, except, with respect to those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing, the remedies that may be available under Section 10.06.

        SECTION 10.02    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to DFB Healthcare or Merger Sub:
DFB Healthcare Acquisitions Corp. 780 Third Avenue New York, New York 10017
Telephone:	(212) 551-1600
Attention:	Chris Wolfe
Email:	chris.wolfe@dfbhealthcare.com
with a copy to:
Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166
Facsimile:	(212) 801-6400
Telephone:	(212) 801-9200
Attention:	Alan I. Annex, Esq.
Email:	annexa@gtlaw.com
if to the Company:
AdaptHealth Holdings LLC 122 Mill Road, Suite A130 Phoenixville, Pennsylvania 19460
Attention:	Luke McGee
Email:	luke.mcgee@adapthealth.com
with a copy to:
Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019
Attention:	Steven J. Gartner and Michael E. Brandt
Email:	sgartner@willkie.com and mbrandt@willkie.com

        SECTION 10.03    Certain Definitions.

          (a)   For purposes of this Agreement:

        "A Blocker Seller" means Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership.

        "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "Aggregate Merger Closing Consideration Amount" means $515,000,000.

        "Ancillary Agreements" means the Surviving Company LLC Agreement, Lock-up Agreement, Registration Rights Agreement, Exchange Agreement, Tax Receivable Agreement, Deerfield PIPE Agreement and Founders Equity Transfer Agreement.

        "Blocker Merger Closing Consideration" means the BM Blocker Merger Closing Consideration and the A Blocker Merger Closing Consideration.

        "Blocker Merger Consideration" means the BM Blocker Merger Closing Consideration and the A Blocker Merger Consideration.

        "Blocker Sellers" means the A Blocker Seller and the BM Blocker Sellers.

        "BlueMountain Entities" means BlueMountain Summit Opportunities Fund II (US) L.P, BMSP L.P., BlueMountain Foinaven Master Fund L.P, and BlueMountain Fursan Fund L.P.

        "BM Blocker Sellers" means, collectively, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, and BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership.

        "Business Day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Delaware are authorized or required by Law to be closed.

        "Class B Common Stock" means voting, non-economic common stock of DFB Healthcare, designated as Class B Common Stock in the A&R DFB Healthcare COI, to be issued at the Effective Time to the Company Unitholders.

        "Closing Merger Consideration" means the Closing Stock Consideration and the Blocker Merger Closing Consideration.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Company LLC Agreement" means the Fourth Amended and Restated Limited Liability Company Agreement of the Company, as amended or otherwise modified.

        "Company-Owned Intellectual Property Rights" means all Intellectual Property owned by the Company or any Company Subsidiary and used in its business as currently conducted.

        "Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement; provided, however, that any event, circumstance, change or effect that to the extent resulting or arising from any of the following shall not be considered when determining whether a Company Material Adverse Effect shall have occurred: (a) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates; (b) any changes in general economic conditions in the industries or markets in which the Company operates; (c) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction; (d) any matter described in the Company Disclosure Schedule; (e) the execution and delivery of this Agreement or the public announcement, performance, pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or its Company Subsidiaries, with customers, employees, suppliers or other persons or any litigation arising from this Agreement or the Transactions; (f) any retrospective or prospective change in applicable Laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof; (g) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (h) any action required to be taken to or in accordance with this Agreement or taken (or omitted to be taken) at the request of DFB Healthcare or with DFB Healthcare's express written consent; (i) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Company Material Adverse Effect); or (j) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except, in the cases of clauses (f), (g) and (j), to the extent that such conditions have a greater adverse materially disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company and its Company Subsidiaries operate.

        "Company Unitholders" means the holders of Company Membership Units prior to the Effective Time.

        "Consideration Unit" means one (1) Surviving Company Common Unit and one (1) share of Class B Common Stock.

        "Contracts" means any legally binding contracts, agreements, subcontracts, leases, and purchase orders, whether written or oral.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Deerfield" means Deerfield Private Design Fund IV, L.P.

        "Deerfield PIPE Agreement" means that certain subscription agreement by and between DFB Healthcare and Deerfield.

        "DFB Healthcare Certificate of Incorporation" means the DFB Healthcare Certificate of Incorporation, as amended and restated on February 15, 2018.

        "DFB Healthcare Common Stock" means DFB Healthcare's common stock, par value $0.0001 per share.

        "DFB Healthcare Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of DFB Healthcare and its subsidiaries taken as a whole or (ii) the ability of DFB Healthcare to consummate the Transactions or otherwise prevent or materially delay DFB Healthcare from performing its obligations under this Agreement; provided, however, that any event, circumstance, change or effect that to the extent resulting or arising from any of the following shall not be considered when determining whether a DFB Healthcare Material

Adverse Effect shall have occurred: (a) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates; (b) any changes in general economic conditions in the industries or markets in which DFB Healthcare operates; (c) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction; (d) the execution and delivery of this Agreement or the public announcement, performance, pendency or consummation of the Transactions; (e) any retrospective or prospective change in applicable Laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof; (f) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (g) any failure by DFB Healthcare to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a DFB Healthcare Material Adverse Effect); (h) any action required to be taken pursuant to or in accordance with this Agreement or taken (or omitted to be taken) at the request of the Company or with the Company's express written consent; or (i) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except, in the cases of clauses (e), (f) and (i), to the extent that such conditions have a greater adverse materially disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company and its Company Subsidiaries operate.

        "DFB Healthcare Units" means one share of DFB Healthcare Common Stock and one-third of one DFB Healthcare Warrant.

        "DFB Healthcare Warrants" means the warrants of DFB Healthcare contemplated under the DFB Healthcare Warrant Agreement.

        "DGCL" means the Delaware General Corporation Law.

        "Environmental Laws" means any United States federal, state or local or non-United States laws relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any entity that together with the Company is deemed to be a "single employer" for purposes of Section 4001(b)(i) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they may be amended from time to time.

        "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

        "Healthcare Information Laws" means the (a) Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and any regulations promulgated thereunder (HIPAA); (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009) and any regulations promulgated thereunder; and (c) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

        "Healthcare Laws" means all Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services, including, but not limited to (a) all Laws pertaining to healthcare fraud and abuse, including without limitation the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the Physician Self-Referral Law, commonly known as the "Stark Law" (42 U.S.C. §§ 1395nn and 1396b), the civil False Claims Act (31 U.S.C. §3729 et seq.), the Federal Criminal False Claims Act (18 U.S.C. § 287), the False Statements Relating to Health Care Matters law (18 U.S.C. § 1035), Health Care Fraud (18 U.S.C. § 1347), all state self-referral prohibitions, anti-kickback Laws, illegal remuneration and provider conflict of interest Laws, or any regulations promulgated pursuant to such statutes, or similar state or local statutes or regulations; (b) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (c) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder as well as applicable state Medicaid statutes and regulations; (d) TRICARE (10 U.S.C. § 1071 et seq.) and the regulations promulgated thereunder; (e) the federal Food Drug and Cosmetic Act (21 U.S.C. 301 et seq.); (f) all Laws relating to licensure, certification or registration requirements of all Governmental Authorities applicable to the Company's and the Company Subsidiaries' business; (g) all Laws relating to medical devices, durable medical equipment, home medical equipment, orthotics, and prosthetics, or to the manufacturing, sale or distribution of such products; (h) all Laws relating to the licensure of Healthcare Providers and relationships with Healthcare Providers; and (i) all applicable quality, safety certification and accreditation standards and requirements relating to, medical devices, durable medical equipment, home medical equipment, orthotics or prosthetics, or to the manufacturing, sale, distribution or storage of such products, each of (a) through (i) as amended from time to time.
        "Healthcare Provider" means any physician, physician assistant, physical therapist, nurse, nurse practitioner, technician, allied healthcare provider, or any other person who is required by Healthcare Laws to be licensed or certified to furnish professional services as an independent contractor or employee of the professional entities.

        "Incentive Units" means the 29,823 units of the Company designated as Incentive Units under the Company LLC Agreement.

        "Indebtedness" means any indebtedness or obligations for borrowed money, including any indebtedness evidenced by notes, bonds, debentures or similar Contracts, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, or guarantee any of the foregoing indebtedness, obligations or debt securities of another person or enter into any "keep well" or other agreement to maintain any of the foregoing.

        "Intellectual Property" means (i) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (ii) trademarks and service marks, trade dress, trade names, Internet domain names and other source identifiers together all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (iii) copyrights and moral rights, and registrations and applications for registration thereof, (iv) trade secrets (including know how, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases and database rights, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects and related information, in each case, to the extent constituting a trade secret under applicable law); and (v) all other intellectual property or proprietary rights of any kind or description.

        "Inventories" means all inventories, merchandise, goods, raw materials, packaging, labels, supplies and other personal property which are maintained, held or stored by or for the Company or any Company Subsidiary at the Closing, and any prepaid deposits for any of the same.

        "knowledge" or "to the knowledge" of a person means in the case of the Company, the knowledge of Luke McGee, Josh Parnes, Gregg Holst, Chris Joyce and Wendy Russalesi after reasonable inquiry, and in the case of DFB Healthcare, the knowledge of Richard Barsch and Christopher Wolfe after reasonable inquiry.

        "New ESPP" means the new employee stock purchase plan for DFB Healthcare that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, in the form and substance reasonably acceptable to DFB Healthcare and the Company, which plan shall reserve for issuance a number of shares of DFB Healthcare Common Stock to be determined by the Company in good faith consultation with DFB Healthcare and advice of an independent third-party compensation consultant.

        "New Stock Incentive Plan" means the new omnibus stock incentive plan for DFB Healthcare, in form and substance reasonably acceptable to DFB Healthcare and the Company, that provides for the grant of awards to employees and other service providers of DFB Healthcare and its subsidiaries (including the Company and the Company Subsidiaries) in the form of options, restricted stock, restricted stock units, or other equity-based awards based on shares of DFB Healthcare Common Stock, which plan shall reserve for issuance a number of shares of DFB Healthcare Common Stock to be determined by the Company in good faith consultation with DFB Healthcare and advice of an independent third-party compensation consultant.

        "Order" means any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

        "Organizational Documents" means: (i) in the case of a person that is a corporation or a company, its articles or certificate of incorporation and its bylaws, memorandum of association, articles of association, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (ii) in the case of a person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (iii) in the case of a person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (iv) in the case of a person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

        "PCAOB" means the Public Company Accounting Oversight Board.

        "Permit" means any franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority.

        "Permitted Acquisition" means any acquisition (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) of any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets, in each case, involving consideration of $15,000,000 or less.

        "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Personal Information" means any information which on its own or in combination with any other piece of information allows the identification of a natural person, including, without limitation, a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or any other piece of information that allows the identification of or contact with a natural person.

        "Plans" means, collectively, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) all phantom equity, bonus, option, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control or other benefit plans, programs or arrangements, and (iii) all employment, consulting, termination, severance or other similar Contracts, in each case, under which the Company or any of its Company Subsidiaries has or reasonably expect to have any liability or obligation, contingent or otherwise (including liabilities and/or obligations arising from being deemed an ERISA Affiliate) or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director, manager and/or consultant of the Company or any Company Subsidiary.

        "Products" mean any products or services that are manufactured by, offered for sale, distributed, or otherwise provided by the Company or the Company Subsidiaries to purchasers, whether directly or through multiple tiers of distribution.

        "Prospectus" means the final prospectus of DFB Healthcare, dated as of February 16, 2018

        "Redemption Rights" means the redemption rights provided for in Section 9.2 of Article IX of the DFB Healthcare Certificate of Incorporation.

        "Redemption Shares" means shares of DFB Healthcare Common Stock redeemed by the holders thereof prior to the Closing pursuant to such holders' Redemption Rights.

        "Sponsor" means Deerfield/RAB Ventures, LLC, a Delaware limited liability company.

        "subsidiary" or "subsidiaries" of the Company, the Surviving Company, DFB Healthcare or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

        "Supplier" means any person that supplies materials, components, or other goods or services that are utilized in or comprise the Products of the Company or the Company Subsidiaries.

        "Surviving Company Common Units" means units of the Company designated as Common Units under the Surviving Company LLC Agreement to be issued at the Effective Time.

        "Third Party Payor" means state or local governmental insurance programs, private, non-governmental insurance and managed care programs, employers, unions, trusts, or third party administrators, including, but not limited to, any Governmental Authority that sponsors a health benefit program, including Medicare, Medicaid, CHAMPUS/TRICARE or any federal health care program, with which the Company or any Company Subsidiary contracts to provide goods and services or through which the Company or any Company Subsidiary receives payments or reimbursements for goods and services provided.

        "Third Party Payor Programs" means all payment or reimbursement programs (including but not limited to those programs that are sponsored or maintained by any Third Party Payor and/or those programs under which a Third Party Payor bills and collects), in which the Company or any Company

Subsidiary participates and/or the Company or any Company Subsidiary provides products or services, regardless of whether the Company or the applicable Company Subsidiary is an in-network or out-of-network provider/supplier.

        "Trading Day" means any day on which the DFB Healthcare Common Stock is traded and/or quoted on the Nasdaq Capital Market or, if the Nasdaq Capital Market is not the principal trading market for the DFB Healthcare Common Stock, then on the principal securities exchange or securities market on which the DFB Healthcare Common Stock is then traded.

        "Trading Price" means on any particular Trading Day (A) if the DFB Healthcare Common Stock is quoted on the Nasdaq Capital Market or listed or quoted on another principal trading market, the closing or last reported price of a share of DFB Healthcare Common Stock for such Trading Day on such trading market (as reported by Bloomberg L.P. or a similar organization or agency succeeding to its functions of reporting prices), or (B) in the event no trading price is established for the DFB Healthcare Common Stock for a Trading Day, the greater of (A) the last price established for the DFB Healthcare Common Stock in the most recent preceding Trading Day on which the DFB Healthcare Common Stock was traded or (B) the last bid for the DFB Healthcare Common Stock in the most recent preceding Trading Day in which the DFB Healthcare Common Stock was traded (in each case, as reported by Bloomberg L.P. or a similar organization succeeding to its functions of reporting prices).

        "Transaction Documents" means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by DFB Healthcare, Merger Sub or the Company in connection with the Transaction.

        "Transactions" mean the transactions contemplated by this Agreement and the Transaction Documents.

        "Treasury Regulations" means the United States Treasury regulations issued pursuant to the Code.

          (b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2019 Balance Sheet	§ 3.07(b)
280G Approval	§ 7.06
A&R DFB Healthcare COI	§ 1.05(c)
A Blocker	Preamble
A Blocker Certificate of Merger	§ 1.03(b)
A Blocker Effective Time	§ 1.03(b)
A Blocker Election Date	§ 7.18
A Blocker Merger	Recitals
A Blocker Merger Closing Consideration	§ 2.01(b)
Action	§ 3.09
Agreement	Preamble
Acquisition Proposal	§ 7.04(a)
Antitrust Laws	§ 7.09(b)
Arbitrator's Determination	§ 7.20
Audited Financial Statements	§ 3.07(a)
Available Cash	§ 8.01(e)
Blockers	Preamble
Blocker Effective Times	§ 1.03(b)
Blocker Mergers	Recitals
BM Blocker	Preamble
BM Blocker Certificate of Merger	§ 1.03(a)

Defined Term	Location of Definition
BM Blocker Effective Time	§ 1.03(a)
BM Blocker Merger	Recitals
BM Blocker Merger Closing Consideration	§ 2.01(a)
BM Letter Agreement	Recitals
BM Prepared Tax Returns	§ 7.20
BM Redemption Notes	Recitals
BM Redemption Note Principal	Recitals
Blue Sky Laws	§ 3.05(b)
Certificate of Merger	§ 1.03(c)
Change of Control	§ 2.03(c)
Claims	§ 6.04(b)
Closing	§ 1.02
Closing Date	§ 1.02
Closing Stock Consideration	§ 2.02(a)
Company	Preamble
Company Board	Recitals
Company Common Units	§ 3.03(b)
Company Disclosure Schedule	Article III
Company Intellectual Property Rights	§ 3.13(b)
Company Membership Units	§ 3.03(b)
Company Merger Consideration	§ 2.02(a)
Company Permits	§ 3.06
Company Subsidiary	§ 3.01(a)
Company Unitholders' Representative	Preamble
Company Unitholders' Representative Amount	§ 10.12(d)
Confidentiality Agreement	§ 7.03(b)
Contingent Consideration	§ 2.03(a)(iii)
Continuing Employee	§ 7.05(a)
Continuation Period	§ 7.05(a)
DFB Healthcare	Preamble
DFB Healthcare Acquisition Proposal	§ 7.04(b)
DFB Healthcare Board	Recitals
DFB Healthcare Material Contracts	§ 4.12(a)
DFB Healthcare Payments	§ 7.06
DFB Healthcare Plans	§ 7.05(b)
DFB Healthcare Preferred Stock	§ 4.03(a)
DFB Healthcare SEC Reports	§ 4.07(a)
DFB Healthcare Stockholder Approval	§ 8.01(a)
DFB Healthcare Stockholders' Meeting	§ 7.01(a)
Disqualified Individual	§ 7.06
DLLCA	Recitals
DMEPOS	§ 3.22(d)
Effective Time	§ 1.03(c)
Environmental Permits	§ 3.15
Exchange Agreement	§ 8.03(i)
Expenses	§ 9.03
First Contingent Consideration	§ 2.03(a)(i)
First Stock Target	§ 2.03(a)(i)
Founder	§ 4.03(d)
Founder Common Stock	§ 7.17

Defined Term	Location of Definition
Founders Equity Transfer Agreement	Recitals
GAAP	§ 3.07(a)
Governmental Authority	§ 3.05(b)
HSR Act	§ 3.05(b)
Independent Accountant	§ 2.03(b)
IRS	§ 3.10(b)
Law	§ 3.05(a)
Leased Real Property	§ 3.12(b)
Lock-up Agreement	Recitals
Management Team	§ 7.13
Material Contracts	§ 3.16(a)
Merger	Recitals
Merger Consideration	§ 2.02(b)
Merger Sub	Preamble
Multiemployer Plan	§ 3.10(c)
Objection Notice	§ 2.03(b)
Outside Date	§ 9.01(b)
PCAOB Audited Financials	§ 7.11
Payment Spreadsheet	§ 2.05
PHI	§ 3.23(a)
PIPE Proceeds	§ 1.07(a)
Proxy Statement	§ 7.01(a)
Redemption Pool Amount	§ 7.19
Redeemed Interests	§ 7.19
Referral Recipient	§ 3.22(h)
Referral Source	§ 3.22(h)
Registration Rights Agreement	Recitals
Remedies Exceptions	§ 3.04
Representatives	§ 7.03(a)
SEC	§ 4.07(a)
Second Contingent Consideration	§ 2.03(a)(ii)
Second Stock Target	§ 2.03(a)(ii)
Section 280G Payments	§ 7.06
Section 409A	§ 3.10(j)
Securities Act	§ 4.07(a)
Stock Targets	§ 2.03(a)(iii)
Surviving Company	§ 1.01(c)
Surviving Company LLC Agreement	§ 1.05(b)
Tax	§ 3.14(n)
Tax Return	§ 3.14(n)
Terminating Company Breach	§ 9.01(e)
Terminating DFB Healthcare Breach	§ 9.01(g)
Third Contingent Consideration	§ 2.03(a)(iii)
Third Stock Target	§ 2.03(a)(iii)
Trust Account	§ 4.17(a)
Trust Account Cash	§ 1.07(a)
Trust Agreement	§ 4.17(a)
Trust Fund	§ 4.17(a)
Trustee	§ 4.17(a)
Waived Benefits	§ 7.06

        SECTION 10.04    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

        SECTION 10.05    Entire Agreement; Assignment.     This Agreement and the Ancillary Agreements and other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

        SECTION 10.06    Specific Performance.     The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties' obligation to consummate the Transactions) in the Delaware Chancery Court or, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

        SECTION 10.07    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

        SECTION 10.08    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

        SECTION 10.09    Waiver of Jury Trial.     Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.09.

        SECTION 10.10    Headings.     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.11    Counterparts.     This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 10.12    Company Unitholders' Representative.

          (a)   The Company Unitholders' Representative is hereby approved to serve as the representative of the Company Unitholders with respect to the matters expressly set forth in this Agreement to be performed by the Company Unitholders' Representative. Each of the Company Unitholders have irrevocably appointed the Company Unitholders' Representative as the agent, proxy and attorney in fact for such Company Unitholders for the matters expressly set forth in this Agreement to be performed by the Company Unitholders' Representative. All decisions and actions by the Company Unitholders' Representative shall be binding upon all of the Company Unitholders, and no Company Unitholder shall have the right to object, dissent, protest or otherwise contest the same. DFB Healthcare and Merger Sub shall be entitled to rely on the actions taken by the Company Unitholders' Representative without independent inquiry into the capacity of the Company Unitholders' Representative to so act. All actions, notices, communications and determinations by the Company Unitholders' Representative to carry out such functions shall conclusively be deemed to have been authorized by, and shall be binding upon, the Company Unitholders.

          (b)   The Company Unitholders' Representative may resign from its position as Company Unitholders' Representative at any time by written notice delivered to the Company Unitholders. If there is a vacancy at any time in the position of the Company Unitholders' Representative for any reason, such vacancy shall be filled by a majority vote of the Company Unitholders.

          (c)   All acts of the Company Unitholders' Representative hereunder in its capacity as such shall be deemed to be acts on behalf of the Company Unitholders and not of the Company Unitholders' Representative individually. The Company Unitholders' Representative shall not have any liability for any amount owed to DFB Healthcare pursuant to this Agreement. The Company Unitholders' Representative shall not be liable to the Company, DFB Healthcare, Merger Sub, or any other person in his or its capacity as the Company Unitholders' Representative, for any liability of a Company Unitholder or otherwise, or for anything which it may do or refrain from doing in connection with this Agreement. The Company Unitholders' Representative shall not be liable to the Company Unitholders, in his, her or its capacity as the Company Unitholders' Representative, for any liability of a Company Unitholder or otherwise, or for any error of judgment, or any act done or step taken or omitted by it in good faith, or for any mistake in fact or Law, or for anything which it may do or refrain from doing in connection with this Agreement, except in the case of the Company Unitholders' Representative's gross negligence or willful misconduct as determined in a final and non-appealable judgment of a court of competent jurisdiction. The Company Unitholders' Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties or rights hereunder, and it shall incur no liability in its capacity as the Company Unitholders' Representative to DFB Healthcare, Merger Sub, the Company, or the Company Unitholders and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. The Company Unitholders' Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Company Unitholder, except in respect of amounts received on behalf of the Company Unitholders.

          (d)   The Company may apportion up to $500,000 in the Payment Spreadsheet to the Company Unitholders' Representative (the "Company Unitholders' Representative Amount") as an Expense of the Company to pay any fees, costs, expenses or other obligations incurred by the Company Unitholders' Representative acting in its capacity as such; provided, that the Company Unitholders' Representative Amount shall be released to the Company Unitholders and the Blocker Sellers pro rata following the date of determination of the Third Stock Target. Without limiting the foregoing, each Company Unitholder shall indemnify and defend the Company Unitholders' Representative and hold the Company Unitholders' Representative harmless against any loss, damage, cost, liability or expense actually incurred without fraud, gross negligence or willful misconduct by the Company Unitholders' Representative (as determined in a final and non-appealable judgment of a court of competent jurisdiction) and arising out of or in connection with the acceptance, performance or administration of the Company Unitholders' Representative's duties under this Agreement. Any expenses or taxable income incurred by the Company Unitholders' Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Company Unitholders' Representative but shall be payable by and attributable to the Company Unitholders. Notwithstanding anything to the contrary in this Agreement, the Company Unitholders' Representative shall be entitled and is hereby granted the right to set off and deduct any unpaid or non-reimbursed expenses and unsatisfied liabilities incurred by the Company Unitholders' Representative in connection with the performance of its duties hereunder from amounts actually delivered to the Company Unitholders' Representative pursuant to this Agreement. The Company Unitholders' Representative may also from time to time submit invoices to the Company Unitholders covering such expenses and liabilities, which shall be paid by the Company Unitholders promptly following the receipt thereof.

        [Signature Page Follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DFB HEALTHCARE ACQUISITIONS CORP.
By	/s/ CHRIS WOLFE
	Name:	Chris Wolfe
	Title:	Chief Financial Officer
DFB MERGER SUB LLC
By	/s/ CHRIS WOLFE
	Name:	Chris Wolfe
	Title:	Chief Financial Officer
BM AH HOLDINGS, LLC
By	/s/ RICHARD HORNE
	Name:	Richard Horne
	Title:	Deputy General Counsel, Tax
ACCESS POINT MEDICAL, INC.
By	/s/ LUKE MCGEE
	Name:	Luke McGee
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ADAPTHEALTH HOLDINGS LLC
By	/s/ LUKE MCGEE
	Name:	Luke McGee
	Title:	Chief Executive Officer
AH REPRESENTATIVE LLC
By	/s/ ALAN QUASHA
	Name:	Alan Quasha
	Title:	Managing Member
CLIFTON BAY OFFSHORE INVESTMENTS L.P.
By	/s/ SUSAN V. DEMERS
	Name:	Susan V. Demers for
	Title:	Vicali Services (BVI) Inc.—Sole Director For and on behalf of Clifton Bay Management Ltd.—General Partner
BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.
By	BlueMountain Capital Management, LLC, its investment manager
By	/s/ RICHARD HORNE
	Name:	Richard Horne
	Title:	Deputy General Counsel, Tax
BMSB L.P.
By	BlueMountain Capital Management, LLC, its investment manager
By	/s/ RICHARD HORNE
	Name:	Richard Horne
	Title:	Deputy General Counsel, Tax
BLUEMOUNTAIN FURSAN FUND L.P.
By	/s/ RICHARD HORNE
	Name:	Richard Horne
	Title:	Deputy General Counsel, Tax

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Registration Rights Agreement

[See Annex G]

EXHIBIT B-1

BM Blocker Certificate of Merger

[See Attached]

 STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION

        Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

        FIRST: The name of the surviving corporation is DFB Healthcare Acquisitions Corp. , a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is BM AH Holdings, LLC.

        SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

        THIRD: The name of the surviving corporation is DFB Healthcare Acquisitions Corp., a Delaware corporation.

        FOURTH: The merger is to become effective on [    •    ].

        FIFTH: The Agreement of Merger is on file at 780 Third Avenue, New York, NY., the place of business of the surviving corporation.

        SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

        SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the                day of                 , A.D.,                .

By:	Authorized Officer
Name:
Title:

EXHIBIT B-2

A Blocker Certificate of Merger

[See Attached]

 STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

        Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

        FIRST: The name of the surviving corporation is DFB Healthcare Acquisitions Corp., and the name of the corporation being merged into this surviving corporation is Access Point Medical, Inc.

        SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

        THIRD: The name of the surviving corporation is DFB Healthcare Acquisitions Corp., a Delaware corporation.

        FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

        FIFTH: The merger is to become effective on [    •    ].

        SIXTH: The Agreement of Merger is on file at 780 Third Avenue, New York, NY, the place of business of the surviving corporation.

        SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

        IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the      day of                        , A.D.,                         .

By:	Authorized Officer
Name:
Title:

EXHIBIT C

Surviving Company LLC Agreement

[See Annex D]

EXHIBIT D

Amended and Restated Certificate of Incorporation of DFB Healthcare

[See Annex J]

EXHIBIT E

Directors and Officers of DFB Healthcare

Directors

  1.
  Richard Barasch—Chairman of the Board
  2.
  Luke McGee
  3.
  Josh Parnes
  4.
  Alan Quasha
  5.
  Director designated by Deerfield
  6.
  Director designated by BlueMountain
  7.
  Independent Director

Officers

        The officers of the Company as of the date hereof in their current positions.

EXHIBIT F

Tax Receivable Agreement

[See Annex F]

EXHIBIT G

Exchange Agreement

[See Annex E]

EXHIBIT H

Board Designation Letter Agreement

[See Annex I]

Annex A-2

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of October 15, 2019, is made by and among DFB Healthcare Acquisitions Corp., a Delaware corporation ("DFB Healthcare"), BM AH Holdings, LLC, a Delaware limited liability company (the "BM Blocker"), Access Point Medical, Inc., a Delaware corporation (the "A Blocker" and, together with the BM Blocker, the "Blockers"), DFB Merger Sub LLC, a Delaware limited liability company ("Merger Sub"), AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, and BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership (the "BM Blocker Sellers"), Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership (the "A Blocker Seller"), and AH Representative LLC, a Delaware limited liability company (the "Company Unitholders' Representative"). Capitalized terms used and not otherwise defined herein have the meanings given to such terms in that certain Agreement and Plan of Merger, dated as of July 8, 2019 (the "Merger Agreement"), by and among DFB Healthcare, BM Blocker, A Blocker, Merger Sub, the Company, the Company Unitholders' Representatives and solely for purposes of Section 7.20 thereof, the BM Blocker Sellers and, solely for purposes of Section 7.21 thereof, the A Blocker Sellers.

        WHEREAS, the parties hereto desire to amend certain terms set forth in the Merger Agreement pursuant to Section 9.04 of the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the parties hereto agree as follows pursuant to Section 9.04 of the Merger Agreement:

        1.     The eighth recital of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

  "WHEREAS, as of the date hereof, Deerfield and RAB Ventures (DFB) LLC have entered into that certain Deerfield PIPE Agreement with DFB Healthcare pursuant to which Deerfield and RAB Ventures (DFB) LLC have agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase up to an aggregate of twelve million and five hundred thousand (12,500,000) shares of DFB Healthcare Common Stock in connection with the Closing;"

        2.     The final recital of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

  "WHEREAS, certain stockholders of DFB Healthcare and the Company have entered into an amended and restated assignment and assumption agreement, dated as as of October 15, 2019 (the "Founders Equity Transfer Agreement"), pursuant to which certain retained founder shares and warrants of DFB Healthcare would be transferred by such stockholders to the Company (or its permitted assigns) in accordance with the terms therein.

        3.     Section 2.03(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "(a) Contingent Consideration. Following the Closing, in addition to the consideration to be received pursuant to Section 2.01 and Section 2.02(a) of this Agreement and as part of the overall Merger Consideration, but subject to Section 7.19, the Surviving Company shall issue additional Consideration Units, as an earnout related to the Merger based on the targets described below, to the Company Unitholders and additional shares of DFB Healthcare Common Stock, as an earnout related to the Blocker Mergers based on the targets described below, to applicable Blocker Sellers

A-2-1

  as follows, with the number of shares of DFB Healthcare Common Stock and Consideration Units allocated between the Company Unitholders and each applicable Blocker Seller, as applicable, based on the relative number of shares of DFB Healthcare Common Stock and Consideration Units, as applicable, received thereby as part of the Closing Merger Consideration, as applicable, and as set forth in the Payment Spreadsheet:

              (i)  One Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, as applicable, in the event that the average Trading Price of the DFB Healthcare Common Stock is $15.00 or greater during the month of December in 2020 (the "First Stock Target") (such 1,000,000 shares, the "First Contingent Consideration");

             (ii)  An additional one Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, as applicable, in the event that the average Trading Price of the DFB Healthcare Common Stock is $18.00 or greater during the month of December in 2021 (the "Second Stock Target") (such 1,000,000 shares, the "Second Contingent Consideration"); and

            (iii)  An additional one Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, as applicable, in the event that the average Trading Price of the DFB Healthcare Common Stock is $22.00 or greater during the month of December in 2022 (the "Third Stock Target" and, together with the First Stock Target and Second Stock Target, the "Stock Targets") (such 1,000,000 shares, the "Third Contingent Consideration" and together with the First Contingent Consideration and Second Contingent Consideration, the "Contingent Consideration")."

        4.     Section 6.02(b)(ii) of the Merger Agreement is hereby amended to replace the reference to "$100,000,000" with "$125,000,000."

        5.     Section 7.21 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

  "A Blocker Indemnity and Covenants.

          (a)   Following the A Blocker Merger, the A Blocker Seller shall indemnify DFB Healthcare and its affiliates and hold them harmless from and against all damages, Liabilities, actions, causes of action, deficiency, penalty, interest, fine or other cost or expenses (including costs of investigation and defense, and attorney's fees and expenses), arising out of, resulting from or relating to (i) all Taxes recognized by, attributable to or arising out of any actions of the A Blocker and/or Access Point Medical LLC (A) on or before the Closing Date, and (B) relating to or arising from or out of the transactions contemplated by this Agreement and (ii) all other liabilities or obligations whatsoever, whether matured or unmatured, known or unknown, accrued or fixed, absolute or contingent or otherwise ("Liabilities") of the A Blocker and/or Access Point Medical LLC existing or arising on or prior to the Closing Date. Notwithstanding any other provision herein, this Section 7.21 shall survive the Closing indefinitely.

          (b)   Following the Closing, DFB Healthcare shall timely file, or cause to be timely filed, all Tax Returns of the A Blocker that are due to be filed after the Closing Date, subject to the next sentence of this Section 7.21. The A Blocker Seller shall prepare, or cause to be prepared, each Tax Return for any taxable period ending on or before, or including, the Closing Date (such Tax Returns, "A Blocker Prepared Tax Returns"). DFB Healthcare shall promptly provide any information reasonably requested by the A Blocker Seller that is relevant to the preparation of the A Blocker Prepared Tax Returns. The A Blocker Seller shall provide a draft of each A Blocker Prepared Tax Return to DFB Healthcare for its review and comment not later than thirty (30) days prior to the due date for filing, and shall consider in good faith any comments that are provided by DFB Healthcare not less than ten (10) days prior to such due date; provided, however, that in the

A-2-2

  event of a dispute between the parties as to the preparation of the A Blocker Prepared Tax Return, such dispute shall be promptly submitted for arbitration to a mutually acceptable "big 4" accounting firm, or if no such firm accepts the engagement, an accounting firm mutually acceptable to the parties (the "A Blocker Arbitrator's Determination"). If the A Blocker Arbitrator's Determination is not made prior to the due date for filing an A Blocker Prepared Tax Return, such return will be filed reflecting the A Blocker Seller's position and shall be subsequently amended as needed to reflect the A Blocker Arbitrator's Determination.

          (c)   A Blocker Seller hereby covenants and agrees that, prior to the Closing, A Blocker Seller shall, and shall cause the A Blocker, to take such other actions set forth on Schedule I hereto (the "A Blocker Corporate Actions")."

          (d)   A Blocker Seller does hereby absolutely, unconditionally, continuously, and irrevocably guarantee, as primary obligor and not merely as surety, the due and prompt payment and performance of each of the covenants, agreements, obligations and Liabilities of the A Blocker and A Blocker Seller under this Agreement.

        6.     Section 8.01(e) of the Merger Agreement is hereby deleted in its entirety.

        7.     The following is hereby inserted as a new Section 8.02(l) of the Merger Agreement:

  "Healthcare Law. None of the U.S. Department of Justice, CMS or the Office of Inspector General of the U.S. Department of Health and Human Services shall have, on or after October 15, 2019, (i) notified the Company that is has commenced an investigation or review of the Company pursuant to a subpoena, criminal proceeding or civil investigative demand concerning a material violation of a Healthcare Law by the Company or any Company Subsidiary arising out of facts and circumstances unrelated to any matter set forth the Company Disclosure Schedule for which an adverse determination against the Company or the applicable Company Subsidiary would reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole, or (ii) filed against the Company or any Company Subsidiary an action under a Healthcare Law arising out of facts and circumstances unrelated to any matter set forth in the Company Disclosure Schedule, for which an adverse ruling against the Company or the applicable Company Subsidiary would reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole."

        8.     The following is hereby inserted as a new Section 8.02(m) of the Merger Agreement:

  A Blocker Agreements and Covenants. A Blocker Seller shall have performed or complied in all respects with all agreements and covenants required by Section 7.21 to be performed or complied with by it on or prior to the Effective Time.

        9.     The definition of "Deerfield PIPE Agreement" in Section 10.03 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

  "Deerfield PIPE Agreement" means that certain amended and restated subscription agreement, dated as of October 15, 2019, by and between DFB Healthcare, Deerfield and RAB Ventures (DFB) LLC."

        10.   Exhibit D of the Merger Agreement is hereby deleted in its entirety and replaced with the Form of Amended and Restated Certificate of Incorporation of DFB Healthcare attached hereto as Exhibit A.

        11.   Exhibit E of the Merger Agreement is hereby deleted in its entirety and replaced with the list of Directors and Officers of DFB Healthcare attached hereto as Exhibit B.

        12.   Exhibit F of the Merger Agreement is hereby deleted in its entirety and replaced with the Form of Tax Receivable Agreement attached hereto as Exhibit C.

A-2-3

        13.   Attached hereto as Exhibit D are the disclosure schedules of the A Blocker to the Merger Agreement.

        14.   All other sections, paragraphs, provisions, and clauses in the Merger Agreement not expressly modified above remain in full force and effect as originally written.

        15.   Article X of the Merger Agreement is hereby incorporated herein in its entirety, mutatis mutandis.

* * * * *

A-2-4

 Exhibit B

Directors and Officers of DFB Healthcare

Directors

1.
Richard Barasch—Chairman of the Board

2.
Luke McGee

3.
Josh Parnes

4.
Alan Quasha

5.
Susan Weaver

6.
Dale Wolf

7.
Terence Conners

Officers

The officers of the Company as of the date hereof in their current positions.

A-2-

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

DFB HEALTHCARE ACQUISITIONS CORP.
By	/s/ CHRIS WOLFE
	Name:	Chris Wolfe
	Title:	Chief Financial Officer
DFB MERGER SUB LLC
By	/s/ CHRIS WOLFE
	Name:	Chris Wolfe
	Title:	Chief Financial Officer
BM AH HOLDINGS, LLC
By	/s/ RICHARD HORNE
	Name:	Richard Horne
	Title:	Deputy General Counsel, Tax
ACCESS POINT MEDICAL, INC.
By	/s/ LUKE MCGEE
	Name:	Luke McGee
	Title:	Chief Executive Officer
ADAPTHEALTH HOLDINGS LLC
By	/s/ LUKE MCGEE
	Name:	Luke McGee
	Title:	Chief Executive Officer
AH REPRESENTATIVE LLC
By	/s/ ALAN QUASHA
	Name:	Alan Quasha
	Title:	Managing Member

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]

CLIFTON BAY OFFSHORE INVESTMENTS L.P.
By	/s/ SUSAN V. DEMERS
	Name:	Susan V. Demers for
	Title:	Vicali Services (BVI) Inc.—Sole Director For and on behalf of Clifton Bay Management Ltd.—General Partner
BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.
By	/s/ RICHARD HORNE
	Name:	Richard Horne
	Title:	Deputy General Counsel, Tax
BMSB L.P.
By	/s/ RICHARD HORNE
	Name:	Richard Horne
	Title:	Deputy General Counsel, Tax
BLUEMOUNTAIN FURSAN FUND L.P.
By	/s/ RICHARD HORNE
	Name:	Richard Horne
	Title:	Deputy General Counsel, Tax

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]

Annex B

Execution Version

Deerfield/RAB Ventures, LLC
780 Third Avenue
New York, NY 10017

October 15, 2019

DFB Healthcare Acquisitions Corp.
780 Third Avenue
New York, NY 10017
Attention: Chris Wolfe

AdaptHealth Holdings, LLC
122 Mill Road
Phoenixville, PA 19460
Attention: Chris Joyce

Re:    Amended and Restated Agreement Re: Assignment of Founder Shares and Warrants

Ladies and Gentlemen:

        This letter (this "Letter Agreement") is being delivered to you in connection with that certain Agreement and Plan of Merger, dated as of July 8, 2019, by and among DFB Healthcare Acquisitions Corp., a Delaware corporation ("DFB Healthcare"), Access Point Medical, Inc., a Delaware corporation, Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership, BM AH Holdings, LLC, a Delaware limited liability company, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership, DFB Merger Sub LLC, a Delaware limited liability company, AdaptHealth Holdings, LLC, a Delaware limited liability company (the "AdaptHealth"), and AH Representative LLC, a Delaware limited liability company, as the Company Unitholders' Representative, as amended by that certain Amendment No. 1 dated October 15, 2019 (as so amended, the "Merger Agreement"). This Letter Agreement amends, restates and supersedes in its entirety that certain letter agreement, dated July 8, 2019, entered into by among the parties hereto with respect to the assignment of Founder Shares and Warrants (the "Original Letter Agreement").

        In order to induce DFB Healthcare and AdaptHealth to enter into the Merger Agreement and proceed with the consummation of the transactions (the "Transactions") contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Deerfield/RAB Ventures, LLC (the "Sponsor") hereby agrees with DFB Healthcare and AdaptHealth as follows:

          1.     The Sponsor agrees that it shall, immediately prior to the consummation of the Transactions, transfer and assign to AdaptHealth (or such other equityholder or employee of AdaptHealth as AdaptHealth shall designate prior to the consummation of the Transactions pursuant to Section 4 of this Letter Agreement), for no consideration, such number of shares of common stock of DFB Healthcare ("Transferred Shares") and such number of warrants ("Transferred Warrants") to purchase such number of shares of common stock of DFB Healthcare (with each Warrant exercisable for one-third of a share of common stock of DFB Healthcare) determined based on the total number of Purchased Securities, as such term is defined in that certain Amended and Restated Subscription Agreement, dated as of the date hereof, by and among DFB Healthcare, Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, and RAB Ventures (DFB) LLC, a Delaware limited liability company, as follows:

            (a)   If the total number of Purchased Securities is equal to or less than 10,000,000, then the number of Transferred Shares shall be 2,500,000 and the number of Transferred Warrants shall be 1,733,333;

            (b)   If the total number of Purchased Securities is equal to 12,500,000, then the number of Transferred Shares shall be 2,437,500 and the number of Transferred Warrants shall be 1,690,000; and

            (c)   If the total number of Purchased Securities is greater than 10,000,000 but less than 12,500,000, then (1) the number of Transferred Shares shall be 2,437,500 plus the product of (A) the Applicable Percentage (as defined below) and (B) 62,500, and (2) the number of Transferred Warrants shall be 1,690,000 plus the product of (A) the Applicable Percentage (as defined below) and (B) 43,333 (in each case, rounded to the nearest whole number of Transferred Shares or Transferred Warrants, as applicable). As used in this subsection (c), "Applicable Percentage" means (x) the number of Purchased Securities in excess of 10,000,000 divided by (y) 2,500,000.

        The Sponsor hereby authorizes DFB Healthcare to take such actions as shall be necessary to evidence such transfer as of immediately prior to the consummation of the Transactions, including by causing to be updated the stock and warrant transfer records of DFB Healthcare to reflect such transfers. AdaptHealth acknowledges and agrees that (a) the Transferred Shares and Transferred Warrants constitute Founder Shares and Private Placement Warrants, as such terms are defined in that certain letter agreement, dated February 15, 2018 (the "Letter Agreement"), to which the Sponsor and DFB are parties, and (b) AdaptHealth (and/or any other recipient of Transferred Shares and/or Transferred Warrants pursuant hereto) will be subject to all of the restrictions on transfer applicable to the Founder Shares and the Private Placement Warrants that the Sponsor is subject to pursuant to the terms of the Letter Agreement, and hereby agrees to be bound by such restrictions as if it were a party thereto.

        2.     This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby (including, without limitation, the Original Letter Agreement"). This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

        3.     This Letter Agreement shall terminate automatically upon the termination of the Merger Agreement.

        4.     No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties; provided, that, notwithstanding the foregoing, (a) a portion of the Transferred Shares may be transferred and assigned by one or more of the officers and directors of DFB Healthcare in lieu of the Sponsor and (b) AdaptHealth shall be entitled to assign the right to receive any Transferred Shares or Transferred Warrants to any equityholder or employee of AdaptHealth by delivering to DFB Healthcare a schedule thereof in the form of Exhibit A hereto at least two (2) Business Days prior to the consummation of the Transactions; provided that any such assignee shall be required, as a condition to receipt of any Transferred Shares or Transferred Warrants, to enter into a written agreement agreeing to be bound by the restrictions contained in the Letter Agreement with respect to such Transferred Shares and/or Transferred Warrants, as applicable. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and its respective successors and permitted assigns to whom the Sponsor transfers shares of DFB Healthcare in compliance with this Letter Agreement. Any transfer made in contravention of this Letter Agreement shall be null and void.

        5.     This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any Delaware Chancery Court, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

        6.     This Letter Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

DEERFIELD/RAB VENTURES, LLC
By:	/s/ RICHARD A. BARASCH
	Name:	Richard A. Barasch
	Title:	Manager

Acknowledged and Agreed:

DFB HEALTHCARE ACQUISITION CORP.
By:	/s/ CHRIS WOLFE
	Name:	Chris Wolfe
	Title	Chief Financial Officer
ADAPTHEALTH HOLDINGS, LLC
By:	/s/ LUKE MCGEE
	Name:	Luke McGee
	Title	Chief Executive Officer

EXHIBIT A

Transferee	Number of Shares of Common Stock to be Transferred	Number of Warrants to be Transferred

Annex C

Execution Version

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

DFB Healthcare Acquisitions Corp.
780 Third Avenue
New York, NY 10017

Ladies and Gentlemen:

        In connection with the proposed business combination between DFB Healthcare Acquisitions Corp., a Delaware corporation (the "Company"), and AdaptHealth Holdings, LLC, a Delaware limited liability company ("AdaptHealth"), Deerfield Private Design Fund IV, L.P., a Delaware limited partnership ("Deerfield"), and the Company entered into that certain subscription agreement, dated July 8, 2019 (the "Original Subscription Agreement"), pursuant to which Deerfield subscribed for and agreed to purchase, and the Company agreed to sell to Deerfield, shares of the Company's Common Stock (as defined below). The Company and Deerfield desire to amend and restate the Original Subscription Agreement pursuant to this amended and restated subscription agreement (the "Subscription Agreement") in order to (i) increase the number of shares of Common Stock which may be purchased by Deerfield and (ii) add RAB Ventures (DFB) LLC, a Delaware limited liability company ("RAB"), as a party for the purposes set forth herein, on the terms and subject to the conditions contained herein. Deerfield and RAB are sometimes referred to herein individually as a "Subscriber" and collectively as the "Subscribers." In connection therewith, the Subscribers and the Company agree as follows:

        1.    Certain Definitions.     As used in this Subscription Agreement, the following capitalized terms shall have the meanings set forth below:

        "Affiliate" means, with respect to a specified person, a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "Available Cash" means the amount of cash and cash equivalents held by and available to the Company, whether in or outside the Trust Account (as such term is defined in the Company Charter), immediately prior to the consummation of the Transaction, after giving effect to the aggregate amount (if any) (i) to be disbursed from the Trust Account on account of Redeemed Shares to holders of Common Stock and (ii) received from any other private sales of Company Stock effected in connection with the consummation of the Transaction in accordance with the terms of the Transaction Agreement, but before giving effect to any other payments to be made by the Company in connection with the Transaction (including any costs and expenses related to the Transaction) (but, for the avoidance of doubt, without giving effect to the proceeds of the Purchased Securities pursuant to this Subscription Agreement).

        "Company Charter" means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof.

        "Common Stock" means the Company's common stock, par value $0.0001 per share.

        "Current Company Shares" means the two million five hundred thousand (2,500,000) shares of Common Stock purchased by Deerfield in the Company's initial public offering.

        "Deerfield Securities" means (i) if the total number of Purchased Securities is ten million (10,000,000) shares or less, then all of the Purchased Securities, and (ii) if the total number of Purchased Securities is more than ten million (10,000,000) shares, then ten million (10,000,000) plus twenty four-twenty fifths (24/25) of the total number of Purchased Securities in excess of ten million shares.

        "Nine-Month Lock-Up Securities" means (i) if the total number of Purchased Securities is seven million five hundred thousand (7,500,000) shares or less, then all of the Purchased Securities, and (ii) if the total number of Purchased Securities is more than seven million five hundred thousand (7,500,000) shares, then seven million five hundred thousand (7,500,000) of the Purchased Securities.

        "Purchased Securities" means that number of shares of Common Stock determined as follows:

            (i)  If the amount of Available Cash is Seventy-Five Million Dollars ($75,000,000) or less, then twelve million five hundred thousand (12,500,000) shares;

           (ii)  If the amount of Available Cash is more than Seventy-Five Million Dollars ($75,000,000) but less than One Hundred Million Dollars ($100,000,000), then such number of shares between ten million (10,000,000) and twelve million five hundred thousand (12,500,000) as shall be selected by Deerfield in its sole discretion;

          (iii)  If the amount of Available Cash is at least One Hundred Million Dollars ($100,000,000) but no more than Two Hundred Million Dollars ($200,000,000), then ten million (10,000,000) shares; and

          (iv)  If the amount of Available Cash is more than Two Hundred Million Dollars ($200,000,000), then that number of shares of Common Stock (rounded up to the nearest whole number) equal to (A) Three Hundred Million Dollars ($300,000,000) minus the amount of Available Cash, divided by (B) Ten (10); provided that in no event will the number of Purchased Securities be less than five million (5,000,000) shares.

        "RAB Securities" means (i) if the total number of Purchased Securities is ten million shares or less, then none of the Purchased Securities, and (ii) if the total number of Purchased Securities is more than ten million shares, one-twenty fifth (1/25) of the total number of Purchased Securities in excess of ten million shares.

        "Redeemed Shares" means the total number of shares of Common Stock (if any) to be redeemed by the Company as a result of the exercise of Redemption Rights (as such term is defined in the Company Charter) by holders of Common Stock in connection with the Transaction.

        "Transaction" means the proposed business combination contemplated by the Transaction Agreement.

        "Transaction Agreement" means that certain Agreement and Plan of Merger, dated July 8, 2019, by and among the Company, AdaptHealth, DFB Merger Sub LLC, a Delaware limited liability company, Access Point Medical, Inc., a Delaware corporation, Clifton Bay Offshore Investments L.P, a British Virgin Islands limited partnership, BM AH Holdings, LLC, a Delaware limited liability company, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership, and AH Representative LLC, a Delaware limited liability company, as the Company Unitholders' Representative, as amended by that certain Amendment No. 1 dated October 15, 2019, pursuant to which the parties thereto intend to effect the Transaction on the terms and conditions set forth therein.

        "Willful Breach" means a material breach that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would be reasonably expected to, cause a breach of this Subscription Agreement.

        2.    Subscription; Commitment.

          (a)   Deerfield hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to sell to Deerfield, the Deerfield Securities for a purchase price of $10.00 per share, on the terms and subject to the conditions provided for herein.

          (b)   RAB hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to sell to RAB, the RAB Securities for a purchase price of $10.00 per share, on the terms and subject to the conditions provided for herein.

          (c)   Deerfield further hereby agrees that it shall (i) continue to own, beneficially and of record, the Current Company Shares through the time of the consummation of the Transaction, (ii) not exercise its Redemption Rights with respect to any of the Current Company Shares in connection with the Transaction and (iii) vote the Current Company Shares in favor of the Transaction and the other proposals of the Company set forth in the Proxy Statement (as defined in the Transaction Agreement).

        3.    Closing.     The closing of the sale of Purchased Securities contemplated hereby (the "Closing") is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur immediately prior to the consummation of the Transaction. Upon (a) satisfaction of the conditions set forth in Section 4 of this Subscription Agreement and (b) written notice from (or on behalf of) the Company to the Subscribers (the "Closing Notice") that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than three (3) business days from the date of the Closing Notice and setting forth the number of Redeemed Shares (and the resulting amount of Available Cash and number of Purchased Securities), each of the Subscribers shall deliver to the Company, at least one (1) business day prior to the closing date specified in the Closing Notice (the "Closing Date"), the aggregate applicable subscription amount (in the case of RAB, if any) for such Subscriber's Purchased Securities (the "Purchase Price"), which shall be held in escrow until the Closing pursuant to the terms of an escrow agreement to be entered into by the Subscribers, the Company and an escrow agent, by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. At the Closing, the Company shall deliver (or cause the delivery of) the applicable number of each Subscriber's Purchased Securities (in the case of RAB, if any) in book entry form to applicable Subscriber or to a custodian designated by the applicable Subscriber, as applicable, as indicated below, and upon delivery of the applicable number of Purchased Securities to the Subscribers, the Purchase Price shall be released from escrow automatically and without further action by the Company or the Subscribers. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the applicable Subscribers.

        4.    Closing Conditions.     Each Subscriber's obligation to acquire its Purchased Securities (in the case of RAB, if any) at the Closing is also subject to the conditions that, on the Closing Date:

          (a)   no suspension of the qualification of the Common Stock for offering or sale, or of the Common Stock for trading, in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

          (b)   all representations and warranties of the Company and such Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects at and as of that specified date), and consummation of the Closing shall constitute a reaffirmation by each of the Company and such Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription

  Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

          (c)   no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

          (d)   the Company's shareholders shall have approved the issuance of the Purchased Securities;

          (e)   all conditions precedent to the Company's obligation to consummate closing of the Transaction, including the approval of the Company's shareholders, shall have been satisfied or, with the prior written consent of such Subscriber, waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction);

          (f)    since the date of this Subscription Agreement, there shall have not occurred any Company Material Adverse Effect (as defined in the Transaction Agreement);

          (g)   the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

          (h)   the Transaction Agreement, other subscription agreements and other related transaction agreements, if any, shall not have been amended, waived by the Company or modified except with the prior written consent of such Subscriber;

          (i)    the Company shall have taken all necessary action to cause one individual designated by Deerfield to be elected or appointed to the Company's Board of Directors upon the consummation of the Transaction;

          (j)    the Company, such Subscriber and the other parties thereto shall have entered into the Registration Rights Agreement (the "Registration Rights Agreement"), in substantially the form attached hereto as Exhibit A, amending and restating that certain Registration Rights Agreement dated as of February 15, 2018 by and among the Company, Deerfield/RAB Ventures LLC (an affiliate of the Subscribers) and the other investors party thereto;

          (k)   the Company shall have delivered or shall have caused to be delivered to the Subscribers and their respective counsel, on or prior to the Closing Date, such closing certificates as may be reasonably requested by the Subscribers, in form and substance reasonably satisfactory to the Subscribers; and

          (l)    all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applicable to the purchase of the Purchased Securities (the "HSR Filings") shall have been completed, and any applicable waiting period (and any extensions thereof) applicable to the purchase of the Purchased Securities under the HSR Act shall have expired or been terminated.

        5.    Further Assurances.     At and after the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

        6.    Company Representations and Warranties.     The Company represents and warrants to each of the Subscribers that:

          (a)   The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

          (b)   The Purchased Securities have been duly authorized and, when issued and delivered to such Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Purchased Securities will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company Charter and Company's bylaws or under the laws of the State of Delaware.

          (c)   This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

          (d)   The execution, delivery and performance of this Subscription Agreement (including the issuance and sale of the Purchased Securities and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby) will be done in accordance with the Nasdaq marketplace rules and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject; (ii) the provisions of the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clause (i) or this clause (iii), would have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of the Company, the validity of the Purchased Securities, or the legal authority or ability of the Company to comply in all material respects with the terms of this Subscription Agreement (a "Material Adverse Effect").

          (e)   There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Purchased Securities or (ii) the shares to be issued pursuant to any other subscription agreement that have not been or will not be validly waived on or prior to the Closing Date.

          (f)    The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company's properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clause (ii) and clause (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (g)   The Company has not paid, and is not obligated to pay, any brokerage, finder's or other fee or commission in connection with its issuance and sale of the Purchased Securities, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

        7.    Subscriber Representations and Warranties.     Each Subscriber, severally and not jointly, solely as to itself and not as to the other Subscriber, represents and warrants to the Company that:

          (a)   Such Subscriber is (i) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or an institutional "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, (ii) is acquiring the Purchased Securities only for its own account and not for the account of others, and not on behalf of any other account or person, and (iii) is not acquiring the Purchased Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Such Subscriber is not an entity formed for the specific purpose of acquiring the Purchased Securities.

          (b)   Such Subscriber understands that the Purchased Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Purchased Securities have not been registered under the Securities Act. Such Subscriber understands that the Purchased Securities may not be resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Purchased Securities shall contain a legend to such effect. Such Subscriber acknowledges that the Purchased Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Such Subscriber understands and agrees that the Purchased Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, such Subscriber may not be able to readily resell the Purchased Securities and may be required to bear the financial risk of an investment in the Purchased Securities for an indefinite period of time. Such Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Purchased Securities.

          (c)   Such Subscriber understands and agrees that such Subscriber is purchasing Purchased Securities directly from the Company. Such Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to such Subscriber by the Company, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

          (d)   Such Subscriber's acquisition and holding of the Purchased Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

          (e)   In making its decision to purchase the Purchased Securities, such Subscriber has relied solely upon independent investigation made by such Subscriber. Such Subscriber acknowledges and agrees that such Subscriber has received such information as it deems necessary in order to make an investment decision with respect to the Purchased Securities. Such Subscriber represents and agrees that such Subscriber and such Subscriber's professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and such Subscriber's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Purchased Securities.

          (f)    Such Subscriber became aware of this offering of the Purchased Securities solely by means of direct contact between it and the Company or a representative of the Company, and the

  Purchased Securities were offered to such Subscriber solely by direct contact between it and the Company or a representative of the Company. Such Subscriber did not become aware of this offering of the Purchased Securities, nor were the Purchased Securities offered to such Subscriber, by any other means. Such Subscriber acknowledges that the Company represents and warrants that the Purchased Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

          (g)   Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Securities. Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities, and such Subscriber has sought such accounting, legal and tax advice as such Subscriber has considered necessary to make an informed investment decision.

          (h)   Alone, or together with any professional advisor(s), such Subscriber has adequately analyzed and fully considered the risks of an investment in the Purchased Securities and determined that the Purchased Securities are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber's investment in the Company. Such Subscriber acknowledges specifically that a possibility of total loss exists.

          (i)    Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Securities or made any findings or determination as to the fairness of this investment.

          (j)    Such Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

          (k)   The execution, delivery and performance by such Subscriber of this Subscription Agreement are within the powers of such Subscriber, have been duly authorized and, assuming the satisfaction of the conditions to closing in Section 4 of this Subscription Agreement, will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which such Subscriber is a party or by which such Subscriber is bound, and, if such Subscriber is not an individual, will not violate any provisions of such Subscriber's charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if such Subscriber is an individual, has legal competence and capacity to execute the same or, if such Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms.

          (l)    Neither the due diligence investigation conducted by such Subscriber in connection with making its decision to acquire the Purchased Securities nor any representations and warranties made by such Subscriber herein shall modify, amend or affect such Subscriber's right to rely on the truth, accuracy and completeness of the Company's representations and warranties contained herein.

          (m)  Such Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List"), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a "Prohibited Investor"). Such Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Subscriber is permitted to do so under applicable law. If such Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the "BSA"), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT Act"), and its implementing regulations (collectively, the "BSA/PATRIOT Act"), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by such Subscriber and used to purchase the Purchased Securities were legally derived.

          (n)   The Purchase Price to be paid by such Subscriber, together in the case of Deerfield with the total amount paid by Deerfield for the Current Company Shares, is less than the maximum amount that such Subscriber is permitted to invest in any one portfolio investment pursuant to the terms of its organizational or governing documents or otherwise. Such Subscriber has uncalled capital commitments or otherwise has available funds in excess of the Purchase Price and all other unfunded contractually binding equity commitments of such Subscriber that are currently outstanding.

          (o)   To the extent required under the HSR Act, such Subscriber agrees to promptly following the date hereof make any required HSR Filings and agrees to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act. Each party shall, in connection therewith, use its commercially reasonable efforts to: (i) cooperate in all respects with the other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other party reasonably informed of any communication received by such party or its representatives from, or given by such party or its representatives to, any governmental authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding the purchase of the Purchased Securities; (iii) permit a representative of the other party and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any governmental authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such governmental authority or other person, give a representative or representatives of the other party the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party's representative is prohibited from participating in or attending any meetings or conferences, the other party shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the purchase of the Purchased Securities, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any governmental authority.

        8.    Lock-Up.

          (a)   Deerfield acknowledges and agrees that, without the prior written consent of the Company, during the period commencing on the Closing Date and continuing until the date that is (i) with respect to the Nine-Month Lock-Up Securities and the Current Company Shares, nine

  (9) months after the Closing Date, and (ii) with respect to the remaining Deerfield Securities, three (3) months after the Closing Date, Deerfield shall not (A) sell, assign, transfer (including by operation of law), incur any liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever, dispose of or otherwise encumber (each, a "Transfer"), (B) make any short sale of, grant any option for the purchase of, or (C) enter into any hedging or similar transaction with the same economic effect as a Transfer of, any of such securities.

          (b)   RAB acknowledges and agrees that, without the prior written consent of the Company, during the period commencing on the Closing Date and continuing until the date that is three (3) months after the Closing Date, RAB shall not (i) Transfer, (ii) make any short sale of, grant any option for the purchase of, or (iii) enter into any hedging or similar transaction with the same economic effect as a Transfer of, any of the RAB Securities (if any).

          (c)   The Company may impose stop-transfer instructions and may stamp each certificate representing the Purchased Securities with an appropriate legend to enforce the provisions of the foregoing sentence. Any purported Transfer or other transaction in violation of this Section 8 shall be null and void.

        9.    Registration Rights.     The Company and such Subscriber, among the other parties thereto, shall enter into the Registration Rights Agreement, substantially in the form attached as Exhibit A hereto, in connection with the consummation of the Transaction contemplated by the Transaction Agreement.

        10.    Securities Laws Matters.     Prior to or at the Closing, the Company shall take all steps necessary to cause the acquisition of the Purchased Securities contemplated hereby by such Subscriber or any of its assignees who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        11.    Use of Funds.     The Company shall use the proceeds received in respect of the Purchase Price solely for the purposes of consummating the Transaction (including costs and expenses associated therewith), to subscribe for membership interests in AdaptHealth pursuant to the terms of the Transaction Agreement, and for general corporate purposes in furtherance of the business of the Company.

        12.    No Recourse.

          (a)   Notwithstanding anything that may be expressed or implied in this Subscription Agreement or any document or instrument delivered in connection herewith, the Company, by its acceptance of this Subscription Agreement, covenants, agrees and acknowledges that (a) no person other than the Subscribers and Company shall have any obligation hereunder, (b) no recourse hereunder or under any documents or instruments delivered in connection with this Subscription Agreement or the transactions referenced herein (whether or not consummated) shall be had against any Non-Recourse Party of either Subscriber, whether by the enforcement of any judgment or assessment or by any legal, equitable, investigative or arbitral proceeding, or by virtue of any statute, regulation or other applicable law (including common law), and (c) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Non-Recourse Party of either Subscriber, for any obligations of either Subscriber under this Subscription Agreement or any documents or instruments delivered in connection with this Subscription Agreement or the transactions referenced herein (whether or not consummated) or for any Proceeding based on, in respect of, or by reason of such obligations or by their creation, in each case whether based on contract, tort, strict liability, other laws (including common law) or otherwise, and whether by piercing the corporate veil, by a claim by or on behalf of a party hereto or another person or otherwise.

          (b)   For purposes of this Section 12, "Non-Recourse Party" means with respect to a Subscriber, its affiliates, and its and their former, current and future directors, managers, trustees, officers, employees, agents and affiliates (both direct and indirect), the former, current and future, direct and indirect holders of any equity interests or securities of the foregoing (whether such holder is a limited or general partner, member, stockholder or otherwise), the former, current or future assignees of the foregoing and the former, current or future directors, managers, trustees, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates, controlling persons, representatives or assignees of the foregoing (but in each case excluding (i) such Subscriber in its capacity as such, and (ii) the Company).

        13.    Termination.     This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the termination of the Transaction Agreement, (b) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 4 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing and the Closing nevertheless occurs, or (d) the satisfaction of the conditions to closing set forth in Section 4 of this Subscription Agreement becomes impossible; provided that nothing herein will relieve any party from liability for any Willful Breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify each Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

        14.    Trust Account Waiver.     Each Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Each Subscriber further acknowledges that, as described in the Company's prospectus relating to its initial public offering dated February 15, 2018 (the "Prospectus") available at www.sec.gov, substantially all of the Company's assets consist of the cash proceeds of the Company's initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the "Trust Account") for the benefit of the Company, its public shareholders and the underwriters of the Company's initial public offering. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, each Subscriber hereby waives with respect to the Purchased Securities any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Upon the consummation of the Transaction and the disbursement of the funds contained in the Trust Account, this Section 14 shall no longer have any force and effect.

        15.    Miscellaneous.

          (a)   Neither this Subscription Agreement nor any obligations hereunder nor any rights that may accrue to a Subscriber hereunder may be transferred or assigned without the prior written consent of the Company; provided, that either Subscriber may assign its rights hereunder in whole or in part to any of its Affiliates; provided further, that any such assignee shall be required, as a condition to receipt of any Purchased Securities, to enter into a written agreement agreeing to be bound by the restrictions contained in Section 8. For the avoidance of doubt, any such assignment shall not relieve the assigning Subscriber of any of its obligations hereunder. Any purported assignment of this Subscription Agreement in violation of this Section 15(a) shall be null and void.

          (b)   The Company may request from each Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of such Subscriber to acquire the Purchased Securities, and such Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

          (c)   Each Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, (i) each Subscriber agrees to promptly notify the Company if any of such Subscriber's acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate and (ii) the Company agrees to promptly notify each Subscriber if any of the Company's acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. Each Subscriber agrees that each purchase by such Subscriber of Purchased Securities from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Subscriber as of the time of such purchase.

          (d)   Each of the Company and the Subscribers is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          (e)   Notwithstanding anything to the contrary herein, all the covenants, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

          (f)    This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

          (g)   This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Original Subscription Agreement. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

          (h)   This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Notwithstanding the foregoing, Non-Recourse Parties shall be entitled to the benefits of, and shall have the right to enforce, Section 12 of this Subscription Agreement.

          (i)    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

          (j)    If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

          (k)   This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

          (l)    Each Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

          (m)  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

          (n)   THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, such Subscriber has executed or caused this Amended and Restated Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

DEERFIELD PRIVATE DESIGN FUND IV, L.P.
By:	Deerfield Mgmt IV, L.P., General Partner
By:	J.E. Flynn Capital IV, LLC, General Partner
By	/s/ DAVID J. CLARK
	Name:	David J. Clark
	Title:	Authorized Signatory
	Date:	October 15, 2019

[Signature Page to Subscription Agreement]

        IN WITNESS WHEREOF, such Subscriber has executed or caused this Amended and Restated Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

RAB VENTURES (DFB) LLC
By	/s/ RICHARD A. BARASCH
	Name:	Richard A. Barasch
	Title:	Manager
	Date:	October 15, 2019

[Signature Page to Subscription Agreement]

        IN WITNESS WHEREOF, DFB Healthcare Acquisitions Corp. has accepted this Amended and Restated Subscription Agreement as of the date set forth below.

DFB HEALTHCARE ACQUISITIONS CORP.
By	/s/ CHRIS WOLFE
	Name:	Chris Wolfe
	Title:	Chief Financial Officer
Date:

[Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.
QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.
☐    We are a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

B.
INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐    We are an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act. for one or more of the following reasons (Please check the applicable subparagraphs):

  ☐
  We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

  ☐
  We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

  ☐
  We are an insurance company, as defined in Section 2(13) of the Securities Act.

  ☐
  We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

  ☐
  We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

  ☐
  We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

  ☐
  We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

  ☐
  We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

  ☐
  We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

  ☐
  We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

  ☐
  We are an entity in which all of the equity owners are accredited investors.

C.
AFFILIATE STATUS
(Please check the applicable box)

THE INVESTOR:

☐
is:

☐
is not:

an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement

EXHIBIT A

FORM OF
REGISTRATION RIGHTS AGREEMENT

        [See attached]

 Annex D

AdaptHealth Holdings LLC

A Delaware Limited Liability Company

        FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THE MEMBERSHIP INTERESTS IN THE COMPANY REPRESENTED BY THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND OTHER LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

D-i

D-ii

 FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
ADAPTHEALTH HOLDINGS LLC
A Delaware Limited Liability Company

        THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") of AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), dated as of [                ], 2019 (the "Effective Date") by and among the Company and each of the undersigned members hereto (each individually a "Member" and collectively, the "Members").

        WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (the "Act"), by filing a Certificate of Formation with respect thereto (the "Certificate") with the Delaware Secretary of State;

        WHEREAS, the Members entered into that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company (the "Previous Agreement"), dated as of March 20, 2019; and

        WHEREAS, in connection with the transactions contemplated by the Merger Agreement (as defined below), the parties now desire to amend and restate the Previous Agreement in its entirety in order to, among other things, add Pubco (as defined below) as a Member and to set forth the respective rights and obligations of the Members and the Company as set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

        SECTION 1.1.    Definitions.     The following terms shall have the following meanings for purposes of this Agreement:

        "Act" has the meaning ascribed to it in the Recitals to this Agreement.

        "Affiliate" means, with respect to any specified Person at any time, each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, and the officers, directors and managers of such specified Person. For purposes of this definition, "control", when used in reference to any specified Person, means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or other ownership interest, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agents" means a Person's officers, employees, directors, shareholders, partners, members, and legal and financial advisors.

        "Agreement" has the meaning ascribed to it in the preamble to this Agreement.

        "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Pubco, dated on or about the date hereof, as the same may be amended, amended and restated or replaced from time to time.

        "APM" means Access Point Medical LLC, a Delaware limited liability company.

        "BlueMountain" means BlueMountain Summit Opportunities Fund II (US) L.P. Such term also includes each Permitted Transferee of BlueMountain to whom Units have been Transferred or issued in accordance with the provisions of this Agreement.

        "Blue River" means Blue River NJ LLC, a New Jersey limited liability company.

        "Business Day" means any weekday other than a weekday on which commercial banks in the State of Delaware are authorized or required to be closed.

        "Capital Account" means, with respect to any Holder, the account maintained for such Holder in accordance with the following provisions:

          (a)   To each Holder's Capital Account there shall be added such Holder's Capital Contributions, such Holder's allocable share of Net Income and any items in the nature of income or gain that are specially allocated to such Holder pursuant to Section 4.3(b) hereof, and the amount of any Company liabilities assumed by such Holder or that are secured by any property distributed to such Holder.

          (b)   From each Holder's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Holder pursuant to any provision of this Agreement, such Holder's allocable share of Net Losses and any items in the nature of expenses or losses that are specially allocated to such Holder pursuant to Section 4.3(b) hereof, and the amount of any liabilities of such Holder assumed by the Company or that are secured by any property contributed by such Holder to the Company.

          (c)   In the event any Unit in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

          (d)   In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          (e)   The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code Section 704(b) and the Regulations promulgated thereunder, and shall be interpreted and applied by the Manager in a manner consistent with such Regulations. Additional adjustments to Capital Accounts shall be made by the Manager in accordance with such Regulations.

        "Capital Contribution" means the amount of cash and the initial Gross Asset Value of any property other than cash (net of any liabilities to which such property is subject or assumed by the Company) contributed or deemed contributed from time to time to the Company by a Holder. If any Unit is transferred, the transferee shall succeed to the Capital Contribution of the transferor to the extent it relates to the transferred Unit.

        "Cash Payment" has the meaning ascribed to it in the Exchange Agreement.

        "Certificate" has the meaning ascribed to it in the Recitals to this Agreement.

        "Class" means any class of Unit authorized from time to time.

        "Class A Common Stock" means Pubco's common stock, par value $0.0001 per share.

        "Class B Common Stock" means voting, non-economic common stock of Pubco, designated as Class B Common Stock in the Amended and Restated Certificate of Incorporation.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

        "Common Units" means the units of ownership interest in the Company authorized in Section 2.8.

        "Company" has the meaning ascribed to it in the preamble to this Agreement.

        "Confidential Information" means oral and written information concerning the Company or its Subsidiaries or their respective businesses or operations furnished to any Holder or Agent thereof by or on behalf of the Company (irrespective of the form of communication and whether such information is so furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by any Holder or any Agent thereof containing or based in whole or in part on any such furnished information; provided that the term "Confidential Information" does not, with respect to any Holder, include any information which (i) at the time of disclosure is or thereafter becomes generally available to the public (other than as a result of a disclosure directly or indirectly by such Holder or any of its Agents in violation of Article IX) (ii) is or becomes available to such Holder on a non-confidential basis from a source other than the Company or its agents, representatives or advisors (provided that such source was not known by such Holder to be prohibited from disclosing such information to such Holder by a legal, contractual or fiduciary obligation), or (iii) is independently developed by such Holder, without use of or reliance on Confidential Information or violation of such Holder's obligations hereunder.

        "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Company uses the "remedial allocation method" under Regulation §1.704-3(d) for any property, Depreciation for such property shall be determined in accordance with Regulation §1.704-3(d)(2), and provided further that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

        "Distributable Assets" means, with respect to any fiscal period, all receipts by the Company of cash and other assets from any and all sources, reduced by operating expenses, contributions of capital to Subsidiaries, investments and payments required to be made in connection with any loan to the Company and any reserves as determined in the good-faith judgment of the Manager.

        "Exchange" has the meaning ascribed to it in the Exchange Agreement.

        "Exchange Agreement" means that certain Exchange Agreement, dated as of the date hereof, by and between the Company, Pubco and the other Members from time to time party thereto.

        "Exchange Rate" has the meaning ascribed to it in the Exchange Agreement.

        "Exchangeable Units" has the meaning ascribed to it in the Exchange Agreement.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a)   The initial Gross Asset Value of any asset contributed by a Holder to the Company shall be the gross fair market value of such asset on the date of the contribution, as determined by the contributing Holder and the Manager.

          (b)   The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times:

              (i)  the acquisition of an additional interest in the Company by a new or existing Holder in exchange for more than a de minimis Capital Contribution, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Holders in the Company;

             (ii)  the distribution by the Company to a Holder of more than a de minimis amount of Company property as consideration for an entire or partial interest in the Company, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Holders in the Company;

            (iii)  the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but not a termination of the Company under Section 708(b)(1)(B) of the Code;

            (iv)  the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company; and

             (v)  such other times as the Manager shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

          (c)   The Gross Asset Value of any Company asset distributed to a Holder shall be the gross fair market value of such asset on the date of distribution, as determined by the Manager.

          (d)   The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Manager determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

          (e)   The Gross Asset Value of each Company asset shall be adjusted by the Depreciation with respect to such asset.

        "Gvodas" means Jedi Enterprises, LLC, a Delaware limited liability company.

        "Holder" means any Person who owns any Unit and is permitted to own such Unit consistent with the terms of this Agreement, without regard to whether such Holder has been admitted as a Member.

        "Incentive Member" has the meaning ascribed to it in Section 2.8(b).

        "Incentive Unit Agreement" means with respect to each Member holding Incentive Units, that certain agreement dated as of the date of issuance of such Member's Incentive Units between the Company and such Member.

        "Incentive Units" has the meaning ascribed to it in Section 2.8(b).

        "Institutional Representatives" has the meaning ascribed to it in Section 3.6.

        "Joinder Agreement" has the meaning ascribed to in Section 6.1(f).

        "Liquidation Value" means the amount that would be distributed with respect to a Unit if the Company sold all of its assets for their fair market value, paid all of its liabilities (limited with respect to any nonrecourse liability to the fair market value of the assets that secure such liability), and distributed the balance in liquidation of the Company.

        "Manager" means Pubco or any successor thereto appointed in accordance with Section 3.1(c).

        "McLarty" means McLarty Capital Partners SBIC, L.P.

        "Member" means (i) each Person admitted as a Member as of the date hereof and (ii) each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the "members" (as that term is defined in the Act) of the Company.

        "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of July 8, 2019, Pubco, BM AH Holdings, LLC, a Delaware limited liability company (the "BM Blocker"), Access Point Medical, Inc., a Delaware corporation (the "A Blocker" and, together with the BM Blocker, the "Blockers"), DFB Merger Sub LLC, a Delaware limited liability company, the Company, AH Representative LLC, a Delaware limited liability company (the "Company Unitholders' Representative"), and, solely for purposes of Section 7.20 thereof, the BM Blocker Sellers (as defined therein) and, solely for purposes of Section 7.21 thereof, the A Blocker Seller (as defined therein).

        "Net Exchanged Unit Amount" has the meaning ascribed to it in the Exchange Agreement.

        "Net Income" or "Net Loss" means for each fiscal year or other appropriate period of the Company, an amount equal to the Company's Taxable Income or Tax Loss for such fiscal year or period, determined with the following adjustments:

          (a)   Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable Income or Tax Loss;

          (b)   Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such Taxable Income or Tax Loss;

          (c)   In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (d)   Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e)   In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year or period;

          (f)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

          (g)   Notwithstanding any other provision of this definition of Net Income or Net Loss, any items that are specially allocated pursuant to Section 4.3(b) hereof shall not be taken into account in computing Net Income or Net Loss. To the extent permitted by the Regulations, the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(b) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

        "Ocean Rock" means Ocean Rock NJ LLC, a New Jersey limited liability company.

        "Officer" means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 3.2, subject to any resolution of the Manager appointing such Person as an officer or relating to such appointment.

        "Parnes" means Joshua Parnes.

        "Permitted Transfer" has the meaning ascribed to it in Section 6.1(a).

        "Person" means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

        "Previous Agreement" has the meaning ascribed to it in the Recitals to this Agreement.

        "Pubco" means DFB Healthcare Acquisitions Corp., a Delaware corporation.

        "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (and including corresponding provisions of succeeding regulations).

        "Regulatory Allocations" has the meaning ascribed to it in Section 4.3(b).

        "Restricted Period" means, as to a Holder, the period beginning on the date on which such Person becomes a Holder and ending one (1) year following the date on which either (a) neither such Person nor any Permitted Transferee of such Person owns any Units, or other equity interest in the Company, or (b) such Person offers to transfer all of such Person's Units, and other equity interests in the Company held by such Person, to the Company for a redemption price of One Dollar ($1).

        "Rollover Member" means Verus Equity Holding Company LLC.

        "Safe Harbor Election" has the meaning ascribed to it in Section 2.8(c).

        "Sale of the Company" means the occurrence of any of the following events, in each case whether in a single transaction or a series of related transactions: (i) any Person (including, without limitation, any one or more Persons acting together as a "group" (as such term is defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder)), other than any Holder of the Company or Affiliate of such Holder as of the date of this Agreement, acquires direct or indirect beneficial ownership of fifty percent (50%) or more of the capital or profits interests or voting power of the Company; (ii) the merger or consolidation of the Company with or into any other entity in a transaction in which the Holders of the Company and the Affiliates of such Holders immediately prior to the consummation of such transaction collectively own less than 50% of the capital and profits interests or voting power of the entity surviving such transaction (or any other business combination having a similar effect); or (iii) the sale, assignment or transfer of all or substantially all of the assets, business or properties of the Company.

        "Secondary Indemnitors" has the meaning ascribed to it in Section 3.3(g).

        "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, as the same may be amended from time to time.

        "Subsidiary" shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the Directors of such corporation (irrespective of whether or not at the time, any class or classes of the stock of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) interest in the total capital, profits, or total voting interests of such entity at any time and (c) any partnership in which such Person is a general partner.

        "Tax Distribution" has the meaning ascribed to it in Section 4.4(c).

        "Tax Matters Member" has the meaning ascribed to it in Section 11.3(b).

        "Taxable Income" or "Tax Loss" shall mean with respect to each taxable year or other period, an amount equal to the Company's taxable income or loss for such period for U.S. federal income tax purposes, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss).

        "Threshold Amount" has the meaning ascribed to it in Section 2.8(a).

        "Transaction" has the meaning ascribed to it in Section 9.2(c).

        "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right or the imposition of a restriction on disposition or voting, and irrespective of whether any of the foregoing are effected, with or without consideration, voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

        "Unit" means an interest in the capital, profits, losses and distributions of the Company as provided herein.

        SECTION 1.2.    Terms Generally.     The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references to "Sections" and "Articles" shall refer to Sections and Articles of this Agreement unless otherwise specified. The words "hereof" and "herein" and similar terms shall relate to this Agreement.

ARTICLE II.
GENERAL PROVISIONS

        SECTION 2.1.    Formation.     The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate by an authorized person under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Holders shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Holder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

        SECTION 2.2.    Name.     The name of the Company is "AdaptHealth Holdings LLC" and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Manager may select from time to time.

        SECTION 2.3.    Term.     The term of the Company commenced on the date the original Certificate was filed with the office of the Secretary of State of the State of Delaware, and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Section 5.2.

        SECTION 2.4.    Purpose; Powers.     The Company is authorized to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company was formed for the purpose of acquiring, establishing, owning, operating, and selling durable medical equipment businesses and related businesses, and may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

        SECTION 2.5.    Foreign Qualification.     The Manager shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which it conducts business unless the Manager shall determine otherwise and determine that the failure so to qualify would not have a material adverse effect on the Company.

        SECTION 2.6.    Registered Office; Registered Agent; Principal Office; Other Offices.     The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Manager may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Manager may designate from time to time with written notice to the Members, and the Company shall maintain records at such place.

        SECTION 2.7.    No State Law Partnership.     The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Holder, Member, Manager or Officer shall be a partner or joint venturer of any other Holder, Member, Manager or Officer by virtue of this Agreement, for any purposes other than as set forth in the next sentence of this Section 2.7, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Holder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Neither the Company nor any Holder may make an election for the Company to be taxable as a corporation for federal income tax purposes or to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such election.

        SECTION 2.8.    Rights and Privileges of Classes of Units.     A class of Units designated as "Common Units" is hereby created and the Company is authorized to issue up to [200,000,000] Common Units. The ownership of outstanding Common Units are listed on Schedule A to this Agreement, as updated from time to time as indicated on the schedule. A Holder of a Common Unit shall be entitled to the allocations and distributions with respect to such Unit as set forth in Article IV, and a Holder of a Common Unit shall have the right to one vote per Common Unit owned by such Member. Initially, Common Units shall be uncertificated but the Manager may determine in good faith to certificate some or all of the Units for business purposes of the Company at any time by resolution thereof.

        SECTION 2.9.    Issuance of Additional Units.

          (a)   From time to time, following the admission of any new Members, or following the issuance, transfer or forfeiture of any Unit, the Manager shall update Schedule A to reflect such changes; provided, however, that no such update shall constitute an amendment to this Agreement.

          (b)   At any time that Pubco issues one or more shares of Class A Common Stock (other than an issuance of the type covered by Section 2.9(d) or an issuance to a holder of Exchangeable Units pursuant to the Exchange Agreement, as described in Section 2.9(c)), Pubco shall contribute to the Company all of the net proceeds (if any) received by Pubco with respect to such share or shares of

  Class A Common Stock. Upon the contribution by Pubco to the Company of all of such net proceeds so received by Pubco, the Manager shall cause the Company to issue a number of Common Units determined based upon the Exchange Rate then in effect, registered in the name of Pubco; provided, however, that if Pubco issues any shares of Class A Common Stock in order to purchase or fund the purchase of Units from a Member (other than a Subsidiary of Pubco), then the Company shall not issue any new Common Units registered in the name of Pubco in accordance with Section 2.9(c) and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be subsequently transferred by Pubco to such other Member as consideration for such purchase). Notwithstanding the foregoing, this Section 2.9(b) shall not apply to the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase equity securities of Pubco under a "poison pill" or similar shareholder's rights plan (it being understood that (i) upon exchange of Exchangeable Units for Class A Common Stock pursuant to the Exchange Agreement, such Class A Common Stock would be issued together with any such corresponding right and (ii) in the event such rights to purchase equity securities of Pubco are triggered, Pubco will ensure that the holders of Common Units that have not been Exchanged prior to such time will be treated equitably vis-à-vis the holders of Class A Common Stock under such plan).

          (c)   At any time a holder of Exchangeable Units exchanges such Units for shares of Class A Common Stock or a Cash Payment, the Company shall cancel such Exchangeable Units. Upon the cancellation by the Company of the Exchangeable Units exchanged for shares of Class A Common Stock, the Manager shall cause the Company to issue a number of Common Units equal to the Net Exchanged Unit Amount, registered in the name of Pubco in accordance with Section 2.6 of the Exchange Agreement.

          (d)   If at any time Pubco issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Manager shall cause the Company to issue a corresponding number of Common Units, registered in the name of Pubco (determined based upon the Exchange Rate then in effect); provided that Pubco shall be required to contribute all (but not less than all) of the net proceeds (if any) received by Pubco from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Common Units that are issued by the Company to Pubco in connection therewith in accordance with the preceding provisions of this Section 2.9(d)) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the Common Units (determined based upon the Exchange Rate then in effect) issued by the Company in accordance with the preceding provisions of this Section 2.9(d)) shall automatically vest or be forfeited. Any cash or property held by Pubco or the Company or on any of such Person's behalf in respect of dividends paid on restricted shares of Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted shares of Class A Common Stock.

          (e)   Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be issuable upon Exchange of all outstanding Common Units and shares of Class B Common Stock; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco or cash in lieu of shares of Class A Common Stock in the amount provided by the Exchange Agreement). If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon an Exchange, Pubco shall use reasonable efforts to cause the exchange of such shares of Class A Common Stock to be duly registered or approved, as the case may be. Pubco shall list and use its reasonable efforts to maintain the listing of the Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). Pubco covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

          (f)    For purposes of this Section 2.9, "net proceeds" means gross proceeds to Pubco from the issuance of Class A Common Stock or other securities less all reasonable bona fide out-of-pocket fees and expenses of Pubco, the Company and their respective Subsidiaries actually incurred in connection with such issuance.

          (g)   The Company shall undertake all actions with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by Pubco, directly or indirectly, and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) options, rights or securities of Pubco authorized under the Company's existing equity incentive plan that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Pubco to the equity capital of the Company), (ii) treasury stock or (iii) preferred stock or other debt or equity securities (including without limitation warrants, options or rights) issued by Pubco that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Pubco to the equity capital of the Company).

          (h)   From and after the Effective Date to the extent required by Section 2.9(b), the Manager may authorize and create, and cause the Company to issue, additional Units or other equity securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Manager) solely to the extent they are in the aggregate substantially equivalent to a class of equity securities of Pubco; provided that, following the Effective Date, in each case the Company shall not issue equity securities in the Company to any Person unless such Person shall have executed a Joinder Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Manager.

        SECTION 2.10.    Repurchase or Redemption of Class A Common Stock.     If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether automatically or by means of another arrangement) by Pubco for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of such shares, to redeem a corresponding number of Common Units held by Pubco (determined based upon the Exchange Rate then in effect), at an aggregate redemption price equal to the aggregate purchase or redemption price of the share or shares of Class A Common Stock being repurchased or redeemed by Pubco (plus any reasonable expenses related thereto) and upon such other terms as are the same for the share or shares of Class A Common Stock being repurchased or redeemed by Pubco.

        SECTION 2.11.    Changes in Common Stock.     In addition to any other adjustments required hereby, any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Class A Common Stock, Class B Common Stock or other capital stock of Pubco shall be accompanied by an identical subdivision or combination, as applicable, of the Common Units or other equity securities of the Company, as applicable.

        SECTION 2.12.    Title to Company Assets.     All Company assets shall be deemed to be owned by the Company as an entity, and no Holder, individually, shall have any direct ownership interest in any Company assets. Each Holder, to the extent permitted by applicable law, hereby waives its rights to a partition of the assets and, to that end, agrees that it will not seek or be entitled to a partition of any assets, whether by way of physical partition, judicial sale or otherwise, except as otherwise expressly provided in Section 4.4.

ARTICLE III.
MANAGEMENT

        SECTION 3.1.    Management.

          (a)   Except as otherwise specifically provided in this Agreement or the Act, the business, property and affairs of the Company shall be managed, operated and controlled at the sole, absolute and exclusive direction of the Manager in accordance with the terms of this Agreement. No Member shall have management authority or voting or other rights over, or any other ability to take part in the conduct or control of the business of, the Company. The Manager is hereby designated as a "manager" within the meaning of Section 18-101(10) of the Act. The Manager is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company's business, and the actions of the Manager taken in accordance with such rights and powers shall bind the Company (and no Member shall have such right). The Manager shall have all necessary powers to carry out the purposes, business and objectives of the Company. The Manager may delegate in its discretion the authority to sign agreements and other documents and take other actions on behalf of the Company to any Person (including any Member, officer or employee of the Company) to enter into and perform any document on behalf of the Company.

          (b)   Without limiting Section 3.1(a), the Manager shall have the sole power and authority to effect any of the following by the Company or any of its Subsidiaries in one or a series of related transactions, in each case without the vote, consent or approval of any Member, unless otherwise provided in this Agreement: (i) any sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company); (ii) any merger, consolidation, reorganization or other combination of the Company with or into another entity, (iii) any acquisition; (iv) any issuance of debt or equity securities; (v) any incurrence of indebtedness; or (vi) any dissolution. Except for any vote, consent or approval of any Member expressly required by this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any action to be taken by the Company or matter considered by the Manager, each Member will be deemed to have consented to or approved such action or voted on such matter in accordance with the consent or approval of the Manager on such action or matter.

          (c)   Following the Effective Date, the Manager shall be elected annually by the Members in accordance with this Section 3.1(c), and the Manager so elected shall serve as the Manager until a successor has been duly elected as the Manager in accordance with this Section 3.1(c). Not more than one year after the later of (a) the Effective Date and (b) the last meeting of the Members or action by written consent of the Members at which or pursuant to which the Manager was elected in accordance with this Section 3.1(c), the Manager at such time (or the Members if the Manager shall fail to take such action) shall either (i) call and hold a meeting of the Members for purposes of electing the Manager or (ii) seek written consents from the requisite Members to elect the Manager pursuant to Section 3.8. A Person shall be elected as the Manager if the election of such Manager is approved by Members holding a majority of the outstanding Common Units by vote at a meeting held for such purpose or by action by written consent; provided, however, that if the Person so elected as the Manager was not the Manager immediately prior to such election, such election shall not be effective, and such Person shall not become the Manager, unless and until such Person has executed and delivered to the Company the written agreement of such Person to be bound by the terms of this Agreement applicable to the Manager, in form and substance reasonably satisfactory to the Manager serving immediately prior to such election or to the Members holding a majority of the outstanding Common Units. Pubco may withdraw as the Manager and appoint as its successor at any time upon written notice to the Company (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as the case may be) as Manager shall be effective unless Pubco (or its successor, as the case may be) and the new Manager provide all Members with contractual rights, directly enforceable by such Members against the new Manager, to cause the new Manager to comply with all of the Manager's obligations under this Agreement.

          (d)   The Manager may resign as the Manager at any time and may be removed at any time, with or without cause, by the Members holding a majority of the outstanding Common Units by vote at a meeting of the Members held for such purpose or by action by written consent; provided, however, that no (i) such resignation or removal shall be effective until a successor Manager has been duly elected in accordance with Section 3.1(c), and (ii) Pubco shall not resign as the Manager for so long as it is a Member. If for any reason a Manager ceases to serve as the Manager prior to the election of a successor Manager in accordance with Section 3.1(c), Pubco shall automatically, and without any action of the Company or any Member, become the Manager and serve as the Manager until another Person is duly elected as the Manager in accordance with Section 3.1(c).

          (e)   (d) No Member or Manager in its capacity as such shall receive any fees or other compensation (whether in the form of cash or equity or other interests in the Company) for services rendered by it, him or her in the management of the Company's business (other than pursuant to any employment agreement or arrangement with any Manager or Member who is also an employee of the Company). The Company shall reimburse the Manager (and its employees, if any, and officers) for reasonable expenses incurred and paid by any of them in their capacity as Manager (or employees or officers thereof), including, but not limited to, telephone expenses, travel expenses incurred in connection with meeting, and any other out-of-pocket expenditures attributable to the Company.

        SECTION 3.2.    Officers.

          (a)    Designation and Appointment.    The Manager may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Manager), including employees, agents and other Persons who may be designated as Officers of the Company with such titles as shall be determined by the Manager. Any number of offices may be held by the same Person. In its discretion, the Manager may choose not to fill any office for any period as it may deem advisable. Any Officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. Each Officer shall hold office for such time as shall be designated by the Manager.

          (b)    Resignation/Removal.    Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Manager, subject to the terms and conditions of any employment agreement to which such Officer is a party with the Company or any Subsidiary. Designation of an Officer shall not of itself create any contractual or employment rights.

          (c)    Duties of Officers Generally.    The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

        SECTION 3.3.    Indemnification and Exculpation by the Company.

          (a)   No Mandatory Indemnitee shall, in his or her capacity as such, be liable to the Company or any other Member for any expenses, damages, liabilities, costs or losses arising out of the performance of his, her or its duties as a Mandatory Indemnitee, other than those expenses, damages, liabilities, costs or losses arising out of or attributable to such Person's Uncovered Act. No Member shall be personally liable for any debts, liabilities or obligations of the Company by reason of such Member's status as a Member, whether to the Company, any Member or to the creditors of the Company.

          (b)   The Company, to the maximum extent permitted by law, shall indemnify and hold harmless the Manager and each Member and their respective Affiliates and each of its and their respective officers, directors, management committee members, trustees, partners or members, as the case may be, ("Mandatory Indemnitees") and may indemnify and hold harmless each of the Officers, employees or agents of the Company ("Permitted Indemnitees" and collectively with the Mandatory Indemnitees, the "Covered Persons"), from and against any and all judgments, interest on such judgments, fines, penalties, charges, costs, amounts paid in settlement, expenses and reasonable attorneys' fees incurred in connection with any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, and whether or not a Covered Person is or may be a party thereto, which arise out of the business or affairs of the Company or their activities with respect thereto ("Indemnified Damages"), except for any such Indemnified Damages (i) that are taxes imposed on or against any Holder and any Affiliate thereof, (ii) that have resulted primarily from gross negligence, fraud, bad faith, deceit, wrongful taking or self-dealing, willful misconduct, willful breach of this Agreement, or knowing violation of law by the Covered Person, (iii) that have resulted primarily from activities in breach of this Agreement or from ultra vires acts, (iv) in connection with any proceeding by or in right of the Company in which such Covered Person was adjudged liable to the Company or (v) in connection with any proceeding charging improper personal benefit to such Covered Person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received (clauses (i) through (v), the "Uncovered Acts"). Any repeal or modification of any portion of the foregoing provisions of this Section 3.3(a) or the adoption of any provision of this Agreement inconsistent with any portion of the foregoing provisions of this Section 3.3(a) shall not adversely affect any right or protection of any person indemnified under this Section 3.3(a) for any act or omission occurring, or any cause of action, suit, claim or other matter arising or accruing, prior to the effective date of such repeal, modification or adoption. This Section 3.3(a) shall not be deemed exclusive of any other provisions for indemnification, or advancement of expenses in connection with such indemnification of Members, Manager, directors, officers, employees, agents, trustees, partners and fiduciaries that may be included in any statute or is approved by the Manager or the Members.

          (c)   Expenses (including reasonable attorneys' fees) incurred by a Covered Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company authorized in this Section 3.3. In addition, any expenses (including reasonable attorneys' fees) incurred by Covered Person in enforcing the right to indemnification pursuant to this Section 3.3 shall be paid by the Company upon a determination primarily in favor of such Covered Person.

          (d)   The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such Covered Person and incurred by such Covered Person in any such capacity, or arising out of such Covered Person's status as such, whether or not the Company would have the power to indemnify such Person against such liability under this Section 3.3.

          (e)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 3.3 shall, unless otherwise provided when authorized or ratified, continue as to a Covered Person who has ceased to maintain the status which caused such Person to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

          (f)    The rights of any Person to indemnification as provided herein shall not be deemed exclusive of any other rights to which such Person may now or at any time be entitled under applicable law, including without limitation, this Agreement, any other agreement, a resolution of the Manager or any committee thereof, any liability insurance policy of the Company or any Subsidiary thereof or otherwise.

          (g)   The Company hereby acknowledges that certain of the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by other parties, employers or other Affiliates (collectively, the "Secondary Indemnitors"). Notwithstanding anything to the contrary in this Section 3.3, the Members and the Company hereby agree that if the Company has an indemnification obligation under this Agreement or pursuant to any other agreement: (i) the Company is the indemnitor of first resort (i.e., the Company's obligations to the Covered Persons are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Covered Persons are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by the Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Covered Person to the extent legally permitted and as required by this Agreement (or any agreement between the Company, on the one hand, and one or more of the Covered Persons, on the other hand), without regard to any rights the Covered Persons may have against the Secondary Indemnitors, and (iii) the Company irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Members further agree that no advancement or payment by the Secondary Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing, and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

        SECTION 3.4.    Directors & Officers Insurance.     The Company shall procure directors and officers liability insurance for the protection of the Manager, Officers and other applicable representatives of the Company provided that such insurance is available on commercially reasonable terms.

        SECTION 3.5.    Nature of Obligations between Members.     Except as otherwise expressly provided herein, nothing contained in this Agreement shall be deemed to constitute any Member an agent or legal representative of any other Member or to create any fiduciary relationship for any purpose whatsoever, apart from such obligations between members of a limited liability company as may be created under the Act. Except as otherwise expressly provided in this Agreement, a Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company.

        SECTION 3.6.    Business Opportunities.     Nothing in this Agreement shall be deemed to restrict in any way the rights of any Member or of any Affiliate thereof (collectively, the "Institutional Representatives"), to conduct any other business or activity whatsoever (including, without limitation, in any business that is competitive with the Company or any business that might be considered an opportunity of the Company), whether presently existing or hereafter created. No Institutional Representative shall be accountable to the Company or to any Member with respect to that business or activity, and the organization of the Company shall be without prejudice to the Institutional Representative's rights to maintain, expand, exploit or diversify such other interests and activities of such opportunities, and to receive and enjoy profits or compensation therefrom. Each Member waives any rights such Member might otherwise have to share or participate in such other interests, activities or opportunities of any Institutional Representative. Subject to the foregoing, the Manager has fiduciary duties to the Company and the Members that are equivalent to the fiduciary duties owed by directors of a corporation incorporated in the State of Delaware to such corporation and its stockholders.

        SECTION 3.7.    Voting.

          (a)   Meetings of the Members may be called by the Manager and shall be called by the Manager upon the written request of Members holding at least 25% of the outstanding Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 3.7. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Common Units shall constitute the act of the Members.

          (b)   Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

          (c)   Each meeting of Members shall be conducted by an Officer designated by the Manager or such other individual person as the Manager deems appropriate.

          (d)   Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

 ARTICLE IV.
CAPITAL CONTRIBUTIONS; ALLOCATIONS; DISTRIBUTIONS

        SECTION 4.1.    Capital Contributions.     The Members have made, or shall be deemed to have made, the initial Capital Contributions to the Company as set forth in the books and records of the Company. Except as set forth in Section 2.12, no Holder shall be entitled to make any additional Capital Contributions without the approval of the Manager or required to make any additional Capital Contributions without such Holder's express written agreement.

        SECTION 4.2.    Capital Accounts.

          (a)    Creation.    There shall be established for each Holder on the books of the Company a Capital Account that shall be increased or decreased in the manner set forth in this Agreement.

          (b)    Negative Balance.    A Holder shall not have any obligation to the Company or to any other Holder to restore any negative balance in the Capital Account of such Holder.

          (c)    Current Balance.    The balance of each Holder's Capital Account as of the effective date of this Agreement is set forth on Schedule B attached hereto.

        SECTION 4.3.    Allocations of Net Income and Net Loss.

          (a)    Timing and Amount of Allocations of Net Income and Net Loss.    Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. After making the allocations (if any) required by Section 4.3(b), Net Income or Net Loss shall be allocated among the Holders in such a manner that, as of the end of the period to which the allocation relates, to the greatest extent possible, the Capital Account of each Holder (determined after making all other adjustments provided for in this Agreement through the close of such period) shall be equal to the respective net positive amount (if any) that would be distributed to (or reserved for) such Holder if the Company were then to sell all of its assets for their Gross Asset Value, satisfy its liabilities and distribute its remaining cash (if any) to the Holders in accordance with Section 4.4(b).

          (b)    Regulatory Allocations.    Provisions governing the allocation of income, gain, loss, deduction and credit (and items thereof) are hereby incorporated by reference in this Agreement as may be necessary to provide that the Company's allocation provisions contain a so-called "qualified income offset" and comply with all provisions relating to the allocation of so-called "nonrecourse deductions" and "partner nonrecourse deductions" and the chargeback thereof as set forth in the Regulations under Section 704(b) of the Code (any such allocations, "Regulatory Allocations"). It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 4.3(b). Therefore, notwithstanding any other section of this Agreement, the Manager shall make such offsetting special allocations of income, gain, loss, or deduction in whatever manner is appropriate so that, after such offsetting allocations are made, each Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Holder would have had if the Regulatory Allocations were not part of the Agreement. The Manager shall elect to treat distributions of proceeds from a nonrecourse financing as not allocable to an increase in "partnership minimum gain" to the extent permitted by Regulation § 1.704-2(h)(3).

          (c)    Allocations upon Transfer.    For any fiscal year during which a Holder's interest in the Company is assigned by such Holder, the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Holder's interest shall be apportioned between the assignor and the assignee of such Holder's interest using any permissible method under Code

  Section 706 and the Regulations thereunder, as determined by the Manager; provided, however, that upon the admission of Pubco as a Member of the Company, the books of the Company shall be closed in accordance with Section 706(d) of the Code and consistent therewith (a) Net Income and Net Loss of the Company recognized as of the date of such admission shall be allocated among the Persons who were Holders prior to such date in accordance with this Section 4.3, and (b) Net Income and Net Loss recognized after such date shall be allocated among the Persons who were Holders after such date in accordance with this Section 4.3, in each case, as determined by the Manager.

          (d)    Required Tax Allocations.    All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Holder in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Holder pursuant to Section 4.3(a), (b) and (c) to which such tax items relate. Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss, deduction, and credits with respect to property contributed or deemed contributed to the Company by a Holder shall be allocated among the Holders for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the adjusted basis for federal income tax purposes of the property to the Company and its initial Gross Asset Value at the time of contribution. In the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition of Gross Asset Value, subsequent allocations of income, gain, loss, deduction, and credits with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Regulations Section 1.704- 1(b)(2)(iv)(g). The allocations described in the two preceding sentences shall be made using any reasonable method permitted under applicable Regulations, as determined by the Manager. Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Holder's Capital Account or share of Net Income or Net Loss. Allocations with respect to layers of Section 704(c) gain created prior to the date hereof will continue to be governed by the versions of this Agreement that were in effect on the dates those layers were created.

          (e)    Holders' Tax Reporting.    The Holders acknowledge and are aware of the income tax consequences of the allocations made by this Section 4.3 and, except as may otherwise be required by applicable law, hereby agree to be bound by the provisions of Section 4.3 in reporting their shares of Company income, gain, loss, deductions, and credits for federal, state and local income tax purposes.

          (f)    Section 754 Elections.    The Company shall make an election under Section 754 of the Code (and any comparable state tax elections) on its tax returns for the taxable year that includes the Effective Date, and shall also cause any entities treated as partnerships for income tax purposes and in which it owns a direct or indirect interest (other than solely through a subsidiary corporation) to make such elections, if such entities do not already have such elections already in effect.

        SECTION 4.4.    Distributions.

          (a)    Timing and Amounts.    Subject to any other restrictions set forth in this Agreement, Distributable Assets will be distributed to the Holders by the Company at such times and in such amounts as is determined by the Manager; provided that Tax Distributions shall be made at such times and in such amounts as specified in Section 4.4(c).

          (b)    Priority of Distributions.    Except as otherwise provided in this Section 4.4(b) and in Section 4.4(c), Section 4.4(d), and Section 4.4(e), distributions of Distributable Assets to the

  Holders of Units shall be allocated among the Holders of Common Units pro rata; provided, that the amounts otherwise distributable to a Common Unit pursuant to this Section 4.4(b) which is not vested (or not otherwise subject to vesting) shall not be distributed (and shall be reserved by the Company) unless and until such time as such Common Unit vests in accordance with its terms, at which time that amount that would have been distributed but for this proviso shall be distributed to the holder of such Common Unit; provided further, however, that in the event such Common Unit is forfeited to the Company in accordance with its terms prior to the time such Common Unit vests, all such amounts that would have been distributed but for the immediately preceding proviso shall be redistributed in accordance with this Section 4.4(b) as of the time of the original distribution.

          (c)    Tax Distributions.    Unless prohibited by law or by any loan document or other creditor agreements, the Manager shall cause the Company to make a cash distribution to each Holder on or before April 1 of each year in an amount equal to (A) (i) the Taxable Income allocated to the Units held by such Holder for the immediately preceding tax year, minus (ii) Tax Loss in excess of Taxable Income, in each case, allocated to such Unit for all tax years prior to such tax year, multiplied by (B) 45% (such amount determined in accordance with the foregoing, whether or not actually distributed pursuant to this Section 4.4(c), a "Tax Distribution"). The Company shall make quarterly advances against the Tax Distributions throughout the year to provide the Holders with cash to pay estimated taxes on the Taxable Income for the year, based on a reasonable estimate (as determined by the Manager) of the Company's Taxable Income for the year, and the amount of any such advances (or amounts withheld in accordance with Section 4.4(d)) shall reduce the final Tax Distribution to the applicable Holder. Tax Distributions distributed to Holders pursuant to this Section 4.4(c) shall be treated as interest-free advances on amounts otherwise distributable to a holder under this Agreement. Solely for the purposes of any Tax Distribution pursuant to this Section 4.4(c), all Common Units shall be treated as vested, whether such Common Units are actually vested or not.

          (d)    Withholding.    The Company is authorized to pay over to the appropriate government authority with respect to the Holder of any Unit such amounts as is required by the Code or any other provision of federal, state or local tax or other law. Any amount so paid (or any amount withheld from distributions or payments to the Company on account of the status of any Holder of any Unit (or, if such Holder is fiscally transparent for U.S. federal income tax purposes, a direct or indirect beneficial owner of such Holder)) shall be treated as a Tax Distribution to the Holder of such Unit for all purposes under this Agreement. Promptly upon learning of any requirement under any provision of the Code or any other applicable law requiring the Company to withhold any sum from a distribution to a Holder or to make any payment to any taxing authority in respect of such Holder, the Company shall give written notice to such Holder of such requirement, and if practicable and if requested by such Holder, shall cooperate with such Holder in all lawful respects to minimize or to eliminate any such withholding or payment. For the avoidance of doubt, any tax or other obligation attributable to tax payable by the Company referred to in this Section 4.4(d) shall include without limitation, any "imputed underpayment" imposed on the Company under Section 6225 of the Code that is attributable to the Holder of any Unit (as determined by the Manager) and any associated interest or penalties, and any taxes, interest or penalties payable by the Company under any similar provisions of state or local tax laws. The provisions of this Section 4.4(d) shall survive the dissolution of the Company and the withdrawal of any Member or the transfer of any Member's Units.

          (e)    Limitations on Distributions.    Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Holder on account of any Unit in the Company if such distribution would violate (i) the Act or other applicable law or (ii) the Credit Agreement.

 ARTICLE V.
WITHDRAWAL; DISSOLUTION

        SECTION 5.1.    Member Withdrawal.

          (a)   No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement of all of such Member's Units. Notwithstanding anything to the contrary contained in the Act, in no event shall any Member be deemed to have withdrawn from the Company or cease to be a Member upon the occurrence of any of the events specified in this Agreement (other than dissolution pursuant to Section 5.2), or any events similar thereto, unless the Member, after the occurrence of any such event, indicates in a written instrument that the Member has so withdrawn.

          (b)   Pubco shall not, by any means, withdraw as a Member or otherwise cease to be a Member except in compliance with this Section 5.1(b). No withdrawal of Pubco as a Member or other cessation of Pubco to be a Member shall be effective unless (i) proper provision is made, in compliance with this Agreement, so that the obligations of Pubco and the rights of all Members under this Agreement and applicable law remain in full force and effect, and (ii) Pubco or its successor, as applicable, provides all other Members with contractual rights, directly enforceable by such other Members against Pubco or its successor, as applicable, to cause Pubco to comply with all Pubco's obligations under this Agreement (other than in its capacity as Manager, if applicable).

        SECTION 5.2.    Dissolution.

          (a)    Events.    The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

              (i)  the entry of a decree of judicial dissolution of the Company under the Act;

             (ii)  the sale or other transfer of all or substantially all of its assets; or

            (iii)  upon the liquidation, dissolution or winding up of the Company as approved by the Manager; provided, however, the Manager shall not authorize or permit the liquidation or winding up of the Company absent a determination by the Manager that such liquidation or winding up is in the best interests of the Holders.

  The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

          (b)    Actions Upon Dissolution.    When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Manager. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize the normal losses attendant upon a liquidation.

          (c)    Priority.    Following completion of the wind up and liquidation process, the assets of the Company shall be distributed in the following manner and order:

              (i)  First, all debts and obligations of the Company, if any, shall first be paid, discharged or provided for by adequate reserves in accordance with the Act; and

             (ii)  Second, the balance shall be distributed to the Holders in accordance with Section 4.4(b).

          (d)    Cancellation of Certificate.    On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the

  Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

ARTICLE VI.
TRANSFERS

        SECTION 6.1.    Transfers.

          (a)    Transfers by Holders.    Subject to the other restrictions contained in this Agreement, no Holder shall Transfer any Units without the written consent of the Manager, which may be granted or withheld in its sole discretion, except a Holder may, without Manager consent, make a Permitted Transfer. A "Permitted Transfer" means any Transfer by a Holder to any of the following persons (each, a "Permitted Transferee"): (i) to such Holder's spouse, children, grandchildren, parents, grandparents, and siblings or trust for the benefit of any such individuals; (ii) to an Affiliate of such Holder, to such Holder's members if such person is a limited liability company, to such Holder's partners if a partnership, or to such Holder's shareholder(s) if a corporation; (iii) if Units are held by trust, to successor trusts and/or to the beneficiaries of such trust; (iv) if such Holder is a natural person, upon the death of such Holder, to his or her beneficiaries pursuant to laws of decent and distribution if the beneficiary is a Person specified in clauses (i) or (iii) above; (v) with respect to Ocean Rock, a transfer to Blue River; (vi) with respect to Blue River, a transfer to Ocean Rock; (vii) with respect to APM, any transfer to Gvodas; (viii) with respect to Gvodas, any transfer to APM; (ix) any transfer by APM to any entity that is controlled by or is under common control with APM; and (x) any transfer by BlueMountain to any fund or entity managed by BlueMountain Capital Management, LLC. Any attempted Transfer in violation of the terms of any provision of this Article VI shall be null and void ab initio and of no effect.

          (b)    Transfer of Pubco's Units.    Pubco may not Transfer all or any portion of the Units held thereby at any time, except to (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice.

          (c)    No Publicly Traded Partnership—Transfer Restrictions.    The Manager shall prohibit any Transfer (and shall not recognize any Transfer) if such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

          (d)    Transferees Bound.    Any Person who acquires in any manner whatsoever any Unit, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Unit in the Company was subject to or by which such predecessor was bound.

          (e)    Admission.    The Manager shall have the right to admit as a Member any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company and shall admit as a Member any Person acquiring Units pursuant to a Permitted Transfer upon the transferee's request and transferee's compliance with the provisions of Section 6.1(a) and 6.1(b). Concurrently with the admission of any additional Member, the Manager shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the admission of such Person as a Member, all at the expense, including payment of any professional and filing fees incurred, of the new Member (unless otherwise approved by the Manager, in which case, the Company may cover said expenses). Any Holder who is permitted to own a Unit pursuant to the terms of this Agreement but has not been admitted as a Member shall have the right to distributions and allocations with respect to such Unit owned by such Holder but shall not have any further rights as a Member under this Agreement or the Act.

          (f)    Conditions.    The admission of any Person as a Member shall be conditioned upon such Person's written acceptance and adoption of all the terms and provisions of this Agreement, either by (i) execution and delivery of a joinder agreement, substantially in the form attached hereto as Exhibit A (the "Joinder Agreement"), and shall take such other actions as the Manager shall consider appropriate for such additional Member to become bound by the terms of this Agreement to the Company or (ii), if requested by the Manager, a writing evidencing the intent of such Person to become a Member (in form and substance reasonably satisfactory to the Manager).

          (g)   This Section 6.1 shall apply with respect to all Holders of Units, and the legend on the cover page of this Agreement with respect to the membership interests shall apply with respect to all of the Units.

        SECTION 6.2.    Securities Law Compliance.     Each Holder further agrees that it will not make or attempt any Transfer of Units unless such Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws. The Company agrees, and each Holder understands and consents, that the Company will not cause or permit the Transfer of any Units to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by, and has been made in accordance with the terms of this Agreement and all applicable federal and state securities laws. Each Holder agrees that in connection with any Transfer of Units that is not made pursuant to a registered public offering (other than to an Affiliate pursuant to Section 6.1(a) above), the Company may, in its sole discretion, request an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under the Securities Act and in compliance with any registration or similar requirements under applicable state securities laws.

ARTICLE VII.
RESERVED

ARTICLE VIII.
RESERVED

ARTICLE IX.
CONFIDENTIALITY; COVENANTS

        SECTION 9.1.    Use of Confidential Information.     Each Holder agrees that it will not use at any time any Confidential Information of which any such Holder is or becomes aware except in connection with its investment in the Company (except that Holders who are managers, directors, officers or employees of the Company or its Subsidiaries shall also be permitted to use such Confidential Information in connection with the performance of their duties as managers, directors, officer or employees).

        SECTION 9.2.    Related Confidentiality Covenants.

          (a)   Each Holder further agrees that the Confidential Information will be kept strictly confidential and will not be disclosed by it or its Agents, except (i) as required by applicable law, regulation or legal process or in response to any inquiry from a regulatory authority having jurisdiction over such Holder, and only after compliance with Section 9.2(b), and (ii) that it may disclose the Confidential Information or portions thereof to those of its and its Affiliates' respective Agents who need to know such information in connection with the investment by the

  Holder in the Company or any potential transferees of any Holder so long as such transferee is bound by a confidentiality agreement comparable to the provisions contained herein. Each Holder agrees to be responsible for any breach of this Article IX by its Agents or potential transferees (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against such Agents or potential transferees with respect to any such breach).

          (b)   If any Holder or Agent thereof becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, such Holder or Agent shall provide the Company with prompt and, if possible, prior written notice of such requirement to disclose such Confidential Information. Upon receipt of such notice, the Company may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, such Holder and its Agents shall disclose only that portion of the Confidential Information which is legally required to be disclosed and shall, at the request and expense of the Company, take all reasonable steps to preserve the confidentiality of the Confidential Information. In addition, neither such Holder nor its Agent will oppose any action (and such Holder and its Agents will, if and to the extent requested by the Company and legally permissible to do so, cooperate with and assist the Company, at the Company's expense and on a reasonable basis, in any reasonable action) by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

          (c)   Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to an investment in the Company (the "Transaction"), shall not apply to the tax structure or tax treatment of, or tax strategies relating to, the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of, and tax strategies relating to, the Transaction and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided however, that such disclosure shall not include Confidential Information not relevant to the tax structure or tax treatment of the Transaction and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

        SECTION 9.3.    Non-Competition; Non-Solicitation.

          (a)   Each Holder hired in an executive capacity by the Company and/or the Subsidiaries, which individuals shall sign this Agreement either currently or at the time any of the foregoing executives are hired, hereby covenants and agrees that such Holder shall not, directly or indirectly:

              (i)  during the Restricted Period, engage, whether as principal, agent, investor, distributor, representative, stockholder, equity holder, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within a fifty (50) mile radius of each location at which the Company, Braden Partners, L.P. (d/b/a Pacific Pulmonary Services), Sound Oxygen Service LLC, Bennett Medical Services, MedBridge Home Medical, Roberts Home Medical, TriCounty Medical Equipment and Supply, LLC, Royal Medical Supply, Inc., First Choice Home Medical Equipment, LLC, Ocean LLC, Ocean of PA, Verus Healthcare, Inc., or any other Affiliate of the Company does business, which is competitive with the business of owning and/or operating a durable medical equipment business;

             (ii)  during the Restricted Period, (A) solicit or endeavor to solicit any client, customer, director, officer, employee, agent or consultant of the Company or any of its Affiliates, either on such Holder's own account or for any other Person, or (B) employ any person who was a manager, director, officer or employee of the Company or any of its Affiliates or any person who is or is likely to be in possession of confidential information or trade secrets of the Company or any of its Affiliates; or (C) induce or attempt to influence any Person that has a referring relationship with the Company or any of its Affiliates, or any health care payor or insurer that has a contractual arrangement with the Company or any of its Affiliates, to terminate or not renew such relationship; or

            (iii)  take any action or make any statement the effect of which would be, directly or indirectly, to disparage the Company or any of its Affiliates or the business reputation or good name of the Company or any of its Affiliates.

          (b)   Each Holder hereby acknowledges and agrees that the provisions set forth in this Section 9.3 are fair, reasonable and necessary to protect the legitimate interests of the Company and its Holders, and that this Section 9.3 was negotiated and bargained for by the parties hereto.

          (c)   Each such Holder acknowledges and agrees that (i) a breach of the provisions of this Section 9.3 would result in immediate, substantial and irreparable damage to the Company and its Holders and (ii) such damage would be extremely difficult to measure in terms of monetary damages and no other remedy for such breach would be adequate. Therefore, upon such a breach, the Company shall be entitled to specific performance of these provisions and injunctive or other appropriate equitable relief and the breaching Person shall be responsible for the payment of court costs and other fees and expenses incurred by the Company (including reasonable attorneys' fees) in connection with the enforcement of this Section 9.3.

          (d)   Each such Holder hereby agrees that if the scope of any restriction or covenant contained in this Section 9.3 should be or become too broad or extensive to permit enforcement thereof to its fullest extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law, and each Holder hereby consents and agrees that (i) it is the parties' intention that the covenants and restrictions contained herein be enforced as written and (ii) in the event a court of competent jurisdiction determines that any restriction or covenant contained herein is too broad or extensive to permit enforcement thereof to its fullest extent, the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant, but should be modified to permit enforcement of the restrictions and covenants contained herein to the maximum extent the court, in its judgment, will permit.

          (e)   Notwithstanding the foregoing, the obligations and restrictions set forth in this Section 9.3 shall not apply to McLarty or any of its transferees.

          (f)    For the purposes of clarity, notwithstanding the foregoing, the obligations and restrictions set forth in this Section 9.3 shall not apply to BlueMountain or any of its transferees.

          (g)   Notwithstanding the foregoing, with respect to the obligations and restrictions of the Rollover Member and Mr. Roberts set forth in this Section 9.3, (i) SnapWorx, LLC and its business shall not be subject to this Section 9.3, provided that the business of SnapWorx, LLC shall comply with the restrictions outlined in that certain Subscription Agreement, dated May 17, 2018, between SnapWorx LLC and the Company and there shall be no breach of the restrictions outlined in the Subscription Agreement, and (ii) the business of providing an ozone cleaning product shall not be subject to this Section 9.3.

 ARTICLE X.
REPRESENTATIONS AND WARRANTIES

        SECTION 10.1.    Representations and Warranties of the Holders.     Each Holder, severally and not jointly, represents and warrants to the Company and the other Holders as follows:

          (a)   The execution, delivery and performance of this Agreement by such Holder will not violate (i) any provision of the certificate or articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational documents of such Holder (if applicable), (ii) any provision of applicable law or regulation, any order of any court or other agency of government, or (iii) any provision of any indenture, agreement or other instrument to which such Holder or any of such Holder's properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

          (b)   This Agreement has been duly executed and delivered by such Holder, and, when executed by the other parties hereto, will constitute the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of courts in granting or denying equitable remedies.

        SECTION 10.2.    Representations and Warranties of the Company.     The Company represents and warrants to each Holder as follows:

          (a)   The execution, delivery and performance of this Agreement by the Company will not violate (i) any provision of this Agreement, (ii) any provision of applicable law or regulation, any order of any court or other agency of government, or (iii) any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

          (b)   This Agreement has been duly executed and delivered by the Company, and, when executed by the other parties hereto, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE XI.
REPORTS TO MEMBERS; TAX MATTERS

        SECTION 11.1.    Books and Records; Financial Statements.

          (a)   At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business on an accrual method in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Notwithstanding any provision to the contrary of the Act, such books of account, together with an executed copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member's interest in the Company. In addition to the other rights specifically set forth in this Agreement, each Member shall have access to all information to which a Member is entitled to have access pursuant to the Act and such other information regarding the Company and its business and affairs as such Person may reasonably request from time to time. The books of account and the records of the Company shall be examined by and reported upon as of the end of each fiscal year by a firm of independent certified public accountants that shall be selected by the Manager.

          (b)   The Company shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following financial information, prepared, in the case of clauses (i) and (ii) below, on an accrual basis in accordance with GAAP, together with an operating report in a form to be determined by the Manager analyzing such information, shall be transmitted by the Company to each Member. Within ninety (90) days after the close of each fiscal year and within forty-five (45) days after the close of each fiscal quarter, such operating report and the following financial statements shall be transmitted by the Company to each Member:

              (i)  the balance sheet of the Company as of the close of such fiscal period;

             (ii)  a statement of Company profits and losses for such fiscal period; and

            (iii)  a statement of the Company's cash flows for such fiscal period.

          (c)   Each Holder shall provide the Company upon request tax basis information about contributed assets and other tax information reasonably requested by the Company.

          (d)   Determinations.    All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Manager and shall be conclusive and binding on all Holders and any other Person, and to the fullest extent permitted by law, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

        SECTION 11.2.    Fiscal Year.     The fiscal year of the Company shall be the calendar year unless otherwise determined by the Manager or required in accordance with Section 706 of the Code.

        SECTION 11.3.    Certain Tax Matters.

          (a)    Preparation of Returns.    The Manager shall cause to be prepared and filed all federal, state and local tax returns of the Company for each year for which such returns are required to be filed. The Manager shall determine the appropriate treatment of each item of Company income, gain, loss, deduction and credit and the accounting methods and conventions to be used by the Company under the tax laws of the United States, the several states and other relevant jurisdictions. Prior to March 15 of each year, the Manager shall cause the Company to distribute to each Holder all Company information reasonably necessary to enable each Holder to prepare its federal, state, and local income tax returns, including a Schedule K-1. Each Holder agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit allocated to the Holder by the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Schedule K-1 or other information statement furnished by the Company to such Holder for use in preparing its income tax returns in the absence of an administrative determination or judicial ruling to the contrary or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

          (b)    Tax Matters Member.    The Company and each Member hereby designate the Manager as the "tax matters partner" for purposes of Section 6231(a)(7)of the Code; the "partnership representative" of the Company within the meaning of Section 6223 of the Code (as amended by the Bipartisan Budget Act of 2015) for any tax period subject to the provisions of such Section 6223 of the Code, and in each case any analogous provisions of state law (in either capacity, the "Tax Matters Member"). The Tax Matters Member, on behalf of the Company and the Holders, shall be permitted to make any filing or election under the Code, the Regulations, or any other law or regulations that it believes to be in the best interests of the Company or the Holders.

  The Company shall indemnify and reimburse the Tax Matters Member for all expenses (including legal and accounting fees) incurred as Tax Matters Member pursuant to this clause (b).

ARTICLE XII.
MISCELLANEOUS

        SECTION 12.1.    Governing Law.     THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

        SECTION 12.2.    Successors and Assigns.     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Person claiming by, through or under a Holder (whether as such Holder's successor in interest or assign or otherwise), as distinct from a Holder itself, shall have any rights as, or in respect to, a Holder (including the right to approve or vote on any matter or to notice thereof).

        SECTION 12.3.    Amendments; Waiver.     The Manager may, to the fullest extent allowable under Delaware law, amend this Agreement; provided, however, the holders of a majority of the outstanding Common Units other than the Common Units held by the Manager shall be required to amend in any material respect Section 2.8, Section 2.9, Section 3.1, Article IV, Article V, and Section 7.1; and provided further that if an amendment or modification of this Agreement or the Certificate (whether by merger, consolidation or otherwise) would adversely and disproportionately (relative to any other Class of Units) affect a Class of Units, the Members holding a majority of all Units owned by Members of such disproportionately and adversely affected Class must approve such amendment or modification; and (b) if an amendment or modification of this Agreement or the Certificate (whether by merger, consolidation or otherwise) would adversely and disproportionately affect a Member holding Units of a particular Class (relative to the other Members holding Units of the same Class), such disproportionately and adversely affected Member must approve such amendment or modification. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in writing signed by the party charged with the waiver, and provided that no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

        SECTION 12.4.    Notices.     Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Holder at its address shown in the Company's books and records, or, if given to the Company, at the designated business address of the Company. Each proper notice shall be effective upon any of the following: (i) personal delivery to the recipient, (ii) on the day scheduled for delivery to the recipient by a nationally recognized overnight courier service (charges prepaid) or (iv) five (5) Business Days after being deposited in the United States mail (first class, postage prepaid).

        SECTION 12.5.    Counterparts.     This Agreement may be executed in any number of counterparts (including by means of signature pages sent by facsimile or other electronic means), all of which together shall constitute a single instrument.

        SECTION 12.6.    Power of Attorney.     Each Member hereby irrevocably appoints the Manager as such Member's true and lawful representative and attorney-in-fact, acting in such Member's name, place and stead, (i) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment (provided such amendment has been adopted in accordance with the terms of this Agreement) to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (ii) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

        SECTION 12.7.    Entire Agreement.     This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein and therein. This Agreement and such other documents and agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

        SECTION 12.8.    Jurisdiction.     Any suit, action or proceeding under or with respect to this Agreement, shall be brought in any court of competent jurisdiction in the State of Delaware, New Castle County, and each of the Company and the Holders hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Company and the Holders hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, New Castle County, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

        SECTION 12.9.    WAIVER OF JURY TRIAL.     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

        SECTION 12.10.    Section Titles.     Section titles and headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first above written.

[MEMBERS]

Schedule A

Holders and Outstanding Common Units

[To come.]

Schedule B

Capital Accounts

[To come.]

        IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement as of the date first above written.

COMPANY:
ADAPTHEALTH HOLDINGS LLC
By:	Name: Luke McGee

        SPECIFICALLY WITH RESPECT TO SECTION 9.3 HEREOF:

Joshua Parnes	Luke McGee
Alan Quasha	John M. Gvodas, Jr.
Jason Young

 Exhibit A

FORM OF JOINDER AGREEMENT

TO

FIFTH AMENDED AND RESTATED LLC AGREEMENT

        This Joinder Agreement (this "Agreement") to the Fifth Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), dated as of [    •    ], 2019 (the "Operating Agreement"), is executed and delivered as of the date set forth opposite the signature of the undersigned (the "Additional Member") and is effective as of such date. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Operating Agreement.

        WHEREAS, the Additional Member desires to receive Common Units of the Company;

        WHEREAS, in connection with the receipt of the Common Units, the Additional Member must, among other things, become a party to the Operating Agreement;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     The Additional Member hereby certifies that it has received a copy of the Operating Agreement

          2.     The Additional Member hereby acknowledges and agrees with the Company that the Additional Member is a signatory and party to the Operating Agreement as of the date written below and thus subject to all terms and conditions of the Operating Agreement applicable to each Member of the Company.

        IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below.

Date:	MEMBER:
[Add Sig Block]
ACCEPTED:
ADAPTHEALTH HOLDINGS LLC
By:
Name:
Title:

Annex E

FORM OF EXCHANGE AGREEMENT

        This EXCHANGE AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the "Agreement"), dated as of July [            ], 2019 and effective as of immediately prior to the consummation of the Merger (as defined below) (the "Effective Time"), is made by and among AdaptHealth Corp., a Delaware corporation ("Pubco"), AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), and the holders from time to time of the Company's Common Units (as defined below) listed on Exhibit A hereto (collectively, the "Members" and individually, a "Member").

        WHEREAS, Pubco intends to consummate the transactions (the "Merger") described in that certain Agreement and Plan of Merger, dated as of July 8, 2019, by and among Pubco, the Company, BM AH Holdings, LLC, a Delaware limited liability company (the "BM Blocker"), Access Point Medical, Inc., a Delaware corporation (the "A Blocker" and, together with the BM Blocker, the "Blockers"), DFB Merger Sub LLC, a Delaware limited liability company ("Merger Sub"), AH Representative LLC, a Delaware limited liability company (the "Company Unitholders' Representative"), and, solely for purposes of Section 7.20 thereof, the BM Blocker Sellers (as defined therein) and, solely for purposes of Section 7.21 thereof, the A Blocker Seller (as defined therein); and

        WHEREAS, the parties to this Agreement desire to provide for the exchange of Exchangeable Units together with shares of Class B Common Stock (as defined below) for shares of Class A Common Stock (as defined below), on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE XI

        SECTION 11.01    Definitions.

        As used in this Agreement, the following terms have the following meanings:

        "Affiliate" has the meaning set forth in the LLC Agreement.

        "Agreement" has the meaning set forth in the preamble.

        "Business Day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Delaware are authorized or required by law to be closed.

        "Cash Payment" means, with respect to any Exchange, an amount in cash equal to the product of (x) the Net Exchanged Unit Amount, (y) the then-applicable Exchange Rate, and (z) the Class A Common Stock Value.

        "Change of Control" has the meaning set forth in the Tax Receivable Agreement.

        "Class A Common Stock" means the Class A common stock, par value $0.0001 per share, of Pubco.

        "Class A Common Stock Value" means, with respect to any Exchange, the arithmetic average of the volume-weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the date the related Exchange Notice is delivered, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Class A Common Stock Value shall be determined in good faith by a majority of the directors of Pubco that do not have an interest in the Exchangeable Units and shares of Class B Common Stock being Exchanged.

        "Class B Common Stock" means the Class B common stock, par value $0.0001 per share, of Pubco.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Unit" has the meaning set forth in the LLC Agreement.

        "Contribution Notice" has the meaning set forth in Section 2.1(a)(iv).

        "Effective Time" has the meaning set forth in the preamble.

        "Exchange" has the meaning set forth in Section 2.1(a)(i).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Date" has the meaning set forth in Section 2.1(a)(iii).

        "Exchange Notice" has the meaning set forth in Section 2.1(a)(iii).

        "Exchange Rate" means the number of shares of Class A Common Stock for which one Common Unit is entitled to be Exchanged. The Exchange Rate will also be used to determine the number of shares of Class B Common Stock that a Member must surrender upon an Exchange. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.2 of this Agreement.

        "Exchangeable Unit" means a Common Unit. For the avoidance of doubt, the Common Units held by Pubco are not Exchangeable Units.

        "Liens" means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

        "LLC Agreement" means the Fifth Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, as the same may be amended, amended and restated or replaced from time to time.

        "Manager" has the meaning set forth in the LLC Agreement.

        "Member" has the meaning set forth in the preamble.

        "Merger" has the meaning set forth in the recitals.

        "Net Exchanged Unit Amount" means, with respect to an Exchange, the number of Common Units set forth in the applicable Exchange Notice.

        "Permitted Transferee" has the meaning set forth in the LLC Agreement.

        "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Pubco" has the meaning set forth in the recitals.

        "Registration Rights Agreement" means the Registration Rights Agreement by and among Pubco and the other parties thereto, dated as of the date hereof, as the same may be amended, amended and restated or replaced from time to time.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries.

        "Takeover Laws" means any "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

        "Tax Receivable Agreement" means that certain Tax Receivable Agreement, dated on or about the date hereof, among Pubco, the Company and the other parties thereto, as the same may be amended, amended and restated or replaced from time to time.

        "Trading Day" means a day on which the Nasdaq Capital Market or such other principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day) or if the shares of Class A Common Stock are not listed or admitted to trading on such exchange, on the automated quotation system on which the shares of Class A Common Stock are then authorized for quotation.

        "Voting Securities" means any equity securities of Pubco that are entitled to vote generally in matters submitted for a vote of Pubco's stockholders or generally in the election of Pubco's Board of Directors.

ARTICLE XII

        SECTION 12.01    Exchange of Common Units.

          (a)    Elective Exchanges.

              (i)  Each Member shall be entitled, upon the terms and subject to the conditions hereof and the LLC Agreement, to surrender Exchangeable Units and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate (in each case, free and clear of all Liens) to Pubco in exchange for the delivery to such Member (or its designee) of either, at the option of Pubco, (x) a number of shares of Class A Common Stock that is equal to the product of the applicable Net Exchanged Unit Amount multiplied by the Exchange Rate or (y) the applicable Cash Payment. Any exchange of Exchangeable Units and Class B Common Stock for Class A Common Stock or the Cash Payment, as applicable, is defined herein as an "Exchange." Subject to Section 2.1(a)(ii), a Member may Exchange Common Units at any time and from time to time, but a Member may not Exchange Common Units more than once per fiscal quarter without the prior consent of Pubco or the

    Manager. The minimum number of Exchangeable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate, if any) that may be exchanged by any Member shall be the lesser of (A) 10,000 and (B) all of the Exchangeable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate, if any) then held by such Member and its Affiliates, except that such minimum shall not apply if such Exchange is in connection with the exercise of any incidental registration rights pursuant to the Registration Rights Agreement.

             (ii)  Notwithstanding anything to the contrary contained herein, no Member shall be entitled to effectuate an Exchange of Exchangeable Units (and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate, if any) as set forth in this Section 2.1(a), and Pubco shall have the right to refuse to honor any request for such an Exchange, if at any time Pubco determines based on the advice of counsel that such Exchange (1) would be prohibited by law or regulation (including, without limitation, the unavailability of a registration of such Exchange under the Securities Act, or an exemption from the registration requirements thereof), (2) would not be permitted under any agreement with Pubco or any of its Subsidiaries to which the applicable Member is party (including, without limitation, the LLC Agreement), (3) would result in a negative adjustment from the Exchange under Section 743(b) of the Code with respect to the Company, or (4) solely in the case of an Exchange requested by an officer, director or other personnel of Pubco, the Company or any of their Subsidiaries, would not be permitted under any written policy of Pubco, the Company or any of their Subsidiaries related to restrictions on trading by such officers, directors or other personnel. Upon such determination, Pubco shall notify the Member requesting the Exchange of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored.

            (iii)  A Member shall exercise its right to effectuate an Exchange of Exchangeable Units and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate (if any), as set forth in this Section 2.1(a) by delivering to Pubco and the Company during normal business hours, (A) a written election of exchange in respect of the Exchangeable Units to be exchanged substantially in the form of Exhibit B hereto (an "Exchange Notice"), duly executed by such Member, (B) any certificates in such Member's possession representing such Exchangeable Units, (C) any stock certificates in such Member's possession representing such shares of Class B Common Stock and (D) if Pubco or any exchanging Subsidiary requires the delivery of the certification contemplated by Section 2.4(b), such certification or written notice from such Member that it is unable to provide such certification. An Exchange pursuant to this Section 2.1(a) shall be effected on the second Business Day following the Business Day on which Pubco shall have received the items specified in clauses (A)-(D) of the first sentence of this Section 2.1(a)(iii) or such later date that is a Business Day specified in the Exchange Notice (such Business Day, the "Exchange Date"); provided, that Pubco may establish alternate exchange procedures as necessary in order to facilitate the establishment by a Member of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. On the Exchange Date, all rights of the exchanging Member as a holder of the Exchangeable Units and shares of Class B Common Stock that are subject to the Exchange shall cease, and unless Pubco has elected Cash Payment, such Member (or its designee) shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the exchanging Member in respect of such Exchange.

            (iv)  Within two (2) Business Days following the Business Day on which Pubco has received the Exchange Notice, Pubco shall give written notice (the "Contribution Notice") to the exchanging Member of its intended settlement method; provided that if Pubco does not timely deliver a Contribution Notice, Pubco shall be deemed to have not elected the Cash Payment method.

             (v)  A Member may specify, in an applicable Exchange Notice, that the Exchange is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering, Change of Control transaction or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination.

            (vi)  Notwithstanding anything to the contrary herein, the settlement method with respect to an Exchange by the Company pursuant to Section 7.1 of the LLC Agreement shall be the applicable Cash Payment.

          (b)    Change of Control.    Pubco shall provide written notice of an expected Change of Control to all Members within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, in the Change of Control (which consideration shall be equivalent whether paid for Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock), any election with respect to types of consideration that a holder of Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, to be transferred to the acquirer by all shareholders in the Change of Control, and the number of Exchangeable Units and shares of Class B Common Stock held by each Member that Pubco intends to require to be Exchanged for shares of Class A Common Stock in connection with the Change of Control. Pubco shall update such notice from time to time to reflect any material changes to such notice. Pubco may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on a Form 8-K, Schedule TO, Schedule 14D-9, Preliminary Merger Proxy on Schedule 14A, Definitive Merger Proxy on Schedule 14A or similar form filed with the SEC.

          (c)    Exchange Consideration.    As promptly as practicable on or after the Exchange Date, provided the Member has satisfied its obligations under Section 2.1(a)(iii), Pubco shall deliver or cause to be delivered to such Member (or its designee), either certificates or evidence of book-entry shares representing the number of shares of Class A Common Stock deliverable upon the applicable Exchange, registered in the name of the relevant exchanging Member (or its designee) or, if Pubco has so elected, the Cash Payment. Notwithstanding anything set forth in this Section 2.1(c) to the contrary, to the extent the Class A Common Stock issued in the exchange will be settled through the facilities of The Depository Trust Company, Pubco will, upon the written instruction of an exchanging Member, deliver the shares of Class A Common Stock deliverable to such Member through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Member in the Exchange Notice. Upon a Member exercising its right to Exchange in accordance with Section 2.1(a)(i), Pubco shall take such actions as may be required to ensure that such Member receives the shares of Class A Common Stock or the Cash Payment that such exchanging Member is entitled to receive in connection with such Exchange pursuant to this Section 2.1.

          (d)    Legends.

              (i)  The shares of Class A Common Stock issued upon an Exchange, other than any such shares issued in an Exchange subject to an effective registration statement under the Securities Act, shall bear a legend in substantially the following form:

      THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

             (ii)  Pubco covenants and agrees that, if a registration statement under the Securities Act is effective and available for Class A Common Stock to be delivered with respect to any Exchange, Class A Common Stock that have been registered under the Securities Act shall be delivered in respect of such Exchange. If any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the exchanging Member requesting such Exchange, Pubco shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. Pubco shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

            (iii)  If (A) any shares of Class A Common Stock have been sold pursuant to a registration statement that has been declared effective by the SEC, (B) all of the applicable conditions of Rule 144 are met, or (C) the legend (or a portion thereof) otherwise ceases to be applicable, Pubco, upon the written request of the holder thereof, shall promptly provide such holder or its respective transferees with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such holder shall provide Pubco with such information in its possession as Pubco may reasonably request (which may include an opinion of counsel reasonably acceptable to Pubco) in connection with the removal of any such legend.

          (e)    Cancellation of Class B Common Stock.    Any shares of Class B Common Stock surrendered in an Exchange shall automatically be deemed cancelled without any action on the part of any Person, including Pubco. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

          (f)    Expenses.    Subject to any other arrangement or agreement among Pubco and an applicable Member, Pubco, any exchanging Subsidiary and each exchanging Member shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Pubco shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Member that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Test Company that will hold the shares for the account of such Member) or the Cash Payment is to be paid to a Person other than the Member that requested the Exchange, then such Member or the Person in whose name such shares are to be delivered or to whom the Cash Payment is to be paid shall pay to Pubco the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Pubco that such tax has been paid or is not payable.

          (g)    Publicly Traded Partnership.    Notwithstanding anything to the contrary herein, if the Manager of the Company, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (or other provisions of those Regulations as determined by the Manager in its sole discretion), the Company may impose such restrictions on Exchanges as the Company may reasonably determine to be necessary or advisable so that the Company is not treated as a "publicly traded partnership" under Section 7704 of the Code.

        SECTION 12.02    Adjustment.

        The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Common Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class B Common Stock or Common Units. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction (including any Change of Control) in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then upon any subsequent Exchange, an exchanging Member shall be entitled to receive the amount of such security, securities or other property that such exchanging Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction (including any Change of Control) in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

        SECTION 12.03    Class A Common Stock to be Issued.

          (a)   Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be sufficient to effect the conversion of all outstanding Common Units; provided, however, that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Exchange by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco or any subsidiary thereof) or cash in lieu of shares of Class A Common Stock in accordance with this Agreement.

          (b)   Pubco has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of Pubco (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of Pubco for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of Pubco (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Pubco upon the registration of any class of equity security of Pubco pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

          (c)   If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, Pubco shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

          (d)   Pubco covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of Pubco or to any right of first refusal or other right in favor of any Person.

        SECTION 12.04    Withholding; Certification of Non-Foreign Status.

          (a)   If Pubco shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, Pubco shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that Pubco may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Member.

          (b)   An exchanging Member shall deliver to Pubco a certification of non-foreign status that meets the requirements of Treasury Regulation Section 1.1445-2(b) and Section 1446(f) of the Code prior to an Exchange. In the event the Member does not provide such certification, Pubco shall nevertheless deliver or cause to be delivered to the exchanging Member the Class A Common Stock or the Cash Payment in accordance with Section 2.1, but subject to withholding as provided in Section 2.4(a).

        SECTION 12.05    Tax Treatment.

        Unless otherwise required by applicable law, the parties hereto acknowledge and agree that any Exchange with Pubco or the Company shall be treated as a direct exchange between Pubco and the Member for U.S. federal and applicable state and local income tax purposes. The parties hereto intend to treat any Exchange consummated hereunder as a taxable sale of the Exchangeable Units in a transaction governed by Section 1001 of the Code by the exchanging Member to Pubco for U.S. federal and applicable state and local income tax purposes and no party hereto shall take an position inconsistent with such intended tax treatment on any tax return, amendment thereof or any other communication with a taxing authority, in each case unless otherwise required by a "determination" within the meaning of Section 1313 of the Code.

        SECTION 12.06    Distributions.

        No Exchange will impair the right of an exchanging Member to receive any distribution for periods ending on or prior to the Exchange Date for such Exchange (but for which payment had not yet been made with respect to the Exchangeable Units in question at the time the Exchange is consummated).

ARTICLE XIII

        SECTION 13.01    Representations and Warranties of Pubco.

        Pubco represents and warrants that (i) it is a corporation duly incorporated and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by Pubco and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of Pubco, including all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of each of Pubco's Board of Directors' power and authority and to the extent permitted by law, shall not be subject to any Takeover Laws, (iv) this Agreement constitutes a legal, valid and binding obligation of Pubco enforceable against Pubco in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and (v) the execution, delivery and performance of this Agreement by Pubco and the consummation by Pubco of the transactions contemplated hereby will not (A) result in a violation of the certificate of incorporation of Pubco or the bylaws of Pubco or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Pubco is a party, or (C) based on the representations to be made by each Member pursuant to the written election in the form of Exhibit A attached hereto in connection with Exchanges made pursuant to the terms of the Agreement, result in a violation of any law, rule, regulation, order, judgment or decree applicable to Pubco or by which any property or asset of Pubco is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on Pubco or its business, financial condition or results of operations.

        SECTION 13.02    Representations and Warranties of the Company.

        The Company represents and warrants that (i) it is a limited liability company duly formed and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, (v) it is an entity treated as a partnership for U.S. federal income tax purposes and is not classified as a "publicly traded partnership" as defined under Section 7704 of the Code, and (vi) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the certificate of formation of the Company or the LLC Agreement or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Company or its business, financial condition or results of operations.

        SECTION 13.03    Representations and Warranties of the Members.

        Each Member, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is existing and in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Member, (iv) this Agreement constitutes a legal, valid and binding obligation of such Member enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally and (v) the execution, delivery and performance of this Agreement by such Member and the consummation by such Member of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws or other organizational documents of such Member, (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Member is a party or by which any property or asset of such Member is bound or affected, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Member, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not in any material respect result in the unenforceability against such Member of this Agreement.

ARTICLE XIV

        SECTION 14.01    Notices.

        All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if emailed before 5:00 p.m. Eastern Time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company or Pubco to:

AdaptHealth Holdings LLC 122 Mill Road, Suite A130 Phoenixville, Pennsylvania 19460
Attention:	Luke McGee
Email:	luke.mcgee@adapthealth.com

with a copy (which shall not constitute notice to the Company or Pubco) to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019
Attention:	Steven J. Gartner and Michael E. Brandt
Email:	sgartner@willkie.com and mbrandt@willkie.com

        SECTION 14.02    Permitted Transferees.

        To the extent that a Member (or an applicable Permitted Transferee of such Member) validly transfers after the date hereof any or all of its Common Units and corresponding shares of Class B Common Stock after taking into account the Exchange Rate (to the extent that such Member holds such shares), to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in the form attached hereto as Exhibit C. Upon execution of any such joinder, such transferee shall, with respect to such transferred Common Units and shares of Class B Common Stock (to the extent that such Member holds such shares), be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Common Units and shares of Class B Common Stock (to the extent that such Member holds such shares) that were not so transferred.

        SECTION 14.03    Severability.

        The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        SECTION 14.04    Counterparts.

        This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

        SECTION 14.05    Entire Agreement.

        This Agreement together with the LLC Agreement and the Tax Receivables Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.

        SECTION 14.06    Further Assurances.

        Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

        SECTION 14.07    Governing Law.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        SECTION 14.08    Consent to Jurisdiction.

        Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such party's respective address set forth in the Company's books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

        SECTION 14.09    Waiver of Jury Trial.

        BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

        SECTION 14.10    Amendments.

        The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Company and (ii) Members holding a majority of the then outstanding Common Units (excluding Common Units held by Pubco); provided that no amendment may disproportionately affect the rights of a Member compared to other Members without the consent of such Member. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 14.11    Assignment.

        Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and Permitted Transferees.

        SECTION 14.12    Independent Obligations.

        The obligations of each Member hereunder are several and not joint with the obligations of any other Member, and no Member shall be responsible in any way for the performance of the obligations of any other Member under hereunder. The decision of each Member to enter into to this Agreement has been made by such Member independently of any other Member. Nothing contained herein, and no action taken by any Member pursuant hereto, shall be deemed to constitute the Members as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Members are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

        SECTION 14.13    Specific Enforcement.

        The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

[Signature Pages to Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

ADAPTHEALTH CORP.
By:
Name:
Title:
ADAPTHEALTH HOLDINGS LLC
By:
Name:
Title:
[MEMBERS]
By:
Name:
Title:

Exhibit A

Name and Address of Member	Number of Common Units Owned
[•]	[•]
[•]
[•]
[•]	[•]
[•]
[•]

Exhibit B

[Form of]
Exchange Notice

  AdaptHealth Holdings LLC
  122 Mill Road, Suite A130
  Phoenixville, Pennsylvania 19460
  Attention: Luke McGee
  Email: luke.mcgee@adapthealth.com

        Reference is hereby made to the Exchange Agreement, dated as of [    •    ], 2019 (as amended from time to time, the "Exchange Agreement"), by and among AdaptHealth Corp., a Delaware corporation ("Pubco"), AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), and the holders from time to time of the Company's Common Units listed on Exhibit A to the Exchange Agreement (collectively, the "Members" and individually, a "Member"). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

        The undersigned Member hereby transfers to Pubco effective as of the Exchange Date, the number of Exchangeable Units in Exchange for either shares of Class A Common Stock to be issued in its name as set forth below or, at the option of Pubco, the Cash Payment payable to the account set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Member: [    •    ]
Address: [    •    ]
Number and Type of Exchangeable Units to be Exchanged: [    •    ]
Number of shares of Class B Common Stock to be Exchanged (if any): [    •    ]
If Pubco elects a Cash Payment:
Account Number: [    •    ]
Legal Name of Account Holder: [    •    ]

        The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned's obligations hereunder; (ii) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and the availability of equitable remedies; (iii) the Exchangeable Units and shares of Class B Common Stock subject to this Exchange Notice are being transferred to the Company, free and clear of any Liens; (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned, the Exchanged Units or shares of Class B Common Stock subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Exchanged Units or shares of Class B Common Stock to the Company; and (v) the undersigned is either not currently in possession of material non-public information concerning Pubco or will not be in possession of such material non-public information at the time the shares of Class A Common Stock are sold by the undersigned in any public sale.

        The undersigned hereby irrevocably constitutes and appoints any officer of Pubco or the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Company the Exchanged Units and shares of Class B Common Stock (if any) subject to this Exchange Notice and to deliver to the undersigned the shares of Class A Common Stock or Cash Payment to be delivered in Exchange therefor.

        IN WITNESS WHEREOF, the undersigned, but authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

[•] Name: Title: Dated:

 Exhibit C

[Form of]
Joinder

        This Joinder ("Joinder") is a joinder to the Exchange Agreement, dated as of [    •    ], 2019 (as amended from time to time, the "Exchange Agreement"), by and among AdaptHealth Corp., a Delaware corporation ("Pubco"), AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), and the holders from time to time of the Company's Common Units listed on Exhibit A to the Exchange Agreement (collectively, the "Members" and individually, a "Member"). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

        The Company, Pubco and the undersigned agree that all questions concerning the construction, validity and interpretation of this Joinder shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise. In the event of any conflict between this Joinder and the Exchange Agreement, the terms of this Joinder shall control.

        The undersigned, having acquired Common Units and, if applicable, shares of Class B Common Stock, hereby joins and enters into the Exchange Agreement. By signing and returning this Joinder to the Company and Pubco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Member contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Member thereunder and (ii) makes each of the representations and warranties of a Member set forth in Section 3.3 of the Exchange Agreement as fully as if such representations and warranties were set forth herein. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder by the Company and Pubco, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

[•] Name: Title: Dated: Address for Notice: [•]

Annex F

TAX RECEIVABLE AGREEMENT

by and among

[            ],

CERTAIN OTHER PERSONS NAMED HEREIN,

and

THE AGENT

DATED AS OF [            ]

TAX RECEIVABLE AGREEMENT

        This TAX RECEIVABLE AGREEMENT (this "Agreement"), dated as of [                ], 2019, is hereby entered into by and among AdaptHealth Corp., a Delaware corporation (together with its Subsidiaries that are consolidated for U.S. federal income and applicable state and local Tax purposes, and assuming for this purpose that all available elections to file consolidated tax returns have been made, the "Corporate Taxpayer"), AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), the TRA Holders and the Agent.

RECITALS

        WHEREAS, the TRA Holders currently hold, directly or indirectly, limited liability company interests ("Units") in the Company, which is classified as a partnership for U.S. federal income tax purposes;

        WHEREAS, the Corporate Taxpayer is the managing member of the Company;

        WHEREAS, the Company and each of its direct and indirect Subsidiaries that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Internal Revenue Code of 1986, as amended (the "Code"), and any corresponding provisions of state and local Tax law, for each Taxable Year in which an Exchange (as defined below) occurs, which election is expected to result, with respect to the Corporate Taxpayer, in an adjustment to the Tax basis of the assets owned by the Company and such Subsidiaries;

        WHEREAS, from and after the Closing Date (as defined below), the TRA Holders may sell all or a portion of their Units (solely to the extent such Units are Exchangeable Units (as defined below)), together with shares of Class B Common Stock (as defined below), to the Corporate Taxpayer for cash and/or Class A Common Stock (as defined below) in one or more Exchanges, and as a result of such Exchanges, the Corporate Taxpayer is expected to obtain or be entitled to certain Tax benefits as further described herein; and

        WHEREAS, Blocker is taxable as a corporation for U.S. federal income tax purposes;

        WHEREAS, the shareholder of Blocker will enter into certain reorganization transactions with the Corporate Taxpayer in connection with the Merger (the "Reorganization Transactions"), and as a result of such transactions the Corporate Taxpayer will obtain or be entitled to certain Tax benefits as further described herein;

        WHEREAS, this Agreement is intended to set forth the agreements among the parties hereto regarding the sharing of the Tax benefits realized by the Corporate Taxpayer as a result of the Exchanges and the Reorganization Transactions;

        NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

        Section 1.1.    Definitions.     As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

        "Accrued Amount" has the meaning set forth in Section 3.1(b) of this Agreement.

        "Actual Tax Liability" means, with respect to any Taxable Year, the actual liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, the Company, but only with respect to Taxes

F-1

imposed on the taxable income of the Company that is allocable to the Corporate Taxpayer or to the other members of the consolidated, combined, or unitary group of which the Corporate Taxpayer is a member for such Taxable Year.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

        "Agent" means [                ] or such other Person designated as such pursuant to Section 7.6(c) .

        "Agreed Rate" means a per annum rate of LIBOR plus 100 basis points.

        "Agreement" has the meaning set forth in the preamble to this Agreement.

        "Amended Schedule" has the meaning set forth in Section 2.4(b) of this Agreement.

        "Attributable" has the meaning set forth in Section 3.1(b) of this Agreement.

        "Attribute Schedule" has the meaning set forth in Section 2.2 of this Agreement.

        "Basis Adjustment" means any adjustment to the Tax basis of a Reference Asset as a result of an Exchange and the payments made pursuant to this Agreement with respect to such Exchange (as calculated under Section 2.1 of this Agreement), including, but not limited to: (i) under Sections 734(b), 743(b), and 754 of the Code (in situations where, following an Exchange, the Company remains classified as a partnership for U.S. federal income tax purposes); and (ii) under Sections 732(b), 734(b) and 1012 of the Code (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes), and in each case, comparable sections of state and local Tax laws. For the avoidance of doubt, (i) the amount of any Basis Adjustment resulting from an Exchange of Exchangeable Units shall be determined without regard to any Section 743(b) adjustment attributable to such Exchangeable Units prior to such Exchange, (ii) payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest, and (iii) for the purpose of calculating any Basis Adjustment resulting from an Exchange, all consideration shall be allocated to the purchase of Exchangeable Units (and none to the Class B Common Stock, if any) in such Exchange.

        "Beneficial Owner" means, with respect to a security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares:

  (i)
  voting power, which includes the power to vote, or to direct the voting of, such security and/or

  (ii)
  investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms "Beneficially Own" and "Beneficial Ownership" shall have correlative meanings.

        "Blended Rate" means, with respect to any Taxable Year, the sum of (x) the product of (i) the highest marginal federal income tax rate applicable to the Corporate Taxpayer for such taxable year and (ii) 100% minus the rate computed under clause (y)of this definition and (y) the maximum effective rates of tax imposed on the aggregate net income of the Corporate Taxpayer in each state or local jurisdiction in which the Corporate Taxpayer files Tax Returns for such taxable year, with the maximum effective rate in any state or local jurisdiction being equal to the product of: (i) the apportionment factor on the income or franchise Tax Return filed by the Corporate Taxpayer in such jurisdiction for such taxable year, and (ii) the maximum applicable corporate tax rate in effect in such jurisdiction in such taxable year. As an illustration of the calculation of Blended Rate for a Taxable Year, if the Company solely files Tax Returns in State 1 and State 2 in a taxable year, the maximum applicable corporate tax rates in effect in such states in such Taxable Year are 6.5% and 5.5%, respectively, and the apportionment factors for such States in such taxable year are 55% and 45%,

F-2

respectively, then the Blended Rate for such taxable year is 25.7795%, equal to the sum of (I) 19.7295%, which is the product of 21% (assuming 21% is the relevant federal income tax rate) and 93.95% (100% minus 6.05%) and (II) 6.05% (i.e., 6.5% times 55% plus 5.5% times 45%).

        "Blocker" means Access Point Medical Inc., a Delaware corporation.

        "Blocker NOLs" means the net operating losses, capital losses, disallowed interest expense carryforwards under Section 163(j) of the Code and credit carryforwards of Blocker relating to taxable periods ending on or prior to the Effective Time.

        "Board" means the board of directors of the Corporate Taxpayer.

        "Business Day" means any day other than a Saturday, Sunday or other day on which the banks in New York, New York are authorized by law to be closed.

        "Cash Payment" has the meaning set forth in the Exchange Agreement.

        "Change of Control" means the occurrence of any of the following events:

            (i)  any "person" or "group" (within the meaning of Sections 13(d) of the Exchange Act (excluding any "person" or "group" who, on the Closing Date, is the Beneficial Owner of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer's then outstanding voting securities)) becomes the Beneficial Owner of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer's then outstanding voting securities;

           (ii)  (A) the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of Corporate Taxpayer or

          (B)  there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer's assets, other than such sale or other disposition by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer's assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale or other disposition;

          (iii)  there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the board of directors of the Corporate Taxpayer immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (B) all of the Persons who were the respective Beneficial Owners of the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation;

          (iv)  the following individuals cease for any reason to constitute a majority of the number of directors of the Corporate Taxpayer then serving: individuals who were directors of the Corporate Taxpayer on the Closing Date or any new director whose appointment or election to the Board or nomination for election by the Corporate Taxpayer's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors of the Corporate Taxpayer on the Closing Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (iv); or

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           (v)  a "change of control" or similar defined term in any agreement governing indebtedness of the Company or any of its Subsidiaries with aggregate principal amount or aggregate commitments outstanding in excess of $25,000,000.

        Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock and Class B Common Stock of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions.

        "Change of Control Date" has the meaning set forth in the Exchange Agreement.

        "Class A Common Stock" has the meaning set forth in the LLC Agreement.

        "Class B Common Stock" has the meaning set forth in the LLC Agreement.

        "Closing Date" has the meaning set forth in the Agreement and Plan of Merger, dated as of July 8, 2019 by and among the Corporate Taxpayer, DFB Merger Sub LLC, a Delaware limited liability company, the Company, Access Point Medical, Inc., a Delaware corporation, Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership, BM AH Holdings, LLC, a Delaware limited liability company, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership and AH Representative LLC, a Delaware limited liability company, as the Company Unitholders' Representative.

        "Code" has the meaning set forth in the recitals of this Agreement.

        "Common Units" has the meaning set forth in the LLC Agreement.

        "Company" has the meaning set forth in the recitals of this Agreement.

        "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Corporate Taxpayer" has the meaning set forth in the preamble to this Agreement.

        "Corporate Taxpayer Return" means the U.S. federal and/or state and local Tax Return of the Corporate Taxpayer (including any consolidated group of which the Corporate Taxpayer is a member, as further described in Section 7.13(a) of this Agreement) filed with respect to any Taxable Year.

        "Cumulative Net Realized Tax Benefit" for a Taxable Year means the cumulative amount (but not less than zero) of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

        "Default Rate" means a per annum rate of LIBOR plus 500 basis points.

        "Determination" shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of any state and local Tax law or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

        "Disputing Party" has the meaning set forth in Section 7.9 of this Agreement.

        "Early Termination" has the meaning set forth in Section 4.1 of this Agreement.

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        "Early Termination Date" means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

        "Early Termination Effective Date" has the meaning set forth in Section 4.4 of this Agreement.

        "Early Termination Notice" has the meaning set forth in Section 4.4 of this Agreement.

        "Early Termination Payment" has the meaning set forth in Section 4.5(b) of this Agreement.

        "Early Termination Rate" means a per annum rate of LIBOR plus 100 basis points.

        "Early Termination Schedule" has the meaning set forth in Section 4.4 of this Agreement.

        "Effective Time" has the meaning set forth in the Exchange Agreement.

        "Exchange" means any "Exchange" as defined in the Exchange Agreement (including, for the avoidance of doubt, any Change of Control).

        "Exchange Act" has the meaning set forth in the LLC Agreement.

        "Exchange Agreement" means that certain Exchange Agreement, dated as of [                ], by and among the Corporate Taxpayer, the Company and the other parties thereto.

        "Exchange Schedule" has the meaning set forth in Section 2.1 of this Agreement.

        "Exchangeable Unit" has the meaning set forth in the Exchange Agreement.

        "Expert" means a "Big 4" accounting firm not disqualified by conflicts or independence analysis or such nationally recognized expert in the particular area of disagreement as is mutually acceptable to both parties.

        "Hypothetical Tax Liability" means, with respect to any Taxable Year, (x) the U.S. federal taxable income of the Corporate Taxpayer and, without duplication, the Company, but only with respect to taxable income of the Company allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is a member for such Taxable Year (in each case, using the same methods, elections, conventions, and similar practices used on the relevant Corporate Taxpayer Return), but without taking into account (i) any Basis Adjustments, (ii) Blocker NOLs and (iii) any deduction attributable to Imputed Interest for the Taxable Year multiplied by (y) the Blended Rate. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to any Basis Adjustments, Blocker NOLs and Imputed Interest.

        "Imputed Interest" means any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of any state and local Tax law with respect to the Corporate Taxpayer's payment obligations under this Agreement. For the avoidance of doubt, Imputed Interest shall not include any Accrued Amount.

        "IRS" means the U.S. Internal Revenue Service.

        "LIBOR" means during any period, a rate per annum equal to the ICE LIBOR rate for a period of one month ("ICE LIBOR"), as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Corporate Taxpayer from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such period, for dollar deposits (for delivery on the first day of such period) with a term equivalent to such period. If ICE LIBOR ceases to be published, "LIBOR" shall mean a rate, selected by the Corporate Taxpayer in good faith, with characteristics similar to ICE LIBOR or consistent with market practices generally.

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        "LLC Agreement" means the Fifth Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, as the same may be amended, amended and restated or replaced from time to time.

        "Material Objection Notice" has the meaning set forth in Section 4.4 of this Agreement.

        "Merger" has the meaning set forth in the Exchange Agreement.

        "Net Tax Benefit" has the meaning set forth in Section 3.1(b) of this Agreement.

        "Objection Notice" has the meaning set forth in Section 2.4(a) of this Agreement.

        "Payment Date" means any date on which a payment is required to be made pursuant to this Agreement.

        "Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

        "Realized Tax Benefit" means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit by a Taxing Authority for any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

        "Realized Tax Detriment" means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit by a Taxing Authority for any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

        "Reconciliation Dispute" has the meaning set forth in Section 7.9 of this Agreement.

        "Reconciliation Procedures" means the procedures described in Section 7.9 of this Agreement.

        "Reference Asset" means, with respect to any Exchange, an asset that is held by the Company, or any of its direct or indirect Subsidiaries that is treated as a partnership or disregarded entity for purposes of the applicable Tax (but only to the extent such Subsidiaries are not held through any entity treated as a corporation for purposes of the applicable Tax), at the time of such Exchange. A Reference Asset also includes any asset that is "substituted basis property" under Section 7701(a)(42) of the Code with respect to a Reference Asset.

        "Schedule" means any of the following: (i) an Exchange Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

        "Senior Obligations" has the meaning set forth in Section 5.1 of this Agreement.

        "Subsidiaries" means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

        "Tax Benefit Payment" has the meaning set forth in Section 3.1(b) of this Agreement.

        "Tax Benefit Schedule" has the meaning set forth in Section 2.3(a) of this Agreement.

        "Tax Proceeding" has the meaning set forth in Section 6.1 of this Agreement.

        "Tax Return" means any return, declaration, report or similar statement filed or required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

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        "Taxable Year" means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code or comparable section of state or local Tax law, as applicable (which, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made), ending on or after the date hereof.

        "Taxes" means any and all U.S. federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

        "Taxing Authority" means any federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi- governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

        "TRA Holder" means each of those Persons set forth on Schedule A and their respective successors and permitted assigns pursuant to Section 7.6(a).

        "Transferor" has the meaning set forth in Section 7.13(b) of this Agreement.

        "Treasury Regulations" means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant Taxable Year.

        "Units" has the meaning set forth in the recitals of this Agreement.

        "Valuation Assumptions" means, as of an Early Termination Date, the assumptions that (i) in each Taxable Year ending on or after such Early Termination Date, the Corporate Taxpayer will have taxable income sufficient to fully utilize the deductions arising from all Basis Adjustments, Blocker NOLs and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions, further assuming such future Tax Benefit Payments would be paid on the due date, without extensions, for filing the Corporate Taxpayer Return for the applicable Taxable Year) in which such deductions would become available, (ii) any loss or credit carryovers generated by deductions or losses arising from any Basis Adjustment, Blocker NOLs or Imputed Interest that are available in the Taxable Year that includes the Early Termination Date and any Blocker NOLs that have not been previously utilized in determining a Tax Benefit Payment as of the Early Termination Date, will be utilized by the Corporate Taxpayer in the earliest possible Taxable Year permitted by the Code and the Treasury Regulations from the Early Termination Date, (iii) the U.S. federal, state and local income and franchise tax rates that will be in effect for each Taxable Year ending on or after such Early Termination Date will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (iv) any non-amortizable Reference Assets to which any Basis Adjustment is attributable will be disposed of for cash at their fair market value in a fully taxable transaction for Tax purposes on the earlier of (A) the fifteenth anniversary of the Exchange which gave rise to such Basis Adjustment or (B) the Early Termination Date, and (v) if, at the Early Termination Date, there are Exchangeable Units that have not been transferred in an Exchange, then all Exchangeable Units and (if applicable) shares of Class B Common Stock shall be deemed to be transferred in an Exchange effective on the Early Termination Date.

        Section 1.2.    Other Definitional and Interpretative Provisions.     The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this

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Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II.
DETERMINATION OF CERTAIN REALIZED TAX BENEFITS

        Section 2.1.    Exchange Schedule.     Within ninety (90) calendar days after the filing of the U.S. federal Corporate Taxpayer Return for each Taxable Year in which any Exchange has been effected by a TRA Holder, the Corporate Taxpayer shall deliver to the Agent a schedule (the "Exchange Schedule") that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each TRA Holder participating in any Exchange during such Taxable Year, (i) the Basis Adjustments with respect to the Reference Assets as a result of the Exchanges effected by such TRA Holder in such Taxable Year and (ii) the period (or periods) over which such Basis Adjustments are amortizable and/or depreciable.

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        Section 2.2.    Attribute Schedule.     Within ninety (90) calendar days after the filing of the U.S. federal Corporate Taxpayer Return for the Taxable Year including the Effective Date, the Corporate Taxpayer shall deliver to the Agent a schedule (the "Attribute Schedule") that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each TRA Holder to which such items are applicable (i) the Blocker NOLs attributable to Blocker as of the Effective Date and (ii) any applicable limitations on the use of Blocker NOLs for Tax purposes (including under Section 382 of the Code).

        Section 2.3.    Tax Benefit Schedule.

          (a)    Tax Benefit Schedule.    Within ninety (90) calendar days after the filing of the U.S. federal Corporate Taxpayer Return for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporate Taxpayer shall provide to the Agent: (i) a schedule showing, in reasonable detail, (A) the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year, (B) the portion of the Net Tax Benefit, if any, that is Attributable to each TRA Holder, (C) the Accrued Amount with respect to any such Net Tax Benefit that is Attributable to such TRA Holder, (D) the Tax Benefit Payment determined pursuant to Section 3.1(b) of this Agreement due to each such TRA Holder, and (E) the portion of such Tax Benefit Payment that the Corporate Taxpayer intends to treat as Imputed Interest (a "Tax Benefit Schedule"), (ii) a reasonably detailed calculation by the Corporate Taxpayer of the Hypothetical Tax Liability, (iii) a reasonably detailed calculation by the Corporate Taxpayer of the Actual Tax Liability, (iv) a copy of the Corporate Taxpayer Return for such Taxable Year, and (v) any other work papers reasonably requested by the Agent. In addition, the Corporate Taxpayer shall allow the Agent reasonable access at no cost to the appropriate representatives of the Corporate Taxpayer in connection with a review of such Tax Benefit Schedule. The Tax Benefit Schedule will become final as provided in Section 2.4(a) and may be amended as provided in Section 2.4(b) (subject to the procedures set forth in Section 2.4(b)).

          (b)    Applicable Principles.    The Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Corporate Taxpayer's actual liability for Taxes for such Taxable Year that is attributable to the Basis Adjustments, Blocker NOLs and Imputed Interest, determined using a "with and without" methodology. For the avoidance of doubt, such actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporate Taxpayer. For purposes of calculating the Realized Tax Benefit or Realized Tax Detriment for any Taxable Year, carryforwards or carrybacks of any Tax item (such as a net operating loss) attributable to the Basis Adjustments and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations and the corresponding provisions of state and local Tax laws, as applicable, governing the use, limitation and expiration of carryforwards or carrybacks of the relevant type. If a carryforward or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment, Blocker NOLs or Imputed Interest (a "TRA Portion") and another portion that is not so attributable (a "Non-TRA Portion"), such respective portions shall be considered to be used in accordance with the "with and without" methodology so that: (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion; and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original "with and without" calculation made in the applicable prior Taxable Year. For the avoidance of doubt, the TRA Portion of any Tax item when such item is incurred shall be determined using a marginal "with and without" methodology by calculating (i) the amount of such Tax item for all Tax purposes taking into account the Basis Adjustments, Blocker NOLs or Imputed Interest and (ii) the amount of such Tax item for all Tax purposes without taking into account the Basis Adjustments, Blocker NOLs or Imputed Interest, with the

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  TRA Portion equal to the excess of the amount specified in clause (i) over the amount specified in clause (ii) (but only if such excess is greater than zero). The parties agree that (i) any payment under this Agreement, including the Accrued Amount (other than amounts (i) arising from Blocker NOLs or (ii) accounted for as Imputed Interest) will be treated as a subsequent upward adjustment to the purchase price of the relevant Exchangeable Units and will have the effect of creating additional Basis Adjustments to Reference Assets for the Corporate Taxpayer in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the current year calculation and into future year calculations, as appropriate.

        Section 2.4.    Procedure; Amendments.

          (a)   An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the first date on which the Agent has received the applicable Schedule or amendment thereto unless (i) the Agent, within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Corporate Taxpayer with notice of a material objection to such Schedule ("Objection Notice") made in good faith or (ii) the Agent provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date a waiver from the Agent has been received by the Corporate Taxpayer. If the Corporate Taxpayer and Agent, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of such Objection Notice, the Corporate Taxpayer and Agent shall employ the Reconciliation Procedures under Section 7.9.

          (b)   The applicable Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Agent, (iii) to comply with the Expert's determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Corporate Taxpayer Return filed for such Taxable Year or (vi) to adjust an Exchange Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an "Amended Schedule"). The Corporate Taxpayer shall provide an Amended Schedule to the Agent within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence. For the avoidance of doubt, in the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.4(a), the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which the amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs.

ARTICLE III.
TAX BENEFIT PAYMENTS

        Section 3.1.    Payments.

          (a)   Within five (5) calendar days after a Tax Benefit Schedule delivered to the Agent becomes final in accordance with Section 2.4(a), the Corporate Taxpayer shall pay to each TRA Holder the Tax Benefit Payment in respect of such TRA Holder determined pursuant to Section 3.1(b) for such Taxable Year. Each such payment shall be made by check, by wire transfer of immediately available funds to the bank account previously designated by the TRA Holder to the Corporate Taxpayer, or as otherwise agreed by the Corporate Taxpayer and the TRA Holder.

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  For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated Tax payments, including, without limitation, U.S. federal or state estimated income Tax payments.

          (b)   A "Tax Benefit Payment" in respect of a TRA Holder for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit Attributable to such TRA Holder and the Accrued Amount with respect thereto. A Net Tax Benefit is "Attributable" to a TRA Holder to the extent that it is derived from any (i) Basis Adjustment or Imputed Interest that is attributable to the Exchangeable Units acquired or deemed acquired by the Corporate Taxpayer in an Exchange undertaken by or with respect to such TRA Holder or (ii) Blocker NOLs or Imputed Interest that is attributable to the Blocker. Subject to Section 3.3, the "Net Tax Benefit" for a Taxable Year shall be an amount equal to the excess, if any, of (i) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (ii) the total amount of payments previously made under this Section 3.1 (excluding payments attributable to Accrued Amounts); provided, for the avoidance of doubt, that no TRA Holder shall be required to return any portion of any previously made Tax Benefit Payment. The "Accrued Amount" with respect to any portion of a Net Tax Benefit shall equal an amount determined in the same manner as interest on such portion of the Net Tax Benefit for a Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Corporate Taxpayer Return for such Taxable Year until the Payment Date. For the avoidance of doubt, for Tax purposes, the Accrued Amount shall not be treated as interest but shall instead be treated as additional consideration for the acquisition of Exchangeable Units in an Exchange or the stock of Blocker in the Reorganization Transactions (as applicable) unless otherwise required by law.

        Section 3.2.    No Duplicative Payments.     It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Cumulative Net Realized Tax Benefit, and the Accrued Amount thereon, being paid to the TRA Holders. The provisions of this Agreement shall be construed in the appropriate manner to achieve these fundamental results.

          (a)   Section 3.3 Pro Rata Payments; Coordination of Benefits.

          (b)   Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate amount of the Corporate Taxpayer's Tax benefit subject to this Agreement is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable income to fully utilize available deductions and other attributes, the limitation on the Tax benefit for the Corporate Taxpayer shall be allocated among the TRA Holders in proportion to the respective amounts of Net Tax Benefit that would have been determined under this Agreement if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation.

          (c)   After taking into account Section 3.3(a), if for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then (i) the Corporate Taxpayer will pay the same proportion of each Tax Benefit Payment due to each TRA Holder in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

          (d)   To the extent the Corporate Taxpayer makes a payment to a TRA Holder in respect of a particular Taxable Year under Section 3.1(a) of this Agreement (taking into account Section 3.3(a) and (b), but excluding payments attributable to Accrued Amounts) in an amount in excess of the amount of such payment that should have been made to such TRA Holder in respect of such Taxable Year, then (i) such TRA Holder shall not receive further payments under Section 3.1(a) until such TRA Holder has foregone an amount of payments equal to such excess and (ii) the

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  Corporate Taxpayer will pay the amount of such TRA Holder's foregone payments to the other Persons to whom a payment is due under this Agreement in a manner such that each such Person to whom a payment is due under this Agreement, to the maximum extent possible, receives aggregate payments under Section 3.1(a) (taking into account Section 3.3(a) and (b), but excluding payments attributable to Accrued Amounts) in the amount it would have received if there had been no excess payment to such TRA Holder.

ARTICLE IV.
TERMINATION

        Section 4.1.    Early Termination by the Corporate Taxpayer.     With the written approval of a majority of its independent directors, the Corporate Taxpayer may terminate this Agreement at any time by paying to each TRA Holder the Early Termination Payment due to such TRA Holder pursuant to Section 4.5(b), provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by the TRA Holders (such termination, an "Early Termination"). Upon payment of the Early Termination Payment by the Corporate Taxpayer, the Corporate Taxpayer shall not have any further payment obligations under this Agreement, other than for any (i) Tax Benefit Payment previously due and payable but unpaid as of the Early Termination Notice and (ii) any Tax Benefit Payment due for any Taxable Year ending prior to, with or including the Early Termination Date (except to the extent that the amount described in clause (ii) is included in the Early Termination Payment).

        Section 4.2.    Early Termination upon Change of Control.     In the event of a Change of Control, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the Change of Control Date and shall include, but not be limited to the following: (a) payment of the Early Termination Payment calculated as if an Early Termination Notice had been delivered on such Change of Control Date, (b) payment of any Tax Benefit Payment in respect of a TRA Holder agreed to by the Corporate Taxpayer and such TRA Holder as due and payable but unpaid as of the Early Termination Notice, and (c) payment of any Tax Benefit Payment due for any Taxable Year ending prior to, with or including such Change of Control Date (except to the extent that the amount described in clause (c) is included in the Early Termination Payment). In the event of a Change of Control, the Early Termination Payment shall be calculated utilizing the Valuation Assumptions and by substituting in each case the term "Change of Control Date" for the term "Early Termination Date."

        Section 4.3.    Breach of Agreement.

          (a)   In the event that the Corporate Taxpayer breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, as a result of failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then, unless otherwise waived in writing by a majority of the TRA Holders, such breach shall be treated as an Early Termination and all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but shall not be limited to, (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (ii) any Tax Benefit Payment previously due and payable but unpaid as of the date of the breach, and (iii) any Tax Benefit Payment due for any Taxable Year ending prior to, with or including the date of the breach (except to the extent that the amount described in clause (iii) is included in the Early Termination Payment). Notwithstanding the foregoing, in the event that the Corporate Taxpayer breaches any of its material obligations under this Agreement, a majority of the TRA Holders shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), and (iii) above or to seek specific performance of the terms hereof.

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          (b)   The parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it shall not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due. The Corporate Taxpayer shall use its commercially reasonable efforts to maintain sufficient available funds for the purpose of making required payments under this Agreement and shall use its commercially reasonable efforts to avoid entering into credit agreements that could be reasonably anticipated to materially delay the timing of any payments under this Agreement.

        Section 4.4.    Early Termination Notice.     If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1 above, the Corporate Taxpayer shall deliver to the Agent notice of such intention to exercise such right (the "Early Termination Notice"). Upon delivery of the Early Termination Notice or the occurrence of an event described in Section 4.2 or Section 4.3(a), the Corporate Taxpayer shall deliver (i) a schedule showing in reasonable detail the calculation of the Early Termination Payment (the "Early Termination Schedule") and (ii) any other work papers reasonably requested by the Agent. In addition, the Corporate Taxpayer shall allow the Agent reasonable access at no cost to the appropriate representatives of the Corporate Taxpayer in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which the Agent has received such Schedule or amendment thereto unless (x) the Agent, within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Corporate Taxpayer and each other Agent with notice of a material objection to such Schedule made in good faith ("Material Objection Notice") or (y) the Agent provides a written waiver of such right of a Material Objection Notice within the period described in clause (x) above, in which case such Schedule becomes binding on the date a waiver from the Agent has been received by the Corporate Taxpayer (the "Early Termination Effective Date"). If the Corporate Taxpayer and Agent, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Material Objection Notice, the Corporate Taxpayer and Agent shall employ the Reconciliation Procedures under Section 7.9.

        Section 4.5.    Payment upon Early Termination.

          (a)   Within three (3) calendar days after the Early Termination Effective Date, the Corporate Taxpayer shall pay to each TRA Holder its Early Termination Payment. Each such payment shall be made by check, by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Holder, or as otherwise agreed by the Corporate Taxpayer and the TRA Holder.

          (b)   The "Early Termination Payment" shall equal, with respect to each TRA Holder, the present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to such TRA Holder beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied.

ARTICLE V.
SUBORDINATION AND LATE PAYMENTS

        Section 5.1.    Subordination.     Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by the Corporate Taxpayer to any TRA Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer and its Subsidiaries (such obligations, "Senior Obligations") and shall rank pari passu with all current or future

F-13

unsecured obligations of the Corporate Taxpayer that are not Senior Obligations. For the avoidance of doubt, notwithstanding the above, the determination of whether it is a breach of this Agreement if the Corporate Taxpayer fails to make any Tax Benefit Payment when due is governed by Section 4.3(a).

        Section 5.2.    Late Payments by the Corporate Taxpayer.     The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement not made to any TRA Holder when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate (or, if so provided in Section 4.3(a), at the Agreed Rate) and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement was due and payable.

ARTICLE VI.
NO DISPUTES; CONSISTENCY; COOPERATION

        Section 6.1.    Participation in the Corporate Taxpayer's and Tax Matters.     Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer, including without limitation preparing, filing or amending any Tax Return and defending, contesting or settling any issue pertaining to Taxes of the Corporate Taxpayer. Notwithstanding the foregoing, the Corporate Taxpayer (i) shall notify the Agent of, and keep the Agent reasonably informed with respect to, the portion of any audit, examination, or any other administrative or judicial proceeding (a "Tax Proceeding") of the Corporate Taxpayer by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the TRA Holders under this Agreement, (ii) shall provide the Agent with reasonable opportunity to provide information and other input to the Corporate Taxpayer and its advisors concerning the conduct of any such portion of a Tax Proceeding, and (iii) shall not enter into any settlement with respect to any such portion of a Tax Proceeding that could have a material effect on the TRA Holders' rights (including the right to receive payments) under this Agreement without the written consent of the Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that the Corporate Taxpayer shall not be required to take any action, or refrain from taking any action, that is inconsistent with any provision of the LLC Agreement; provided, further, that, notwithstanding anything to the contrary contained herein, the Corporate Taxpayer shall prepare, file, and/or amend all Tax Returns in accordance with applicable law (including with respect to the calculation of taxable income and any calculations required to be made under this Agreement) and nothing in this Agreement shall prevent the Agent or any TRA Holder from disputing such Tax matters in accordance with Section 7.9.

        Section 6.2.    Consistency.     The Corporate Taxpayer and the TRA Holders agree to report and cause to be reported for all purposes, including U.S. federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, the Basis Adjustments, Imputed Interest, and each Tax Benefit Payment), but, for financial reporting purposes, only in respect of items that are not explicitly characterized as "deemed" or in a similar manner by the terms of this Agreement, in a manner consistent with that set forth in any Schedule required to be provided by or on behalf of the Corporate Taxpayer under this Agreement, as finally determined pursuant to Section 2.4, unless otherwise required by applicable law. If the Corporate Taxpayer and any TRA Holder, for any reason, are unable to successfully resolve any disagreement concerning such treatment within thirty (30) calendar days, the Corporate Taxpayer and such TRA Holder shall employ the Reconciliation Procedures under Section 7.9.

        Section 6.3.    Cooperation.     Each TRA Holder shall (i) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any Tax Proceeding, (ii) make itself available to the Corporate Taxpayer and its representatives to provide explanations of

F-14

documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (i) above, and (iii) reasonably cooperate in connection with any such matter. The Corporate Taxpayer shall reimburse the TRA Holder for any reasonable third-party costs and expenses incurred pursuant to this Section 6.3.

ARTICLE VII.
MISCELLANEOUS

        Section 7.1.    Notices.     All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if emailed before 5:00 p.m. Phoenix, Arizona time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

        If to the Corporate Taxpayer or the Company, to:

AdaptHealth Corp. 780 Third Avenue
New York, New York 10017
Telephone:	(212) 551-1600
Attention:	Chris Wolfe
Email:	chris.wolfe@dfbhealthcare.com

        with a copy (which shall not constitute notice to the Corporate Taxpayer or the Company) to:

Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166
Facsimile:	(212) 801-6400
Telephone:	(212) 801-9200
Attention:	Alan I. Annex, Esq.
Email:	annexa@gtlaw.com

        If to the Agent, to:

[ ] [ ]
Facsimile No:	[ ]
Telephone No.:	[ ]
Attention:	[ ]
Email:	[ ]

        If to a TRA Holder other than the Agent, to:

          The address set forth in the records of the Company.

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

        Section 7.2.    Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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        Section 7.3.    Entire Agreement; No Third Party Beneficiaries.     This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in Section 3.3.

        Section 7.4.    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

        Section 7.5.    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        Section 7.6.    Successors; Assignment.

          (a)   No TRA Holder may assign this Agreement to any person without the prior written consent of the Corporate Taxpayer; provided, however, that

    (i)
    to the extent Common Units are transferred in accordance with the terms of the LLC Agreement, the transferring TRA Holder shall have the option to assign to the transferee of such Common Units the transferring TRA Holder's rights under this Agreement with respect to such transferred Common Units as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer, agreeing to become a "TRA Holder" for all purposes of this Agreement, and

    (ii)
    any and all payments payable or that may become payable to a TRA Holder pursuant to this Agreement that, once an Exchange has occurred, arise with respect to the Exchangeable Units transferred in such Exchange, may be assigned to any Person or Persons as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer, agreeing to be bound by Section 7.14 and acknowledging specifically the terms of Section 7.6(b).

  For these purposes, a pledge by a TRA Holder of some or all of its rights, interests or entitlements under this Agreement to any U.S. bank in connection with a bona fide loan or other indebtedness shall not constitute an assignment of this agreement; provided that (y) if Common Units are transferred to such U.S. bank as a result of a foreclosure or other action relating to such pledge, such transfer shall be a transfer within the meaning of Section 7.6(a)(i) or (z) if such U.S. bank becomes entitled to payments payable or that may become payable to a TRA Holder as a result of such pledge, such U.S. bank will be treated as a Person to whom such payments were assigned within the meaning of Section 7.6(a)(ii). For the avoidance of doubt, if a TRA Holder transfers Common Units but does not assign to the transferee of such Common Units the rights of such TRA Holder under this Agreement with respect to such transferred Common Units, such TRA Holder shall continue to be entitled to receive the Tax Benefit Payments, if any, due hereunder

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  with respect to, including any Tax Benefit Payments arising in respect of a subsequent Exchange of, such Common Units.

          (b)   Notwithstanding the foregoing provisions of this Section 7.6, no assignee described in Section 7.6(a)(ii) shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.

          (c)   The Person designated as the Agent may not be changed without the prior written consent of the Corporate Taxpayer and TRA Holders who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders hereunder if the Corporate Taxpayer had exercised its right of Early Termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement since the date of such most recent Exchange).

          (d)   Except as otherwise specifically provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place.

        Section 7.7.    Amendments; Waivers.     No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporate Taxpayer and by TRA Holders who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders hereunder if the Corporate Taxpayer had exercised its right of Early Termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement since the date of such most recent Exchange); provided, however, that no such amendment shall be effective if such amendment would have a disproportionate effect on the payments certain TRA Holders will or may receive under this Agreement unless all such disproportionately affected TRA Holders consent in writing to such amendment.

        Section 7.8.    Titles and Subtitles.     The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        Section 7.9.    Reconciliation.     In the event that the Corporate Taxpayer and the Agent or any TRA Holder (as applicable, the "Disputing Party") are unable to resolve a disagreement with respect to the calculations required to produce the schedules described in Section 2.4, Section 4.4 and Section 6.2 within the relevant period designated in this Agreement ("Reconciliation Dispute"), the Reconciliation Dispute shall be submitted for determination to the Expert. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Corporate Taxpayer and the Disputing Party agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the Disputing Party or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve (a) any matter relating to the Exchange Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days, (b) any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days , and (c) any matter related to treatment of any tax-related item as contemplated in Section 6.2 within fifteen (15) calendar days, or, in each case, as soon thereafter as is reasonably practicable after such matter has been

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submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, any portion of such payment that is not under dispute shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporate Taxpayer except as provided in the next sentence. The Corporate Taxpayer and the Disputing Party shall each bear its own costs and expenses of such proceeding, unless (i) the Expert adopts such Disputing Party's position, in which case the Corporate Taxpayer shall reimburse such Disputing Party for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Corporate Taxpayer's position, in which case such Disputing Party shall reimburse the Corporate Taxpayer for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and its Subsidiaries and the Disputing Party and may be entered and enforced in any court having jurisdiction.

        Section 7.10.    Consent to Jurisdiction.     Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such party's respective address set forth in the Company's books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

        Section 7.11.    Waiver of Jury Trial.     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

        Section 7.12.    Withholding.     The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of U.S. federal, state, local or non-U.S. Tax law. To the extent that amounts are so withheld

F-18

and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the relevant TRA Holder.

        Section 7.13.    Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

          (a)   If the Corporate Taxpayer becomes a member of an affiliated, consolidated, combined, or unitary group of corporations that files a consolidated, combined, or unitary income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of U.S. state or local Tax law, or would be eligible to become a member of such a group at the election of one or members of that group, then, subject to the application of the Valuation Assumptions upon a Change of Control: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

          (b)   If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for Tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code or any provisions of state or local Tax law, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit or Realized Tax Detriment of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset. Thus, for example, in determining the Hypothetical Tax Liability of the entity, the taxable income of the entity shall be determined by treating the entity as having sold the asset for its fair market value, recovering any basis applicable to such asset (using the Tax basis that such asset would have had at such time if no Basis Adjustments had been made), while the Actual Tax Liability of the entity would be determined by recovering the actual Tax basis of the asset that reflects any Basis Adjustments. For purposes of this Section 7.13, a transfer of a partnership interest shall be treated as a transfer of the transferring partner's share of each of the assets and liabilities of that partnership. If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a partnership (or a Person classified as a partnership for Tax purposes), the principles of this Section 7.13(b) and this Agreement shall govern the treatment of such transfer and any subsequent allocations of income, gain, loss or deductions from such partnership to such entity.

        Section 7.14.    Confidentiality.

          (a)   The Agent, each TRA Holder and each of the TRA Holder's assignees acknowledges and agrees that the information of the Corporate Taxpayer is confidential and, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporate Taxpayer and its Affiliates and successors, concerning the Company and its Affiliates and successors or the TRA Holders, learned by the Agent or any TRA Holder heretofore or hereafter. This Section 7.14 shall not apply to (i) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the Agent or a TRA Holder in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information (A) as may be proper in the course of performing such TRA Holder's obligations, or monitoring or enforcing such TRA Holder's rights, under this Agreement, (B) as

F-19

  part of such TRA Holder's normal reporting, rating or review procedure (including normal credit rating and pricing process), or in connection with such TRA Holder's or such TRA Holder's Affiliates' normal fund raising, marketing, informational or reporting activities, or to such TRA Holder's (or any of its Affiliates') Affiliates, auditors, accountants, attorneys or other agents, (C) to any bona fide prospective assignee of such TRA Holder's rights under this Agreement, or prospective merger or other business combination partner of such TRA Holder, provided that such assignee or merger partner agrees to be bound by the provisions of this Section 7.14, (D) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation; provided that any TRA Holder required to make any such disclosure to the extent legally permissible shall provide the Corporate Taxpayer prompt notice of such disclosure, or to regulatory authorities or similar examiners conducting regulatory reviews or examinations (without any such notice to the Corporate Taxpayer), or (E) to the extent necessary for a TRA Holder to prepare and file its Tax Returns, to respond to any inquiries regarding such Tax Returns from any Taxing Authority or to prosecute or defend any Tax Proceeding with respect to such Tax Returns. Notwithstanding anything to the contrary herein, the Agent (and each employee, representative or other agent of Agent or its assignees, as applicable) and each TRA Holder and each of its assignees (and each employee, representative or other agent of such TRA Holder or its assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the Corporate Taxpayer, the Company, the Agent, the TRA Holders and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other Tax analyses) that are provided to the Agent or the TRA Holder relating to such Tax treatment and Tax structure.

          (b)   If the Agent or an assignee or a TRA Holder or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.14, the Corporate Taxpayer shall have the right and remedy to have the provisions of this Section 7.14 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or any of its Subsidiaries or the TRA Holders and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

        Section 7.15.    No Similar Agreements.     Neither the Corporate Taxpayer nor any of its Subsidiaries shall enter into any additional agreement providing rights similar to this Agreement to any Person (including any agreement pursuant to which the Corporate Taxpayer is obligated to pay amounts with respect to tax benefits resulting from any net operating losses or other tax attributes to which the Corporate Taxpayer becomes entitled as a result of a transaction) without the prior written consent of the TRA Holders who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders hereunder if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement since the date of such most recent Exchange).

        Section 7.16.    Change in Law.     Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a TRA Holder reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such TRA Holder upon any Exchange to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income and all applicable state and local Tax purposes or would have other material adverse Tax consequences to the

F-20

TRA Holder and/or its direct or indirect owners, then at the election of the TRA Holder and to the extent specified by the TRA Holder, this Agreement (i) shall cease to have further effect with respect to such TRA Holder, (ii) shall not apply to an Exchange by the TRA Holder occurring after a date specified by it, or (iii) shall otherwise be amended in a manner determined by the TRA Holder to waive any benefits to which such TRA Holder would otherwise be entitled under this Agreement, provided that such amendment shall not result in an increase in or acceleration of payments under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

[Signature Pages Follow]

F-21

        IN WITNESS WHEREOF, the Corporate Taxpayer, the Company, the Agent, and the TRA Holders have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:
AdaptHealth Corp.
By:
	Name:	[ ]
	Title:	[ ]
COMPANY:
AdaptHealth Holdings, LLC
By:
	Name:	[ ]
	Title:	[ ]
AGENT:
By:
	Name:	[ ]

[The signatures of the TRA Holders are attached in Schedule A.]

Signature Page to Tax Receivable Agreement

TRA HOLDER:
[ ]
By:
Name:
Title:

Annex G

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of [    •    ], 2019, by and among (i) AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), (ii) AdaptHealth Corp., a Delaware corporation ("Pubco"), (iii) each of the Persons listed on the Schedule of Investors attached hereto as of the date hereof, and (iv) each of the other Persons set forth from time to time on the Schedule of Investors who, at any time, own securities of the Company or Pubco and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (iii) and (iv), an "Investor" and, collectively, the "Investors"). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 12 hereof.

        WHEREAS, Pubco and certain of the Investors (the "Original Holders") are parties to that certain Registration Rights Agreement, dated as of February 15, 2018 (the "Prior Agreement");

        WHEREAS, the Original Holders currently hold an aggregate of 6,250,000 shares (the "Founder Shares") of Common Stock issued prior to Pubco's initial public offering;

        WHEREAS, one of the Original Holders currently holds an aggregate of 4,333,333 warrants (the "Private Placement Warrants") to purchase, at an exercise price of $11.50 per share (subject to adjustment), shares of Common Stock;

        WHEREAS, the Company and Pubco have entered into an Agreement and Plan of Merger, dated as of July 8, 2019 (the "Merger Agreement"), pursuant to which, on the date hereof, DFB Merger Sub LLC, a Delaware limited liability company, has merged with and into the Company (the "Merger"), with the Company surviving the Merger as a partially-owned subsidiary of Pubco;

        WHEREAS, the Merger Agreement contemplates an "Up-C" structure such that, following the Merger, certain Investors(1) will hold Common Units that will be exchangeable for Common Stock of Pubco;

        WHEREAS, in connection with the execution and delivery of the Merger Agreement, Pubco and one of the Investors have entered into a Subscription Agreement, dated as of July 8, 2019 (the "Subscription Agreement"), pursuant to which, on the date hereof, such Investor has purchased an aggregate of [    •    ] shares of Common Stock (the "PIPE Shares");

        WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and to provide for the terms and conditions included herein and to include the recipients of the other Registrable Securities identified herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1.    Resale Shelf Registration Rights.

          (a)    Registration Statement Covering Resale of Registrable Securities.    Pubco shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the consummation of the Merger (the "Filing Deadline"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of all of the Registrable

(1)
NTD: All holders of existing Company Common Units that will hold Surviving Company Common Units or DFB Healthcare Common Stock following the closing shall be entitled to sign this Agreement.

  Securities held by the Investors (the "Resale Shelf Registration Statement"). The Resale Shelf Registration Statement shall be on Form S-3 ("Form S-3") or, if Form S-3 is not then available to Pubco, on Form S-1 or such other appropriate form permitting Registration of such Registrable Securities for resale by such Investors. Pubco shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline or (ii) ten (10) Business Days after the Commission notifies Pubco that it will not review the Resale Shelf Registration Statement, if applicable (the "Effectiveness Deadline"); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. Once effective, Pubco shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until such date as all Registrable Securities covered by the Shelf Resale Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the "Effectiveness Period"). The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in this Agreement and in the Lock-Up Agreements), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors.

          (b)   Notwithstanding the registration obligations set forth in this Section 1, in the event the Commission informs Pubco that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Pubco agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a "New Registration Statement"), on Form S-3, or if Form S-3 is not then available to Pubco for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Pubco shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the "SEC Guidance"), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that Pubco used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event Pubco amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Pubco will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Pubco or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

          (c)   Registrations effected pursuant to this Section 1 shall not be counted as Demand Registrations effected pursuant to Section 2.

        2.    Demand Registrations.

          (a)    Requests for Registration.    Subject to the terms and conditions of this Agreement and of the Lock-Up Agreements, at any time or from time to time, the holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement ("Long-Form Registrations") or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an "Automatic Shelf Registration Statement"), if available to Pubco ("Short-Form Registrations") in accordance with Section 2(b) and Section 2(c) below (such holders being referred to herein as the "Initiating Investors" and all registrations requested by the Initiating Investors being referred to herein as "Demand Registrations"). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within five (5) Business Days after receipt of any such request, Pubco shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Registrable Securities with respect to which Pubco has received written requests for inclusion therein within five (5) Business Days after the receipt of Pubco's notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

          (b)    Long-Form Registrations.    The Investors holding a majority of the Registrable Securities may request one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; provided that, Pubco shall not be obligated to effect, or to take any action to effect, any Long-Form Registration unless the aggregate market price of the Registrable Securities requested to be registered in such Long-Form Registration exceeds $20,000,000 at the time of request; provided, further, that Pubco shall only be obligated to effect, or take any action to effect, one (1) Long-Form Registration. A registration shall not count as the sole permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event Pubco shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

          (c)    Short-Form Registrations.    In addition to the Long-Form Registration provided pursuant to Section 2(b), each of (i) the Investors holding a majority of the Common Units not held by Pubco, (ii) the Investors holding a majority of the Founder Shares and (iii) the Investors holding a majority of the PIPE Shares shall be entitled to request an unlimited number of Short-Form Registrations in which Pubco shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that Pubco shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such Short-Form Registration, propose to sell Registrable Securities with an aggregate market price at the time of request of less than $5,000,000, or (ii) if Pubco has, within the twelve (12) month period preceding the date of such request, already effected three (3) Short-Form Registrations for the holders of Registrable Securities requesting a Short-Form Registration pursuant to this Section 2(c). Demand Registrations shall be Short-Form Registrations whenever Pubco is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as Pubco is subject to the reporting requirements of the Exchange Act, Pubco shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities. If Pubco is qualified to and, pursuant to the request of the holders of a majority of the Registrable Securities, has filed with the Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 (a "Shelf Registration"), then Pubco shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if Pubco is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, Pubco shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act. If for any reason Pubco ceases to be a WKSI or becomes ineligible to utilize Form S-3, Pubco shall prepare and file with the Commission a registration statement or registration statements on such form that is available for the sale of Registrable Securities.

          (d)    Shelf Takedowns.    At any time when the Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a "Resale Shelf Registration") is effective and its use has not been otherwise suspended by Pubco in accordance with the terms of Section 2(f) below, upon a written demand (a "Takedown Demand") by any Investor that is, in either case, a Shelf Participant holding Registrable Securities at such time (the "Initiating Holder"), Pubco will facilitate in the manner described in this Agreement a "takedown" of Registrable Securities off of such Resale Shelf Registration (a "take down offering") and Pubco shall pay all Registration Expenses in connection therewith; provided that Pubco will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days' notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to the three (3) year anniversary of the consummation of the Merger, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days' notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten takedown offering initiated prior to the three (3) year anniversary of the consummation of the Merger and (y) any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to Pubco, which notice must be received by Pubco no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

          (e)    Priority on Demand Registrations and Takedown Offerings.    Pubco shall not include in any Demand Registration that is an underwritten offering any securities that are not Registrable Securities without the prior written consent of the managing underwriters and the holders of a majority of the Registrable Securities then outstanding. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise Pubco in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities held by Initiating Investors, Pubco shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the Registrable Securities requested to be included in such registration (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder).

          (f)    Restrictions on Demand Registrations and Takedown Offerings.    Any demand for the filing of a registration statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements to which any demanding Investor is party, and any such demand must be deferred until such lock-up arrangements no longer apply.

              (i)  Pubco shall not be obligated to effect any Demand Registration within 30 days prior to Pubco's good faith estimate of the date of filing of an underwritten public offering of Pubco's securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 90 days from the effective date of any such underwritten public offering. Pubco may postpone, for up to 60 days from the date of the request (the "Suspension Period"), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of any Resale Shelf Registration (and therefore suspend sales of the Registrable Securities included therein) by providing written notice to the holders of Registrable Securities if the board of directors of Pubco reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a material adverse effect on any proposal or plan by Pubco or any subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require Pubco to disclose any material nonpublic information which would reasonably be likely to be detrimental to Pubco and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. Pubco may delay or suspend the effectiveness of a Demand Registration or takedown offering pursuant to this Section 2(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, Pubco may in any event delay or suspend the effectiveness of Demand Registration or takedown offering in the case of an event described under Section 5(g) to enable it to comply with its obligations set forth in Section 5(f). Pubco may extend the Suspension Period for an additional consecutive 60 days with the consent of the Applicable Approving Party.

             (ii)  In the case of an event that causes Pubco to suspend the use of any Resale Shelf Registration as set forth in Section 2(f)(i) or pursuant to Section 5(g) (a "Suspension Event"), Pubco shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a "Suspension Notice") to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it has received a Suspension Notice from Pubco and prior to receipt of an End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an "End of Suspension Notice") from Pubco, which End of Suspension Notice shall be given by Pubco to the holders of Registrable Securities and to such holders' counsel, if any, promptly following the conclusion of any Suspension Event.

            (iii)  Notwithstanding any provision herein to the contrary, if Pubco shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 2(f), Pubco agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

          (g)    Selection of Underwriters.    In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that such selection shall be subject to the written consent of Pubco, which consent will not be unreasonably withheld, conditioned or delayed. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Investors proposing to distribute their securities through underwriting shall (together with Pubco and the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

          (h)    Other Registration Rights.    Pubco represents and warrants to each holder of Registrable Securities that the registration rights granted in this Agreement do not conflict with any other registration rights granted by Pubco. Except as provided in this Agreement, Pubco shall not grant to any Persons the right to request Pubco to register any equity securities of Pubco, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding.

          (i)    Revocation of Demand Notice or Takedown Notice.    At any time prior to the effective date of the registration statement relating to a Demand Registration or the "pricing" of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to Pubco.

        3.    Piggyback Registrations.

          (a)    Right to Piggyback.    Whenever Pubco proposes to register any of its securities under the Securities Act (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) pursuant to a Demand Registration, (iii) pursuant to a Takedown Demand, (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) a registration relating solely to employment benefit plans, (vi) in connection with a registration the primary purpose of which is to register debt securities, or (vii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), Pubco shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 3(c) and 3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which Pubco has received written requests for inclusion therein within 10 business days after the delivery of Pubco's notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

          (b)    Piggyback Expenses.    The Registration Expenses of the holders of Registrable Securities shall be paid by Pubco in all Piggyback Registrations, whether or not any such registration became effective.

          (c)    Priority on Primary Registrations.    If a Piggyback Registration is an underwritten primary registration on behalf of Pubco, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities Pubco proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

          (d)    Priority on Secondary Registrations.    If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Pubco's securities other than holders of Registrable Securities, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

          (e)    Other Registrations.    If Pubco has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then Pubco shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) at the request of any holder or holders of such securities until a period of at least 90 days has elapsed from the effective date of such previous registration.

          (f)    Right to Terminate Registration.    Pubco shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Pubco in accordance with Section 7.

        4.    Agreements of Holders.

          (a)   If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, each holder that beneficially owns 1% or more of the outstanding Common Stock shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s).

          (b)   The holders of Registrable Securities shall use reasonable best efforts to provide such information as may reasonably be requested by Pubco, or the managing underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with Pubco's obligation to comply with federal and applicable state securities laws.

        5.    Registration Procedures.     In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, Pubco shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Pubco shall as expeditiously as reasonably possible:

          (a)   prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that at least five (5) Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, Pubco shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

          (b)   notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by Pubco or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

          (c)   prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (d)   furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (e)   during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

          (f)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Pubco shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

          (g)   promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Pubco promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (h)   cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Pubco are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

          (i)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (j)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares and preparing for and participating in such number of "road shows", investor presentations and marketing events as the underwriters managing such offering may reasonably request);

          (k)   make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of Pubco as shall be necessary to enable them to exercise their due diligence responsibility, and cause Pubco's officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (l)    take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (m)  otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

          (n)   permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of Pubco to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to Pubco in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (o)   in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, Pubco shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (p)   use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

          (q)   cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

          (r)   cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

          (s)   if such registration includes an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from Pubco's independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

          (t)    provide a legal opinion of Pubco's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

          (u)   if Pubco files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

          (v)   if Pubco does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

          (w)  subject to the terms of Section 2(c) and Section 2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when Pubco is required to re-evaluate its WKSI status Pubco determines that it is not a WKSI, use its reasonable best efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

        6.    Termination of Rights.     Notwithstanding anything contained herein to the contrary, the right of any Investor to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that such Investor (together with its affiliates) beneficially owns less than 1% of the outstanding Common Stock and may sell all of the Registrable Securities owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise; provided, however, that with respect to any Investor whose rights have terminated pursuant to this Section 6, if following such a termination, such Investor loses the ability to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise due to a change in interpretive guidance by the Commission, then such Investor's right to include Registrable Securities in any Demand Registration or any Piggyback Registration shall be reinstated until such time as the Investor is once again able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise.

        7.    Registration Expenses.

          (a)   All expenses incident to Pubco's performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Pubco and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by Pubco (all such expenses being herein called "Registration Expenses"), shall be borne by Pubco as provided in this Agreement and, for the avoidance of doubt, Pubco also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Pubco are then listed. Each Person that sells securities pursuant to a Demand Registration, a Takedown Demand or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person's account.

          (b)   Pubco shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Applicable Approving Party and one local counsel (if necessary) for each applicable jurisdiction and chosen by the applicable holder of Registrable Securities, in each case, for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration, takedown offering or Piggyback Registration.

        8.    Additional Payments Under Certain Circumstances.

          (a)   Payments ("Additional Payments") with respect to the shares of Common Stock included in the Registrable Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (ii) below being herein called a "Registration Default"):

              (i)  the Resale Shelf Registration Statement has not been declared effective by the Effectiveness Deadline; or

             (ii)  the Resale Shelf Registration Statement is declared effective by the Commission but thereafter ceases to be effective prior to the expiration of the Effectiveness Period (unless and except to the extent that another Registration Statement covering the applicable Registrable Securities is effective during the Effectiveness Period).

          (b)   Additional Payments shall accrue on the applicable Registrable Securities for each such day from and including the date on which any such Registration Default occurs to but excluding the date on which all such Registration Defaults have been cured at a rate of $0.05 per share (subject to proportionate adjustment in the event of any stock split, reverse stock split or other recapitalization) per month or portion thereof (on a 30/360 basis); provided, however, that the Company's obligation to pay Additional Payments extends only to any shares of Common Stock included in the Registrable Securities that are affected by the Registration Default; and provided further that Additional Payments shall in no event accrue on account of any Registrable Securities during any period that such Registrable Securities may not be sold pursuant to the terms of the Lock-Up Agreements or any other applicable lock-up arrangements to which the applicable Investor is party. Other than the obligation of payment of any Additional Payments in accordance with the terms hereof, the Company will have no other liabilities for monetary damages with respect to its registration obligations. With respect to each Investor, the Company's obligations to pay Additional Payments remain in effect only so long as the applicable shares of Common Stock held by the Investor are Registrable Securities. Notwithstanding anything to the contrary contained herein, (i) in no event shall the aggregate of all Additional Payments payable by the Company hereunder on account of any share of Common Stock exceed $0.50 per share (subject to proportionate adjustment in the event of any stock split, reverse stock split or other recapitalization), (ii) no Additional Payments shall accrue during any Suspension Period, (iii) a Registration Default shall be deemed not to have occurred and be continuing, and no Additional Payments shall accrue as a result thereof, if the Registration Default relates to any information supplied or failed to be supplied by an Investor in relation to any Registration Statement or the related Prospectus. No Additional Payments shall be payable (i) if as of the relevant Registration Default, the Registrable Securities may be sold by the Investors without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company's transfer agent or (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Additional Payments accruing prior to the expiration of the Effectiveness Period).

          (c)   Any amounts of Additional Payments pursuant to this Section 8 will be payable in cash in arrears on the last day of each month following the date on which a Registration Default occurs. The amount of Additional Payments will be determined on the basis of a 360-day year comprised of twelve 30-day months, and the actual number of days on which Additional Payments accrued during such period.

        9.    Indemnification.

          (a)   Pubco agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by Pubco of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration, qualification or compliance, and (ii) pay to each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to Pubco or any managing underwriter by such Investor expressly for use therein; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pubco be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the registration statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration statement. In connection with an underwritten offering, Pubco shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b)   In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to Pubco in writing such information relating to such holder as Pubco reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its officers, directors, employees, agents and representatives and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c)   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d)   Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 9(a) or 9(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 9(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers' obligations in this Section 9(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

          (e)   The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

        10.    Participation in Underwritten Registrations.     No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or "green shoe" option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Pubco or the underwriters (other than representations and warranties regarding such holder, such holder's title to the securities, such Person's authority to sell such securities and such holder's intended method of distribution) or to undertake any indemnification obligations to Pubco or the underwriters with respect thereto that are materially more burdensome than those provided in Section 9. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by Pubco and the lead managing underwriter(s) that are consistent with such holder's obligations under Section 4, Section 5 and this Section 10 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 10, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, Pubco and the underwriters created pursuant to this Section 10.

        11.    Other Agreements.     Pubco shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, Pubco shall deliver to the Investors a written statement as to whether it has complied with such requirements. Pubco shall at all times use its reasonable best efforts to cause the securities so registered to continue to be listed on one or more of the New York Stock Exchange, the American Stock Exchange and the Nasdaq Stock Market. Pubco shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

        12.    Definitions.

          (a)   "Applicable Approving Party" means the holders of a majority of the Registrable Securities participating in the applicable offering or, in the case of a Short-Form Registration effected pursuant to Section 2.3(c), the holders of a majority of the type of Registrable Securities that initiated such Short-Form Registration.

          (b)   "Block Trade" means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

          (c)   "Business Day" means any day that is not a Saturday or Sunday or a legal holiday in the state in which Pubco's chief executive office is located or in New York, NY.

          (d)   "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

          (e)   "Commission" means the U.S. Securities and Exchange Commission.

          (f)    "Common Stock" means the Class A Common Stock of Pubco, par value $0.0001 per share.

          (g)   "Common Unit" has the meaning set forth in the LLC Agreement.

          (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

          (i)    "FINRA" means the Financial Industry Regulatory Authority.

          (j)    "Free-Writing Prospectus" means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

          (k)   "LLC Agreement" means the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of or about the date hereof, by and among the Company, Pubco and the other members of the Company (as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof).

          (l)    "Lock-Up Agreements" means those certain Lock-Up Agreements, dated as of July 8, 2019, by and among Pubco, the Company, and certain of the Persons listed on the Schedule of Investors attached hereto.

          (m)  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          (n)   "Prospectus" means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

          (o)   "Public Offering" means any sale or distribution by Pubco and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

          (p)   "Register," "Registered" and "Registration" mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

          (q)   "Registrable Securities" means (i) any Common Stock issued with respect to or in exchange for any Common Units held by the Investors, (ii) any Founder Shares held by the Investors, (iii) any Private Placement Warrants (or underlying securities) held by the Investors, (iv) any PIPE Shares held by the Investors (v) any Common Stock issued to an Investor pursuant to the terms of the Merger Agreement or (vi) any Common Stock issued or issuable with respect to the securities referred to in the preceding clauses (i) through (v) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 following the consummation of the Merger or repurchased by Pubco or any of its subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement.

          (r)   "Registration Statement" means any registration statement filed by Pubco with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

          (s)   "Rule 144", "Rule 158", "Rule 405", "Rule 415" and "Rule 430B" mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

          (t)    "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

          (u)   "Shelf Participant" means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

          (v)   "WKSI" means a "well-known seasoned issuer" as defined under Rule 405.

        13.    Miscellaneous.

          (a)    No Inconsistent Agreements.    Neither the Company nor Pubco shall hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Investors in this Agreement.

          (b)   Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof, including without limitation the Prior Agreement.

          (c)    Remedies.    Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

          (d)    Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of Pubco and the holders of a majority of the Registrable Securities then outstanding; provided, that no amendment may materially and disproportionately adversely affect the rights of any holder of Registrable Securities compared to other holders of Registrable Securities without the consent of such adversely affected holder; and provided further, that the definition of "Effectiveness Period" and Section 8 (Additional Payments Under Certain Circumstances) may not be amended without the prior written consent of Deerfield Private Design Fund IV, L.P. Any amendment or waiver effected in accordance with this Section 13(d) shall be binding upon each Investor, Pubco and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (e)    Successors and Assigns.    All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (f)    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

          (g)    Counterparts.    This Agreement may be executed simultaneously in counterparts (including by means of telecopied, facsimile or portable data format (PDF) signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (h)    Descriptive Headings; Interpretation.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" herein shall mean "including without limitation."

          (i)    Governing Law; Jurisdiction.    All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of

  Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

          (j)    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by or email or by registered or certified mail (postage prepaid, return receipt requested) to each Investor at the address indicated on the Schedule of Investors attached hereto and to Pubco and the Company at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13(j)):

    if to Pubco:

      AdaptHealth Corp.
      780 Third Avenue
      New York, New York 10017
      Telephone: (212) 551-1600
      Attention: Chris Wolfe
      Email: chris.wolfe@dfbhealthcare.com

    with a copy to:

      Greenberg Traurig, LLP
      200 Park Avenue
      New York, New York 10166
      Facsimile No.: (212) 801-6400
      Telephone No.: (212) 801-9200
      Attention: Alan I. Annex, Esq.
      Email: annexa@gtlaw.com

    if to the Company:

      AdaptHealth Holdings, LLC
      122 Mill Road, Suite A130
      Phoenixville, Pennsylvania 19460
      Attention: Luke McGee
      Email: luke.mcgee@adapthealth.com

    with a copy to:

      Willkie Farr & Gallagher LLP
      787 Seventh Avenue
      New York, New York 10019
      Attention: Steven J. Gartner and Michael E. Brandt
      Facsimile: (212) 728-8111
      Email: sgartner@willkie.com and mbrandt@willkie.com

          (k)    Mutual Waiver of Jury Trial.    As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

          (l)    No Strict Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:
ADAPTHEALTH HOLDINGS LLC
By:
Name:
Title:
PUBCO:
ADAPTHEALTH CORP.
By:
Name:
Title:
INVESTORS:

SCHEDULE OF INVESTORS

Name and Address
[                        ]

REGISTRATION RIGHTS AGREEMENT JOINDER

        The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of (as the same may hereafter be amended, the "Registration Rights Agreement"), among AdaptHealth Corp., a Delaware corporation, AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), and the other persons named as parties therein.

        By executing and delivering this Joinder to Pubco, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

        Accordingly, the undersigned has executed and delivered this Joinder as of the        day of                    , 20    .

INVESTOR:
[•]
By:
Its:
Address for Notices:
[•] [•] [•] [•]
Agreed and Accepted as of
ADAPTHEALTH HOLDINGS LLC
By:
Its:

Annex H

LOCK-UP AGREEMENT

July 8, 2019

DFB Healthcare Acquisitions Corp.
780 Third Avenue
New York, New York 10017

AdaptHealth Holdings LLC
122 Mill Road, Suite A130
Phoenixville, Pennsylvania 19460

Ladies and Gentlemen:

        This letter agreement (this "Agreement") relates to an Agreement and Plan of Merger entered into as of July 8, 2019 ("Merger Agreement") by and among DFB Healthcare Acquisitions Corp., a Delaware corporation ("DFB Healthcare"), DFB Merger Sub LLC, a Delaware limited liability company ("Merger Sub"), AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), Access Point Medical, Inc., a Delaware corporation, Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership, BM AH Holdings, LLC, a Delaware corporation, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership, and AH Representative LLC, a Delaware limited liability company, as the Company Unitholders' Representative. Capitalized terms used and not otherwise defined herein are defined in the Merger Agreement and shall have the meanings given to such terms in the Merger Agreement.

        1.     In order to induce all parties to consummate the transactions contemplated by the Merger Agreement, the undersigned hereby agrees that, from the date hereof until the earliest of: (a) [nine months](1) [(x) in the event the undersigned has had redeemed Consideration Units or shares of DFB Healthcare Common Stock as contemplated by Section 7.19 of Merger Agreement, six months and (y) in the event the undersigned has not had any Consideration Units or shares of DFB Healthcare Common Stock, redeemed as contemplated by Section 7.19 of the Merger Agreement, three months; provided, however, if the undersigned receives additional Founders Shares or Warrants pursuant to the Founders Equity Transfer Agreement, nine months](2) after the Closing Date and (b) the date following the completion of the transactions contemplated by the Merger Agreement on which DFB Healthcare completes a liquidation, merger, stock exchange or other similar transaction that results in all of DFB Healthcare's stockholders having the right to exchange their shares of DFB Healthcare Common Stock for cash, securities or other property (the period between the Closing Date and the earliest of clauses (a) and (b), the "Lock-Up Period"), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to (x) any Surviving Company Common Units held by the undersigned and (y) any shares of DFB Healthcare Common Stock held by the undersigned, whether received as Closing Stock Consideration pursuant to the Merger Agreement, upon the exchange of Surviving Company Common Units or otherwise (such Surviving Company Common Units and shares, collectively, the "Lock-Up Shares"), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(1)
Note to Draft: For Management, Alan Quasha and BlueMountain

(2)
Note to Draft: All other Members.

        2.     The undersigned hereby authorizes DFB Healthcare during the Lock-Up Period to (i) cause its transfer agent for DFB Healthcare Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares for which the undersigned is the record holder and, in the case of Lock-Up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Shares and (ii) in its capacity as manager of the Company, not permit any transfer of any Surviving Company Common Units that constitute Lock-Up Shares, in each case, following the completion of the transactions contemplated by Merger Agreement, if such transfer would constitute a violation or breach of this Agreement.

        3.     Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned's lifetime or on death (or, if the undersigned is not a natural person, during its existence):

            (i)  if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

           (ii)  as a bona fide gift or gifts;

          (iii)  to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

          (iv)  to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members;

           (v)  to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members;

          (vi)  if the undersigned is not a natural person, to any affiliate, investment fund controlled or managed by the undersigned, or commonly controlled investment fund; or

         (vii)  if the undersigned is not a natural person, through distributions to limited or general partners, members, stockholders or affiliates of the undersigned.

provided, however, that in the case of any sale or transfer pursuant to clauses (i) through (vii) above, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to DFB Healthcare and the Company, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement.

        4.     The restrictions set forth in this Agreement shall not apply to:

            (i)  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of Lock-Up Shares; provided, however, that such plan does not provide for the sale or transfer of Lock-Up Shares during the Lock-Up Period;

           (ii)  the exchange of any Surviving Company Common Units and/or shares of Class B Common Stock held by the undersigned for shares of DFB Healthcare Common Stock pursuant to that certain Exchange Agreement, dated as of the date hereof, between the undersigned, DFB Healthcare, the Company and the other persons from time to time party thereto; provided, such shares of DFB Healthcare Common Stock shall constitute "Lock-Up Shares" hereunder;

          (iii)  any shares of DFB Healthcare Common Stock purchased by the undersigned in the open market following the date hereof; or

          (iv)  the inclusion of any Lock-Up Shares (but not the subsequent sale or transfer of such Lock-Up Shares) as part of any resale shelf registration statement filed pursuant to Section 1 of the Registration Rights Agreement.

        5.     If, prior to the expiration of the Lock-Up Period set forth in this Agreement, DFB Healthcare and the Company enter into an agreement with any officer, director or holder of DFB Healthcare or the Company, holder of Surviving Company Common Units or holder of shares of DFB Healthcare Common Stock, and such other agreement waives, terminates or suspends an existing lock-up restriction, in whole or in part, permanently or for a limited period of time, then this Agreement shall be deemed to be automatically modified without any further action (the "Pro-rata Release") so that the lock-up restrictions of this Agreement are also waived, terminated or suspended on the same terms and for the same percentage of the undersigned's holdings of Lock-Up Shares. The Company shall, upon any such automatic modification of this Agreement, notify the undersigned of such modification in writing as promptly as reasonably practicable and in any event at least 12 hours prior to the open of trading markets on the date such waiver, termination or suspension is to take effect.

        6.     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

        7.     This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

        8.     No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

        9.     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, or if such court does not have subject matter jurisdiction, in any court of the United States located in the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

        10.   Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party's name on the signature page hereto.

[Signature on the following page]

Very truly yours,
[ ]
By:
Name:
Title:
Address:
Email:

[Signature Page to Lock-Up Agreement]

Accepted and Agreed:

DFB HEALTHCARE ACQUISITIONS CORP.
By:
Name:
Title:
ADAPTHEALTH HOLDINGS LLC
By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Annex I

                  , 2019
BM AH Holdings, LLC
BlueMountain Foinaven Master Fund L.P.
BMSB L.P.
BlueMountain Fursan Fund L.P.
BlueMountain Summit Opportunities Fund II (US) L.P.

c/o BlueMountain Capital Management, LLC
280 Park Avenue—12th Floor
New York, NY
Attn: General Counsel
Email: legalnotices@bmcm.com

Ladies and Gentlemen:

        Reference is hereby made to (i) that certain Agreement and Plan of Merger, dated as of July 8, 2019 (the "Merger Agreement"), by and among AdaptHealth Holdings LLC, a Delaware limited liability company (the "Company"), DFB Healthcare Acquisitions Corp., a Delaware corporation ("Pubco"), Access Point Medical, Inc., a Delaware corporation (the "A Blocker"), Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership (the "A Blocker Seller"), BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership (collectively, the "BM Blocker Sellers" and, together with the A Blocker Seller, the "Blocker Sellers"), BM AH Holdings, LLC, a Delaware limited liability company (the "BM Blocker" and together with the A Blocker, the "Blockers"), DFB Merger Sub LLC, a Delaware limited liability company ("Merger Sub"), and AH Representative LLC, as the Company Unitholders' Representative (the "Company Unitholders' Representative") and (ii) the BM Redemption Notes (as such term is defined in the Merger Agreement) and the BM Replacement Notes (as such term is defined in the Merger Agreement), collectively, the "BM Notes"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the BM Notes.

        1.    Pubco Board Seat

  i.
  During the period commencing upon the date hereof and ending on the Board Right Termination Date, the Purchasers (or their permitted transferees) holding a majority of the outstanding principal amount under the BM Notes (the "Noteholder Majority") shall have the option and right, exercisable by delivering a written notice of such designation to the Company, to designate and nominate for election one (1) person (the "Board Designee") to serve on the board of directors of Pubco (the "Board"), and the Company and Pubco, whether acting through the Board, any applicable committee of the Board or otherwise, shall take all actions within its control that are necessary or advisable to effect the foregoing, including, without limitation, by taking any or all of the following actions as necessary: (i) causing one or more incumbent directors serving on the Board to resign; (ii) expanding the size of the Board; (iii) appointing such Board Designee to any vacant or newly-created director position; (iv) including the Board Designee in the slate of director nominees recommended to Pubco's stockholders for election to the Board or (v) including the Board Designee in the proxy statement prepared by Pubco in connection with the solicitation of proxies for any meeting of Pubco stockholders called with respect to the election of members of the Board at which the election of the Board Designee is to be considered, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board; provided, however; that such Board Designee shall (x) not be prohibited from serving as a director pursuant to any rule or regulation of the Securities and Exchange Commission or any national securities exchange on which Pubco's equity interests are listed or admitted to trading, and (y) not be an employee or director of any competitor to the Company or Pubco. The Purchasers agree upon the Company's or Pubco's request, to timely provide Pubco with accurate and complete information relating to the Board Designee as may be required to be disclosed by Pubco under the Exchange Act and the rules and regulations promulgated thereunder. The initial Board Designee is [    •    ]. Prior to the Board Right Termination Date, the Board Designee may be removed or replaced by the Noteholder Majority at any time, and any vacancy occurring by reason the death, disability, resignation, removal for cause or other cessation of a person serving as Board Designee, shall be filled solely by the Noteholder Majority. Any action by the Noteholder Majority to designate, remove or replace a Board Designee shall be evidenced in writing furnished to the Board, shall include a statement that the action has been approved by the Noteholder Majority and shall be executed by or on behalf of the Noteholder Majority. While serving as a Board Designee, a Board Designee shall be entitled to vote on any matter on which independent members of the Board are entitled to vote on (unless prohibited by the rules and regulations of the Securities and Exchange Commission or applicable national securities exchange). Notwithstanding any rights to be granted or provided to the Board Designee hereunder, the Board may exclude the Board Designee from access to any Board or committee materials or information or meeting or portion thereof or written consent if the Board determines, in good faith, including the Board Designee in discussions relating to such determination (but not requiring the affirmative vote of such Board Designee), that such access would reasonably be expected to result in a conflict of interest with the Pubco or the Company (other than a conflict of interest with respect to the Noteholder's ownership interest in Pubco or the Company); provided, that such exclusion shall be limited to the portion of the Board or committee material or information and/or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the Board or committee material and/or meeting that does not involve or pertain to such exclusion. Subject to the immediately preceding sentence, the Board Designee will receive the same information provided to other similarly situated (i.e., independent, non-affiliate) members of the Board, at the same time as such information is provided to other similarly situated members of the Board, including without limitation monthly information packages, and will receive copies of all written materials and other information given to members of any committee of the Board. The option and right to appoint a Board Designee granted to the Purchasers hereunder may not be transferred or assigned directly or indirectly whether by contract, merger, operation of law or otherwise, without the prior written consent of the Company.

  ii.
  [The Board Designee is not entitled to compensation from Pubco or the Company]. Pubco will reimburse the Board Designee for all reasonable and documented expenses incurred in connection with the Board Designee's participation in meetings of the Board or any committee of the Board, including, without limitation, all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as Pubco reimburses any other non-executive member of the Board for such expenses.

  iii.
  Pubco shall maintain in effect at all times directors' and officers' indemnity insurance covering the Board Designee to the same extent and on the same terms as any directors' and officers' indemnity insurance maintained by the Pubco with respect to the other non-executive members of the Board. Any directors' and officers' indemnity insurance shall be primary to any insurance coverage for the Board Designee maintained by any other person. Prior to the Board Right Termination Date, Pubco shall not amend or alter any right to indemnification, exculpation or the advancement of expenses covering or benefiting any Board Designee contained in Pubco's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws as in effect on the date of the BM Notes without the prior written consent of the Noteholder Majority, except if such amendment or alteration (A) provides a broader right to indemnification, exculpation or advancement of expenses than those previously contained in the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as applicable, or (B) is required to comply with applicable law.

  iv.
  Unless otherwise agreed in writing by BlueMountain, subject to applicable law and applicable stock exchange rules, Pubco shall take all necessary or advisable action, whether acting through the Board, any applicable committee of the Board or otherwise, to cause the Board Designee to be appointed to the Compensation Committee of the Board; provided, that the Board Designee satisfies all applicable independence requirements, as determined in good faith by the Board.

  v.
  For the purposes of the BM Notes, the "Board Right Termination Date" means the date upon which the BM Notes have been paid in full. For the avoidance of doubt, upon the Board Right Termination Date (A) the Noteholder Majority's rights pursuant to this Section 1 shall expire and terminate immediately and (B) the Noteholder Majority shall cause any Board Designees to resign from the Board.

  vi.
  Notwithstanding the foregoing in this Section 1, if the BM Notes are not paid in full on or prior to the date that is fifteen (15) days following the Maturity Date, then, until the BM Notes have been paid in full, the number of Board Designees that the Noteholder Majority shall have the right to designate hereunder shall be increased to the greater of (x) two (2) and (y) twenty-five percent (25%) of the number of seats on the Board, rounded down to the nearest whole number, and the provisions of this Section 1 shall apply with respect to any such additional Board Designee, mutatis mutandis.

        2.    Activities of Pubco.     Prior to the Board Right Termination Date, Pubco may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries; provided, that in such event Pubco shall take commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage, loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, Pubco shall negotiate in good faith to amend the Surviving Company LLC Agreement (as such term is defined in the Merger Agreement) to reflect such activities and the direct ownership of assets by Pubco. Nothing contained herein shall be deemed to prohibit Pubco from executing any guarantee of indebtedness of the Company or its Subsidiaries.

        3.    Miscellaneous.

  i.
  This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this agreement may not be enforced in or by any of the above-named courts.

  ii.
  Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement, by, among other things, the mutual waivers and certifications herein.

  iii.
  This agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

        Please evidence your agreement with the foregoing by executing in the space indicated below.

Very truly yours,
ADAPTHEALTH CORP.
By:
Name:
Title:
ADAPTHEALTH HOLDINGS, LLC
By:
Name:
Title:
Agreed and accepted:
[BLUEMOUNTAIN ENTITIES]
By:
Name:
Title:

Annex J

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DFB HEALTHCARE ACQUISITIONS CORP.

[                        ], 2019

        DFB Healthcare Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

          1.     The name of the Corporation is "DFB Healthcare Acquisitions Corp." The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 22, 2017 (the "Original Certificate").

          2.     The Original Certificate was amended and restated on February 15, 2018 (the "First Amended and Restated Certificate of Incorporation").

          3.     This Second Amended and Restated Certificate of Incorporation (the "Second Amended and Restated Certificate"), which both restates and amends the provisions of the First Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL").

          4.     This Second Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

          5.     The text of the First Amended and Restated Certificate of Incorporation is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

        The name of the corporation is AdaptHealth Corp. (the "Corporation").

ARTICLE II
PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III
REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, and the name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

        Section 4.1    Authorized Capital Stock.     The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 250,000,000 shares, consisting of (a) 245,000,000 shares

of common stock, par value $0.0001 per share (the "Common Stock"), which shall include (i) [            ] shares of Class A Common Stock (the "Class A Common Stock") and (ii) [            ] shares of Class B Common Stock (the "Class B Common Stock") and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class will be required therefor.

        Section 4.2    Existing Common Stock.     Upon this Second Amended and Restated Certificate becoming effective pursuant to the DGCL, each share of the Corporation's common stock, par value $0.0001 per share, issued and outstanding or held in treasury, shall automatically and without any action on the part of the holder thereof be renamed as and become one share of Class A Common Stock.

        Section 4.3    Preferred Stock.     The Board of Directors of the Corporation (the "Board") is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a "Preferred Stock Designation") filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

        Section 4.4    Common Stock.

          (a)    Voting.

              (i)  Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

             (ii)  Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote. The holders of Common Stock shall vote together as a single class on all matters on which the holders of the shares of Common Stock are entitled to vote.

            (iii)  Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

          (b)    Dividends.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. Dividends shall not be declared or paid on the Class B Common Stock, except with respect to stock dividends as set forth in Section 4.4(d).

          (c)    Liquidation Dissolution or Winding Up of the Corporation.    Subject to applicable law, to the rights of the holders of Class B Common Stock to exchange their shares of Class B Common Stock and Common Units for shares of Class A Common Stock in accordance with the Exchange Agreement (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. Except as otherwise provided above with respect to the exchange rights of holders of the Class B Common Stock under the terms of the Exchange Agreement, the holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation.

          (d)    Reclassification.    In no event will any stock dividends, stock splits, reverse stock splits, combinations of stock, reclassifications or recapitalizations be declared or made on any Class A Common Stock or Class B Common Stock, as the case may be, unless contemporaneously therewith (i) all shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated in the same proportion and the same manner and (ii) the stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization has been reflected in the same economically equivalent manner with respect to all Common Units. Stock dividends with respect to Class A Common Stock may be paid only with Class A Common Stock. Stock dividends with respect to Class B Common Stock may be paid only with Class B Common Stock; provided, that the deemed transfer and retirement of shares of Class B Common Stock to the Corporation in accordance with terms and conditions of the Exchange Agreement shall not be a transaction subject to this Section 4.4(d).

        Section 4.5    Restrictions on Transfer and Issuances.

          (a)   No shares of Class B Common Stock may be issued except to a holder of Common Units (other than the Corporation or any subsidiary of the Corporation that is a holder of Common Units), such that after such issuance of Class B Common Stock such holder holds an identical number of Common Units and shares of Class B Common Stock. The Corporation shall take all actions necessary so that, for so long as the Class B Common Stock is outstanding, the number of shares of Class B Common Stock outstanding shall equal the number of Common Units outstanding.

          (b)   No shares of Class B Common Stock may be transferred by the holder thereof except (i) for no consideration to the Corporation, upon which transfer of such shares shall, to the full extent permitted by law, automatically be retired or (ii) the holder thereof also transfers a corresponding number of Common Units (as such numbers may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to Class B Common Stock of Common Units) in accordance with the terms of the Exchange Agreement, dated as of the date hereof, between the Corporation, AdaptHealth Holdings LLC ("AdaptHealth") and the other persons from time to time party thereto (as may be amended, the "Exchange Agreement"), copies of which will be provided to any stockholder of the Corporation upon written request therefor. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock the number of shares of Class A Common Stock that shall be issuable pursuant to the Exchange Agreement to satisfy its obligations under the Exchange Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange by delivery of (x) shares of Class A Common Stock which are held in the treasury of the Corporation or (y) cash in lieu of shares of Class A Common Stock in the amount permitted by the Exchange Agreement. All shares of Class A Common Stock issued upon any such exchange will, upon issuance, be validly issued, fully paid and non-assessable. Any stock certificates representing shares of Class B Common Stock shall include a legend referencing the transfer restrictions set forth herein. As used in this Second Amended and Restated Certificate of Incorporation, "Common Units" has the meaning assigned to such term in the Fifth Amended and Restated Limited Liability Agreement of AdaptHealth, as may be amended.

          (c)   Pursuant to the Exchange Agreement, each holder of Class B Common Stock has the right to surrender a Common Unit together with a share of Class B Common Stock to AdaptHealth in exchange for one fully paid and non-assessable share of Class A Common Stock (or the cash equivalent). Any shares of Class B Common Stock surrendered in such an exchange shall automatically be deemed canceled without any action on the part of any person, including the Corporation. Any such canceled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

          (d)    Transfer Taxes.    The issuance of shares of Class A Common Stock upon the exchange of Class B Common Stock and Common Units under the terms of the Exchange Agreement will be made without charge to the holders of the shares of Class B Common Stock and of the Common Units for any stamp or other similar tax in respect of the issuance, unless any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class B Common Stock and Common Units being exchanged, in which case the person or persons requesting the issuance thereof will pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or will establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

        Section 4.6    Rights and Options.     The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

        Section 5.1    Board Powers.     The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation ("Bylaws"), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

        Section 5.2    Number, Election and Term.

          (a)   The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

          (b)   Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, retirement, disqualification or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

          (c)   Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

          (d)   Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

        Section 5.3    Newly Created Directorships and Vacancies.     Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

        Section 5.4    Removal.     Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

        Section 5.5    Preferred Stock—Directors.     Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

        In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

        Section 7.1    Special Meetings.     Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

        Section 7.2    Advance Notice.     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

        Section 7.3    Action by Written Consent.     Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

        Section 8.1    Limitation of Director Liability.     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

        Section 8.2    Indemnification and Advancement of Expenses.

          (a)   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

          (b)   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

          (c)   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

          (d)   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
CORPORATE OPPORTUNITY

        The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section 122(17) of the DGCL. An "Excluded Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Stock or Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation, such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director is permitted to refer that opportunity to the Corporation without violating any legal or contractual obligation. Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE X
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

        Section 11.1    Forum.     Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This Article XI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

        Section 11.2    Consent to Jurisdiction.     If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an "FSC Enforcement Action") and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

ARTICLE XII
SEVERABILITY

        If any provision or provisions (or any part thereof) of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

        IN WITNESS WHEREOF, DFB Healthcare Acquisitions Corp. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

DFB HEALTHCARE ACQUISITIONS CORP.
By:
Name:
Title:

Annex K

ADAPTHEALTH CORP.
2019 STOCK INCENTIVE PLAN

        1.    Purpose.

        The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

        2.    Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

          (b)   "Award" means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.

          (c)   "Award Agreement" means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cause" means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant's plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant's duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant's act(s) of negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant's direction, or with the Participant's prior actual knowledge; or (7) willful neglect in the performance of the Participant's duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant's employment or service could have been terminated for Cause, such Participant's employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, "Cause" shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

          (f)    "Change in Control" means:

            (1)   a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any "person" (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities eligible to vote in the election of the Board (the "Company Voting Securities");

            (2)   the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

            (3)   the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company's stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a "Reorganization"), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the "Surviving Company") or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the "Parent Company"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a "Non-Control Transaction"); or

            (4)   the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one "person" (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company's Affiliates.

  Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

          (g)   "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

          (h)   "Committee" means the Board, the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

          (i)    "Company" means AdaptHealth Corp., a Delaware corporation.

          (j)    "Corporate Event" has the meaning set forth in Section 10(b) hereof.

          (k)   "Data" has the meaning set forth in Section 20(f) hereof.

          (l)    "Disability" means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, "Disability" shall have the meaning provided in such Award Agreement or Participant Agreement.

          (m)  "Disqualifying Disposition" means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

          (n)   "Effective Date" means                 , 2019, which is the date on which the Plan was approved by the Board.

          (o)   "Eligible Person" means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a "stock right" that does not provide for a "deferral of compensation" within the meaning of Section 409A of the Code, the term "Affiliate" as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term "Affiliate" as used in this Section 2(o) shall include only those entities that qualify as a "subsidiary corporation" with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

          (p)   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

          (q)   "Expiration Date" means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Sections 5(b) or 8(b) hereof, as applicable.

          (r)   "Fair Market Value" means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, "Fair Market Value" shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

          (s)   "GAAP" means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.

          (t)    "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (u)   "Nonqualified Stock Option" means an Option not intended to be an Incentive Stock Option.

          (v)   "Option" means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

          (w)  "Option Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

          (x)   "Participant" means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

          (y)   "Participant Agreement" means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant's employment or service with the Service Recipient and is effective as of the date of determination.

          (z)   "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

          (aa) "Plan" means this AdaptHealth Corp. 2019 Stock Incentive Plan, as amended from time to time.

          (bb) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "independent director" as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

          (cc) "Qualifying Committee" has the meaning set forth in Section 3(b) hereof.

          (dd) "Restricted Stock" means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

          (ee) "Restricted Stock Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

          (ff)  "Restricted Stock Unit" means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

          (gg) "RSU Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

          (hh) "SAR Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

          (ii)   "Securities Act" means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

          (jj)   "Service Recipient" means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

          (kk) "Stock" means Class A Common Stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 10 hereof.

          (ll)   "Stock Appreciation Right" means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 10(b) hereof, Stock Appreciation Rights shall be settled in Stock.

          (mm)  "Substitute Award" has the meaning set forth in Section 4(a) hereof.

          (nn) "Termination" means the termination of a Participant's employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant's employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant's change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting "nonqualified deferred compensation" subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a "separation from service" within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

        3.    Administration.

        (a)    Authority of the Committee.     Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number and type of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 10(d), or in the event of a Participant's Termination by the Service Recipient other than for Cause, or due to the Participant's death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company's then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

        (b)    Manner of Exercise of Committee Authority.     At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a "Qualifying Committee"). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

        (c)    Delegation.     To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with Section 3(b) above.

        (d)    Sections 409A and 457A.     The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

        4.    Shares Available Under the Plan; Other Limitations.

        (a)    Number of Shares Available for Delivery.     Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 8,000,000. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a "Substitute Award"); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

        (b)    Share Counting Rules.     The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall not be deemed to constitute shares delivered to the Participant and shall be deemed to again be available for delivery under the Plan.

        (c)    Incentive Stock Options.     No more than 8,000,000 shares of Stock (subject to adjustment as provided in Section 10 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

        (d)    Shares Available Under Acquired Plans.     To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

        5.    Options.

        (a)    General.     Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.

        (b)    Term.     The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

        (c)    Exercise Price.     The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

        (d)    Payment for Stock.     Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier's check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company's withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of "net exercise" to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

        (e)    Vesting.     Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant's Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant's return to active employment. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

        (f)    Termination of Employment or Service.     Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

          (1)   In the event of a Participant's Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant's death or Disability, (A) all vesting with respect to such Participant's Options outstanding shall cease, (B) all of such Participant's unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant's vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

          (2)   In the event of a Participant's Termination prior to the applicable Expiration Date by reason of such Participant's death or Disability, (i) all vesting with respect to such Participant's Options outstanding shall cease, (ii) all of such Participant's unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant's vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination.

          (3)   In the event of a Participant's Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant's Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

        (g)    Special Provisions Applicable to Incentive Stock Options.

          (1)   No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

          (2)   To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

          (3)   Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

        6.    Restricted Stock.

        (a)    General.     Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant's Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant's account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

        (b)    Vesting and Restrictions on Transfer.     Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant's Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant's return to active employment. In addition to any other restrictions set forth in a Participant's Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

        (c)    Termination of Employment or Service.     Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant's Termination for any reason prior to the time that such Participant's Restricted Stock has vested, (1) all vesting with respect to such Participant's Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant's unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

        7.    Restricted Stock Units.

        (a)    General.     Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

        (b)    Vesting.     Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant's Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant's return to active employment.

        (c)    Settlement.     Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant's RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.

        (d)    Termination of Employment or Service.     Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant's Termination for any reason prior to the time that such Participant's Restricted Stock Units have been settled, (1) all vesting with respect to such Participant's Restricted Stock Units outstanding shall cease, (2) all of such Participant's unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

        8.    Stock Appreciation Rights.

        (a)    General.     Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

        (b)    Term.     The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

        (c)    Base Price.     The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

        (d)    Vesting.     Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant's Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant's return to active employment. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

        (e)    Payment upon Exercise.     Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

        (f)    Termination of Employment or Service.     Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

          (1)   In the event of a Participant's Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant's death or Disability, (A) all vesting with respect to such Participant's Stock Appreciation Rights outstanding shall cease, (B) all of such Participant's unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant's vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

          (2)   In the event of a Participant's Termination prior to the applicable Expiration Date by reason of such Participant's death or Disability, (i) all vesting with respect to such Participant's Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant's unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant's vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant's death, such Participant's Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant's rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

          (3)   In the event of a Participant's Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant's Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

        9.    Other Stock-Based Awards.

        The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the

Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

        10.    Adjustment for Recapitalization, Merger, etc.

        (a)    Capitalization Adjustments.     The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4(a) hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

        (b)    Corporate Events.     Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a "Corporate Event"), the Committee may provide for any one or more of the following:

          (1)   The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in Section 10(a) above;

          (2)   The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event;

          (3)   The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

          (4)   The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options,

  Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

          (5)   The replacement of any or all Awards (other than Awards that are intended to qualify as "stock rights" that do not provide for a "deferral of compensation" within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 10(b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant's pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

        (c)    Fractional Shares.     Any adjustment provided under this Section 10 may, in the Committee's discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

        (d)    Double-Trigger Vesting.     Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in an Award Agreement or Participant Agreement, any Award held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 10(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director's service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.

        11.    Use of Proceeds.

        The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

        12.    Rights and Privileges as a Stockholder.

        Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

        13.    Transferability of Awards.

        Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant's rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

        14.    Employment or Service Rights.

        No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

        15.    Compliance with Laws.

        The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        16.    Withholding Obligations.

        As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable.

        17.    Amendment of the Plan or Awards.

        (a)    Amendment of Plan.     The Board or the Committee may amend the Plan at any time and from time to time.

        (b)    Amendment of Awards.     The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

        (c)    Stockholder Approval; No Material Impairment.     Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant's rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant's consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

        (d)    No Repricing of Awards Without Stockholder Approval.     Notwithstanding Sections 17(a) or 17(b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 10(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b) hereof.

        18.    Termination or Suspension of the Plan.

        The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

        19.    Effective Date of the Plan.

        The Plan is effective as of the Effective Date, subject to stockholder approval.

        20.    Miscellaneous.

        (a)    Certificates.     Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

        (b)    Other Benefits.     No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

        (c)    Corporate Action Constituting Grant of Awards.     Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

        (d)    Clawback/Recoupment Policy.     Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

        (e)    Non-Exempt Employees.     If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant's retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee's regular rate of pay, the provisions of this Section 20(e)will apply to all Awards.

        (f)    Data Privacy.     As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 20(e) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant's participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant's name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the "Data"). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan. Recipients of the Data may be located in the Participant's country or elsewhere, and the Participant's country and any given recipient's country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant's participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant's eligibility to participate in the Plan, and in the Committee's discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

        (g)    Participants Outside of the United States.     The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-U.S. tax laws and other restrictions applicable as a result of the Participant's residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 20(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-U.S. nationals or are primarily employed or providing services outside the United States.

        (h)    Change in Time Commitment.     In the event a Participant's regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

        (i)    No Liability of Committee Members.     Neither any member of the Committee nor any of the Committee's permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person's own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (j)    Payments Following Accidents or Illness.     If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (k)    Governing Law.     The Plan shall be governed by and construed in accordance with the laws of State of Delaware without reference to the principles of conflicts of laws thereof.

        (l)    Electronic Delivery.     Any reference herein to a "written" agreement or document or "writing" will include any agreement or document delivered electronically or posted on the Company's intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

        (m)    Arbitration.     All disputes and claims of any nature that a Participant (or such Participant's transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement shall be submitted to and resolved exclusively by binding arbitration conducted in New York City, New York (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 20(m), the provisions of this Section 20(m) shall control). The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration. Within ten business days after the receipt of a written demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing or potential material business relationship with any party to the arbitration. The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided that if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above. The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel. The arbitration decision shall be rendered as soon as possible, but in any event not later than 120 days after the constitution of the arbitration panel. The arbitration decision shall be final and binding upon all parties to the arbitration. The parties hereto agree that judgment upon any award rendered by the arbitration panel may be entered in the United States District Court for the Southern District of New York or any New York State court sitting in New York City. To the maximum extent permitted by law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court. Notwithstanding the foregoing, any party may seek injunctive relief in any such court.

        (n)    Statute of Limitations.     A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

        (o)    Funding.     No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

        (p)    Reliance on Reports.     Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

        (q)    Titles and Headings.     The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*            *            *

ADOPTED BY THE BOARD OF DIRECTORS:                , 2019
APPROVED BY THE STOCKHOLDERS:                , 2019
TERMINATION DATE:                , 2029

Annex L

ADAPTHEALTH CORP.
2019 EMPLOYEE STOCK PURCHASE PLAN

1.    GENERAL; PURPOSE.

        (a)   The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

        (b)   The Company, by means of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

        (c)   The Company intends (but makes no undertaking or representation to maintain) the Plan to qualify as an Employee Stock Purchase Plan. The provisions of the Plan, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, under the Plan, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan), and the Company will designate which Designated Companies will participate in each separate Offering.

2.    ADMINISTRATION.

        (a)   The Committee will administer the Plan.

        (b)   The Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine how and when Purchase Rights will be granted and the terms and conditions of each Offering (which need not be identical);

           (ii)  To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated Companies, which Related Corporations may be excluded from participation in the Plan, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings);

          (iii)  To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective;

          (iv)  To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

           (v)  To suspend or terminate the Plan at any time as provided in Section 11(b) below;

          (vi)  To amend the Plan at any time as provided in Section 11(a) below;

         (vii)  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan; and

        (viii)  To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.

        (c)   The Committee may, in its sole discretion, designate Employees and professional advisors to assist it in the administration of the Plan and (to the extent permitted by applicable laws, rules and regulations) may grant authority to Employees to execute agreements or other documents on behalf of the Committee relating to the Plan. The Committee may, in its sole discretion, employ legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred in the engagement of any such counsel, consultant or agent will be paid by the Company. Neither the Board, the Committee, any Employee to whom authority has been delegated pursuant to this Section 2(c), nor any current or former Director, will be liable for any action or determination made in good faith with respect to the Plan, and to the maximum extent permitted by applicable laws, rules and regulations, no current or former Director or Employee to whom authority has been delegated pursuant to this Section 2(c) will be liable for any action or determination made in good faith with respect to the Plan.

        (d)   All determinations, interpretations and constructions made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        (a)   Subject to the provisions of Section 10(a) below relating to Changes in Capitalization, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,000,000 shares of Common Stock.

        (b)   If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

        (c)   The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.    GRANT OF PURCHASE RIGHTS; OFFERING.

        (a)   The Committee may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Committee. Each Offering will be in such form and will contain such terms and conditions as the Committee will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The terms and conditions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

        (b)   If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

5.    ELIGIBILITY.

        (a)   Purchase Rights may be granted only to Employees of the Company or, as the Committee may designate in accordance with Section 2(b), to Employees of a Related Corporation. An Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or a Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Committee may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation, as applicable, is more than 20 hours per week and more than five months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code, unless such exclusion from eligibility is prohibited by applicable laws or regulations.

        (b)   No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(b), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

        (c)   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

        (d)   Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Committee may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate, unless such exclusion from eligibility is prohibited by applicable laws or regulations.

6.    PURCHASE RIGHTS; PURCHASE PRICE.

        (a)   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Committee, but in either case not exceeding ten percent (10%) of such Employee's earnings (which, except as otherwise defined by the Committee in an Offering, shall mean an Employee's base pay) during the period that begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

        (b)   The Committee will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

        (c)   In connection with each Offering made under the Plan, the Committee may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant's accumulated

Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

        (d)   Subject to such other limitations determined by the Committee, the purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than an amount equal to 95% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.    PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a)   An Eligible Employee who chooses to become a Participant must, unless otherwise required under applicable laws or regulations, elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. Except as may otherwise be determined by the Committee, a Participant's completion of an enrollment form with respect to any Offering will enroll such Participant in the Plan for each subsequent Offering on the terms contained therein until the Participant either submits a new enrollment form, withdraws from participation under the Plan as provided in Section 7(b) hereof, or otherwise becomes ineligible to participate in the Plan. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Committee. Each Participant's Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable laws or regulations require that Contributions be deposited with a third party or otherwise be segregated. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) his or her Contributions by completing and delivering a new enrollment form to the Company within the time specified in the Offering. If required under applicable laws or regulations, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check or wire transfer prior to a Purchase Date, in a manner directed by the Company.

        (b)   During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon Participant's timely withdrawal in accordance with the deadline imposed by the Company, such Participant's Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions as soon as practicable thereafter. A Participant's withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

        (c)   Unless otherwise required by applicable laws or regulations, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions as soon as practicable thereafter.

        (d)   During a Participant's lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, or by the laws of descent and distribution. If a Participant dies, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant.

        (e)   Unless otherwise specified in the Offering or required by applicable law, the Company will have no obligation to pay interest on Contributions.

8.    EXERCISE OF PURCHASE RIGHTS.

        (a)   On each Purchase Date, each Participant's accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

        (b)   If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock (whether as a result of the application of purchase limits or otherwise) and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by applicable law).

        (c)   No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws or regulations, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest, unless otherwise required by applicable laws or regulations.

        (d)   The Committee may, in its discretion, establish a holding period for any shares of Common Stock purchased in a particular Offering unless such holding period is prohibited by applicable laws or regulations. The holding period, if any, will commence on the Purchase Date and will not exceed six months; provided that the holding period, if any, with respect to any Participant will end automatically if either (i) the Participant is no longer an Employee, or (ii) a Change in Control occurs. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares and the shares will be designated with an applicable resale restriction. The applicable holding period will be set forth in the Offering Document for the applicable Offering, and each Participant will be required to agree to such holding period as a condition to participating in the Offering.

9.    COVENANTS OF THE COMPANY.

        The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CHANGE IN CONTROL.

        (a)   In the event of a Change in Capitalization, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. In addition, if any change in the capital structure or business of the Company that is not a Change in Capitalization occurs, then the Committee, in its sole discretion, may make adjustments to the Plan in such manner as it deems appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. The Committee will make these adjustments in its discretion, and its determination will be final, binding and conclusive.

        (b)   Notwithstanding the foregoing, except as provided by the Committee, in the event of a Change in Control, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Change in Control) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants' accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Change in Control under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

11.    AMENDMENT; TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   The Board or the Committee may amend the Plan at any time in any respect the Board or the Committee, as applicable, deems necessary or advisable. However, except as provided in Section 10(a) relating to Changes in Capitalization, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including, without limitation, any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, or (iv) expands the types of awards available for issuance under the Plan, but in each of (i) through (iv) above only to the extent stockholder approval is required by applicable laws, regulations or listing requirements. In addition, no amendment may make any change to any outstanding Purchase Right which materially adversely affects such Purchase Right without the consent of the person to whom such Purchase Right was granted, except (x) as provided in Section 10(a) relating to Changes in Capitalization, (y) to the extent necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Closing, or (z) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

        (b)   The Board or the Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. In addition, the Board or the Committee may terminate an Offering if the Board or the Committee determines that the termination of the Offering is in the best interests of the Company and its stockholders.

12.    EFFECTIVE DATE OF PLAN.

        The Plan will become effective immediately prior to and contingent upon the Closing. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 11(a) above, materially amended) by the Board.

13.    MISCELLANEOUS PROVISIONS.

        (a)   Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

        (b)   To the extent required by applicable law, rules or regulations, a Participant will be required to make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan or any Offering.

        (c)   A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

        (d)   Neither the Plan nor any Offering hereunder will give any Participant or other Employee any right with respect to continuance of employment by the Company or any Related Corporation, nor will they be a limitation in any way on the right of the Company or any Related Corporation by which an Employee is employed or retained to terminate his or her employment at any time.

        (e)   The Plan and actions taken in connection herewith will be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        (f)    If any provision of the Plan will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and the Plan will be construed and enforced as if such provisions had not been included.

        (g)   All disputes and claims of any nature that a Participant (or such Participant's transferee or estate) may have against the Company arising out of or in any way related to the Plan must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant's (or such Participant's transferee's or estate's) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and each Participant will be deemed to agree that any claims pursuant to the Plan is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney's fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.

        (h)   The headings and captions herein are provided for reference and convenience only, will not be considered part of the Plan, and will not be employed in the construction of the Plan.

14.    DEFINITIONS.

        As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

          (a)   "Board" means the Board of Directors of the Company.

          (b)   "Change in Capitalization" means any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing.

          (c)   "Change in Control" will have the meaning ascribed thereto in the Company's 2018 Stock Incentive Plan, as amended or amended and restated from time to time.

          (d)   "Closing" will have the meaning ascribed to such term in the Merger Agreement.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Code will also be a reference to any successor provision.

          (f)    "Committee" means the Compensation Committee of the Board or such other committee or subcommittee of the Board appointed from time to time by the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee will be exercised by the Board.

          (g)   "Common Stock" means the Class A common stock, $0.0001 par value per share, of the Company.

          (h)   "Company" means AdaptHealth Corp., a Delaware corporation, and its successors by operation of law.

          (i)    "Contributions" means the payroll deductions that a Participant contributes to fund the exercise of a Purchase Right. If required by applicable law or regulation and if specifically provided for in the Offering, a Participant may make additional payments into his or her account, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

          (j)    "Designated Company" means any Related Corporation selected by the Committee as participating in the Plan.

          (k)   "Director" means a member of the Board.

          (l)    "Eligible Employee" means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

          (m)  "Employee" means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

          (n)   "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

          (o)   "Fair Market Value" will have the meaning ascribed thereto in the Company's 2018 Stock Incentive Plan, as amended or amended and restated from time to time.

          (p)   "Merger Agreement" means that certain Merger Agreement, dated as of July 8, 2019, by and among the Company (formerly known as DFB Healthcare Corp.), DFB Merger Sub, LLC, AdaptHealth Holdings LLC ("AdaptHealth Holdings"), certain owners of equity interests in AdaptHealth Holdings, and solely for the purposes specified therein, the Company Unitholder Representative named therein, as the same may be amended and/or restated from time to time.

          (q)   "Offering" means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the "Offering Document" approved by the Committee for that Offering.

          (r)   "Offering Date" means a date selected by the Committee for an Offering to commence.

          (s)   "Officer" means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and all rules, regulations and successor provisions promulgated thereunder.

          (t)    "Participant" means an Eligible Employee who holds an outstanding Purchase Right.

          (u)   "Plan" means this AdaptHealth Corp. 2019 Employee Stock Purchase Plan, as amended from time to time.

          (v)   "Purchase Date" means one or more dates during an Offering selected by the Committee on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

          (w)  "Purchase Period" means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

          (x)   "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

          (y)   "Related Corporation" means any "parent corporation" or "subsidiary corporation" of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

          (z)   "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act will also be a reference to any successor provision.

          (aa) "Trading Day" means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

ADOPTED BY THE BOARD OF DIRECTORS:                  , 2019
APPROVED BY THE STOCKHOLDERS:                  , 2019

PRELIMINARY COPY – SUBJECT TO COMPLETION, DATED SEPTEMBER [•], 2019 FOR THE SPECIAL MEETING IN LIEU OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS OF DFB HEALTHCARE ACQUISITIONS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [•] and [•] (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2019 annual meeting (the “special meeting”) of stockholders of DFB Healthcare Acquisitions Corp. (“DFB”) to be held at [•], local time, on [•], at [•], and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. P R O X Y THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7. The proxy statement is available at http://[•]. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. Please mark vote as indicated in this  example DFB HEALTHCARE ACQUISTIONS CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7. (1) The Business Combination Proposal – To approve and adopt the Merger Agreement, dated as of July 8, 2019 (as amended and as the same may be further amended from time to time, the ‘‘Merger Agreement’’), by and among DFB, DFB Merger Sub LLC (‘‘Merger Sub’’), AdaptHealth Holdings LLC (‘‘AdaptHealth Holdings’’), certain owners of equity interests in AdaptHealth Holdings (the ‘‘Blocker Companies’’) and, solely for the purposes specified therein, AdaptHealth Holdings Unitholders’ Representative named therein, and the transactions contemplated thereby (collectively, the ‘‘Business Combination’’). The Business Combination Proposal is conditioned on the approval of the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal. FOR  AGAINST  ABSTAIN  (2) The Charter Proposal – To approve the amendment of DFB’s Amended and Restated Certificate of Incorporation (the ‘‘Charter’’), to be effective upon the consummation of the Business Combination, including the following five sub-proposals: (a) To change DFB’s name to ‘‘AdaptHealth Corp.”; FOR  AGAINST  ABSTAIN  (b) To create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB; FOR  AGAINST  ABSTAIN  (c) To increase the number of authorized shares of DFB’s common stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB’s preferred stock from 1,000,000 to 5,000,000; FOR  AGAINST  ABSTAIN  (d) To change DFB’s classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and FOR  AGAINST  ABSTAIN

(e) To make certain other changes to the Charter, including the elimination of certain provisions related to DFB’s initial business combination that will no longer be relevant following the closing of the Business Combination. FOR  AGAINST  ABSTAIN  The Charter Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and each sub-proposal of the Charter Proposal. A copy of the Company’s Amended and Restated Certificate of Incorporation reflecting the proposed amendments pursuant to the Charter Proposal is attached to the accompanying proxy statement as Annex J. (3) The NASDAQ Proposal – To approve, in connection with the Business Combination, for purposes of complying with applicable listing rules of The Nasdaq Capital Market: FOR  AGAINST  ABSTAIN   the issuance, pursuant to the Merger Agreement, of shares of Class A Common Stock and Class B Common Stock in the Business Combination;  the issuance, in a private placement to be consummated concurrently with the closing of the Business Combination, to Deerfield Private Design Fund IV, L.P. (‘‘Deerfield’’) of shares of Class A Common Stock pursuant to the terms of a subscription agreement between DFB and Deerfield; and  the issuance concurrently with the closing of the Business Combination of a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock issued in connection with the Business Combination pursuant to the Merger Agreement, which shares of Class A Common Stock will be issuable to the holders of such shares of Class B Common Stock in connection with the future exchange of their New AdaptHealth Units and shares of Class B Common Stock in accordance with the exchange agreement to be entered into in connection with the Closing. The Nasdaq Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal. (4) The 2019 Plan Proposal – To approve and adopt the AdaptHealth Corp. 2019 Stock Incentive Plan and the material terms thereunder. The 2019 Plan Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal and the 2019 ESPP Proposal. FOR  AGAINST  ABSTAIN  (5) The 2019 ESPP Proposal – To approve and adopt the AdaptHealth Corp. 2019 Employee Stock Purchase Plan and the material terms thereunder. The 2019 ESPP Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal and the 2019 Plan Proposal. FOR  AGAINST  ABSTAIN  (6) The Director Election Proposal – To elect, effective at the closing of the Business Combination, seven directors to serve staggered terms on DFB’s board of directors until the 2020, 2021 and 2022 annual meetings of stockholders, as applicable and as specified in the accompanying proxy statement. FOR ALL NOMINEES  WITHHOLD AUTHORITY FOR ALL NOMINEES  FOR ALL EXCEPT (See instructions below)  - 2 -

Nominees: 01 Richard Barasch 02 Luke McGee 03 Joshua Parnes 04 Alan Quasha 05 Terence Connors 06 Dr. Susan Weaver 07 Dale Wolf To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below. The Director Election Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal and the 2019 ESPP Proposal. (7) The Adjournment Proposal – To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and/or the Director Election Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal. FOR  AGAINST  ABSTAIN  Stockholders seeking to exercise their redemption rights must certify as follows: STOCKHOLDER CERTIFICATION Stockholder Certification: I hereby certify that I am not acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with any other stockholder with respect to the Shares.  Dated: , 2019 (Signature) (Signature if held Jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST Proposal Nos. 1 and 2. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2, 3. 4, 5, 6 and 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. - 3 -